UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant            ☒            Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

OMEGA PROTEIN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

November 24 , 2017

2105 City West Blvd., Suite 500
Houston, Texas 77042

SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

The board of directors of Omega Protein Corporation, a Nevada corporation, or Omega, has unanimously adopted and approved a merger agreement pursuant to which Omega will be acquired by Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada, or Cooke, through a merger of a wholly owned subsidiary of Cooke with and into Omega. The proxy statement is dated November 24, 2017, and is first being mailed to our stockholders on or about November 27, 2017.

If the merger contemplated by the merger agreement is completed, (i) holders of our common stock will have their shares automatically cancelled and converted into the right to receive $22.00 in cash, less any required withholding taxes (the “merger consideration”), for each share of our common stock owned at the effective time of the merger, (ii) each outstanding option to purchase shares of our common stock (whether or not exercisable, each an “Omega Option”) will become fully exercisable and will be converted into the right to receive, less applicable withholding taxes, an amount in cash equal to the excess, if any, of $22.00 over the applicable per share exercise price of such Omega Option and (iii) the restrictions applicable to each share of our restricted common stock will immediately lapse and each such share of our restricted common stock will be converted into the right to receive the merger consideration. This consideration will be paid without interest. Receipt of this consideration in exchange for shares of our common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes.

Our stockholders will be asked to vote on: (i) a proposal to adopt and approve the merger agreement (which is a condition to the merger) at a special meeting of stockholders (the “merger proposal”), (ii) an advisory, non-binding proposal to approve compensation that will or may become payable to our named executive officers in connection with the merger (the “advisory, non-binding compensation proposal”), and (iii) a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”). Our board of directors has approved resolutions (i) adopting, approving, declaring advisable and authorizing the merger agreement and the transactions contemplated thereby, including the merger, (ii) directing that the merger be submitted to the stockholders of Omega for approval at a meeting of such stockholders and (iii) recommending that stockholders of Omega approve the merger and the merger agreement, compensation that may or will become payable to our named executive officers in connection with the merger and all other actions or matters necessary or advisable to give effect to the merger and merger agreement pursuant to the Nevada Revised Statutes. Our board of directors recommends that all of our stockholders vote “FOR” the merger proposal, the advisory, non-binding compensation proposal and the adjournment proposal.

The affirmative vote of holders of at least a majority of the outstanding shares of our common stock is required to approve the merger proposal. Additionally, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve each of the advisory, non-binding compensation proposal and the adjournment proposal.  Each holder of our common stock is entitled to one vote per share. Proxies returned to us that are properly signed and dated but not marked to indicate your voting preference will be counted as votes “FOR” the merger proposal, the advisory, non-binding compensation proposal and the adjournment proposal.

The date, time and place of the special meeting are as follows:

December 19, 2017
9 a.m. Central Time
First City Tower
1001 Fannin St.
Suite 2500
Houston, TX 77002

The proxy statement attached to this letter provides you with information about the special meeting of our stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully. Please do not send in your stock certificates at this time. If the merger is completed, you will receive instructions regarding the surrender of your stock certificates or exchange of your book-entry shares, as applicable, and payment for your shares of common stock.

Your vote is very important. Whether or not you plan to attend the special meeting, if you are a holder of our common stock, please complete, sign, date and mail the enclosed proxy card to us or submit your proxy by telephone or Internet. If you attend the special meeting, you may vote in person even if you previously returned your proxy.

Sincerely, Gary R. Goodwin Chairman of the Board

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined whether the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

2105 City West Blvd., Suite 500
Houston, Texas 77042

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Omega Protein Corporation:

Notice is hereby given that on December 19, 2017, at 9 a.m., Central Time, Omega Protein Corporation, a Nevada corporation, or “Omega”, will hold a special meeting of its stockholders (the “special meeting”) at First City Tower, 1001 Fannin St., Suite 2500,  Houston, TX 77002, for the following purposes:

1.

To consider and vote upon a proposal (the “merger proposal”) to adopt and approve the Agreement and Plan of Merger, dated as of October 5, 2017, as such agreement may be amended from time to time (the “merger agreement”), by and among Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada (“Cooke”), Alpha MergerSub, Inc., a Nevada corporation wholly owned by a subsidiary of Cooke (“Merger Sub”), and Omega;

2.

To consider and vote upon an advisory, non-binding proposal to approve compensation that will be or may become payable to Omega’s named executive officers in connection with the merger contemplated by the merger agreement (the “advisory, non-binding compensation proposal”);

3.

To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”); and

4.	To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Each of the proposals is described more fully in the proxy statement of which this notice forms a part. Please give your careful attention to all of the information in the proxy statement.

Only holders of record of our common stock at the close of business on November 24, 2017 (the “record date”) or their proxies can vote at the special meeting or any adjournment of the special meeting. The merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock who are entitled to vote as of the record date. Additionally, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve each of the advisory, non-binding compensation proposal and the adjournment proposal.

Pursuant to Section 92A.390 of the Nevada Revised Statutes, no holder of any shares of our common stock will have or will be entitled to assert dissenter’s rights or any rights of appraisal as a result of or in connection with the merger agreement or the transactions contemplated thereby, including the merger.

Your vote is important. Whether or not you expect to attend the special meeting in person, you are urged to complete, sign, date and return the enclosed proxy card or voting instruction card at your earliest convenience or to submit your vote by Internet or telephone. Instructions for voting your shares are included on the enclosed proxy card or voting instruction card. If you are a record holder and you send in your proxy and then decide to attend the special meeting to vote your shares, you may still do so. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the special meeting.

ADDITIONAL INFORMATION

For additional questions about the merger, assistance in submitting proxies or voting shares of our common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

470 West Avenue

Stamford, Connecticut 06902

Shareholders Call Toll Free: 1-800-662-5200

Banks and Brokers Call Collect: 1-203-658-9400
E-mail: OMEinfo@morrowsodali.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON DECEMBER 19, 2017.

The Notice of Special Meeting, proxy statement and Omega’s 2016 Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission are available at www.omegaprotein.com.

By Order of the Board of Directors of Omega, John D. Held Executive Vice President, General Counsel and Secretary Houston, Texas November 24, 2017

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SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement at no charge by following the instructions under the section entitled “Where You Can Find More Information.” Where appropriate, we have set forth a section and page reference directing you to a more complete description of the topics described in this summary.

Unless indicated otherwise or the context otherwise requires, references in this proxy statement to "Omega," "us," "we," "our" or "ours" refer to Omega Protein Corporation. This proxy statement also includes certain defined terms, which are defined in "Annex A: Certain Defined Terms."

The Parties to the Merger

(Page 21)

Omega Protein Corporation

Omega is a nutritional products company incorporated in Nevada that develops, produces and delivers nutrition products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega operates in two primary industry segments: animal nutrition and human nutrition. Omega’s animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“OPI”) and Omega Shipyard, Inc. (“Omega Shipyard”). OPI, our principal operating subsidiary, is predominantly dedicated to the production of animal nutrition products and operates in the menhaden harvesting and processing business and is the successor to a business conducted since 1913. A portion of OPI’s production is transferred to Omega’s human nutrition business. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for OPI’s fishing fleet. The human nutrition business operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science Corp. (“Bioriginal Food & Science”), Wisconsin Specialty Protein, L.L.C. (“WSP”) and Cyvex Nutrition, Inc. (“Cyvex”). Bioriginal Food & Science, acquired by Omega in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by Omega in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex, acquired by Omega in 2010, is located in Irvine, California and is an ingredient supplier for the food and nutraceutical industries. Omega’s Common Stock is listed on the NYSE under the symbol “OME.” Omega’s principal executive office is located at 2105 City West Blvd., Suite 500, Houston, Texas 77042 and the telephone number of its principal executive office is 713-623-0600.

Cooke Inc.

Cooke is a corporation incorporated under the laws of the Province of New Brunswick, Canada. Cooke is the sole shareholder of Cooke Aquaculture Inc. (“Cooke Aquaculture”), a vertically-integrated aquaculture corporation based in Saint John, New Brunswick, Canada with salmon farming operations carried on through its wholly owned subsidiaries in the U.S. (off the coasts of Maine and Washington), Chile and Scotland, as well as seabass and seabream farming operations in Spain. Cooke Aquaculture also manages the salmon farming operations of its affiliate Kelly Cove Salmon Ltd., which are located in Atlantic Canada (New Brunswick, Newfoundland and Labrador, Nova Scotia and Prince Edward Island). Members of the founding Cooke family, who collectively are the ultimate beneficial owners of all of the shares of Cooke, also have significant investments in wild fisheries globally through their ownership of Cooke Seafood USA, Inc. (“Cooke Seafood”) and Icicle Seafoods, Inc. (“Icicle”). Cooke’s principal executive office is located at 40 Wellington Row, Saint John, NB, Canada, E2L 3H3, and the telephone number of its principal executive office is 506-694-4900.

Alpha MergerSub, Inc.

Merger Sub is a Nevada corporation. The sole stockholder of Merger Sub is Alpha HoldCo, Inc., a Delaware corporation that is an indirect, wholly-owned subsidiary of Cooke. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. At the effective time of the merger, Merger Sub will be merged with and into Omega and will cease to exist and Omega will continue as the surviving corporation. Merger Sub’s principal executive office is located at 40 Wellington Row, Saint John, NB, Canada, E2L 3H3 and the telephone number of its principal executive office is 506-694-4900.

The Special Meeting

Date, Time and Place

(Page 23)

A special meeting of our stockholders will be held on December 19, 2017, at 9 a.m., Central Time, at First City Tower, 1001 Fannin St., Suite 2500, Houston, Texas 77002, to consider and vote upon a proposal to adopt and approve the merger agreement (the “merger proposal”). You will also be asked to consider and vote upon an advisory, non-binding proposal regarding compensation that will or may become payable to Omega’s named executive officers (the “advisory, non-binding compensation proposal”) as well as a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).

Record Date, Stock Entitled to Vote and Quorum

(Page 23)

You are entitled to vote at the special meeting if you owned shares of Common Stock at the close of business on November 24, 2017, the record date for the special meeting. You will have one vote at the special meeting for each share of Common Stock you owned at the close of business on the record date. As of the record date, there were 22,478,928 shares of Common Stock outstanding held by approximately 29 holders of record. The holders of a majority of the issued and outstanding shares of Common Stock that are entitled to vote at the special meeting must be present in person or represented by proxy at the special meeting for a quorum to be present.

Vote Required

(Page 23)

Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the special meeting. The advisory, non-binding compensation proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote. The adjournment proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote.

The Merger

Description of the Merger

(Page 27)

If the merger agreement is approved and adopted by Omega’s stockholders, then, subject to other closing conditions as described below in the section captioned “The Merger Agreement—Conditions to Completion of the Merger,” Merger Sub will be merged with and into Omega, with Omega as the surviving corporation in the merger. Upon completion of the merger, Omega will become a wholly owned subsidiary of Cooke. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex B to this proxy statement, because it is the contract that governs the merger.

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If the merger is completed, at the effective time of the merger (i) each outstanding share of Common Stock will automatically be cancelled and converted into the right to receive the merger consideration, (ii) each outstanding Omega Option will become fully exercisable and will be converted into the right to receive the option consideration and (iii) the restrictions applicable to each share of Omega Restricted Stock will immediately lapse and each such share of Omega Restricted Stock will be converted into the right to receive the merger consideration. The merger consideration and option consideration will be paid without interest. Receipt of the merger consideration and option consideration in exchange for shares of our Common Stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes.

Reasons for the Merger and the Recommendation of The Omega Board

(Page 34)

At a meeting of our board of directors (the “Omega Board”) held on October 5, 2017, the Omega Board approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the merger. The Omega Board unanimously recommends that the stockholders of Omega vote “FOR” the approval of the merger, the merger agreement and all other actions or matters necessary or desirable to give effect to the merger and merger agreement pursuant to the NRS. In the course of reaching its decision, the Omega Board consulted with our senior management and our financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including, among others:

●

the fact that the $22.00 per share in cash to be paid as merger consideration represented a 32.9% premium to $16.55, the closing price of Common Stock on October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board, and the belief of the Omega Board that the $22.00 per share in cash to be paid as the merger consideration was the highest price per share that Cooke was willing to agree to pay and that the merger consideration would be paid solely in cash without a financing contingency;

●

information with respect to our financial condition, results of operations, business, competitive position and business strategy on both a historical and prospective basis, current industry, economic and market conditions and trends as well as the potential future value of Omega, as compared to the value of the merger consideration;

●

the oral opinion of J.P. Morgan, delivered to the Omega Board, which was confirmed by delivery of a written opinion dated October 5, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders, as more fully described below under the caption “The Merger—Opinion of Omega’s Financial Advisor Regarding the Merger Consideration ” beginning on page 38 of this proxy statement. The full text of the written opinion of J.P. Morgan, dated October 5, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering the opinion, is attached as Annex C to this proxy statement;

●

the business reputation and capabilities of Cooke and its management, Cooke’s experience executing acquisitions and its commitment to its growth strategy, the resources available to Cooke to complete the merger and the commercial incentives of Cooke to timely obtain all necessary regulatory approvals and complete the merger;

●

the terms of the Debt Commitment Letter and DNB Credit Facility provided to Cooke in connection with the merger and the commitments of Cooke to make the proceeds of the Debt Commitment Letter and DNB Credit Facility available to fund the merger consideration, together with the financial capabilities and reputation of the financing sources;

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the likelihood that the merger would be completed in light of, among other things, the conditions to the merger and the absence of a financing condition, the absence of any condition related to the receipt of third party commercial consents or approvals and the relative likelihood of obtaining required regulatory approvals;

●

Cooke’s representation that it will have sufficient financial resources to pay the merger consideration and the option consideration and consummate the merger and the remedies available to us under the merger agreement in the event of various breaches by Cooke or the failure to obtain required regulatory approvals;

●

the current state of the economy, debt financing markets, political climate and general uncertainty surrounding forecasted economic and political conditions, both in the near term and the longer term, and both generally and within our industry;

●

the risk that the announcement and pendency of the merger, including the restrictions on the conduct of our business, may cause harm to relationships with our employees, agents, customers and partners and may divert management and employee attention away from the day-to-day operation of our business;

●

the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and, as a result, the possibility necessary regulatory approvals may be delayed, conditioned or denied and that the merger might not be consummated, and further noted that these risks may be heightened due to the requirement for MARAD Approval and antitrust approvals;

●

the risk that, while the merger agreement is not by its terms subject to a financing condition, if Cooke fails to obtain sufficient financing (notwithstanding the terms of the Debt Commitment Letter and DNB Credit Facility), the merger may not be consummated; and

●

the fact that Omega will no longer exist as an independent public company and Omega’s stockholders will forego any future increase in Omega’s value that might result from our earnings or possible growth.

In the course of its deliberations, the Omega Board also considered a number of additional potentially positive factors and a number of additional potentially negative factors regarding the merger, as more fully described in the section entitled “The Merger—Reasons for the Merger and the Recommendation of The Omega Board.” The Omega Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Omega Board approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the merger.

Opinion of Omega’s Financial Advisor Regarding the Merger Consideration

(Page 38)

Omega retained J.P. Morgan to act as financial advisor to the Omega Board in connection with the proposed merger. At the meeting of the Omega Board on October 5, 2017, J.P. Morgan rendered its oral opinion to the Omega Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of the Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders. J.P. Morgan confirmed this oral opinion by delivering its written opinion to the Omega Board, dated October 5, 2017.

The full text of the written opinion of J.P. Morgan dated October 5, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Omega’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Omega Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid in the proposed merger and did not address any other aspect of the proposed merger. The opinion does not constitute a recommendation to any stockholder of Omega as to how such stockholder should vote with respect to the proposed merger or any other matter. For a description of the opinion that the Omega Board received from J.P. Morgan, see “The Merger—Opinion of Omega’s Financial Advisor Regarding the Merger Consideration” beginning on page 38 of this proxy statement.

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Interests of Omega’s Executive Officers and Directors in the Merger

(Page 45)

In considering the recommendation of the Omega Board with respect to the merger agreement and the merger, you should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of Omega’s stockholders generally include:

●

The merger agreement provides for the conversion of all Omega Options, including Omega Options held by Bret D. Scholtes and certain directors with exercise prices less than the $22.00 per share merger consideration, into the right to receive the option consideration;

●

The merger agreement also provides that the restrictions applicable to each share of Omega Restricted Stock granted under Omega’s equity plans, including shares of Omega Restricted Stock held by our executive officers at the effective time of the merger, will immediately lapse and each share will be converted into the right to receive the merger consideration;

●

The merger agreement further provides that all amounts owed pursuant to outstanding Performance Units (as defined below), including Performance Units held by our executive officers, will be accelerated and due as of the effective time of the merger in accordance with the terms of the applicable plan;

●

Possible cash payments and other benefits payable under award agreements and/or employment agreements with our executive officers either upon the consummation of the merger or in the event of a qualifying termination of employment following the merger; and

●	Requirements to provide indemnification and insurance for our directors and executive officers by the surviving corporation following the merger.

The Omega Board was aware of and considered these interests, among other matters, in making its determinations and recommendations in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Regulatory Matters

(Page 52)

U.S. Antitrust Approval

Under the HSR Act, we cannot complete the merger until we and Cooke give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and until the applicable waiting period expires or is terminated. On October 19, 2017, we and Cooke each filed a premerger notification and report form under the HSR Act. On October 30, 2017, U.S. antitrust authorities notified Omega and Cooke that early termination of the waiting period under the HSR Act had been granted.

Foreign Antitrust Approval

Consummation of the transactions contemplated by the merger agreement, including the merger, will require filings and approvals pursuant to Germany’s Act against Restraints of Competition and filings pursuant to Canada’s Competition Act. We and Cooke submitted the requisite filings in Canada and Germany on October 27, 2017. We obtained approval from the German competition authorities on November 22, 2017.

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MARAD

Consummation of the transactions contemplated by the merger agreement, including the merger, will require the approval of MARAD. Omega has agreed to reasonably assist Cooke in the preparation for the sale of certain or all of the MARAD Assets (including by transferring such MARAD Assets and FAA Assets identified by Cooke and related employees to the MARAD Subsidiary) pursuant to the MARAD Sale Agreement. Additionally, each of Omega and Cooke has agreed to comply in all material respects with all of its obligations under the MARAD Sale Agreement, and each of Cooke and Merger Sub has agreed to use its reasonable best efforts to do all things necessary, proper or advisable to obtain the approval of MARAD, including causing its affiliates to enter into the Fish Supply Agreement and the Stockholder Agreement on or prior to the closing date of the merger.

Judgments and Probation Conditions

Consummation of the transactions contemplated by the merger agreement, including the merger, will require OPI to notify and obtain permission of its Probation Officer required as part of its obligations to sell, assign or transfer assets (including the affected marine vessels) that are subject to the Judgments and Probation Conditions. On November 15, 2017, OPI's probation officer notified OPI that she would not have any objection to the transactions contemplated by the merger agreement and OPI intends to file an appropriate notice with the relevant courts prior to the consummation of the merger.

FAA and FCC Approvals

Consummation of the transactions contemplated by the merger agreement and the MARAD Sale Agreement, including the transfer of certain radio licenses and spotter aircraft from OPI, will require the consent of the FAA and the FCC.

No Appraisal Rights

(Page 53)

Pursuant to Section 92A.390 of the NRS, no holder of any shares of Common Stock will have or will be entitled to assert dissenter’s rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Financing of the Merger

(Page 53)

The obligation of Cooke and Merger Sub to complete the merger is not conditioned upon Cooke obtaining financing. The total amount of funds necessary to consummate the merger and the related transactions will be funded by Cooke, including the funds needed to (i) pay our stockholders the aggregate merger consideration due to them under the merger agreement; (ii) pay the option consideration; and (iii) pay fees and expenses payable by Cooke and Merger Sub under the merger agreement and in connection with the debt financing described in the section entitled “The Merger—Financing of the Merger.” Cooke estimates that the total amount of funds necessary to complete the merger and the related transactions will be approximately $525 million.

Delisting and Deregistration of the Common Stock

(Page 54)

If the merger is completed, the Common Stock will no longer be traded on the NYSE and will be delisted and deregistered under the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Merger

(Page 54)

The merger will be a taxable transaction for U.S. federal income tax purposes. Therefore, a U.S. Holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will recognize capital gain or loss equal to the difference, if any, between the sum of any cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in our Common Stock.

Except in certain specific circumstances described in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”, a Non-U.S. Holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income or withholding taxes on any gain recognized on the exchange of our Common Stock for any cash in the merger.

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The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this proxy statement.

Litigation Relating to the Merger

(Page 56)

Four putative class action lawsuits related to the merger have been filed against Omega, one of Omega’s officers and seven of Omega’s directors. Omega believes the allegations in these complaints are without merit. See “The Merger—Litigation Relating to the Merger.”

The Merger Agreement

When the Merger Becomes Effective

(Page 58)

The merger agreement provides that the completion of the merger of Merger Sub with and into Omega will take place no later than the third business day after the satisfaction (or waiver) of the last to occur of the conditions to the completion of the merger (as described below), other than any such conditions which by their nature can only be satisfied at closing, which will be required to be satisfied (or waived) at that time; provided, however, that if the Marketing Period has not ended at least two business days prior to the date on which the closing would otherwise occur, the closing will instead occur on the earliest of:

●	a date specified by Cooke during the Marketing Period that is a business day on no fewer than two business days’ notice of such date from Cooke to Omega;

●	the second business day immediately following the last day of the Marketing Period; and

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February 8, 2018, which is the second business day prior to February 11, 2018 (the “Outside Date”) (in each case subject to the satisfaction or waiver of each of the conditions to the completion of the merger (other than any such conditions which by their nature can only be satisfied at closing, which are required to be so satisfied (or waived) at that time)).

The Marketing Period is a fifteen (15) consecutive business day period (subject to certain blackout dates) that will commence upon the receipt of certain specified required information by the lead arranger named in the Debt Commitment Letter, BMO Capital Markets Corp. (the “Lead Arranger”), subject to certain conditions.

We are working to complete the merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions set forth in the merger agreement, we anticipate that the merger will be completed by the end of 2017 or the first quarter of 2018. However, we cannot assure completion of the merger by any particular date, if at all.

Treatment of Equity Awards

(Page 58)

Omega Options

The merger agreement provides that, at the effective time of the merger, each outstanding Omega Option will become fully exercisable (if not then fully exercisable) and will thereafter represent only the right to receive, upon delivery of an option surrender agreement in the form attached to the merger agreement (an “option surrender agreement”), the option consideration.

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Restricted Stock

Pursuant to the terms of the merger agreement, immediately prior to the effective time of the merger, the restrictions applicable to each share of Omega Restricted Stock will immediately lapse, and, at the effective time of the merger, each share of Omega Restricted Stock will be converted into the right to receive the merger consideration.

No Solicitation

(Page 64)

Pursuant to the merger agreement, we have agreed not to:

●

solicit, initiate or knowingly facilitate or encourage the submission of an Acquisition Proposal or inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal (as defined in “The Merger Agreement—No Solicitation”);

●

enter into or participate in any substantive discussions or negotiations with, any third party regarding any Acquisition Proposal or any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal;

●

furnish any confidential information or access to the properties, books, records or personnel of Omega or any subsidiary of Omega to any third party that has made, or informs Omega that it is considering making, an Acquisition Proposal; or

●

enter into any letter of intent, memorandum of understanding, merger agreement, asset or stock purchase or other acquisition agreement or other contract or agreement (other than a confidentiality agreement as contemplated by the merger agreement) relating to an Acquisition Proposal or requiring Omega to abandon or terminate its obligations under the merger agreement.

Notwithstanding the provisions of the merger agreement described above, at any time prior to obtaining the Omega Stockholder Approval, in response to (i) an Acquisition Proposal that the Omega Board determines in good faith constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in “The Merger Agreement—No Solicitation”), or (ii) an inquiry relating to an Acquisition Proposal by a third party that the Omega Board determines in good faith is credible and reasonably capable of making a Superior Proposal (an “Inquiry”), Omega, directly or indirectly through its representatives may:

●	engage in negotiations or discussions with such third party and its representatives; and

●

furnish to such third party or its representatives information relating to Omega or any subsidiary of Omega and access to the properties, books, records or personnel of Omega and its subsidiaries, in each case, pursuant to an Acceptable Confidentiality Agreement (as defined in the merger agreement).

Without any determination of the Omega Board as set forth in the preceding two bullets, Omega, directly or indirectly through its representatives, may have discussions with any third party that has made an Acquisition Proposal or Inquiry solely in order to clarify and understand the terms and conditions of such Acquisition Proposal or Inquiry and the ability of such third party to consummate a Superior Proposal. Omega must make available to Cooke any material information relating to Omega or its subsidiaries that is made available to such third party which was not previously made available to Cooke at substantially the same time it is made available to such third party.

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Change of Recommendation

(Page 66)

Pursuant to the merger agreement, neither the Omega Board nor any committee thereof may (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Cooke, the recommendation by the Omega Board of the merger agreement to Omega’s stockholders or (ii) approve, endorse or recommend, or publicly propose to approve, endorse or recommend any Acquisition Proposal (each such action, an “Adverse Recommendation Change”). Notwithstanding the foregoing restriction, the Omega Board or any committee thereof may, (a) in response to a Superior Proposal, make an Adverse Recommendation Change or terminate the merger agreement pursuant to the Superior Proposal termination right, or (b) in response to an Intervening Event (as defined in “The Merger Agreement—Change of Recommendation”), make an Adverse Recommendation Change if the Omega Board has determined in good faith, after consultation with its legal counsel, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, in each of (a) and (b), subject to the satisfaction of certain conditions described in “The Merger Agreement—Change of Recommendation.”

Conditions to Completion of the Merger

(Page 73)

The respective obligations of Omega, Cooke and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions, including, but not limited to:

●	the Omega Stockholder Approval;

●

the waiting period applicable to the consummation of the merger pursuant to the premerger notification rules under the HSR Act has expired or been terminated (on October 30, 2017, U.S. antitrust authorities notified Omega and Cooke that early termination of the waiting period under the HSR Act had been granted); and all other consents, approvals, permits and authorizations required to be obtained prior to the effective time of the merger from any governmental authority have been obtained, or any applicable waiting period has expired or been terminated (the “approvals condition”);

●

no governmental authority has issued any order or other action (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger and no applicable law has been adopted that makes consummation of the merger illegal or otherwise prohibited (the “no injunctions or restraints condition”); and

●

representations and warranties of the other party or parties to the merger agreement (subject to specified materiality, material adverse effect and other qualifications) are true and correct when made and as of immediately prior to the effective time of the merger as if made at and as of such time (the “representations and warranties condition”).

The obligations of Cooke and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain additional conditions, including, but not limited to:

●

Omega has performed or complied in all material respects with its obligations required to be performed by it under the MARAD Sale Agreement, including consummation of the transfer of the MARAD Assets to VesselCo Holdings, provided all conditions to closing under such agreement to be performed by VesselCo Holdings have been met or waived and VesselCo Holdings has performed or complied with all of its obligations under the MARAD Sale Agreement required to be performed by it (the “MARAD performance condition”);

●

Omega has performed or complied in all material respects with all other obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger (the “Omega performance condition”);

●

since the date of the merger agreement, there has not occurred any change or event that has had, individually or in the aggregate, an Omega Material Adverse Effect (as defined in “The Merger Agreement—Representations and Warranties; Material Adverse Effect”) (the “Omega MAE condition”); and

●

Omega has provided to Cooke (i) a certification in the form set out in the schedules to the merger agreement, dated as of the closing of the merger, signed by an officer of Omega to the effect that the shares of Omega are not “United States real property interests” within the meaning of Section 897 of the Code and (ii) an executed notice to the Internal Revenue Services (the “IRS”) as contemplated by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c).

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The obligations of Omega to complete the merger are subject to the satisfaction or waiver of certain additional conditions, including, but not limited to:

●

Each of Cooke and Merger Sub has performed or complied in all material respects with all obligations required to be performed by it under the merger agreement at or prior to the effective time thereof (the “Cooke performance condition”); and

●	Cooke has deposited in the designated payment fund cash in an amount sufficient to permit payment of the aggregate merger consideration and option consideration (the “payment fund condition”).

Termination

(Page 74)

The merger agreement may be terminated at any time prior to the effective time of the merger (subject to certain limitations):

●	by mutual written consent of Cooke and Omega;

●	by either Cooke or Omega, if:

●

the merger is not consummated on or before the Outside Date, February 11, 2018 (such right, the “Outside Date termination right”), subject to specified limitations, including the right of Cooke to extend the Outside Date by up to 60 days in order to obtain MARAD Approval if all other conditions to the closing of the Merger have been met (or waived, if permitted by law) and the Omega Board determines that there exists an objectively reasonable probability that MARAD Approval will be obtained and the merger will be consummated within such period;

●

any governmental authority has issued any order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order or other action has become final and non-appealable or there has been adopted any applicable law that makes consummation of the merger illegal or otherwise prohibited (the “injunction termination right”); or

●	the special meeting has concluded without the Omega Stockholder Approval having been obtained (the “adverse stockholder vote termination right”).

●	by Cooke:

●	within five business days after an Adverse Recommendation Change has occurred (the “change of recommendation termination right”);

●

in the event of a breach by Omega (an “Omega terminable breach”) of any representation, warranty, covenant or other agreement contained in the merger agreement which (i) would give rise to the failure of the representations and warranties condition, the MARAD performance condition or the Omega performance condition and (ii) cannot be or has not been cured by the earlier of thirty days after the giving of notice of such breach to Omega and the Outside Date (the “Omega breach termination right”).

●	by Omega:

●	if Omega’s board of directors determines to enter into a letter of intent, memorandum of understanding or definitive agreement for a Superior Proposal (the “Superior Proposal termination right”);

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●

in the event of a breach by Cooke or Merger Sub of any representation, warranty, covenant or other agreement contained in the merger agreement which (i) would give rise to the failure of the representations and warranties condition or the Cooke performance condition and (ii) cannot be or has not been cured by the earlier of thirty days after the giving of notice to Cooke of such breach and the Outside Date (the “Cooke breach termination right”); or

●

if (A) the conditions to the merger have been satisfied (other than any such conditions that by their nature can only be satisfied at closing, which are required to be so satisfied or (to the extent permitted by applicable law) waived), and (B) the closing has not been consummated within three business days after the delivery of notice to Cooke that the conditions to the merger have been satisfied (the “failure to close termination right”).

Termination Fees and Expenses

(Page 74)

Omega Termination Fee

Omega is required to pay Cooke a termination fee of $20 million if the merger agreement is terminated:

●	by Cooke pursuant to its change of recommendation termination right or by Omega pursuant to its Superior Proposal termination right; or

●	by Cooke or Omega pursuant to the adverse stockholder vote termination right or by Cooke for an Omega terminable breach of the non-solicitation covenants contained in the merger agreement;

●

after the date of the merger agreement and prior to the special meeting or such termination, as applicable, an Acquisition Proposal was publicly announced or otherwise communicated to the Omega stockholders and not withdrawn (i) in the case of termination pursuant to the adverse stockholder vote termination right, prior to the special meeting or (ii) in the case of termination for an Omega terminable breach of the non-solicitation covenants contained in the merger agreement, prior to the date of termination (provided that for purposes of such clause, all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”); and

●	within 12 months following the date of such termination, Omega enters into a definitive agreement with respect to such Acquisition Proposal.

Cooke Regulatory Termination Fee

Cooke is required to pay Omega a regulatory termination fee of $20 million if the merger agreement is terminated by either Cooke or Omega pursuant to:

●

the Outside Date termination right and, at the time of such termination, any of the conditions set forth in the approvals condition or the no injunctions or restraints condition (if, and only if, the applicable event giving rise to the failure of such condition to be satisfied arises in connection with clearance under HSR, any foreign antitrust laws or MARAD Approval), have not been satisfied; or

●

the injunction termination right (if, and only if, the applicable restraint or order giving rise to such termination arises in connection with HSR, any foreign antitrust laws, MARAD Approval or the Judgments and Probation Conditions).

Additionally, at the time of such termination pursuant to the Outside Date termination right or the injunction termination right, the conditions set forth in the no injunctions or restraints condition (other than those related to HSR, any foreign antitrust laws or MARAD Approval), the representations and warranties condition (with respect to Omega), the MARAD performance condition, the Omega performance condition and the Omega MAE condition (other than those conditions that by their nature can be satisfied only at the closing, but subject to such conditions being capable of being satisfied if the closing date of the merger were the date of such termination) must have been satisfied or waived in accordance with the merger agreement.

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Market Price of Our Common Stock

(Page 80)

Our Common Stock is listed on the NYSE under the symbol “OME.” On October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board, the Common Stock closed at $16.55. On November 22, 2017, the last practicable trading day prior to the date of this proxy statement, the Common Stock closed at $21.90. We encourage you to obtain a current market quotation for the Common Stock in connection with voting your shares but caution stockholders that, during the pendency of the merger, the trading price of the Common Stock may be impacted by the fact that we have entered into the merger agreement and investors’ speculating as to the likelihood and timing of the closing of the merger or the likelihood of a Superior Proposal.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information.”

Q:	What is the merger?

A:

The merger is the acquisition of Omega by Cooke pursuant to the merger agreement. Once the merger agreement has been approved and adopted by Omega’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Omega. Omega will be the surviving corporation in the merger and will become a wholly owned subsidiary of Cooke.

Q:	Why am I receiving the proxy materials?

A:

You are receiving this proxy statement and the enclosed proxy card or enclosed voting instruction form because the Omega Board is soliciting your proxy to vote at the special meeting of Omega’s stockholders in connection with a proposal to adopt and approve the merger agreement. In addition, the Omega Board is soliciting your vote on the advisory, non-binding compensation proposal and the adjournment proposal.

Q:	What will I receive in the merger if I am an owner of Common Stock?

A:

If the merger is completed, you will be entitled to receive $22.00, without interest and less any required withholding taxes, for each share of Common Stock that you own at the effective time of the merger. For example, if you own 100 shares of Common Stock, you will receive $2,200.00 in cash, less any required withholding taxes, in exchange for those shares. You will not receive any shares of capital stock in the surviving corporation.

Q:	How does the Omega Board recommend I vote?

A:

The Omega Board unanimously recommends that all of our stockholders vote “FOR” the approval and adoption of the merger proposal. The reasons for the Omega Board’s determination are discussed in this proxy statement. Additionally, the Omega Board unanimously recommends that you vote “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal.

Q:	What factors did the Omega Board consider in evaluating the merger agreement and the merger?

A:

In evaluating the merger agreement and the merger, the Omega Board consulted with our senior management team and outside legal and financial advisors and, in reaching its unanimous decision to approve the merger agreement and the merger and to recommend that our shareholders approve and adopt the merger agreement, the Omega Board considered a variety of factors, including positive factors and negative factors concerning the merger.

Some of the selected positive factors considered by the Omega Board included, among other things:

●

the fact that the $22.00 per share in cash to be paid as merger consideration represented a 32.9% premium to $16.55, the closing price of Common Stock on October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board, and the belief of the Omega Board that the $22.00 per share in cash to be paid as the merger consideration was the highest price per share that Cooke was willing to agree to pay and that the merger consideration would be paid solely in cash without a financing contingency;

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●

the oral opinion of J.P. Morgan, delivered to the Omega Board, which was confirmed by delivery of a written opinion dated October 5, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders, as more fully described below under the caption “The Merger—Opinion of Omega’s Financial Advisor Regarding the Merger Consideration ” beginning on page 38 of this proxy statement;

●

the business reputation and capabilities of Cooke and its management, Cooke’s experience executing acquisitions and its commitment to its growth strategy, the resources available to Cooke to complete the merger and the commercial incentives of Cooke to timely obtain all necessary regulatory approvals and complete the merger; and

●

the terms of the Debt Commitment Letter and DNB Credit Facility provided to Cooke in connection with the merger and the commitments of Cooke to make the proceeds of the Debt Commitment Letter and DNB Credit Facility available to fund the merger consideration, together with the financial capabilities and reputation of the financing sources.

Some of the negative factors considered by the Omega Board included, among other things:

●

the risk that the announcement and pendency of the merger, including the restrictions on the conduct of our business, may cause harm to relationships with our employees, agents, customers and partners and may divert management and employee attention away from the day-to-day operation of our business;

●

the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and, as a result, the possibility necessary regulatory approvals may be delayed, conditioned or denied and that the merger might not be consummated, and further noted that these risks may be heightened due to the requirement for MARAD Approval and antitrust approvals;

●

the risk that, while the merger agreement is not by its terms subject to a financing condition, if Cooke fails to obtain sufficient financing (notwithstanding the terms of the Debt Commitment Letter and DNB Credit Facility), the merger may not be consummated; and

●

the fact that Omega will no longer exist as an independent public company and Omega’s stockholders will forego any future increase in Omega’s value that might result from our earnings or possible growth.

The above factors were not given greater weight than other factors considered by our board of directors. For a more detailed description of the factors considered by our board of directors when evaluating the merger agreement and the merger, which we encourage shareholders to read in their entirety, see “The Merger—Reasons for the Merger and the Recommendation of the Omega Board” beginning on page 34.

After careful consideration of both positive and negative factors associated with the merger agreement and the merger, the Omega Board unanimously determined that, in the aggregate, the positive factors outweighed the negative factors. Therefore, the Omega Board approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the merger.

Q:	Who will own Omega after the merger?

A:

After the merger, Omega will be an indirect wholly-owned subsidiary of Cooke. As a result of the receipt of cash in exchange for your shares of Common Stock following the merger, you will no longer benefit from any increase in Omega’s value, nor will you acquire an ownership interest in Cooke.

Q:	When do you expect the merger to be completed?

A:

We are working to complete the merger as soon as possible. The merger cannot be completed until each closing condition has been satisfied or, to the extent legally permitted, waived. While we cannot predict the exact timing of the closing of the merger or whether the merger will be consummated, assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed during the fourth quarter of 2017 or first quarter of 2018. If our stockholders vote to adopt and approve the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger, subject to certain extensions related to the Marketing Period as discussed in “The Merger Agreement—When the Merger Becomes Effective.” See the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 73 of this proxy statement.

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Q:	What happens if the merger is not completed?

A:

If the merger agreement is not approved and adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Common Stock. Instead, we will remain an independent public company and the Common Stock will continue to be listed and traded on the NYSE. Under specified circumstances, we may be required to pay to Cooke a fee, or Cooke may be required to pay us a fee, with respect to the termination of the merger agreement as described under the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 74 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:

The merger will be a taxable transaction for U.S. federal income tax purposes. Therefore, a U.S. Holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will recognize capital gain or loss equal to the difference, if any, between the sum of any cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the Common Stock. Except in certain specific circumstances described in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”, a Non-U.S. Holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income or withholding taxes on any gain recognized on the exchange of our Common Stock for any cash in the merger. The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this proxy statement.

Q:	What will happen in the merger to stock options and restricted stock that have been granted to employees, officers and directors of Omega?

A:

The merger agreement provides that each Omega Option will become exercisable at the effective time of the merger and be converted into the right to receive the option consideration and the restrictions applicable to each share of Omega Restricted Stock will immediately lapse at the effective time of the merger and be converted into the right to receive the merger consideration.

Q:	Do any of our directors or officers have interests in the merger that differ from or are in addition to my interests as a stockholder?

A:

Yes. In considering the recommendation of the Omega Board with respect to the approval and adoption of the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Omega Board was aware of and considered these interests, among other matters, in making its determinations and recommendations in connection with the merger agreement and the transactions contemplated thereby. See the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger” beginning on page 45 of this proxy statement.

Q:	When and where is the special meeting?

A:	The special meeting of our stockholders will be held on December 19, 2017, at 9 a.m. Central Time, at First City Tower, 1001 Fannin St., Suite 2500, Houston, TX 77002.

Q:	What vote is needed to adopt and approve the merger agreement?

A:	The affirmative vote of holders of at least a majority of the shares of our outstanding Common Stock as of the record date is required to adopt and approve the merger agreement.

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Q:	Why are we asking that our stockholders approve, on an advisory, non-binding basis, certain compensation arrangements for our named executive officers?

A:

The SEC rules require that we provide our stockholders with the opportunity to vote on this proposal. However, approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is only an advisory vote by stockholders. Accordingly, the vote will not be binding on us or Cooke, the Omega Board or their board of directors or our compensation committee. If the merger is completed, the compensation that is the subject of the proposal will be paid to our named executive officers in accordance with the terms and conditions of their compensation agreements and arrangements even if our stockholders do not approve this proposal.

Q:	What vote is needed to approve the advisory, non-binding compensation proposal?

A:

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve the advisory, non-binding compensation proposal.

Q:

Why are we asking that our stockholders approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal?

A:

The SEC rules require that we provide our stockholders with the opportunity to vote on this proposal. Although it is not currently expected, we may wish to adjourn, recess or postpone the special meeting for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the Omega Stockholder Approval to adopt and approve the merger agreement, Omega does not anticipate that it will need to adjourn or postpone the special meeting unless such adjournment or postponement is necessary to ensure that any required supplement or amendment to this proxy statement is provided to the Omega stockholders within a reasonable amount of time in advance of the special meeting or Omega is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law

Q:	What vote is needed to approve the adjournment proposal?

A:	The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve the adjournment proposal.

Q:	Am I entitled to rights of appraisal under the NRS?

A:

No. Pursuant to Section 92A.390 of the NRS, no holder of any shares of Common Stock will have or will be entitled to assert dissenter’s rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Q:	Who can vote at the special meeting?

A:

Stockholders of record as of the close of business on November 24, 2017, the record date for the special meeting, are entitled to receive notice of the special meeting and vote their shares at the meeting. Each holder of Common Stock is entitled to one vote for each share of the Common Stock held on the record date on each of the proposals set forth in this proxy statement. There is no cumulative voting.

Q:	How do I vote if I am the record holder of my shares?

A:	You are entitled to vote at the meeting if you are a stockholder of record on the record date. You may vote:

●	in person by appearing and casting your vote at the special meeting; or

●	by proxy.

●	Stockholders of record have a choice of submitting a proxy:

●	by using the Internet voting instructions printed on your proxy card;

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●	by using the telephone voting instructions printed on your proxy card; or

●	by completing, signing, dating and returning each enclosed proxy card you receive in the enclosed postage paid envelope.

If you are granting a proxy to vote by telephone or via the Internet, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

Granting a proxy to vote via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person, to ensure that your shares of Common Stock are present in person or represented at the special meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the merger proposal, “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal. With respect to any other matter that properly comes before the special meeting, shares present in person or represented by all proxies received by Omega will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:

If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then you are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct it to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What happens if I do not vote?

A:

The vote to adopt and approve the merger agreement is based on the total number of shares of Common Stock outstanding as of the close of business on the record date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote against the merger proposal, the advisory, non-binding compensation proposal and the adjournment proposal.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:

If your shares are registered in your name with Omega’s transfer agent, American Stock Transfer & Trust Company, you are the “stockholder of record” of those shares. In that case, the proxy statement and any accompanying documents have been provided directly to you by Omega.

If your shares are not registered in your own name and, instead, your broker, bank, trust or other nominee holds your shares, you are a “beneficial owner” of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. The proxy statement and any accompanying documents have been forwarded to you by your broker, bank, trust or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trust or other nominee how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

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Q:	How can I change or revoke my vote?

A:	Proxies may be revoked or changed if you:

●

deliver a signed, written revocation letter, dated later than the proxy and which must be received prior to the special meeting, to Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042, Attention: Corporate Secretary;

●	deliver a signed proxy, dated later than the prior proxy and which must be received prior to the special meeting, to American Stock Transfer & Trust Company at 6201 15th Avenue, Brooklyn, NY 11219;

●	vote again by telephone or on the Internet by 11:59 p.m. on the day before the special meeting; or

●

attend the special meeting and give notice to the inspector of election that you intend to vote in person rather than by proxy. Your attendance at the special meeting will not revoke your proxy unless you choose to vote in person.

If your shares are held in street name by a broker, bank, trust or other nominee, you must contact such broker, bank, trust or other nominee and follow its procedures to revoke your proxy.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a proxy, to vote your shares of stock. The written document describing the matters to be considered and voted on at the special meeting is called a proxy statement. The document used to designate a proxy to vote your shares of stock is called a proxy card. The Omega Board has designated Bret D. Scholtes, Andrew C. Johannesen and John D. Held, and each of them, with full power of substitution, as proxies for the special meeting.

Q:	If a stockholder gives a proxy, how are the shares of Common Stock voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted for or against, or to abstain from voting, on all, some or none of the specific items of business to come before the special meeting.

If you are the stockholder of record, and you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt and approve the merger agreement, “FOR” the advisory, non-binding compensation proposal and for “FOR” the adjournment proposal. If you are the beneficial owner of shares held in street name, your broker will not be able to vote your shares without instructions from you.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:

If you hold shares of Common Stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. Each proxy should be voted and/or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Common Stock are voted.

Q:	What happens if I sell my shares of Common Stock before the special meeting?

A:

The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Common Stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

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Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The expenses of preparing, printing and mailing this proxy statement and the proxies solicited thereby will be borne by us. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person (all written soliciting materials, including scripts to be used in soliciting proxies, will be filed with the SEC). They will not be paid any additional amounts for soliciting proxies.

We have engaged Morrow Sodali LLC (“Morrow Sodali”) to assist in the solicitation of proxies for the special meeting. We estimate that we will pay Morrow Sodali a fee of approximately $15,000 in addition to an expense reimbursement. We will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses.

We may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners.

Q:	What do I need to do now?

A:

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit a proxy promptly to ensure that your shares are represented and voted at the special meeting. If you hold your shares of Common Stock in your own name as the stockholder of record, please submit a proxy to have your shares of Common Stock voted at the special meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; by using the telephone number printed on your proxy card; or by using the Internet instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q:	Should I send in my Omega stock certificates now?

A:

No. After the merger is completed, you will receive written instructions for exchanging your shares of Common Stock or book-entry shares, as applicable, for the merger consideration for each share of Common Stock that you own at the effective time of the merger, subject to the terms of the merger agreement.

Q:	I do not know where my stock certificate is. How will I get the merger consideration for my shares?

A:

If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. Omega may also require that you provide a customary indemnity agreement to Omega in order to cover any potential loss.

Q:	Who can help answer my other questions?

A:

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please call Morrow Sodali, our proxy solicitor, who may be contacted by banks and brokers at 1-203-658-9400 and by all others toll-free at 1-800-662-5200.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements in this proxy statement are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Omega believes that forward-looking statements made by it are based on reasonable expectations; however, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Forward-looking statements involve statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include the words “estimate,” “project,” “anticipate,” “expect,” “predict,” “assume,” “believe,” “could,” “would,” “hope,” “may” or similar expressions. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, costs of the proposed transaction and other anticipated financial impacts of the proposed transaction. These statements are subject to numerous risks and uncertainties, many of which are beyond Omega’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These statements include, but are not limited to, the expected timing of the merger; the ability of Cooke and Omega to close the merger; the performance of the parties to the merger agreement under the terms of the merger agreement; and statements regarding future performance. Investors are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement. Investors are also urged to carefully review and consider the various disclosures in our periodic and interim reports filed with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016, attached as Annex D to this proxy statement, our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2017,  June 30, 2017 and March 31, 2017, attached as Annexes E, F and G, respectively, to this proxy statement, and the Current Reports on Form 8-K filed from time to time by us, as well as the following factors:

●	uncertainties as to the timing of the merger and the possibility that the merger may not be completed;

●	the failure to receive approval of the merger by our stockholders;

●	the ability of the parties to the merger agreement to satisfy closing conditions to the merger;

●	the failure to obtain a regulatory or judicial approval (including MARAD Approval and approval by the court Probation Officer) that may be required to consummate the proposed transaction;

●	the impact of the pendency of the merger on our business, including our relationships with customers and employees;

●	changes in economic, business, competitive, technological and/or regulatory factors;

●	the outcome of any legal proceedings that have been or may be instituted against Omega and/or others relating to the merger agreement;

●	failure of a party to the merger agreement to comply with its obligations under the merger agreement; and

●	the amount of costs, fees and expenses we have, and may incur, related to the merger, whether or not the merger is ultimately completed.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained in Part I, Item 1A under the caption “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016, attached as Annex D to this proxy statement, as well as the various factors described herein. We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

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THE PARTIES TO THE MERGER

Omega

Omega Protein Corporation

2105 City West Blvd., Suite 500

Houston, Texas 77042

713-623-0060

Omega is a nutritional products company incorporated in Nevada that develops, produces and delivers nutrition products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega operates in two primary industry segments: animal nutrition and human nutrition. Omega’s animal nutrition segment is comprised primarily of two subsidiaries: OPI and Omega Shipyard. OPI, our principal operating subsidiary, is predominantly dedicated to the production of animal nutrition products and operates in the menhaden harvesting and processing business and is the successor to a business conducted since 1913. A portion of OPI’s production is transferred to Omega’s human nutrition business. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for OPI’s fishing fleet. The human nutrition business operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science, WSP and Cyvex. Bioriginal Food & Science, acquired by Omega in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by Omega in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex, acquired by Omega in 2010, is located in Irvine, California and is an ingredient supplier for the food and nutraceutical industries. Omega’s Common Stock is listed on the NYSE under the symbol “OME.” Omega’s principal executive office is located at 2105 City West Blvd., Suite 500, Houston, Texas 77042 and the telephone number of its principal executive office is 713-623-0600. Additional information regarding Omega is contained in our filings with the SEC. Also, see the section of this proxy statement entitled “Where You Can Find More Information.”

Cooke

Cooke Inc.

40 Wellington Row

Saint John, NB E2L 3H3

Canada

506-694-4900

Cooke is a corporation incorporated under the laws of the Province of New Brunswick, Canada. Cooke is the sole shareholder of Cooke Aquaculture, a vertically-integrated aquaculture corporation based in Saint John, New Brunswick, Canada with salmon farming operations carried on through its wholly owned subsidiaries in the U.S. (off the coasts of Maine and Washington), Chile and Scotland, as well as seabass and seabream farming operations in Spain. Cooke Aquaculture also manages the salmon farming operations of its affiliate Kelly Cove Salmon Ltd. which are located in Atlantic Canada (New Brunswick, Newfoundland and Labrador, Nova Scotia and Prince Edward Island). Members of the founding Cooke family, who collectively are the ultimate beneficial owners of all of the shares of Cooke, also have significant investments in wild fisheries globally through their ownership of Cooke Seafood and Icicle. Cooke’s principal executive office is located at 40 Wellington Row, Saint John, NB, Canada, E2L 3H3, and the telephone number of its principal executive office is 506-694-4900.

Merger Sub

Alpha MergerSub, Inc.

40 Wellington Row

Saint John, NB E2L 3H3

Canada

506-694-4900

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Merger Sub is a Nevada corporation. The sole stockholder of Merger Sub is Alpha HoldCo, Inc., a Delaware corporation that is an indirect, wholly-owned subsidiary of Cooke. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Merger Sub’s principal executive office is located at 40 Wellington Row, Saint John, NB, Canada, E2L 3H3 and the telephone number of its principal executive office is 506-694-4900.

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THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Omega Board for use at the special meeting, and at any adjournments or postponements of the special meeting.

Date, Time and Place

We will hold the special meeting at First City Tower,  1001 Fannin St., Suite 2500, Houston, TX 77002, at 9 a.m., Central Time, on December 19, 2017.

Purpose of Special Meeting

At the special meeting, we will ask holders of Common Stock to adopt and approve the merger agreement. Our stockholders will also be asked to approve the advisory, non-binding compensation proposal and the adjournment proposal.

Record Date, Stock Entitled to Vote and Quorum

Only holders of record of Common Stock at the close of business on November 24, 2017, which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the record date, 22,478,928 shares of Common Stock were outstanding and held by approximately 29 holders of record. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the special meeting present in person or represented by proxy at the special meeting is required for a quorum. Shares of Common Stock represented at the special meeting but not voting, including shares of Common Stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business at the special meeting.

Vote Required

The proposal to adopt and approve the merger agreement requires the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled to vote as of the record date. Accordingly, if you abstain or fail to vote on the proposal to adopt and approve the merger agreement, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the merger proposal. If you hold your shares in “street name” through a broker, bank or other nominee, you must direct your broker, bank or other nominee how to vote your shares of Common Stock by following their instructions for voting. Brokers, banks or other nominees who hold shares of Common Stock in street name for customers who are the beneficial owners of those shares are not permitted to vote those customers’ shares in the absence of specific instructions from those customers.

The advisory, non-binding proposal to approve compensation that will or may become payable to Omega’s named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote. Accordingly, not attending the special meeting in person or by proxy will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against this proposal. Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is only an advisory vote by stockholders. Accordingly, the vote will not be binding on us or the Omega Board or our compensation committee, Cooke or their board of directors. If the merger is completed, the compensation that is the subject of the proposal may be paid to our named executive officers in accordance with the terms and conditions of their compensation agreements and arrangements even if our stockholders do not approve this proposal.

The proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote. Accordingly, not attending the special meeting in person or by proxy will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against this proposal.

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If you are a stockholder of record, you may vote your shares of Common Stock in any of the following ways:

●	in person by appearing and casting your vote at the special meeting; or

●	by proxy.

●	Stockholders of record have a choice of submitting a proxy:

●	by using the Internet voting instructions printed on your proxy card;

●	by using the telephone voting instructions printed on your proxy card; or

●	by completing, signing, dating and returning each enclosed proxy card you receive in the enclosed postage paid envelope.

If you are not a stockholder of record, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. Please be aware that if you submit a proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Holders of record of Common Stock on the record date are entitled to one vote per share on each matter to be considered at the special meeting.

As of  November 22, 2017, directors and executive officers of Omega and their affiliates had the right to vote 603,253 shares of Common Stock, or approximately 2.7% of the outstanding Common Stock at that date.

Voting of Proxies

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted “FOR” the merger proposal, “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. As a stockholder, you may revoke a proxy if you:

●

deliver a signed, written revocation letter, dated later than the proxy and which must be received prior to the special meeting, to Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042, Attention: Corporate Secretary;

●	deliver a signed proxy, dated later than the prior proxy and which must be received prior to the special meeting, to American Stock Transfer & Trust Company at 6201 15th Avenue, Brooklyn, NY 11219;

●	vote again by telephone or on the Internet by 11:59 p.m. on the day before the special meeting; or

●

attend the special meeting and give notice to the inspector of election that you intend to vote in person rather than by proxy. Your attendance at the special meeting will not revoke your proxy unless you choose to vote in person.

If your shares are held in street name by a broker, bank, trust or other nominee, you must contact such broker, bank, trust or other nominee and follow its procedures to revoke your proxy.

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Omega stockholders who require assistance should contact the persons at the phone number provided on page 26 of this proxy statement.

Delivery of Proxy Materials to Households Where Two or More Omega Stockholders Reside

Because many stockholders hold shares of Common Stock in multiple accounts or share an address with other stockholders, stockholders may receive duplicate mailings of notices or proxy materials. Stockholders may avoid receiving duplicate mailings as follows:

●

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single notice or single set of proxy materials, you may contact American Stock Transfer & Trust Company by phone at 1-800-627-7020 or by mail to 6201 15th Avenue, Brooklyn, NY 11219.

●

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single notice or single set of proxy materials if there are other Omega stockholders who share an address with you. If you currently receive more than one copy of the notice or proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.

●

Right to Request Separate Copies. If you consent to the delivery of a single notice or single set of proxy materials but later decide that you would prefer to receive a separate copy of the notice or proxy materials, as applicable, for each stockholder sharing your address, then please notify American Stock Transfer & Trust Company or your nominee, as applicable, and they will promptly deliver the additional notices or proxy materials. If you wish to receive a separate copy of the notice or proxy materials for each stockholder sharing your address in the future, you may also contact American Stock Transfer & Trust Company by phone at 1-800-627-7020 or by mail to 6201 15th Avenue, Brooklyn, NY 11219.

Solicitation of Proxies

All costs related to the solicitation of proxies, including the printing and mailing of this proxy statement, will be borne by us. We have retained Morrow Sodali to aid in the solicitation of proxies and to verify records relating to the solicitation. Morrow Sodali will receive a fee for its services of $15,000 in addition to an expense reimbursement. In addition, our directors, officers and employees may, without additional compensation, solicit proxies from stockholders by mail, telephone, facsimile, or in person. However, you should be aware that certain members of the Omega Board and our officers have interests in the merger that are different from, or in addition to, yours. See the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger.”

We will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Adjournment

The special meeting may be adjourned from time to time by the chairman of the meeting or by the affirmative vote of a majority of the shares of Common Stock, present in person or by proxy at the special meeting and entitled to vote thereon, without further notice other than by an announcement made at the special meeting. At the adjourned meeting, Omega may transact any business that might have been transacted at the original meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to approve the merger proposal, then the chairman of the meeting has the power to adjourn the meeting, or, alternatively, Omega’s stockholders may be asked to vote on a proposal to adjourn the special meeting in order to permit the further solicitation of proxies.

Stock Certificates

Stockholders should not send stock certificates with their proxies. A Letter of Transmittal (as defined in the merger agreement and below under “The Merger Agreement—Payment of the Merger Consideration”) with instructions for the surrender of stock certificates or book-entry shares, as applicable, will be mailed to our stockholders as soon as practicable after completion of the merger.

25

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

470 West Avenue
Stamford, Connecticut 06902
Shareholders Call Toll Free: 1-800-662-5200
Banks and Brokers Call Collect: 1-203-658-9400
E-mail: OMEinfo@morrowsodali.com

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THE MERGER

Description of the Merger

The Omega Board adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. If the stockholders of Omega vote “FOR” the merger proposal, then, subject to other closing conditions as described in “The Merger Agreement—Conditions to Completion of the Merger,” Merger Sub will be merged with and into Omega, with Omega as the surviving corporation in the merger and a wholly owned subsidiary of Cooke. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex B to this proxy statement, because it is the contract that governs the merger.

If the merger is completed, each share of Common Stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive the merger consideration, without interest.

After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a stockholder of Omega. You will receive the merger consideration for your shares of Common Stock after exchanging your stock certificates or book-entry shares, as applicable, and delivering the letter of transmittal to be sent to you shortly after completion of the merger, duly completed and validly executed in accordance with the instructions thereto. Further, holders of Omega Options will, upon delivery of a duly executed option surrender agreement, be entitled to the option consideration, and the Omega Option so surrendered will then be canceled.

The Common Stock is currently registered under the Exchange Act and is designated for trading on the NYSE under the symbol “OME.” Following the merger, the Common Stock will be delisted from the NYSE and will no longer be publicly traded, and the registration of the Common Stock under the Exchange Act will be terminated.

Please see the section entitled “The Merger Agreement” for additional and more detailed information regarding the merger agreement.

Background of the Merger

The merger and the terms of the merger agreement are the result of arm’s length negotiations conducted between representatives of Omega, Cooke and their respective legal and financial advisors. The following is a summary of the principal events, meetings, negotiations and actions among the parties leading up to the execution and public announcement of the merger agreement.

2015-2016 Initial Strategic Review

During the summer of 2015, the Omega Board held regular monthly meetings to receive financial updates from Omega’s management and to evaluate and discuss Omega’s business operations and strategy. During such meetings, the Omega Board discussed, among other things, Omega’s business profile and value proposition, sector and industry developments, long-term forecasts and recent events, including activist shareholders’ ownership of Omega.

In August 2015, the Omega Board initiated a review of strategic alternatives to enhance shareholder value (the “Initial Strategic Review”), including continuing the current business strategy and pursuing growth opportunities, a share repurchase program, a sale, spin-off, or other separation of a selected business or businesses, a merger or other form of business combination involving the entire company, or a strategic acquisition. During the Initial Strategic Review, the Omega Board held monthly or bimonthly special meetings to discuss the status of various elements of the Initial Strategic Review. On September 25, 2015, the Omega Board announced in a press release it had engaged J.P. Morgan as its financial advisor and directed J.P. Morgan to discuss various potential transactions with third parties to determine interest in a transaction, including a potential business combination. At the direction of the Omega Board, representatives of J.P. Morgan contacted, or in some cases were contacted by, approximately 35 parties interested in a potential business combination. Of those parties, 20 signed confidentiality agreements with Omega and thereafter, at the direction of the Omega Board, representatives of J.P. Morgan provided such parties with access to additional diligence materials prepared by Omega to assist in their evaluation of potential transactions. Each of the  signed confidentiality agreements included standstill provisions (including “don’t ask, don’t waive” restrictions) ranging from one to two years.  Three of the parties to whom information was provided submitted preliminary indications of interest for an acquisition or business combination with Omega (the “initial bidders”) with implied equity values from $16.54 per share up to a range of $21 to $23 per share. From November 2015 through May 2016, representatives of J.P. Morgan, Mr. Scholtes, President and Chief Executive Officer of Omega, and other members of Omega management, engaged in discussions with the potential bidders concerning a potential transaction and granted access to Omega’s facilities and a data room to the two initial bidders with proposals Omega management considered sufficiently attractive to merit further consideration based on the equity value implied by such proposals. In addition, representatives of J.P. Morgan, at the direction of the Omega Board, continued to contact potential interested third parties and respond to requests regarding Omega and the Initial Strategic Review.

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In January 2016, at a special meeting of the Omega Board, representatives of J.P. Morgan and Mr. Scholtes expressed concern about the ability and continued interest of the first of the two initial bidders to follow through on a potential transaction, citing such bidder’s refusal to increase its price, its failure to obtain approval of its investment committee, the limited due diligence conducted by such bidder, the addition of a financing condition and other indications that it would decrease the previously offered purchase price range of $21-23.

In March 2016, the second of the two active initial bidders informed representatives of J.P. Morgan that it would not be able to proceed with its offer of $22 per share, based in part on the results of its diligence and on its inability to obtain financing on acceptable terms, and offered to proceed with a $16 per share offer. During March and April 2016, representatives of J.P. Morgan, at the direction of the Omega Board, and Omega management continued to discuss a potential transaction with both of the initial bidders, in part based on the first initial bidder having expressed renewed interest in a possible acquisition at $19 per share subject to financing and to satisfactory conclusion of additional diligence. Representatives of J.P. Morgan, at the direction of the Omega Board, informed the first initial bidder that the Omega Board would reject an offer of $19 per share but would continue discussions at $22 per share or higher. In response, the first initial bidder revised its indication of interest to a possible acquisition at $20 per share. Representatives of J.P. Morgan and Mr. Scholtes continued to express concern, however, regarding the ability of the first initial bidder to follow through on a potential transaction for the reasons cited to the Omega Board in January 2016.

At a meeting in May 2016, after careful consideration and consultation with representatives of J.P. Morgan and Omega management, the Omega Board determined that the various transactions considered during the Initial Strategic Review were not sufficiently attractive to merit further consideration and authorized a share repurchase program of up to $40 million. On May 4, 2016, Omega announced in a press release the completion of the Initial Strategic Review and the Omega Board’s decision to authorize a share repurchase program.

2017 Review of Human Nutrition Business and the Merger

Following the completion of the Initial Strategic Review, between June 2016 and February 2017, Omega’s management continued to communicate regularly with the Omega Board regarding Omega’s business, strategic plan and recent developments.

In August 2016, Gary R. Goodwin, the chairman of the Omega Board, formed an ad hoc “Human Nutrition Task Force” comprised of Mr. Scholtes and Stephen C. Bryan, Michael N. Christodolou and David W. Wehlmann, each a member of the Omega Board, to conduct internal and market research, analyze the cost structure and other financial information relating to Omega’s human nutrition business and report to the Omega Board on strategic alternatives for the human nutrition business to best enhance shareholder value for Omega. The ad hoc Human Nutrition Task Force reviewed the following three general courses of action: maintaining, restructuring and divesting of the human nutrition business. In late September 2016, the ad hoc Human Nutrition Task Force presented its findings to the Omega Board and the Omega Board determined to continue its discussion of strategic alternatives for the human nutrition business, with a view to considering a more formal strategic review.

On February 22, 2017, Omega announced in a press release that the Omega Board had initiated a strategic alternatives review for its human nutrition business as well as an evaluation of its current operating plan (“2017 Strategic Review”). In connection with the 2017 Strategic Review, Omega engaged J.P. Morgan as financial advisor for the potential disposition of Bioriginal Food & Science and Cyvex, and BMO Capital Markets Corp. (“BMO”) as financial advisor for the potential disposition of WSP. In late February and early March 2017, representatives of J.P. Morgan and BMO, at the direction of the Omega Board, distributed information memoranda regarding the human nutrition business to potential buyers.

During the first week of April 2017, one of the companies that had been approached regarding the 2017 Strategic Review (“Potential Buyer B”) contacted Mr. Scholtes telephonically to express interest in exploring a transaction involving all of Omega’s businesses. Potential Buyer B did not make any written proposal following these discussions or propose a purchase price for the transaction.

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On April 7, 2017, Mr. Scholtes met with some members of management of Cooke, who were all in Washington, D.C. for business unrelated to the 2017 Strategic Review. Cooke has been a customer of Omega since 2009, when Omega began selling animal nutrition products to Cooke. For the year ended December 31, 2016, sales to Cooke accounted for less than one percent of Omega’s animal nutrition revenue. At the April 7 meeting, Mr. Scholtes and the Cooke representatives discussed generally their business relationship and their respective businesses and strategies.

On April 10, 2017, Glenn B. Cooke, the Chief Executive Officer of Cooke, called Mr. Scholtes and raised the possibility of a business combination involving Cooke and Omega. After the call, Mr. Scholtes informed Mr. Goodwin of the call from Mr. Cooke and Mr. Goodwin encouraged Mr. Scholtes to continue conversations with Cooke as well as Potential Buyer B. Later that week Mr. Scholtes and Monty C. Deihl, Vice President of Operations of Omega, had dinner with Mr. Cooke in New York and the next day Mr. Scholtes, Mr. Deihl and Mr. Cooke toured certain of Omega’s facilities.

Also during that week, Potential Buyer B and Omega entered into a confidentiality agreement in connection with a potential transaction and Omega began to provide Potential Buyer B with access to diligence materials for Potential Buyer B to further evaluate a potential transaction. The confidentiality agreement with Buyer B included a standstill provision that provided for its automatic termination upon the announcement of the signing of a merger or similar transaction involving Omega. On April 13, 2017, Mr. Scholtes and Andrew C. Johannesen, Executive Vice President and Chief Financial Officer of Omega, traveled to New Orleans, Louisiana and had an introductory dinner with Potential Buyer B’s Chief Executive Officer and its Vice President of Strategy and Corporate Development. They discussed generally a potential transaction between Omega and Potential Buyer B as well as the respective businesses of Omega and Potential Buyer B. During the next week, Mr. Scholtes, Mr. Johannesen and John D. Held, Executive Vice President, General Counsel and Secretary of Omega, met with Potential Buyer B’s management team to present a review of Omega’s business and further discuss a potential transaction. Also during that week, Cooke and Omega entered into a confidentiality agreement in connection with a potential transaction.

On April 28, 2017, Mr. Scholtes received a letter and telephone call from Mr. Cooke expressing Cooke’s interest, based on its preliminary analysis and subject to satisfactory completion of its diligence, in acquiring Omega for total consideration of $540 million or $24 per share, which represented an approximate 23% premium over the 20-day average trading price as of April 28, 2017. Cooke’s letter also requested a 60-day exclusivity period. Mr. Scholtes forwarded the letter to the Omega Board and suggested that a special meeting of the Omega Board be held to evaluate the inbound indications of interest from Potential Buyer B and Cooke.

The next day, the Omega Board met telephonically with Mr. Held and Mr. Johannesen participating to discuss the Cooke proposal and the interest expressed by Potential Buyer B. At the meeting, Mr. Scholtes provided a summary of the communications and answered questions from the board members. The board discussed the proposal, Omega’s business and prospects and process considerations for evaluating a potential transaction. At that meeting the Omega Board authorized the engagement of J.P. Morgan as its financial advisor and V&E as its legal advisor to assist with negotiating and evaluating any potential transaction. The Omega Board’s decision to engage J.P. Morgan was based on, among other things, J.P. Morgan’s familiarity with Omega, its experience, including in connection with the Initial Strategic Review, and its reputation, generally. Prior to engaging J.P. Morgan, the Omega Board also evaluated potential conflicts of interests that J.P. Morgan might have with the most likely parties to any merger or business combination with Omega.  J.P. Morgan has informed Omega that neither it nor its affiliates has ever had any material commercial or investment banking relationships with Cooke. Pursuant to the engagement letter between Omega and J.P. Morgan, Omega agreed to pay J.P. Morgan a fee of $2.0 million at the time J.P. Morgan delivered its fairness opinion and an additional fee of approximately $5.5 million upon the closing of the merger. Omega also agreed to pay J.P. Morgan a fee in the event that Omega receives a break-up fee in connection with the termination, or abandonment of the merger, or failure of the merger to occur.  In addition, Omega agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. Prior to approving the fee arrangement in the engagement letter, the Omega Board considered the amounts of the fees paid by companies to financial advisors in connection with similar type engagements and transactions.

The Omega Board next met on May 5, 2017, at the Omega offices in Houston, Texas with Mr. Held, Mr. Johannesen, and representatives of J.P. Morgan and V&E in attendance. At the meeting, Mr. Scholtes and representatives of J.P. Morgan provided an update on the status of the 2017 Strategic Review related to Omega’s human nutrition business. Representatives of J.P. Morgan, at the direction of the Omega Board, had contacted 136 potential buyers and Omega had entered into 72 confidentiality agreements with potential buyers for the disposition of Bioriginal Food & Science and Cyvex, which resulted in the receipt of 12 preliminary offers. BMO had contacted 197 potential buyers and Omega had entered into 87 confidentiality agreements with potential buyers for the disposition of WSP. Preliminary offers for the WSP business were due the following week. None of the confidentiality agreements entered into in connection with the 2017 Strategic Review related to Omega’s human nutrition business included any standstill provisions. Following the discussion of the human nutrition business, Mr. Scholtes provided an update on the discussions with Cooke and Potential Buyer B. Topics discussed included additional information needed by the Omega Board and its advisors to evaluate the potential transactions, the proposed purchase price offered by Cooke and its relation to the short term and long term projections and forecasts of management, and timing considerations. The Omega Board authorized management to continue discussions with Cooke and Potential Buyer B but after discussion of Cooke’s request, determined that exclusivity should not be granted to Cooke at such time, citing the potential interest of other buyers, including Potential Buyer B. The Omega Board discussed whether to direct Omega management or J.P. Morgan to approach other potential buyers, including those that had expressed interest in connection with the Initial Strategic Review. However, the Board determined that a thorough process had already been conducted through the Initial Strategic Review and that such additional contacts after such a brief intervening period were unlikely to yield any proposals that would be sufficiently attractive to merit consideration. Representatives of V&E provided an overview to the Omega Board regarding the Omega Board’s fiduciary duties in considering proposals by potential buyers and reviewed certain terms and legal aspects of the Cooke proposal.  The Omega Board discussed potential conflicts of interest in light of such fiduciary duties and determined that there were no potential conflicts preventing any members of the Omega Board from complying with their fiduciary duties in connection with the approval of a merger or similar transaction involving Omega.

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On May 8, 2017, Omega announced financial results for the first quarter ended March 31, 2017, including a 13% decrease in Omega’s revenues from the same period in the last year, and noted that recent global fish quota announcements were likely to put pressure on fish meal and fish oil pricing in the second half of 2017.

On May 11, 2017, the Omega Board, Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan held a telephonic meeting to review the continuing discussions with Potential Buyer B and the proposal that Omega had received from Cooke. The Omega Board approved Cooke’s request to retain Kelley, Drye & Warren LLP (“KDW”) as its legal counsel, a law firm that Omega had historically utilized in connection with fisheries regulatory matters. The Omega Board also decided to schedule a weekly update call on the status of efforts to divest the human nutrition businesses and the potential business combination with Potential Buyer B and Cooke.

In the Omega Board’s update call on May 16, 2017, Mr. Scholtes informed the Omega Board that Potential Buyer B had not yet presented a more definitive proposal for a potential transaction and had communicated concerns about the strategic rationale for the potential transaction. Mr. Scholtes also noted that he continued to press Cooke management to increase the offered $24 per share purchase price. To permit continued dialogue with Potential Buyer B, the Omega Board again rejected Cooke’s request for an exclusivity agreement.

On May 21, 2017, the Omega Board held a telephonic meeting with Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participating to review the status of Omega’s ongoing 2017 Strategic Review process and the ongoing discussions with Cooke and Potential Buyer B. The Omega Board discussed Cooke’s recent demand for a 60-day exclusivity period as a condition to continuing discussions. After a review of the factors supporting such an extension, including the lack of a definitive proposal from Buyer B and Cooke’s refusal to proceed with discussions absent such an exclusivity period, the Omega Board approved granting a limited 28-day exclusivity period to Cooke during which Omega would be restricted from initiating, encouraging or facilitating an alternative transaction, with an exception permitting unsolicited offers, and subject to an expense reimbursement to Cooke of up to $1,300,000 if Omega entered into a definitive binding agreement in connection with such an unsolicited offer within a certain period of time. In addition, the exclusivity agreement provided for a nine day extension to the 28-day exclusivity period if prior to the expiration of such period, Cooke provided notice to Omega reaffirming the $24 per share purchase price. Omega and Cooke entered into an exclusivity letter agreement on the terms approved by the Omega Board on May 21, 2017.

On May 22, 2017, Mr. Scholtes received an unsolicited telephone call from an additional interested party (“Potential Buyer C”) regarding a potential acquisition of Omega. Potential Buyer C communicated its interest at that time, but did not indicate any material terms of the transaction. Mr. Scholtes informed the Omega Board of his call with Potential Buyer C.

Over the course of the next several weeks, Omega shared materials responsive to Cooke’s diligence request with Cooke and its advisors and at the end of May 2017, members of the Omega management team met with Cooke in Suffolk, Virginia for diligence discussions.

On June 8, 2017, the Omega Board met telephonically with Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participating to discuss the status of the potential transaction, including Cooke’s diligence review of Omega and management meetings in connection therewith. During the meeting, Mr. Scholtes also summarized recent calls from Potential Buyer B and Potential Buyer C, noting that Potential Buyer B never formalized its offer and appeared uninterested in further pursuing a transaction. The Omega Board noted that the interest of these parties could be addressed at a later date, either after the current exclusivity period ended or under certain circumstances if a definitive agreement was entered into with Cooke. On June 8, 2017, the Omega Board also received presentations from representatives of BMO and J.P. Morgan regarding the human nutrition sales process. Representatives of J.P. Morgan updated that seven of the 12 initial bidders submitted second round offers for the acquisition of Bioriginal Food & Science and Cyvex and provided overviews of such offers. BMO summarized the six indications of interest for the acquisition of WSP that were received by the deadline on May 10, 2017. The Omega Board expressed its continued interest in evaluating potential sale transactions for the human nutrition business.

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In mid-June, V&E delivered a draft merger agreement to Cooke and its counsel, KDW, which included among other things a provision allowing Omega to solicit alternative acquisition proposals for a limited period following the signing of the merger agreement. On June 19, 2017, Cooke provided notice to Omega reaffirming its proposed purchase price of $24 a share, thereby extending its exclusivity period by nine days to June 28, 2017 pursuant to the exclusivity agreement. A few days later, KDW delivered a revised draft merger agreement to V&E and Omega together with a memorandum outlining key issues and changes from the draft prepared by V&E. The revised proposal from Cooke reduced the proposed purchase price to $22 per share, revised the transaction structure to provide for the transfer of certain assets, including vessels and planes and related employees, to a qualifying U.S. citizen that is not an affiliate of Cooke in order to allow the vessels to maintain their U.S. fishing certificates required by the Merchant Marine Act of 1920 (the “Jones Act”). The Cooke merger agreement also proposed to prohibit Omega from soliciting alternative proposals but allowing Omega to consider unsolicited acquisition proposals following the signing of the merger agreement if certain conditions were met, including giving Cooke the right to match any such acquisition proposal as well as a $25 million termination fee payable by Omega.

On June 28, 2017, Gary Goodwin, Chairman of the Omega Board, and Mr. Cooke spoke by telephone during which Mr. Cooke reiterated Cooke’s interest in acquiring Omega, explained that the decreased price of $22 per share was a result of Cooke’s view of the value of the business based on its diligence as well as their increased transaction costs. The price of $22 per share represented an approximate 25% premium over the 20-day average trading price as of June 28, 2017. Mr. Cooke assured Mr. Goodwin that financing of the transaction would not be a condition to closing and that Cooke would soon have committed financing in place. Mr. Goodwin communicated to Mr. Cooke that, while they were prepared to proceed for the time being, the Omega Board expected any agreed to transaction would be at least at the originally proposed $24 per share.

On June 29, 2017, at a regularly scheduled, in-person meeting of the Omega Board following the annual stockholders meeting in Houston, Texas, Omega management reviewed Omega’s long-range business plan and forecast with the Omega Board which had been prepared by management as part of its regular business practices. Management described, among other recent developments and trends, a forecasted decline in fish catch and yields in Omega’s current fishing season, and the expected global downward pressure on fish meal and fish oil pricing. A representative of V&E reviewed for the Omega Board a summary of the terms and differences between the draft merger agreement that Omega sent to Cooke and the agreement proposed by Cooke and discussed various risk associated with the agreement as proposed by Cooke, as well as possible responses. The Omega Board discussed and asked questions regarding the risks and benefits of the proposed transaction as well as the proposed valuation. The Omega Board continued to discuss next steps with Cooke and other potential purchasers. The consensus of the Omega Board following their discussion was that management should clearly communicate to Cooke that the Omega Board was not willing at this time to approve a transaction at less than $24 per share and that management should continue to work with Omega’s financial and legal advisors with the goal of continuing to develop and improve upon the proposal from Cooke, as well as evaluating other possible alternatives. In addition, representatives of J.P. Morgan provided an update on the human nutrition business sale process, noting that Omega and representatives of J.P. Morgan were in discussions with four potential purchasers for the Bioriginal Food & Science and Cyvex businesses at a proposed valuation range of approximately $75-100 million and Omega and BMO were in discussions with three financial potential purchasers for the WSP business at a proposed valuation range of approximately $10-20 million. Also on June 29, 2017, the compensation committee of the Omega Board met and discussed the effects of a potential purchase of Omega on Omega’s employees, benefits plans and employment and severance arrangements, and received advice from a representative from Frederic W. Cook & Co., Inc., the committee’s executive compensation advisor.

During the first week of July 2017, Omega and V&E delivered a revised draft of the merger agreement to Cooke and its counsel, KDW. This draft of the merger agreement accepted Cooke’s proposal to include a no solicitation provision that only allowed Omega to consider unsolicited acquisition proposals following the signing of the merger agreement and would give Cooke the right to match any such acquisition proposal but rejected the proposed $22 per share of Common Stock merger consideration and in addition proposed a reverse termination fee in an amount equal to the termination fee payable by Cooke in the event that required regulatory approvals were not obtained.

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On July 13, 2017, the Omega Board held a telephonic meeting with Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participating to discuss an update on the status of Omega’s discussions with Cooke. A representative from V&E summarized the MARAD Approval requirements for foreign purchasers of U.S. fishing vessels and how those MARAD Approval requirements may affect the proposed transaction, including Cooke’s demand to request confirmation from MARAD prior to executing a definitive merger agreement. A representative from V&E summarized the key terms of the draft merger agreement that Omega distributed to Cooke, as well as the manner in which certain key unresolved issues were addressed in the revised agreement.

On July 14, 2017, K&L Gates LLP, maritime counsel to Cooke, submitted a letter on behalf of Cooke to MARAD requesting confirmation by July 28, 2017 that upon consummation of the transactions contemplated by the merger agreement and the MARAD Sale Agreement, the applicable fishing vessels would continue to be eligible for documentation with a fishery endorsement required by the Jones Act.

At the Omega Board’s status update call on July 20, 2017, Omega management and representatives from V&E updated the Omega Board on the status of various open issues. After deliberation, the Omega Board instructed Mr. Scholtes and Mr. Goodwin to continue to press for Cooke to increase the $22 per share proposed purchase price. During the call representatives of J.P. Morgan presented an update on the status of the human nutrition sales process, noting that discussions were ongoing with three bidders for the Bioriginal Food & Science and Cyvex businesses. Mr. Scholtes updated the Omega Board that one proposal for the WSP business remained that Omega management considered sufficiently attractive to merit further consideration.

On July 24, 2017, following the expiration of the exclusivity period, Mr. Scholtes and Mr. Goodwin met with Potential Buyer C in person to discuss a potential transaction and requested a formal indication of interest. Potential Buyer C did not deliver a formalized offer or indicate a proposed purchase price to Omega following the meeting. During the first week of August 2017, Mr. Held and Potential Buyer C’s General Counsel and outside counsel negotiated the terms of the confidentiality agreement to the point where it was completed on August 4, 2017, at which time Mr. Held transmitted a copy of such agreement signed by Omega to Potential Buyer C. Potential Buyer C never responded to subsequent requests for status updates and never returned an executed confidentiality agreement. Accordingly, Omega never shared any confidential information with Potential Buyer C or engaged in any further substantive discussions.

On August 10, 2017, the Omega Board held a telephonic meeting with Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participating. During that meeting the Omega Board discussed the potential transaction with Cooke, including the proposed $22 per share purchase price relative to the current, historical and potential future Omega stock prices as well as Omega’s current projections, the current financial performance and position of Omega, future financial and operating forecasts, and other strategic alternatives. Mr. Held and Mr. Johannesen were excused from the meeting. Based on the discussion and preliminary information presented by representatives of J.P. Morgan, the Omega Board determined that the potential transaction could be viewed as attractive at $22 per share, but that the Omega Board would instruct management to continue to negotiate for a higher purchase price. The Omega Board also discussed strategic considerations related to the ongoing review process of the human nutrition business, including whether to continue the process in parallel with negotiations with Cooke or to include the human nutrition business in a business combination with Cooke. Management updated the Omega Board on the status of the financing efforts of Cooke, including the role of BMO as a potential financing source. The Omega Board considered the potential conflicts and risks presented by BMO’s role as a financing source for Cooke in connection with the proposed transaction and concluded that, by virtue of the limitations on the use of Omega’s confidential information agreed to in Omega’s engagement letter with BMO regarding the potential disposition of WSP, it would not to object to BMO’s role as a financing source for Cooke. The compensation committee of the Omega Board reported that they had discussed various management compensation and related issues that might arise in connection with a potential transaction, as well as certain employee matters that were subject to negotiation in the draft merger agreement. The compensation committee of the Omega Board further reported, based in part on management’s recommendation, that the existing executive employment agreements should be harmonized so that those without a constructive termination provision be amended to include a customary constructive termination provision in connection with entering into any definitive agreement relating to a merger or business combination of Omega. The compensation committee determined that it was in Omega’s best interests to approve such amendments because Omega would need a mechanism to retain key executives during the time between announcement of a transaction and closing.

On August 15, 2017, Mr. Held, Mr. Johannesen, representatives of Cooke, KDW, V&E and J.P. Morgan had an in-person meeting at V&E’s offices in Houston, Texas to discuss the terms of the proposed transaction, including the merger agreement, as well as open diligence issues, Cooke’s financing plan and the ongoing review process for the human nutrition business. At the meeting, Mr. Held and Mr. Johannesen reiterated that the $22 per share offer would need to be increased.

At its regularly scheduled update call on August 17, 2017, Mr. Held, Mr. Johannesen and representatives of V&E and J.P. Morgan updated the Omega Board on the results of the August 15, 2017 in-person meeting with Cooke and KDW. The Omega Board used the opportunity to discuss and ask questions regarding Cooke’s financing efforts and the status of such efforts, the process and risks surrounding MARAD Approval and certain of the material terms of the merger agreement. The Omega Board reiterated to management that it had not determined whether the $22 per share offer was sufficient and instructed management to continue to negotiate for a higher purchase price.

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On August 28, Mr. Scholtes met with Mr. Cooke and Mr. Leonard Stewart, Executive Vice President of Cooke, at Cooke Seafood USA, Inc.’s offices in Suffolk, Virginia, to discuss outstanding issues in the merger agreement. Mr. Scholtes stressed to Mr. Cooke and Mr. Stewart that the Omega Board had not indicated that the $22 per share offer would be accepted and that a potential transaction would be more attractive to the Omega Board at a higher purchase price.

On September 7, 2017 the Omega Board held a telephonic meeting. Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participated in the meeting. Management updated the Omega Board on the status and open issues remaining in the merger agreement and ancillary documents, analysis of regulatory approvals and consents and of the pending response from MARAD to the confirmation request submitted on July 14, 2017. The Omega Board also discussed Mr. Held’s, Mr. Scholtes’ and Mr. Johannesen’s recent conversation with the BMO team that was assisting with the financing for Cooke, and the perspective of representatives of J.P. Morgan’s on Cooke’s committed financing. The Omega Board reiterated its instruction to management to continue to negotiate for a higher purchase price and to not indicate any acceptance of the $22 per share offer. A representative from V&E reviewed the draft of the merger agreement, highlighting the material open issues.

From September 11, 2017 to September 29, 2017, KDW and V&E, on behalf of their respective clients discussed, negotiated and revised the merger agreement and ancillary agreements by telephone and electronic communication. During this period, Omega also provided additional diligence information and drafts of certain of the disclosure schedules under the merger agreement to Cooke or its representatives.

On September 24 and 25, 2017, the Omega Board held its regularly scheduled, in-person quarterly meeting at which Omega management participated. The Omega Board discussed the human nutrition business and strategic paths to drive shareholder value. Mr. Scholtes noted that one bidder remained under consideration in each sales process, but each was subject to financing risks and other uncertainties to closing and lower than originally proposed purchase prices. The Omega Board determined to continue discussions with potential buyers, but that the human nutrition sales process should not delay a potential transaction with Cooke. Omega management, except for Mr. Scholtes and Mr. Held, were excused from the meeting and a representative from V&E joined the meeting to review and answer questions regarding the remaining open material items in the draft merger agreement, MARAD Sale Agreement and other ancillary documents. After responding to the board members questions, the V&E representative and Mr. Held were excused from the meeting and the Omega Board continued to discuss the benefits and risks of the proposed Cooke merger transaction compared to Omega’s existing business plan or other potential transactions until its adjournment for the evening. Upon the Omega Board’s reconvening the next morning, they continued to discuss the various options and how best to create or enhance stockholder value. After the discussion, the Omega Board reached a consensus on its desired response to Cooke’s latest proposal and asked Mr. Goodwin to instruct V&E to prepare and deliver a letter to KDW outlining the board’s counter proposal with respect to each of the open material items and proposing merger consideration of $23.25 per share of Common Stock. The Omega Board also evaluated how to bring the discussion to a conclusion and its alternatives if the parties could not agree on material open terms. Following the meeting, Mr. Goodwin requested V&E prepare a letter for KDW on the terms determined by the Omega Board and on September 27, 2017, V&E delivered such letter by email to KDW.

On September 29, 2017, K&L Gates LLP received preliminary confirmation from MARAD that, in response to its letter dated July 14, 2017, and subsequent correspondence, upon consummation of the transactions described in such letter and correspondence (including the merger and the transactions contemplated by the MARAD Sale Agreement), the applicable fishing vessels would continue to be eligible for documentation with a fishery endorsement required under the Jones Act. Also on September 29, 2017, representatives from KDW and V&E discussed by phone the open issues in the transaction documents summarized by V&E in its September 27, 2017 letter.

On October 2, 2017, V&E delivered a revised draft merger agreement and draft MARAD Sale Agreement to KDW and Cooke. Later that evening, KDW delivered a further revised draft merger agreement to V&E and Omega together with an email outlining their proposal with respect to each of the open business issues. In its revised draft, Cooke agreed to Omega’s proposal that both the reverse termination fee payable by Cooke and the termination fee payable by Omega would be $20 million. Cooke reiterated its offer of $22 per share of Common Stock and did not respond in the revised draft to Omega’s proposal to increase the merger consideration to $23.25 per share of Common Stock.

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On October 3, 2017 and October 4, 2017, management of Cooke and Omega and their respective counsel discussed the remaining open issues and exchanged revised drafts of the documents. That afternoon, Omega distributed near final versions of agreements, as well as a summary of the terms of the transaction and open points to the Omega Board for their review and consideration. Also on October 4, 2017, Mr. Goodwin called Mr. Cooke and again requested that Cooke increase its offer above $22 indicating that he was unsure if the Omega Board would approve a transaction at that price level. Mr. Cooke, citing Omega’s declining 2017 operating results and market prices for fish meal and fish oil as compared to results and market prices in the prior year, as well as increased financing costs, said that $22 was the highest price Cooke would pay and it would not increase its offer.

On the morning of October 5, 2017, the Omega Board held a telephonic meeting to discuss the outcome of negotiations with Cooke and the terms of the proposed transaction. A representative of Holland & Hart LLP, Nevada counsel to Omega, reviewed with the Omega Board their fiduciary duties in connection with the consideration of the proposed transaction with Cooke. Representatives of V&E described, and the Omega Board discussed, the terms of the final merger agreement, MARAD Sale Agreement, financing documents and ancillary agreements, each of which had been distributed to the Omega Board prior to the meeting. Representatives of J.P. Morgan then reviewed with the Omega Board its financial analysis of the merger consideration provided for in the merger agreement and delivered to the Omega Board its oral opinion, which was confirmed by delivery of a written opinion dated October 5, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Common Stock in the proposed merger, was fair, from a financial point of view, to such stockholders, as more fully described below in the section “Opinion of Omega’s Financial Advisor Regarding the Merger Consideration” beginning on page 38 of this proxy statement.

Following discussion, and after considering the foregoing and the interests of the members of the Omega Board and management in the potential transaction that are described in “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger,” including the factors described under “Reasons for the Merger and the Recommendation of The Omega Board,” the Omega Board unanimously adopted resolutions (i) adopting, approving, declaring advisable and authorizing the merger agreement and the transactions contemplated thereby, including the merger, (ii) directing that the merger be submitted to the stockholders of Omega for approval at a meeting of such stockholders and (iii) recommending that stockholders of Omega approve the merger and the merger agreement, compensation that may or will become payable to our named executive officers in connection with the merger and all other actions or matters necessary or advisable to give effect to the merger and merger agreement pursuant to the Nevada Revised Statutes.

After the Omega Board meeting concluded, Mr. Goodwin and Mr. Scholtes called Mr. Cooke and told him that the Omega Board had approved the proposed transaction under the terms set out in the merger agreement and related agreements, including the $22 price subject to Cooke’s providing evidence of committed financing sufficient to pay the aggregate merger consideration and expenses of the transaction. Late that evening, Omega, Cooke and Merger Sub executed and delivered to each other the definitive merger agreement, VesselCo Holdings and Omega executed and delivered the definitive MARAD Sale Agreement and Cooke provided copies of executed financing commitments and credit facilities. On October 6, 2017, Omega and Cooke issued a joint press release announcing the transaction.  As noted above, upon announcement of the transaction with Cooke, the standstill provisions in the confidentiality agreement with Buyer B automatically terminated.  In addition, the standstill provisions in all but three of the 20 confidentiality agreements entered into in connection with the Initial Strategic Review, including those of the initial bidders in the Initial Strategic Review, have expired and are no longer in effect. As of the date of this proxy statement, none of the parties to the three confidentiality agreements with standstill provisions still in effect has ever made any proposal related to a business combination or other transaction.

In August 2015, Wynnefield Capital Management, LLC (“Wynnefield Capital”) first publicly disclosed through a Schedule 13D filing that it owned beneficially more than 5% of Omega’s outstanding common stock.  In August 2016, Wynnefield Capital filed an amendment to its Schedule 13D disclosing that it had ceased be a beneficial owner of 5% or more of Omega’s outstanding common stock.  The Omega Board and its members did not have any communications with representatives of Wynnefield Capital regarding any transactions being considered as part of the Initial Strategic Review or the 2017 Strategic Review or in connection with its evaluation and negotiation of the transaction with Cooke.

Reasons for the Merger and the Recommendation of The Omega Board

At a meeting of the Omega Board held on October 5, 2017, the Omega Board approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the merger. The Omega Board unanimously recommends that the stockholders of Omega vote “FOR” the approval and adoption of the merger, the merger agreement and all other actions or matters necessary or desirable to give effect to the foregoing pursuant to the NRS.

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In the course of reaching its decision, the Omega Board consulted with our senior management and our financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including, among others:

●	Merger Consideration. The Omega Board considered the $22.00 per share in cash to be paid as merger consideration. Specifically, the Omega Board considered:

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the fact that the $22.00 per share in cash to be paid as merger consideration represented a 32.9% premium to $16.55, the closing price of the Common Stock on October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board;

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the belief of the Omega Board that the $22.00 per share in cash to be paid as merger consideration was the highest price per share that Cooke was willing to agree to pay, and the views of our board of directors as to the likelihood that any third party would be willing to pay more to acquire Omega on the same or substantially similar terms;

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the fact that the $22.00 per share in cash to be paid as merger consideration represents a premium of approximately 33.3% to the volume-weighted average trading price of $16.51 for the 90-day period ended October 4, 2017; and

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the fact that the merger consideration would be paid solely in cash, without a financing contingency, which compared to non-cash consideration, provides certainty and immediate liquidity and value to our stockholders, in each case upon and assuming closing of the merger.

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Omega’s current condition and future prospects. The Omega Board considered information with respect to our financial condition, results of operations, business, competitive position and business strategy on a historical and prospective basis, as well as current industry, economic and market conditions and trends. The Omega Board also considered the potential future value of Omega, together with the risks associated with continued independence discussed above, as compared to the value of the merger consideration.

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Possibility of more favorable bid. The Omega Board considered its assessment as to the possibility that a third party with the financial means would agree to a transaction at a higher price than Cooke on similar or more favorable terms, given Omega’s historical discussions with prospective counterparties and the nature of such discussions, as more fully described in “The Merger—Background of the Merger.”

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Opinion of Omega’s Financial Advisor. The Omega Board considered the oral opinion of J.P. Morgan, which was confirmed by delivery of a written opinion dated October 5, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders, as more fully described below under the caption “Opinion of Omega’s Financial Advisor Regarding the Merger Consideration” beginning on page 38 of this proxy statement. The full text of the written opinion of J.P. Morgan, dated October 5, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering the opinion, is attached as Annex C to this proxy statement.

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Characteristics of Cooke. The Omega Board considered the business reputation and capabilities of Cooke and its management, Cooke’s experience executing acquisitions (including of U.S.-based businesses), Cooke’s commitment to its growth strategy, the resources available to Cooke to complete the merger and the commercial incentives and motivations of Cooke to timely obtain all necessary regulatory approvals and complete the merger. The Omega Board also considered the culture and management of Cooke and that the merger would combine two highly-regarded, long-standing companies in the global fishing and seafood industry with complementary cultures and traditions of operating in small, coastal towns.

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Financing. The Omega Board considered the terms of the Financing Facility provided to Cooke in connection with the merger together with the financial capabilities and reputation of the financing sources.

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Likelihood of consummation. The Omega Board considered the likelihood that the merger would be completed in light of, among other things, the conditions to the merger and the absence of a financing condition, the absence of any condition related to the receipt of third party commercial consents or approvals, the relative likelihood of obtaining required regulatory approvals and the remedies available to us under the merger agreement in the event of various breaches by Cooke.

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Cooke’s representation regarding financial resources. Cooke’s representation that it will have sufficient financial resources to pay the merger consideration and consummate the merger, and the remedies available to us under the merger agreement in the event of various breaches by Cooke.

●	Merger Agreement. The Omega Board considered the terms of the merger agreement, including:

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the representations, warranties and covenants of the parties to the merger agreement, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;

●

Cooke’s undertakings in furtherance of obtaining required regulatory approvals and the fact that the consummation of the merger agreement is (i) conditioned on obtaining HSR and foreign anti-trust approval and MARAD Approval (on October 30, 2017, U.S. antitrust authorities notified Omega and Cooke that early termination of the waiting period under the HSR Act had been granted), as further described in “The Merger—Regulatory Matters” and (ii) not conditioned on obtaining the consent of any third party under commercial agreements;

●	the obligation of Cooke under certain circumstances to pay us a regulatory termination fee of $20 million;

●

the right of Omega and its board of directors to respond to a competing proposal from any bidder, subject to certain restrictions and the requirement that we pay Cooke a termination fee of $20 million if we terminate the merger agreement pursuant to the Superior Proposal termination right;

●

the belief of the Omega Board that, although the no solicitation covenant and termination fee provisions might have the effect of discouraging competing third-party proposals or reducing the price of such proposals, such provisions are customary for transactions of this size and type, and its belief that the $20 million termination fee, representing approximately 4% of the equity value of the transaction, was reasonable in the context of comparable transactions, particularly given the discussions with other potential bidders that we held in advance of the execution of the merger agreement, as more fully described in “The Merger—Background of the Merger”; and

●

the right of the Omega Board to make an Adverse Recommendation Change, subject to certain restrictions, in connection with a superior proposal or other circumstances in which the Omega Board determines the failure to do so would be inconsistent with its fiduciary duties under applicable law.

●

Current economic and political conditions. The Omega Board considered the current state of the economy, debt financing markets, political climate and general uncertainty surrounding forecasted economic and political conditions, both in the near term and the long term, and both generally and within our industry.

In the course of reaching its decision, the Omega Board also considered a number of potentially negative factors including, among others, the following:

●

Risks associated with announcement and pendency of the Merger. The Omega Board considered the risk that the announcement and pendency of the merger, including the restrictions on the conduct of our business, may cause substantial harm to relationships with our employees, agents, customers and partners and may divert management and employee attention away from the day-to-day operation of our business. The Omega Board also considered the possibility that the time period between the signing of the merger agreement and the closing of the merger could be significant due to the expected time necessary to obtain required regulatory approvals, which enhances those risks.

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●

Risks associated with a failure to consummate the Merger. The Omega Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and, as a result, the possibility that necessary regulatory approvals may be delayed, conditioned or denied and that the merger might not be completed, and further noted that these risks may be heightened due to the requirement of MARAD Approval. The Omega Board noted the fact that, if the merger is not completed:

●

we will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and agent and customer relationships;

●

no Regulatory Termination Fee would be payable by Cooke if certain regulatory approvals, other than HSR, foreign antitrust or MARAD Approval, were not satisfied and certain other conditions have been satisfied or waived;

●	depending on the circumstances that caused the merger not to be completed, it is likely that the price of the Common Stock would decline significantly; and

●	the market’s perception of our prospects could be adversely affected.

●

Financing risk. The Omega Board considered the risk that, while the merger agreement is not by its terms subject to a financing condition, if Cooke fails to obtain sufficient financing, the merger may not be consummated.

●	Merger Agreement. The Omega Board considered the terms of the merger agreement, including:

●

the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from realizing certain business opportunities or taking certain actions with respect to our operations we would otherwise take absent the pending merger;

●	provisions that preclude us from actively soliciting alternative proposals to the merger; and

●

the requirement that, if the merger agreement is terminated under certain circumstances, including by Omega to accept a Superior Proposal, Omega would be obligated to pay a $20 million termination fee to Cooke, which might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

●	Tax treatment. The Omega Board considered the fact that an all cash transaction generally would be a taxable transaction to Omega’s stockholders for U.S. federal income tax purposes.

●

Participation in future gains. The Omega Board considered the fact that Omega will no longer exist as an independent public company and Omega’s stockholders will forgo any future increase in Omega’s value that might result from our earnings or possible growth.

●	Risk factors. The Omega Board considered other risks and uncertainties including those listed above in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

While the Omega Board considered potentially positive and potentially negative factors, the Omega Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Omega Board unanimously approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the merger.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Omega Board in its consideration of the merger, but is merely a summary of the material positive factors and material negative factors considered by the Omega Board in that regard. In view of the number and variety of factors and the amount of information considered, the Omega Board did not find it practicable to make specific assessments of, quantify, or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Omega Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Omega Board may have given different weights to different factors. Based on the totality of the information presented, the Omega Board collectively reached the unanimous decision to adopt, approve, declare advisable and authorize in all respects the merger agreement and the transactions contemplated thereby, including the merger, in light of the factors described above and other factors that the members of the Omega Board felt were appropriate.

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When you consider the Omega Board’s recommendation, you should be aware that Omega’s directors may have interests in the merger that may be different from, or in addition to, the interests of Omega’s stockholders generally. These interests are described in the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger.”

This explanation of Omega’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Omega’s Financial Advisor Regarding the Merger Consideration

Pursuant to an engagement letter dated May 18, 2017, Omega retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Omega Board on October 5, 2017, J.P. Morgan rendered its oral opinion to the Omega Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders. J.P. Morgan has confirmed its October 5, 2017 oral opinion by delivering its written opinion to the Omega Board, dated October 5, 2017, that, as of such date, the merger consideration to be paid to the holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan dated October 5, 2017, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Omega’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Omega Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the merger consideration to the holders of any other class of securities, creditors or other constituencies of Omega or as to the underlying decision by Omega to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Omega as to how such stockholder should vote with respect to the proposed merger or any other matter.

In arriving at its opinions, J.P. Morgan, among other things:

●	reviewed the merger agreement;

●	reviewed certain publicly available business and financial information concerning Omega and the industries in which it operates;

●

compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

●

compared the financial and operating performance of Omega with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Common Stock and certain publicly traded securities of such other companies;

●	reviewed certain internal financial analyses and forecasts prepared by the management of Omega relating to its business; and

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●	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Omega with respect to certain aspects of the merger, and the past and current business operations of Omega, the financial condition and future prospects and operations of Omega and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Omega or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Cooke or Omega under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Omega to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by Omega and Cooke in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Omega with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Omega or on the contemplated benefits of the merger.

The projections furnished to J.P. Morgan for Omega were prepared by Omega management. Omega does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on certain variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. J.P. Morgan did not consider or rely upon any projections prepared in connection with the potential disposition of the WSP business or any projections prepared in connection with the potential disposition of the Bioriginal Food & Science and Cyvex businesses.  For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “Unaudited Financial Projections of Omega” beginning on page 43 of this proxy statement.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Common Stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of Omega or the underlying decision by Omega to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the merger consideration to be paid to the holders of Common Stock in the proposed merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Common Stock will trade at any future time.

The terms of the merger agreement were determined through arm’s length negotiations between Omega and Cooke, and the decision to enter into the merger agreement was solely that of the Omega Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Omega Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Omega Board or Omega management with respect to the proposed merger or the merger consideration.

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In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Omega Board on October 5, 2017 and in the presentation delivered to the Omega Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Omega Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of Omega with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the business of Omega or aspects thereof.

The companies selected by J.P. Morgan were as follows:

●	Marine Harvest ASA
●	Austevoll Seafood ASA
●	Stepan Company
●	Innophos Holdings, Inc.
●	Oceana Group, Ltd.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Omega. However, certain of these companies may have characteristics that are materially different from those of Omega. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect Omega.

Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company’s firm value (calculated as the market value of the company’s common stock on a fully diluted basis, plus any debt and minority interest, less unconsolidated investments and cash and cash equivalents) to the consensus equity research analyst estimate for the company’s EBITDA (calculated as earnings before interest, tax, depreciation and amortization) for the years ending December 31, 2017 (the “2017E FV/EBITDA”) and December 31, 2018 (the “2018E FV/EBITDA”).

Based on the results of this analysis, J.P. Morgan selected (1) multiple reference ranges for 2017E FV/EBITDA of 5.5x – 9.0x and (2) multiple reference ranges for 2018E FV/EBITDA of 5.0x – 8.0x.

After applying such ranges to the projected EBITDA for Omega for the year ending December 31, 2017 and the year ending December 31, 2018, based on projections provided by Omega management, the analysis indicated the following implied per share equity value ranges for Common Stock, rounded to the nearest $0.05:

	Implied Per Share Equity Value
	Low	High
2017E FV/EBITDA	$15.55	$24.90
2018E FV/EBITDA	$14.45	$22.55

The ranges of implied per share equity value for Common Stock were compared to Omega’s closing share price of $16.55 on October 4, 2017 and the proposed merger consideration of $22.00 per share of Common Stock.

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Selected Transaction Analysis. Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses and assets that, for purposes of J.P. Morgan’s analysis, may be considered similar to Omega’s business or assets. Specifically, J.P. Morgan reviewed the following transactions:

Month/Year Announced	Acquiror	Target/Seller (Business/Division)
June 2017	Pelagia AS	FMC Corporation (Epax)
May 2015	Oceana Group, Ltd.	Daybrook Fisheries, Inc.
October 2013	Darling International Inc.	Vion Holding N.V. (Vion Ingredients)
November 2012	BASF SE	Pronova BioPharma ASA
August 2012	Royal DSM N.V.	Tortuga Companhia Zootécnica Agrária
May 2012	Royal DSM N.V.	Ocean Nutrition Canada
December 2010	Royal DSM N.V.	Martek Biosciences Corporation

None of the selected transactions reviewed was identical to the merger. However, the transactions selected were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the transaction value to the target company’s EBITDA for the twelve-month period prior to announcement of the applicable transaction (“TV/LTM EBITDA”).

Based on the results of this analysis, J.P. Morgan selected multiple ranges for TV/LTM EBITDA of 5.5x – 8.5x and applied them to the EBITDA of Omega for the year ended December 31, 2017. This analysis indicated the following implied per share equity value range, rounded to the nearest $0.05, for Common Stock:

	Implied Per Share Equity Value
	Low	High
TV/LTM EBITDA for the year ended December 31, 2017	$15.55	$23.55

The range of implied per share equity values for Common Stock was compared to Omega’s closing share price of $16.55 on October 4, 2017 and the proposed merger consideration of $22.00 per share of Common Stock.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Common Stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their “present value”. The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow for this purpose represents EBITDA less taxes, capital expenditures and increases in net working capital, as applicable. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that Omega is expected to generate for the three months ending December 31, 2017 and during fiscal years 2018 through 2026 based upon financial projections prepared by Omega management. J.P. Morgan also calculated a range of terminal values of Omega at the end of the period ending in 2026 by applying a perpetual growth rate ranging from 1.5% to 2.5% to the unlevered free cash flow of Omega during the terminal period of the projections. The unlevered free cash flows and the range of terminal values were then discounted to present values as of September 30, 2017 using a range of discount rates from 7.5% to 8.5%. This discount rate range was based upon J.P. Morgan’s analysis of the weighted-average cost of capital of Omega.

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Based on the foregoing, this analysis indicated the following implied per share equity value range, rounded to the nearest $0.05, for Common Stock:

	Implied Per Share Equity Value
	Low	High
Discounted Cash Flow Analysis	$18.75	$23.50

The range of implied per share equity values for Common Stock was compared to Omega’s closing share price of $16.55 on October 4, 2017 and the proposed merger consideration of $22.00 per share of Common Stock.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Omega. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Omega, and none of the selected transactions reviewed was identical to the merger. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Omega. The transactions selected were similarly chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Omega and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Omega with respect to the merger on the basis of, among other things, such experience and its qualifications, including J.P. Morgan’s familiarity with Omega from its engagement in connection with the 2017 Strategic Review and Initial Strategic Review, and reputation in connection with such matters and its familiarity with Omega and the industries in which it operates.

J.P. Morgan received a fee from Omega of $2.0 million at the time J.P. Morgan delivered its opinion. Omega has agreed to pay J.P. Morgan an additional fee of approximately $5.5 million upon the closing of the merger. J.P. Morgan may also receive a fee from Omega in the event that Omega receives a break-up fee in connection with the termination, or abandonment of the merger, or failure of the merger to occur. In addition, Omega has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have not had any material commercial or investment banking relationships with Omega (other than in connection with the 2017 Strategic Review, the Initial Strategic Review, and as a lender under Omega’s credit facility). J.P. Morgan and its affiliates have never had any material commercial or investment banking relationships with Cooke. J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of Omega. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments of Omega for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

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Unaudited Financial Projections of Omega

Omega does not usually make public detailed projections as to earnings or other results, due to, among other reasons, the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. However, the senior management of Omega regularly prepares, for internal purposes, prospective financial information on a standalone basis for up to five years in connection with its ordinary course strategic planning. In connection with the 2017 Strategic Review, management prepared prospective financial information regarding Omega’s future performance for an additional five years (collectively, the “Omega Unaudited Financial Projections”). The Omega Unaudited Financial Projections were provided to the Omega Board and representatives of J.P. Morgan, as the financial advisor to Omega, in July 2017 to assist in evaluating Omega’s operations and prospects and the merger.

The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, Omega's management. PricewaterhouseCoopers LLP has neither audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. This prospective financial information was not prepared with a view towards compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for the preparation or presentation of prospective financial information. The PricewaterhouseCoopers LLP report contained in this proxy statement relates to Omega's historical financial information. It does not extend to the prospective financial information and should not be read to do so. In the view of Omega’s management, this information was, based on certain growth assumptions, prepared on a reasonable basis, reflected the best available estimates and judgments at the time of its preparation, and presented, to the best of Omega’s management’s knowledge and belief, the expected course of action and the expected future financial performance of Omega on a standalone basis at the time of its preparation. However, this information is not fact and should not be relied upon as being indicative of future results and you are cautioned not to rely on the Omega Unaudited Financial Projections. The Omega Unaudited Financial Projections do not reflect any impact of the merger and do not take into account the potential consequences should the merger fail to be consummated, and should not be viewed as accurate or continuing in those contexts.

Neither Omega’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The reports of the independent registered public accounting firms contained in this proxy statement relate to the historical financial information of Omega. The reports do not extend to the unaudited financial projections and should not be read to do so.

In developing the Omega Unaudited Financial Projections, Omega’s management made material assumptions with respect to Omega and its business for the periods covered by the projections, including, but not limited to, the following:

●

for years 2017 through 2021, production volumes, sales volumes, prices, revenues, operating and other expenses from existing and anticipated business activities, which resulted in animal nutrition segment operating income that decreased in 2017 and 2018 (due primarily to below average 2017 production) and increased in subsequent years, and human nutrition segment operating income that increased each year;

●	for years 2022 through 2026, the expected rate of change of revenues and expenses from prior years’ projected amounts for existing and anticipated business activities;

●	maintenance capital expenditure levels consistent with recent historical levels that grow modestly over time and remain relatively stable as a percentage of revenues;

●	with respect to 2017 organic growth projects, the amounts and timing of capital expenditures and production associated with such projects;

●	that Omega would not make any material acquisitions during the projected period;

●	that working capital levels would fluctuate proportionally with revenue and expenses, and in aggregate remain relatively stable as a percentage of revenues;

●	the demand for Omega’s products;

●	the taxes we will incur in the various jurisdictions in which we operate; and

●	other general business and market assumptions, including with respect to fish catch and yields, and other regulatory and financial assumptions.

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All of these assumptions involve variables making them difficult to predict, and most are beyond the control of Omega. Although Omega’s management believes that there was a reasonable basis for the underlying assumptions related to the Omega Unaudited Financial Projections, the degree of uncertainty inherent in such assumptions and the risk the projections will differ materially from actual results increases with the length of the forecasted period.  For example, when preparing the projections for the periods after 2021, Omega’s management did not reevaluate the individual assumptions on which the projections for the annual periods through 2021 were based because Omega’s management believed that such reevaluation would not be meaningful considering the number of unknown factors and distant time.  Instead, for the periods after 2021, management simply estimated the rate of change in the items estimated for prior periods.  Management believed that its assumptions regarding the rate of change for such periods were reasonable considering the task of forecasting annual periods which are well into the future, but management also believes that such assumptions are inherently highly speculative. As a result, the Omega Unaudited Financial Projections for the years 2022 through 2026 are subject to an even greater degree of uncertainty than the Omega Unaudited Financial Projections for the earlier periods.

	Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E
	($ in millions)
Revenue	$346	$351	$366	$376	$387	$398	$408	$418	$428	$437
Operating Income	$34	$34	$43	$45	$46	$47	$48	$49	$50	$51
Adjusted EBITDA(1)	$61	$62	$72	$74	$76	$77	$77	$78	$79	$80

(1)

“Adjusted EBITDA” for purposes of this table means earnings before interest expense, tax, depreciation and amortization, and Bioriginal acquisition post-closing consideration. Omega believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of Omega's performance of its ongoing operations, and assists such investors in comparing a company's performance of its ongoing operations on a consistent basis. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Adjusted EBITDA does not include the impact of any potential synergies or costs related to the merger.

The following table provides a reconciliation of net income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure:

	Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E
	($ in millions)
Net Income	$21	$22	$27	$28	$29	$30	$30	$31	$32	$32
Reconciling items:
Interest expense(1)	0	0	0	0	0	0	0	0	0	0
Income tax provision	12	12	16	17	17	17	18	18	18	19
Depreciation and amortization	27	28	29	29	30	30	29	29	29	29
Acquisition post-closing consideration(2)	1	0	0	0	0	0	0	0	0	0
Adjusted EBITDA	$61	$62	$72	$74	$76	$77	$77	$78	$79	$80

(1)	The Omega Unaudited Financial Projections assumed no debt, as Omega had less than $2 million of debt as of June 30, 2017 and debt balances were not expected to increase during the projection period.

(2)	Acquisition post-closing consideration represents expense related to restricted stock issued as partial consideration for the 2014 acquisition of Bioriginal.

The estimates and assumptions underlying the Omega Unaudited Financial Projections are inherently uncertain and, though considered reasonable by Omega’s management as of the date of the preparation of such projections, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that are outside of the control of Omega and could cause actual results to differ materially from those contained in the Omega Unaudited Financial Projections, including, among other things, the matters described in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” The risk that actual results could differ materially from those contained in the Omega Unaudited Financial Projections increases with the length of the forecasted period. Accordingly, there can be no assurance that the projections are indicative of the future performance of Omega, or that actual results will not differ materially from those presented in the Omega Unaudited Financial Projections, particularly for projections beyond 2021. Inclusion of the Omega Unaudited Financial Projections in this proxy statement should not be regarded as a representation by any person that the results contained in the Omega Unaudited Financial Projections will be achieved. In light of the foregoing factors and the uncertainties inherent in the Omega Unaudited Financial Projections, Omega’s stockholders are cautioned not to place undue, if any, reliance on the Omega Unaudited Financial Projections.

The inclusion of the Omega Unaudited Financial Projections in this proxy statement should not be regarded as an indication such projections are material information of Omega or predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The Omega Unaudited Financial Projections are not included in this proxy statement in order to induce any Omega stockholder to vote in favor of any of the proposals at the special meeting, but have been included solely because the Omega Unaudited Financial Projections were made available by Omega’s management to the Omega Board and representatives of J.P. Morgan, and the Omega Unaudited Financial Projections were used by representatives of J.P. Morgan in connection with the rendering of its fairness opinion to the Omega Board and performing its related financial analyses, as described in the section entitled “The Merger—Opinion of Omega’s Financial Advisor Regarding the Merger Consideration.” Omega has made no representation to Cooke or Merger Sub in the merger agreement or otherwise, concerning the Omega Unaudited Financial Projections.

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Interests of Omega’s Executive Officers and Directors in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement and the merger, you should be aware that our executive officers and directors have interests in the merger described below that may be different from, or in addition to, the interests of our stockholders generally. The Omega Board was aware of and considered these interests, among other matters, in making its determinations and recommendations in connection with the merger agreement and the transactions contemplated thereby. You should consider the interests of our directors and executive officers that are described in this proxy statement as well as the intent of such directors and officers to vote their shares in favor of the merger agreement and the transactions contemplated thereby, including the merger.

Consideration Payable for Shares Held Pursuant to the Merger Agreement

The executive officers and directors of Omega who hold Common Stock at the closing of the merger will be eligible to receive the same merger consideration as the other Omega stockholders with respect to each outstanding share of Common Stock held. The executive officers and directors of Omega held, in the aggregate, 486,930 shares of Common Stock (or approximately 2.2% of all outstanding Common Stock) as of November 22, 2017, excluding shares issuable upon exercise of outstanding Omega Options or subject to outstanding Omega Restricted Stock, which are discussed below. Dr. Gary L. Allee was a member of our board of directors at the beginning of the fiscal year, but upon the termination of his term as a director prior to the filing of this proxy statement, he held no outstanding Omega Options or Omega Restricted Stock.

The table below sets forth the number of shares held by the executive officers and directors of Omega as of November 22, 2017, excluding Omega Options and Omega Restricted Stock, and the value (at $22.00 per share) they would receive for those shares upon consummation of the merger.

Name	Number of Shares Owned	Consideration for Shares Owned ($)
Directors
David A. Owen	23,157	$509,454
David H. Clarke	3,171	$69,762
David W. Wehlmann	14,527	$319,594
Gary R. Goodwin	14,329	$315,238
Michael N. Christodolou	3,171	$69,762
Stephen C. Bryan	10,364	$228,008
Dr. Celeste A. Clark	0	$0
Executive Officers
Bret D. Scholtes	113,472	$2,496,384
Dr. Mark E. Griffin	64,033	$1,408,726
John D. Held	55,228	$1,215,016
Joseph R. Vidal	122,898	$2,703,756
Andrew C. Johannesen	46,248	$1,017,456
Mark. A. Livingston	2,192	$48,224
Montgomery C. Deihl	14,080	$309,760

Treatment of Outstanding Equity and Long-Term Incentive Awards

Under the merger agreement, outstanding Omega Options and Omega Restricted Stock held by all award holders, including Omega’s executive officers and directors, will be converted into the right to receive the option consideration and the merger consideration, respectively, subject to applicable tax withholding.

Omega Options. As described in “The Merger Agreement—Treatment of Equity Awards,” unless otherwise agreed to in writing with the holder, each outstanding Omega Option, granted under Omega’s 2006 Incentive Plan or its 2015 Long-Term Incentive Plan (the “Omega Stock Plans”) will be converted into a cash payment (subject to any applicable tax withholding) equal to the option consideration.

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The merger consideration is equal to $22.00 per share of Common Stock. Any Omega Option with an exercise price equal to or greater than the merger consideration will be cancelled without consideration. As of November 22, 2017, Mr. Scholtes was the only executive officer who held Omega Options that have exercise prices less than $22.00, and he held the following numbers of outstanding Omega Options, all of which were vested as of the date of this proxy statement.

	Vested Options
Name	Number of Vested Omega Options Outstanding	Exercise Price Per Share	Cash Spread Value of Vested Stock Options	Total Option Cash Spread Value
Bret D. Scholtes	100,000	$6.39	$15.61	$1,561,000
	200,000	$7.07	$14.93	$2,986,000

Omega Restricted Stock. As described in “The Merger Agreement—Treatment of Equity Awards,” immediately prior to the effective time of the merger, the restrictions applicable to each share of Omega Restricted Stock issued pursuant to the Omega Stock Plans will immediately lapse, and, at the effective time, each share of such Omega Restricted Stock will be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement.

As of November 22, 2017, Omega’s executive officers held the following numbers of outstanding Omega Restricted Stock (expressed in shares of Common Stock):

Name	Aggregate Number of Shares of Omega Restricted Stock	Total Cash Value of Converted Awards
Bret D. Scholtes	31,707	$697,554
Dr. Mark E. Griffin	13,244	$291,368
John D. Held	13,244	$291,368
Joseph R. Vidal	7,843	$172,546
Andrew C. Johannesen	13,672	$300,784
Mark A. Livingston	4,032	$88,704
Montgomery C. Deihl	9,023	$198,506

Payment and Accelerated Earning of Performance Units. Pursuant to the terms of Omega’s 2015 Cash Incentive Performance Unit Plan (the “2015 Plan”), its 2016 Cash Incentive Performance Unit Plan (the “2016 Plan”) and its 2017 Cash Incentive Performance Unit Plan (the “2017 Plan” and, together with the 2015 Plan and the 2016 Plan, the “Omega Plans”), each governing long-term cash incentive performance unit awards (“Performance Units”) held by our executive officers, upon a Change of Control (as defined in the applicable Omega Plan), which will occur at the effective time of the merger, outstanding Performance Units that have been earned for completed calendar years of the applicable performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining Performance Units will be accelerated as of the effective time and valued at the target value of $1.00 per Performance Unit; provided, that, if the effective time of the merger occurs following the end of the 2017 calendar year, the amount earned for the completed 2017 calendar year will be deemed to be $1.00 per Performance Unit. Thus, Performance Units granted pursuant to the 2015 Plan will be earned at $1.26 per Performance Unit; Performance Units granted pursuant to the 2016 Plan will be earned at $0.93 per Performance Unit; and Performance Units granted pursuant to the 2017 Plan will be earned at $1.00 per Performance Unit.

As of November 22, 2017, Omega’s executive officers held the following Performance Units:

	Performance Units
Name	Granted Pursuant to the 2015 Plan	Granted Pursuant to the 2016 Plan	Granted Pursuant to the 2017 Plan	Total Performance Unit Value
Bret D. Scholtes	302,500	330,000	302,500	$989,450
Dr. Mark E. Griffin	130,000	130,000	130,000	$414,267
John D. Held	130,000	130,000	130,000	$414,267
Joseph R. Vidal	71,100	90,000	107,800	$280,786
Andrew C. Johannesen	130,000	136,000	136,000	$425,827
Mark A. Livingston	—	40,000	40,000	$77,067
Montgomery C. Deihl	67,500	82,500	110,000	$271,500

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Non-Employee Director Equity Awards

Stock Options. Three of our non-employee directors, Messrs. Owen, Wehlmann and Goodwin, hold Omega Options as of the date of this proxy statement, all of which are vested.

Any Omega Option with an exercise price equal to or greater than the merger consideration will be cancelled without consideration as of the effective time of the merger. As of November 22, 2017, Messrs. Owen, Wehlmann and Goodwin were the only non-employee directors who held Omega Options that have exercise prices less than $22.00, which would be converted into the right to receive a cash payment equal to the option consideration immediately prior to the effective time, and they held the following numbers of outstanding Omega Options:

	Vested Options
Name	Number of Vested Stock Options	Exercise Price Per Share	Cash Spread Value of Vested Stock Options	Total Option Cash Spread Value
David A. Owen	10,000	$13.41	$8.59	$85,900
	10,000	$6.53	$15.47	$154,700
David W. Wehlmann	10,000	$6.53	$15.47	$154,700
	14,200	$7.74	$14.26	$202,492
Gary R. Goodwin	10,000	$13.41	$8.59	$85,900
	10,000	$6.53	$15.47	$154,700

Omega Restricted Stock. As described in “The Merger Agreement—Treatment of Equity Awards,” immediately prior to the effective time of the merger, the restrictions applicable to each share of Omega Restricted Stock issued pursuant to the Omega Stock Plans, at the effective time of the merger, will immediately lapse and each share of such Omega Restricted Stock will be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement.

As of November 22, 2017, Omega’s non-employee directors held the following numbers of outstanding Omega Restricted Stock (expressed in shares of Common Stock):

Name	Aggregate Number of Shares of Omega Restricted Stock	Total Cash Value of Converted Awards
Gary R. Goodwin	3,374	$74,228
David W. Wehlmann	3,374	$74,228
David A. Owen	3,374	$74,228
Stephen C. Bryan	3,374	$74,228
Michael N. Christodolou	3,374	$74,228
David H. Clarke	3,374	$74,228
Dr. Celeste Clark	3,374	$74,228

Compensation and Benefits Arrangements Post-Closing

Under the merger agreement, Cooke has agreed to provide, or cause to be provided, to all continuing employees, for eleven months after the effective time of the merger, the following: (i) base salary or regular hourly rate of pay (as applicable) at least as favorable as the base salary or regular hourly rate of pay that such continuing employee received immediately prior to the effective time of the merger, and (ii) medical, dental and welfare benefits that in the aggregate are at least as favorable as the medical, dental and welfare benefits, exclusive of equity grants under Omega’s employee benefit plans, provided to such continuing employee immediately prior to the effective time of the merger. Notwithstanding the foregoing, for at least eleven months after the effective time, Cooke will cause the surviving corporation to provide severance benefits to each continuing employee then eligible to participate in the employee severance benefits plan who is terminated during such period at least as favorable to those provided in the employee severance benefits plan, in accordance with the terms and conditions of such plan.

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2017 Annual Bonus

Under the merger agreement, Cooke has agreed to pay, or cause to be paid, to each continuing employee (i) employed by the surviving corporation as of the date such bonus is paid or (ii) whose employment was terminated without cause by the surviving corporation, an annual bonus for 2017 in an amount calculated in the manner agreed upon in connection with negotiation of the merger within 60 days of the end of the year; provided, that, in the event a continuing employee is terminated without cause by the surviving corporation prior to the date that such bonus is paid, such amount will be pro-rated for the number of days in 2017 that such continuing employee was employed by Omega or the surviving corporation.

Severance Arrangements

Omega provides severance benefits to substantially all of its employees, the intended benefits of which are to provide financial protection in the event of a qualifying termination of employment event. Each of the executive officers has entered into an employment agreement with Omega (or Bioriginal in the case of Mr. Vidal), providing for severance benefits upon certain defined termination events, including heightened severance benefits upon the occurrence of certain termination events following a change of control, or in the case of Mr. Held, upon a change of control only. Omega has amended the employment agreement with each executive officer other than Messrs. Held and Vidal in connection with the merger to add constructive termination as a termination event triggering severance benefits. The events that trigger heightened severance payments following a change of control include (i) a termination of employment by Omega without cause and (ii) a detrimental changes in the executive’s terms and conditions of employment, in each case within a certain period following a change of control.

Employment Agreement with Mr. Scholtes. Under Mr. Scholtes’ amended employment agreement, upon termination of his employment by Omega other than for Due Cause (as defined in the employment agreement), death or Disability (as defined in the employment agreement) and provided that Mr. Scholtes delivers an effective release in favor of Omega, Mr. Scholtes is entitled to receive a lump sum payment equal to his annual base salary, payable within five days after the date that such release becomes effective. Upon either (i) a termination by Omega for any reason other than Due Cause, death, Disability or (ii) a resignation by Mr. Scholtes due to a Constructive Termination within twelve months after a Change of Control (each as defined in the employment agreement), which will occur at the effective time of the merger, and provided that Mr. Scholtes delivers an effective release in favor of Omega, Mr. Scholtes is entitled to receive a lump sum payment equal to two times his annual base salary, payable within five days after the date that such release becomes effective.

Mr. Scholtes’ employment agreement contains restrictions on his use of Omega’s confidential information and also provides that Mr. Scholtes will assign to Omega all worldwide rights in any intellectual property that he develops which relates to the business, products or services of Omega. During the term of the agreement, and for the three years following Mr. Scholtes’ termination of employment for any reason, Mr. Scholtes may not engage, directly or indirectly, in any business or enterprise that is primarily engaged in the business of producing or selling fish meal, fish oil or fish solubles, induce any Omega employee to leave his or her employment with Omega, or solicit any distributor or customer to amend its business relationship with Omega.

Employment Agreements with Dr. Griffin and Messrs. Johannesen, Livingston and Deihl. The terms of the amended employment agreements with Dr. Griffin and Messrs. Johannesen, Livingston and Deihl are substantially identical to Mr. Scholtes’ employment agreement, except that upon either (i) a termination of employment by Omega for any reason other than Due Cause, death, Disability or (ii) a resignation due to a Constructive Termination within twelve months after a Change of Control (each as defined in the employment agreements), which will occur at the effective time of the merger, and provided that the applicable executive officer delivers an effective release in favor of Omega, such executive officer is entitled to receive a lump sum payment equal to one-and-one-half times his annual base salary, payable within five days after the date that such release becomes effective.

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Employment Agreement with Mr. Held. Under Mr. Held’s employment agreement, upon (i) a termination of his employment by Mr. Held for Good Reason (as defined in the employment agreement) or by Omega without Cause (as defined in the employment agreement), or (ii) a Change of Control of Omega (as defined in the employment agreement), which will occur at the effective time of the merger, Mr. Held is entitled to receive a lump sum payment equal to 2.99 times Mr. Held’s “base amount” (as defined in Section 280G of the Code). If the total amount of such payment were to be found by the IRS to equal or exceed three times Mr. Held’s “base amount,” then Mr. Held could incur an excise tax in connection with such excess parachute payment. If any excise or similar purpose taxes and/or penalties or interest thereon pursuant to Section 4999 of the Code or Section 409A of the Code (or any successor or other comparable federal, state or local tax law) are imposed on Mr. Held’s base salary, severance or change of control payments, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or other payment in the nature of compensation (whether or not provided for under the employment agreement), the employment agreement provides that Omega will reimburse Mr. Held for such taxes, penalties or interest thereon such that Mr. Held is placed in the same after-tax position (including federal, state and local taxes) he would have been in had no such taxes, penalties or interest thereon been incurred (such reimbursement, the “Excise Tax Gross-Up Payment”). Omega has also agreed to indemnify and hold Mr. Held harmless, on an after-tax basis, from any liabilities (including but not limited to costs and expenses) incurred in connection with the payment described in the preceding sentence.

Mr. Held’s employment agreement contains restrictions on his use of Omega’s confidential information and also provides that Mr. Held will assign to Omega all worldwide rights in any intellectual property that he develops which relates to the business, products or services of Omega. During the term of the agreement, and for the three years following the termination of his employment agreement, Mr. Held may not engage, directly or indirectly, in any business or enterprise that is in competition with Omega, induce any Omega employee to leave his or her employment with Omega, or solicit any distributor or customer to amend its business relationship with Omega. The employment agreement also provides for the advancement and reimbursement of Mr. Held’s costs and expenses in conjunction with any disputes relating to the agreement.

Employment Agreement with Mr. Vidal. Under Mr. Vidal’s employment agreement with Bioriginal, upon a termination of his employment by Bioriginal other than for “just cause” (as defined in the employment agreement) or by Mr. Vidal as a result of a Constructive Dismissal (as defined in the employment agreement), (i) Mr. Vidal is eligible to receive a payment in lump sum or by salary continuance, at Bioriginal’s option, equal to 18 months’ compensation, defined as the average of base salary and bonus paid to Mr. Vidal in the two years immediately prior to the termination of his employment, (ii) any options held by Mr. Vidal under any employee stock option plan will remain outstanding until they expire by their terms, and (iii) for a period of 18 months, or until he becomes employed in another position providing similar benefits, Mr. Vidal is entitled to continued participation, or if such participation is not permitted, to a payment equal to the estimated cost to Bioriginal of providing such participation to Mr. Vidal, in all group medical, dental and insurance plans.

Mr. Vidal’s employment agreement contains restrictions on his use of Bioriginal’s confidential information and also provides that Mr. Vidal will assign to Bioriginal all worldwide rights in any intellectual property that he develops which relates to the business, products or services of Bioriginal. For the twelve months following Mr. Vidal’s termination of employment for any reason, Mr. Vidal has agreed to not engage in any business that is in competition with Bioriginal, induce any Bioriginal employee to leave his or her employment with Bioriginal, or solicit any customer, supplier, reseller or personnel not to do business with Bioriginal.

Retention Awards

Under the terms of the retention bonus letter agreement between Omega and Mr. Vidal, Mr. Vidal is entitled to receive a one-time payment in the amount of $100,000, conditioned on his continued employment with Omega and its subsidiaries through June 30, 2018. If there is a sale of the Bioriginal business prior to June 30, 2018, then upon the consummation of such sale, (i) Mr. Vidal’s retention bonus payment will be accelerated, (ii) Mr. Vidal’s outstanding long-term incentive awards will vest in full, and (iii) Mr. Vidal will receive an additional payment in the amount of $100,000.

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Information for Advisory Vote on Merger-Related Compensation for Our Named Executive Officers

The information set forth below is intended to comply with Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the merger that our named executive officers could receive in connection with the merger. The information being reported with respect to our named executive officers describes the payments and benefits that would be payable under our named executive officers’ employment agreements and the existing award agreements governing Omega Options, Omega Restricted Stock and Performance Units, each as described above. The amounts in the table below were calculated using the following assumptions: (i) the effective time of the merger was November 22, 2017, (ii) the applicable price per share of Common Stock is $22.00 which is equal to the merger consideration, (iii) the merger would constitute a change of control for purposes of each named executive officers’ employment agreement and the Omega Plans, (iv) unless otherwise stated below, the employment of each named executive officer has been terminated by Cooke without cause or by (A) Mr. Held for Good Reason or (B) the other named executive officers due to a Constructive Termination (as defined in their respective employment agreements), (v) each named executive officer (other than Mr. Held) has properly executed a release of claims against us and complied with any restrictive covenants applicable to such named executive officer, and (vi) certain other assumptions as specified in the footnotes to the table have been made. Values shown below do not take into account any increase in compensation that may occur following the date of this filing or following the merger. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by our named executive officers may differ from the amounts set forth below. Except for payments made in connection with Omega Options, Omega Restricted Stock, Performance Units and certain cash payments made to Mr. Held as indicated in the footnotes to the table, which are “single trigger payments,” all payments quantified in the table below are “double trigger” payments.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Tax Reimbursement ($)(3)	Total ($)
Bret D. Scholtes	$2,287,908	$5,244,554	–	$7,532,462
Andrew C. Johannesen	$1,121,263	$300,784	–	$1,422,047
John D. Held	$5,144,056	$291,368	$1,831,628	$7,267,052
Dr. Mark E. Griffin	$1,079,482	$291,368	–	$1,370,850
Montgomery C. Deihl	$907,186	$198,506	–	$1,105,692

(1)

The amounts in this column reflect the aggregate value of cash severance payments that would become payable to our named executive officers under their respective employment agreements. The payment under Mr. Scholtes’ employment agreement consists of an amount equal to two times his base salary at the time of termination, payable in a lump sum within five days after the date on which Mr. Scholtes’ release of claims in favor of Omega becomes effective. Payments under each of Messrs. Johannesen and Deihl and Dr. Griffin’s employment agreements consist of an amount equal to one-and-one-half times the applicable named executive officer’s base salary at the time of termination, payable in lump sum within five days after the date on which his release of claims in favor of Omega becomes effective. The payment under Mr. Held’s employment agreement is a “single trigger” payment due upon a Change of Control (as defined in his employment agreement), which will occur at the effective time of the merger, and consists of an amount equal to 2.99 times Mr. Held’s “base amount” (as defined in Section 280G of the Code), which as of November 22, 2017, such base amount is equal to $1,543,343.

The amounts in this column also reflect a pro-rata portion of each named executive officer’s 2017 annual bonus, pursuant to the terms of the merger agreement, assuming a termination without cause as of November 22, 2017. If the named executive officer remains employed through the date the 2017 annual bonuses are regularly paid, then such named executive officer would receive the full amount of his 2017 annual bonus, rather than the pro-rated amount reflected in this column.

In addition, the amounts in this column reflect accelerated earning and payment of outstanding Performance Units anticipated to occur at the effective time of the merger at (i) earned levels for completed calendar years during the applicable performance period and (ii) at the target level of $1.00 per Performance Unit for incomplete calendar years during the applicable performance period. The Performance Units are “single trigger” awards that will be accelerated in accordance with the terms of the merger agreement at the effective time of the merger. The aggregate payments included in this column are comprised of the following:

Name	Cash Severance	2017 Annual Bonus	Performance Units
Bret D. Scholtes	$1,100,000	$198,458	$989,450
Andrew C. Johannesen	$510,000	$185,436	$425,827
John D. Held	$4,614,595	$115,194	$414,267
Dr. Mark E. Griffin	$487,500	$177,715	$414,267
Montgomery C. Deihl	$450,000	$185,686	$271,500

Each of the named executive officers is subject to certain trade secret, confidentiality and post-employment restriction provisions, pursuant to which the named executive officers have agreed to confidentiality and non-disparagement terms. In addition, each named executive officer has agreed to non-competition provisions with respect to certain competing businesses and non-solicitation restrictions with respect to employees and customer relationships for defined periods of time. See the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger—Severance Arrangements” for more information regarding such provisions.

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(2)

The amounts in this column reflect the number of shares of time-based Omega Restricted Stock that each of our named executive officers holds as of November 22, 2017 multiplied by the merger consideration, which are “single trigger” awards that will be accelerated in accordance with the terms of the merger agreement at the effective time of the merger. In addition, with respect to Mr. Scholtes, the amount indicated includes an amount equal to the sum of the product, for each Omega Option that Mr. Scholtes holds as of November 22, 2017, of (x) the excess, if any, of the merger consideration over the applicable exercise price of such Omega Option and (y) the number (determined without reference to vesting requirements or other limitations on exercisability) of shares of Common Stock issuable upon exercise of such Omega Option.

The Omega Restricted Stock reported under this column consist of the grants made to our named executive officers on each of February 26, 2015, March 8, 2016 and February 27, 2017, that each of our named executive officers holds as of the date hereof that are anticipated to become converted into the right to receive the merger consideration at the effective time of the merger as described above. The Omega Options reported under this column consist of the number of Omega Options covering shares of our Common Stock that Mr. Scholtes holds as of the date hereof, all of which are fully vested and will be cashed out in connection with the closing of the merger. The aggregate value of the Omega Restricted Stock and Omega Options held by our named executive officers are comprised of the following:

Name	Omega Options	Omega Restricted Stock
Bret D. Scholtes	$4,547,000	$697,554
Andrew C. Johannesen	–	$300,784
John D. Held	–	$291,368
Dr. Mark E. Griffin	–	$291,368
Montgomery C. Deihl	–	$198,506

(3)

Amounts in this column reflect the estimated amount of the Excise Tax Gross-Up Payment for Mr. Held described above in the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger—Severance Arrangements,” based on an assumed excise tax rate of 20% and the compensation and benefit levels in effect as of November 22, 2017, which is a “single trigger” payment. Any change in the assumptions used to calculate this amount may produce different results.

Omega Board of Directors and Management Following the Merger

Pursuant to the terms of the merger agreement, from and after the effective time of the merger, until successors are duly elected or appointed in accordance with law, our board of directors will be replaced by the board of directors of Merger Sub, and our officers will be replaced by the officers of Merger Sub.

Indemnification and Insurance

The merger agreement provides that after the effective time of the merger, Cooke will cause Omega or the surviving corporation, as the case may be, to the extent permitted by applicable law, to indemnify, defend and hold harmless against any threatened or actual claim or proceeding and related losses, and provide advancement of expenses to, all present and former officers, directors, employees and agents (including fiduciaries with respect to employee benefit plans) of Omega or any of its subsidiaries (each, an “Indemnified Person”), to the same extent such Indemnified Persons are indemnified or have the right to advancement of expenses as of the date of the merger agreement by Omega pursuant to Omega’s organizational documents and the indemnification agreements of Omega in existence on the date of the merger agreement. In addition, from and after the closing of the merger, and for six years after the effective time of the merger, Cooke will cause to be maintained in effect provisions in the articles of incorporation and bylaws of Omega or the surviving corporation, as the case may be, and each of its subsidiaries (or in such documents of any successor to the business of Omega or the surviving corporation, as the case may be, or any of its subsidiaries) regarding elimination of liability, indemnification and advancement of expenses that are no less favorable to the intended beneficiaries than the corresponding provisions in the articles of incorporation and bylaws of Omega and each of its subsidiaries in existence on the date of the merger agreement. From and after the effective time of the merger, any agreement between any Indemnified Person, on the one hand, and Omega or any of its subsidiaries, on the other hand, regarding elimination of liability, indemnification or advancement of expenses will be assumed by the surviving corporation, will survive the merger and will continue in full force and effect in accordance with its terms.

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Additionally, prior to the closing of the merger, Omega will obtain and fully pay the premium for a non-cancellable extension of the directors’ and officers’ liability coverage of Omega’s existing directors’ and officers’ insurance policies and Omega’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the effective time of the merger with respect to any claim related to any period or time at or prior to the effective time of the merger (including claims with respect to the adoption of the merger agreement and the consummation of the transactions contemplated thereby); provided that the cost per annum payable for such “tail” insurance policy will not exceed 250% of the amount per annum Omega paid in its current fiscal year (such maximum amount, the “Maximum Tail Premium”) and if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then Omega will obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.

If Omega for any reason fails to obtain such “tail” insurance policy as of the closing of the merger, the surviving corporation will, and Cooke will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time of the merger the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Omega in place as of the date of the merger agreement with benefits and levels of coverage at least as favorable as those provided under Omega’s existing policies as of the date of the merger agreement, or the surviving corporation will, and Cooke will cause the surviving corporation to purchase comparable policies for such six-year period with benefits and levels of coverage at least as favorable as those provided under Omega’s existing policies as of the date of the merger agreement; provided that the cost per annum payable for such “tail” insurance policy will not exceed the Maximum Tail Premium and if the cost for such “tail” insurance policies exceeds the Maximum Tail Premium, then the surviving corporation will, and Cooke will cause the surviving corporation to, obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.

Regulatory Matters

U.S. Antitrust Approval

Under the HSR Act, we cannot complete the merger until we give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and until the applicable waiting period expires or is terminated. On October 19, 2017, we and Cooke each filed a premerger notification and report form under the HSR Act. On October 30, 2017, U.S. antitrust authorities notified Omega and Cooke that early termination of the waiting period under the HSR Act had been granted.

Foreign Antitrust Approval

Consummation of the transactions contemplated by the merger agreement, including the merger, will require filings and approvals pursuant to Germany’s Act against Restraints of Competition and filings pursuant to Canada’s Competition Act. We and Cooke submitted the requisite filings in Canada and Germany on October 27, 2017. We obtained approval from the German competition authorities on November 22, 2017.

MARAD

Consummation of the transactions contemplated by the merger agreement, including the merger, will require the approval of MARAD. Omega has agreed to reasonably assist Cooke in the preparation for the sale of certain or all of the MARAD Assets (including by transferring such MARAD Assets and FAA Assets identified by Cooke and related employees to the MARAD Subsidiary) pursuant to the MARAD Sale Agreement. Additionally, each of Omega and Cooke has agreed to comply in all material respects with all of its obligations under the MARAD Sale Agreement, and each of Cooke and Merger Sub has agreed to use its reasonable best efforts to do all things necessary, proper or advisable to obtain the approval of MARAD, including causing its affiliates to enter into the Fish Supply Agreement and the Stockholder Agreement on or prior to the closing date of the merger.

Judgments and Probation Conditions

Consummation of the transactions contemplated by the merger agreement, including the merger, will require OPI to notify and obtain permission of its Probation Officer required as part of its obligations to sell, assign or transfer assets (including the affected marine vessels) that are subject to the Judgments and Probation Conditions. On November 15, 2017, OPI's probation officer notified OPI that she would not have any objection to the transactions contemplated by the merger agreement and OPI intends to file an appropriate notice with the relevant courts prior to the consummation of the merger.

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FAA and FCC Approvals

Consummation of the transactions contemplated by the merger agreement and the MARAD Sale Agreement, including the transfer of certain radio licenses and spotter aircraft from OPI, will require the consent of the FAA and the FCC.

Other Regulatory Approvals

Other than as described above, neither Omega nor Cooke is currently aware of any material governmental approvals or actions that are required for completion of the merger. We expect that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

General

Each of the parties to the merger agreement has agreed to use reasonable best efforts to complete the merger and to prepare and file all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents to obtain approval from any governmental authority or other third party that is required to be obtained in connection with the merger, including approval from U.S. and foreign antitrust authorities and MARAD. The parties to the merger agreement have also agreed to use reasonable best efforts to obtain and maintain all approvals, consents, registrations, permits, authorizations, licenses, waivers, expiration of the applicable waiting periods and other confirmations required to be obtained from any governmental authority (including from MARAD) or other third parties that are necessary to consummate the transactions contemplated by the merger agreement and to defend or contest any proceeding challenging the merger agreement or the transactions contemplated thereby. In connection with obtaining MARAD Approval or compliance with the Premerger Notification Rules, Omega has also agreed not to discuss or commit to any divestiture transaction with any governmental authority or to alter its businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Cooke’s freedom of action with respect to, or Cooke’s ability to retain any of the businesses, product lines or assets of Omega.

While we expect that all regulatory approvals will be obtained in a timely manner, there is no certainty that these approvals will be obtained or obtained within the period of time contemplated by the merger agreement, that any such approvals would not involve the imposition of conditions that may be materially adverse to Cooke, Merger Sub, any of their respective affiliates or the surviving corporation or that other regulatory challenges to the merger will not be made. If a challenge is made, we cannot predict the result. Any conditions with respect to such regulatory approvals could result in the conditions to the completion of the merger not being satisfied.

The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by our stockholders. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the merger.

No Appraisal Rights

Pursuant to Section 92A.390 of the NRS, no holder of any shares of Common Stock will have or will be entitled to assert dissenter’s rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Financing of the Merger

The total amount of funds necessary to consummate the merger and the related transactions will be funded by Cooke, including the funds needed to (i) pay our stockholders the aggregate merger consideration due to them under the merger agreement; (ii) pay the option consideration; and (iii) pay fees and expenses payable by Cooke and Merger Sub under the merger agreement and in connection with the debt financing described below. Cooke will obtain such funding through the proceeds from one or more debt financing transactions. The obligation of Cooke and Merger Sub to complete the merger is not conditioned upon Cooke obtaining financing.

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Debt Commitment Letter

Concurrently with the signing of the merger agreement, Cooke entered into the Debt Commitment Letter providing for financing of the transactions contemplated by the merger agreement through (a) either (i) up to $350 million in aggregate principal amount of senior secured notes (the “notes”) in a Rule 144A private placement, or (ii) if all or any portion of the notes are not issued on or prior to closing, up to $350 million of senior secured increasing rate loans (the “bridge loans”) or (iii) a combination of notes and bridge loans and (b) up to $25 million of loans under a $100 million senior secured asset-based revolving credit facility.

The obligations of the debt commitment parties to provide the debt financing under the Debt Commitment Letter will terminate at the earliest to occur of (i) the termination of the merger agreement, (ii) the Outside Date, unless each of the lenders agrees to an extension, and (iii) the consummation of the merger with or without the funding of the debt financing.

DNB Credit Facility

Concurrently with the signing of the merger agreement, Cooke entered into the DNB Credit Facility pursuant to which DNB agreed to loan Cooke a principal amount of $200 million, the proceeds of which will be contributed as equity to an intermediate holding company of Merger Sub and used to fund a portion of the merger consideration.

The definitive documentation governing the debt financing has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Delisting and Deregistration of the Common Stock

If the merger is completed, the Common Stock will no longer be traded on the NYSE and will be delisted and deregistered under the Exchange Act.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of certain material U.S. federal income tax consequences applicable to our stockholders due to the receipt of cash in exchange for shares of our Common Stock pursuant to the merger. This summary is based upon the provisions of the Code, applicable U.S. Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis and to differing interpretations, all of which could result in tax consequences different from those described below. This discussion assumes that the shares of our Common Stock are held as capital assets within the meaning of Section 1221 of the Code by their beneficial owners. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s unique investment circumstances, or to stockholders subject to special treatment under the U.S. federal income tax laws (for example, a bank, life insurance company or other financial institution; dealers or brokers in securities or currencies; a trader in securities that elects mark-to-market treatment; tax-exempt organizations; a retirement plan or other tax-deferred account; S-corporations, partnerships, or other pass-through entities; a mutual fund; a real estate investment trust or regulated investment company; a personal holding company; U.S. expatriates; controlled foreign corporations, passive foreign investment companies; a corporation that accumulates earnings to avoid U.S. federal income tax; “U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar; stockholders who hold shares of our Common Stock as part of a hedging, “straddle,” constructive sale, conversion or other risk-reduction strategy or integrated transaction; or stockholders who acquired their shares of our Common Stock through the exercise of employee stock options or other compensation arrangements). In addition, this discussion is general in nature and does not address any aspect of state, local, alternative minimum, estate, gift or non-U.S. taxation that may be applicable to a particular stockholder.

No ruling has been requested from the IRS in connection with the merger or related transactions. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.

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For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes, any of the following:

●	a citizen or individual resident of the U.S.;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state in the U.S., or the District of Columbia;

●

a trust if (1) a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

●	an estate that is subject to U.S. federal income tax on all of its income regardless of source.

A “Non-U.S. Holder” is a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate, or trust that is not a U.S. Holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds our Common Stock, you are urged to consult your own tax advisor.

Omega stockholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of our Common Stock pursuant to the merger (including the application and effect of any state, local or non-U.S. income and other tax laws).

U.S. Holders

The merger will be a taxable transaction for U.S. federal income tax purposes. Therefore, a U.S. Holder will recognize capital gain or loss equal to the difference, if any, between the sum of any cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in our Common Stock.

Capital gains of a non-corporate U.S. Holder will be eligible for the preferential U.S. federal income tax rates applicable to long-term capital gains if the U.S. Holder has held our Common Stock for more than one year as of the date of the merger. The deductibility of capital losses is subject to certain limitations. If a U.S. Holder acquired different blocks of shares of our Common Stock at different times or at different prices, the U.S. Holder must determine its tax basis and holding period separately for each block of our Common Stock.

Non-U.S. Holders

Subject to the discussion below under the section titled “Information Reporting and Backup Withholding”, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding taxes on the exchange of our Common Stock for cash in the merger unless:

●

any gain recognized on the exchange is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder);

●	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year that includes the date of the merger and certain other conditions are satisfied; or

●

Omega is or has been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the Non-U.S. Holder’s holding period in the Common Stock, and, if the shares of our Common Stock are “regularly traded on an established securities market”, the Non-U.S. Holder held (directly, indirectly or constructively), at any time during such period, more than 5% of our outstanding Common Stock.

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If the Non-U.S. Holder’s gain is described in the first bullet, then the Non-U.S. Holder will generally be subject to U.S. federal income tax under the rules described above as if it were a U.S. Holder of our Common Stock and, in the case of a foreign corporation, may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

If the Non-U.S. Holder is described in the second bullet, then such Non-U.S. Holder will generally be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the gain, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder.

If Omega and the Non-U.S. Holder meet the criteria described in the third bullet, then the Non-U.S. Holder will be subject to U.S. federal income tax under the rules described above as if it were a U.S. Holder of our Common Stock. Although there can be no assurances in this regard, Omega does not believe that it is or was a USRPHC for U.S. federal income tax purposes during the applicable five-year period preceding the merger.

Information Reporting and Backup Withholding

Any cash received by a U.S. Holder or a Non-U.S. Holder in the merger may be subject to information reporting, and may be subject to backup withholding unless such holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements under the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be allowed as a refund or credit against such holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

The foregoing discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any stockholder of Common Stock. You should consult your own tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for shares of Common Stock pursuant to the merger.

Litigation Relating to the Merger

On September 11, 2017, a shareholder derivative lawsuit captioned Sehlmeyer v. Scholtes was filed against two of Omega’s officers and six of its directors in the District Court of Clark County, Nevada for alleged breach of fiduciary duties. On October 11, 2017 and again on November 13, 2017 , the plaintiff amended his complaint, deleting the derivative claims and instead asserting putative class action claims against Omega, one of Omega’s officers, and seven of Omega’s directors arising out of the announcement that Omega had entered into a merger agreement under which it will be acquired by Cooke. In addition, after the filing of the preliminary proxy on October 30, 2017, three federal putative class actions captioned Franchi v. Omega Protein Corporation (November 6, 2017), Fromberger v. Omega Protein Corporation (November 7, 2017), and Durkee v. Omega Protein Corporation (November 13, 2017) were filed in the U.S. District Court for the District of Nevada.  These federal actions assert  fiduciary duty claims, as well as federal securities law claims involving purportedly insufficient disclosure to shareholders. The plaintiffs seek rescission of the merger, attorneys’ fees and other costs, other equitable relief and damages.

Omega believes the allegations in these complaints are without merit, and it intends to defend vigorously against all of the allegations. However, at this time it is not possible to predict the outcome of these matters or its effects on Omega or the merger. An adverse judgment for monetary damages could have an adverse effect on the operations and liquidity of Omega.

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THE MERGER AGREEMENT

The following summary of the material terms of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference in this proxy statement and attached to this proxy statement as Annex B. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about Omega, Cooke or Merger Sub. Such information can be found elsewhere in this proxy statement and in other public filings made by Omega with the SEC, which are available without charge at www.sec.gov or as more fully described in the section entitled “Where You Can Find More Information.” Our stockholders are urged to read the full text of the merger agreement in its entirety.

General

Explanatory Note

The following summary of the merger agreement, and the copy of the merger agreement attached as Annex B to this document, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Omega or modify or supplement any factual disclosures about Omega in its public reports filed with the SEC. The merger agreement contains representations and warranties by and covenants of Omega, Cooke and Merger Sub that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties to the merger agreement, including being qualified by confidential disclosures and being made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties to the merger agreement that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Omega’s public disclosures. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in Omega’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section entitled “Where You Can Find More Information.” Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex B and is incorporated in this proxy statement by reference.

Additional information about Omega may be found elsewhere in this document and Omega’s other public filings. See the section entitled “Where You Can Find More Information.”

Structure of the Merger

At the effective time of the merger, Merger Sub will merge with and into Omega and Omega will continue its corporate existence under the Laws of the State of Nevada as the surviving corporation in the merger.

Articles of Incorporation and Bylaws

The articles of incorporation of Omega, as in effect as of immediately prior to the effective time of the merger, will be amended and restated immediately following the effective time of the merger so as to read in its entirety as set forth in Exhibit A to the merger agreement, and as so amended and restated will be the articles of incorporation of the surviving corporation following the merger until thereafter amended in accordance with the provisions thereof and of applicable law. The bylaws of Omega, as in effect as of immediately prior to the effective time of the merger, will be amended and restated immediately following the effective time of the merger so as to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the effective time of the merger and as so amended and restated will be the bylaws of the surviving corporation until thereafter amended in accordance with the provisions thereof, the articles of incorporation of the surviving corporation and of applicable law.

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Directors and Officers

The directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving corporation as of the effective time of the merger. The officers of Merger Sub immediately prior to the effective time of the merger will be the officers of the surviving corporation as of the effective time of the merger.

When the Merger Becomes Effective

The consummation of the merger will take place on a date to be specified by the parties to the merger agreement, which will be no later than the third business day after satisfaction (or waiver in accordance with the merger agreement) of the last to occur of the conditions to closing set forth in the merger agreement (other than any such conditions which by their nature can only be satisfied at closing, which will be required to be so satisfied or (to the extent permitted by applicable law) waived at such time); provided, however, that if the Marketing Period has not ended at least two business days prior to the date on which the closing would otherwise occur, the closing will instead occur on the earliest of:

●	a date specified by Cooke during the Marketing Period that is a business day on no fewer than two business days’ notice of such date from Cooke to Omega;

●	the second business day immediately following the last day of the Marketing Period; and

●

the second business day prior to the Outside Date (in each case subject to the satisfaction or waiver of each of the conditions to the completion of the merger (other than any such conditions which by their nature can only be satisfied at closing, which will be required to be so satisfied (or waived) at that time).

The Marketing Period is a fifteen (15) consecutive business day period (subject to certain blackout dates) that will commence upon the receipt of certain specified required information by the Lead Arranger, subject to certain conditions.

As soon as practicable after the closing of the merger, articles of merger prepared and executed in accordance with the relevant provisions of the NRS (the “Articles of Merger”) will be filed with the Office of the Secretary of State of the State of Nevada. The merger will become effective upon the filing of the Articles of Merger with the Office of the Secretary of State of the State of Nevada, or at such later time as will be agreed upon by Cooke and Omega and specified in the Articles of Merger.

Effect of the Merger on the Common Stock

At the effective time of the merger each share of Common Stock issued and outstanding immediately prior to the effective time of the merger (excluding any shares of Common Stock to be cancelled without payment of any merger consideration therefor pursuant to the following paragraph), including the Omega Restricted Stock, will be cancelled and converted into the right to receive the merger consideration.

Each share of Common Stock held in the treasury of Omega and each share of Common Stock owned by Merger Sub, Cooke or any direct or indirect wholly owned subsidiary of Cooke or Omega immediately prior to the effective time of the merger will be canceled and cease to exist as of the effective time of the merger without any consideration being exchanged therefor and no payment or distribution will be made with respect thereto.

Each share of capital stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will remain outstanding and will be converted into and will represent one share of common stock, par value $0.01 per share, of the surviving corporation, so that, after the effective time of the merger, Cooke will be the holder indirectly of all of the issued and outstanding shares of the surviving corporation’s common stock.

Treatment of Equity Awards

Each of Cooke and Omega agrees that it will take such actions as are reasonably necessary to cause at the effective time of the merger each Omega Option then outstanding, whether or not exercisable, under the Omega Stock Plans, to become fully exercisable (if not then fully exercisable), and such Omega Options will thereafter represent only the right to receive, upon delivery of an option surrender agreement, for each share of Common Stock subject to such Omega Option, an amount in cash equal to the option consideration. The actions described in the preceding sentence will occur at the effective time of the merger without any action on the part of Merger Sub, Cooke or any of their respective stockholders.

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Immediately prior to the effective time of the merger, the restrictions applicable to each share of Omega Restricted Stock will immediately lapse, and, at the effective time of the merger, each share of such Omega Restricted Stock will be converted into the right to receive the merger consideration. Cooke will cause the surviving corporation to pay through the surviving corporation’s payroll the merger consideration for the Omega Restricted Stock in accordance with the merger agreement, and Omega will cooperate with Cooke prior to the effective time of the merger to arrange for such payment at such time through payroll.

Payment of the Merger Consideration

Prior to the effective time of the merger, Merger Sub will enter into an agreement with Omega’s transfer agent (or another entity reasonably acceptable to Omega) to act as agent for the holders of Common Stock (but not holders of the Omega Restricted Stock or Omega Options) in connection with the merger (the “Paying Agent”) and to receive any merger consideration to which such holders will become entitled. On the closing date of the merger and prior to the filing of the Articles of Merger, Cooke will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Common Stock (but not Omega Restricted Stock or Omega Options), for payment through the Paying Agent, cash in an amount sufficient to permit payment of the aggregate merger consideration payable under the merger agreement (the “Payment Fund”). The Paying Agent will, pursuant to irrevocable instructions, deliver the merger consideration payable with respect to Common Stock (but not Omega Restricted Stock or Omega Options) out of the Payment Fund. The Payment Fund will be invested by the Paying Agent as directed by Merger Sub, subject to certain limitations. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts owed to holders of shares of Common Stock, Cooke will take all steps necessary to enable or cause the surviving corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under the merger agreement, and Cooke and the surviving corporation will in any event be liable for payment thereof.

As soon as practicable after the effective time of the merger, and in any event within three business days following the effective time of the merger, Cooke will cause the Paying Agent to deliver a letter of transmittal (“Letter of Transmittal”) to each record holder, as of the effective time of the merger, of  (a) an outstanding certificate or certificates which immediately prior to the effective time of the merger represented shares of Common Stock (the “Certificates”) or  (b) shares of Common Stock represented by book-entry (“Book-Entry Shares”). The Letter of Transmittal will specify that delivery will be effected only upon proper delivery of the Certificates to the Paying Agent or the surviving corporation, as applicable, or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the Letter of Transmittal, and will set forth instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment of the merger consideration. Additionally, as soon as practicable after the effective time of the merger, and in any event within three business days following the effective time of the merger, the surviving corporation will deliver to each holder of an Omega Option as of the effective time of the merger an option surrender agreement, and instructions for use in effecting the surrender of such Omega Option in exchange for the option consideration.

Upon surrender to the Paying Agent or the surviving corporation, as applicable, of a Certificate or Book-Entry Shares, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares will be entitled to receive in exchange therefor, and Cooke will cause the Paying Agent or the Surviving Corporation, as applicable, to pay such holder, the merger consideration for each share of Common Stock and Omega Restricted Stock formerly represented by such Certificate or Book-Entry Shares and such Certificate or Book-Entry Shares will then be canceled. No interest will be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the merger consideration payable in respect of the Certificates or Book-Entry Shares.

Upon delivery of the option surrender agreement, duly executed, the holder of the Omega Option will be entitled to receive promptly and, in any event, within five business days after the later of the effective time of the merger or the delivery of the option surrender agreement in exchange therefor, and Cooke will cause the surviving corporation to pay to such holder through the surviving corporation’s payroll (or to the extent the holder is not then an employee, by check drawn on an Omega account), the amount of cash which such holder has the right to receive pursuant to the merger agreement, and the Omega Option so surrendered will then be canceled.

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Representations and Warranties; Material Adverse Effect

The merger agreement contains representations and warranties of Omega, subject to certain exceptions in the merger agreement, in the confidential disclosure schedule delivered in connection with the merger agreement and in certain of Omega’s public filings, as to, among other things:

●	corporate existence and power;

●	corporate authorization;

●	governmental authorization;

●	non-contravention;

●	capitalization;

●	subsidiaries;

●	Omega’s SEC filings and the Sarbanes-Oxley Act of 2002;

●	financial statements;

●	absence of certain changes or events;

●	the absence of undisclosed material liabilities;

●	compliance with applicable laws and court orders;

●	litigation;

●	real property and personal property matters;

●	intellectual property;

●	taxes;

●	employee benefit plans;

●	labor and employment matters;

●	insurance policies;

●	environmental matters;

●	material contracts;

●	customers;

●	compliance with applicable anti-corruption laws;

●	information supplied;

●	finder’s fees;

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●	receipt of a fairness opinion from J.P. Morgan;

●	state takeover laws; and

●	the absence of other representations and warranties.

The merger agreement also contains representations and warranties of Cooke and Merger Sub, subject to certain exceptions in the merger agreement, as to, among other things:

●	corporate organization, standing and power;

●	corporate authority;

●	the absence of violations;

●	consents and approvals;

●	information supplied;

●	ownership of shares of Common Stock;

●	the absence of interested stockholders;

●	litigation;

●	the debt financing;

●	business Conduct of Merger Sub; and

●	acknowledgements of Cooke and Merger Sub.

Some of the representations and warranties in the merger agreement are qualified by materiality or knowledge qualifications or a “material adverse effect” qualification with respect to Omega (an “Omega Material Adverse Effect”) or Cooke (a “Cooke Material Adverse Effect”), as discussed below.

For purposes of the merger agreement, an “Omega Material Adverse Effect” means any occurrences, conditions, changes, events, developments or effects that are materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Omega and its subsidiaries taken as a whole; provided, however that none of the following, and no change, event or effect resulting or arising from any of the following, will constitute or be taken into account in determining whether an Omega Material Adverse Effect has occurred (except that any underlying causes of changes referenced in the sixth or ninth bullet points below will not be excluded, and any change, event, and effect referred to in the first, second, third or fourth bullet points below will not be excluded to the extent of the disproportionate impact, if any it has on Omega and its subsidiaries compared to other participants in the industries or geographic regions in which Omega and its subsidiaries conduct their business):

●	changes in the financial market, or credit market, or in general economic, regulatory or political conditions;

●

acts of terrorism, the initiation or escalation of any military action or operation, the declaration by the U.S. or any foreign country of a national emergency or war or the occurrence of any weather event or natural disaster except in the event, and only to the extent, of any damage or destruction to or loss of Omega’s physical properties;

●	changes in or events or conditions relating to the general economy of any nation or region in which Omega operates or generally affecting the industries in which Omega operates;

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●

any change of applicable law after the date of the merger agreement (including any changes or adjustments in regional or sub-regional quotas or sub-quotas) or changes to GAAP or interpretations thereof after the date of the merger agreement;

●

the announcement, pendency or consummation of the transactions contemplated by the merger agreement or any actions required to be taken in accordance with the merger agreement (which for the sake of clarity will not include actions permitted by Omega’s conduct of business covenant in the merger agreement unless they are otherwise required by Cooke or Merger Sub) or the consummation of the transactions contemplated by the merger agreement (including (i) the filing, defense, or settlement of any proceeding relating to the transactions contemplated by the merger agreement, including those made or brought by any Omega stockholders on their own behalf or on behalf of Omega or (ii) any loss or change in relationship with any employee, customer, supplier, vendor or business partner of Omega or any other disruption to the business of Omega, in each case, resulting from or related to the announcement, pendency or consummation of the transactions contemplated by the merger agreement);

●

any failure of Omega to meet any published estimates, projections or other expectations of Omega’s revenues, earnings, cash flows or other operating results for any period, or any failure of Omega to meet its internal budgets, plans, forecasts or estimates of its revenues, earnings, cash flows, fish catch or yields, or other operating results for any period;

●	fluctuations in currency exchange rates;

●

the failure to take action as a result of any restrictions or prohibitions set forth in Omega’s conduct of business covenant in the merger agreement with respect to which Cooke has refused, following Omega’s written request, to provide a waiver in a timely manner or at all;

●	changes in the price or trading volume of Common Stock; and

●	the claims made as of the date of the merger agreement in certain proceedings detailed in the disclosure schedules to the merger agreement.

For purposes of the merger agreement, a “Cooke Material Adverse Effect” means any occurrences, conditions, changes, events, developments or effects that prevent or materially delay or impair the ability of Cooke and Merger Sub to consummate the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

The merger agreement provides that except (i) as contemplated by the merger agreement, (ii) as required by any applicable law or by the terms of any governmental authorization, (iii) as set forth on the confidential disclosure schedules or (iv) pursuant to, or with the prior written consent of Cooke (which consent will not be unreasonably withheld, conditioned or delayed), from the date of the merger agreement until the earlier of the effective time of the merger agreement and the date of termination of the merger agreement, Omega will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice, and Omega will not, and will not permit any of its subsidiaries to, subject to certain exceptions set forth in the merger agreement:

●	except as required in the merger agreement, amend, or propose to amend, the Omega articles of incorporation or bylaws;

●	split, adjust, combine or reclassify any shares of its capital stock;

●

declare, set aside or pay any dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of, any capital stock of Omega or any of its subsidiaries;

●	redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any securities of Omega or its subsidiaries;

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●

issue, deliver, sell, grant, pledge, transfer, subject to any encumbrance (other than encumbrances permitted by the merger agreement) or otherwise encumber or dispose of any securities of Omega or its subsidiaries;

●	amend any term of any Omega security or any security of a subsidiary of Omega;

●

incur any capital expenditures or any obligations or liabilities in respect thereof which are, in the aggregate (i) less than 75% or (ii) greater than 110%, in each case of the aggregate amount set forth in Omega’s capital expenditure budget set forth in the confidential disclosure schedules;

●

adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, in each case with respect to Omega or any of its subsidiaries;

●

acquire, directly or indirectly, any assets, securities, properties, interests or businesses of any other person if the amount of consideration paid or transferred by Omega and its subsidiaries would exceed $1.0 million in any individual case or $5.0 million in the aggregate;

●

sell, lease, license, dispose of or otherwise transfer, or create or incur any encumbrance on, any of Omega’s or its subsidiaries’ assets, securities, properties, interests or businesses if the amount of consideration paid or transferred to Omega and its subsidiaries or the amount of indebtedness incurred which gave rise to the encumbrance would exceed $2.5 million in any individual case or $5.0 million in the aggregate;

●

repay or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of Omega or any of its subsidiaries, enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person, or enter into any arrangement having the economic effect of any of the foregoing;

●	make any loans or advances or capital contributions to, or investments in, to any other person;

●

enter into any contract that would have been a material contract if entered into prior to the date of the merger agreement or amend, renew, extend, modify or terminate, or waive, release or assign any rights, claims or benefits of Omega or any subsidiary of Omega under, any material contract;

●

enter into any contract that contains any provisions restricting Omega or any subsidiary of Omega from competing or engaging in any material respect in any activity or line of business or with any person or in any area or pursuant to which any material benefit or right is required to be given or lost as a result of so competing or engaging;

●

increase the compensation payable or that could become payable by Omega or any subsidiary of Omega to directors, officers or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice;

●	pay any bonuses to directors, officers or employees, other than the 2017 bonus, subject to certain limitations;

●	promote any officers or employees, except in connection with Omega’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee;

●

establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Omega employee benefit plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be an Omega employee benefit plan if it were in existence as of the date of the merger agreement, or make any contribution to any Omega employee benefit plan, other than contributions required by applicable law, the terms of such Omega employee benefit plans as in effect on the date of the merger agreement, or that are made in the ordinary course of business consistent with past practice;

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●	make any material change in any financial accounting principles, methods or practices, in each case except for any such change required by GAAP or applicable law;

●	institute, pay, discharge, compromise, settle or satisfy any claims, liabilities or obligations, in excess of $1.0 million in any individual case or $5.0 million in the aggregate;

●

waive, relinquish, release, grant, transfer or assign any material right, or fail to enforce, or consent to any material matter with respect to which its consent is required under, any material confidentiality, standstill or similar agreement to which Omega or any subsidiary of Omega is a party;

●

make, change or revoke any tax election, settle or compromise any tax claim or liability, file any amended tax return, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

●	enter into any new line of business outside of the existing business segments and reasonable extensions thereof; or

●	agree, resolve or commit to do any of the foregoing.

Notwithstanding anything to the contrary in the merger agreement and without the prior written consent of Cooke, Omega may, and may cause its subsidiaries to, take reasonable actions in compliance with applicable law with respect to operational emergencies, equipment failures or threats to the environment or the health and safety of natural persons.

No Solicitation

Until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, neither Omega nor any of its subsidiaries will, and Omega will cause its subsidiaries’ respective representatives on its behalf not to, directly or indirectly:

●	solicit, initiate or knowingly facilitate or encourage any Acquisition Proposal or inquiries or proposals that could reasonably be expected to lead to, an Acquisition Proposal;

●

enter into or participate in any substantive discussions or negotiations with, any third party regarding any Acquisition Proposal or any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal;

●

furnish any confidential information or access to the properties, books, records or personnel of Omega or its subsidiaries to, any third party that has made, or informs Omega that it is considering making, an Acquisition Proposal; or

●

enter into any letter of intent, memorandum of understanding, merger agreement, asset or stock purchase or other acquisition agreement or other contract or agreement (other than an Acceptable Confidentiality Agreement) relating to an Acquisition Proposal or requiring Omega to abandon or terminate its obligations under the merger agreement.

Notwithstanding the foregoing non-solicitation covenants to the contrary, at any time prior to obtaining the Omega Stockholder Approval, in response to (i) an Acquisition Proposal that the Omega Board determines in good faith constitutes, or could reasonably be expected to lead to, a Superior Proposal, or (ii) an Inquiry, Omega, directly or indirectly through its representatives, may:

●	engage in negotiations or discussions with such third party and its representatives; and

●

furnish to such third party or its representatives information relating to Omega or any subsidiary of Omega and access to the properties, books, records or personnel of Omega and its subsidiaries, in each case, pursuant to an Acceptable Confidentiality Agreement;

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Without any determination of the Omega Board as set forth in the preceding two bullets, Omega, directly or indirectly through its representatives, may have discussions with any third party that has made an Acquisition Proposal or Inquiry solely in order to clarify and understand the terms and conditions of such Acquisition Proposal or Inquiry and the ability of such third party to consummate a Superior Proposal. Omega must make available to Cooke any material information relating to Omega or its subsidiaries that is made available to such third party which was not previously made available to Cooke at substantially the same time it is made available to such third party.

Omega will notify Cooke promptly (and, in any event, within twenty-four (24) hours) after receipt by Omega of any Acquisition Proposal or Inquiry, which notice will identify the material terms and conditions of, any such Acquisition Proposal or Inquiry and will include a copy (if in writing) of all written materials and correspondence provided by such person in connection with the Acquisition Proposal or Inquiry or modification or amendment of any such Acquisition Proposal or Inquiry. Omega will thereafter keep Cooke reasonably informed of any material developments regarding any such Acquisition Proposal or Inquiry.

For purposes of this proxy statement:

●

“Acquisition Proposal” means any proposal of (i) a transaction pursuant to which any person (or group of persons), directly or indirectly, acquires or would acquire more than 15% of the outstanding shares of Common Stock or outstanding voting power of Omega, (ii) a merger, share exchange, consolidation, other business combination, recapitalization or similar transaction of involving Omega or any of its subsidiaries, or (iii) any transaction pursuant to which any person (or group of persons) acquires or would acquire control of assets of Omega or any of the subsidiaries of Omega representing more than 15% of the fair market value of all the assets or that generated more than 15% of the net revenues or net income of Omega and its subsidiaries, taken as a whole, immediately prior to such transaction.

●

“Superior Proposal” means any written proposal made by a third party (i) to acquire, directly or indirectly, not less than 50% of the outstanding shares of Common Stock or businesses or assets of Omega or any subsidiary of Omega that generated not less than 50% of Omega’s consolidated net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve months, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, and (ii) which is otherwise on terms which the Omega Board determines in good faith (after consultation with its financial advisors), taking into account such matters as it deems appropriate, including all legal, financial, regulatory and other aspects of the proposal, and likelihood that such proposal will be consummated on the terms proposed and the identity of the person making the proposal, that the proposal, (A) if consummated, would result in a transaction that is more favorable, from a financial point of view, to Omega’s stockholders than the transactions contemplated by the merger agreement and (B) is reasonably capable of being completed.

●

“Intervening Event” means a material event, fact, circumstance, development or occurrence that was not known the Omega Board, as of or prior to the date of the merger agreement (or if known, the magnitude or material consequences of which were not reasonably foreseeable by the Omega Board as of or prior to the date of the merger agreement), which event, fact, circumstance, development or occurrence becomes known (or the magnitude or material consequences thereof become known if not reasonably foreseeable by the Omega Board prior to the date of the merger agreement) to or by the Omega Board prior to obtaining the Omega Stockholder Approval; provided, however that an Intervening Event will not include (i) any event, fact, circumstance, development or occurrence resulting from or arising out of the announcement or pendency of, or any actions required to be taken by Omega (or to be refrained from being taken by Omega) pursuant to, the merger agreement, (ii) the receipt, exercise or effect of an Acquisition Proposal or Superior Proposal, (iii) any change in the price or trading volume of the Common Stock, (iv) Omega’s exceeding any estimates, projections or other expectations of Omega’s revenues, earnings, cash flows or other operating results for any period; provided, however, that nothing therein will prevent inclusion of any of the underlying causes of changes otherwise excluded pursuant to the clause immediately preceding this proviso in the determination of whether an Intervening Event has occurred, and (v) fluctuations in currency exchange rates.

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Change of Recommendation

Neither the Omega Board nor any committee thereof may make an Adverse Recommendation Change. Notwithstanding the foregoing restriction, the Omega Board or any committee thereof may, in response to a Superior Proposal, make an Adverse Recommendation Change or terminate the merger agreement pursuant to the Superior Proposal termination right if and only if each of the following conditions are satisfied:

●	Omega has provided to Cooke at least five days’ prior notice of its intent to take such action (a “Superior Proposal Notice”);

●

if requested to do so by Cooke, Omega has negotiated, and has caused its representatives to negotiate, in good faith with Cooke during the period starting on the first day following Cooke’s receipt of the Superior Proposal Notice and ending at 11:59 p.m. Houston, Texas time on the fifth day following such receipt (such period, a “Superior Proposal Notice Period”), any changes or modifications to the terms of the merger agreement that Cooke proposes to make; and

●

at the end of such Superior Proposal Notice Period, the Omega Board has determined in good faith, after consultation with its financial advisors and taking into account any changes or modifications to the terms of the merger agreement proposed by Cooke to Omega, that such Acquisition Proposal still constitutes a Superior Proposal.

Notwithstanding anything to contrary in the merger agreement, at any time prior to obtaining the Omega Stockholder Approval, the Omega Board (or a duly authorized committee thereof) may, in response to an Intervening Event, make an Adverse Recommendation Change if the Omega Board has determined in good faith, after consultation with its legal counsel, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and

●

Omega has provided to Cooke at least five days’ prior notice of its intent to take such action, which notice will provide a reasonably detailed description of the Intervening Event (such notice being referred to herein as an “Intervening Event Notice”);

●

if requested to do so by Cooke, Omega has negotiated, and has caused its representatives to negotiate, in good faith with Cooke during the period starting on the first business day following Cooke’s receipt of the Intervening Event Notice and ending at 11:59 p.m. Houston, Texas time on the fifth day following such receipt (such period, an “Intervening Event Notice Period”), any changes or modifications to the terms of the merger agreement that Cooke proposes to make; and

●

at the end of such Intervening Event Notice Period, the Omega Board (or a duly authorized committee thereof) has determined in good faith, after consultation with its legal counsel and taking into account any changes or modifications to the terms of the merger agreement proposed by Cooke to Omega in a written, binding and irrevocable offer, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding anything in the merger agreement to the contrary, any factually accurate public statement by Omega that describes Omega’s receipt of an Acquisition Proposal and the operation of the merger agreement with respect thereto, will not be deemed to be a recommendation of such Acquisition Proposal or the withdrawal, amendment or modification of the recommendation of the Omega Board in favor of the merger agreement and the merger. Nothing contained in the merger agreement prohibits Omega or the Omega Board from (i) taking and disclosing to Omega’s stockholders a position required by Rule 14e-2(a) or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act; (ii) making any disclosure to Omega’s stockholders if the Omega Board determines after consultation with its legal counsel, that the failure to make such disclosure would be reasonably be expected to be inconsistent with applicable law, (iii) informing any person of the existence of the provisions contained in the merger agreement or (iv) making any “stop, look and listen” communication to Omega’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act.

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MARAD

The consummation of the transactions contemplated by the merger agreement, will require the approval of MARAD. Omega has agreed to reasonably assist Cooke in the preparation for the sale of certain or all of the MARAD Assets (including by transferring such MARAD Assets and FAA Assets identified by Cooke and related employees to the MARAD Subsidiary) pursuant to the MARAD Sale Agreement. Additionally, each of Omega and Cooke has agreed to comply in all material respects with all of its obligations under the MARAD Sale Agreement, and each of Cooke and Merger Sub has agreed to use its reasonable best efforts to do all things necessary, proper or advisable to obtain the approval of MARAD, including causing its affiliates to enter into the Fish Supply Agreement and the Stockholder Agreement on or prior to the closing date of the merger.

Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, Omega and Cooke will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as promptly as practicable, including:

●

preparing and filing as promptly as practicable with any governmental authority or other third party all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents;

●

obtaining and maintaining all approvals, consents, registrations, permits, authorizations, licenses, waivers, expiration of the applicable waiting periods and other confirmations required to be obtained from any governmental authority (including from MARAD) or other third parties that are necessary to consummate the transactions contemplated by the merger agreement;

●	defending or contesting any proceeding challenging the merger agreement or the transactions contemplated thereby; and

●	executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

Each of Cooke and Omega will also:

●	as promptly as practicable and, in any event, within fifteen (15) business days of the execution of the merger agreement:

●	make all pre-merger notification filings required under the HSR Act;

●

make each other appropriate filing required pursuant to any foreign antitrust law, in each case with respect to the transactions contemplated by the merger agreement (together with the HSR Act, the “Premerger Notification Rules”) and to supply as promptly as practicable any information and any material that may be requested in connection with the preparation and submission of any filing or submission under any Premerger Notification Rules; and

●	make any required filings in connection with MARAD Approval.

●

cooperate fully with each other and will furnish to the other such necessary information and reasonable assistance in connection with its preparation of any filings and submissions under any Premerger Notification Rules.

Unless otherwise agreed, Cooke and Omega will also use their reasonable best efforts to obtain the expiration of any applicable waiting period under any Premerger Notification Rules as promptly as practicable and obtain the consents, authorizations or approval of MARAD as promptly as practicable and in any event prior to the Outside Date. Furthermore, Cooke and Omega will each use its reasonable best efforts to respond to and comply with any request for information from any governmental authority. Cooke and Omega will also each promptly furnish the other with copies of all written communications with any governmental authority in connection with the transactions contemplated by the merger agreement.

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Cooke and Omega will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any governmental authority. Each of Cooke and Omega will:

●

furnish to the other party to the merger agreement such necessary information and reasonable assistance as the other party to the merger agreement may request in connection with its preparation of any filing or submission which is necessary under the HSR Act, any foreign antitrust law or MARAD; and

●

give the other reasonable prior notice of all filings or submissions or responses to requests or objections made by any governmental authority to any governmental authority under the Premerger Notification Rules and MARAD and, to the extent reasonably practicable, of any material communication with, and any inquiries or requests for additional information from, any other governmental authority regarding the transactions, and permit the other party to the merger agreement to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party to the merger agreement in connection with, any such filings, submissions, memoranda, white papers, correspondence communications, inquiries or requests.

In connection with obtaining MARAD Approval or compliance with the Premerger Notification Rules, Omega has also agreed not to discuss or commit to any divestiture transaction with any governmental authority or to alter its businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Cooke’s freedom of action with respect to, or Cooke’s ability to retain any of the businesses, product lines or assets of Omega. Further, each of Cooke and Merger Sub (i) will comply in all material respects with all of its obligations under the MARAD Sale Agreement and (ii) will use its reasonable best efforts to do all things necessary, proper or advisable to maintain the eligibility of the MARAD Assets for documentation with fishery endorsements, consistent with the eligibility conditions, including, entering into or causing its affiliates to enter into on or prior to the closing of the merger as applicable:

●	the Fish Supply Agreement; and

●	the Stockholder Agreement.

Cooke agrees that, from and after the date the merger agreement and prior to the effective time of the merger, and except as may be agreed in writing by Omega or as may be expressly permitted pursuant to the merger agreement, Cooke will not, and will not permit any of Cooke’s subsidiaries to agree, in writing or otherwise, to take any action which could reasonably be expected to result in the failure to satisfy any condition to the merger or a Cooke Material Adverse Effect.

The Special Meeting

Omega has agreed to take all lawful action to call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Omega Stockholder Approval as promptly as practicable following the date the SEC confirms it has no further comments to the preliminary proxy statement. Notwithstanding the immediately preceding sentence, Omega may adjourn or postpone the special meeting to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to Omega’s stockholders within a reasonable amount of time in advance of the special meeting, as otherwise required by law or, if at the time the special meeting is scheduled, there are insufficient shares of Common Stock represented to constitute a quorum necessary to conduct the business of the special meeting.

Employee Matters

Under the merger agreement, Cooke has agreed to provide, or cause to be provided, to all continuing employees, for eleven months after the effective time of the merger, the following: (i) base salary or regular hourly rate of pay (as applicable) at least as favorable as the base salary or regular hourly rate of pay that such continuing employee received immediately prior to the effective time of the merger, and (ii) medical, dental and welfare benefits that in the aggregate are at least as favorable as the medical, dental and welfare benefits, exclusive of equity grants under Omega’s employee benefit plans, provided to such continuing employee immediately prior to the effective time of the merger. Notwithstanding the foregoing, for at least eleven months after the effective time, Cooke will cause the surviving corporation to provide severance benefits to each continuing employee then eligible to participate in the employee severance benefits plan who is terminated during such period at least as favorable to those provided in the employee severance benefits plan, in accordance with the terms and conditions of such plan.

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Indemnification and Insurance

The merger agreement provides that after the effective time of the merger, Cooke will cause Omega or the surviving corporation, as the case may be, to the extent permitted by applicable law, to indemnify, defend and hold harmless against any threatened or actual claim or proceeding and related losses, and provide advancement of expenses to, all present and former officers, directors, employees and agents (including fiduciaries with respect to employee benefit plans) of Omega or any of its subsidiaries (each, an “Indemnified Person”), to the same extent and under the same terms such Indemnified Persons are indemnified or have the right to advancement of expenses as of the date of the merger agreement by Omega pursuant to Omega’s organizational documents and the indemnification agreements of Omega in existence on the date of the merger agreement. In addition, from and after the closing of the merger, and for six years after the effective time of the merger, Cooke will cause to be maintained in effect provisions in the articles of incorporation and bylaws of Omega or the surviving corporation, as the case may be, and each of its subsidiaries (or in such documents of any successor to the business of Omega or the surviving corporation, as the case may be, or any of its subsidiaries) regarding elimination of liability, indemnification and advancement of expenses that are no less favorable to the intended beneficiaries than the corresponding provisions in the articles of incorporation and bylaws of Omega and each of its subsidiaries in existence on the date of the merger agreement. From and after the effective time of the merger, any agreement between any Indemnified Person, on the one hand, and Omega or any of its subsidiaries, on the other hand, regarding elimination of liability, indemnification or advancement of expenses will be assumed by the surviving corporation, will survive the merger and will continue in full force and effect in accordance with its terms.

Additionally, prior to the closing of the merger, Omega will obtain and fully pay the premium for a non-cancellable extension of the directors’ and officers’ liability coverage of Omega’s existing directors’ and officers’ insurance policies and Omega’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the effective time of the merger with respect to any claim related to any period or time at or prior to the effective time of the merger (including claims with respect to the adoption of the merger agreement and the consummation of the transactions contemplated thereby); provided that the cost per annum payable for such “tail” insurance policy will not exceed 250% of the Maximum Tail Premium and if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then Omega will obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium. If Omega will for any reason fail to obtain such “tail” insurance policy as of the closing of the merger, the surviving corporation will, and Cooke will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time of the merger the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Omega in place as of the date of the merger agreement with benefits and levels of coverage at least as favorable as that provided under Omega's existing policies as of the date of the merger agreement, or the surviving corporation will, and Cooke will cause the surviving corporation to purchase comparable policies for such six-year period with benefits and levels of coverage at least as favorable as provided under Omega’s existing policies as of the date of the merger agreement; provided that the cost per annum payable for such “tail” insurance policy will not exceed the Maximum Tail Premium and if the cost for such “tail” insurance policies exceeds the Maximum Tail Premium, then the surviving corporation will, and Cooke will cause the surviving corporation to, obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.

Stockholder Litigation

In the event that any claim or legal or administrative proceeding by any governmental authority or other person that questions the validity or legality of the transactions contemplated by the merger agreement or seeks damages related to the merger agreement, the merger, or the other transactions contemplated thereby is brought, or, to the knowledge of Omega or Cooke, as applicable, threatened in writing, prior to the effective time of the merger against Omega or its subsidiaries and/or the members of the Omega Board or Cooke or its subsidiaries, each of Cooke and Omega will promptly notify the other party to the merger agreement of any such litigation and will keep the other party to the merger agreement reasonably informed with respect to the status thereof. Omega and Cooke will give each other the reasonable opportunity to participate, at their own expense, in the defense, settlement and/or prosecution of any pending or threatened litigation related to the transactions contemplated by the merger agreement. None of Omega or its subsidiaries or representatives will compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such stockholder litigation or consent to the same unless Cooke has consented in writing; provided, however, that Cooke’s consent will not be unreasonably withheld, delayed or conditioned.

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Compliance with Judgments

As of the effective time of the merger, Cooke and Merger Sub will cause OPI to continue to comply with all the terms, obligations and conditions of the Judgments and Probation Conditions. Additionally, as of the effective time of the merger, Cooke and Merger Sub will cause OPI to notify and obtain permission of its Probation Officer required as part of its obligations to sell, assign or transfer assets (including the affected marine vessels) that are subject to the Judgments and Probation Conditions. Also as of the effective time of the merger, each of Cooke and Merger Sub will use its reasonable best efforts to do all things necessary, proper or advisable to comply with and to facilitate the compliance with the Judgments and Probation Conditions by OPI. In addition, Cooke and Merger Sub will encourage the party which ultimately acquires or owns the MARAD Assets and the FAA Assets to:

●

in connection with obtaining judicial consent to transfer the MARAD Assets and the FAA Assets, enter into any required modification of the Judgments and Probation Conditions setting out, or otherwise confirming to the satisfaction of the applicable court and its Probation Officer, the allocation of the legal obligations established under this compliance with judgments covenant;

●

provide reasonable and unimpeded access to OPI following the closing of the merger such that OPI may perform such monitoring and oversight of the court-ordered environmental and safety compliance plans (“Compliance Plans”) applicable to the MARAD Assets and the FAA Assets as OPI deems reasonably necessary to comply with the Judgments and Probation Conditions;

●	ensure that all operations associated with operating the MARAD Assets and the FAA Assets are conducted in compliance with the Compliance Plans;

●	fully cooperate with, and allow OPI to operate the fish-processing plants in accordance with the Compliance Plans; and

●	provide reasonable and unimpeded access to third party monitors and auditors to conduct evaluations and inspections of implementation and compliance with the Compliance Plans.

Financing

Each of Cooke and Merger Sub will use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the Financing Facilities, and will not permit any amendment or modification to be made to, or any waiver of any provision under, the Financing Facilities if such amendment, modification or waiver:

●	reduces the aggregate amount of the cash proceeds available from the debt financing; or

●

imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the debt financing, or otherwise expands, amends or modifies any other provision of the Financing Facilities in a manner that would reasonably be expected to:

●	materially delay or prevent or make less likely the funding of the debt financing on the closing date of the merger; or

●	materially and adversely impact the ability of Cooke or Merger Sub to enforce its rights against other parties to the Financing Facilities.

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Each of Cooke and Merger Sub will use its reasonable best efforts to:

●	maintain in full force and effect the Financing Facilities;

●	negotiate and enter into definitive agreements with respect to the Financing Facilities on the terms and conditions contained in the Financing Facilities;

●	satisfy on a timely basis all conditions applicable to Cooke and Merger Sub to funding in the Financing Facilities that are within their control;

●	in the event that all conditions in the Financing Facilities and the merger agreement have been satisfied, to consummate the debt financing at or prior to the closing; and

●	comply with its obligations under the Financing Facilities.

In the event that all of the mutual conditions and all of Cooke and Merger Sub’s conditions to closing the merger have been satisfied or waived, Cooke and Merger Sub will cause the financing sources to fund, on the closing date of the merger, the debt financing, to the extent the proceeds from the Financing Facility are required to consummate the merger and the other transactions contemplated by the merger agreement, and will enforce their rights under the DNB Credit Facility or Debt Commitment Letter, as applicable. Cooke and Merger Sub will not take any action that would reasonably be expected to result in a failure of any of the conditions contained in the DNB Credit Facility or the Debt Commitment Letter or in any definitive agreement related to the debt financing. Cooke and Merger Sub must also take certain steps to keep Omega reasonably informed of the status of the debt financing.

If any portion of the debt financing becomes unavailable as set forth in the merger agreement or otherwise, and such portion is necessary to fund an amount sufficient to consummate the merger upon the terms contemplated by the merger agreement and pay all related fees and expenses of Cooke, Merger Sub and their respective representatives, Cooke and Merger Sub will use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing from the same or alternative sources on terms and conditions that are no less favorable to Cooke and Merger Sub, taken as a whole, than those set forth in the Financing Facilities, in an amount sufficient, when added to the portion of the debt financing being replaced that is still available, to consummate the transactions contemplated by the merger agreement as promptly as practicable following the occurrence of such event. Notwithstanding anything in the merger agreement to the contrary, in no event will the reasonable best efforts of Cooke or Merger Sub be deemed or construed to require Cooke or Merger Sub to, and neither Cooke nor Merger Sub will be required to:

●	pay any fees in excess of those contemplated by the Financing Facilities; or

●	agree to any term that is outside of, or less favorable than, any applicable economic provision of the Financing Facilities or any related fee letter.

Financing Assistance from Omega

Omega will use its reasonable best efforts to, will cause each of its subsidiaries to use their reasonable best efforts to, and will use its reasonable best efforts to cause its representatives to use their reasonable best efforts to, provide all cooperation that is customary in connection with the arrangement of the debt financing as may be reasonably requested by Cooke, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Omega. Such cooperation includes, among other things:

●	participating in a reasonable number of meetings, due diligence sessions, drafting sessions and lender and “road show” presentations;

●

furnishing Cooke (which Cooke may provide to its financings sources) with certain such financial statements, pro forma financial information, financial data, audit reports, and other information of the type and form that would be required by Regulation S-X and Regulation S-K under the Securities Act if the debt financing were a registered public offering by Omega alone of its securities on Form S-1 (or any successor forms thereto) under the Securities Act;

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●	facilitating the pledging of collateral and perfection of security interests and assisting Cooke in connection with obtaining surveys and title issuance as reasonably requested in writing by Cooke;

●

executing and delivering any customary pledge and security documents, guarantee agreements and any other any customary collateral documents, other definitive financing documents or other requested certificates or documents;

●

assisting with the preparation of materials for rating agency presentations, bank information memoranda, offering memoranda, “road show” presentations and similar documents required in connection with the debt financing, including using reasonable best efforts to assist Cooke in the preparation of pro forma financial statements for inclusion in such materials;

●

furnishing Cooke (which Cooke may provide to its financings sources) with information related to Omega and its subsidiaries required by regulatory authorities including under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, if requested at least ten business days prior to the effective time of the merger;

●

facilitating the delivery to Cooke of a customary “comfort letter” required by the terms of the debt financing by Omega’s registered public accounting firm, including by delivering customary management representation letters to such accounting firm; and

●

using reasonable best efforts to cooperate with Cooke to satisfy the conditions precedent to the debt financing to the extent within the control of Omega and causing the taking of corporate actions by Omega and its subsidiaries reasonably necessary to permit the completion of the debt financing.

Omega will and will cause each of its subsidiaries to, supplement the information provided by or on behalf of any of them to Cooke or any financing source on a reasonably current basis to the extent that any such information, to the knowledge of Omega, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading, when taken as a whole.

Cooke will promptly upon request by Omega, reimburse Omega for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred and documented by Omega in connection with the cooperation of Omega contemplated by the merger agreement and will indemnify and hold harmless Omega, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the financing and any information used in connection therewith, except with respect to any information provided in writing by Omega or any of its subsidiaries specifically for use in connection therewith.

However, nothing in the merger agreement requires any such cooperation to the extent that it would:

●	require Omega or its subsidiaries to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the closing of the merger;

●	unreasonably interfere with the ongoing business or operations of Omega or its subsidiaries;

●

require Omega or its subsidiaries to enter into or approve any agreement or other documentation effective prior to the closing of the merger or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the closing of the merger;

●	require Omega, any of its subsidiaries or any of their respective boards of directors (or equivalent bodies) to approve or authorize the debt financing prior to the closing of the merger;

●	cause any mutual conditions or any of Cooke and Merger Sub’s conditions to the closing of the merger to not be satisfied or otherwise cause any breach of the merger agreement; or

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●

reasonably be expected to conflict with or violate Omega or its subsidiaries’ respective organizational documents or any applicable law in any material respect, or result in the contravention of, or result in a violation or breach of, or default under, any contract.

Further, nothing in the merger agreement will require Omega to cause the delivery of legal opinions or reliance letters or any solvency certificate.

Notwithstanding anything contrary in the merger agreement, Omega will not be deemed to be in breach of the financing cooperation covenant so long as such breach is not willful.

Directors

Unless otherwise agreed to by Cooke, Omega will use reasonable best efforts to obtain and deliver to Cooke at the closing the written resignations of each of the directors of Omega from the Omega Board and each of the directors who are not officers of Omega from the board of directors (or similar governing body) of each subsidiary of Omega.

Other Covenants and Agreements

The merger agreement also contains additional covenants, including, among others, covenants relating to access to information, takeover statutes, the Foreign Investment in Real Property Tax Act, exemptions under Rule 16b-3 of the Exchange Act, this proxy statement, public announcements, further assurances, notice of certain events, advice of changes and control of Omega’s operations.

Conditions to Completion of the Merger

Mutual Conditions

Each party’s obligation to complete the transactions contemplated by the merger agreement is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the following conditions:

●	the Omega Stockholder Approval;

●	the approvals condition;

●	the no injunctions or restraints condition; and

●	the representations and warranties condition.

Additional Conditions for Cooke and Merger Sub

The obligations of Cooke and Merger Sub to complete the transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

●	the MARAD performance condition;

●	the Omega performance condition;

●	the Omega MAE condition; and

●

Omega has provided to Cooke (i) a certification in the form set out in the schedules to the merger agreement, dated as of the closing date of the merger, signed by an officer of Omega to the effect that the shares of Omega are not “United States real property interests” within the meaning of Section 897 of the Code and (ii) an executed notice to the IRS as contemplated by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c).

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Additional Conditions for Omega

The obligation of Omega to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver of the following additional conditions:

●	the Cooke performance condition; and

●	the payment fund condition.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger (subject to certain limitations):

●	by mutual written consent of Cooke and Omega;

●	by either Cooke or Omega, pursuant to:

●

the Outside Date termination right, subject to specified limitations, including the right of Cooke to extend the Outside Date by up to 60 days in order to obtain MARAD Approval if all other conditions to the closing of the Merger have been met (or waived, if permitted by law), (a) the commitments to provide financing have been extended to the proposed extended Outside Date, (b) Cooke and Merger Sub are in material compliance with the covenants described under “Reasonable Best Efforts,” above, and (c) the Omega Board determines that there exists an objectively reasonable probability that MARAD Approval will be obtained and the merger will be consummated within such period;

●	the injunction termination right; or

●	the adverse stockholder vote termination right;

●	by Cooke, pursuant to:

●	the change of recommendation termination right; or

●	the Omega breach termination right;

●	by Omega, pursuant to:

●	the Superior Proposal termination right;

●	the Cooke breach termination right; or

●	the failure to close termination right.

Termination Fees and Expenses

Omega Termination Fee

Omega is required to pay Cooke a termination fee of $20 million if the merger agreement is terminated:

●	by Cooke pursuant to its change of recommendation termination right or by Omega pursuant to its Superior Proposal termination right; or

●

the merger agreement is terminated by Cooke or Omega pursuant to the adverse stockholder vote termination right or by Cooke for an Omega terminable breach of the non-solicitation covenants contained in the merger agreement; and

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●

after the date of the merger agreement and prior to the special meeting or such termination, as applicable, an Acquisition Proposal was been publicly announced or otherwise communicated to the Omega stockholders and not withdrawn (i) in the case of termination pursuant to the adverse stockholder vote termination right, prior to the special meeting or (ii) in the case of termination for an Omega terminable breach of the non-solicitation covenants contained in the merger agreement, prior to the date of termination (provided that for purposes of such clause, all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”); and

●	within 12 months following the date of such termination, Omega enters into a definitive agreement with respect to such Acquisition Proposal.

Cooke Regulatory Termination Fee

Cooke is required to pay Omega a regulatory termination fee of $20 million if the merger agreement is terminated by either Cooke or Omega pursuant to:

●

the Outside Date termination right and, at the time of such termination, any of the conditions set forth in the approvals condition or the no injunctions or restraints condition (if, and only if, the applicable event giving rise to the failure of such condition to be satisfied arises in connection with clearance under HSR, any foreign antitrust laws or MARAD Approval), have not been satisfied; or

●

the injunction termination right (if, and only if, the applicable restraint or order giving rise to such termination arises in connection with HSR, any foreign antitrust laws, MARAD Approval or the Judgments and Probation Conditions).

Additionally, at the time of such termination pursuant to the Outside Date termination right or the injunction termination right, the conditions set forth in the no injunctions or restraints condition (other than those related to HSR, any foreign antitrust laws or MARAD Approval), the representations and warranties condition (with respect to Omega), the MARAD performance condition, the Omega performance condition and the Omega MAE condition (other than those conditions that by their nature can be satisfied only at the closing, but subject to such conditions being capable of being satisfied if the closing date of the merger were the date of such termination) must have been satisfied or waived in accordance with the merger agreement.

Expenses

Except as otherwise provided in the merger agreement with respect to financing cooperation, indemnification, insurance and termination fees, all costs and expenses incurred in connection with the merger agreement will be paid by the party to the merger agreement incurring such cost or expense; provided that Omega and Cooke have shared equally all filing fees payable under the HSR Act.

Other Remedies

In the event of termination of the merger agreement by either Cooke or Omega as provided in the merger agreement as summarized above, the merger agreement will become void and have no effect, and none of Cooke, Merger Sub, Omega or any other person related to Omega or to Cooke will have any liability of any nature whatsoever under the merger agreement, or in connection with the transactions contemplated by the merger agreement, except (i) with respect to certain obligations set forth in the merger agreement as well as the Confidentiality Agreement dated as of April 21, 2017 between Omega and Cooke, which will survive any termination of the merger agreement and (ii) subject in every case to the limitations on liability and restrictions on rights of recovery set forth in the merger agreement, neither Omega nor Cooke will be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of the merger agreement or fraud.

The parties to the merger agreement will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof in courts with jurisdiction over such matter pursuant to the merger agreement without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the terms of the merger agreement at law or in equity. Each of the parties to the merger agreement agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.

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Amendment, Extension and Waiver

The merger agreement may be amended or supplemented in any and all respects by written agreement signed by each of the parties to the merger agreement thereto; provided, however, that (a) after adoption of the merger agreement by the holders of Common Stock, no amendments will be made which by applicable law require further approval by such holders without obtaining such further approval and (b) the merger agreement may not be amended or supplemented in any respect after the effective time of the merger.

At any time prior to the effective time of the merger, the parties to the merger agreement, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement; (b) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to the merger agreement hereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party to the merger agreement.

Governing Law

The merger agreement will be governed by, and construed in accordance with, the laws of the State of Nevada without regard to the conflicts of law rules of such state that would direct a matter to another jurisdiction.

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THE MERGER PROPOSAL

We are asking our stockholders to consider and vote upon a proposal to adopt and approve the merger agreement. A description of the merger and the terms of the merger agreement are set forth under “The Merger” and “The Merger Agreement,” respectively. We encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex B to this proxy statement.

Under the merger agreement, approval of this proposal is a condition to the completion of the merger. If the proposal is not approved, the merger and the other transactions contemplated by the merger agreement will not be completed even if the other proposals related to the transactions contemplated by the merger agreement are approved.

Approval of this proposal requires an affirmative vote of a majority of the shares of outstanding Common Stock as of the record date. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as present for the purpose of determining whether a quorum is present at the special meeting, but will have the same effect as a vote against the approval of the merger proposal.

The Omega Board unanimously recommends that Omega’s stockholders vote “FOR” the merger proposal.

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NON-BINDING PROPOSAL ON COMPENSATION RELATED TO THE MERGER

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation that will or may be paid or become payable to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger.”

We are asking our stockholders to indicate their approval of the various “change of control” payments and other compensation which our named executive officers will or may be eligible to receive in connection with the merger. These payments are set forth in the table under the section of this proxy statement entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger—Information for Advisory Vote on Merger-Related Compensation for Our Named Executive Officers” and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Omega’s overall compensation program for our named executive officers, which has been disclosed to our stockholders as part of the “Compensation Discussion and Analysis” and related sections of our annual proxy statements.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Omega approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Omega’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement entitled ‘The Merger—Interests of Omega’s Executive Officers and Directors in the Merger’.”

Approval of this proposal is not a condition to completion of the merger. Stockholders should note that this non-binding proposal regarding merger-related compensation is merely an advisory vote that will not be binding on Omega or Cooke, their boards of directors or our compensation committee. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms or conditions applicable to such compensation, even if this proposal is not approved.

Approval of this proposal requires an affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote, assuming a quorum is present. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as present for the purpose of determining whether a quorum is present at the special meeting, but will have the same effect as a vote against the approval of the non-binding proposal. The failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on this proposal.

The Omega Board unanimously recommends that Omega’s stockholders vote “FOR” the advisory, non-binding compensation proposal.

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ADJOURNMENT PROPOSAL

If Omega fails to receive a sufficient number of votes to approve the merger proposal, Omega may propose to adjourn the special meeting, even if a quorum is present, for the purpose of soliciting additional proxies to approve the merger proposal. Omega currently does not intend to propose adjournment of the special meeting if there are sufficient votes to approve the merger proposal.

Approval of this proposal requires an affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote, assuming a quorum is present. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as present for the purpose of determining whether a quorum is present at the special meeting, but will have the same effect as a vote against the approval of the adjournment proposal. The failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on this proposal.

The Omega Board unanimously recommends that Omega’s stockholders vote “FOR” the adjournment proposal.

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MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is currently listed on the NYSE under the symbol “OME.” This table shows, for the periods indicated the range of high and low sale prices for the Common Stock as quoted on the NYSE:

	Price per Share
	Low	High
Fiscal Year Ended December 31, 2014
First Quarter	$9.70	$13.89
Second Quarter	$11.03	$14.80
Third Quarter	$11.58	$15.92
Fourth Quarter	$9.00	$15.25
Fiscal Year ended December 31, 2015
First Quarter	$10.25	$14.09
Second Quarter	$11.11	$14.50
Third Quarter	$13.07	$19.10
Fourth Quarter	$16.41	$25.22
Fiscal Year ended December 31, 2016
First Quarter	$14.58	$25.49
Second Quarter	$15.90	$21.01
Third Quarter	$18.00	$25.65
Fourth Quarter	$21.25	$26.30
Fiscal Year ended December 31, 2017
First Quarter	$18.35	$26.99
Second Quarter	$16.70	$21.65
Third Quarter	$14.50	$18.30
Fourth Quarter (through November 22, 2017)	$16.45	$22.48

On October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board, the Common Stock closed at $16.55. On November 22, 2017, the last practicable trading day prior to the date of this proxy statement, the Common Stock closed at $21.90. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares of Common Stock.

Omega pays quarterly dividends of $0.05 per share of Common Stock. Under the terms of the merger agreement, Omega is prohibited from paying dividends other than its quarterly cash dividend, the record date of which may not be prior to December 20, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers

The following table sets forth information as of November 22, 2017 (except where otherwise noted therein) concerning beneficial ownership of Common Stock by each director of Omega, Omega’s named executive officers and all of our directors and executive officers as a group. Except as otherwise indicated, a person has sole voting and investment power with respect to the Common Stock beneficially owned by that person.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock(2)
Bret D. Scholtes	445,179	1.96%
Dr. Mark E. Griffin	77,277	0.34%
John D. Held	68,472	0.30%
Joseph R. Vidal	130,741	0.58%
Andrew C. Johannesen	59,920	0.26%
Mark A. Livingston	6,224	0.03%
Montgomery C. Deihl	23,103	0.10%
David A. Owen	46,531	0.21%
David H. Clarke	6,545	0.03%
David W. Wehlmann	42,101	0.19%
Gary R. Goodwin	37,703	0.17%
Michael N. Christodolou	6,545	0.03%
Dr. Celeste A. Clark	3,374	0.01%
Stephen C. Bryan	13,738	0.06%
All directors and executive officers as a group (14 persons total)	967,453	4.26%

(1)

Includes 300,000, 24,200, 20,000 and 20,000 shares of Common Stock subject to stock options exercisable on November 22, 2017 or within 60 days thereafter held by, respectively, Bret D. Scholtes, David W. Wehlmann, David A. Owen, and Gary R. Goodwin.

(2)

For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any security which such person has the right to acquire within 60 days after November 22, 2017 is deemed to be outstanding for that person, but is not deemed to be outstanding in computing the percentage ownership of any other person.

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Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning beneficial ownership of Common Stock by those persons known by us to be the beneficial owners of more than five percent (5%) of any class of our equity securities as of November 22, 2017. Except as otherwise indicated, a person has sole voting and investment power with respect to the securities shown.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock
Dimensional Fund Advisors, LP(1) Building One 6300 Bee Cave Road Austin, Texas 78746	1,883,983	8.4%

Blackrock, Inc.(2) 55 East 52nd Street New York, New York 10022	1,518,195	6.8%

GAMCO Investors, Inc. Mario J. Gabelli(3)
One Corporate Center Rye, New York 10580	1,195,036	5.3%

LSV Asset Management(4) 155 N. Wacker Drive, Suite 4600 Chicago, Illinois 60606	1,253,896	5.6%

(1)

Based solely on the Form 13F-HR filed with the SEC by Dimensional Fund Advisors, LP (“DFA”) on August 11, 2017. According to the filing, DFA has sole voting power over 1,809,621 shares of Common Stock and no voting power over 74,362 shares of Common Stock. The address of DFA is 6300 Bee Cave Road, Austin, Texas 78746.

(2)

Based solely on the Form 13F-HR filed with the SEC by BlackRock Inc. (“BlackRock”) with respect to BlackRock Financial Management, Inc. (“BlackRock Financial”), BlackRock Asset Management Canada Limited (“BlackRock Canada”), BlackRock Investment Management, LLC (“BlackRock Investment”), BlackRock Advisors, LLC (“BlackRock Advisors”), BlackRock Fund Advisors (“BlackRock Fund”), BlackRock Institutional Trust Company (“BlackRock Trust”), BlackRock Japan Co. Ltd (“BlackRock Japan”), BlackRock (Netherlands) B.V. (“BlackRock Netherlands”) and BlackRock Asset Management Ireland Limited (“BlackRock Ireland”) on August 10, 2017. According to the filing, BlackRock Financial has sole voting power over 1,018 shares of Common Stock and no voting power over 4,094 shares of Common Stock. BlackRock Canada has sole voting power over 51,974 shares of Common Stock. BlackRock Investment has sole voting power over 89,774 shares of Common Stock. BlackRock Advisors has sole voting power over 14,526 shares of Common Stock. BlackRock Fund has sole voting power over 723,746 shares of Common Stock. BlackRock Trust has sole voting power over 585,936 shares of Common Stock and no voting power over 40,236 shares of Common Stock. BlackRock Japan has sole voting power over 701 shares of Common Stock. BlackRock Netherlands has sole voting power over 3,248 shares of Common Stock. BlackRock Ireland has sole voting power over 2,942 shares of Common Stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10022.

(3)

Based solely on the Schedule 13D dated November 9, 2017 filed with the SEC by GAMCO Investors, Inc. (“GBL”), GGCP, Inc.  ("GGCP"), GGCP Holdings LLC ("GGCP Holdings"), Associated Capital Group, Inc. ("AC"), Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Asset Management Inc. ("GAMCO"), Teton Advisors, Inc. ("Teton Advisors"), Gabelli & Company Investment Advisers, Inc. ("GCIA"), G.research, LLC ("G.research"), MJG Associates, Inc. ("MJG Associates"), Gabelli Foundation, Inc. ("Foundation"), MJG-IV Limited Partnership ("MJG-IV"),  Mario Gabelli (“Mr. Gabelli”), LICT Corporation (“LICT”), CIBL Inc. (“CIBL”) and ICTC Group, Inc. (“ICTC”). Mr. Gabelli has sole voting power over 1,195,036 of the shares shown, shared voting power over 0 of the shares shown, sole dispositive power over 1,195,036 of the shares shown and shared dispositive power over 0 of the shares shown. Mr. Gabelli is the beneficial owner of 1,195,036 of the shares shown. Mr. Gabelli directly or indirectly controls or acts as the chief investment officer for these various entities, Mr. Gabelli is the sole shareholder, director and employee of MJG Associates, is the controlling stockholder, Chief Executive Officer and a director of GGCP and Chairman and Chief Executive Officer of GBL, is the Executive Chairman of AC, is also a member of GGCP Holdings, is the controlling shareholder of Teton, and deemed the beneficial owner of the (i) 1,195,036 shares owned by GAMCO, Gabelli Funds, GCIA and Teton. The address of GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580.

(4)

Based solely on the Form 13F-HR filed with the SEC by LSV Asset Management (“LSV”) on August 9, 2017. According to the filing, LSV has sole voting power over 657,153 shares of Common Stock and no voting power over 596,743 share of Common Stock. The address of LSV is 155 N. Wacker Drive, Suite 4600, Chicago, Illinois 60606.

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STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act, stockholder proposals must be received by Omega no later than January 5, 2018 to be considered for inclusion in Omega’s proxy statement relating to the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) or, if Omega changes the date of the 2018 Annual Meeting by more than 30 days from the date of the 2017 Annual Meeting (June 29, 2017), then stockholder proposals must be received by Omega a reasonable time before it begins to print and mail its proxy materials for the 2018 Annual Meeting.

In addition, pursuant to Omega’s bylaws, stockholders may submit proposals to be presented at Omega’s 2018 Annual Meeting (whether or not to be included in Omega’s proxy statement) upon timely notice. A timely notice must be made in writing, contain the information required by Omega’s bylaws and be received by Omega’s Secretary not earlier than the close of business on the 210th calendar day, nor later than the close of business on the 120th calendar day, immediately before the first anniversary of the date of the 2017 Annual Meeting of Stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to the SEC’s Rule 14a-8) must have been received no earlier than December 1, 2017, and must have been received no later than March 1, 2018. However, in the event that the date of the 2018 Annual Meeting is advanced more than 30 calendar days before, or delayed more than 30 calendar days after, such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th calendar day before such annual meeting or the 10th calendar day following the day on which public announcement of a meeting date is first made by Omega.

Stockholder proposals must be mailed to Omega Protein Corporation, to the attention of the Corporate Secretary, 2105 City West Boulevard, Suite 500, Houston, Texas 77042.

If the merger is completed prior to the 2018 Annual Meeting, no such meeting will be held.

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OTHER MATTERS

As of the date of this proxy statement, the Omega Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted in the discretion of the named proxy holders.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

Cooke has supplied all information contained in this proxy statement relating to Cooke and Merger Sub set forth in “Summary—The Parties to the Merger”; “Summary—The Merger—Financing of the Merger”; “The Parties to the Merger”; and “The Merger—Financing of the Merger.” We have supplied all such information relating to us and the merger.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 24, 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the payment of cash in the merger creates any implication to the contrary.

 The SEC allows us to incorporate by reference into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Copies of the annual report on Form 10-K of Omega for the year ended December 31, 2016 and the quarterly reports on Form 10-Q of Omega for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 are attached to this proxy statement as Annexes D, E, F and G, respectively. We incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this proxy statement.

You can obtain any of these documents from the SEC through the SEC’s website at the address described above, or Omega will provide you with copies of these documents (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates), without charge, upon written or oral request to:

Omega Protein Corporation
2105 City West Blvd., Suite 500
Houston, Texas 77042
Attention: Corporate Secretary

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

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MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of this proxy statement to you if you contact us at the following address: Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042, Attention: Corporate Secretary, telephone: 713-623-0060. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

If you have any questions about this proxy statement, the special meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement, please contact our proxy solicitor at:

470 West Avenue
Stamford, Connecticut 06902
Shareholders Call Toll Free: 1-800-662-5200
Banks and Brokers Call Collect: 1-203-658-9400
E-mail: OMEinfo@morrowsodali.com

This proxy statement contains references to the availability of certain information from our website, www.omegaprotein.com. By making such references, we do not incorporate into this document the information included on our website.

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ANNEX A

Certain Defined Terms

For purposes of this proxy statement, the following terms have the meanings set forth below, unless the context otherwise indicates:

“affiliate” means (unless otherwise specified), with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person.

“business day” means any day that is not a Saturday, a Sunday or other day on which banking organizations in New York, New York or Houston, Texas are required or authorized by law to be closed.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of Omega.

“Cooke” means Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada.

“Debt Commitment Letter” means the debt commitment letter, dated as of October 5, 2017 by and among Cooke, Cooke Holdco Inc., VesselCo Holdings, Bank of Montreal and BMO Capital Markets Corp. providing debt financing upon the terms and subject to the conditions therein (the “debt financing”).

“DNB” means DNB Capital LLC.

“DNB Credit Facility” means that certain Loan Agreement by and between Cooke, as borrower, the guarantors identified on the signature pages thereof as guarantors, and DNB, as lender, dated as of October 5, 2017, for a loan in the principal amount of up to $200 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FAA” means the Federal Aviation Administration.

“FAA Assets” means certain or all of the aircraft owned by Omega and its subsidiaries that are subject to the jurisdiction of the FAA.

“FCC” means the Federal Communications Commission.

“Financing Facility” means the debt financing incurred or intended to be incurred pursuant to the DNB Credit Facility and the Debt Commitment Letter.

“Fish Supply Agreement” the Fish Supply Agreement, by and among the MARAD Subsidiary and OPI, in substantially the form attached to the MARAD Sale Agreement.

“GAAP” means United States generally accepted accounting principles.

“HSR” or “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“J.P. Morgan” means J.P. Morgan Securities LLC, financial advisor to Omega.

“Judgments and Probation Conditions” means certain judicial conditions, approvals and obligations imposed upon OPI pursuant to a January 27, 2017 Judgment in United States of America v. Omega Protein, Inc. and a June 14, 2013 Judgment in United States of America v. Omega Protein, Inc.

“KDW” means the law firm of Kelley Drye & Warren LLP, legal counsel to Cooke.

“MARAD” means the United States Maritime Administration.

“MARAD Approval” means a letter ruling from the Citizenship Approval Officer of MARAD that, after giving effect to the transactions contemplated by the MARAD Sale Agreement, the MARAD Subsidiary will continue to qualify as a U.S. citizen that is eligible to document its vessels with a fishery endorsement, which approval may be conditional and subject to submittal of and final review of all executed documents by MARAD following the closing of the merger.

“MARAD Assets” means certain or all of the vessels owned by Omega and its subsidiaries that are subject to the jurisdiction of MARAD.

“MARAD Sale Agreement” means that certain Purchase and Sale Agreement by and between Omega and VesselCo Holdings dated the date of the merger agreement and related to the sale of the MARAD Subsidiary.

“MARAD Subsidiary” means the newly-formed wholly owned subsidiary of Omega to which the MARAD Assets and the FAA Assets will be transferred prior to the consummation of the transactions contemplated by the MARAD Sale Agreement.

“Marketing Period” means a period of fifteen consecutive business days following the date of the merger agreement commencing upon receipt by the Lead Arranger of the certain required information, provided that (a) none of November 22, 2017, November 23, 2017 and November 24, 2017 will constitute a business day (provided that, for the avoidance of doubt, such exclusion will not restart such period) and (b) if the Marketing Period has not been completed on or prior to December 20, 2017, the Marketing Period will commence no earlier than January 3, 2018.

“merger” means, as contemplated by the merger agreement, the proposed merger of Merger Sub with and into Omega, with Omega surviving the merger as a wholly owned subsidiary of Cooke, and each share of Common Stock outstanding at the effective time of the merger being converted into the right to receive the merger consideration, without interest.

“merger agreement” means the Agreement and Plan of Merger, dated as of October 5, 2017, by and among Cooke, Merger Sub, and Omega, as such agreement may be amended from time to time, pursuant to which the parties have agreed to consummate the merger and other transactions contemplated by the merger agreement.

“merger consideration” means the consideration of $22.00 in cash, less any required withholding taxes, offered for each share of Common Stock under the merger agreement.

“Merger Sub” means Alpha MergerSub, Inc., a Nevada corporation and a wholly owned subsidiary of Cooke.

“Omega” or “we,” “us” or “our” means Omega Protein Corporation, a Nevada corporation.

“Omega Option” means each outstanding option to purchase shares of Common Stock.

“Omega Restricted Stock” means each share of restricted Common Stock issued pursuant to Omega’s 2006 Incentive Plan or its 2015 Long-Term Incentive Plan.

“Omega Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of Common Stock in favor of the proposal to approve the merger agreement at the special meeting of stockholders.

“option consideration” means an amount in cash equal to the excess, if any, of the merger consideration payable in respect of a share of Common Stock over the applicable per share exercise price of such Omega Option under the merger agreement, less applicable withholding taxes.

“NRS” means the Nevada Revised Statutes, as amended.

“NYSE” means the New York Stock Exchange.

“SEC” means the U.S. Securities and Exchange Commission.

“special meeting” means the special meeting of Omega stockholders to be held on December 19, 2017, at 9 a.m., Central Time at First City Tower, 1001 Fannin St.,  Suite 2500, Houston, Texas 77002, as may be postponed or adjourned from time to time.

“Stockholder Agreement” means the Stockholder Agreement, by and among Seth Dunlop, VesselCo Holdings and an affiliate of Cooke, in substantially the form attached to the MARAD Sale Agreement.

“U.S.” or “United States” means the United States of America.

“VesselCo Holdings” means Alpha VesselCo Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Cooke.

“V&E” means the law firm of Vinson & Elkins L.L.P., counsel to Omega.

Annex B

AGREEMENT AND PLAN OF MERGER

by and among

COOKE INC.,

ALPHA MERGERSUB, INC.

and

OMEGA PROTEIN CORPORATION

Dated as of October 5, 2017

B-1

i

Exhibit A – Form of Amended and Restated Certificate of Incorporation of Surviving Corporation

Exhibit B – Form of Option Surrender Agreement

Exhibit C – Form of Letter of Transmittal

ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 5, 2017 (this “Agreement”), is entered into by and among Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada (“Parent”), Alpha MergerSub, Inc., a Nevada corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Omega Protein Corporation, a Nevada corporation (the “Company”).

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Merger Sub shall be merged with and into the Company with the Company surviving that merger (the “Merger”), in accordance with the Nevada Revised Statute (the “NRS”), pursuant to which each issued and outstanding share of Company Common Stock shall be converted into the right to receive an amount equal to the Merger Consideration;

WHEREAS, the board of directors of the Company (the “Company Board”) has, on the terms and subject to the conditions set forth herein, adopted, approved and declared advisable this Agreement, the Merger and the other Transactions, and resolved to recommend that the Company’s stockholders approve this Agreement and the Merger;

WHEREAS, the respective boards of directors of Parent and Merger Sub have, on the terms and subject to the conditions set forth herein, unanimously approved this Agreement and the Transactions, including the Merger;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties to this Agreement agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01     Definitions.

(a)     As used herein, the following terms have the following meanings:

“Acquisition Proposal” means any proposal of (i) a transaction pursuant to which any Person (or group of Persons) (other than Parent or its Affiliates), directly or indirectly, acquires or would acquire more than 15% of the outstanding shares of the Company or outstanding voting power, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation, other business combination, recapitalization or similar transaction of involving the Company or any of the Company Subsidiaries (other than the Merger), or (iii) any transaction pursuant to which any person (or group of Persons) (other than Parent or its affiliates) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Company Subsidiaries and securities of the entity surviving any merger or business combination including any of the Company Subsidiaries) of the Company or any of the Company Subsidiaries representing more than 15% of the fair market value of all the assets or that generated more than 15% of the net revenues or net income of the Company and the Company Subsidiaries, taken as a whole, immediately prior to such transaction; provided, however, the sale or disposition of all or any of Bioriginal Food & Science Corp., a Saskatchewan (Canada) corporation and subsidiary of the Company, Cyvex Nutrition, Inc., a California corporation and subsidiary of the Company, or Wisconsin Specialty Protein, LLC., a Wisconsin limited liability company and subsidiary of the Company shall not constitute, or form a part of, an Acquisition Proposal.

“Affiliate” has the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act.

“Applicable Law” means, with respect to any Person, any foreign, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority (including, without limitation, the United States Patent and Trademark Office) that is legally binding upon and applicable to such Person.

“Business Day” means a day, other than Saturday, Sunday or other day on which the SEC or commercial banks in New York, New York or in the State of Nevada are authorized or required by Applicable Law to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2017.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2017 and the notes thereto set forth in the Company 10-Q.

“Company Balance Sheet Date” means June 30, 2017.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof provided by the Company to Parent and Merger Sub.

2

“Company Material Adverse Effect” shall mean any occurrences, conditions, changes, events, developments or effects that are materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole, except that none of the following, and no change, event or effect resulting or arising from any of the following, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) changes in the financial market, or credit market, or in general economic, regulatory or political conditions; (B) acts of terrorism, the initiation or escalation of any military action or operation, the declaration by the United States or any foreign country of a national emergency or war; (C) changes in or events or conditions relating to the general economy of any nation or region in which the Company operates or generally affecting the industries in which the Company operates; (D) any change of Applicable Law after the date hereof (including any changes or adjustments in regional or sub-regional quotas or sub-quotas) or changes to GAAP or interpretations thereof after the date hereof; (E) the announcement, pendency or consummation of the Transactions or any actions required to be taken in accordance with this Agreement (which for the sake of clarity shall not include actions permitted by Section 4.01 unless they are otherwise required by Parent or Merger Sub) or the consummation of the Transactions (including (i) the filing, defense, or settlement of any Proceeding relating to the Transactions, including those made or brought by any Company Stockholders on their own behalf or on behalf of the Company or (ii) any loss or change in relationship with any employee, customer, supplier, vendor or business partner of the Company or any other disruption to the business of the Company, in each case, resulting from or related to the announcement, pendency or consummation of the Transactions); (F) any failure of the Company to meet any published estimates, projections or other expectations of the Company’s revenues, earnings, cash flows or other operating results for any period, or any failure of the Company to meet its internal budgets, plans, forecasts or estimates of its revenues, earnings, cash flows, fish catch or yields, or other operating results for any period; (G) fluctuations in currency exchange rates; (H) the failure to take action as a result of any restrictions or prohibitions set forth in Section 4.01 with respect to which Parent has refused, following the Company’s written request, to provide a waiver in a timely manner or at all; (I) changes in the price or trading volume of the Company Common Stock; (J) the claims made as of the date hereof in the proceedings described in rows 21 through 25 of Schedule 3.01(l) and (K) the occurrence of any weather event or natural disaster except in the event, and only to the extent, of any damage or destruction to or loss of the Company’s physical properties and of any resulting loss in earnings or income as a result of such damage or destruction; provided, however, that nothing herein shall prevent a determination that any underlying causes of changes referenced in clauses (F) or (I) resulted in a Company Material Adverse Effect; provided, further, any change, event, and effect referred to in clauses (A), (B), (C) or (D) shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such change, event or effect has a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, compared to other participants in the industries or geographic regions in which Company and the Company Subsidiaries conduct their business.

“Company SEC Documents” means all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished to the SEC by the Company (together with any exhibits and schedules thereto and other information incorporated therein) since March 1, 2016.

“Confidentiality Agreement” means the Confidentiality Agreement dated as of April 21, 2017, between Parent and the Company.

“Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment or other instrument, obligation, arrangement or understanding of any kind.

“DNB Credit Facility” means that certain Loan Agreement by and between Cooke Inc. as borrower, the guarantors identified on the signature pages thereof as guarantors, and DNB Capital LLC, as lender, dated as of October 5, 2017, for a loan in the principal amount of up to $200,000,000.

3

“Encumbrance” means any mortgage, deed of trust, lien, pledge, charge, security interest, encumbrance, right of first refusal, defects in title or other burden or adverse claim of any kind.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, together with the Company or any of its Subsidiaries, would at any relevant time be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FAA Assets” means those assets described on Schedule 1.01.

“Financing Facility” or “Financing Facilities” means the debt financing incurred or intended to be incurred pursuant to the DNB Credit Facility and the Debt Commitment Letters, including the offering or private placement of debt securities or borrowing of loans contemplated by the Commitment Letters and any related engagement letter providing for borrowings sufficient to provide the aggregate Merger Consideration and Option Consideration required under this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, state, local, municipal, provincial, foreign government, court, regulatory or administrative agency, commission, authority, department, tribunal, judicial body, or other governmental instrumentality.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, (a) any liability of that Person (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements and all other amounts payable in connection therewith): (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities, (iii) for the deferred purchase price of property or services, except trade accounts payable and other accrued current liabilities arising in the ordinary course of business, (iv) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with GAAP and (v) arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (b) any guarantee by that Person of any indebtedness of others described in the preceding clause (a); (c) the maximum liabilities of such Person under any “Off Balance Sheet Arrangement” (as such term is defined in Item 303(a)(4)(ii) of Regulation S-K, promulgated under the Securities Act; and (d) all liabilities to reimburse any bank or other Person for amounts paid under a letter of credit, surety bond, or bankers’ acceptance.

4

“Intellectual Property” means any or all of the following and all rights in: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, reexaminations, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), rights in trade secrets, know how, business methods, technical data and customer lists, tangible or intangible proprietary information; (iii) rights in all software, computer programs, operating systems, applications, mobile applications, firmware and modules (in both source code and object code form) (collectively, “Software”), and all data and databases and all documentation associated therewith, (iv) all rights in works of authorship, copyrights, mask works and database compilation, copyrights registrations and applications therefor throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, slogans, trade dress, corporate names and other indicia of source, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world and all goodwill associated therewith; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world (to the extent such rights may be transferred or waived under Applicable Law); and (viii) all rights in Web addresses, sites and domain names and numbers and any registrations therefor; and (ix) any rights therein to any of the foregoing not otherwise set forth in this definition.

“IRS” means the United States Internal Revenue Service.

“knowledge” of any Person that is not an individual means the actual knowledge of such Person’s executive officers after due inquiry of their direct reports; provided, however, that “knowledge” of the Company means the actual knowledge of the individuals listed in Schedule 1.01(a) of the Company Disclosure Schedule after due inquiry of their direct reports.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Company Subsidiary holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

“MARAD” means the United States Maritime Administration.

“MARAD Approval” means a letter ruling from the Citizenship Approval Officer of MARAD, issued pursuant to a request attaching each of (a) the organizational documents for each of the MARAD Subsidiary and VesselCo Holdings, (b) the Fish Supply Agreement, by and among the MARAD Subsidiary and OPI, in substantially the form attached to the MARAD Sale Agreement and (c) the Stockholder Agreement, by and among Seth Dunlop, VesselCo Holdings and an affiliate of Parent, in substantially the form attached to the MARAD Sale Agreement, in each case in accordance with 46 C.F.R. Subpart 356.15(d), which letter ruling contains a determination by MARAD that, after giving effect to the transactions contemplated by the MARAD Sale Agreement, the MARAD Subsidiary will continue to qualify as a U.S. Citizen that is eligible to document its vessels with a fishery endorsement, which approval may be conditional and subject to submittal of and final review of all executed documents by MARAD following the Closing.

5

“Marketing Period” means a period of fifteen (15) consecutive Business Days following the date of this Agreement commencing upon receipt by the Lead Arranger (as defined in the Debt Commitment Letter) of the Required Information, provided that (a) none of November 22, 2017, November 23, 2017 and November 24, 2017 shall constitute a Business Day (provided that, for the avoidance of doubt, such exclusion shall not restart such period) and (b) if the Marketing Period has not been completed on or prior to December 20, 2017, the Marketing Period shall commence no earlier than January 3, 2018.

“NYSE” means the New York Stock Exchange.

“Open Source Software” means (a) any Software that requires as a condition of use, modification or distribution of such Software that such Software or other Software incorporated into, linked with, derived from, based upon or distributed with such Software: (i) be disclosed, licensed or distributed by the licensee to the licensor or any other third party recipients in source code form, (ii) be licensed by the licensee to the licensor or any other third party recipients for the purpose of making derivative works, and/or (iii) be redistributable by licensee to the licensor or any other third party recipients at no charge, and (b) without limiting the foregoing, Software licensed or distributed under any of the following licenses or distribution models: GNU General Public License (“GPL”), Lesser/Library General Public License, Eclipse Public License, Common Public License, Mozilla Public License, Apache Software License, BSD License, and Affero GPL.

“OSS Modifications” means any modifications or derivatives of Open Source Software made by or on behalf of the Company or its Subsidiaries.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Registered IP” means all United States, international and foreign: (a) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof; (b) registered trademarks, registered service marks, applications to register trademarks, applications to register service marks and intent-to-use applications for trademarks or service marks; (c) registered copyrights and applications for copyright registration; and (d) domain name registrations and Internet number assignments.

“Representative(s)” means the respective party’s directors, officers, employees, investment bankers, attorneys, accountants, advisors and representatives.

“Required Information” means such financial statements, pro forma financial information, financial data, audit reports, and other information of the type and form required by Regulation S-X and Regulation S-K under the Securities Act if the Debt Financing were a registered public offering by the Company alone of its securities on Form S-1 (or any successor forms thereto) under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

6

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental taxes under Code Section 59A, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or similar governmental charge or assessment of any kind whatsoever, whether disputed or not, including any interest, penalties, or additions to tax thereto.

“Tax Return” means any Tax return, statement, report, election, declaration, disclosure, schedule or form (including any estimated Tax or information return or report) filed or required to be filed with any Taxing Authority.

“Taxing Authority” means any governmental authority (domestic or foreign) responsible for the imposition or collection of any Tax.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates.

“Treasury Regulations” means the Tax regulations issued by the IRS.

“Willful Breach” means a material breach that is a consequence of an action undertaken or failure to take an action by the breaching party with the actual or constructive (that which a reasonable person should know) knowledge that the taking of such action or such failure to act would constitute or be reasonably likely to result in a breach of this Agreement.

7

(b)     Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Acceptable Confidentiality Agreement	4.03(g)(i)
Adverse Recommendation Change	4.03(d)
Agreement	Preamble
Alternative Financing	5.04(b)
Articles of Merger	2.01
Book-Entry Shares	2.10(b)(i)
Certificates	2.10(b)(i)
Closing	2.02
Closing Date	2.02
Company	Preamble
Company Articles	3.01(b)(iii)
Company Board	Preamble
Company Bylaws	3.01(b)(iii)
Company Common Stock	2.06(b)(i)
Company Controlled PII	3.01(n)(vi)
Company Employee Benefit Plan	3.01(p)(i)
Company Group	9.14
Company IP	3.01(n)(i)
Company Organizational Documents	3.01(b)(iii)
Company Owned IP	3.01(n)(ii)
Company Pension Plan	3.01(p)(ii)
Company Preferred Stock	3.01(e)(i)
Company Proxy Statement	3.01(w)(i)
Company Registered IP	3.01(n)(iii)
Company Securities	3.01(e)(i)
Company Stockholders	3.01(w)(i)
Company Stockholder Approval	3.01(b)(i)
Company Stockholder Meeting	4.02
Company Stock Option	2.08
Company Stock Plans	2.08
Company Subsidiary or Company Subsidiaries	3.01(a)
Company Subsidiary Securities	3.01(f)
Company Termination Fee	9.04(b)(iv)
Company Terminable Breach	8.01(c)(ii)
Compliance Plan	6.01(a)
Continuing Employee	5.03(a)
Debt Commitment Letter	3.02(f)
Debt Financing	3.02(f)(i)(B)
Debt Letters	3.02(f)(i)(C)
Designated Percentage	5.03(d)
Effective Time	2.01
Employee Plan	3.01(p)(i)
Environmental Laws	3.01(s)(i)
Financing Source	3.02(f)(i)
Foreign Antitrust Law	3.01(c)
GPL	1.01
Hazardous Materials	3.01(s)
Indemnified Person	5.02(a)
Internal Control	3.01(g)(v)
Inquiry	4.03(b)
Insurance Policies	3.01(r)
Intervening Event	4.03(g)(ii)
Intervening Event Notice	4.03(e)
Intervening Event Notice Period	4.03(e)
Judgments and Probation Conditions	6.08(a)
Leased Real Estate	3.01(m)(v)(A)

8

Letter of Transmittal	2.10(b)(i)
Losses	5.02(a)
Major Customer	3.01(u)
MARAD Assets	4.05
MARAD Sale Agreement	4.05
MARAD Subsidiary	4.05
Material Contract	3.01(t)(i)
Maximum Tail Premium	5.02(c)
Merger	Preamble
Merger Consideration	2.06(b)(i)
Merger Sub	Preamble
Multiemployer Plan	3.01(p)(iii)
NRS	Preamble
OPI	6.08(a)
Option Consideration	2.08
Option Surrender Agreement	2.08
Outside Date	8.01(b)(i)
Owned Real Estate	3.01(m)(v)(B)
Parent	Preamble
Parent Disclosure Schedules	3.02
Parent Material Adverse Effect	3.02(a)
Parent Subsidiary or Parent Subsidiaries	3.02(b)(ii)
Parent Terminable Breach	8.01(d)(ii)
Paying Agent	2.10(a)
Payment Fund	2.10(a)
PBGC	3.01(p)(ix)
Permitted Encumbrances	3.01(m)(v)(C)
Premerger Notification	6.01(b)
Premerger Notification Rules	6.01(b)
PII	3.01(n)(vi)
Proceeding	3.01(l)
Real Estate	3.01(m)(v)(D)
Regulatory Termination Fee	9.04(b)(iv)
Regulatory Transfer Costs	4.05
Release	3.01(s)
Restricted Company Common Stock	2.09
Software	1.01
Superior Proposal	4.03(g)(iii)
Superior Proposal Notice	4.03(d)(i)
Superior Proposal Notice Period	4.03(d)(ii)
Surviving Corporation	2.03
Takeover Statute	3.01(z)
Three Year SEC Documents	3.01(g)(i)
Transactions	2.07
VesselCo Holdings	4.05

9

Section 1.02     Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes, Exhibits and Schedules are to Articles, Sections, Annexes, Exhibits and Schedules of this Agreement unless otherwise specified. All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any terms used in any Annex, Exhibit or Schedule or in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein shall have the meaning as defined in this Agreement. The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall.” Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such shall not mean simply “if.” The word “or” shall not be exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Unless otherwise specified, references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law (and, in the case of statutes, includes any rules and regulations promulgated under such statute) and references to any section of any law include any successor to such section, unless otherwise specifically indicated. When calculating the period of time before which, within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. The phrases “provided,” “delivered” or “made available,” when used herein, mean that the information or materials referred to have been physically or electronically delivered to the applicable parties (including information or materials that have been posted to an on-line “virtual data room” established by or on behalf of one of the parties or documents or other information available in the Electronic Data Gathering, Analysis and Retrieval Database of the SEC) in each case, on or prior to two (2) Business Days prior to the date hereof. Unless the context otherwise requires, all references to days means calendar days. Unless otherwise specifically indicated, any reference herein to “dollar(s)” or “$” means U.S. dollars.

ARTICLE 2
THE MERGER

Section 2.01     The Merger; Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with provisions of the NRS. As soon as practicable after the Closing Date, articles of merger prepared and executed in accordance with the relevant provisions of the NRS (the “Articles of Merger”) shall be filed with the Office of the Secretary of State of the State of Nevada. The Merger shall become effective upon the filing of the Articles of Merger with the Office of the Secretary of State of the State of Nevada, or at such later time as shall be agreed upon by Parent and the Company and specified in the Articles of Merger (the date and the time at which the Merger becomes effective is referred to herein as the “Effective Time”).

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Section 2.02     Closing. The consummation of the Merger (the “Closing”) shall take place at 10:00 a.m., Chicago, Illinois time, on a date to be specified by the parties, which shall be no later than the third (3rd) Business Day after satisfaction (or waiver in accordance with this Agreement) of the last to occur of the conditions set forth in Article 7 (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time), at the offices of Kelley Drye & Warren in Chicago, Illinois, unless another time, date or place is agreed to in writing by the parties (such date on which the Closing occurs, the “Closing Date”); provided, however, that if the Marketing Period has not ended at least two (2) Business Days prior to the date on which the Closing would otherwise occur, the Closing shall instead occur on the earliest of (a) a date specified by Parent during the Marketing Period that is a Business Day on no fewer than two (2) Business Days’ notice of such date from Parent to the Company, (b) the date that is the second Business Day immediately following the last day of the Marketing Period and (c) the date that is the second Business Day prior to the Outside Date, in each case subject to the satisfaction or waiver of each of the conditions set forth in Article 7 hereof (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time). In lieu of a physical closing, the parties agree that all requisite closing documents may be exchanged electronically at the Closing, and that documents so exchanged shall be binding for all purposes.

Section 2.03     Effect of the Merger. At the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Nevada as the surviving corporation (in such capacity, the Company is sometimes referred to herein as the “Surviving Corporation”). The effect of the Merger shall be as provided in this Agreement and the applicable provisions of the NRS.

Section 2.04     Articles of Incorporation and Bylaws. Immediately following the Effective Time, the Company Articles (as amended prior to the Effective Time) shall be amended to read in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with Applicable Law. The Company Bylaws shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 2.05    Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

Section 2.06     Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any party or the holder of any of their securities:

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(a)     Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be converted into and shall represent one share of common stock, par value $0.01 per share, of the Surviving Corporation, so that, after the Effective Time, Parent shall be the holder directly or indirectly of all of the issued and outstanding shares of the Surviving Corporation’s common stock.

(b)       Capital Stock of the Company.

(i)     Subject to the other provisions of this Article 2, each share of common stock of the Company, par value $0.01 per share, including the Restricted Company Common Stock, as defined in Section 2.09 (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock to be canceled without payment of any consideration therefor pursuant to Section 2.06(b)(ii)) shall be converted into the right to receive $22.00 in cash, without interest (the “Merger Consideration”). All such shares of Company Common Stock, when so converted, shall cease to be outstanding and shall be canceled and cease to exist. Each holder of a Certificate or evidence of Book-Entry Shares representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon the surrender of such Certificates in accordance with Section 2.10.

(ii)     Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and cease to exist as of the Effective Time without any consideration being exchanged therefor and no payment or distribution shall be made with respect thereto.

(c)      Impact of Stock Splits, etc. In the event of any change in the Company Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or similar transaction, the Merger Consideration to be paid for each share of Company Common Stock as provided in this Agreement and the consideration as described in Section 2.08 to be paid for each Company Stock Option shall be equitably adjusted for such change.

Section 2.07     Appraisal Rights. Pursuant to NRS 92A.390, no Company Stockholder shall have, or be entitled to assert, dissenter’s rights or any other rights of appraisal as a result of or in connection with this Agreement and the transactions, including the Merger, contemplated by this Agreement (the “Transactions”).

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Section 2.08     Treatment of Company Stock Options. Each of Parent and the Company agrees that it will take such actions as are reasonably necessary to cause at the Effective Time each option for the purchase of Company Common Stock (“Company Stock Option”) then outstanding, whether or not exercisable, under the Company’s 2006 Incentive Plan or the Company’s 2015 Long-Term Incentive Plan (together, the “Company Stock Plans”), to become fully exercisable (if not then fully exercisable), and such Company Stock Options shall thereafter represent only the right to receive, upon delivery of an option surrender agreement in the form attached hereto as Exhibit B (the “Option Surrender Agreement”), for each share of Company Common Stock subject to such Company Stock Option, an amount in cash equal to the difference between the Merger Consideration payable in respect of a share of Company Common Stock and the per share exercise price of such Company Stock Option to the extent such difference is a positive number (such amount in cash as described above being hereinafter referred to as the “Option Consideration”), less applicable Tax withholding. Parent and Merger Sub acknowledge and agree that the actions described in the preceding sentence shall occur at the Effective Time without any action on the part of Merger Sub, Parent or any of their respective stockholders. Not later than the Effective Time, Parent shall provide, or cause to be provided, to the Company or the Surviving Corporation, as applicable, all funds necessary to fulfill the obligations under this Section 2.08.

Section 2.09     Treatment of Restricted Company Common Stock. Immediately prior to the Effective Time, the restrictions applicable to each share of restricted Company Common Stock (“Restricted Company Common Stock”) issued pursuant to the Company Stock Plan shall immediately lapse, and, at the Effective Time, each share of such Restricted Company Common Stock shall be converted into the right to receive, the Merger Consideration in accordance with the terms hereof, subject to applicable Tax withholding. Parent shall cause the Surviving Corporation to pay through the Surviving Corporation’s payroll the Merger Consideration for the Restricted Company Common Stock in accordance with Section 2.10(b)(ii), and the Company shall cooperate with Parent prior to the Effective Time to arrange for such payment at such time through payroll. Not later than the Effective Time, Parent shall provide, or cause to be provided, to the Company or the Surviving Corporation, as applicable, all funds necessary to fulfill the obligation under this Section 2.09 with respect to shares of Restricted Company Common Stock.

Section 2.10     Payment for Securities.

(a)     Paying Agent; Payment Fund. Prior to the Effective Time, Merger Sub shall enter into an agreement with the Company’s transfer agent (or another entity reasonably acceptable to the Company) to act as agent for the holders of Company Common Stock (but not holders of the Restricted Company Common Stock or the Company Stock Options) in connection with the Merger (the “Paying Agent”) and to receive the Merger Consideration to which such holders shall become entitled pursuant to this Article 2. On the Closing Date and prior to the filing of the Articles of Merger, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Company Common Stock (but not Restricted Company Common Stock or Company Stock Options), for payment in accordance with this Article 2 through the Paying Agent, cash in an amount sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Section 2.06 (the “Payment Fund”). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration payable with respect to Company Common Stock (but not with respect to the Restricted Company Common Stock or the Company Stock Options) pursuant to Section 2.06 out of the Payment Fund. The Payment Fund shall be invested by the Paying Agent as directed by Merger Sub; provided, however, that such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock under Section 2.06, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares for the Merger Consideration and the surrender of Company Stock Options for the Option Consideration. Any interest or other income resulting from investment of the Payment Fund shall become part of the Payment Fund.

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(b)         Payment Procedures.

(i)     As soon as practicable after the Effective Time, and in any event within three (3) Business Days following the Effective Time, (A) Parent shall cause the Paying Agent to deliver to each record holder, as of the Effective Time, of  an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the “Certificates”) or  shares of Company Common Stock represented by book-entry (“Book-Entry Shares”), a letter of transmittal (“Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent or the Surviving Corporation, as applicable, or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the Letter of Transmittal, (which shall be substantially in the form of Exhibit C) and instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment of the Merger Consideration set forth in Section 2.06(b)(i) and (B) the Surviving Corporation shall deliver to each holder of a Company Stock Option as of the Effective Time, (x) an Option Surrender Agreement, and (y) instructions for use in effecting the surrender of such Company Stock Option in exchange for the Option Consideration.

(ii)     Upon surrender to the Paying Agent or the Surviving Corporation, as applicable, of a Certificate or Book-Entry Shares, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent or the Surviving Corporation, as applicable, to pay such holder, the Merger Consideration for each share of Company Common Stock and Restricted Company Common Stock formerly represented by such Certificate or Book-Entry Shares and such Certificate or Book-Entry Shares shall then be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the Certificates or Book-Entry Shares. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 2.10(b)(ii), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Article 2.

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(iii)     Upon delivery of the Option Surrender Agreement, duly executed, the holder of the Company Stock Option shall be entitled to receive promptly and, in any event, within five (5) Business Days after the later of the Effective Time or the delivery of the Option Surrender Agreement in exchange therefor, and Parent shall cause the Surviving Corporation to pay to such holder through the Surviving Corporation’s payroll (or to the extent the holder is not then an employee, by check drawn on a Company account), the amount of cash which such holder has the right to receive pursuant to the provisions of Section 2.08, and the Company Stock Option so surrendered shall then be canceled. Until surrendered in accordance with the provisions of this Section 2.10(b)(iii), each Company Stock Option shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Option Consideration as contemplated by this Article 2.

(c)         Termination of Rights.

(i)     All Merger Consideration paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock and in the case of Restricted Company Common Stock, in addition, in full release of all rights and claims under the holder’s respective restricted stock agreement. After the close of business on the date of the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares (other than Certificates evidencing shares described in clause (ii) of Section 2.06(b) are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration payable in respect of the shares of Company Common Stock or Restricted Company Common Stock previously represented by such Certificates as provided in this Article 2.

(ii)     The surrender of a Company Stock Option in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Stock Option. Prior to the Effective Time, the Company shall take all action necessary (including causing the Company Board (or any committees thereof) to take such actions as are allowed by the Company Stock Plans) to ensure that, following the Effective Time, (A) no participant in the Company Stock Plans or any other plans, programs or arrangements of the Company shall have any right thereunder to acquire or otherwise receive any capital stock of, or other equity or similar interests in, the Company, the Surviving Corporation or any Affiliate thereof and (B) the Company Stock Options may be surrendered in exchange for the Option Consideration pursuant to the terms of this Agreement.

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(d)     Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the former holders of Company Common Stock on the 180th day after the date on which the Effective Time occurs shall be delivered to the Surviving Corporation, upon demand, and thereafter any former holders of Company Common Stock who have not theretofore received the Merger Consideration to which they are entitled under this Article 2 shall look only to the Surviving Corporation for payment of their claim for such amounts.

(e)     No Liability. Neither the Surviving Corporation nor Parent shall be liable to any holder of Company Common Stock, Restricted Company Common Stock or Company Stock Option for any amount of Merger Consideration or Option Consideration, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

(f)     Lost, Stolen, or Destroyed Certificates. If any Certificate (other than a Certificate evidencing shares described in clause (ii) of Section 2.06(b)) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the amount of Merger Consideration payable in respect of the number of shares of Company Common Stock or Restricted Company Common Stock formerly represented by such Certificate pursuant to the provisions of this Article 2.

(g)     Withholding. Each of the Company, the Surviving Corporation, Parent, and Paying Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld from such consideration under the Code, or any provision of Applicable Law (whether federal, state, local, or foreign). To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding was made.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.01     Representations And Warranties Of The Company. Except as set forth in the Company Disclosure Schedules, the Company represents and warrants to Parent and Merger Sub that:

(a)     Corporate Existence and Power. The Company and each Subsidiary of the Company (each, a “Company Subsidiary,” and collectively, the “Company Subsidiaries”) has been duly organized and, except as set forth on Schedule 3.01(a), is validly existing and in good standing under the Applicable Laws of the jurisdiction of its organization and has the requisite corporate, limited liability company or limited partnership power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation, limited liability company or limited partnership to do business, and, except as set forth on Schedule 3.01(a), is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. A true and complete list of all the Company Subsidiaries as of the date of this Agreement, together with the jurisdiction of incorporation or formation of each Company Subsidiary and the percentage of the outstanding capital stock or other equity interest of each Company Subsidiary owned by the Company and each other Company Subsidiary as of such date, is set forth in Schedule 3.01(a). Except as set forth in Schedule 3.01(a), as of the date of this Agreement, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, other than indirect equity and similar interests held for investment which are not, individually or in the aggregate, material to the Company.

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(b)     Corporate Authorization.

(i)     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for the required approval of the Company Stockholders in connection with the consummation of the Transactions, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the then outstanding shares of Company Common Stock entitled to vote thereon, voting as a single class, to approve this Agreement is the only vote of the holders of any of the Company’s capital stock that is required by Applicable Law in connection with the consummation of the Transactions (the “Company Stockholder Approval”). Assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(ii)     The Company Board at a meeting duly called and held has adopted resolutions that in accordance with the NRS, approved the terms and conditions of the Agreement and the Merger and declared it advisable that the Company enter into this Agreement and consummate the Merger, and resolved to recommend to the Company Stockholders, that the stockholders vote in favor of the Merger.

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(iii)     The Company has heretofore furnished or made available to Parent a complete and correct copy of the Articles of Incorporation of the Company, dated as of, and filed with the Office of the Secretary of State of the State of Nevada on January 23, 1998 (the “Company Articles”), the Amended and Restated Bylaws of the Company, amended through June 28, 2016 (the “Company Bylaws” and, together with the Company Articles, the “Company Organizational Documents”), and the articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of each Company Subsidiary. The Company Organizational Documents and all other such articles of incorporation and bylaws or equivalent organizational documents are in full force and effect. The Company is not in violation of any provision of the Company Organizational Documents and no Company Subsidiary is in violation of any provision of its articles of incorporation or bylaws or equivalent organizational documents.

(c)     Governmental Authorization. Except for (i) any required filings under the HSR Act, and the rules and regulations thereunder and the expiration or termination of the waiting period thereunder, (ii) the filings, notifications, approvals, consents and authorizations required under foreign antitrust laws (“Foreign Antitrust Laws”) set forth in Schedule 3.01(c), (iii) the filing and recordation of appropriate merger documents as required by the NRS or the Applicable Law of other states in which the Company is qualified to do business, (iv) the applicable requirements of (A) the Securities Act, the Exchange Act, and any other U.S. state or federal securities laws, and (B) NYSE, (v) the filings, notifications and approvals required under the fishery license laws set forth in Schedule 3.01(c), (vi) the governmental authorizations, consents, approvals or filings necessary for transfers or maintenance of permits and licenses as set forth on Schedule 3.01(c) and (vii) such other authorizations, consents, approvals or filings the failure of which to obtain or make would not or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, no authorization, consent or approval of or filing with any Governmental Authority is required to be obtained or made by the Company for the execution and delivery by the Company of this Agreement or the consummation by the Company of the Transactions. No authorization, consent or approval of any nongovernmental third party is required to be obtained by the Company for the execution and delivery by the Company of this Agreement or the consummation by the Company of the Transactions, except as set forth in Schedule 3.01(c) or where failure to obtain such authorizations, consents or approvals would not prevent or materially delay the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(d)     Non-contravention. Except as set forth in Schedule 3.01(d) and assuming the Company Stockholder Approval is obtained, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Company Organizational Documents, or (ii) assuming the governmental filings, approvals, consents and authorizations referred to in Section 3.01(c) are duly and timely made or obtained, (A) contravene, conflict with or result in a violation or breach of any provision of the NRS or any other Applicable Law or (B) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or (iii) result in the creation or imposition of any Encumbrance on any asset of the Company or any of its Subsidiaries, other than, in the case of each of clause (ii) and (iii), for such violations, defaults or Encumbrances as do not or would not reasonably be expected to have a Company Material Adverse Effect.

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(e)     Capitalization.

(i)     The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of October 2, 2017, (i) 22,652,670 shares of Company Common Stock were issued, all of which were validly issued, fully paid and nonassessable, (ii) 22,464,028 shares of Company Common Stock were outstanding, (iii) 188,642 shares of Company Common Stock were held in treasury and (iv) 439,221 shares of Company Common Stock were reserved for issuance pursuant to Company Stock Options (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. From October 2, 2017 to the date of this Agreement, the Company has not issued any shares of capital stock or granted any options covering shares of capital stock, except in connection with the exercise of Company Stock Options issued and outstanding on October 2, 2017.

(ii)     Except as set forth in this Section 3.01(e) or in Schedule 3.01(e)(ii), there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive rights.

(iii)     Except as set forth in the Company SEC Documents, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, except in connection with the exercise of Company Stock Options, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

(f)     Subsidiaries. All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Company Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Encumbrance (other than Permitted Encumbrances) and free of any transfer restriction (other than transfer restrictions of general applicability as may be provided under the Securities Act, other applicable securities laws or in the organizational documents of such Company Subsidiary), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any Company Subsidiary convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Company Subsidiary, (ii) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or other obligations of the Company or any Company Subsidiary to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Company Subsidiary or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Company Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

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(g)     SEC Filings and the Sarbanes-Oxley Act.

(i)     Since August 31, 2014, the Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished to the SEC by the Company (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Three Year SEC Documents”).

(ii)     No Company Subsidiary is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC under Section 12 of the Exchange Act.

(iii)    As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such subsequent filing), (x) each Three Year SEC Document filed pursuant to the Exchange Act was prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (y) none of the Three Year SEC Documents contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(iv)    With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Three Year SEC Documents, the chief executive officer and chief financial officer of the Company have made all certifications required by Section 302 and 906 of the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC.

(v)     The Company maintains a system of internal accounting controls (“Internal Controls”) that is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(vi)     The Company has established and maintained “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such disclosure controls and procedures are designed to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and such information is recorded, processed and reported within the time periods specified in accordance with the rules and forms of the SEC. The Company has disclosed, based on its most recent evaluation of the Company’s Internal Controls prior to the date hereof, to the Company’s auditors and audit committee (i) any known significant deficiencies and material weaknesses in the design or operation of the Company’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(h)     Financial Statements. The consolidated financial statements of the Company and its consolidated Subsidiaries included in the Three Year SEC Documents filed prior to the date hereof have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be indicated in such financial statements or the notes thereto, (ii) as permitted by the published rules and regulations of the SEC and (iii) in the case of unaudited interim financial statements, for the absence of notes thereto) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(i)     Absence of Certain Changes or Events. From the Company Balance Sheet Date until the date hereof, except as set forth in the Company SEC Documents, (x) there has not been any event, occurrence, development of a state of circumstances or facts that has had and continues to have or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.01(i), from the Company Balance Sheet Date until the date hereof, except as contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course, consistent with past practice in all material respects and (y) there has not been any (i) material change by the Company in its accounting methods, principles or practices affecting the consolidated assets, liabilities or results of operations of the Company and the Company Subsidiaries, except insofar as may have been required by GAAP, or (ii) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, except (A) in connection with the exercise of outstanding Company Stock Options, (B) in the ordinary course in connection with the Company’s quarterly cash dividend or (C) share withholding in connection with the vesting of restricted stock.

(j)     No Undisclosed Material Liabilities. Except as set forth on Schedule 3.01(j) or in the Company SEC Documents, there are no liabilities, obligations or contingencies of the Company or any Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities, obligations or contingencies disclosed, reflected or reserved against in the Company Balance Sheet; (ii) liabilities, obligations or contingencies incurred in the ordinary course of business since the Company Balance Sheet Date; (iii) liabilities, obligations or contingencies incurred in connection with the Transactions or permitted pursuant to Section 4.01; and (iv) liabilities, obligations or contingencies that would not reasonably be expected to have a Company Material Adverse Effect or have been discharged or paid in full.

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(k)     Compliance with Applicable Laws and Court Orders.

(i)     Except as set forth on Schedule 3.01(k)(i) or in the Company SEC Documents, the Company and each Company Subsidiary is in compliance with, and to the knowledge of the Company is not under investigation by any Governmental Authority with respect to, Applicable Law, except for failures to comply or violations (or the outcome of which) have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(ii)     Except as set forth on Schedule 3.01(k)(i) or in the Company SEC Documents, there is no judgment, decree, injunction, or order of any arbitrator or Governmental Authority outstanding against the Company or any Company Subsidiary (including against any of the Company Owned IP where any of the foregoing restricts the use, validity or enforceability thereof) that has had or would reasonably be expected to have a Company Material Adverse Effect.

(iii)     Prior to the date of this Agreement, the Company has provided to Parent true and correct copies of all documents reasonably believed by the Company to be responsive to Item 4(c) and Item 4(d) of the notification and report form of the HSR Act to be filed by the Company pursuant to 15 U.S.C. § 18a, in each case, in its possession, custody or control as of the date of this Agreement.

(l)     Litigation. Except as set forth on Schedule 3.01(l) or in the Company SEC Documents, as of the date of this Agreement, there is no action, suit, investigation or proceeding (each a “Proceeding”) pending or, to the knowledge of the Company threatened against the Company or any of the Company Subsidiaries or to the knowledge of the Company any present or former executive officer or director of the Company or any of the Company Subsidiaries for which the Company or any of the Company Subsidiaries may be liable, before (or, in the case of threatened Proceedings, that would be before) or by any Governmental Authority or arbitrator that would reasonably be expected to have a Company Material Adverse Effect.

(m)     Real Property and Personal Property Matters. Except as set forth in the Company SEC Documents:

(i)     Owned Real Estate. The Company or one or more of its Company Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Encumbrances other than the Permitted Encumbrances and except where such failure to so own or hold such properties do not and would not reasonably be expected to have a Company Material Adverse Effect. Schedule 3.01(m)(i) contains a true and complete list by address and legal description of the Owned Real Estate as of the date hereof. Neither the Company nor any of its Company Subsidiaries: (a) other than to Parent, has granted any Person an option, right of first offer, or right of first refusal to purchase any of its Owned Real Estate or any portion thereof or interest therein; or (b) has received written notice of any pending or threatened condemnation proceeding affecting any Owned Real Estate or any portion thereof or interest therein.

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(ii)     Leased Real Estate. Schedule 3.01(m)(ii) contains a true and complete list of all leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease. Except as set forth on Schedule 3.01(m)(ii) or in the Company SEC Documents, with respect to each of the Leases (a) such Lease is legal, valid, binding, enforceable, and in full force and effect against the Company and to the knowledge of the Company, the other party thereto; (b) neither the Company nor any of its Company Subsidiaries nor to the knowledge of the Company, any other party to such Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (c) the Company’s or the Company Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed or threatened and to the knowledge of the Company, there are no disputes with respect to such Lease; and (d) there are no Encumbrances on the estate created by such Lease other than Permitted Encumbrances, except in each case as has not had and would not reasonably be expected to have a Company Material Adverse Effect, in each case as necessary to permit the Company and the Company Subsidiaries to conduct their respective businesses as currently conducted. Neither the Company nor any of the Company Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of the Company Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly-owned Company Subsidiary) a right to use or occupy such Leased Real Estate or any portion thereof except as set forth on Schedule 3.01(m)(ii).

(iii)     Real Estate Used in the Business. The Owned Real Estate identified in Schedule 3.01(m)(i) and the Leased Real Estate identified in Schedule 3.01(m)(ii) comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of the Company Subsidiaries.

(iv)     Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, and other tangible personal property owned, leased, or used by the Company or any of the Company Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances.

(v)     As used herein:

(A)     “Leased Real Estate” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, water bottoms, boat slips, structures, improvements, or other interest in real property held by the Company or any of the Company Subsidiaries;

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(B)     “Owned Real Estate” shall mean all real property and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of the Company Subsidiaries;

(C)     “Permitted Encumbrances” means: (a) statutory Encumbrances for Taxes or other government charges not yet due and payable or the amount or validity of which are being contested in good faith by appropriate Proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Encumbrances arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate Proceedings previously disclosed to Parent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Authority having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses and which are not violated by the current use and operation of such real property; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses and which are not violated by the current use and operation of such real property; (f) Encumbrances arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation; (g) Encumbrances, if any, imposed by Parent or Merger Sub and (h) Encumbrances which will be discharged or released either prior to, or simultaneously with, the Closing; and

(D)     “Real Estate” means the Owned Real Estate and the Leased Real Estate.

(n)     Intellectual Property.

(i)     The Company and the Company Subsidiaries own or otherwise hold a right to use all Intellectual Property licensed to or used by Company or Company Subsidiaries to conduct the business of Company or Company Subsidiaries during the two years immediately prior to the date hereof and at Closing (together with Company Owned IP, “Company IP”), free and clear of any Encumbrances (other than Permitted Encumbrances).

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(ii)     As of the date of this Agreement, there are no legal claims pending, notices of dispute, or, to the knowledge of the Company, claims threatened (A) alleging infringement, misappropriation or any other violation of any Intellectual Property rights of any Person by the Company or any of the Company Subsidiaries, or (B) challenging the scope, ownership, validity, or enforceability: (1) of any Intellectual Property owned by or exclusively licensed by the Company or any Company Subsidiary, including Company Registered IP (the “Company Owned IP”) or any Company IP (other than that Company IP that is commercially-available “off the shelf” Software where Company has not been named in the claim or dispute); or (2) of the Company and the Company Subsidiaries’ right to use any Company Owned IP or any Company IP (other than that Company IP that is commercially-available “off the shelf” Software where Company has not been named in the claim or dispute), in each case that would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, none of the Company or the Company Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person, except as would not reasonably be expected to have a Company Material Adverse Effect.

(iii)     Schedule 3.01(n) contains a complete and correct list, as of the date of this Agreement, of all material Company Registered IP. Except as would not reasonably be expected to have a Company Material Adverse Effect, (A) the Company and the Company Subsidiaries have paid all maintenance fees and filed all statements of use reasonably necessary to maintain the Company Registered IP and (B) to the knowledge of the Company, none of the Registered IP owned by the Company and the Company Subsidiaries (the “Company Registered IP”) is invalid or unenforceable in whole or part.

(iv)     The Company and the Company Subsidiaries have taken commercially reasonable steps to protect: (A) their rights in any trade secrets in Company IP; (B) the confidentiality of all Company IP; and (C) all confidential information provided to them under the condition or obligation of confidentiality.

(v)     Except as disclosed in Schedule 3.01 (n)(v) of the Company Disclosure Schedules, neither the Company nor any of the Company Subsidiaries uses or has used Open Source Software or any OSS Modifications in a manner that (A) obligates the Company or any Company Subsidiary to grant any Person any rights to or immunities under any Company Owned IP, or (B) requires the Company to disclose or distribute the source code of any Software owned by the Company or any Company Subsidiary, to license such source code for the purpose of making derivative works, or to make available for redistribution to any Person such source code at minimal or no charge.

(vi)     Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and Company Subsidiaries have taken commercially reasonable measures, in compliance with Applicable Law, to protect the personally identifiable information, as the term or similar term has been defined under Applicable Law (the “PII”), it collects or has collected, receives or has received, stores or has stored, transfers or has transferred, or uses or has used (“Company Controlled PII”) from illegal or unauthorized access or use by its personnel or third parties. The Company and Company Subsidiaries has not collected, received, stored, transferred, or used any PII in violation of Applicable Law, except as would not reasonably be expected to have a Company Material Adverse Effect. Company and Company Subsidiaries has complied in all material respects with all Applicable Laws relating to the collection, storage, transfer, and use of Company Controlled PII. To the knowledge of the Company, the consummation of the contemplated transactions and transfer of PII will not violate any consents related to Company’s and Company Subsidiaries’ use of Company Controlled PII.

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(o)     Taxes.

(i)     (A) each of the Company, the Company Subsidiaries and any affiliated, combined or unitary group of which any such entity is or was a member has timely (taking into account any extensions) filed all Tax Returns relating to income or other material Taxes required to be filed by any of them and has timely paid all income and other material Taxes due and payable and all such Tax Returns were true, correct, and complete in all material respects, (B) as of the date of the most recent consolidated financial statements of the Company and its consolidated Subsidiaries, the Company and the Company Subsidiaries had established reserves required in accordance with GAAP in such financial statements for the payment of all material Taxes not yet due and payable with respect to the Company and the Company Subsidiaries, and (C) each of the Company and the Company Subsidiaries has complied in all material respects with all laws relating to the payment and withholding of Taxes and has materially complied with all filings related thereto.

(ii)     No U.S. federal, state or local or non-U.S. Tax audit or other administrative Proceeding or court Proceeding is pending with regard to any Tax for which the Company or any of the Company Subsidiaries would be liable, and no deficiency that has not yet been paid for any Tax has been proposed, asserted or assessed against the Company or any of the Company Subsidiaries. No claim or legal Proceeding against or with respect to the Company or any of the Company Subsidiaries in respect of any Tax is pending or has been threatened by a Taxing Authority in written communication to the Company or any Company Subsidiary.

(iii)     As of the date hereof and since July 1, 2014, no written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file a Tax Return that it is or may be required to file Tax Returns in that jurisdiction.

(iv)     Neither the Company nor any of the Company Subsidiaries currently has in effect with any Taxing Authority (A) any written agreement or other document waiving, extending or having the effect of waiving or extending the period for assessment or collection of any Tax or (B) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state or local income tax law that relates to the Company or any of the Company Subsidiaries.

(v)     Neither the Company nor any of the Company Subsidiaries is currently a party to, is bound by or has any obligation under any Tax sharing agreement or similar agreement or arrangement other than (A) any such agreement entered into in the ordinary course of business that does not primarily relate to Taxes or (B) any such agreement or arrangement exclusively between the Company and any of the Company Subsidiaries.

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(vi)     Since July 1, 2014, none of the Company or any of the Company Subsidiaries has been a member of an affiliated group (other than a group of which any of the Company or the Company Subsidiaries was the common parent) filing a consolidated federal income Tax Return or is liable for Taxes of another Person under Treasury Regulation Section 1.1502-6 or any similar provision of state or local law, or as a transferee or successor, by Contract or otherwise.

(vii)     Neither the Company nor any of the Company Subsidiaries has requested nor received any private letter ruling from the IRS or comparable Tax rulings of any Governmental Authority, which rulings are currently in effect or expected to be in effect after the Closing Date.

(viii)    Neither the Company nor any of the Company Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock occurring within the past two years that was intended to qualify for Tax-free treatment under Section 355 of the Code.

(ix)     Neither the Company nor any of the Company Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1) that is not disclosed in Tax Returns they have filed.

(x)     The Company and the Company Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(xi)     Each of the Company and the Company Subsidiaries is in compliance with applicable United States and foreign transfer pricing laws and regulations in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of each of the Company and the Company Subsidiaries.

(xii)     None of the Company nor any of the Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) adjustment pursuant to Section 481 or 482 of the Code (or any comparable provision of U.S. state or non-U.S. Tax laws) by reason of a change in method of accounting or otherwise on or prior to the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. income Tax law) occurring or generated, as applicable, prior to the Closing Date, (D) installment sale or open transaction disposition made on or prior to the Closing Date, (E) prepaid amount received on or prior to the Closing Date or (F) an election pursuant to Section 108(i) of the Code.

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Notwithstanding anything to the contrary contained in this Agreement, (i) except to the extent that “Tax,” “Taxes”, the “Code” or the “Treasury Regulations” are specifically referenced elsewhere in this Section 3.01, the Company makes no representation or warranty in this Agreement with respect to any matters relating to Taxes of the Company or the Company Subsidiaries and this Section 3.01(o) contains the sole and exclusive representations and warranties of the Company relating to Tax matters, (ii) the Company makes no representation or warranty with respect to the existence, availability, amount, usability or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss, capital loss carryforward, basis amount or other Tax asset or attribute of the Company or any Company Subsidiary after the Closing Date, and (iii) the Company makes no representation or warranty with respect to any Tax matters relating to the transactions contemplated by Section 4.05.

(p)     Employee Benefit Plans.

(i)     Schedule 3.01(p)(i) contains a complete and correct list, as of the date of this Agreement, of each material Employee Plan maintained by the Company (“Company Employee Benefit Plan”) and except for such plans set forth on Schedule 3.01(p)(i), there are no Company Employee Benefit Plans. “Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, consulting, severance or similar Contract, plan, program, arrangement or policy (written or oral) and each other Contract, plan, program, arrangement or policy providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, fringe benefit, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) (x) which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers, as of the date hereof, any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or (y) with respect to which the Company or any of its Subsidiaries has any liability, other than (i) any Multiemployer Plan and (ii) any plan, policy, program, arrangement or understanding mandated by Applicable Law.

(ii)     Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past six (6) years sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA, other than the Omega Protein Corporation Pension Plan (the “Company Pension Plan”).

(iii)     Neither the Company nor any ERISA Affiliate contributes to or is obligated to contribute, or has in the past six (6) years contributed to or been obligated to contribute to, any multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(iv)     Each Company Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received or may rely upon a current favorable determination or opinion letter from the IRS to that effect, no revocation of any such determination or opinion letter has been threatened and nothing has occurred or is reasonably expected to occur with respect to the form or operation of any such Company Employee Benefit Plan that would reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or Tax under ERISA or the Code.

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(v)     The Company Employee Benefit Plans, including all associated trusts or funds, have been maintained, in all material respects, in accordance with its terms and all Applicable Laws, including, without limitation, ERISA and the Code; no event has occurred and no condition exists that would subject the Company or any Company Subsidiary, either directly or by reason of their affiliation with any ERISA Affiliate, to any Tax, fine, Encumbrance, penalty or other liability imposed by ERISA, the Code or other Applicable Laws; no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) and no failure to meet minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred with respect to any Company Employee Benefit Plan; and each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been in documentary and operational compliance with Section 409A of the Code and the guidance promulgated thereunder.

(vi)     Except as set forth in Schedule 3.01(p) or as may be required by Applicable Law, or any collective bargaining agreement, works council or other Contract with a labor union or employee organization, the consummation of the Transactions will not (either alone or together with a termination of employment) (i) entitle any employee or independent contractor of the Company or any of the Company Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any Company Employee Benefit Plan or (iii) give rise to the payment of any amount that would not be deductible pursuant to Sections 162(m) or 280G of the Code.

(vii)     Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except (i) coverage or benefits as required under Section 4980B of the Code or any other Applicable Law or any collective bargaining agreement, works council or other Contract with a labor union or employee organization or (ii) coverage or benefits the future cost of which is borne by the employee or former employee.

(viii)     There is no audit or Proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Company Employee Benefit Plan before any Governmental Authority (other than routine claims for benefits) that would reasonably be expected to have a Company Material Adverse Effect.

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(ix)     Schedule 3.01(p) sets forth the funded status of the Company Pension Plan as of the date hereof. The Company has made contributions to the Company Pension Plan that are not less than the minimum required contribution under Section 430 of the Code. The funding method used in connection with the Company Pension Plan is acceptable under current IRS guidelines, and the actuarial assumptions used in connection with funding the Company Pension Plan are reasonable. All unfunded liabilities of the Company Pension Plan have been properly accrued in material compliance with GAAP. The Pension Benefit Guaranty Corporation (the “PBGC”) has not instituted Proceedings to terminate the Company Employee Benefit Plan or to appoint a trustee or administrator of the Company Employee Benefit Plan, and no circumstances exist that constitute grounds under Title IV of ERISA for any such Proceeding. Without limiting the foregoing, there has been no “reportable event” within the meaning of Section 4043 of ERISA that has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would authorize the PBGC to institute termination Proceedings with respect to the Company Pension Plan. No liability under Title IV of ERISA has been incurred or is expected to be incurred that could result in material liability to the Company Pension Plan, the Company, any Company Subsidiary, any ERISA Affiliate or Parent, other than for premiums pursuant to Section 4007 of ERISA that are not yet due. No asset of the Company, and no asset of any Company Subsidiary or any ERISA Affiliate which is to be acquired by Parent pursuant to this Agreement, is subject to any Encumbrance under Code Section 430(k) or ERISA Sections 303(k) or 4068 or arising out of any Proceeding filed under ERISA Section 4301(b).

(x)     With respect to each Company Employee Benefit Plan, the Company has made available to Parent a true and complete copy of each of the following, together with all amendments: (1) the documents embodying the Company Employee Benefit Plan or, where a Company Employee Benefit Plan has not been reduced to writing, a written summary of all material terms thereof, (2) in the case of any funded Company Employee Benefit Plan, the trust agreement or similar instrument, (3) for the three most recently completed years, (A) Form 5500 and all attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if applicable, (4) form agreements evidencing all outstanding Company Stock Options and Restricted Company Common Stock and performance units (and, in each case, if individual agreements deviate in any material respect from the form, the individual agreements), (5) in the case of each Company Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, the most recent IRS determination or opinion letter applicable to the such Company Employee Benefit Plan (plus, if a request for a determination letter is pending, a copy of such request), (6) related custodial agreements, insurance policies (including fiduciary liability insurance covering the fiduciaries of the Company Employee Benefit Plan), administrative services and similar agreements, and investment advisory or investment management agreements, if any, (7) copies of the most recent summary plan description (including any summaries of material modifications issued since the last summary plan description) or similar summary and any employee handbook and (8) copies of the policies and procedures established by the Company or its Subsidiaries pursuant to 45 CFR Section 164.530(i) and each business associate agreement, as described in 45 CFR Section 164.502(e)(2), entered into by the Company or its Subsidiaries.

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(q)     Labor and Employment Matters.

(i)     Except as set forth on Schedule 3.01(q) or in the Company SEC Documents, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or similar agreement with a labor union or organization with respect to its employees. Except as set forth on Schedule 3.01(q) or in the Company SEC Documents or would not reasonably be expected to have a Company Material Adverse Effect, there is no (a) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration Proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their businesses, (b) activity or Proceeding by a labor union or representative thereof to the knowledge of the Company to organize any employees of the Company or any of the Company Subsidiaries or (c) lockouts, strikes, slowdowns, work stoppages or, to the knowledge of the Company, threats thereof by or with respect to such employees, and during the last three (3) years there has not been any such Proceeding.

(ii)     Except as set forth in Schedule 3.01(q), all material compensation, including wages, commissions, bonuses, fees or other compensation, due and payable as of the date of this Agreement to all employees or individuals engaged as independent contractors or consultants of the Company for services performed prior to the date hereof have been paid in full.

(iii)     The Company is and, since January 1, 2016, has been in material compliance with the terms of the collective bargaining agreement set forth on Schedule 3.01(q). The Company is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices to the extent they relate to employees and individuals engaged as consultants or independent contractors of the Company, including all Applicable Laws relating to labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, and unemployment insurance. Except as would not have a Company Material Adverse Effect, all individuals characterized and treated by the Company as consultants or independent contractors of the Company are properly treated as independent contractors under all Applicable Laws. To the Company’s knowledge, all employees of the Company classified as exempt under the Fair Labor Standards Act and applicable state and local wage and hour laws are properly classified. Except as set forth in Schedule 3.01(l), there are no Proceedings against the Company pending, or to the Company’s knowledge, threatened against the Company in connection with the employment of any current or former job applicant, employee or individual engaged as a consultant or independent contractor of the Company, including, without limitation, any charge, Proceeding or claim relating to labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance, or any other employment-related matter arising under Applicable Laws.

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(iv)     The Company has no plans to undertake any action between the date hereof and the Effective Time that would be expected to trigger before the Effective Time the application of the federal Worker Adjustment and Retraining Notification Act or any applicable state law equivalent.

(r)     Insurance Policies. Schedule 3.01(r) lists, as of the date of this Agreement, all material insurance policies covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and the Company Subsidiaries (collectively, the “Insurance Policies”). Each of the Company and the Company Subsidiaries maintain insurance with financially responsible insurers in such amounts with such deductibles and covering such risks and losses as are sufficient to comply with Applicable Law. Except as set forth in the Company SEC Documents, there is no material claim by the Company or any of the Company Subsidiaries pending under any of such policies or bonds as to which the Company has been notified in writing (or to the knowledge of the Company, orally), as of the date hereof, that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, and to the Company’s knowledge, neither the Company nor any Company Subsidiary has taken any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any such Insurance Policies. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) all of the Insurance Policies or renewals thereof are in full force and effect, (ii) all premiums due and payable under all of the Insurance Policies have been paid and (iii) the Company and its Subsidiaries are otherwise in material compliance with the terms of all of the Insurance Policies.

(s)     Environmental Matters. Except as set forth in Schedule 3.01(s) or in the Company SEC Documents:

(i)     each of the Company and the Company Subsidiaries is in material compliance with all Applicable Laws relating to the handling, use, control, management, treatment, storage, disposal, Release or threat of Release of any Hazardous Material, including the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§9601 et seq., the federal Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the federal Water Pollution Control Act, 33 U.S.C. §§1251 et seq., the federal Oil Pollution Act, 33 U.S.C. §§ 2701 et. seq., the federal Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act, 7 U.S.C. §§ 136 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Occupation Safety and Health Act of 1970, 29 U.S.C. §§ 651 et seq., and any similar state or local laws, rules or regulations,, in each case, as amended and the regulations promulgated pursuant thereto (collectively, the “Environmental Laws”);

(ii)     each of the Company and the Company Subsidiaries has obtained all material permits, licenses, franchise authorities, consents and approvals, made all required filings and reports to Governmental Authorities as required pursuant to Environmental Laws and maintained all required data, documentation and records necessary for owning and operating its assets and business as it is presently conducted under all Environmental Laws, and all such permits, licenses, franchises, authorities, consents, approvals and filings remain in full force and effect;

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(iii)     there are no material pending, or, to the knowledge of the Company, threatened claims, demands, legal or administrative Proceedings, or liabilities or investigations against the Company or any of the Company Subsidiaries under any Environmental Laws or otherwise pertaining to any Hazardous Materials as of the date of this Agreement;

(iv)     there have been no Releases of Hazardous Materials at any property currently or, to the knowledge of the Company, formerly, owned, leased, operated or otherwise used by the Company or any of the Company Subsidiaries, or, to the knowledge of the Company, by any predecessors of the Company or Company Subsidiary, which releases have not been fully remediated to the satisfaction of the applicable Governmental Authority or that would reasonably be expected to result in a material liability to the Company or any of the Company Subsidiaries; and

(v)     except for such studies, reports, assessments and analyses that if made available would result in the loss of attorney-client privilege, the Company and each Company Subsidiary has made available to the Parent and its Representatives all information, including all material studies, reports, assessments and analyses, in the possession, custody or control of each of the Company and the Company Subsidiaries and its respective Affiliates prepared within the past five (5) years relating to (i) the Company or any Company Subsidiary’s compliance with Environmental Laws, and (ii) any remedial liability arising under Environmental Law or otherwise relating to a Release or threatened Release of Hazardous Materials relating to any property currently or formerly owned, leased, operated, or otherwise used in connection with properties or the assets of the Company or any Company Subsidiary.

As used in this Section 3.01(s), the term “Hazardous Material” shall mean each substance or material which: (a) is defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, pollutant, contaminant or toxic substance under any Environmental Law; (b) contains petroleum or petroleum products; (c) contains polychlorinated biphenyls, asbestos or urea formaldehyde; or (d) is explosive, corrosive, flammable, infectious, radioactive or toxic. The term “Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

(t)     Material Contracts.

(i)     Except for this Agreement and agreements filed with or incorporated by reference in the Company SEC Documents, Schedule 3.01(t) sets forth each of the following Contracts to which the Company or any Company Subsidiary is a party to or by which the Company or any Company Subsidiary or their respective properties or assets are bound as of the date hereof (each, a “Material Contract”):

(A)     each Contract that contains any provisions restricting the Company or any of its Subsidiaries from (i) competing or engaging in any activity or line of business or with any Person or in any area or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging or which, pursuant to its terms, could have such effect after the Closing as a result of the consummation of the Transactions contemplated hereby or (ii) hiring or soliciting for hire the employees or contractors of any Third Party (other than non-hire and non-solicitation provisions contained in confidentiality agreements), except in the case of each of clauses (i) and (ii) for such restrictions that are not material to the Company and its Subsidiaries, taken as a whole;

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(B)     each Contract that (i) grants any exclusive rights to any Third Party, including any exclusive license or supply or distribution agreement or other exclusive rights or which, pursuant to its terms, could have such effect after the Closing as a result of the consummation of the Transactions contemplated hereby, (ii) grants any rights of first refusal or rights of first negotiation with respect to any product or service of the Company, (iii) contains any provision that requires the purchase of all or any substantial portion all of the Company’s or any of its Subsidiaries’ requirements from a single Third Party or (iv) grants “most favored nation” rights, except in the case of each of clauses (i), (ii) and (iii) for such rights and provisions that are not material to the Company and its Subsidiaries, taken as a whole;

(C)     each Contract pursuant to which the Company or any of its Subsidiaries: (1) has granted any license to Company Owned IP (other than nonexclusive licenses granted in the ordinary course of business of the Company and its Subsidiaries consistent with past practice), except for such licenses that are not material to the Company and its Subsidiaries, taken as a whole, and (2) has been granted by a third party any express license to such Third Party’s Intellectual Property, where such Intellectual Property is material to the Company and its Subsidiaries, taken as a whole, except in the case of each of clause (i) and (ii), licenses (i) related to generally-available or “off the shelf” Software or (ii) that involve aggregate payments of less than $500,000 annually;

(D)     each Contract relating to Indebtedness (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding $500,000 or (B) between or among any of the Company and its Subsidiaries;

(E)     each Contract pursuant to which the Company or any of its Subsidiaries is a party that creates or grants a Encumbrance on material properties or other assets of the Company or any of its Subsidiaries, other than any Permitted Encumbrances and Encumbrances that are not material to the Company and its Subsidiaries, taken as a whole;

(F)     each Contract under which the Company or any of its Subsidiaries has any obligations (including indemnification obligations) which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $500,000 except for acquisitions or dispositions of inventory, properties and other assets in the ordinary course of business;

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(G)     each partnership, joint venture or other similar Contract or arrangement that is material to the Company and the Company Subsidiaries, taken as a whole;

(H)     each Contract entered into since January 1, 2015 in connection with the settlement or other resolution of any Proceeding under which the Company or any of its Subsidiaries have any continuing obligations, liabilities or restrictions that are material to the Company and its Subsidiaries, taken as a whole, or that involved payment by the Company or any of its Subsidiaries of more than $500,000; and

(I)     each Contract which is required to be filed by the Company or any Company Subsidiary pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(J)     each Contract that that involves future expenditures, receipts or payments by the Company or any Company Subsidiary of more than $500,000 in any one (1) year period that cannot be terminated on less than sixty (60) days’ notice without material payment or penalty; or

(K)     any stockholder agreements, voting trusts or other Contracts between the Company or any Company Subsidiary, on the one hand, and any other Person, on the other hand, pursuant to which such Person is bound relating to the voting of any shares of Company capital stock.

(ii)     The Company has made available to Parent, through the Company’s electronic data room or otherwise, a true, correct and complete copy of each Material Contract listed on Schedule 3.01(t), except for those agreements filed with or incorporated by reference in the Company SEC Documents. Each of the Company Material Contracts is valid and binding on the Company and each of the Company Subsidiaries party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not have or reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries, nor, to the knowledge of the Company, any counterparty to any Material Contract, is in breach of, or in default under, any Material Contract, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder, except, in each case, for such breaches or defaults as have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(u)     Customers. Schedule 3.01(u) lists the ten largest customers of the Company and the Company Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries over the four consecutive fiscal quarter period ended June 30, 2017) (each, a “Major Customer”). Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company has not received, as of the date of this Agreement, any notice in writing from any Major Customer that it intends to terminate, or not renew, its relationship with the Company or the Company Subsidiaries.

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(v)     Compliance with Applicable Anti-Corruption Laws. Since January 1, 2012, none of the Company, any of the Company Subsidiaries or any director, officer or employee or agent of the Company or any of the Company Subsidiaries has, to the knowledge of the Company as of the date of this Agreement, (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Authority; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment under any Applicable Law, relating to anti-corruption, bribery, or similar matters. Since January 1, 2012, neither the Company, nor any of the Company Subsidiaries, has disclosed to any Governmental Authority that it violated or may have violated any Applicable Law relating to anti-corruption, bribery, or similar matters.

(w)     Information Supplied.

(i)     The letter to the stockholders of the Company (the “Company Stockholders”), notice of meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”) that may be provided to Company Stockholders in connection with the Merger as contemplated by Section 6.02, including any amendments or supplements thereto will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company Proxy Statement will not, at the time the Company Proxy Statement is first published, sent or given to Company Stockholders and at the time of the Company Stockholder Meeting, to the knowledge of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii)     Notwithstanding the foregoing provision of this Section 3.01(w), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Company Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed as represented by Parent and Merger Sub in Section 3.02(c).

(x)     Finders’ Fees. Except for J.P. Morgan Securities LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of the Company Subsidiaries who is entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

(y)     Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan Securities LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair to the Company Stockholders from a financial point of view and as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. A signed copy of such opinion will be made available to Parent for informational purposes only promptly following the date of this Agreement and based on the provisions set forth herein.

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(z)     State Takeover Laws. The Company and the Company Board have taken all action necessary (including granting all necessary approvals) to exempt this Agreement and the Transactions from any and all restrictions under or contemplated by (i) the “acquisition of controlling interest” statutes set forth in NRS 78.378 through NRS 78.3793, inclusive, and (ii) the “combinations with interested stockholder” statutes set forth in NRS 78.411 through 78.444, inclusive (each, a “Takeover Statute”); provided that neither Parent nor Merger Sub has become an “interested stockholder” under NRS 78.423 at any time prior to the approval of this Agreement and the Transactions by the Company Board.

(aa)     No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article 3 (as modified or disclosed against by the Company Disclosure Schedule and Company SEC Documents), neither the Company nor any other Person makes any representation or warranty and disclaims any representation or warranty, whether express or implied whether by Applicable Law or otherwise, with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties contained in this Article 3 (as modified or disclosed against by the Company Disclosure Schedule and Company SEC Documents), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent, Merger Sub or their Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any Representative of the Company or any of its Affiliates). The Company makes no representations or warranties to Parent or Merger Sub regarding the probable success or profitability of the Company and the Company Subsidiaries.

Section 3.02     Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as otherwise set forth in the disclosure schedules dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company on the date of this Agreement (the “Parent Disclosure Schedules”):

(a)     Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. “Parent Material Adverse Effect” means any occurrences, conditions, changes, events, developments or effects that prevent or materially delay or impair the ability of Parent and Merger Sub to consummate the Transactions.

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(b)     Authority; No Violations, Consents and Approvals.

(i)     Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate and stockholder action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Applicable Laws relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

(ii)     The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation of the Transactions will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any Subsidiary of the Parent (each, a “Parent Subsidiary,” and collectively, the “Parent Subsidiaries”) under any provision of (A) the organizational documents of Parent or Merger Sub or any of the Parent Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Parent or Merger Sub is a party or by which Parent or Merger Sub or their respective properties or assets are bound or (C) assuming the consents, approvals, orders, authorizations, registrations, filings, or permits referred to in Section 3.02(b)(iii) are duly and timely obtained or made, any Applicable Law or order of any Governmental Authority applicable to Parent or any Parent Subsidiary or any of its or their respective properties or assets, other than, in the case of clauses (B) and (C), any such violations, defaults, acceleration, losses or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(iii)     No consent, approval, order or authorization of, or registration, or filing with, or permit from, any Governmental Authority is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions except for: (A) the filing of a premerger notification report by Parent under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing of the Articles of Merger with the Office of the Secretary of State of the State of Nevada; (C) such filings and approvals set forth on Schedule 3.02(b) of the Parent Disclosure Schedule; and (D) any such consent, approval, order, authorization, registration, filing, or permit that the failure to obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No consent or approval of any nongovernmental third party is required to be obtained by Parent or Merger Sub for the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Transactions, except where failure to obtain such consents or approvals would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(c)     Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Company Proxy Statement will, at the date mailed to the Company Stockholders or at the time of the Company Stockholder Meeting, to the knowledge of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)     Ownership of Shares of Company Common Stock; No Interested Stockholder. Neither Parent, Merger Sub nor any Parent Subsidiary beneficially owns any shares of Company Common Stock or any other security of the Company. Prior to the execution and delivery of this Agreement by Parent and Merger Sub, neither Parent nor Merger Sub is or has been an “interested stockholder” of the Company pursuant to NRS 78.423.

(e)     Litigation. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (A) Proceeding pending, or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary or (B) order of any Governmental Authority or arbitrator outstanding against Parent or any Parent Subsidiary.

(f)     Debt Financing.

(i)     Parent has delivered to the Company:

(A)     a true, correct and complete and fully executed copy of the DNB Credit Facility which is entered into as of the date hereof;

(B)     a true, correct and complete and fully executed copy of the debt commitment letter, dated as of October 5, 2017 by and among Parent, Bank of Montreal and BMO Capital Markets Corp. (collectively with its Affiliates, including Bank of Montreal, and its and its Affiliates’ officers, directors, employees, advisors, attorneys, controlling persons, agents and representatives and each of their respective successors and assigns, the “Financing Source”) (including all exhibits, schedules and annexes, as amended, restated, supplemented, replaced or modified, the “Debt Commitment Letters”) providing debt financing upon the terms and subject to the conditions therein (the “Debt Financing”). For the purposes of this Agreement, the term “Financing Source” shall also include DNB Bank ASA, the lender under the DNB Credit Facility and the term “Debt Financing” shall also include the debt financing provided by DNB Bank ASA under the DNB Credit Facility; and

(C)     all fee letters related thereto (as redacted in a customary manner to remove only the fee amounts), in each case, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date of this Agreement (together with the Debt Commitment Letter, the “Debt Letters”).

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Assuming the Financing Sources provide the Debt Financing under the terms and conditions of the Debt Commitment Letters, Parent has, or will have as of the Effective Time, available funds sufficient to pay the aggregate Merger Consideration, the aggregate Option Consideration, any repayment or refinancing of debt contemplated in the DNB Credit Facility and the Debt Letters, all other amounts payable by Parent and Merger Sub under this Agreement, the DNB Credit Facility and the Debt Letters and the fees and expenses required to be paid in connection with the Transactions.

(ii)     Neither the DNB Credit Facility nor any Debt Letter has been amended, restated, supplemented, terminated, replaced or otherwise modified as of the date of this Agreement and, except as permitted by Section 4.06 or as otherwise agreed to in writing by the Company, as of the Closing Date, and no such amendment, restatement, supplement, termination, replacement or modification is presently contemplated. The DNB Facility, the Debt Commitment Letters and the commitments set forth therein have not been withdrawn, modified or rescinded in any respect. The DNB Credit Facility and the Debt Commitment Letters, in the form so delivered to the Company on the date of this Agreement, are in full force and effect and constitute a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither Parent nor any of its Affiliates has entered into any agreement, side letter or other arrangement relating to the financing of the Transactions, other than as set forth in the DNB Facility or the Debt Letters. Parent or Merger Sub has fully paid or caused to be fully paid any and all commitment fees or other fees required to be paid in connection with the DNB Credit Facility and Debt Letters that are payable on or prior to the date hereof.

(iii)     The obligations of the Financing Sources to fund the commitments under the DNB Credit Facility and the Debt Commitment Letters are not subject to any conditions other than as expressly set forth in the DNB Credit Facility and the Debt Commitment Letters. As of the date of this Agreement, no event has occurred that (with or without notice, lapse of time, or both) would constitute a breach or default under either the DNB Credit Facility or the Debt Letters by Parent or Merger Sub or, to the knowledge of Parent, any other parties thereto. Parent has no knowledge of any facts or circumstances that are reasonably likely to result in (A) any of the conditions set forth in the DNB Credit Facility or the Debt Commitment Letters not being satisfied or (B) the funding contemplated in the DNB Credit Facility or the Debt Commitment Letters is being made available to Parent on a timely basis in order to consummate the Transactions.

(iv)     Parent and Merger Sub acknowledge and agree that it is not a condition to Closing under this Agreement, nor to the consummation of the Transactions, for Parent or Merger Sub to obtain any equity or debt financing and Parent does not have the right to terminate this Agreement for failure to obtain any equity or debt financing.

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(g)     Business Conduct. Merger Sub was incorporated on October 5, 2017. All of the issued and outstanding capital stock of Merger Sub is owned beneficially and of record, directly or indirectly, by Parent and all such capital stock is duly authorized, validly issued, fully paid and non-assessable. Merger Sub has not engaged in any activity, other than such actions in connection with  its organization and  the preparation, negotiation and execution of this Agreement. Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.

(h)     HSR Information. Prior to the date of this Agreement, Parent has provided to the Company true and correct copies of all documents reasonably believed by Parent to be responsive to Item 4(c) and Item 4(d) of the notification and report form of the HSR Act to be filed by the Company pursuant to 15 U.S.C. § 18a, in each case, in its possession, custody or control as of the date of this Agreement.

(i)     Parent and Merger Subsidiary Acknowledgements.

(i)     Except for the specific representations and warranties expressly made by the Company in Article 3 of this Agreement (as modified by the Company Disclosure Schedule and the Company SEC Documents), Parent and Merger Sub acknowledge and agree that:

(A)     neither the Company nor any other Person is making or has made any representation or warranty, expressed or implied in respect of the Company, the Company Subsidiaries, or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the Company’s or its Subsidiaries’ respective businesses, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Company or any of its Subsidiaries furnished to Parent, Merger Sub or their Representatives or made available to Parent, Merger Sub or their Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions, or in respect of any other matter or thing whatsoever; and

(B)     no agent or Representative the Company or any of its Subsidiaries has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided.

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(ii)     Parent and Merger Sub specifically acknowledge and agree: (A) that they are not relying upon or have not relied upon any such other representations or warranties that may have been made by any Person, and acknowledge and agree that the Company has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person, (B) that there is no obligation or duty by the Company to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in Article 3 of this Agreement and (C) that in connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans, regarding the Company, the Company Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge (x) that there are uncertainties inherent in attempting to make such estimates, projections forecasts and other forward-looking information, (y) that Parent and Merger Sub are making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and (z) that neither the Company nor any Company Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, Representatives, nor any other Person, has made or is making any representation or warranty or has or shall have any liability (whether pursuant to this Agreement, in tort or otherwise) with respect to such estimates, projections, forecasts, forward-looking information or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans).

ARTICLE 4
COVENANTS OF THE COMPANY

The Company agrees that:

Section 4.01     Conduct of the Company. Except (i) for matters set forth in Schedule 4.01, (ii) as contemplated by this Agreement, (iii) as required by Applicable Law or by the terms of any governmental authorization, or (iv) pursuant to, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the earlier of the Effective Time and the date of termination of this Agreement pursuant to Article 8, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the ordinary course consistent with past practice, and the Company shall not, and shall not permit any of the Company Subsidiaries to:

(a)     Except as required in this Agreement, amend, or propose to amend, the Company Articles or Company Bylaws (whether by merger, consolidation or otherwise);

(b)     (i) split, adjust, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of the Company Subsidiaries, other than (A) dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, and (B) regular quarterly cash dividends with respect to the Company Common Stock not to exceed $0.05 per share with declaration, record and payment dates consistent with past practice; provided, however that any dividend payable in the fourth quarter of 2017 will not have a record date prior to December 20, 2017, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities or any Company Subsidiary Securities, other than (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price thereof, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Restricted Company Common Stock and other awards granted pursuant to the Company Stock Plans, (C) the acquisition by the Company of Company Stock Options in connection with the forfeiture of such awards and (D) as required by any Company Employee Benefit Plan as in effect on the date of this Agreement;

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(c)     (i) issue, deliver, sell, grant, pledge, transfer, subject to any Encumbrance (other than Permitted Encumbrances) or otherwise encumber or dispose of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any shares of Company Common Stock upon the exercise of Company Stock Options or settlement of any Restricted Company Common Stock units that are outstanding on the date of this Agreement, in each case in accordance with their terms on the date of this Agreement and (B) any Company Subsidiary Securities to the Company or any other Company Subsidiary, or (ii) amend any term of any Company Security or any Company Subsidiary Security;

(d)     incur any capital expenditures or any obligations or liabilities in respect thereof which are, in the aggregate (i) less than 75% or (ii) greater than 110%, in each case of the aggregate amount set forth in the Company’s capital expenditure budget set forth in Schedule 4.01(d), except for capital expenditures to repair damage resulting from casualty events for which there is a reasonable basis to claim for insurance;

(e)     adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, in each case with respect to the Company or any of the Company Subsidiaries;

(f)     acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses of any other Person if the amount of consideration paid or transferred by the Company and the Company Subsidiaries would exceed $1.0 million in any individual case or $5.0 million in the aggregate, other than raw materials and supplies in the ordinary course of business consistent with past practice;

(g)     sell, lease, license, dispose of or otherwise transfer (or agree to do any of the foregoing with respect to), or create or incur any Encumbrance (other than Permitted Encumbrances) on, any of the Company’s or the Company Subsidiaries’ assets, securities, properties, interests or businesses if the amount of consideration paid or transferred to the Company and the Company Subsidiaries or the amount of indebtedness incurred which gave rise to the Encumbrance would exceed $2.5 million in any individual case or $5.0 million in the aggregate, other than (i) sales, leases, rentals and licenses in the ordinary course of business consistent with past practice, (ii) sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice or (iii) transfers between the Company and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries, consistent with past practices;

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(h)     (i) except for (A) inter-company borrowings between or among the Company and/or one or more of the Company Subsidiaries or (B) other borrowings in the ordinary course of business consistent with past practice, repurchase, repay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans or advances or capital contributions to, or investments in, to any other Person (other than (A) to the Company or any of the Company Subsidiaries in the ordinary course of business consistent with past practice, (B) in accounts receivable and extensions of credit in the ordinary course of business consistent with past practice or (C) by advances of expenses to employees in the ordinary course of business consistent with past practice);

(i)     except as is in the ordinary course of business consistent with past practice, (i) enter into any Contract that would have been a Material Contract if entered into prior to the date hereof or (ii) amend, renew, extend, modify or terminate, or waive, release or assign any rights, claims or benefits of the Company or any Company Subsidiary under, any Material Contract (or Contract that would have been a Material Contract if entered into prior to the date hereof);

(j)     enter into any Contract that contains any provisions restricting the Company or any Company Subsidiary from competing or engaging in any material respect in any activity or line of business or with any Person or in any area or pursuant to which any material benefit or right is required to be given or lost as a result of so competing or engaging;

(k)     except as required by Applicable Law or by any Company Employee Benefit Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or any Company Subsidiary to directors, officers or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) pay any bonuses to directors, officers or employees, other than the 2017 bonus amounts (x) not in excess of the amounts set forth on Schedule 5.03(d) for any particular employee, (y) not in excess of $2,500,000 for non-executives in the aggregate and (z) in any event not prior to the earlier of (1) the Closing Date, if it occurs after January 31, 2018, and (2) February 28, 2018; provided that the Company shall not pay or determine the amount of any 2017 bonus for any non-executive employee prior to the Closing Date without prior consultation with and the input of the Parent; (iii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Benefit Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Benefit Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Benefit Plan, other than contributions required by Applicable Law, the terms of such Company Employee Benefit Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

(l)     make any material change in any financial accounting principles, methods or practices, in each case except for any such change required by GAAP or Applicable Law;

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(m)     (i) institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $1.0 million in any individual case or $5.0 million in the aggregate, other than (A) in the ordinary course of business consistent with past practice and as required by their terms as in effect on the date of this Agreement, and (B) such claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves); provided that the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any material obligations (other than the payment of money) to be performed by the Company or any Company Subsidiary following the Closing, or (ii) waive, relinquish, release, grant, transfer or assign any material right, other than in the ordinary course of business consistent with past practice or, subject to the terms hereof, fail to enforce, or consent to any material matter with respect to which its consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

(n)     except to the extent such action is taken in the ordinary course of business consistent with past practice: (i) make, change or revoke any Tax election, (ii) settle or compromise any Tax claim or liability, (iii) file any amended Tax Return, or (iv) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than such extensions occurring pursuant to extensions of the time to file any Tax Return);

(o)     enter into any new line of business outside of the existing business segments and reasonable extensions thereof; or

(p)     agree, resolve or commit to do any of the foregoing.

Notwithstanding anything to the contrary in this Agreement and without the prior written consent of Parent, the Company may, and may cause the Company Subsidiaries to, take reasonable actions in compliance with Applicable Law with respect to operational emergencies, equipment failures or threats to the environment or the health and safety of natural Persons; provided, however, that as promptly as practicable following the taking of any such actions, the Company shall provide Parent with written notice describing the actions so taken.

Section 4.02     Company Stockholder Meeting. Subject to the terms set forth in this Agreement, the Company, acting through the Company Board, shall, in accordance with Applicable Law and the Company Organizational Documents, duly call, give notice of, convene and hold, as soon as reasonably practicable following mailing of the Company Proxy Statement to Company Stockholders, a meeting of its stockholders for the purpose of voting on the approval of this Agreement (the “Company Stockholder Meeting”). Notwithstanding the immediately preceding sentence, the Company may adjourn or postpone the Company Stockholder Meeting (a) to the extent necessary to ensure that any required supplement or amendment to the Company Proxy Statement is provided to the Company Stockholders within a reasonable amount of time in advance of the Company Stockholder Meeting, (b) as otherwise required by Applicable Law or (c) if as of the time for which the Company Stockholder Meeting is scheduled as set forth in the Company Proxy Statement, there are insufficient shares of Company Common Stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting.

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Section 4.03     Acquisition Proposals.

(a)     Subject to the provisions of this Section 4.03 and Schedule 4.03, from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, neither the Company nor any of the Company Subsidiaries shall, and the Company shall cause its and the Company Subsidiaries’ respective Representatives on its behalf not to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage any Acquisition Proposal or inquiries or proposals that could reasonably be expected to lead to, an Acquisition Proposal, (B) other than informing Persons of the provisions contained in this Section 4.03, enter into or participate in any substantive discussions or negotiations with, any Third Party regarding any Acquisition Proposal or any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal, (C) furnish any confidential information of or access to the properties, books, records or personnel of the Company or the Company Subsidiaries to, any Third Party that has made, or informs the Company that it is considering making, an Acquisition Proposal, or (D) enter into any letter of intent, memorandum of understanding, merger agreement, asset or stock purchase or other acquisition agreement or other contract or agreement relating to an Acquisition Proposal or requiring the Company to abandon or terminate its obligations under this Agreement, (other than a confidentiality agreement as contemplated by Section 4.03(b)) .

(b)     Notwithstanding anything in this Section 4.03 to the contrary, at any time prior to obtaining the Company Stockholder Approval, in response to (i) an Acquisition Proposal that the Company Board determines in good faith constitutes, or could reasonably be expected to lead to, a Superior Proposal, or (ii) an inquiry relating to an Acquisition Proposal by a Third Party that the Company Board determines in good faith is credible and reasonably capable of making a Superior Proposal (an “Inquiry”), the Company, directly or indirectly through its Representatives, may (x) engage in negotiations or discussions with such Third Party and its Representatives and/or (y) furnish to such Third Party or its Representatives information relating to the Company or any Company Subsidiary and access to the properties, books, records or personnel of the Company and the Company Subsidiaries, in each case, pursuant to an Acceptable Confidentiality Agreement; provided that, without any determination of the Company Board set forth in Section 4.03(b)(i) or (ii), the Company may have discussions with any Third Party that has made an Acquisition Proposal or Inquiry solely in order to clarify and understand the terms and conditions of such Acquisition Proposal or Inquiry and the ability of such third party to consummate a Superior Proposal; provided further that the Company shall make available to Parent any material information relating to the Company or the Company Subsidiaries that is made available to such Third Party which was not previously made available to Parent at substantially the same time it is made available to such Third Party.

(c)     The Company shall notify Parent promptly (and, in any event, within twenty-four (24) hours) after receipt by the Company of any Acquisition Proposal or Inquiry, which notice shall identify the material terms and conditions of, any such Acquisition Proposal or Inquiry and shall include a copy (if in writing) of all written materials and correspondence provided by such Person in connection with the Acquisition Proposal or Inquiry or modification or amendment of any such Acquisition Proposal or Inquiry. The Company shall thereafter keep Parent reasonably informed of any material developments regarding any such Acquisition Proposal or Inquiry.

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(d)     Except as expressly permitted by this Section 4.03(d) and Section 4.03(e), neither the Company Board nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the recommendation by the Company Board of this Agreement to the Company Stockholders or (ii) approve, endorse or recommend, or publicly propose to approve, endorse or recommend any Acquisition Proposal (each such action, an “Adverse Recommendation Change”). Notwithstanding the foregoing, the Company Board or any committee thereof may, in response to a Superior Proposal, (i) make an Adverse Recommendation Change or (ii) terminate this Agreement pursuant to Section 8.01(d)(i) if and only if each of the following conditions are satisfied:

(i)      the Company has provided to Parent at least five (5) days’ prior notice of its intent to take such action (which notice shall include a copy of the most current draft of any agreement, understanding or term sheet with respect to such Superior Proposal, and identify the Person making such Superior Proposal) (such notice being referred to herein as “Superior Proposal Notice”) (it being understood and agreed that any such Superior Proposal Notice shall not in itself be deemed an Adverse Recommendation Change);

(ii)     if requested to do so by Parent the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during the period starting on the first (1st) day following Parent’s receipt of the Superior Proposal Notice and ending at 11:59 p.m. Houston, Texas time on the fifth (5th) day following such receipt (such period, a “Superior Proposal Notice Period”), any changes or modifications to the terms of this Agreement that Parent proposes to make; and

(iii)     at the end of such Superior Proposal Notice Period, the Company Board shall have determined in good faith, after consultation with its financial advisors and taking into account any changes or modifications to the terms of this Agreement proposed by Parent to the Company in a written, binding and irrevocable offer, that such Acquisition Proposal still constitutes a Superior Proposal. The parties agree that any amendment to the price or other material amendment to the terms of a Superior Proposal following the delivery of a Superior Proposal Notice in respect of such Superior Proposal shall require delivery of another Superior Proposal Notice to which the provisions of clauses (i), (ii) and (iii) of this Section 4.03(d) shall apply mutatis mutandis except that, in the case of such other Superior Proposal Notice, any references to five (5) days or fifth (5th) day in such clauses shall be deemed to be two (2) days or third (3rd) day, respectively.

(e)     Notwithstanding anything to contrary in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board (or a duly authorized committee thereof) may, in response to an Intervening Event, make an Adverse Recommendation Change if the Company Board has determined in good faith, after consultation with its legal counsel, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law and (i) the Company has provided to Parent at least five (5) days’ prior notice of its intent to take such action, which notice shall provide a reasonably detailed description of the Intervening Event (such notice being referred to herein as an “Intervening Event Notice”) (it being understood and agreed that any such Intervening Event Notice shall not in itself be deemed an Adverse Recommendation Change); (ii) if requested to do so by Parent, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during the period starting on the first (1st) Business Day following Parent’s receipt of the Intervening Event Notice and ending at 11:59 p.m. Houston, Texas time on the fifth (5th) day following such receipt (such period, an “Intervening Event Notice Period”), any changes or modifications to the terms of this Agreement that Parent proposes to make; and (iii) at the end of such Intervening Event Notice Period, the Company Board (or a duly authorized committee thereof) shall have determined in good faith, after consultation with its legal counsel and taking into account any changes or modifications to the terms of this Agreement proposed by Parent to the Company in a written, binding and irrevocable offer, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

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(f)     Notwithstanding anything in this Agreement to the contrary, any factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, shall not be deemed to be a recommendation of such Acquisition Proposal or the withdrawal, amendment or modification of the recommendation of the Company Board in favor of this Agreement and the Merger. Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company Stockholders a position required by Rule 14e-2(a) or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act; (ii) making any disclosure to the Company Stockholders if the Company Board determines after consultation with its legal counsel, that the failure to make such disclosure would be reasonably be expected to be inconsistent with Applicable Law, (iii) informing any Person of the existence of the provisions contained in this Agreement or (iv) making any “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the Company Stockholders). No disclosures under this Section 4.03(f) shall be, in themselves, a basis for Parent to terminate this Agreement pursuant to Article 8. Any action permitted to be taken by the Company pursuant to Section 4.03 shall not constitute a breach of the Company’s representations, warranties, covenants or agreements contained in this Agreement.

(g)     As used in this Agreement,

(i)     “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, that an Acceptable Confidentiality Agreement (A) need not contain any “standstill” or similar covenant and (B) may include provisions that are less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, so long as the Company offers to amend the Confidentiality Agreement concurrently with execution of such Acceptable Confidentiality Agreement to (x) include substantially similar provisions for the benefit of the parties thereto and (y) waive any “standstill” or similar covenant to the extent such Acceptable Confidentiality Agreement does not contain any “standstill” or similar covenant.

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(ii)     “Intervening Event” means a material event, fact, circumstance, development or occurrence that was not known the Company Board, as of or prior to the date hereof (or if known, the magnitude or material consequences of which were not reasonably foreseeable by the Company Board as of or prior to the date hereof), which event, fact, circumstance, development or occurrence becomes known (or the magnitude or material consequences thereof become known if not reasonably foreseeable by the Company Board prior to the date hereof) to or by the Company Board prior to obtaining the Company Stockholder Approval; provided, however that an Intervening Event shall not include (i) any event, fact, circumstance, development or occurrence resulting from or arising out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement, (ii) the receipt, exercise or effect of an Acquisition Proposal or Superior Proposal, (iii) any change in the price or trading volume of the Company Common Stock, (iv) the Company’s exceeding any estimates, projections or other expectations of the Company’s revenues, earnings, cash flows or other operating results for any period; provided, however, that nothing herein shall prevent inclusion of any of the underlying causes of changes otherwise excluded in the determination of whether an Intervening Event has occurred, and (v) fluctuations in currency exchange rates.

(iii)     “Superior Proposal” means any written proposal made by a Third Party (A) to acquire, directly or indirectly, not less than 50% of the outstanding shares of Company Common Stock or businesses or assets of the Company or any Company Subsidiary (including capital stock of or ownership interest in any Company Subsidiary) that generated not less than 50% of the Company’s consolidated net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve months, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, and (B) which is otherwise on terms which the Company Board determines in good faith (after consultation with its financial advisors), taking into account such matters as it deems appropriate, including all legal, financial, regulatory and other aspects of the proposal, and likelihood that such proposal will be consummated on the terms proposed and the identity of the Person making the proposal, that the proposal, (i) if consummated, would result in a transaction that is more favorable, from a financial point of view, to the Company Stockholders than the Transactions contemplated and (ii) is reasonably capable of being completed.

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Section 4.04     Access to Information. (a) From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall (a) give to Parent, Merger Sub and their authorized Representatives reasonable access during normal business hours to the offices, properties (including, without limitation, for the conduct of any non-invasive environmental assessment and environmental compliance review), (b) furnish to Parent, Merger Sub and their authorized Representatives such existing financial and operating data and other existing information as such Persons may reasonably request, and (c) furnish, to the extent prepared by the Company in the ordinary course of business, for the period beginning after the date of this Agreement and ending at the Effective Time, as soon as practicable after prepared in the ordinary course, a copy of the monthly internally prepared financial statements of the Company, including statements of financial condition, results of operations, and statements of cash flow. Any investigation pursuant to this Section 4.04 shall be conducted under supervision of appropriate personnel of the Company and in such manner as not to unreasonably interfere with the conduct of the business or operations of the Company or the Company Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Company and the Company Subsidiaries of their normal duties. Notwithstanding the foregoing, (x) neither Parent, Merger Sub or their authorized Representatives shall be permitted to conduct any sampling or analysis of any environmental media or building materials at any facility of the Company or the Company Subsidiaries without the prior written consent of the Company, which consent may be granted or withheld solely in the Company’s discretion, and (y) Parent shall not have access to personnel records of the Company or any Company Subsidiaries relating to individual performance or evaluation records, medical histories or other information that in the Company’s good faith opinion is sensitive or the disclosure of which could subject the Company or any Company Subsidiaries to risk of liability. Notwithstanding anything in this Section 4.04 or Sections 6.01 or 6.03 to the contrary, the Company shall not be obligated to disclose any information if the Company, in its reasonable judgment, determines that doing so would (i) violate any Applicable Law, (ii) result in the loss of attorney-client privilege or other privilege with respect to such information or (iii) result in a breach of an agreement to which the Company or any Company Subsidiary is a party or result in the disclosure of trade secrets of third parties.

Section 4.05     MARAD and FAA Assets. The Company shall, and shall cause the Company Subsidiaries to, reasonably assist Parent in the preparation for the sale of certain or all of the vessels owned by the Company and the Company Subsidiaries that are subject to the jurisdiction of the United States Maritime Administration (the “MARAD Assets”) (including by transferring such MARAD Assets and FAA Assets identified by Parent and related employees to a newly-formed wholly owned subsidiary of the Company (the “MARAD Subsidiary”)). The Company shall, and shall cause the Company Subsidiaries to, comply in all material respects with all of its obligations under that certain Purchase and Sale Agreement with Alpha VesselCo Holdings, Inc., a Delaware corporation (“VesselCo Holdings”), dated the date hereof and related to the sale of the MARAD Subsidiary (the “MARAD Sale Agreement”). Notwithstanding anything to the contrary in this Agreement, if the Company or any Company Subsidiary in good faith takes any actions related to its obligations pursuant to this Section 4.05 and Closing does not occur, other than as a result of the termination of this Agreement pursuant to Section 8.01(c) or 8.01 (d)(i), Parent shall indemnify, defend and hold harmless the Company and the Company Subsidiaries from any and all costs, expenses (including interest, court and other legal Proceeding costs, fees of attorneys, accountants and other experts or other expenses of litigation or other Proceedings), losses, damages, fines, penalties, Taxes, and liabilities incurred by the Company or the Company Subsidiaries (“Regulatory Transfer Costs”) arising from or relating to the MARAD Sale Agreement or the transactions contemplated thereby.

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Section 4.06     Financing Cooperation.

(a)     The Company shall use its reasonable best efforts to, and shall cause each of the Company Subsidiaries to use their reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to use their reasonable best efforts to, provide all cooperation that is customary in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries, including (i) participation in a reasonable number of meetings (including customary one-on-one meetings among the Financing Sources acting as lead arrangers or agents for prospective lenders or purchasers of securities and senior management of the Company and its Subsidiaries), due diligence sessions, drafting sessions and lender and “road show” presentations, (ii) furnishing Parent (which Parent may provide to its Financing Source) with the Required Information, (iii) facilitating the pledging of collateral and perfection of security interests (including using reasonable best efforts to obtain customary payoff letters, lien releases and instruments of termination or discharge) and assisting Parent in connection with obtaining surveys and title issuance as reasonably requested in writing by Parent, (iv) executing and delivering any customary pledge and security documents, guarantee agreements and any other any customary collateral documents, other definitive financing documents or other requested certificates or documents, (v) assisting with the preparation of materials for rating agency presentations, bank information memoranda, offering memorandum, “road show” presentation and similar documents required in connection with the Debt Financing, including, without limitation, using reasonable best efforts to assist Parent in the preparation of pro forma financial statements in accordance with Article 11 of Regulation S-X for inclusion in any of such documents; provided that any such memoranda and similar documents need not be issued by the Company or any of its Subsidiaries, (vi) furnishing Parent (which Parent may provide to its Financing Source) with information related to the Company and its Subsidiaries required by regulatory authorities including under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, if requested at least ten (10) Business Days prior to the Effective Time, (vii) facilitating the delivery to Parent of a customary “comfort letter” required by the terms of the Debt Financing by the Company’s registered public accounting firm, including by delivering customary management representation letters to such accounting firm (it being understood that failure to obtain such comfort letter shall not constitute a breach of this covenant), and (viii) using reasonable best efforts to cooperate with Parent to satisfy the conditions precedent to the Debt Financing to the extent within the control of the Company and causing the taking of corporate actions by the Company and its Subsidiaries reasonably necessary to permit the completion of the Debt Financing. The Company shall, and shall cause each of its Subsidiaries to, supplement the information provided by or on behalf of any of them to the Parent or any Financing Source on a reasonably current basis to the extent that any such information, to the knowledge of the Company, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading, when taken as a whole.

(b)     Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred and documented by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 4.06 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the financing and any information used in connection therewith, except with respect to any information provided in writing by the Company or any of its Subsidiaries specifically for use in connection therewith.

(c)     The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

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(d)     In the event that any party becomes aware that any Required Information contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, such party will promptly advise the other party.

(e)     Nothing in this Agreement (including this Section 4.06) shall require any such cooperation to the extent that it would (A) require the Company or the Company Subsidiaries to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the Closing, (B) unreasonably interfere with the ongoing business or operations of the Company or the Company Subsidiaries, (C) require the Company or the Company Subsidiaries to enter into or approve any agreement or other documentation effective prior to the Closing or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing, (D) require the Company, any of the Company Subsidiaries or any of their respective boards of directors (or equivalent bodies) to approve or authorize the Debt Financing prior to the Closing, (E) cause any condition to the Closing set forth in Section 7.01 or Section 7.02 to not be satisfied or otherwise cause any breach of this Agreement or (F) reasonably be expected to conflict with or violate the Company’s or the Company Subsidiaries’ respective organizational documents or any Applicable Law in any material respect, or result in the contravention of, or result in a violation or breach of, or default under, any Contract, or (ii) require the Company to cause the delivery of legal opinions or reliance letters or any solvency certificate. For the avoidance of doubt, no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company, the Company Subsidiaries, or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing shall be effective until the Closing.

(f)     Notwithstanding anything to the contrary herein, the Company shall not be deemed to be in breach of the covenant set forth in this Section 4.06 so long as such breach is not a Willful Breach.

Section 4.07     Takeover Statutes. If the Company becomes aware that any Takeover Statute or other anti-takeover statute or regulation shall become applicable to the Transactions and impose a material adverse effect on Parent or Merger Sub or on the parties’ abilities to consummate the Transactions in each case, other than as a result of actions taken by Parent or its Affiliates, the Company and the Company Board shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary, including, if applicable, amending the Company Organizational Documents to specifically opt out of the application of the Nevada Control Share Law (NRS 78.378 – 78.3793) as permitted under such law, so that the Transactions may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any statute or regulation on the Transactions.

Section 4.08     FIRPTA Certificate. Prior to the Closing, the Company shall provide Parent with (a) a certification the form set out on Schedule 4.08 to Parent, dated as of the Closing Date, signed by an officer of the Company to the effect that the shares of the Company are not “United States real property interests” within the meaning of Section 897 of the Code; and (b) an executed notice to the IRS, in each case, as contemplated by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c).

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Section 4.09     Section 16 Matters. Prior to the Effective Time, the Company shall take all actions reasonably necessary to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 4.10     Director Resignations. The Company shall use reasonable best efforts to obtain and deliver to Parent at the Closing the written resignations of each of the directors of the Company from the Company Board and each of the directors who are not officers of the Company from the board of directors (or similar governing body) of each Company Subsidiary (unless otherwise agreed to by Parent).

ARTICLE 5
COVENANTS OF PARENT

Section 5.01     Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions on the terms and conditions set forth in this Agreement.

Section 5.02     Indemnification and Insurance.

(a)     From and after the Closing, Parent shall cause the Company or the Surviving Corporation, as the case may be, to the extent permitted by Applicable Law, to indemnify, defend and hold harmless against any threatened or actual claim or Proceeding and related Losses, and provide advancement of expenses to, all present and former officers, directors, employees and agents (including fiduciaries with respect to employee benefit plans) of the Company or any of its Subsidiaries (each, an “Indemnified Person”), to the same extent and under the same terms such Indemnified Persons are indemnified or have the right to advancement of expenses as of the date hereof by the Company pursuant to the Company Organizational Documents and the indemnification agreements of the Company in existence on the date hereof. As used in this Section 5.02, “Losses” means any losses, claims, damages, liabilities, reasonable and documented costs, reasonable and documented expenses (including attorney’s fees and expenses), judgments, fines or amounts paid in settlement of any claim or Proceeding.

(b)     From and after the Closing and for six (6) years after the Effective Time, Parent shall cause to be maintained in effect provisions in the articles of incorporation and bylaws of the Company or the Surviving Corporation, as the case may be, and each of its Subsidiaries (or in such documents of any successor to the business of the Company or the Surviving Corporation, as the case may be, or any of its Subsidiaries) regarding elimination of liability, indemnification and advancement of expenses that are no less favorable to the intended beneficiaries than the corresponding provisions in the articles of incorporation and bylaws of the Company and each of the Company Subsidiaries in existence on the date of this Agreement. From and after the Effective Time, any agreement between any Indemnified Person, on the one hand, and the Company or any of the Company Subsidiaries, on the other hand, regarding elimination of liability, indemnification or advancement of expenses shall be assumed by the Surviving Corporation, shall survive the Merger and shall continue in full force and effect in accordance with its terms.

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(c)     Prior to the Closing, the Company shall obtain and fully pay the premium for a non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ Insurance Policies and the Company’s existing fiduciary liability Insurance Policies, in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time (including claims with respect to the adoption of this Agreement and the consummation of the Transactions contemplated hereby); provided that the cost per annum payable for such “tail” insurance policy shall not exceed 250% of the amount per annum the Company paid in its current fiscal year (such maximum amount, the “Maximum Tail Premium”) and if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then the Company shall obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium. If the Company shall for any reason fail to obtain such “tail” insurance policy as of the Closing, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company in place as of the date hereof with benefits and levels of coverage at least as favorable as that provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to purchase comparable policies for such six (6)-year period with benefits and levels of coverage at least as favorable as provided under the Company’s existing policies as of the date hereof; provided that the cost per annum payable for such “tail” insurance policy shall not exceed the Maximum Tail Premium and if the cost for such “tail” insurance policies exceeds the Maximum Tail Premium, then the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.

(d)     If Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys its property and assets to any Person, then, and in each such case, proper provision shall be made so that the applicable successor, assign or transferee shall assume the obligations set forth in this Section 5.02 (including this Section 5.02(d)).

(e)     The rights of each Indemnified Person under this Section 5.02 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of the Company or any of the Company Subsidiaries, under the NRS or any other Applicable Law, under any agreement of any Indemnified Person with the Company or any of its Subsidiaries or otherwise. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person. The obligations of Parent and the Surviving Corporation under this Section 5.02 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.02 is not prior to, or in substitution for, any such claims under any such policies.

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Section 5.03     Employee Matters.

(a)     Parent shall cause the Surviving Corporation to deem the period of employment with the Company and the Company Subsidiaries (and with predecessor employers with respect to which the Company and the Company Subsidiaries shall have granted service credit) for each employee of the Company or any Company Subsidiary immediately prior to the Effective Time (a “Continuing Employee”) to have been employment and service with Parent and the Surviving Corporation for all purposes, including eligibility, vesting and entitlement to benefits (but not for accrual of defined benefit plan benefits, the vesting of equity or equity-based awards or where such service recognition would cause a duplication of benefits) for all of Parent’s and the Surviving Corporation’s employee benefit plans, programs, policies or arrangements that are similar to any such employee benefit plans, programs, policies or arrangements in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time.

(b)     For eleven (11) months after the Effective Time, Parent will cause the Company or the Surviving Corporation, as applicable, to provide to each Continuing Employee: (i) base salary or regular hourly rate of pay (as applicable) at least as favorable as the base salary or regular hourly rate of pay that such Continuing Employee received immediately prior to the Effective Time; and (ii) medical, dental and welfare benefits that in the aggregate are at least as favorable as medical, dental and welfare benefits (for the sake of clarity, such benefits shall not include equity grants under Company Employee Benefit Plans), provided to such Continuing Employee immediately prior to the Effective Time, it being understood that existing employment agreements in effect as of June 30, 2017 will not be amended without the prior written consent of Parent. Notwithstanding the foregoing, for at least eleven (11) months after the Effective Time, Parent will cause the Surviving Corporation to provide severance benefits to each Continuing Employee eligible to participate in the Omega Protein Corporation Severance Benefits Plan as of the Effective Time who is terminated during such period that are at least as favorable as those provided in accordance with the terms and conditions of such plan, all as listed in Schedule 5.03(b).

(c)     If the Continuing Employees are covered by medical and dental plans of Parent, the Surviving Corporation or any of their Affiliates, Parent shall use commercially reasonable efforts to (i) waive, or cause the Surviving Corporation or the applicable Affiliate to waive, and shall use commercially reasonable efforts to cause the relevant insurance carriers and other third parties to waive, all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participant and coverage requirements applicable to such Continuing Employees and their eligible dependents for the purpose of any such plans, except to the extent that such conditions, exclusions or waiting periods would apply under the relevant Company Employee Benefit Plan; and (ii) cause each such Continuing Employee to be given credit under such group medical and dental plans of Parent, the Surviving Corporation or any of their Affiliates, as applicable, for the year during which the Effective Time occurs, for any co-payments, deductibles and similar payments such Continuing Employees made or incurred during such year under the relevant Company Employee Benefit Plan. For the calendar year in which the Effective Time occurs, Parent shall credit, or cause the Surviving Corporation or the applicable Affiliate to credit each employee of the Company or any Company Subsidiary with an amount of vacation and sick leave equal to the employee’s unused vacation and sick leave under the Company’s vacation and sick leave policy immediately prior to the Effective Time based on the policy as in effect immediately prior to the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation.

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(d)     Parent shall cause the Surviving Corporation to pay, to the extent not previously paid by the Company, an annual bonus for 2017 to each Continuing Employee (i) employed by the Surviving Corporation or any Company Subsidiary as of the date such bonus is paid or (ii) whose employment was terminated without cause (or if applicable under any severance or change of control agreement, other than “for cause”) by the Surviving Corporation or a Company Subsidiary, in the case of clauses (i) and (ii) in an amount equal to no less than the Designated Percentage of the amount provided for on Schedule 5.03(d) for each such employee and no more than the amount set forth on Schedule 5.03(d) for such employee; provided, however that in no event shall the Surviving Company be required to pay in excess of $2,500,000 in the aggregate for 2017 annual bonuses to the non-executives, and all 2017 annual bonuses shall be paid within 60 days of the end of such calendar year; and provided further, that, in the event of a termination without cause (or if applicable under any severance or change of control agreement, other than “for cause”) by the Surviving Corporation or a Company Subsidiary of such Continuing Employee’s employment prior to the date that such 2017 annual bonus is paid, the amount of such bonus shall be the amount set forth on Schedule 5.03(d), pro-rated for the number of calendar days in 2017 that such Continuing Employee was employed by the Company, the Parent, the Surviving Corporation, or any of their Affiliates. For purposes of this paragraph “Designated Percentage” shall mean the percentage applicable to such employee as set out on Schedule 5.03(d).

(e)     Parent shall cause the Surviving Corporation to pay to each Continuing Employee, within thirty (30) days following the Closing Date, all amounts owed on the Closing Date under the Company’s 2015 Cash Incentive Performance Unit Plan, the Company’s 2016 Cash Incentive Performance Unit Plan, and the Company’s 2017 Cash Incentive Performance Unit Plan in accordance with the terms of the applicable Performance Unit Plan. For the avoidance of doubt, the value of the performance units under each Performance Unit Plan shall be (i) the actual amount earned for each calendar year of the applicable Performance Period (as defined in the applicable Performance Unit Plan) ending prior to the date of this Agreement and (ii) deemed to be $1.00 for each calendar year of the applicable Performance Period ending after the date of this Agreement.

(f)     The provisions of this Section 5.03 are solely for the benefit of the parties hereto and nothing in this Section 5.03, express or implied, shall confer upon any Continuing Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 5.03, express or implied, shall be (i) deemed an amendment of any Company Employee Benefit Plan providing benefits to any Continuing Employee or (ii) construed to prevent Parent or the Surviving Corporation from terminating or modifying to any extent or in any respect any employee benefit plan that Parent or the Surviving Corporation may establish or maintain.

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Section 5.04     Financing.

(a)     Each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Financing Facilities (including the Debt Commitment Letters), and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Financing Facilities if such amendment, modification or waiver (i) reduces (or would have the effect of reducing) the aggregate amount of the cash proceeds available from the Debt Financing (including by increasing the amount of fees to be paid or original issue discount unless (A) the Debt Financings is increased by a corresponding amount and (B) after giving effect to any of the transactions referred to in clause (A) above, the representation and warranty set forth in Section 3.02(f) shall be true) or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Debt Financing, or otherwise expands, amends or modifies any other provision of the Financing Facilities in a manner that would reasonably be expected to (A) materially delay or prevent or make less likely the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on the date of the Closing or (B) materially and adversely impact the ability of Parent or Merger Sub to enforce its rights against other parties to the Financing Facilities (provided that, subject to compliance with the other provisions of this Section 5.04, Parent and Merger Sub may amend the Debt Commitment Letters to add additional lenders, arrangers, bookrunners, agents and other similar entities). Parent shall promptly deliver to the Company copies of any such amendment, modification or replacement.

(b)     Each of Parent and Merger Sub shall use its reasonable best efforts to (i) maintain in full force and effect the Financing Facilities (including the Debt Commitment Letters), (ii) negotiate and enter into definitive agreements with respect to the Financing Facilities on the terms and conditions contained in the Financing Facilities (or on terms no less favorable to Parent or Merger Sub (in the reasonable judgment of Parent) than the terms and conditions in the Financing Facilities), (iii) to satisfy on a timely basis all conditions applicable to Parent and Merger Sub to funding in the Financing Facilities that are within their control, (iv) in the event that all conditions in the Financing Facilities and this Agreement have been satisfied, to consummate the Debt Financing at or prior to the Closing and (v) to comply with its obligations under the Financing Facilities. In the event that all conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived or, upon funding shall be satisfied or waived (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time), Parent and Merger Sub shall cause the Financing Sources to fund on the Closing Date the Debt Financing, to the extent the proceeds thereof are required to consummate the Merger and the other transactions contemplated hereby, and shall enforce their rights under the DNB Credit Facility or Debt Letters, as applicable (including in the event of any breach or purported breach thereof by taking enforcement action to cause such lenders and the other Financing Sources to fund such Debt Financing). Parent and Merger Sub shall not take, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the DNB Credit Facility or the Debt Letters or in any definitive agreement related to the Debt Financing. Parent and Merger Sub shall not object to the utilization of any “market flex” provisions by any Financing Source. Parent shall keep the Company reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide the Company copies of material definitive arrangements for the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (A) of any breach or default by any party to any of the Financing Facilities of which Parent or Merger Sub becomes aware, (B) of the receipt of any written notice from any Financing Source with respect to any (1) actual or potential breach, default, termination or repudiation by any party to any of the Financing Facilities of any provisions of the Financing Facilities or (2) material dispute or disagreement between or among any parties to any of the Financing Facilities with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at Closing, and (C) if at any time for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain the Debt Financing in an amount sufficient to consummate the Merger on substantially the same terms and conditions, in the manner or from the sources contemplated by any of the Financing Facilities. Upon the occurrence of any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence or if any portion of the Debt Financing otherwise becomes unavailable, and such portion is necessary to fund an amount sufficient to consummate the Merger upon the terms contemplated by this Agreement and pay all related fees and expenses of Parent, Merger Sub and their respective Representatives pursuant to this Agreement, Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing (“Alternative Financing”) from the same or alternative sources on terms and conditions that are no less favorable (in the reasonable judgment of Parent) to Parent and Merger Sub, taken as a whole, than those set forth in the Financing Facilities, in an amount when added to the portion of the Debt Financing being replaced that is still available, to consummate the transactions contemplated hereby as promptly as practicable following the occurrence of such event. Upon obtaining any commitment for any such Substitute Financing, such financing shall be deemed to be a part of the “Debt Financing” and any commitment letter for such Alternative Financing shall be deemed a “Debt Commitment Letter” for all purposes of this Agreement. Notwithstanding anything herein to the contrary, in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require Parent or Merger Sub to, and neither Parent nor Merger Sub shall be required to, (i) pay any fees in excess of those contemplated by the Financing Facilities or (ii) agree to any term that is outside of, or less favorable than, any applicable economic provision of the Financing Facilities or any related fee letter. Parent shall deliver to the Company complete and correct copies of all agreements (including redacted fee letters) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing.

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ARTICLE 6
COVENANTS OF PARENT AND THE COMPANY

Section 6.01     Reasonable Best Efforts.

(a)     Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions as promptly as practicable, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations, licenses, waivers, expiration of the applicable waiting periods and other confirmations required to be obtained from any Governmental Authority (including from MARAD) or other Third Parties that are necessary to consummate the Transactions, (iii) defending or contesting any Proceeding challenging this Agreement or the Transactions and (iv) executing and delivering any additional instruments necessary to consummate the Transactions.

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(b)     In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make, or shall cause their respective ultimate parent entity (as defined in the HSR Act) to make, (i) all pre-merger notification filings required under the HSR Act, and (ii) each other filing required pursuant to any Foreign Antitrust Law, in each case with respect to the Transactions as identified on Schedule 3.01(c) (together with the HSR Act, “Premerger Notification Rules”) and to supply as promptly as practicable any information and any material that may be requested in connection with the preparation and submission of any filing or submission under any Premerger Notification Rules, and (iii) any required filings in connection with MARAD Approval, in the case of clause (i), (ii), and (iii) as promptly as reasonably practicable (and in any event, within fifteen (15) Business Days after the date hereof unless the parties otherwise agree in writing). Each of Parent and the Company shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance in connection with its preparation of any filings and submissions under any Premerger Notification Rules. Unless otherwise agreed, Parent and the Company shall use their reasonable best efforts to obtain the expiration of any applicable waiting period under any Premerger Notification Rules as promptly as practicable and obtain the consents, authorizations or approval of MARAD as promptly as practicable and in any event prior to the Outside Date. Parent and the Company shall each use its reasonable best efforts to respond to and comply with any request for information from any Governmental Authority, including those charged with enforcing, applying, administering, or investigating any statute, law, ordinance, rule or regulation designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, restraining trade or abusing a dominant position, including the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, or any other competition authority of any jurisdiction. Parent and the Company will each promptly furnish the other with copies of all written communications (and memoranda setting forth the substance of any oral communication) with any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that the providing party may redact information related to the transaction value and reasonably designate materials that are competitively sensitive for review by the other’s outside counsel only.

(c)     Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Governmental Authority.

(d)     Each of Parent and the Company shall (i) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under the HSR Act, any Foreign Antitrust Law or MARAD, (ii) give the other party reasonable prior notice of all filings or submissions (including any memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or the Transactions, articulating any regulatory or competitive argument) or responding to requests or objections made by any Governmental Authority to any Governmental Authority under the Premerger Notification Rules and MARAD and, to the extent reasonably practicable, of any material communication with, and any inquiries or requests for additional information from, any other Governmental Authority regarding the Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with, any such filings, submissions, memoranda, white papers, correspondence, communications, inquiries or requests, and (iii) unless prohibited by Applicable Law or by the applicable Governmental Authority, and to the extent reasonably practicable, (A) not participate in or attend any meeting with any Governmental Authority in respect of the Transactions without the other party, (B) give the other party reasonable prior notice of any such meeting, (C) in the event one party is prohibited by Applicable Law or by the applicable Governmental Authority from participating in or attending any such meeting, keep such party apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or the Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority, and (E) furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of any Governmental Authority’s staff, on the other hand, with respect to this Agreement or the Transactions; provided, however, that any materials furnished by Parent or the Company to the other party pursuant to this Section 6.01(d) may be redacted (1) to remove references concerning the valuation of the Company or (2) as Parent or the Company, as applicable, determines in good faith is necessary to comply with contractual arrangements or other confidentiality obligations or Applicable Law or to address reasonable attorney-client or other privilege concerns.

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(e)     With regard to any Governmental Authority in connection with Premerger Notification Rules or MARAD Approval, neither the Company nor any of its respective Affiliates shall, without Parent’s written consent, discuss or commit to any divestiture transaction, or discuss or commit to alter their respective businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent’s freedom of action with respect to, or Parent’s ability to retain any of the businesses, product lines or assets of, the Company or otherwise receive the full benefits of this Agreement.

(f)     In furtherance and not in limitation of the foregoing, each of Parent and Merger Sub (i) shall, and shall cause its Affiliates to, comply in all material respects with all of its and their obligations under the MARAD Sale Agreement and (ii) shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to maintain the eligibility of the MARAD Assets for documentation with fishery endorsements, consistent with the eligibility conditions set forth in that certain letter from the United States Maritime Administration to William N. Myhre, Esq., dated as of September 29, 2017, including, without limitation, entering into or, in each case, causing its Affiliates to enter into on or prior to the Closing Date, as applicable:

(A)     the Fish Supply Agreement, by and among the MARAD Subsidiary and OPI in substantially the form attached to the MARAD Sale Agreement; and

(B)     the Stockholder Agreement, by and among Seth Dunlop, VesselCo Holdings and an affiliate of Parent in substantially the form attached to the MARAD Sale Agreement.

(g)      Parent agrees that, from and after the date hereof and prior to the Effective Time, and except as may be agreed in writing by the Company or as may be expressly permitted pursuant to this Agreement, Parent shall not, and shall not permit any of the Parent Subsidiaries to agree, in writing or otherwise, to take any action which could reasonably be expected to result in the failure to satisfy any condition to the Merger or a Parent Material Adverse Effect.

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Section 6.02     Proxy Statement. As promptly as reasonably practicable following the execution of this Agreement, with the timely cooperation and assistance from Parent, the Company shall prepare and file with the SEC the Company Proxy Statement in preliminary form; provided that the Company shall provide Parent and its counsel a reasonable opportunity to review the preliminary Company Proxy Statement in advance of the filing thereof with the SEC and consider in good faith any comments reasonably proposed by Parent and its counsel (it being understood that Parent and its counsel shall provide any comments thereon as promptly as practicable); provided, further, that the foregoing shall not apply with respect to any disclosures or statements related to any Acquisition Proposal, Superior Proposal or Adverse Recommendation Change. The Company shall use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company Stockholders as promptly as practicable following the receipt of confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Company Proxy Statement. Parent and Merger Sub shall promptly furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the preparation and filing with the SEC of the Company Proxy Statement. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it, or any of its Representatives, for use in the Proxy Statement if and to the extent that such information contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly file with the SEC an appropriate amendment or supplement describing such information or correction and, to the extent required by Applicable Law, disseminate such amendment or supplement to the Company Stockholders. The Company shall (a) as promptly as reasonably practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any oral comments, with respect to the Company Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (b) provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments and (c) consider in good faith any comments reasonably proposed by Parent and its counsel (it being understood that Parent and its counsel shall provide any comments thereon as promptly as practicable); provided, however, that the foregoing shall not apply with respect to any disclosures or statements related to any Acquisition Proposal, Superior Proposal or Adverse Recommendation Change.

Section 6.03     Public Announcements. Subject to Section 4.03, and unless and until an Adverse Recommendation Change or termination of this Agreement has occurred, Parent and the Company shall consult with each other before issuing any press release, Current Report on Form 8-K, and to the extent reasonably practicable, making any other public statement with respect to the Agreement or the Transactions and, except in respect of any such press release, Current Report on Form 8-K or other public statement, press conference or conference call as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (in which case the disclosing party shall use its reasonable best efforts to consult with the other party in accordance with this Section 6.03 prior to such public release), shall not issue any such press release or Current Report on Form 8-K, make any such other public statement or schedule any such press conference or conference call prior to such consultation; provided, that each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as such statement is substantially similar to previous press releases, Current Report on Form 8-K, public disclosures or public statements made jointly by Parent and the Company (or individually, if approved by the other party). The provisions of this Section 6.03 shall not apply to any release, public statement or other Company communications relating to an Acquisition Proposal or an Adverse Recommendation Change.

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Section 6.04     Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.05     Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions.

Section 6.06     Advice of Changes; No Control. Subject to compliance with all Applicable Laws, the Company and Parent, as the case may be, shall confer on a regular basis with each other, report on operational matters and shall promptly advise each other orally and in writing of any change or event having, or which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be. Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the Company’s operations. The Company shall promptly notify Parent upon receipt of notice that coverage of any material claim by the Company or any of the Company Subsidiaries under any of the Insurance Policies has been questioned, denied or disputed by the underwriters of such Insurance Policies.

Section 6.07     Transaction Litigation. In the event that any claim or legal or administrative Proceeding by any Governmental Authority or other Person that questions the validity or legality of the Transactions or seeks damages related to this Agreement, the Merger, or the other Transactions is brought, or, to the knowledge of the Company or Parent, as applicable, threatened in writing, prior to the Effective Time against the Company or the Company Subsidiaries and/or the members of the Company Board or the Parent or the Parent Subsidiaries, each of Parent and the Company shall promptly notify the other party of any such litigation and shall keep the other party reasonably informed with respect to the status thereof. The Company and Parent shall give each other the reasonable opportunity to participate, at their own expense, in the defense, settlement and/or prosecution of any pending or threatened litigation related to the Transactions. None of the Company or the Company Subsidiaries or Representatives shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such stockholder litigation or consent to the same unless Parent shall have consented in writing; provided, however, that Parent’s consent shall not be unreasonably withheld, delayed or conditioned.

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Section 6.08     Compliance with Judgments.

(a)     Parent and Merger Sub acknowledge that the MARAD Assets and the FAA Assets are subject to certain judicial conditions, approvals and obligations imposed upon Omega Protein, Inc. ("OPI"), pursuant to a January 27, 2017 Judgment in United States of America v. Omega Protein, Inc. (Case Number: 6:16-CR-00292-1) and a June 14, 2013 Judgment in United States of America v. Omega Protein, Inc. (Case Number 2:13cr00043), collectively referred to herein as the “Judgments and Probation Conditions.” As of the Effective Time, Parent and Merger Sub shall cause OPI to continue to comply with all the terms, obligations and conditions of these two Judgments and Probation Conditions. As of the Effective Time, Parent and Merger Sub shall cause OPI to notify and obtain permission of its Probation Officer required as part of its obligations to sell, assign or transfer assets (including the affected marine vessels) that are subject to these Judgments and Probation Conditions. As of the Effective Time, each of Parent and Merger Sub shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to comply with and to facilitate the compliance with the Judgments and Probation Conditions by OPI. In addition, Parent and Merger Sub shall encourage the party which ultimately acquires or owns the MARAD Assets and the FAA Assets to:

(i)     in connection with obtaining judicial consent to transfer the MARAD Assets and the FAA Assets, enter into any required modification of the Judgments and Probation Conditions setting out, or otherwise confirming to the satisfaction of the applicable court and its Probation Officer, the allocation of the legal obligations established pursuant to the provisions of this Section 6.08;

(ii)     provide reasonable and unimpeded access to OPI following Closing such that OPI may perform such monitoring and oversight of the court-ordered environmental and safety compliance plans (“Compliance Plans”) applicable to the MARAD Assets and the FAA Assets as OPI deems reasonably necessary to comply with the Judgments and Probation Conditions;

(iii)     ensure that all operations associated with operating the MARAD Assets and the FAA Assets are conducted in compliance with the Compliance Plans;

(iv)     fully cooperate with, and allow OPI to operate the fish-processing plants in accordance with the Compliance Plans; and

(v)     provide reasonable and unimpeded access to third party monitors and auditors to conduct evaluations and inspections of implementation and compliance with the Compliance Plans.

ARTICLE 7
CONDITIONS TO THE MERGER

Section 7.01     Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

(a)     Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with the NRS and the Company Organizational Documents.

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(b)     Approvals. The waiting period applicable to the consummation of the Merger pursuant to the Premerger Notification Rules shall have expired or been terminated; and all other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Authority set forth on Schedule 7.01(b), shall have been obtained, or any applicable waiting period shall have expired or been terminated.

(c)     No Injunctions or Restraints. No Governmental Authority having jurisdiction over any party hereto shall have issued any order or other action (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited.

Section 7.02     Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part exclusively by Parent:

(a)     Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.01 of this Agreement (other than in the first sentence of Section 3.01(a), Section 3.01(b)(i), Section 3.01(e)(i) and (ii), the first sentence of Section 3.01(i), Section 3.01(x), Section 3.01(y) and Section 3.01(z)) shall be true and correct when made and as of immediately prior to the Effective Time, as if made at and as of such time (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of that date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect” “material,” or “materially”) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.01(e)(i) and (ii) shall be true and correct when made and as of immediately prior to the Effective Time, as if made at and as of such time (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of that date), except for any de minimis inaccuracies; and (iii) the representations and warranties contained in the first sentence of Section 3.01(a), Section 3.01(b)(i), the first sentence of Section 3.01(i), Section 3.01(x), Section 3.01(y) and Section 3.01(z) shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of that date).

(b)     Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all of its obligations required to be performed by it under the MARAD Sale Agreement, including consummation of the transfer of the MARAD Assets and FAA Assets to the MARAD Subsidiary, if all conditions to closing under such agreement to be performed by VesselCo Holdings have been met or waived and VesselCo Holdings has performed or complied with all of its obligations under the MARAD Sale Agreement required to be performed by it. The Company shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

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(c)     No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change or event that has had, individually or in the aggregate, a Company Material Adverse Effect.

(d)     Compliance Certificate. Parent shall have received a certificate of the Company signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions in Section 7.02 have been satisfied.

Section 7.03     Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part exclusively by the Company:

(a)     Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct when made and as of immediately prior to the Effective Time as if made at and as of such time (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of that date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materiality”) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub each shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)     Payment Fund. Parent shall have deposited in the Payment Fund cash in an amount sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Section 2.06 and provided or caused to be provided to the Company the amounts required by Section 2.08 and Section 2.09.

(d)     Compliance Certificate. The Company shall have received a certificate of Parent signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions in Section 7.03 have been satisfied.

ARTICLE 8
TERMINATION

Section 8.01     Termination. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time (notwithstanding any Company Stockholder Approval):

(a)     by mutual written agreement of the Company and Parent;

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(b)     by either the Company or Parent:

(i)     if the Merger shall not have occurred on or before February 11, 2018 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party if the failure of the Closing to occur on or before the Outside Date is primarily caused by or resulted from a breach of, in any material respect, any covenant or obligation in this Agreement that is required to be performed by such party; provided further, however, that, if as of the Outside Date, all conditions to the Merger have been met (other than the condition to obtain MARAD Approval contained in Section 7.01(b) and any conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time) or have been waived by the Company, the Outside Date shall be extended by up to 60 days upon the written request of Parent at least one Business Day prior to the Outside Date if (x) the commitments and facilities to provide the Financing (or any Alternative Financing) shall have been extended to the proposed extended Outside Date without any material change to the terms thereof, (y) Parent and Merger Sub are in material compliance with Section 6.01 hereof and (z) the Company Board determines in good faith (after consultation with Parent), that there exists at such time an objectively reasonable probability of both (A) the MARAD Approval being obtained and (B) the consummation of the Merger occurring within such extension period; or

(ii)     if (A) any Governmental Authority having jurisdiction over any party hereto shall have issued any order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order or other action shall have become final and non-appealable or there shall be adopted any Applicable Law that makes consummation of the Merger illegal or otherwise prohibited; provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party whose failure to fulfill any material covenant or agreement under this Agreement has been the primary cause of or resulted in the action or event described under this Section 8.01(b)(ii)(A); or (B) the Company Stockholder Meeting shall have concluded and the Company Stockholder Approval shall not have been obtained.

(c)     by Parent:

(i)     within five (5) Business Days after an Adverse Recommendation Change has occurred;

(ii)     in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) as applicable, and (B) cannot be or has not been cured by the earlier of thirty (30) days after the giving of notice to the Company of such breach and the Outside Date (a “Company Terminable Breach”); provided that the Parent is not then in a Parent Terminable Breach; or

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(d)     by the Company:

(i)     if the Company Board determines to enter into a letter of intent, memorandum of understanding or definitive agreement for a Superior Proposal; provided, however, that such termination pursuant to this 8.01(d)(i) shall not be effective until the Company pays the Company Termination Fee payable pursuant to Section 9.04(b);

(ii)     in the event of a breach by the Parent or Merger Sub of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.03(a) or (b) as applicable, and (B) cannot be or has not been cured by the earlier of thirty (30) days after the giving of notice to the Parent of such breach and the Outside Date (a “Parent Terminable Breach”); provided that the Company is not then in Company Terminable Breach; or

(iii)     if (A) the conditions to the Merger (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time)have been satisfied, and (B) the Closing shall not have been consummated within three (3) Business Days after the delivery of notice to the Parent that the conditions to the Merger have been satisfied.

Section 8.02     Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article 8 (other than pursuant to Section 8.01(a)) shall deliver notice of such termination to each other party hereto specifying with particularity the reason for such termination, and, except as specifically set forth in Section 8.01(d)(i), any such termination in accordance with this Section 8.02 shall be effective immediately upon delivery of such notice to the other party. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder or Representative of such party) to the other party hereto; provided that (a) the provisions of this Section 8.02 and Sections 9.01, 9.04, 9.07, 9.08 and 9.09, the Confidentiality Agreement shall survive any termination hereof and (b) subject to Section 9.04 (including the limitations on liability contained therein), neither the Company nor Parent shall be relieved or released from any liabilities or damages arising out of its fraud or Willful Breach of this Agreement prior to such termination. The parties acknowledge and agree that any failure by a party to consummate the Transactions within three (3) Business Days after the applicable conditions to Closing set forth in Article 7 has been satisfied or waived (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time) shall constitute a Willful Breach of this Agreement.

ARTICLE 9
MISCELLANEOUS

Section 9.01     Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be deemed to be given and received (a) upon receipt if delivered by hand or a nationally recognized overnight courier service, (b) upon receipt of an appropriate electronic answerback or confirmation when delivered by fax (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), (c) upon receipt of electronic mail (“email”) (to the email address specified below or another address as such Person may subsequently designate by notice given hereunder) or (d) five (5) Business Days after the date of mailing postage paid to the address below or to such other address or addresses as such Person may hereafter designate by notice given hereunder:

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if to Parent or Merger Sub to:

Cooke Inc.

40 Wellington Row

Saint John, N.B.

E2L 3H3

Attention: Rod Gould, Chief Legal Officer

Email: rgould@cookeaqua.com

Facsimile No.: (506) 694-1381

with a copy to (which shall not constitute notice):

Kelley Drye & Warren LLP

333 West Wacker, Suite 2600

Chicago, Illinois 60606

Attention:     Timothy R. Lavender

Email: tlavender@kelleydrye.com

Facsimile No.: (312) 857-7095

if to the Company, to:

Omega Protein Corporation

2105 City West Blvd., Suite 500

Houston, Texas 77042

Attention:        Bret Scholtes, Chief Executive Officer

John Held, Executive Vice President, General Counsel and Secretary

Email: bscholtes@omegaprotein.com; jheld@omegaprotein.com

Facsimile No.: (713) 940-6122

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin St., Suite 2500

Houston, Texas 77002

Attention: Jeffery Floyd; Brittany Sakowitz

Email: jfloyd@velaw.com; bsakowitz@velaw.com

Facsimile No.: (713) 615-5660

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 9.02     Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time and neither party nor any of their respective stockholders or Representatives shall have any liability to the other party or any of its Affiliates with respect to such representations or warranties. The covenants and agreements of the parties in this Agreement shall survive the Effective Time to the extent the terms of such covenants or agreements contemplate performance after the Effective Time.

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Section 9.03     Amendments; Extensions and Waivers.

(a)     This Agreement may be amended or supplemented in any and all respects by written agreement signed by each of the parties hereto; provided, however, that (i) after adoption of this Agreement by the holders of Company Common Stock, no amendments shall be made which by Applicable Law require further approval by such holders without obtaining such further approval and (ii) this Agreement may not be amended or supplemented in any respect after the Effective Time; provided, further, that this Section 9.03 and Sections 9.06, 9.07, 9.08, 9.09, 9.11, 9.12, 9.13, and 9.14 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to a Financing Source without the prior written consent of such Financing Source.

(b)     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

(c)     No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04     Expenses.

(a)     General. Except as otherwise provided in Section 4.06, Section 5.02 or this Section 9.04, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that the Company and Parent shall share equally all filing fees payable under the HSR Act.

(b)     Termination Fees and Expenses.

(i)     If this Agreement is terminated by Parent pursuant to Section 8.01(c)(i) or by the Company pursuant to Section 8.01(d)(i), then the Company shall pay the Company Termination Fee to Parent in immediately available funds, in the case of a termination by Parent, within two (2) Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination.

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(ii)     If (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(ii)(B) or by Parent pursuant to Section 8.01(c)(ii) with respect to the Company’s breach or failure to perform an agreement or covenant under Section 4.03 of this Agreement, (B) after the date of this Agreement and prior to the Company Stockholder Meeting or such termination, as applicable, an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Company Stockholders and not withdrawn in the case of termination pursuant to clause (B) of Section 8.01(b)(ii) prior to the Company Stockholder Meeting or in the case of termination pursuant to Section 8.01(c)(ii) prior to the date of termination, and (C) within 12 months following the date of such termination, the Company enters into a definitive agreement with respect to such Acquisition Proposal, then the Company shall pay to Parent in immediately available funds, concurrently with consummation of such Acquisition Proposal, the Company Termination Fee; provided that for purposes of this Section 9.04(b)(ii), all references to 15% in the definition of “Acquisition Proposal” shall be deemed to be references to “50%.”

(iii)     If (A) either Parent or the Company terminates this Agreement pursuant to (x) Section 8.01(b)(i) and, at the time of such termination, any of the conditions set forth in Section 7.01(b) or Section 7.01(c) (if and only if the applicable event giving rise to the failure of such condition under either Section 7.01(b) or Section 7.01(c) to be satisfied arises in connection with the failure of the waiting period under the HSR Act to expire or be terminated, approvals, consents or authorizations under any Foreign Antitrust Laws or the MARAD Approval), shall have not been satisfied or (y) Section 8.01(b)(ii)(A) (if, and only if, the applicable restraint or order giving rise to such termination arises in connection with the failure of the waiting period under the HSR Act to expire or be terminated, approvals, consents or authorizations under any Foreign Antitrust Laws, the MARAD Approval or the consent referenced in Schedule 3.01(c)(vi)(Item b)) and (B) at the time of such termination, the conditions to Closing set forth in Section 7.01(b) (other than those related to the failure of the waiting period under the HSR Act to expire or be terminated, or approvals, consents or authorizations under any Foreign Antitrust Laws or the MARAD Approval), Section 7.02(a), Section 7.02(b) and Section 7.02(c) (other than those conditions that by their nature can be satisfied only at the Closing, but subject to such conditions being capable of being satisfied if the Closing Date were the date of such termination) shall have been satisfied or waived in accordance with this Agreement, Parent shall pay the Regulatory Termination Fee within two (2) Business Days of such termination to an account as directed by the Company.

(iv)     The “Company Termination Fee” and the “Regulatory Termination Fee” shall each be equal to $20,000,000.

(c)     Integral Terms. Each party acknowledges that (i) the agreements contained in this Section 9.04 are an integral part of the Transactions, and without these agreements, the parties would not have entered into this Agreement, and (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or a Regulatory Termination Fee, as the case may be, is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 9.04(b) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.

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(d)     Limitation of Liability.

(i) Notwithstanding anything to the contrary in this Agreement, the parties agree that if this Agreement is terminated under circumstances in which the Company is obligated to pay the Company Termination Fee under this Section 9.04 and the Company Termination Fee is paid, the payment of the Company Termination Fee shall be the sole and exclusive remedy available to Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates with respect to this Agreement and the Transactions, except in the case of a Willful Breach, and, upon payment of the Company Termination Fee pursuant to this Section 9.04, none of the Company and its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates shall have any further liability relating to or arising out of this Agreement or the Transactions, except in the case of a Willful Breach. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(ii)     Notwithstanding anything to the contrary in this Agreement, the parties agree that if this Agreement is terminated under circumstances in which the Parent is obligated to pay the Regulatory Termination Fee under this Section 9.04 and the Regulatory Termination Fee is paid, the payment of the Regulatory Termination Fee shall be the sole and exclusive remedy available to the Company against the Parent and Merger Sub and their Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates with respect to this Agreement and the Transactions, except in the case of a Willful Breach, and, upon payment of the Regulatory Termination Fee pursuant to this Section 9.04, none of the Company and its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates shall have any further liability relating to or arising out of this Agreement or the Transactions, except in the case of a Willful Breach. In no event shall the Parent or Merger Sub be required to pay the Regulatory Termination Fee on more than one occasion.

Section 9.05     Rules of Construction; Disclosure Schedule References.

(a)     Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

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(b)     The parties hereto agree that any reference to an item in a particular Section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties (or covenants, as applicable) of such party to the extent that it is reasonably apparent on its face that such disclosure is applicable to such other representations, warranties or covenants. The inclusion of an item in the Company Disclosure Schedule or reference to a dollar amount in the Company Disclosure Schedule shall not be deemed an admission that such item represents a material exception or material fact or used to establish any standard of materiality or define any terms under this Agreement.

Section 9.06     Binding Effect; Benefit; Assignment.

(a)     The provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. The provisions of Section 5.02 and, from and after the Effective Time, the provisions of Article 2 are intended to be for the benefit of, and shall be enforceable after the Effective Time by, the Persons referred to therein and their respective heirs and Representatives. The Surviving Corporation shall indemnify any Indemnified Person against all reasonable costs and expenses (including attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 5.02(a), relating to the enforcement of such Indemnified Person’s rights under Section 5.02 regardless of whether such Indemnified Person is ultimately determined to be entitled to indemnification. Except as provided in the immediately preceding sentence, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that each Financing Source shall be an express third party beneficiary with respect to Sections 9.03, 9.06, 9.07, 9.08, 9.09, and 9.14. Notwithstanding the foregoing, in the event of Parent’s or Merger Sub’s fraud or Willful Breach, as a result of which damages would be payable, then the Company Stockholders, acting solely through the Company, shall be beneficiaries of this Agreement and shall be entitled to pursue any and all legally available remedies, including equitable relief, and to seek recovery of all losses, liabilities, damages, costs and expenses of every kind and nature, including reasonable attorneys’ fees; provided, however, that the rights granted pursuant to this sentence shall be enforceable only by the Company, on behalf of the Company Stockholders, in the Company’s sole discretion, it being understood and agreed that such rights shall attach to such shares of Company Common Stock and subsequently trade and transfer therewith and, consequently, any damages, settlements, or other amounts recovered or received by the Company with respect to such rights may, in the Company’s sole discretion, be (i) distributed, in whole or in part, by the Company to the holders of shares of Company Common Stock of record as of any date determined by the Company or (ii) retained by the Company for the use and benefit of the Company on behalf of its stockholders in any manner the Company deems fit.

(b)     No party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement without the consent of each other party hereto; provided that Parent and Merger Sub, and their respective successors and permitted assigns, may assign, without the consent of any other Person or party, any or all of its rights pursuant to this Agreement, and each of the other agreements and instruments contemplated hereby, including its rights to indemnification, to any of its Financing Sources as collateral security.

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Section 9.07     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law rules of such state that would direct a matter to another jurisdiction. Notwithstanding anything to the contrary contained herein, any and all claims arising under the Financing Facility (including any claim, controversy or dispute against or involving any Financing Source, including their respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 9.07) shall be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflicts of laws rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York; provided, however, that the laws of the State of Nevada shall govern in determining (a) the interpretation of a “Company Material Adverse Effect” and whether a “Company Material Adverse Effect” has occurred, (b) the accuracy of any Omega Representation (as defined in the Debt Commitment Letters) and whether as a result of any inaccuracy thereof Parent has the right to terminate its obligations, or refuse to consummate the transactions, under this Agreement and (c) whether the transactions under this Agreement have been consummated in accordance with the terms hereof (in each case, without regard to the principles of conflicts of laws thereof, to the extent that the same are not mandatorily applicable by statute and would require or permit the application of the law of another jurisdiction).

Section 9.08     Jurisdiction. Each of the parties hereto (i) agrees that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought, heard and determined exclusively in the state courts located in the State of Nevada or, if such court shall not have jurisdiction, any of the federal courts of the United States of America located in the State of Nevada, (ii) irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any Proceeding arising out of or relating to this Agreement or the Transactions in any other court. Each party agrees that service of process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court and notice provided in Section 9.01 shall be deemed effective service of process on such party. The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Notwithstanding the foregoing, none of the parties hereto, nor any of their respective Affiliates, will bring, or support, any action, cause of action, claim, cross-claim, counterclaim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the transactions contemplated thereby, anywhere other than in (i) any New York State court sitting in the Borough of Manhattan or (ii) the United States District Court for the Southern District of New York, and it is acknowledged and agreed that the provisions set forth in Section 9.09 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim, counterclaim or third-party claim.

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Section 9.09     WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (iii) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.09.

Section 9.10     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 9.11     Entire Agreement; No Other Representations and Warranties.

(a)     This Agreement, including the Company Disclosure Schedule, the Parent Disclosure Schedule and the documents and instruments entered into or delivered pursuant hereto, together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

(b)     Except for the representations and warranties contained herein, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information made available to the Company in connection with the Transactions.

Section 9.12     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall nonetheless remain in full force and effect. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

74

Section 9.13     Remedies.

(a)     Specific Performance; Remedies of Parent and Merger Sub. Prior to the valid termination of this Agreement pursuant to Article 8, Parent and Merger Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 9.08 and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger.

(b)     Specific Performance; Remedies of the Company. Prior to the valid termination of this Agreement pursuant to Article 8, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent or Merger Sub (including any failure to close the Merger where all of the conditions to Parent’s and Merger Sub’s obligations to close (other than those that by their terms can only be satisfied at Closing)) in the courts described in Section 9.08 and to enforce specifically the terms and provisions hereof, including the Parent’s and Merger Sub’s obligations to consummate the Merger.

(c)     Acknowledgement Regarding Available Remedies. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the other Transactions) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.08 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity, and that such explicit rights of specific enforcement are an integral part of the Transactions and without such rights, neither the Company nor Parent would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding the foregoing (or anything to the contrary in this Agreement), in no event shall the Company, or any equity holder thereof be entitled to or be permitted to seek, specific performance in respect of any Financing Source.

75

Section 9.14     Financing Sources. No member of the Company Group shall have any rights or claims against any Financing Source in respect of any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the financings contemplated thereby, whether at law or in equity, whether in contract, in tort or otherwise and no Financing Source shall have any rights or claims against the Company Group in respect of any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the financings contemplated thereby, whether at law or in equity, whether in contract, in tort or otherwise and (b) no Financing Source shall have any liability (whether in contract, in tort or otherwise) to any member of the Company Group for any obligations or liabilities of any party or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the financings contemplated thereby, whether at law or in equity, whether in contract, in tort or otherwise, and no member of the Company Group shall have any liability (whether in contract, in tort or otherwise) to any Financing Source for any obligations or liabilities of any party or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the financings contemplated thereby, whether at law or in equity, whether in contract, in tort or otherwise. Notwithstanding anything to the contrary contained in this Agreement, the Financing Sources are intended third-party beneficiaries of, and shall be entitled to the protections of this Section 9.14, in each case, with respect to their respective rights hereunder and thereunder. For the avoidance of any doubt, this Section 9.14 does not alter, modify, supplement or change, in any respect, the rights and obligations of the Financing Source set forth in the Financing Facility to Parent and its successors and assigns. For purposes of the foregoing, “Company Group” means (i) the Company, (ii) each of the Company’s Subsidiaries, and their respective Affiliates and (iii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any Person named in clauses (i) and (ii), and (iv) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing. For the avoidance of doubt, nothing in this Section 9.14 shall limit or otherwise alter the rights of the Company Group against Parent or Merger Sub.

[Signature Page Follows]

76

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

Cooke Inc.

By:	/s/ Glenn B. Cooke
Name: Glenn B. Cooke
Title: Vice-President

Alpha MergerSub, Inc.

By:	/s/ Glenn B. Cooke
Name: Glen B. Cooke
Title: Vice-President

Omega Protein Corporation

By:	/s/ Bret D. Scholtes
Name: Bret D. Scholtes
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex C

October 5, 2017

The Board of Directors

Omega Protein Corporation

2105 City West Boulevard, Suite 500

Houston, Texas 77042-2838

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Omega Protein Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Cooke Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of October 5, 2017 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Alpha MergerSub, Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Company, the Acquiror or their respective affiliates, will be converted into the right to receive $22.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

C-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

C-2

ANNEX D

Annual Report on Form 10-K of Omega Protein Corp.
for the year ended December 31, 2016

D-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2016

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 For the transition period from                  to

 Commission file number: 001-14003

OMEGA PROTEIN CORPORATION

(Exact name of Registrant as specified in its charter)

State of Nevada	76-0562134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2105 City West Blvd, Suite 500
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0060

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, $0.01 par value	New York Stock Exchange

 Securities registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒   No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐     Accelerated filer ☒     Non-accelerated filer ☐     Small reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes☐No ☒

 The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant was approximately $432,873,955 as of June 30, 2016 (computed by reference to the quoted closing price of the registrant’s common stock on the New York Stock Exchange on June 30, 2016). Shares of common stock held by each officer and director and by each person who owns 10% or more of the outstanding stock have been excluded from this computation in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

On February 24, 2017, there were outstanding 22,415,851shares of the Company’s common stock, $0.01 par value.

Documents incorporated by reference: Portions of the registrant’s definitive proxy statement for its 2017 annual meeting of stockholders, which will be filed with the Securities and Exchange Commission within 120 days after December 31, 2016, are incorporated by reference to the extent set forth in Part III of this Form 10-K.

OMEGA PROTEIN CORPORATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Annual Report on Form 10-K, future filings by the Company with the U.S. Securities and Exchange Commission (the “SEC”), the Company’s press releases and oral statements by authorized officers of the Company are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the risks set forth under Item 1A “Risk Factors.” The Company believes that forward-looking statements made by it are based on reasonable expectations; however, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Forward-looking statements involve statements that are predictive in nature, which depend upon or refer to future events or conditions, or which include the words “estimate,” “project,” “anticipate,” “expect,” “predict,” “believe,” “could,” “hope,” “plans,” “intend,” “seek,” “should,” “goal,” “would,” “may” and similar expressions. Readers are cautioned not to place undue reliance on forward-looking statements contained in this document, which speak only as of the date of this Annual Report on Form 10-K. We undertake no responsibility to publicly update or revise any forward looking statements after the date they are made, whether as a result of new information, future events or otherwise.

PART I

Items 1. and 2.    Business and Properties.

General

Omega Protein Corporation is a nutritional products company that develops, produces and delivers nutritious products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. As used herein, the term the “Company” refers to Omega Protein Corporation and its consolidated subsidiaries, as applicable. The Company’s principal executive offices are located at 2105 City West Boulevard, Suite 500, Houston, Texas 77042-2838 (Telephone: (713) 623-0060).

The Company operates in two primary industry segments: animal nutrition and human nutrition.

The Company’s animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“Omega Protein”) and Omega Shipyard, Inc. (“Omega Shipyard”). Omega Protein, the Company’s principal operating subsidiary, is predominantly dedicated to the production of animal nutrition products and operates in the menhaden harvesting and processing business and is the successor to a business conducted since 1913. Omega Protein currently operates a total of three menhaden processing plants in the states of Louisiana, Mississippi and Virginia. The Company also operates a Health and Science Center in Reedville, Virginia, which provides 100-metric tons per day of fish oil input capacity for the Company’s food, industrial and feed grade oils. A portion of Omega Protein’s production is transferred to its human nutrition segment. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for Omega Protein’s fishing fleet.

Prior to December 31, 2015, the Company’s human nutrition segment operated under the names Nutegrity and Bioriginal Food & Science Corp. (“Bioriginal Food & Science”). Nutegrity was comprised primarily of three subsidiaries: Cyvex Nutrition, Inc. (“Cyvex”), InCon Processing, L.L.C. (“InCon”) and Wisconsin Specialty Protein, L.L.C. (“WSP”).  Subsequent to December 31, 2015, the Company combined the Nutegrity and Bioriginal Food & Science names into one name and now does business under the name “Bioriginal” which includes all of the human nutrition businesses except the tera’s® branded products. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal Food & Science, acquired by the Company in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by the Company in February 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex is located in Irvine, California and is an ingredient supplier for the food and nutraceutical industries. InCon was located in Batavia, Illinois and was a specialty processor that utilized molecular distillation technology to purify and concentrate Omega-3 fish oils and, subject to outside demand and excess capacity, a variety of other compound products for third-party tolling customers. In March 2016, as part of its strategy to focus on non-concentrated omega-3 oils instead of concentrated omega-3 oils, the Company decided to exit its Batavia, Illinois oil concentration facility. In September 2016, the Company entered into an agreement to sell substantially all of the assets of InCon, and that sale closed in October 2016. For additional information on the sale of these assets and closure of the Batavia facility, see Note 3 – Plant Closures to the consolidated financial statements included in Item 8. For additional information on Bioriginal Food & Science, see Note 2 – Acquisition of Bioriginal Food & Science Corp. to the consolidated financial statements included in Item 8 for additional information.

On February 22, 2017, the Company announced that it has initiated a strategic alternatives review for the Company’s human nutrition segment. That review could result in, among other things, a sale, consolidation or business combination, asset divestiture, partnering or other collaboration agreements with respect to the human nutrition segment in one or more transactions, continuing to operate the human nutrition segment in the ordinary course of business or an exit from portions of that business. However, there can be no assurance that the Company will be successful in identifying or completing any strategic alternative, that any such strategic alternative will yield additional value for shareholders or that the review process will not have an adverse impact on the Company’s business. In addition, if the review were to result in a sale of the human nutrition segment, it would make the Company more susceptible to factors affecting its animal nutrition segment. For additional information, see the first and second risk factors under “Item 1.A Risk Factors—Risks Relating to the Company’s Business and Industry.”

The Company has not set a timetable for completion of the strategic alternatives review process and does not intend to discuss or disclose developments with respect to the process unless and until such time as the Board of Directors has approved a definitive course of action or otherwise concludes its review of strategic alternatives.

The Company also operates a technical center in Houston, Texas, the Omega Protein Technology and Innovation Center, which has food science application labs as well as analytical, sensory, lipids research and pilot plant capabilities.

For financial information about the Company’s industry segments for years 2016, 2015 and 2014, see Note 4 – Industry Segment and Geographic Information to the consolidated financial statements included in Item 8.

Geographic Information

The Company’s export sales were approximately $183 million, $130 million, and $147 million in 2016, 2015 and 2014, respectively. Such sales were made primarily to Asian, European and Canadian markets. In 2016, 2015 and 2014, sales to the Company’s top customer were approximately $37.7 million, $35.6 million and $26.6 million, respectively.

The following table shows the geographical distribution of revenues (in millions) based on location of customers:

	Years Ended December 31,
	2016		2015		2014
	Revenues	Percent	Revenues	Percent	Revenues	Percent
U.S.	$207.7	53.1%	$229.0	63.7%	$161.8	52.4%
Asia (1)	73.3	18.8	54.9	15.3	58.5	19.0
Europe	75.6	19.4	50.2	14.0	69.5	22.5
Canada	29.5	7.5	21.2	5.9	16.1	5.2
Mexico	1.5	0.4	2.6	0.7	1.9	0.6
South & Central America	2.8	0.7	0.6	0.2	0.6	0.2
Other	0.4	0.1	0.8	0.2	0.2	0.1
Total	$390.8	100.0%	$359.3	100.0%	$308.6	100.0%

(1)	Of this amount, China comprised approximately $44.7 million, $35.3 million and $35.9 million for the years ended December 31, 2016, 2015 and 2014, respectively.

The following table sets forth the Company’s revenues by product (in millions) and the approximate percentage of total revenues represented thereby, for the indicated periods:

	Years Ended December 31,
	2016		2015		2014
	Revenues	Percent	Revenues	Percent	Revenues	Percent
Animal Nutrition Revenues
Fish meal	$169.7	43.4%	$152.4	42.5%	$147.1	47.7%
Fish oil	65.5	16.8	39.3	10.9	70.8	22.9
Refined fish oil	25.1	6.4	23.8	6.6	22.2	7.2
Fish solubles and other	2.2	0.6	4.6	1.3	3.7	1.2
Subtotal of Animal Nutrition	262.5	67.2	220.1	61.3	243.8	79.0

Human Nutrition Revenues
Specialty oils	101.0	25.8	113.7	31.6	41.1	13.3
Dairy protein products	16.9	4.3	12.9	3.6	11.7	3.8
Other nutraceutical ingredients	10.4	2.7	12.6	3.5	12.0	3.9
Subtotal of Human Nutrition	128.3	32.8	139.2	38.7	64.8	21.0

Total	$390.8	100.0%	$359.3	100.0%	$308.6	100.0%

Company Overview

Businesses.    The Company operates in two primary industry segments: animal nutrition and human nutrition. The animal nutrition segment is dedicated to the production of animal nutrition products and operates in the menhaden harvesting and processing business and is the successor to a business conducted since 1913. Omega Protein produces and markets a variety of products produced from menhaden (a herring-like species of fish found in commercial quantities in the U.S. coastal waters of the Atlantic Ocean and Gulf of Mexico), including specialty fish meal, crude and refined fish oils and fish solubles. The human nutrition segment is comprised of assets used to produce, procure, market and sell products, including plant oils, fish oils, dairy proteins and nutraceuticals to human nutrition markets.

Animal Nutrition Products

Fishing.    Omega Protein’s principal raw material is menhaden, a species of fish that inhabits coastal and inland tidal waters in the United States. Menhaden usually school in large, tight clusters and are commonly found in shallow waters. Spotter aircraft locate the schools and direct the fishing vessels to them. The principal fishing vessels transport two 40-foot purse boats, each carrying several fishermen and one end of a 1,500-foot or longer net. The purse boats encircle the school and capture the fish in the net. The fish are then pumped from the net into refrigerated holds of the fishing vessel and then are unloaded at Omega Protein’s processing plants.

At December 31, 2016, Omega Protein owned a fleet of 38 vessels and 27 spotter aircraft for use in its fishing operations and also leased additional aircraft where necessary to facilitate operations. During the 2016 fishing season in the Gulf of Mexico, which ran from mid-April through October, Omega Protein operated 20 fishing and carry vessels and 21 spotter aircraft. The fishing area in the Gulf is generally located along the Gulf Coast, with a concentration off the Louisiana and Mississippi coasts. The 2016 fishing season along the Atlantic coast began in May and ended in mid-December. During the 2016 season, Omega Protein operated 8 fishing vessels and 7 independently-owned spotter aircraft along the Mid-Atlantic coast. The remaining fleet of fishing vessels and spotter aircraft are not routinely operated during the fishing season and are back-up to the active fleet, used for other transportation purposes, inactive, or in the process of refurbishment or conversion in the Company’s shipyard.

Meal and Oil Processing Plants.    Omega Protein operates three meal and oil processing plants, one in each of Louisiana, Mississippi and Virginia, where the menhaden are processed into three general product types: fish meal, fish oil and fish solubles. Omega Protein’s processing plants are located in coastal areas near Omega Protein’s fishing areas. Annual volume processed varies depending upon menhaden catch and production yields. Each plant maintains a dedicated dock to unload fish, fish processing equipment and product storage facilities. The fish are unloaded from the fishing vessels into storage boxes and then conveyed into steam cookers. The fish are then passed through presses to remove most of the oil and water. The solid portions of the fish are dried and ground into fish meal. The liquid that is produced in the cooking and pressing operations contains oil, water, dissolved protein and some fish solids. This liquid is decanted to remove the solids and is put through a centrifugal oil and water separation process. The separated fish oil is a finished product called crude oil. The separated water and protein mixture is further processed through evaporators to recover the soluble protein, which can be sold as solubles or added to the solid portions of the fish for processing into fish meal.

In December 2013, the Company closed its Cameron, Louisiana menhaden processing plant and re-deployed some of its harvesting and processing assets to the three remaining menhaden processing plants. The strategic decision to close the facility and re-deploy these assets is the result of the Company’s efforts to improve financial performance by increasing the utilization of its existing assets and reducing maintenance-related capital expenditures. The Company believes that consolidating its two western Gulf of Mexico facilities into a single facility based in Abbeville, Louisiana has improved long term operating and capital efficiencies.

As a result of the closure, the Company recognized a (gain) loss on closure of approximately ($0.3) million in 2016, $2.1 million in 2015 and $7.1 million in 2014 related to the impairment of harvesting and processing assets, re-deployment of assets to other plants, employee severances and other ongoing closure costs. For additional information, see Note 2 – Plant Closures to the consolidated financial statements included in Item 8.

Shipyard.    Omega Shipyard owns a 49.4 acre shipyard facility in Moss Point, Mississippi which includes three dry docks, each with a capacity of 1,300 tons. The shipyard is used for routine vessel maintenance, refurbishment and conversion of Omega Protein’s fishing vessels.

Health and Science Center.    Omega Protein’s Health and Science Center provides 100-metric tons per day of fish oil input capacity and is located adjacent to Omega Protein’s Reedville, Virginia processing plant. The food-grade facility includes state-of-the-art processing equipment and processes that allow Omega Protein to refine, bleach, fractionate and deodorize its menhaden fish oil. The facility also provides Omega Protein with automated packaging and on-site frozen storage capacity and has a lipids analytical laboratory to enhance the development of Omega-3 oils and food products.

Products.    Omega Protein sells three general types of menhaden based products: fish meal, fish oil and fish solubles.

Fish Meal.    Fish meal, the principal product made from menhaden, is sold primarily as a high-protein feed ingredient. It is used as a feed ingredient in feed formulated for pigs and other livestock, aquaculture and household pets. Each use requires certain standards to be met regarding quality and protein content, which are determined by the freshness of the fish and by processing conditions such as speed and temperatures. Omega Protein markets two different types of fish meal:

Special Select™.    Special Select™ is a premium grade fish meal that is targeted for monogastrics, including baby pigs, pets, shrimp and fish.

SeaLac®.    SeaLac® is a premium grade fish meal that is targeted for the cattle industry.

Fish Oil.    Omega Protein produces crude unrefined fish oil, refined fish oil and human grade fish oils.

Unrefined Fish Oil.    Unrefined fish oil (also referred to as crude fish oil) is Omega Protein’s basic fish oil product. This grade of fish oil has not undergone any portion of the refining process, although some is filtered. Omega Protein’s markets for crude fish oil have changed over time. In the 1990’s, Omega Protein’s main crude fish oil market, which accounted for greater than 90% of Omega Protein’s production, was the manufacturers of hydrogenated oils for human consumption such as margarine and shortening. Since then, the development of the worldwide aquaculture industry has resulted in steady demand for fish oils in order to improve feed efficiency, nutritional value, survivability and health of farm-raised fish species. In 2016, 2015 and 2014, Omega Protein estimates that approximately 94%, 81% and 89% of its crude fish oil was sold as a feed ingredient to the aquaculture industry, respectively.

Refined Fish Oil.    Omega Protein’s refined fish oils come in two basic grades.

Feed Grade Oils.    Feed grade menhaden oil is processed and refined to offer a high-grade Omega-3 oil for use in pet, aquaculture and livestock feeds. The processing reduces free fatty acids, color and oxidative precursors while enhancing Omega-3 fatty acids for incorporation in the final feed to enhance skin and coat conditioning, reproductive performance and immunity. Kosher products are available. Omega Protein’s refined feed grade fish oils are sold under the name Virginia Prime Gold®. Virginia Prime Gold® fish oil is alkali refined, bleached and then fractionated.

OmegaEquis®. OmegaEquis® is a specialty feed additive product for the equine market that supplies omega-3 fatty acids to horses. OmegaEquis® is Virginia Prime Gold® that has been alkali refined, bleached, fractionated and then flavored in order to enhance palatability.

Human Grade Oils.  See Business and Properties – Human Nutrition Products – Specialty Oils.

Fish Solubles.    Fish solubles are a liquid protein product used as an additive in fish meal and are also sold primarily to bait manufacturers and for use as an organic fertilizer. Omega Protein’s soluble-based products are:

Neptune Fish Concentrate®.    This liquid protein is composed of low molecular weight, water-soluble compounds such as free amino acids, peptides and nucleotides that are attractants for a variety of aquaculture feeds. The product is used as the attractant in some commercial baits and may be used in both shrimp and finfish diets to improve attractability and thus consumption. Neptune Fish Concentrate® also can be added directly to grow-out ponds as a fertilizer to help feed plankton and other natural food sources.

OmegaGrow®.    OmegaGrow® is a liquid soil or foliar-applied fertilizer for plant nutrition. OmegaGrow® is listed for organic uses by the Organic Materials Review Institute. OmegaGrow® is a free-flowing product that has been filtered through an 80-mesh screen and can be applied through irrigation systems.

Distribution System.    Omega Protein’s distribution system of warehouses and tank storage facilities allow for transportation via trucks, barges, containers and railcars to service Omega Protein’s customers throughout the United States and also foreign locations. Omega Protein owns and leases warehouses and tank storage space for storage of its products, generally at terminals along the Mississippi River. Omega Protein generally contracts with third-party trucking, vessel, barge, container and railcar companies to transport its products to and from warehouses and tank storage facilities and directly to its customers.

Omega Protein generally sells most of its products on up to a twelve-month forward contract basis with the balance sold on a spot basis through purchase orders or under longer-term forward contracts. Omega Protein’s sales contracts generally contain force majeure and other production allocation provisions. Historically, fish meal and fish oil sold on a forward contract basis have fluctuated from year to year based upon perceived market availability and forward price expectations. As of December 31, 2016, Omega Protein has sold forward on a contract basis approximately 52,000 short tons (1 short ton = 2,000 pounds) of fish meal and 7,000 metric tons (1 metric ton = 2,204.6 pounds) of fish oil for 2017. Of these 2017 forward sales, the majority was contracted during 2016. As a basis of comparison, as of December 31, 2015, Omega Protein had sold forward on a contract basis approximately 72,000 short tons of fish meal and 10,000 metric tons of fish oil for 2016.

Omega Protein’s annual revenues are highly dependent on pricing, annual fish catch, production yields and inventories. Inventory is generally carried over from one year to the next year and Omega Protein determines the level of inventory to be carried over based on production volumes, existing contracts, prevailing market prices of the products and anticipated customer usage and demand during the off-season. Thus, production volumes do not necessarily correlate with sales volumes in the same year and sales volumes will fluctuate from quarter to quarter. Omega Protein’s fish meal products have a useable life of approximately one year from the date of production. Practically, however, Omega Protein attempts to empty its warehouses of the previous season’s products by May or June of the new fishing season. Omega Protein’s crude fish oil products do not lose efficacy unless exposed to oxygen and, therefore, their storage life typically is longer than that of fish meal. The Company’s animal nutrition segment product inventory was $55.5 million as of December 31, 2016 versus $63.6 million as of December 31, 2015.

Customers and Marketing.    Most of Omega Protein’s marine products are sold directly to approximately 200 customers by Omega Protein’s agriproducts sales department, while a smaller amount is sold through independent sales agents and the Company’s human nutrition segment.

Omega Protein’s fish meal is sold to feed producers as a high-protein ingredient for the aquaculture, pet food, swine and other livestock industries. Crude fish oil sales primarily involve export markets where the fish oil is used as an ingredient in aquaculture feeds. Over the past decade, increasing percentages of Omega Protein’s fish meal and oil products have been sold into the aquaculture industry. Generally, the growth of the worldwide aquaculture industry has resulted in increasing demand for fish oils and meals to improve feed efficiency, nutritional value and health of farm-raised fish species.

Omega Protein’s products are sold both in the U.S. and internationally. International sales consist of both fish meal and fish oil and are primarily to China, Norway, Canada, Saudi Arabia, Japan and Taiwan. Omega Protein’s sales in these foreign markets are denominated in U.S. Dollars and are not directly affected by currency fluctuations. Such sales could be adversely affected by changes in demand resulting from fluctuations in currency exchange rates.

A number of countries in which Omega Protein currently sells products impose various tariffs and duties, none of which have a significant impact on Omega Protein’s foreign sales. Certain of these duties have been reduced in recent years for certain countries under the North American Free Trade Agreement and the Uruguay Round Agreement of the General Agreement on Tariffs and Trade. In all cases, Omega Protein’s customers are responsible for any tariffs, duties or other levies imposed on Omega Protein’s products sold into these markets.

During the off season, Omega Protein fills purchase orders from the inventory it has accumulated during the fishing season. Throughout the entire year, prices are often significantly influenced by supply and demand in world markets for competing products, primarily other global sources of fish meal and oil, and also other proteins for its fish meal products, and other fats and oils for its fish oil products when used as an alternative.

Quality Control.    Omega Protein believes that maintaining high standards of quality in all aspects of its manufacturing operations plays an important part in its ability to attract and retain customers and maintain its competitive position. To that end, Omega Protein has adopted quality control systems and procedures designed to test the quality aspects of its products, such as protein content and digestibility. Omega Protein regularly reviews, updates and modifies these systems and procedures as appropriate.

Insurance.    Omega Protein maintains insurance against physical loss and damage to its assets and coverage against third party liability it may incur in the course of its operations, as well as workers’ compensation, United States Longshoremen’s and Harbor Workers’ Compensation Act and Jones Act coverage. The coverage limits for Omega Protein’s insurance program are generally comprised of several excess liability policies, which are subject to deductibles, underlying limits, annual aggregates and exclusions. Omega Protein believes its insurance coverage to be in such form, against such risks, for such amounts and subject to such deductibles and self-retentions as are generally prudent for its operations but the securing of such coverage by necessity requires judgment in the balancing of retained risk and the cost effectiveness of such insurance programs. Omega Protein has generally elected to increase its deductibles and self-retentions in order to manage rising insurance premium costs. These higher deductibles and self-retentions have resulted in greater uninsured losses to Omega Protein in the cases of the Hurricanes Katrina, Rita and Ike and will expose Omega Protein to greater risk of loss if additional future claims occur.

Competition.    Omega Protein competes with a domestic menhaden fishing company that was purchased in 2015 by a large foreign public company and with numerous fish processors outside the United States. In addition, but to a lesser extent, Omega Protein’s marine protein and oil business is also subject to significant competition from producers of vegetable and other animal protein and oil products. Many of these competitors have significantly greater financial resources, less onerous regulatory costs and more extensive and diversified operations than those of Omega Protein.

Omega Protein competes on price, quality and performance characteristics of its products, such as protein level and amino acid profile in the case of fish meal. The principal competition for Omega Protein’s fish meal and fish solubles is from other global marine proteins as well as other protein sources such as soybean meal and other vegetable or animal protein products. Omega Protein believes, however, that these other non-marine sources are not complete substitutes because fish meal offers nutritional values not contained in such other sources. Other globally produced fish oils provide the primary market competition for Omega Protein’s fish oil; soybean and rapeseed oil are an additional source of less direct competition.

Prices for Omega Protein’s fish meal and fish oil products are established by worldwide supply and demand relationships over which Omega Protein has no control and tend to fluctuate significantly over the course of a year and from year to year.

Regulation.    Omega Protein’s operations are subject to federal, state and local laws and regulations relating to the locations and periods in which fishing may be conducted as well as environmental and safety matters. At the state and local level, certain state and local government agencies have enacted legislation or regulations, which are subject to changes from time to time, which prohibit, restrict or regulate menhaden fishing within their jurisdictional waters.

Omega Protein’s menhaden fishing operations are also subject to regulation by two interstate compact commissions created by federal law: the Atlantic States Marine Fisheries Commission (“ASMFC”) which consists of 15 states along the Atlantic seaboard and three agencies, and the Gulf States Marine Fisheries Commission (“GSMFC”) which consists of five states along the Gulf of Mexico. The ASMFC and GSMFC manage the menhaden fishery throughout its coast-wide range. The Company supports the ASMFC’s and GSMFC’s goal of maintaining a healthy population of menhaden.

ASMFC.  In 2014, the ASMFC and the National Marine Fisheries Service jointly conducted a new benchmark stock assessment for Atlantic menhaden, which utilized new data sources and a new statistical model. Initial results of the 2014 assessment were peer reviewed in December 2014 and were accepted by the ASMFC at its February 2015 meeting. The 2014 stock assessment found that the Atlantic menhaden stock was not overfished and that overfishing for Atlantic menhaden was not occurring. The next assessment, which will be an update, will occur in 2017.

Based on the 2014 assessment, the ASMFC Menhaden Board established a new coast-wide quota for Atlantic menhaden at its May 2015 meeting. The menhaden quota for the 2015 and 2016 fishing seasons was 187,880 metric tons, which represents a ten percent increase above the quota established in 2012. In February 2016, the ASMFC initiated the process to establish Atlantic menhaden harvest levels for the 2017 fishing year, and in October 2016, the ASMFC voted to increase the annual harvest quota by 6.45 percent, to 200,000 metric tons, for the Atlantic menhaden fish meal/oil fisheries and bait fisheries for the 2017 Atlantic menhaden fishing season. The updated Atlantic menhaden stock assessment results, expected in August 2017, will guide the ASMFC’s quota-setting decisions for 2018 and afterwards.

Under the ASMFC’s Interstate Fisheries Management Plan for Atlantic Menhaden, the total coast wide quota is allocated among states based on average landings for the years 2009 to 2011. Under that formula, Virginia is allocated approximately 85% of the total allowable catch. Of Virginia’s 2017 allocation, the Company is entitled to land approximately 153,000 metric tons.

At its May 2015 meeting, the ASMFC Menhaden Board also initiated a management action to review and potentially change the allocation of quota among the ASMFC member states. Some ASMFC member states with relatively low allocations of menhaden have argued that Virginia’s share of the Atlantic menhaden quota is too high. The current allocation is based on landings data for the years 2009, 2010, and 2011, which were the most recent years for which data were available when the ASMFC established the quota system that went into effect in 2013. This is a common method by which the ASMFC allocates fishing privileges among its member states.

In the fall of 2016, the ASMFC held public hearings on a series of issues to be considered in a new amendment to the Atlantic menhaden fishery management plan, including alternative means of allocating quota among states. The ASMFC intends to finalize this amendment in the fall of 2017, to be effective for 2018 and afterward. The public was asked to comment on a number of different ways to allocate allowable harvest, including having a single, coast-wide quota, allocating menhaden by gear type, and other options. Depending on the method chosen by the ASMFC to determine allocations and the overall quota levels set for 2018 and afterward, the ASMFC amendment to the Atlantic menhaden fishery management plan could have a material adverse impact on the Company’s business, financial results or results of operations.

This amendment will also consider establishing new interim management reference points – benchmarks used to establish quotas and determine when the stock is considered overfished – that consider Atlantic menhaden’s role as forage in the marine ecosystem. The Company expects that if ASMFC action is taken to establish these interim reference points it will be completed in 2017 and effective in 2018. Regardless of whether any ASMFC decision is made in 2017 regarding interim reference points, the ASMFC Menhaden Board has convened a team of scientific advisors to develop ecological reference points specific to the Atlantic menhaden stock and that work is expected to be completed and peer-reviewed by 2019 or 2020.

In 2017, the ASMFC Menhaden Board will be considering whether or not to continue that process, and whether to use the current reference points or generic ecological reference points on either an interim or permanent basis. It is not possible to accurately predict, however, what the results of the 2017 update assessment will be or what decisions the ASMFC will make regarding reference points in the current amendment process or how, if new permanent or interim reference points are adopted, they will be utilized but it is possible that these decisions may have a material adverse effect on the Company’s business, financial condition or results of operations.

In the amendment under consideration, the ASMFC Menhaden Board will also consider changes to the Chesapeake Bay reduction fishery cap. This cap limits the amount of menhaden the Company can take annually from the Chesapeake Bay and is currently set at 87,216 metric tons. The Company’s Chesapeake catches have been below the limit for all years in which it has been in effect. The options under consideration are maintaining the cap at its current level, eliminating the cap, or lowering it by some amount. Should the ASMFC prohibit the Company’s harvest fishing in the Chesapeake Bay or lower the cap below the Company’s recent catch levels in this fishing area, these changes could have a material adverse impact on the Company’s business, financial results or results of operations.

GSMFC.  In October 2013, the GSMFC adopted reference points for the Gulf menhaden fishery. The reference points do not establish any caps or quotas on the Gulf menhaden fishery but rather measure the rate of harvest in order to insure the continued health of the population. The target reference point was set at 35 percent of the Maximum Spawning Potential (“MSP”) levels annually and the threshold reference point was set at 30 percent of the MSP levels annually.

The GSMFC recommended that if the target level were to be exceeded two years in a row, the GSMFC would request an update to the Gulf menhaden stock assessment. In addition, if the threshold level were to be exceeded in a single year, the GSMFC would also request a stock assessment update.

In October 2016, the GSMFC received the updated Gulf menhaden stock assessment that found that the Gulf menhaden stock was not overfished and that overfishing for Gulf menhaden was not occurring. As a result of this finding, reference points were increased. The new target reference point is 829,737 mt and the new threshold reference point is 862,361 mt. For reference, the preliminary 2016 industry wide landings for Gulf menhaden were approximately 484,750 mt.

Texas. The Texas Parks and Wildlife Commission has adopted regulations related to the menhaden fishery in Texas waters which limits the Total Allowable Catch (“TAC”) to 31.5 million pounds (approximately 14,288 mt) annually. The regulations also allow for a 10% underage or overage in each year which is credited or deducted, as applicable, to the TAC in the following year.

In 2016, Omega Protein’s Texas fish catch did not approach the TAC. Omega Protein’s menhaden fish catch in Texas in 2016 was estimated to be approximately 1.1 million pounds (approximately 531 mt), or approximately 0.14% of Omega Protein’s total 2016 fish catch. With the 2013 closing of Omega Protein’s Cameron, Louisiana plant, which was the plant closest to the Texas border, this limitation is unlikely to have any material adverse effect on the Company’s business, results of operations or financial condition.

Omega Protein, through its operation of fishing vessels, is subject to the jurisdiction of the U.S. Coast Guard, the National Transportation Safety Board and the U.S. Customs Service. The Coast Guard and the National Transportation Safety Board set safety standards and are authorized to investigate vessel accidents and recommend improved safety standards. The U.S. Customs Service is authorized to inspect vessels at will.

Omega Protein’s operations are subject to federal, state and local laws and regulations relating to the protection of the environment, including the federal Clean Water Act, which imposes strict controls against the discharge of pollutants in reportable quantities, and along with the Oil Pollution Act, imposes substantial liability for the costs of oil removal, remediation and damages. Omega Protein’s operations also are subject to the federal Comprehensive Environmental Response, Compensation, and Liability Act, which imposes liability, without regard to fault, on certain classes of persons that contributed to the release of any “hazardous substances” into the environment and the federal Occupational Safety and Health Act (“OSHA”). The implementation of continuing safety and environmental regulations from these authorities could result in additional requirements and procedures for the Company, and it is possible that the costs of these requirements and procedures could be material.

OSHA’s Hazard Communications Standard, the Environmental Protection Agency (“E.P.A.”) community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and similar state statutes require the Company to organize information about hazardous materials used or produced in its operations. Certain information must be provided to employees, state and local governmental authorities and local citizens. Numerous other environmental laws and regulations, along with similar state laws, also apply to the operations of the Company, and all such laws and regulations are subject to change.

In June 2013, Omega Protein, the Company’s principal subsidiary, entered into a plea agreement (the “Virginia Plea Agreement”) with the United States Attorney’s Office for the Eastern District of Virginia to resolve a government investigation related to the fishing vessels and operations of its Reedville, Virginia facility. Consistent with the terms of the Virginia Plea Agreement, the subsidiary pled guilty in the United States District Court for the Eastern District of Virginia (the “Virginia Court”) to two felony counts under the Clean Water Act, paid a fine of $5.5 million, made a $2.0 million contribution to an environmental fund, and was sentenced to a three year probation term that was originally scheduled to end in June 2016, but which was extended by the Virginia Court in December 2016 for two years due to the issues associated with the second plea agreement described below. Accordingly, the probation term for the Virginia Plea Agreement will terminate in June 2018.

In December 2016, Omega Protein, the Company’s principal subsidiary, entered into a plea agreement (the “Louisiana Plea Agreement”) with the United States Attorney’s Office for the Western District of Louisiana to resolve a government investigation related to its Abbeville, Louisiana operations. Consistent with the terms of the Louisiana Plea Agreement, the subsidiary pled guilty in the United States District Court for the Western District of Louisiana (the “Louisiana Court”) to two felony counts under the Clean Water Act, paid a fine of $1.0 million and made a $0.2 million contribution to a local law enforcement fund. The Louisiana Plea Agreement was approved by the Louisiana Court on January 18, 2017.

The Virginia Plea Agreement and the terms of the Virginia Court’s sentencing order required Omega Protein to develop and implement an environmental compliance program at all of its facilities, and also imposed a three year period of probation originally scheduled to end in June 2016, but since extended to June 2018 due to the issues resolved by the Louisiana Plea Agreement. The probation term for the Louisiana Plea Agreement will terminate in January 2020. The Company has implemented a comprehensive compliance program which covers the areas addressed by the Virginia Plea Agreement and Louisiana Plea Agreement. The U.S. Probation Office, in consultation with the U.S. Attorney’s Offices for the Eastern District of Virginia and the Western District of Louisiana, and the E.P.A., as necessary, has the right to monitor the Company’s compliance with these requirements during the term of probation.

In the event that Omega Protein does not comply with the terms of the plea agreements and the courts’ sentencing orders, including the terms of probation, Omega Protein could be subject to additional criminal penalties or prosecution (including for the matters covered and resolved by the plea agreements). Particularly, if any additional acts of non-compliance were to occur in connection with the Virginia Plea Agreement, because these acts could be viewed by the Virginia Court as a second offense under the Virginia Plea Agreement (and a third offense overall), the Virginia Court could impose an enhanced sentence compared to a sentence for a first offense. In addition, if Omega Protein fails to maintain compliance with the Clean Water Act or other similar environmental regulatory requirements in the future, Omega Protein could become subject to additional criminal or civil liability in connection with any such non-compliance. Omega Protein could also experience increased compliance costs, or alterations to the conduct of its normal course operations, in connection with these matters. Any of the foregoing could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In addition, the convictions under the Clean Water Act will adversely affect the Company’s ability to secure government contracts with the United States, and secure future loans under the NMFS Title XI loan program in connection with the affected facility. The subsidiary has received notice from the E.P.A. that it is ineligible, as a result of the convictions under the Clean Water Act, for receipt of government contracts, loans or benefits if any part of the work will be performed, or the loan collateral will be located, at the facility where an offense occurred.

The Company has made, and anticipates that it will make in the future, expenditures in the ordinary course of its business in connection with environmental and regulatory matters. It is possible that environmental laws and regulations could require material expenditures or otherwise adversely affect the Company’s operations, financial condition and results of operations.

Omega Protein is also subject to laws and regulations in foreign countries regarding the importation of fish meal or fish oil in those jurisdictions. Some of these laws and regulations, particularly in countries such as China whose regulatory regimes may still be evolving, or in supra-national jurisdictions such as the European Union, may adversely affect the Company’s business, results of operations and financial condition. More stringent laws and regulations, or new interpretations of, or changes to, those laws and regulations, in foreign jurisdictions on approved additives, contaminant levels, health and sanitation requirements, import documentation, license requirement restrictions imposed by port of entry protocols or other similar restrictions could result in: (i) Omega Protein’s incurrence of additional capital expenditures and operating costs in order to comply with these requirements, (ii) Omega Protein’s withdrawal from marketing its products in those jurisdictions which could lead to a material loss of revenues, earnings and market share, or (iii) costs of demurrage, cure or product recall incurred by Omega Protein as it complies with, or attempts to comply with, these restrictions. For example, exports of fish meal to China and the European Union are subject to certain health and sanitation requirements that are administered by the Seafood Inspection Program (“SIP”), a U.S. federal agency selected by those jurisdictions as the competent authority to oversee compliance with export requirements by U.S. based manufacturers. Pursuant to SIP’s interpretation and application of China’s and the European Union’s health and sanitation requirements, Omega Protein’s processing facilities and its St. Louis fish meal warehouse may from time to time be limited or restricted in their ability to obtain export certificates in support of shipments of fish meal to China or the European Union or certain shipments by Omega Protein may need to be re-processed in order to meet these foreign health and sanitation requirements. In addition, certain foreign countries impose health and sanitation testing requirements for fish meal and fish oil exports that require pre-shipment testing of lots. These testing requirements may hinder particular lots from being approved for export to those countries. These limitations and restrictions may have an adverse effect on the Company’s business, financial condition or results of operations.

Omega Protein’s harvesting operations are subject to the Shipping Act of 1916 and the regulations promulgated there under by the Department of Transportation, Maritime Administration which require, among other things, that Omega Protein be incorporated under the laws of the U.S. or a state, the Company’s chief executive officer be a U.S. citizen, no more of the Company’s directors be non-citizens than a minority of the number necessary to constitute a quorum and at least 75% of the Company’s outstanding capital stock (including a majority of the Company’s voting capital stock) be owned by U.S. citizens. If the Company fails to observe any of these requirements, it will not be eligible to conduct its harvesting activities in U.S. jurisdictional waters. Such a loss of eligibility would have a material adverse effect on the Company’s business, results of operations and financial condition.

To protect against such loss of eligibility, the Company’s Articles of Incorporation (i) contain provisions limiting the aggregate percentage ownership by non-citizens of each class of the Company’s capital stock to no more than 25% of the outstanding shares of each such class (the “Permitted Percentage”) so that any purported transfer to non-citizens of shares in excess of the Permitted Percentage will be ineffective as against the Company for all purposes (including for purposes of voting, dividends and any other distribution, upon liquidation or otherwise), (ii) provide for a dual stock certificate system to determine such ownership pursuant to which certificates representing shares of Company Common Stock bear legends that designate such certificates as either “citizen” or “non-citizen” depending on the citizenship of the owner, and (iii) permit the Company’s Board of Directors to make such determinations as may reasonably be necessary to ascertain such ownership and implement restrictive limitations on those shares that exceed the Permitted Percentage (the “Excess Shares”). For example, the Company’s Board is authorized, among other things, to redeem for cash (upon written notice) any Excess Shares in order to reduce the aggregate ownership by non-citizens to the Permitted Percentage.

 Human Nutrition Products

Products.  The Company’s human nutrition business has three primary product lines: specialty oils, dairy protein products and other nutraceutical ingredients. The human nutrition business consists of Cyvex, WSP and Bioriginal Food & Science. In October 2016, the Company sold substantially all of the assets of InCon, which focused on concentrated Omega-3 oils.

Specialty Oils. Bioriginal is a supplier of specialty oils to the food and nutraceutical industries across North America, Europe and Asia. Bioriginal sources ingredients from across the world to formulate products for its customers. Bioriginal has the technical and scientific expertise to combine specialty oils to develop efficacious formulations and delivery systems to meet its customers’ needs. Plant based oils include coconut oil, flax, borage, evening primrose and hemp. Marine based oils include menhaden, krill, tuna and other EPA and DHA rich oils.

Bioriginal markets OmegaActiv®, a refined fish oil which is marketed as a dietary supplement ingredient. Bioriginal also markets OmegaPure®, a highly refined fish oil designed to deliver a stable, odorless, flavorless source of Omega-3 fatty acids which is marketed for food applications.

As part of its strategy to focus on non-concentrated omega-3 oils instead of concentrated omega-3 oils, the Company exited the Batavia, Illinois oil concentration facility in October 2016. For additional information see Note 3 – Plant Closures to the consolidated financial statements included in Item 8. Prior to being sold in October 2016, Bioriginal’s Batavia, Illinois facility used molecular distillation technology to concentrate long-chain Omega-3’s and other fatty acids and, subject to outside demand and excess capacity, a variety of other food-grade compound products for third-party tolling customers.

Bioriginal produces, packages and markets a variety of specialty oils, and has developed proprietary methods and systems to provide customized turnkey solutions for its customers. Processing capabilities at its Canadian (Saskatoon, Saskatchewan), Netherlands (Den Bommel), and Health and Science Center facilities include cold press, blending, emulsifying and packaging.

The Omega Protein Technology and Innovation Center located in Houston, Texas serves as an in-house analytical laboratory and participates in various new product development and research and development projects by utilizing its scientific expertise and collaborating with Bioriginal research and marketing personnel located in Bioriginal’s production facilities. The facility has food science application labs, as well as analytical, sensory and pilot plant capabilities. The facility also has a lipids research lab where the Company plans to continue to develop new products that have improved functionality and technical characteristics.

Dairy Protein Products. Bioriginal produces a variety of value added dairy protein ingredients for the food and nutritional supplement industries, including organic and other specialty protein products, using processes applicable to a variety of nutritional dairy ingredients. Bioriginal has three main categories of dairy protein powders:

●	rBGH-Free: Artificial growth hormone-free cow’s milk whey protein products,
●	Organic: Certified organic cow’s milk whey protein products, and
●	Goat: Goat’s milk whey protein concentrate.

Bioriginal manufactures and sells Whey Protein Concentrate-80, Whey Protein Isolate, Milk Protein Concentrate and bulk ingredients globally to leading nutraceutical and food and beverage companies worldwide. By-products from the manufacturing process, including lactose, cream and animal feed supplements, are also sold.

The Company also manufactures, blends and sells protein powder and other products labeled as food and dietary supplements under its various tera’swhey® and tera’s® brands. These products are sold to retail customers primarily in the natural, specialty foods and specialty supplements channels. The target market for these products is adults who seek a healthy lifestyle through minimally processed foods.

Bioriginal produces most of its dairy protein products at its Reedsburg, Wisconsin facility.

Other Nutraceutical Ingredients.  Bioriginal markets and sells an extensive list of other nutraceutical ingredients derived from fruit, vegetables and botanicals.  These products include the following signature ingredients:

●	AvoVida® Avocado / Soy Unsaponifiables for joint support;
●	BioVinca® Vinpocetine for brain function support;
●	BioVin® grape extract for cardiovascular support;
●	Novusetin® for cognitive health support;
●	Euro Black Currant™ berry extract that provides anthocyanins with a high Oxygen Radical Absorbance Capacity value; and
●	BroccoPhane® broccoli sprout concentrate containing sulforophane.

Competition.  The food and dietary ingredient supplier industry is a large, highly fragmented and growing industry, with no single industry participant accounting for a majority of total industry sales. Competition is based primarily on price, quality and assortment of products, customer service, marketing support and availability of new ingredients. In addition, the market is highly sensitive to the introduction of new products. The human nutrition segment competes with manufacturers, distributors and marketers of food and dietary supplement ingredients both within and outside the United States, Canada and Europe.

Marketing.  The Company markets its proprietary brands of food and dietary ingredients through an integrated marketing program that includes internet, print, public relations and direct sales to companies manufacturing foods, beverages and dietary supplements in all their forms (i.e. capsules, tablets and soft gels). The Company also directs and participates in clinical research studies, often in collaboration with scientists and research institutions, to validate the benefits of a product and provide scientific support for product claims and marketing initiatives.

Trademarks and Other Intellectual Property. The Company believes trademark protection is particularly important to the maintenance of the recognized brand names under which the human nutrition segment markets its products. The Company owns or has rights to various trademarks or trade names, with certain trademark applications also pending, that the Company uses in conjunction with the sale of its products, including OmegaActiv®, OmegaPure®, tera’swhey®, tera’s®, BioPureDHA®, Fiberomega®, BioVin®, AvoVida® and others. Federal registration of a trademark with the United States Patent and Trademark Office affords the owner nationwide exclusive trademark rights in the registered mark and the ability to prevent others from using the same or similar marks. However, to the extent a common law user has made prior use of the mark in connection with similar goods or services in a particular geographic area, the nationwide rights conferred by federal registration would be subject to that geographic area. The Company also relies upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. The Company protects the human nutrition segment’s intellectual property rights through a variety of methods, including trademark, patent and trade secret laws, as well as confidentiality agreements and proprietary information agreements with vendors, employees, consultants and others who have access to its proprietary information. Protection of its intellectual property often affords the Company the opportunity to enhance the human nutrition segment’s position in the marketplace by precluding its competitors from using or otherwise exploiting its technology and brands. The human nutrition segment is also a party to several intellectual property license agreements relating to certain of its products. These license agreements generally continue until the Company elects to terminate the agreement, or upon the mutual consent of the parties.

Quality Control.  The Company believes that maintaining high standards of quality in all aspects of its manufacturing operations plays an important part in its ability to attract and retain customers and maintain its competitive position. To that end, the Company has adopted quality control systems and procedures designed to test the quality aspects of its products. The Company regularly reviews, updates and modifies these systems and procedures as appropriate. Bioriginal utilizes its NutriPrint® quality assurance system, which uses FT-NIR (Fourier Transform – Near Infra-Red) for identity testing of incoming raw materials.  The Company uses internal and independent laboratories to test its products for purity, efficacy and composition.

Insurance.  The Company purchases insurance to cover standard risks in the food and dietary ingredients industry, including policies to cover general products liability. The Company faces an inherent risk of exposure to product liability claims in the event that, among other things, the use of products sold by the human nutrition segment results in injury. With respect to product liability coverage, the Company carries insurance coverage typical of the human nutrition segment’s industry and product lines. The human nutrition segment’s coverage involves self-insured retentions with primary and excess liability coverage above the retention amount. The Company has the ability to refer claims to many of the human nutrition segment’s vendors and its insurers and require them to pay the costs associated with any claims arising from such vendors' products. In most cases, the human nutrition segment’s insurance covers such claims that are not adequately covered by a vendor's insurance and may provide for excess secondary coverage above the limits provided by the human nutrition segment’s product vendors. In addition, the Company may from time to time self-insure liability with respect to specific products that it may sell.

Regulation. The processing, formulation, safety, manufacturing, packaging, labeling, advertising and distribution of human nutrition segment products are subject to regulation by one or more federal agencies, including the Food and Drug Administration (“FDA”), the Canadian Food Inspection Agency (“CFIA”), the U.S. Federal Trade Commission (“FTC”), Health Canada, and by various agencies of the states and localities in which the products are sold. The area of business that these and other authorities regulate include, among others:

●	claims and advertising;
●	labels;
●	ingredients; and
●	manufacturing, distributing, importing, selling and storing of products.

In particular, the FDA regulates the formulation, manufacture, packaging, storage, labeling, importation and distribution and sale of dietary supplements and food ingredients in the United States. The CFIA regulates the manufacture, packaging, storage, importation and distribution and sale of food products in Canada. The FTC regulates marketing and advertising claims on food products and dietary supplements in the United States. Health Canada regulates the labeling of food products and dietary supplements in Canada.

The Dietary Supplement Health and Education Act of 1994 (“DSHEA”), an amendment to the Federal Food, Drug and Cosmetic Act, established a framework governing the composition, safety, labeling, manufacturing and marketing of dietary supplements in the United States. Generally, under DSHEA, dietary ingredients that were marketed in the United States prior to October 15, 1994 may be used in dietary supplements without notifying the FDA. “New” dietary ingredients (i.e., dietary ingredients that were “not marketed in the United States before October 15, 1994”) must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without being “chemically altered.” A new dietary ingredient notification must provide the FDA with evidence of a “history of use or other evidence of safety” establishing that use of the dietary ingredient "will reasonably be expected to be safe.” A new dietary ingredient notification must be submitted to the FDA at least 75 days before the initial marketing of the new dietary ingredient. The FDA may determine that a new dietary ingredient notification does not provide an adequate basis to conclude that a dietary ingredient is reasonably expected to be safe. Such a determination could prevent the marketing of such dietary ingredient.

In July 2011, the FDA issued a draft guidance governing notification of new dietary ingredients. While it is not mandatory to comply with FDA guidance, it is a strong indication of the FDA's current views on the topic of the guidance, including the agency’s position on enforcement. Depending on the recommendations made in the guidance, if and when it is finalized, particularly those relating to animal or human testing, such guidance could make it more difficult for the Company to successfully provide notification of new dietary ingredients. Moreover, such guidance could change the status of ingredients that the industry has viewed as “old” dietary ingredients to “new” dietary ingredients that may require submission of a new dietary ingredient notification.

DSHEA permits “structure/function claims” to be included in labeling for dietary supplements without FDA pre-market approval. Such statements must be submitted to the FDA within 30 days of marketing. Such statements may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function, or well-being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat or prevent a disease. A company that uses a structure/function claim in labeling must possess scientific evidence substantiating that the statement is truthful and not misleading. If the FDA determines that a particular structure/function claim is an unacceptable drug claim or an unauthorized version of a “health claim,” or if the FDA determines that a particular claim is not adequately supported by existing scientific data or is false or misleading, we would be prevented from using the claim.

In addition, DSHEA provides that so-called “third-party literature,” e.g., a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to regulation as labeling. The literature: (1) must not be false or misleading; (2) may not “promote” a particular manufacturer or brand of dietary supplement; (3) must present a balanced view of the available scientific information on the subject matter; (4) if displayed in an establishment, must be physically separate from the dietary supplements; and (5) should not have appended to it any information by sticker or any other method. If the literature fails to satisfy each of these requirements, the Company may be prevented from disseminating such literature in connection with its products, and any dissemination could subject the Company’s products to regulatory action as an unapproved drug.

The FDA has published detailed Good Manufacturing Practice ("GMP") regulations that govern the manufacture, packaging, labeling and holding operations of food and dietary supplement manufacturers. The GMP regulations, among other things, impose significant recordkeeping requirements on manufacturers. The GMP requirements are in effect for all manufacturers, and the FDA conducts inspections of manufacturers pursuant to these requirements. The failure of a manufacturing facility to comply with the GMP regulations renders products manufactured in such facility "adulterated," and subjects such products and the manufacturer to a variety of potential FDA enforcement actions.

In addition, under the FDA Food Safety Modernization Act (“FSMA”), which was enacted in 2011, the manufacture of food and dietary ingredients will be subject to more burdensome requirements, which will likely increase the costs of ingredients and will subject suppliers of such ingredients to more rigorous inspections and enforcement. The FSMA will also require importers to take measures to ensure that the foods they import, including food and dietary ingredients, meet domestic requirements. This could increase the cost of those articles, subject their importation to greater scrutiny, and potentially restrict their availability.

The FDA has broad authority to enforce the provisions of federal law applicable to food and dietary supplements, including powers to issue a public warning or notice of violation letter to a company, publicize information about illegal products, detain products intended for import, request a recall of illegal products from the market, and request the Department of Justice to initiate a seizure action, an injunction action, or a criminal prosecution in the U.S. courts. The FSMA expands the reach and regulatory powers of the FDA with respect to the production of food, including dietary supplements. The expanded reach and regulatory powers include the FDA's ability to order mandatory recalls, administratively detain domestic products and administratively revoke manufacturing facility registrations. The regulation of dietary supplements may increase or become more restrictive in the future.

Some Bioriginal products are packaged and sold directly to retailers and consumers, and therefore are subject to greater oversight and enforcement action by the FTC. The FTC exercises jurisdiction over the advertising of food and dietary supplements. In recent years, the FTC has instituted numerous enforcement actions against food and dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. Such actions could result in substantial financial penalties and significantly restrict the marketing of a product.

In Canada, the Food and Drugs Act is the primary legislation governing the safety and nutritional quality of food sold in Canada. Its scope includes food labeling, advertising and claims, food standards and compositional requirements, fortification, foods for special dietary uses, food additives, chemical and microbial hazards, packaging material, and pesticides. The Company is responsible for ensuring that its products are accurately positioned in the Canadian marketplace and comply with Canadian regulations. Food advertising must also be in compliance with Canada’s Consumer Packaging and Labelling Act.

In the European Union (“EU”), the European Commission has established harmonized rules to help ensure that food supplements are safe and properly labelled. Food supplements are regulated as foods and the legislation focuses on vitamins and minerals used as ingredients of food supplements. The main EU legislation is Directive 2002/46/EC related to food supplements containing vitamins and minerals. The Directive sets out labelling requirements and requires that EU-wide maximum and minimum levels are set for each vitamin and mineral added to supplements. In addition, its Annex II contains a list of permitted vitamin or mineral substances that may be added for specific nutritional purposes in food supplements. The European Food Safety Authority (“EFSA”) evaluates the safety and bioavailability of nutrient sources proposed for addition to the list of permitted substances in Annex II of the food supplements Directive.

Legislation or regulations may be introduced which, if passed, would impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of human nutrition segment products. The Company cannot determine what effect additional domestic or international governmental legislation, regulations or administrative orders, when and if promulgated, would have on Company’s business in the future. New legislation or regulations may require the reformulation, elimination or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials, and it is possible that the costs of complying with these new regulatory requirements could be material.

Employees

At December 31, 2016, during Omega Protein’s off-season, the Company employed approximately 546 persons. At August 31, 2016, during the peak of Omega Protein’s 2016 fishing season, the Company employed approximately 1,013 persons. Of the employees working on Omega Protein’s Reedville, Virginia vessels, 105 are represented by an affiliate of the United Food and Commercial Workers Union. The collective bargaining agreement for the Reedville vessel employees has a three-year term that expires in April 2017 and the Company expects to enter into discussions with the union regarding a new collective bargaining agreement prior to that date.

On July 21, 2016, Omega Protein received notice that the United Food and Commercial Workers International Union filed a petition with the National Labor Relations Board (“NLRB”) seeking certification to represent certain employees for the purpose of collective bargaining at the Company’s Reedville, Virginia fish processing plant. The matter was adjudicated under NLRB procedures and in August 2016, Company employees voted not to be represented by such union.

During the past five years the Company has not experienced any strike or work stoppage that has had a material impact on its operations. The Company considers its employee relations to be generally satisfactory.

Omega Protein has historically utilized workers in the United States H2B Visa Program whereby foreign nationals are permitted to enter the United States temporarily and engage in seasonal, non-agricultural employment. The Company did not utilize that program from 2008 through 2010 due to the small number of employees available under the program. In addition, the Company has experienced delays with the Department of Labor in connection with the Company’s H2B visa submissions in recent years and for the 2017 fishing season. Based on its current assessment of the 2017 H2B visa application process, the Company believes that it may not have sufficient H2B visa workers for the 2017 fishing season that commences in April 2017. If Omega Protein cannot participate in the H2B Visa Program, or its participation in that program is delayed or restricted, then Omega Protein’s ability to secure a sufficient number of qualified workers during periods of peak employment may have an adverse impact on the Company’s business, results of operations and financial condition. See “Risk Factors— Omega Protein may face delays with, or lose access to, the United States H2B Visa Program which we rely on for qualified marine personnel.”

Executive Officers of the Company

The names, ages and current offices of the executive officers of the Company as of December 31, 2016 are set forth below. Also indicated is the date when each such person commenced serving as an executive officer of the Company.

Name and Age	Office	Date Became Executive Officer

Bret D. Scholtes (47)	President, Chief Executive Officer and Director	April 2010

John D. Held (54)	Executive Vice President, General Counsel and Secretary	January 2002

Andrew C. Johannesen (49)	Executive Vice President and Chief Financial Officer	July 2011

Dr. Mark E. Griffin (48)	President – Animal Nutrition Division	July 2009

Joseph Vidal (55)	President – Human Nutrition Division	September 2014

Montgomery C. Deihl (53)	Vice President of Operations	July 2013

Mark A. Livingston (53)	Vice President, Chief Accounting Officer and Controller	August 2015

A description of the business experience for each of the executive officers of Omega is set forth below.

BRET D. SCHOLTES has served as the Company’s President and Chief Executive Officer since January 2012 and as a director since February 2013. Prior thereto, Mr. Scholtes served as the Company’s Senior Vice President — Corporate Development from April 2010 to December 2010 and as the Company’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011. From 2006 to April 2010, Mr. Scholtes served as a Vice President at GE Energy Financial Services, a global energy investment firm. Prior to that, Mr. Scholtes held positions with two publicly traded energy companies. Mr. Scholtes also has five years of public accounting experience.

JOHN D. HELD has served as the Company’s Executive Vice President, General Counsel and Secretary since June 2006 and has served as General Counsel since 2000 and various other executive officer positions with the Company since 2002. From 1996 to 1999, Mr. Held was Senior Vice President, General Counsel and Secretary of American Residential Services, Inc., a then public company engaged in the consolidation of the air-conditioning, plumbing and electrical service industries. Prior to that, Mr. Held practiced law with Baker Botts LLP in Houston, Texas.

ANDREW C. JOHANNESEN has served as Executive Vice President and Chief Financial Officer of the Company since January 2012 and as Senior Vice President — Finance and Treasurer from July 2011 to December 2011. From 2010 to July 2011, Mr. Johannesen served as Vice President and Treasurer of Westlake Chemical Corporation, a chemicals and plastic products manufacturer. From 2007 to 2010, Mr. Johannesen served as Vice President and Treasurer of RRI Energy, Inc. (formerly Reliant Energy, Inc.), an electricity and energy service provider, and from 2005 to 2007 served as Vice President and Assistant Treasurer of RRI. Prior to that, Mr. Johannesen held various corporate development and finance positions at Reliant Energy and worked for Exxon Mobil Corporation and a major public accounting firm. Mr. Johannesen is a Certified Public Accountant.

DR. MARK E. GRIFFIN has served as President — Animal Nutrition Division and Research and Development since June 2013, as Vice President — Research and Development from July 2009 to December 2010 and as Senior Vice President — R&D and Sales and Marketing since January 2011. During 2009, Dr. Griffin served as Technical Director of the Specialty Group of Land O’Lakes Purina Feed, LLC, a co-operative of agricultural producers and marketer of agriculture food products. From 2003 to 2009, Dr. Griffin served as Director of the Zoo and Aquaculture divisions of Land O’Lakes Purina Feed, LLC. Dr. Griffin also previously held several positions in the aquaculture, companion animal, zoo and private label divisions of Purina Mills, Inc. and Land O’ Lakes Purina Feed, LLC.

JOSEPH R. VIDAL has served as President – Human Nutrition Division since January 2016. Prior thereto Mr. Vidal served as President - Bioriginal Food & Science since 2005, a subsidiary acquired by the Company in September 2014. Mr. Vidal served as Bioriginal Food & Science’s Chief Financial Officer since 1999. From 1991 to 1998, Mr. Vidal was employed by Hitachi Canadian Industries, a turbine and generator manufacturer, where his career included positions as General Manager, Deputy General Manager, Production Manager, and Accounting and Human Resources Manager. Mr. Vidal's experience also includes eight years with KPMG, an audit, tax and advisory firm, where he was a manager in the Accounting Systems group in the Saskatoon, Canada office and manager in the Information Technology Group in Toronto, Canada.

MONTGOMERY C. DEIHL has served as the Company’s Vice President of Operations since March 2015, as Senior Director — Fishing Plant Operations from April 2012 to March 2015, and as General Manager of the Company’s Reedville, Virginia facility from August 2009 to April 2012. Prior to joining the Company in August 2009, Mr. Deihl was a Senior Managing Consultant for IBM Corporation (supply chain management) from 2007 to July 2009. Prior to that, Mr. Deihl served in the United States Air Force from 1987 to 2007, retiring as a Lieutenant Colonel. Mr. Deihl is a fourth generation menhaden fisherman.

MARK A. LIVINGSTON has served as Vice President, Chief Accounting Officer and Controller since August 2015. Prior thereto, Mr. Livingston served as the Director of Financial Reporting since June 2012 at ION Geophysical Corporation (“ION”). Prior to that position, Mr. Livingston was the Director of Internal Audit at ION since March 2008. Before joining ION, Mr. Livingston served as Director of Internal Audit at Symetra Financial Corporation and Qwest Communications Inc. Additionally, Mr. Livingston worked in internal audit positions at other public companies and at PricewaterhouseCoopers LLP and Arthur Andersen LLP, nationally based accounting firms. Mr. Livingston is a Certified Public Accountant.

Properties

The Company’s material properties, by industry segment, are described below. The Company believes its facilities are adequate and suitable for its current level of operations.

Administrative and Executive Offices.    The Company leases administrative and executive office space from an unaffiliated third party in Houston, Texas. The Company also leases the property for its Omega Protein Technology and Innovation Center from an unaffiliated third party in Houston, Texas.

Animal Nutrition Industry Segment

Fish Processing Plants.    Omega Protein owns its plants in Reedville, Virginia, Moss Point, Mississippi and Abbeville, Louisiana. Omega Protein also owns its Health and Science Center in Reedville, Virginia.

Fish Meal and Fish Oil Warehouse and Storage.    Omega Protein owns, as well as leases from unaffiliated third parties, warehouses and tank space for storage of its products, generally at terminals located along the Mississippi River and Tennessee River. Information regarding Omega Protein’s material storage facilities is set forth below:

Location	Approximate Fish Meal and Fish Oil Storage Capacity (tons)	Owned/Lease
Reedville, Virginia	42,000	Owned

Abbeville, Louisiana	14,700	Owned

Moss Point, Mississippi	13,000	Owned

St. Louis, Missouri	10,000	Owned

Port Arthur, Texas	10,000	Leased

Avondale, Louisiana	23,000	Leased

Shipyard.    Omega Shipyard owns a 49.4 acre shipyard facility in Moss Point, Mississippi which includes three dry docks, each with a capacity of 1,300 tons. The shipyard is used for routine maintenance and vessel refurbishment on Omega Protein’s fishing vessels.

Human Nutrition Industry Segment

Bioriginal leases combined office and warehouse space in Irvine, California and Den Bommel, Netherlands and warehouse space in Saskatoon, Saskatchewan and Baraboo, Wisconsin from unaffiliated third parties. Bioriginal also owns combined office, manufacturing and warehouse spaces in Reedsburg, Wisconsin and Saskatoon, Canada and leases sales and administrative office space from unaffiliated third parties in Madison, Wisconsin.

Available Information

The Company files annual, quarterly and current reports and other information with the SEC. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed under the Securities and Exchange Act of 1934 (“Exchange Act”), as well as Section 16 filings by officers and directors, are available free of charge at the Company’s website at www.omegaprotein.com or at the SEC’s website at www.sec.gov and are posted as soon as reasonably practicable after they are filed with the SEC. The Company will provide a copy of these documents to stockholders upon request. Information on the Company’s website or any other website is not incorporated by reference into this report and does not constitute part of this report.

In addition, the public may read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 100 F. Street, NE., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Financial Professionals, as well as the Charters for the Board’s Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, are available at the Company’s website. These Guidelines, Codes and Charters are not incorporated by reference into this report and do not constitute part of this report. The Company will provide a copy of these documents to any stockholder upon request.

Item 1A. Risk Factors

The Company cautions investors that the following risk factors, and those factors described elsewhere in this report, other filings made by the Company with the SEC from time to time and press releases issued by the Company, could affect the Company’s actual results which could differ materially from those expressed in any forward-looking statements made by or on behalf of the Company.

The risks described below are not the only ones facing the Company. The Company’s business is also subject to other risks and uncertainties that affect many other companies, such as competition, technological obsolescence, labor relations (including risks of strikes), general economic conditions and geopolitical events. Other risks not currently known to the Company or risks that the Company currently believes are immaterial may also materially adversely affect the Company’s business, results of operations and financial condition.

Risks Relating to the Company’s Business and Industry:

The Company is exploring and evaluating strategic alternatives for the Company’s human nutrition segment and there can be no assurance that the Company will be successful in identifying, or completing any strategic alternative, that any such strategic alternative will yield additional value for shareholders or that the process will not have an adverse impact on the Company’s business. The Company’s Board of Directors has commenced a review of strategic alternatives for the Company’s human nutrition segment, which could result in, among other things, a sale, consolidation or business combination, asset divestiture, partnering or other collaboration agreements, in one or more transactions, in addition to continuing to operate the human nutrition segment in the ordinary course of business or an exit of portions of that business. However, there can be no assurance that the exploration of strategic alternatives for the human nutrition segment will result in the identification or consummation of any transaction. In addition, the Company may incur substantial expenses associated with identifying and evaluating potential strategic alternatives for the human nutrition segment. The process of exploring strategic alternatives may be time consuming and disruptive to the Company’s business operations and if the Company is unable to effectively manage the process, the Company’s business, financial condition and results of operations could be materially adversely affected.

No decision has been made with respect to any transaction and the Company cannot assure investors that it will be able to identify and undertake any transaction that allows its shareholders to realize an increase in the value of their stock or provide any guidance on the timing of such action, if any. The Company also cannot assure investors that any potential transaction or other strategic alternative, if identified, evaluated and consummated, will provide greater value to shareholders than that reflected in the current stock price. Any potential transaction would be dependent upon a number of factors that may be beyond the Company’s control, including, among other factors, market conditions, industry trends, the interest of third parties in the Company’s human nutrition segment and the availability of financing to potential buyers on reasonable terms.

The Company has not set a timetable for completion of the strategic alternatives review process and does not intend to discuss or disclose developments with respect to the process unless and until such time as the Board of Directors has approved a definitive course of action or otherwise concludes its review of strategic alternatives. As a consequence, perceived uncertainties related to the future of the Company may result in the loss of potential business opportunities and volatility in its stock price, and may make it more difficult for the Company to attract and retain qualified personnel, customers and business partners.

If the strategic review process for the Company’s human nutrition segment were to result in a sale of that segment, we may not achieve some or all of the expected benefits of such sale, and such sale may materially adversely affect the Company’s remaining business, results of operation and financial condition. If the strategic review process for the Company’s human nutrition segment were to result in a sale of that segment, we may not achieve some or all of the expected benefits of such sale for a variety of reasons, including, among others: (i) a sale of the Company’s human nutrition segment, which represented 33% and 32% of the Company’s total revenues and assets in 2016, respectively, would result in the Company becoming a smaller and less diversified company than prior to the completion of such sale. In such event, the Company would be more susceptible to factors affecting its animal nutrition segment and other possible adverse events (including those described in this Report and specifically in this Risk Factors section that are primarily applicable to the Company’s animal nutrition segment) because our remaining business will be dependent on the menhaden fishery as its sole source of supply and will be less diversified; and (ii) as a smaller company, we may be unable to obtain certain goods, services and technologies at prices or on terms as favorable as those we obtained prior to completion of such sale. If we fail to achieve some or all of the benefits expected to result from such sale, such sale could have a material adverse effect on our business, financial condition, and results of operations.

Omega Protein, the Company’s largest operating subsidiary, is dependent on a single natural resource and may not be able to catch the amount of menhaden that it requires to operate profitably. Omega Protein’s primary raw material is menhaden. Omega Protein’s business is materially dependent on its annual menhaden harvest in ocean waters along the U.S. Atlantic and Gulf coasts. Omega Protein’s ability to meet its raw material requirements through its annual menhaden harvest fluctuates from year to year and month to month due to natural and other conditions over which Omega Protein has no control, including varying fish populations, adverse weather conditions, climate change, fish disease, water nutrient content and disruptions like the Deepwater Horizon oil spill incident in the Gulf of Mexico in 2010. These conditions may prevent Omega Protein from operating profitably.

Omega Protein’s operations are geographically concentrated in the Gulf of Mexico where they are susceptible to regional adverse weather patterns such as hurricanes. Two of Omega Protein’s three operating plants are located in the Gulf of Mexico (one in Louisiana and one in Mississippi), a region which has historically been subject to a late summer/early fall hurricane season. Omega Protein’s Virginia facility has in the past also been adversely affected by hurricanes. For example, in September 2008, Omega Protein’s Abbeville and former Cameron, Louisiana fish processing facilities were damaged by Hurricane Ike and were non-operational immediately after the hurricane. Operations at the Abbeville fish processing facility were restored to full capacity within two weeks, and the Cameron fish processing facility was fully functional prior to the beginning of the 2009 fishing season. As an additional example, all three of Omega Protein’s Gulf of Mexico plants operated at the time were severely damaged within a one-month span by Hurricanes Katrina and Rita in August and September 2005. Immediately after the second hurricane, approximately 70% of Omega Protein’s 2004 production capacity was impaired and Omega Protein’s business, results of operations and financial condition were materially adversely affected. Additional future weather related disruptions could, if they occur, also have a material adverse effect on the Company’s business, results of operations and financial condition.

Omega Protein’s operations are geographically concentrated in the Gulf of Mexico where they are susceptible to oil spills from offshore drilling, production and transportation activities. Two of Omega Protein’s three operating plants are located in the Gulf of Mexico (one in Louisiana and one in Mississippi), a region which has historically had a high concentration of oil and gas infrastructure. If this infrastructure were to be become damaged due to natural or other disasters such as the oil spill that resulted from the Deepwater Horizon incident in 2010, then it is possible that environmental damages to the area and ecosystem could result. If these environmental damages occurred, they could have a material adverse effect on the Company’s business, results of operation and financial condition.

If the Company’s Omega Protein subsidiary fails to comply with the terms of its probation under plea agreements entered into in June 2013 and December 2016, it could be subject to criminal prosecution. In June 2013, Omega Protein, the Company’s principal subsidiary, entered into a plea agreement with the United States Attorney’s Office for the Eastern District of Virginia to resolve a government investigation related to the fishing vessels and operations of its Reedville, Virginia facility. Consistent with the terms of the Virginia Plea Agreement, the subsidiary pled guilty in the United States District Court for the Eastern District of Virginia to two felony counts under the Clean Water Act, paid a fine of $5.5 million, made a $2.0 million contribution to an environmental fund, and was sentenced to a three year probation term that was originally scheduled to end in June 2016, but which was extended by the Virginia Court in December 2016 for two years due to the issues associated with the second plea agreement described below. Accordingly, the probation term for the Virginia Plea Agreement will terminate in June 2018.

In December 2016, Omega Protein entered into a plea agreement with the United States Attorney’s Office for the Western District of Louisiana to resolve a government investigation related to its Abbeville, Louisiana operations. Consistent with the terms of the Louisiana Plea Agreement, the subsidiary pled guilty in the United States District Court for the Western District of Louisiana to two felony counts under the Clean Water Act, paid a fine of $1.0 million and made a $0.2 million contribution to a local law enforcement fund. The Louisiana Plea Agreement was approved by the Louisiana Court on January 18, 2017.

The Virginia Plea Agreement and the terms of the Virginia Court’s sentencing order required Omega Protein to develop and implement an environmental compliance program at all of its facilities, and also imposed a three year period of probation originally scheduled to end in June 2016, but has since been extended to end in June 2018 due to the issues resolved by the Louisiana Plea Agreement. The probation term for the Louisiana Plea Agreement will terminate in January 2020. The Company has implemented a comprehensive compliance program which covers the areas addressed by the Virginia Plea Agreement and Louisiana Plea Agreement. The U.S. Probation Office, in consultation with the U.S. Attorney’s Offices for the Eastern District of Virginia and the Western District of Louisiana, and the E.P.A., as necessary, has the right to monitor the Company’s compliance with these requirements during the term of probation.

In the event that Omega Protein does not comply with the terms of the plea agreements and the courts’ sentencing orders, including the terms of probation, it could be subject to additional criminal penalties or prosecution (including for the matters covered and resolved by the plea agreements). Particularly, if any additional acts of non-compliance were to occur in connection with the Virginia Plea Agreement, because these acts could be viewed by the Virginia Court as a second offense under the Virginia Plea Agreement (and a third offense overall), the Virginia Court could impose an enhanced sentence compared to a sentence for a first offense. In addition, if Omega Protein fails to maintain compliance with the Clean Water Act or other similar environmental regulatory requirements in the future, it could become subject to additional criminal or civil liability in connection with any such non-compliance. Omega Protein could also experience increased compliance costs, or alterations to the conduct of its normal course operations, in connection with these matters. Any of the foregoing could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In addition, the convictions under the Clean Water Act will adversely affect the Company’s ability to secure government contracts with the United States, and secure future loans under the NMFS Title XI loan program in connection with the affected facility. Omega Protein has received notice from the E.P.A. that it is ineligible, as a result of the convictions under the Clean Water Act, for receipt of government contracts, loans or benefits if any part of the work will be performed, or the loan collateral will be located, at the facility where an offense occurred.

The Company has received a Civil Investigative Demand from the Department of Justice requesting information in connection with a False Claims Act investigation. In October 2016, the Company received a Civil Investigative Demand from the Department of Justice requesting information in connection with a False Claims Act investigation. The government’s investigation concerns whether there has been or is a violation of the False Claims Act in connection with Omega Protein’s May 2010 certification to the U.S. Department of Commerce that Omega Protein’s Reedville, Virginia facility was in compliance with federal environmental laws in order to obtain a loan guarantee under the Department of Commerce’s Title XI loan program. That Title XI loan was repaid in full in November 2015 and the Company and its subsidiaries currently have no Title XI indebtedness outstanding. The Company has delivered responsive documents to the Department of Justice. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

The Company has received a subpoena from the SEC requesting information relating to a Company subsidiary’s compliance with probation terms and the Company’s protection of whistleblower employees. In December 2016, the Company received a subpoena from the SEC requesting information in connection with an investigation relating to a Company subsidiary’s compliance with its probation terms and the Company’s protection of whistleblower employees. The Company is in the process of producing responsive documents to the SEC. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

The ASMFC has initiated regulatory action that may change the Atlantic menhaden quota among ASMFC member states or that may utilize new management reference points, either of which may lower future Atlantic menhaden harvests by the Company. In 2014, the ASMFC and the National Marine Fisheries Service jointly conducted a new benchmark stock assessment for Atlantic menhaden, which utilized new data sources and a new statistical model. Initial results of the 2014 assessment were peer reviewed in December 2014 and were accepted by the ASMFC at its February 2015 meeting. The 2014 stock assessment found that the Atlantic menhaden stock was not overfished and that overfishing for Atlantic menhaden was not occurring. The next assessment, which will be an update, will occur in 2017.

Based on the 2014 assessment, the ASMFC Menhaden Board established a new coast-wide quota for Atlantic menhaden at its May 2015 meeting. The menhaden quota for the 2015 and 2016 fishing seasons was 187,880 metric tons, which represents a ten percent increase above the quota established in 2012. In February 2016, the ASMFC initiated the process to establish Atlantic menhaden harvest levels for the 2017 fishing year, and in October 2016, the ASMFC voted to increase the annual harvest quota by 6.45 percent, to 200,000 metric tons, for the Atlantic menhaden fish meal/oil fisheries and bait fisheries for the 2017 Atlantic menhaden fishing season. The updated Atlantic menhaden stock assessment results, expected in August 2017, will guide the ASMFC’s quota-setting decisions for 2018 and afterwards.

Under the ASMFC’s Interstate Fisheries Management Plan for Atlantic Menhaden, the total coast wide quota is allocated among states based on average landings for the years 2009 to 2011. Under that formula, Virginia is allocated approximately 85% of the total allowable catch. Of Virginia’s 2017 allocation, the Company was entitled to land approximately 153,000 metric tons.

At its May 2015 meeting, the ASMFC Menhaden Board also initiated a management action to review and potentially change the allocation of quota among the ASMFC member states. Some ASMFC member states with relatively low allocations of menhaden have argued that Virginia’s share of the Atlantic menhaden quota is too high. The current allocation is based on landings data for the years 2009, 2010, and 2011, which were the most recent years for which data were available when the ASMFC established the quota system that went into effect in 2013. This is a common method by which the ASMFC allocates fishing privileges among its member states.

In the fall of 2016, the ASMFC held public hearings on a series of issues to be considered in a new amendment to the Atlantic menhaden fishery management plan, including alternatives means of allocating quota among states. The ASMFC intends to finalize this amendment in the fall of 2017, to be effective for 2018 and afterward. The public was asked to comment on a number of different ways to allocate allowable harvest, including having a single, coast-wide quota, allocating menhaden by gear type, and other options. Depending on the method chosen by the ASMFC to determine allocations and the overall quota levels set for 2018 and afterward, the ASMFC amendment to the Atlantic menhaden fishery management plan could have a material adverse impact on the Company’s business, financial condition or results of operations.

This amendment will also consider establishing new interim management reference points – benchmarks used to establish quotas and determine when the stock is considered overfished – that consider Atlantic menhaden’s role as forage in the marine ecosystem. The Company expects that if ASMFC action is taken to establish these interim reference points it will be completed in 2017 and effective in 2018. Regardless of whether any ASMFC decision is made in 2017 regarding interim reference points, the ASMFC Menhaden Board has convened a team of scientific advisors to develop ecological reference points specific to the Atlantic menhaden stock and that work is expected to be completed and peer-reviewed by 2019 or 2020.

In 2017, the ASMFC Menhaden Board will be considering whether or not to continue that process, and whether to use the current reference points or generic ecological reference points on either an interim or permanent basis. It is not possible to accurately predict, however, what the results of the 2017 update assessment will be or what decisions the ASMFC will make regarding reference points in the current amendment process or how, if new permanent or interim reference points are adopted, they will be utilized but it is possible that these decisions may have a material adverse effect on the Company’s business, financial condition or results of operations.

In the amendment under consideration, the ASMFC Menhaden Board will also consider changes to the Chesapeake Bay reduction fishery cap. This cap limits the amount of menhaden the Company can take annually from the Chesapeake Bay and is currently set at 87,216 metric tons. The Company’s Chesapeake catches have been below the limit for all years in which it has been in effect. The options under consideration are maintaining the cap at its current level, eliminating the cap, or lowering it by some amount. Should the ASMFC prohibit the Company’s harvest fishing in the Chesapeake Bay or lower the cap below the Company’s recent catch levels in this fishing area, these changes could have a material adverse impact on the Company’s business, financial condition or results of operations.

Fluctuation in the “total yield” derived from Omega Protein’s fish catch could impact the Company’s ability to operate profitably. The “total yield,” or the percentage of fish meal, fish oil and fish solubles products derived from the menhaden has fluctuated over the years and from month to month due to natural conditions relating to fish biology over which Omega Protein has no control. For example, the Company’s oil yields for the 2016 fishing season were higher by 46% compared to those in the 2015 fishing season and were higher by 29% compared to the Company’s five year oil yield average. Total yields for the 2016 fishing season increased by 10% compared to those in the 2015 fishing season and were higher by 6% compared to the Company’s five year total yield average, due primarily to the higher fish oil yields. The Company believes that fish oil yields are influenced by multiple factors, including but not limited to, fish diet, weather, water temperature and nutrient content, fish population and age of fish, but specific relationships and inter-relationships are not generally well understood. Decreased fish catch offset the impact of higher oil yields and resulted in higher per unit inventory cost for the 2016 fishing season as compared to the 2015 fishing season.

Laws or regulations regarding fish oil or meal importation into foreign jurisdictions may increase Omega Protein’s costs or cause it to lose market share or eliminate certain countries altogether. Laws and regulations regarding the importation of fish meal or fish oil into foreign countries, particularly in countries such as China whose regulatory regimes may still be evolving, or in supra-national jurisdictions such as the European Union, may adversely affect the Company’s business, results of operations and financial condition. More stringent laws and regulations, or new interpretations of, or changes to, those laws and regulations, in foreign jurisdictions on contaminant levels, permitted additives, health and sanitation requirements, import documentation, license requirement restrictions imposed by port of entry protocols or other similar restrictions could result in: (i) Omega Protein’s incurrence of additional capital expenditures and operating costs in order to comply with these requirements, (ii) Omega Protein’s withdrawal from marketing its products in those jurisdictions which could lead to material loss of revenues, earnings and market share, or (iii) costs of demurrage, cure or product recall incurred by Omega Protein as it complies with, or attempts to comply with, these restrictions. For example, exports of fish meal to China and the European Union are subject to certain health and sanitation requirements that are administered by the SIP, a U.S. federal agency selected by these jurisdictions as the competent authority to oversee compliance with export requirements by U.S. based manufacturers. Pursuant to SIP’s interpretation and application of China’s and the European Union’s health and sanitation requirements, several domestic and foreign facilities, including Omega Protein’s processing facilities and its fish meal warehouses, may from time to time be limited or restricted in their ability to obtain export certificates in support of shipments of fish meal to China or the European Union or certain shipments by the Company may need to be reprocessed in order to meet these requirements. In addition, certain foreign countries impose health and sanitation testing requirements for fish meal and fish oil exports that require pre-shipment testing of lots. These testing requirements may hinder particular lots from being approved for export to those countries. These limitations and restrictions may have an adverse effect on the Company’s business, financial condition or results of operation. If a greater portion of the Company’s sales are derived internationally, or become more concentrated in certain countries or jurisdictions such as China or the European Union, the potential impact of this risk is likely to become larger.

President Trump has made comments suggesting that he was not supportive of certain existing international trade agreements. At this time, it remains unclear what the new Presidential administration or Congress may do with respect to these international trade agreements. If the administration or Congress take action to withdraw from or materially modify international trade agreements, it is possible that the Company’s business, financial condition and results of operations could be adversely affected.

Laws or regulations regarding fishing vessels, safety or environmental protection may result in additional costs, requirements and procedures. Omega Protein, through its operation of fishing vessels, is subject to the jurisdiction of the U.S. Coast Guard, the National Transportation Safety Board and the U.S. Customs Service. The Coast Guard and the National Transportation Safety Board set safety standards and are authorized to investigate vessel accidents and recommend improved safety standards. The U.S. Customs Service is authorized to inspect vessels at will. Omega Protein’s operations are also subject to federal, state and local laws and regulations relating to the protection of the environment, including the federal Clean Water Act, which imposes strict controls against discharge of pollutants in reportable quantities, and along with the Oil Pollution Act, imposes substantial liability for the costs of oil removal, remediation and damages. Omega Protein’s operations also are subject to the federal Comprehensive Environmental Response, Compensation, and Liability Act, which imposes liability, without regard to fault, on certain classes of persons that contributed to the release of any “hazardous substances” into the environment and the federal Occupational Safety and Health Act. The implementation of continuing vessel, safety and environmental regulations from these authorities could result in additional requirements and procedures for the Company, and it is possible that the costs of these requirements and procedures could have a material adverse effect on the Company’s business, financial condition, or results of operation.

Laws or regulations that restrict or prohibit menhaden or purse seine fishing operations, or the manufacture, sale or distribution of menhaden products, could adversely affect Omega Protein’s ability to operate. The adoption of new laws or regulations at federal, regional, state or local levels that restrict or prohibit menhaden or purse seine fishing operations, or the manufacture, sale or distribution of menhaden products, or stricter interpretations of existing laws or regulations, could materially adversely affect Omega Protein’s business, results of operations and financial condition. In addition, the impact of a violation by Omega Protein of federal, regional, state or local law or regulation relating to its fishing operations, the protection of the environment or the health and safety of its employees could have a material adverse effect on the Company’s business, financial condition, or results of operation.

The Company is also subject to the introduction of legislation from time to time that seeks to ban its operations in their entirety or restrict the sale of its products. For example, in 2007, two bills in the U.S. House of Representatives were introduced and in 2009, a bill in the U.S. Senate was introduced, each of which would have banned menhaden fishing on the Atlantic coast. In the Virginia legislature, bills have been introduced in recent years that would have provided for a restriction on menhaden fishing in Virginia waters. As an additional example, a 2011 Maryland House bill would have prohibited the manufacture, sale or distribution in Maryland of products obtained from reduction of Atlantic menhaden. While none of these bills ever made any substantial headway in their respective legislative bodies, they are indicative of the challenging legislative and regulatory environment in which the Company operates and to which the Company must devote substantial resources. The enactment of any restrictions similar to those described in the above bills could have a material adverse effect on the Company’s business, results of operations or financial condition.

Worldwide supply and demand relationships, which are beyond the Company’s control, influence the prices that the Company receives for many of its products and may from time to time result in low prices for many of the Company’s products. Prices for many of the Company’s products are subject to, or influenced by, worldwide and local supply and demand relationships over which the Company has no control and which tend to fluctuate to a significant extent over the course of a year and from year to year. The factors that influence these supply and demand relationships on the Company’s marine based products include world supplies of fish meal and oil made from other fish species, animal proteins and fats, palm oil, rapeseed oil, soy meal and oil, and other edible oils. The factors that influence the supply and demand relationship for the Company’s human nutrition products include the supply of coconut and other plant ingredients, the supply of various marine oils, the availability of competing products and evolving consumer preferences.

New laws or regulations regarding contaminants in fish oil or fish meal may increase Omega Protein’s cost of production or cause Omega Protein to lose business. It is possible that future enactment of increasingly stringent regulations regarding contaminants in fish meal or fish oil by foreign countries or the United States may adversely affect the Company’s business, results of operations and financial condition. More stringent regulations could result in: (i) Omega Protein’s incurrence of additional capital expenditures on contaminant reduction technology in order to meet the requirements of those jurisdictions, and possibly higher production costs for Omega Protein’s products, or (ii) Omega Protein’s withdrawal from marketing its products in those jurisdictions.

Omega Protein’s fish catch may be impacted by restrictions on its spotter aircraft. If Omega Protein’s spotter aircraft are prohibited or restricted from operating in their normal manner during Omega Protein’s fishing season, the Company’s business, results of operations and financial condition could be adversely affected. For example, as a direct result of the September 11, 2001 terrorist attacks, the Secretary of Transportation issued a federal ground stop order that grounded certain aircraft (including Omega Protein’s fish-spotting aircraft) for approximately nine days. This loss of spotter aircraft coverage severely hampered Omega Protein’s ability to locate menhaden fish during this nine-day period and thereby reduced its amount of saleable product.

The Company’s insurance coverage may not be sufficient, and insufficient insurance coverage and increased insurance costs could adversely impact the Company’s business, financial condition or results of operations. The Company maintains insurance against physical loss and damage to its assets and coverage against third party liability it may incur in the course of its operations, as well as workers’ compensation, United States Longshoremen’s and Harbor Workers’ Compensation Act and Jones Act coverage. The Company’s liability coverage program is generally comprised of several excess liability policies, which are subject to deductibles, underlying limits, annual aggregates and exclusions. The Company believes its insurance coverage to be in such form, against such risks, for such amounts and subject to such deductibles and self-retentions as are generally prudent for its operations, but the securing of such coverage by necessity requires judgment in the balancing of retained risk and the cost effectiveness of such insurance programs. As a general matter, the Company has chosen to increase its deductibles and self-retentions in order to manage rising insurance premium costs. These higher deductibles and self-retentions have resulted at times in the past in greater uninsured losses to the Company and will expose the Company to greater risk of loss if additional future claims occur.

Insurance coverage may not be available in the future at current costs or on what the Company considers to be commercially reasonable terms. Furthermore, any insurance proceeds received for any loss of, or damage to, any of the Company’s facilities may not be sufficient to restore the loss or damage without a negative impact on the results of its business, financial condition or results of operations. For example, property insurance coverage for flood damages caused by named storm hurricanes has in the past been limited in its availability, and it is possible that such limited coverage might not be adequate to reimburse the Company for its losses if these types of flood losses occur. In addition, should a Company insurer become insolvent, the Company would be responsible for payment of all outstanding claims associated with that insurer’s policies.

In addition, insurance coverage is not generally available for punitive damages, and some courts have been increasingly permissive regarding the imposition of punitive damages for Jones Act cases in recent years. For example, the U.S. Supreme Court has held that punitive damages are permissible in Jones Act “maintenance and cure” claims. If material uninsured punitive damages were to be assessed against the Company pursuant to a Jones Act claim or otherwise, this assessment could have a material adverse effect on the Company’s business, financial condition or results of operation.

The Company’s estimated reserves for claims may not be sufficient. Omega Protein carries insurance for certain losses relating to its vessels and Jones Act liabilities for employees aboard its vessels. Omega Protein records gross insurance reserves by using an estimation process that considers Company-specific and industry information as well as management’s experience, assumptions and consultation with counsel. These reserves include estimated settlement costs. In addition, insurance receivables are recorded for those portions of the claims in excess of Company insurance policy annual aggregate deductibles and stop losses. Management’s current estimated range of liabilities related to such cases is based on claims for which management can estimate the amount and range of loss. For those claims where there may be a range of loss, Omega Protein has recorded an estimated liability inside that range, based on management’s experience, assumptions and consultation with counsel. The process of estimating and establishing reserves for these claims is inherently uncertain and the actual ultimate net cost of a claim may vary materially from the estimated amount reserved. There is some degree of inherent variability in assessing the ultimate amount of losses associated with these claims due to the extended period of time that transpires between when a claim occurs and the full settlement of the claim. This variability is generally greater for Jones Act claims by vessel employees.

Omega Protein evaluates loss estimates associated with claims and losses as additional information becomes available and revises its estimates. Although management believes estimated reserves related to these claims are adequately recorded, it is possible that actual results could significantly differ from the recorded reserves, which could materially impact the Company’s business, results of operations or financial condition.

Other sources of Long Chain Omega-3 fatty acids may be discovered or created and might compete with the Company’s menhaden-based products. It is possible that other sources of omega–3 fatty acids derived from other sources such as animals, plants, algae, yeast, bacteria, genetically modified organisms or synthetic sources might be discovered or created and these sources might compete with menhaden–based products. Some of the research projects attempting to discover or develop these new sources of omega–3 products may be funded by companies with greater resources than the Company. If such products are developed and became commercially available to the point where the Company’s menhaden product sales are adversely impacted, this could have a material adverse effect on the Company’s business, financial condition or results of operation.

Continued implementation and development of the National Ocean Policy Plan could result in a material adverse effect on the Company’s business, financial condition or results of operation. In June 2009, President Obama issued a Presidential Memorandum creating an Interagency Ocean Policy Task Force charged with, among other things, creating a unitary National Ocean Policy for the United States. In July 2010, the Interagency Ocean Policy Task Force issued its Final Recommendations for a new policy and administrative structure to comprehensively assess, evaluate, and manage activities and uses impacting the nation’s oceans, coasts and Great Lakes. That same day, President Obama issued Executive Order 13547, creating the National Ocean Council (“NOC”), a body comprised of cabinet secretaries, agency heads and other senior members of the federal government. As an entity created solely through executive action, the NOC and/or its purpose and mission are subject to elimination or change by the new Presidential administration.

In January 2012, the NOC issued a Draft National Ocean Policy Plan (“NOPP”) for public comment. In general, the NOPP outlines a detailed system of federal-state cooperation in managing all aspects of ocean policy, including, most relevantly, marine transportation and fisheries. If implemented, the NOPP would create eight regional councils with federal, state and tribal representatives that will draft comprehensive regional management plans that will be implemented by federal and state agencies pursuant to their governing legal authorities. Such “coastal and marine spatial plans” are to be guided by, among other things, the concept of “ecosystem-based management,” which the NOPP defines as “an integrated approach to resource management that considers the entire ecosystem, including humans.”

In October 2014, pursuant to the NOPP and Executive Order 13547, the Regional Planning Body (“RPB”) released a Draft Ocean Action Plan (“Draft Action Plan”) and initial outline of the Mid-Atlantic Regional Ocean Assessment (“ROA”) for public comment. The ROA is intended to serve as an overarching environmental assessment document intended to support the Draft Action Plan. Since its release, the ROA has undergone further development, including more detailed information on Atlantic Ocean resources, ecosystems, and uses. Currently, it only mentions Atlantic menhaden as a “forage fish” in its discussion of “Important or Sensitive Species, Guilds, and Habitat.” Further development of the ROA is expected to occur over a period of several years and will not, in and of itself, result in any actions being taken or prohibited. However, depending on the quality and level of analysis regarding Atlantic menhaden, such analysis could be used to support future actions taken under the Draft Action Plan that could have a material adverse effect on the Company’s business, financial condition or results of operation.

After two years of further refinement and public meetings, a final Draft Action Plan was submitted to the NOC in October 2016 and was certified by the NOC in December 2016. The Action Plan does not mention Atlantic menhaden or prescribe any measures for management of this species or forage species more generally. Under the overarching goal of providing for a “Healthy Ocean Ecosystem,” the Action Plan calls for identifying “ecologically rich areas of the ocean,” a process which may result in identification of areas currently utilized for fishing activities conducted by the Company’s vessels. It is possible that such identification could have a material adverse effect on the Company’s business, financial condition or results of operation.

The Gulf of Mexico Alliance (“GMA”), formed in 2004, serves as the regional planning body under the NOPP for the Gulf of Mexico. The GMA adopted its first action plan in 2006, which contained broad objectives, such as identifying Gulf habitats, environmental education, wetland restoration, and water quality. GMA’s second action plan, covering 2009-2014, continued this focus and added a collection of ecosystem data to support fisheries management and to support ecosystem-based management initiatives as an action item.  The GMA’s third action plan was released in 2016. The third GMA action plan calls for no new initiatives or actions that appear to impact the Gulf of Mexico menhaden fishery.  To date, the GMA has generally focused on data collection and high level objectives implemented over a period of years.  Therefore, the Company believes that the GMA’s third action plan is unlikely to have a material adverse effect on the Company’s business, financial condition or results of operation, although it is possible that it could do so if the plan were to substantially regulate the menhaden fishery in a materially adverse manner.

The Company’s acquisition of Bioriginal Food & Science, which closed in September 2014, was a sizeable acquisition that could pose continuing integration challenges as it is integrated with the Company’s human nutrition division. One component of the Company’s growth strategy in the human nutrition segment has been to acquire complementary businesses that expand its customer base and provide access to new markets and increased benefits of scale. For example, the Company acquired the businesses of Cyvex Nutrition in 2010, InCon Processing in 2012, Wisconsin Specialty Protein in 2013 and most recently, Bioriginal Food & Science, in September 2014. In 2015, the Company began further integration of these businesses under the name Bioriginal. In 2016, InCon suspended its operations and the Company sold its assets to a third party. Acquisitions and integration plans involve certain known and unknown risks that could cause the Company’s actual growth or operating results to differ from its expectations. The Bioriginal Food & Science acquisition involved the acquisition of a company headquartered in Canada which also had European operations, and which may have posed more risks than a domestic acquisition. It is possible that the continuing integration of Bioriginal Food & Science and the Company’s other human nutrition businesses may divert management’s attention away from its existing animal nutrition business, resulting in the loss of key customers or employees, or expose the Company to unanticipated problems.

The Company’s inability to successfully integrate Bioriginal Food & Science and the Company’s other human nutrition businesses could adversely affect the Company’s other business operations and financial results. The integration process may disrupt the Company’s business and may preclude the realization of the full benefits expected by the Company from these acquisitions.

Some of the difficulties in integrating Bioriginal Food & Science and the Company’s other human nutrition businesses may include, among other things:

●	issues in integrating Bioriginal Food & Science’s products or customers with the Company’s other human nutrition businesses;
●	incompatibility of marketing and administration methods;
●	maintaining employee morale and retaining key employees;
●	integrating the cultures of both companies;
●	preserving important strategic customer relationships;
●	consolidating corporate and administrative infrastructures and information systems; and
●	coordinating and integrating geographically separate organizations located in different countries.

The occurrence of any of the above difficulties could have a material adverse effect on the Company’s business, results of operation or financial condition.

Unfavorable publicity or consumer perception of the Company’s human nutrition products could cause fluctuations in the Company’s operating results and could have a material adverse effect on its reputation, the demand for its products, and its ability to generate revenues. The Company is dependent upon consumer perception of the safety and quality of its human nutrition products, as well as similar products distributed by other companies. Consumer perception of products can be significantly influenced by scientific research or findings, national media attention, and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to any of the Company’s particular products and may not be consistent with earlier favorable research or publicity. Adverse publicity in the form of published scientific research or otherwise, whether or not accurate, that associates consumption of the Company’s products or any other similar products with illness or other adverse effects, that questions the benefits of the Company’s products or similar products, or that claims that such products are ineffective could have a material adverse effect on the Company’s business, reputation, financial condition or results of operations.

Compliance with new and existing governmental regulations could increase the Company’s costs significantly, reduce its growth prospects and adversely affect results of operations for its human nutrition segment. The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of the Company’s human nutrition products are subject to federal laws and regulation by one or more federal agencies, including the FDA, FTC, CPSC, OSHA, E.P.A., Health Canada, CFIA and EFSA. These activities are also regulated by various state, local, and international laws and agencies of the states and localities in which the Company’s products are sold. Government regulations may prevent or delay the introduction, require the reformulation, or require the discontinuance of the Company’s human nutrition products, which could result in lost revenues and increased costs. For instance, the FDA regulates, among other things, the composition, safety, manufacture, labeling, and marketing of dietary supplements (including vitamins, minerals, herbs, and other dietary ingredients for human use). The FDA may not accept the evidence of safety for any new dietary ingredient that the Company may wish to market, may determine that a particular dietary supplement or ingredient presents an unacceptable health risk, or may determine that a particular claim or statement of nutritional value that the Company uses to support the marketing of a dietary supplement is an impermissible drug claim, the claim is not substantiated, or is an unauthorized version of a qualified health claim. Any of these actions could prevent the Company from marketing particular dietary supplement ingredients in the United States or making certain claims or statements for those products. The FDA could also require the Company to remove a particular product from the market. Any future recall or removal would result in additional costs to the Company, including lost revenues from any products that the Company is required to remove from the market. Any product recalls or removals could also lead to liability, substantial costs, and reduced growth prospects.

Additional or more stringent regulations of dietary supplements and food products have been considered from time to time. These regulations could require reformulation of some products to meet new standards, recalls or discontinuance of some products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of some products, additional or different labeling, additional scientific substantiation, adverse event reporting, or other new requirements. Any of these developments could increase costs significantly. The Company may not be able to comply with such new regulations without incurring additional expenses, which could be significant.

The Company may incur material product liability claims and product recall costs, which could increase the Company’s costs and adversely affect its reputation, revenues and operating income. As a manufacturer of products designed for human and animal consumption, the Company is subject to product liability claims and product recall costs if the use of the Company’s human nutrition or animal nutrition products are alleged to have resulted in injury. Some Company products contain vitamins, minerals, herbs and other dietary ingredients that are not subject to pre-market regulatory approval in the United States. It is possible that some Company products could unintentionally contain contaminated substances, and some of its products contain ingredients that do not have long histories of human consumption. It is possible that previously unknown adverse reactions resulting from consumption of these ingredients could occur.

In addition, third-party manufacturers produce many of the products that the Company’s human nutrition segment sells. As a distributor of products manufactured by third parties, the Company may also be liable for various product liability claims for products that the Company does not manufacture. Although the Company’s purchase agreements with their third-party vendors typically require the vendor to indemnify the Company to the extent of any such claims, any such indemnification is limited by its terms. Moreover, as a practical matter, any such indemnification is dependent on the creditworthiness of the indemnifying party and its insurer, and the absence of significant defenses by the insurers. The Company may be unable to obtain full recovery from the insurer or any indemnifying third party in respect of any claims against it in connection with products manufactured by such third party.

Increases in the price and shortage of supply of key raw materials could adversely affect the Company’s human nutrition business. Certain of the Company’s human nutrition products are composed of key raw materials that are purchased from third parties. The Company purchases its botanical raw materials from manufacturers and distributors in Asia, Europe, and North America. The Company also manufactures a substantial volume of products that are dependent on coconut raw materials as a source of supply and the Company imports these coconut raw materials from foreign countries such as the Philippines, Sri Lanka and other south-east Asian countries. These areas are susceptible to hurricanes and political instability and these factors may make these sources of supply unavailable from time to time, or available at prices that are not attractive to the Company. In addition, the Company manufactures all of its dairy protein products from dairy ingredient raw materials that it purchases from local cheese makers and dairy farmers and is completely dependent on these local sources of supply. For example, three of the Company’s dairy ingredient raw material suppliers accounted for approximately 71% of the cost of its dairy ingredient raw material supply for the year ended December 31, 2016. Dairy ingredient raw material purchase arrangements are typically short-term supply contracts or spot sales agreements.

Raw material prices may increase in the future and the Company may not be able to pass on such increases to its customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on the Company’s results of operations and financial condition. In addition, if the Company cannot get access to key raw materials due to (i) increased regulatory scrutiny or changing regulatory standards involving dietary supplements or their ingredients or the importation of these raw materials into the United States, Canada or Europe, or (ii) lack of supply, these could have a material adverse effect on the Company’s results of operations or financial condition.

Real or perceived quality control problems with raw materials sourced from certain regions could negatively impact consumer confidence in the Company’s human nutrition products, or expose the Company to liability. In addition, although some raw materials may be available from other sources, an unexpected interruption of supply or material increases in the price of raw materials, for any reason, such as changes in economic and political conditions, tariffs, trade disputes, regulatory requirements, import restrictions, loss of certifications, acts of God or other events, could have a material adverse effect on the Company’s business, results of operations, financial condition or cash flows. Also, fluctuations in the value of the U.S. dollar, Canadian dollar or Euro could result in higher costs for raw materials purchased in other countries.

The Company’s dealings in foreign countries require the Company to comply with anti-corruption laws and regulations of the U.S. government and various international jurisdictions in which the Company does business. Doing business in foreign markets requires the Company and its subsidiaries to comply with the laws and regulations of the U.S. government and various international jurisdictions, and the Company’s failure to successfully comply with these rules and regulations may expose it to liabilities. These laws and regulations apply to companies, individual directors, officers, employees and agents, and may restrict the Company’s operations, trade practices, investment decisions and partnering activities. In particular, the Company’s international operations are subject to U.S. and foreign anti-corruption laws and regulations, such as the Foreign Corrupt Practices Act (“FCPA”) and the U.K. Bribery Act (“UKBA”), the Canadian Corruption of Foreign Public Officials Act and the Dutch criminal code. The FCPA prohibits the Company from providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment, and requires the Company to maintain adequate record-keeping and internal accounting practices to accurately reflect the Company’s transactions. As part of the Company’s business, the Company may deal with state-owned business enterprises, the employees and representatives of which may be considered foreign officials for purposes of these laws. In addition, some of the international locations in which the Company does business lack a developed legal system and have elevated levels of corruption. As a result of the above activities, the Company is exposed to the risk of violating anti-corruption laws. Violations of these legal requirements are punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts as well as other remedial measures. The Company has established policies and procedures designed to assist it in complying with applicable U.S. and international laws and regulations. However, there can be no assurance that the Company’s policies and procedures will effectively prevent the Company from violating these regulations in every transaction in which the Company may engage, and such a violation could adversely affect the Company’s reputation, business, results of operation or financial condition.

Complying with healthcare reform legislation could increase the Company’s costs and have a material adverse effect on the Company’s business, financial condition or results of operations. The Affordable Care Act enacted in 2010 and subsequent regulatory implementation of that legislation could significantly increase the Company’s costs and have a material adverse effect on its business, results of operations or financial condition by requiring the Company either to provide certain kinds of mandated health insurance coverage to its employees or to pay certain penalties for electing not to provide such coverage. Because these requirements are broad, complex, subject to certain phase-in rules and which may be subject to further changes by the new Presidential administration, it is difficult to predict the ultimate impact that this legislation will have on the Company’s business and operating costs. This legislation or any alternative version that may ultimately be implemented may materially increase the Company’s operating costs. This legislation could also adversely affect the Company’s employee relations and ability to compete for new employees if its response to this legislation is considered less favorable than the responses or health benefits offered by employers with whom the Company competes for talent.

President Trump has made comments suggesting that he was not supportive of certain aspects of the Affordable Care Act. At this time, it remains unclear what the new Presidential administration or Congress may do with respect to healthcare legislation or regulations, but it is possible that changes to healthcare laws and regulations could adversely affect the Company’s business, financial condition or results of operations.

The inability to protect the Company’s intellectual property rights could adversely affect its business. Despite the Company’s efforts, the Company may not be able to determine the extent of unauthorized use of its trademarks and patents. Such efforts are difficult, expensive, and time-consuming, and there can be no assurance that infringing goods could not be manufactured without the Company’s knowledge and consent. Many of the Company’s products are not subject to patent protection, and therefore they can be legally reverse-engineered by competitors. From time to time the Company faces opposition to its applications to register trademarks, and the Company may not ultimately be successful in its attempts to register certain trademarks in certain jurisdictions.

The costs of energy may materially impact Omega Protein’s business. Omega Protein has occasionally experienced substantially higher costs for energy. Omega Protein’s business is materially dependent on diesel fuel for its vessels and natural gas, propane and potentially Bunker C fuel oil for its operating facilities. The costs of these commodities, which are beyond the Company’s control, may have an adverse material impact on the Company’s business, financial condition or results of operation.

Climate changes may affect the Company’s business. According to certain scientific studies, emissions of carbon dioxide, methane, nitrous oxide and other gases commonly known as greenhouse gases may be contributing to global warming of the earth’s atmosphere and to global climate change. It is also possible that these conditions, if they occur, would impact the spawning, feeding, migration, distribution and growth of the menhaden species and hence, the Company’s fishing harvest, as well as the cost or availability of the raw materials utilized by Bioriginal. As a result, such conditions may pose increased climate-related risks to the Company’s assets and operations. Due to the uncertainties surrounding the regulation of, and other risks associated with, climate issues, the Company cannot predict the financial impact of related developments on its business.

Third party labor strikes and supply chain interruptions could adversely impact the Company’s ability to import certain raw materials.  Certain of the Company’s products are composed of raw materials that are imported from foreign manufacturers and distributors who may be subject to labor strikes, supply chain disruption and political turmoil in foreign countries. The occurrence of these sorts of adverse events could result in higher costs for raw materials purchased abroad and delivery delays to customers, and if these events continued for a sustained period of time, could have a material adverse effect on the Company’s business, financial condition or results of operation.

Risks Relating to the Company’s Operations:

The Company’s strategy to become a fully integrated nutritional ingredient company is subject to inherent risk and may be substantially altered, depending on the results of the strategic alternatives review currently underway. The Company’s strategy to become a fully integrated nutritional ingredient company and to expand the sales of its fish oil products into the markets for refined, functional foods and supplement grade fish oils for human consumption is subject to risks inherent in any business expansion. The Company’s expectations regarding future demand for nutritional products may prove to be incorrect or, if future demand does meet the Company’s expectations, it is possible that purchasers could utilize other nutritional products than the Company’s products. In addition, the Company is now operating in areas subject to different regulations and subject to different market forces than its historical commercial fishing business, all of which makes the Company’s overall business environment more complex and challenging.

In addition, if the strategic alternatives review process for the Company’s human nutrition segment discussed in this Report were to result in a sale of that segment, then the Company’s strategy to become a fully integrated nutritional ingredient company would be substantially altered.

The Company’s implementation of a new enterprise resource planning (“ERP”) system could result in problems that could negatively impact its business. The Company began implementing a new ERP system in 2014 that will support substantially all of the Company’s operating and financial functions and is continuing to enhance this system in 2017. It is possible that the Company could experience problems in connection with this system, including compatibility issues, training requirements, higher than expected implementation costs and other integration challenges and delays, as the Company’s employees learn the new system, transfer data from the Company’s existing system to the new system and operate with the new system and its enhancements. Any difficulties that the Company encounters with this new system may disrupt the Company’s operations and the Company’s ability to deal effectively with the Company’s employees, vendors, customers and other companies with which the Company has commercial relationships. Additionally, a significant problem with the implementation, enhancement or integration with other systems or ongoing management of an ERP system and related systems could have an adverse effect on the Company’s ability to generate and interpret accurate management and financial reports and other information on a timely basis, which could have a material adverse effect on the Company’s financial reporting system and internal controls and adversely affect the Company’s ability to manage its business or comply with various regulations.

The Company currently has a relatively small amount of indebtedness, but if that indebtedness were to increase, it may adversely affect its ability to operate its business, remain in compliance with debt covenants and make payments on its debt. As of December 31, 2016, the aggregate amount of the Company’s outstanding indebtedness under its bank credit facility and other indebtedness was approximately $1.1 million. The Company has the ability, under current and potential future credit facilities and other indebtedness, to significantly increase its outstanding indebtedness in the future and it is possible that it might do so in connection with its capital expenditure spending program, its dividend program or for other purposes. The Company’s outstanding indebtedness could have important consequences, including the following:

●

the Company’s ability to meet its expenses and debt obligations will depend on its future performance, which will be affected by financial, business, economic, regulatory and other factors. The Company will not be able to control many of these factors, such as economic conditions and governmental regulation. The Company cannot be certain that its earnings will be sufficient to allow it to pay the principal and interest on its existing or future debt and meet its other obligations. If the Company does not have enough money to service its existing or future debt, it may be required to refinance all or part of its existing or future debt, sell assets, borrow more money or raise equity. The Company may not be able to refinance its existing or future debt, sell assets, borrow more money or raise equity on terms acceptable to it, if at all;

●

it may be more difficult for the Company to satisfy its obligations with respect to its bank credit facility and other indebtedness and any failure to comply with the obligations of any of the agreements governing such indebtedness, including financial and other restrictive covenants, could result in an event of default under such agreements;

●

the covenants contained in the Company’s debt agreements limit its ability to borrow money in the future for acquisitions, capital expenditures or to meet its operating expenses or other general corporate obligations;

●

the amount of the Company’s interest expense may increase because its borrowings are, and any future borrowings under its bank credit facility and other indebtedness would be, at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

●

the Company will need to use a portion of its cash flows to pay principal and interest on its debt, which will reduce the amount of money the Company has for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other business activities;

●	the Company may have a higher level of debt than some of its competitors, which could put it at a competitive disadvantage;
●	the Company may be more vulnerable to economic downturns and adverse developments in its industry or the economy in general; and
●	the Company’s debt level could limit its flexibility in planning for, or reacting to, changes in its business and the industry in which it operates.

The Company’s bank credit facility contains covenants and restrictions that may limit the Company’s financial flexibility. The Company’s bank credit facility and other indebtedness contain various financial covenants with which the Company must comply. For more information on these bank covenants, please refer to Note 11 – Notes Payable and Long-Term Debt to the Company’s consolidated financial statements included in Item 8.

The Company’s quarterly operating results will fluctuate as its business is seasonal in nature and subject to estimates. Omega Protein’s menhaden harvesting and processing business is seasonal in nature. Omega Protein generally has higher sales during the third quarter of each fiscal year due to increased product availability and customer demand. Additionally, due to differences in gross profit margins for Omega Protein’s various products, any variation in the mix of product sales between quarters may result in significant variations of total gross profit margins. Similarly, from time to time Omega Protein defers sales of inventory based on worldwide prices for competing products that affect prices for its products, which may affect comparable period comparisons. As a result, the Company’s quarterly operating results have fluctuated in the past and may fluctuate in the future.

In addition, inventory is generally carried over from one year to the next year, and Omega Protein generally begins selling its current season’s production late in the second quarter and sells that production until the second quarter of the following year. Costs can change meaningfully from one season to the next.

Further, Omega Protein’s per unit cost of production is estimated prior to the beginning of each fishing season based on total estimated fishing costs (including off-season costs) divided by estimated total units of production. Omega Protein adjusts the cost of sales, unallocated inventory cost pool and inventory balances at the end of the second, third and fourth quarters based on revised estimates of total units of production to total inventoriable costs. Changes in estimates from one quarter to the next can have a significant impact on operating results.

The Company’s business is subject to significant competition, and some competitors have significantly greater financial resources and more extensive and diversified operations than the Company. The marine protein and oil business is subject to significant competition from producers of vegetable and other animal protein products and oil products such as Archer Daniels Midland and Cargill. In addition, Omega Protein competes with a domestic menhaden fishing company that was purchased in 2015 by a large foreign public company and with numerous fish processors outside the United States. Many of these competitors have significantly greater financial resources, less onerous regulatory costs and more extensive and diversified operations than the Company.

The dietary supplement ingredient supplier industry is a large, highly fragmented and growing industry, with no single industry participant accounting for a majority of total industry sales. Competition is based primarily on price, quality and assortment of products, customer service, marketing support and availability of new ingredients. In addition, the market is highly sensitive to the introduction of new products. Bioriginal competes with manufacturers, distributors and marketers of dietary supplement ingredients both within and outside the United States.

The Company’s foreign customers are subject to disruption typical to foreign countries. The Company’s sales of its products in foreign countries are subject to risks associated with foreign countries such as changes in social, political and economic conditions inherent in foreign operations, including:

●	Changes in the law and policies that govern foreign investment and international trade in foreign countries;
●	Changes in U.S. laws and regulations relating to foreign investment and trade;
●	Changes in tax or other laws;
●	Partial or total expropriation;
●	Currency exchange rate fluctuations;
●	Restrictions on current repatriation; or
●	Political disturbances, insurrection or war.

In addition, it is possible that the Company, at any one time, could have a significant amount of its revenues generated by sales in a particular country which would concentrate the Company’s susceptibility to adverse events in that country. For example, in 2016, approximately 11% of the Company’s revenues were derived from customers in China.

The Company has recorded impairment charges with respect to goodwill and other intangible assets and may be required to record additional charges to future earnings if goodwill and other intangible assets become further impaired, which could have a material adverse effect on the Company’s financial condition and results of operations. As of December 31, 2016, the Company had goodwill and other intangibles assets of $26 million and $18 million, respectively, or approximately 10% of the Company’s total assets in the aggregate. Goodwill is measured as the excess of the cost of an acquisition over the sum of the amounts assigned to the fair value of tangible and intangible assets acquired less liabilities assumed. The Company tests goodwill and other intangible assets periodically for impairment of value, and whenever an event occurs or circumstances change that indicate that the carrying value of a reporting unit that includes goodwill is greater than the fair value of that reporting unit. Due to a decline in actual earnings compared with projected results and reductions to forecasts for the Bioriginal Food & Science and WSP reporting units, the Company performed interim and annual testing of the goodwill and other intangible assets for the Bioriginal Food & Science and WSP reporting units and recorded a $12.1 million impairment charge during the year ended December 31, 2016, $11.6 million of which fully impaired the goodwill recorded on the WSP reporting unit. Similarly, the Company recorded impairment charges relating to the InCon and Cyvex reporting unit totaling $4.5 million and $4.7 million during the years ended December 31, 2015 and 2014, respectively. See Note 10 - Goodwill and Other Intangible Assets to the Company’s consolidated financial statements included in Item 8.

The assessments of goodwill and other intangible assets are based on assumptions that require speculation and are highly subjective given the transitional nature of the businesses and the use of other reasonable, but different, assumptions could provide significantly different fair values and result in additional impairments. The quantitative tests have assumed increasing cash flows over the next several years, based on anticipated sales growth and improved profitability. The Company’s ability to grow sales and improve profitability as expected is contingent on its ability to, among other factors, procure adequate supplies of raw materials, align product production and customer demand, and price products at appropriate margins above production or procurement costs. Considering the level of sensitivity with respect to the key assumptions, if the Company does not (i) ensure adequate supplies of raw materials, (ii) adequately anticipate changes in its customers’ demand for products or (iii) price products at appropriate margins above production or procurement costs, its future cash flows may fail to meet the Company’s cash flow projections. If the cash flows decline sufficiently, the estimated fair values would be reduced and the Company may be required to record additional charges to future earnings if its goodwill and other intangible assets become further impaired, which could have material adverse effect on the Company’s financial condition and results of operations.

The Company’s failure to comply with federal U.S. citizenship ownership requirements may prevent it from harvesting menhaden in the U.S. jurisdictional waters. Omega Protein’s harvesting operations are subject to the Shipping Act of 1916 and the regulations promulgated there under by the Department of Transportation, Maritime Administration which require, among other things, that the Company be incorporated under the laws of the U.S. or a state, the Company’s chief executive officer be a U.S. citizen, no more of the Company’s directors be non-citizens than a minority of a number necessary to constitute a quorum and at least 75% of the Company’s outstanding capital stock (including a majority of its voting capital stock) be owned by U.S. citizens. If the Company fails to observe any of these requirements, the Company will not be eligible to conduct its harvesting activities in U.S. jurisdictional waters which would have a material adverse effect on the Company’s business, results of operations and financial condition.

Omega Protein may not be able to recruit, train and retain qualified marine personnel in sufficient numbers. Omega Protein’s business is dependent on its ability to recruit, train and retain qualified marine personnel in sufficient numbers such as vessel captains, vessel engineers and other crewmembers. Omega Protein has experienced difficulty from time to time, depending on labor markets, in recruiting its optimal number of employees. To the extent that Omega Protein is not successful in recruiting, training and retaining employees in sufficient numbers, its productivity may suffer. If Omega Protein were unable to secure a sufficient number of workers during periods of peak employment, the lack of personnel could have an adverse effect on the Company’s business, results of operations and financial condition.

Omega Protein may face delays with, or lose access to, the United States H2B Visa Program which we rely on for qualified marine personnel. Omega Protein has historically utilized workers in the United States H2B visa program whereby foreign nationals are permitted to enter the United States temporarily and engage in seasonal, non-agricultural employment. President Trump has made comments suggesting that he was not supportive of certain aspects of the country’s immigration policies but at this time, it remains unclear what the new Presidential administration or Congress may do with respect to immigration policy or specific immigration programs such as the H2B visa program. If the administration or Congress take action to modify or terminate the H2B visa program, it is possible that the Company’s business, financial condition and results of operations could be adversely affected. In addition, the Company has experienced delays with the Department of Labor in connection with the Company’s H2B visa submissions in recent years and for the 2017 fishing season. Based on its current assessment of the 2017 H2B visa application process, the Company believes that it may not have sufficient H2B visa workers for the 2017 fishing season that commences in April 2017. [Held to update]If Omega Protein cannot participate in the H2B Visa Program, or its participation in that program is delayed or restricted, then Omega Protein’s ability to secure a sufficient number of qualified workers during periods of peak employment may have an adverse impact on the Company’s business, results of operations and financial condition.

Our business may be adversely impacted by work stoppages and other labor relations matters. Certain of our employees that work on vessels at our Reedville, Virginia facility are represented by an affiliate of the United Food and Commercial Workers Union. The collective bargaining agreement for these employees has a three-year term that expires in April 2017 and the Company expects to enter into discussions with the union regarding a new collective bargaining agreement prior to that date. While we have good relations with these employees and the union, we may be unsuccessful in negotiating and agreeing upon a new collective bargaining agreement at that time if the current collective bargaining agreement is terminated. We have also faced attempts to unionize our other facilities in the past, which to date have been unsuccessful. While we believe that we have good relations with our workforce, we may experience work stoppages or other labor problems in the future, and it is possible that further unionization efforts may be successful. Any prolonged work stoppage could have a material adverse effect on our results of operations, cash flows and financial condition.

The Company may undertake acquisitions that may be unsuccessful and the Company’s inability to control the inherent risks of acquiring businesses could adversely affect its business, results of operations and financial condition. In the future the Company may undertake acquisitions of other businesses, located either in the United States or in other countries, although there can be no assurances that this will occur. The Company had not made any acquisitions until its acquisitions of Cyvex in December 2010, InCon in September 2011, WSP in February 2013 and Bioriginal Food & Science in September 2014. There can be no assurance that the Company will be able (i) to identify and acquire acceptable acquisition candidates on favorable terms, (ii) to profitably manage recent acquisitions, or future businesses it may acquire, or (iii) to successfully integrate recent acquisitions or future businesses it may acquire without substantial costs, delays or other problems. Any of these outcomes could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company may undertake the spending of additional growth capital in its animal nutrition division that may be unsuccessful and this could adversely affect the Company’s business, results of operations and financial condition. In the future the Company may undertake the spending of additional growth capital in its animal nutrition division. There can be no assurances that the Company will be able to identify attractive capital growth projects or implement such projects successfully or profitably, and any of these outcomes could have a material adverse effect on the Company’s business, results of operations and financial condition.

Investment Risks. Investment risks specifically related to the Company’s common stock include:

Uncertain economic conditions may have material adverse impacts on the Company’s business, results of operation and financial condition that the Company currently cannot predict. As widely reported, economic conditions in the United States and globally drastically deteriorated during 2008 and 2009. Financial markets in the United States, Europe and Asia experienced a period of turmoil and upheaval characterized by extreme volatility and declines in security prices, severely diminished liquidity and credit availability, inability to access capital markets, the bankruptcy, failure, collapse or sale of various financial institutions, European sovereign debt issues and an unprecedented level of intervention from the United States federal government and other governments. Although many of these factors have changed by varying degrees during the following years, the Company cannot predict whether future similar events will occur or will materially adversely affect the Company’s business, results of operation and financial condition.

For example, it is possible that in the future:

●	the Company may not be able to obtain modifications to the financial covenants under the bank credit facility and other indebtedness, if necessary, on acceptable terms, if at all;
●	the demand for fishmeal and oil may decline due to the uncertain economic conditions which could negatively impact the revenues, margins and profitability of the Company’s business;
●

the Company may be unable to obtain adequate funding under the bank credit facility and other indebtedness or future credit agreements due to lending counterparties being unwilling or unable to meet their funding obligations;

●	the tightening of credit or lack of credit availability to the Company’s customers could adversely affect its ability to collect trade receivables;
●

the Company’s ability to access the capital markets may be restricted at a time when the Company would like, or need, to raise capital for its business including for capital expenditures or acquisitions;

●

changes in the value of plan assets for the Company’s defined benefit plan may result in increased benefit costs and may increase the amount and accelerate the timing of required future contributions; or

●	the Company’s commodity hedging arrangements could become ineffective if the Company’s counterparties are unable to perform their obligations or seek bankruptcy protection.

The limited liquidity for the Company’s common stock could affect shareholders’ ability to sell shares at a satisfactory price. The Company’s common stock is relatively illiquid. As of December 31, 2016, the Company had approximately 22.4 million shares of common stock outstanding. The average daily trading volume in the common stock during the prior 60 calendar days ending on that date was approximately 133,000 shares. A more active public market for the Company’s common stock, however, may not develop, which would continue to adversely affect the trading price and liquidity of the common stock. Moreover, a thin trading market for the common stock could cause the market price for the common stock to fluctuate significantly more than the stock market as a whole. Without a large float, the Company’s common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of the common stock may be more volatile. In addition, in the absence of an active public trading market, shareholders may be unable to liquidate their investment in the Company at a satisfactory price.

Issuance of shares in connection with financing transactions or under stock incentive plans will dilute current stockholders. Pursuant to the Company’s stock incentive plans, the Company’s management is authorized to grant stock awards to its employees, directors and consultants. Stockholders will incur dilution upon exercise of any outstanding stock awards. In addition, if the Company raises additional funds by issuing additional common stock, or securities convertible into or exchangeable or exercisable for common stock, further dilution to its existing stockholders will result, and new investors could have rights superior to existing stockholders.

The number of shares of the Company’s common stock eligible for future sale could adversely affect the market price of its stock. The Company had outstanding options to purchase approximately 451,000 shares of its common stock with a weighted average exercise price of $7.34 per share as of December 31, 2016. These shares of common stock are registered for resale on currently effective registration statements. Certain of the Company’s officers and directors have from time to time in the past entered into, and in the future may enter into, Rule 10b5-1 sales plans with brokers unaffiliated with the Company whereby they commit to sell automatically and without discretion a predetermined number of shares of the Company’s common stock over a period of time according to their own individual criteria. The issuance of a significant number of shares of common stock upon the exercise of stock options, or the availability for sale, or sale, of a substantial number of the shares of common stock eligible for future sale under effective registration statements, Rule 10b5-1 plans, under Rule 144 or otherwise, could adversely affect the market price of the common stock.

Under the Company’s securities trading policy, Rule 10b5-1 stock sales or purchase plans are required to be approved by the Company for directors, officers and certain key employees. The Company expects that public disclosure regarding purchases or sales under these Rule 10b5-1 plans will be provided through Form 4 and Rule 144 filings with the SEC. The Company does not intend to disclose further information regarding the existence or terms of these trading plans for individual participants.

The Company’s share repurchase program may not enhance long-term stockholder value and share repurchases, if any, could increase the volatility of the price of the Company’s common stock and will diminish its cash reserves. In May 2016, the Company announced a share repurchase program of up to $40 million over the next 3 years. The timing and actual number of shares repurchased, if any, depend on a variety of factors including the timing of open trading windows, market and business conditions, stock price, applicable legal requirements and other factors. The Company can suspend or terminate the program at any time, and subject to applicable law, may also amend the terms of the program at any time. To date, the Company has not purchased any shares under the purchase criteria established for the share repurchase program. In February 2017, the Company suspended the repurchase of shares under the share repurchase program in connection with its previously announced strategic review of its human nutrition segment.

Repurchases pursuant to the Company’s share repurchase program could affect the trading price of the Company’s common stock and increase its volatility. The existence of a share repurchase program could also cause the trading price of the Company’s common stock to be higher than it would be in the absence of such a program and could potentially reduce the market liquidity for the Company’s common stock. Additionally, repurchases under the Company’s share repurchase program will diminish the Company’s cash reserves, which could impact the Company’s ability to pursue possible future strategic opportunities and acquisitions and could result in lower overall returns on the Company’s cash balances. The Company cannot assure investors that any further share repurchases will enhance stockholder value because the trading price of the Company’s common stock may decline below the levels at which the Company repurchased shares of stock. Although the Company’s share repurchase program is intended to enhance long-term stockholder value, short-term stock price fluctuations could reduce the program’s effectiveness.

The Company cannot guarantee that it will continue to make dividend payments. Although the Company’s Board of Directors has recently initiated a quarterly cash dividend payable on the Company’s common stock, any determinations to continue to pay cash dividends will be based primarily upon the Company’s operating results, financial condition, capital requirements, available cash, general business conditions and such other factors that the Board of Directors deems relevant, including the Board of Directors’ continuing determination that the declaration of dividends is in the best interests of stockholders and is in compliance with all laws and agreements applicable to dividend payments.

Provisions of the Company’s Articles of Incorporation and Bylaws, as well as Nevada and federal law, could delay or prevent corporate takeovers and could prevent stockholders from realizing a premium on their investment. Certain provisions of the Company’s Articles of Incorporation and Bylaws as well as the Nevada Corporation Law, could delay or frustrate the removal of incumbent directors and could make difficult a merger, tender offer or proxy contest involving the Company, even if such events could be viewed as beneficial by its stockholders. The Company’s Board of Directors is empowered to issue preferred stock or rights in one or more series without stockholder action. Any issuance of this blank-check preferred stock could materially limit the rights of holders of the Company’s common stock and render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Articles of Incorporation and Bylaws contain a number of provisions which could impede a takeover or change in control of the Company, including, among other things, staggered terms for members of its Board of Directors, the requiring of two-thirds vote of stockholders to amend certain provisions of the Articles of Incorporation or the inability to take action by written consent or to call special stockholder meetings. Certain provisions of the Nevada Corporation Law could also discourage takeover attempts that have not been approved by the Company’s Board of Directors. In addition, federal law requires that at least 75% of the Company’s outstanding capital stock be owned by U.S. citizens which could discourage takeover attempts by potential foreign purchasers.

Item 1B. Unresolved Staff Comments.

None.

Item 3.    Legal Proceedings.

The Company is defending various claims and litigation arising from operations in the ordinary course of the Company’s business. In the opinion of management any losses resulting from these matters will not have a material adverse effect on the Company’s results of operations, cash flows or financial position, except as may be set forth below:

In October 2016, the Company received a Civil Investigative Demand from the Department of Justice requesting information in connection with a False Claims Act investigation. The government’s investigation concerns whether there has been or is a violation of the False Claims Act in connection with Omega Protein’s May 2010 certification to the U.S. Department of Commerce that Omega Protein’s Reedville, Virginia facility was in compliance with federal environmental laws in order to obtain a loan guarantee under the Department of Commerce’s Title XI loan program. That Title XI loan was repaid in full in November 2015 and the Company and its subsidiaries currently have no Title XI indebtedness outstanding. The Company has delivered responsive documents to the Department of Justice. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In December 2016, the Company received a subpoena from the SEC requesting information in connection with an investigation relating to a Company subsidiary’s compliance with its probation terms and the Company’s protection of whistleblower employees. The Company is in the process of delivering responsive documents to the SEC. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In December 2016, Omega Protein entered into a plea agreement with the United States Attorney’s Office for the Western District of Louisiana to resolve the previously disclosed government investigation related to that subsidiary’s Abbeville, Louisiana operations. Under the plea agreement, the subsidiary agreed to plead guilty to two felony counts under the Clean Water Act. The plea agreement provides for a sentence consisting of (i) a $1.0 million fine, (ii) a three-year probationary period for the subsidiary ending in January 2020, and (iii) a payment by the subsidiary of $0.2 million for community service. The plea agreement was approved by the U.S. District Court for the Western District of Louisiana on January 18, 2017.

In December 2016, the U.S. District Court for the Eastern District of Virginia held a hearing on a previously disclosed motion filed by the U.S. Attorney for the Eastern District of Virginia to revoke Omega Protein’s probation relating to a June 2013 plea agreement because of issues resolved by the plea agreement described in the prior paragraph. At that hearing, the Virginia court imposed an additional two-year probation period on Omega Protein to run from June 4, 2016 to June 4, 2018. The remainder of this two year probation period will run concurrently with the three year probation period set forth in the plea agreement described in the prior paragraph.

For additional information, see “—Risk Factors – Risks Relating to the Company’s Business and Industry. If the Company’s Omega Protein subsidiary fails to comply with the terms of its probation under plea agreements entered into in June 2013 and December 2016, it could be subject to criminal prosecution.”

Item 4.    Mine Safety Disclosures

Not applicable.

PART II

Item 5.    Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

The following performance graph compares the Company’s cumulative total stockholder return on its Common Stock with the cumulative total return on (i) the Russell 2000 Index, and (ii) a peer group stock index (the “Peer Group Index”) which consists of three publicly traded companies in the agriproducts industry. The companies that comprise the Peer Group Index are Archer Daniels Midland Company, ConAgra, Inc. and Tyson Foods, Inc.

 The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in Common Stock, the Russell 2000 Index, and the Peer Group Index on December 31, 2011. Any dividends are assumed to be reinvested.

	Period Ending
Company/Market/Peer Group	12/31/2011	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/31/2016
Omega Protein Corporation	$100.00	$85.83	$172.37	$148.25	$311.36	$351.33
Russell 2000 Index	$100.00	$116.35	$161.52	$169.42	$161.95	$196.45
Peer Group Index	$100.00	$102.79	$153.97	$183.29	$179.99	$221.48

Note: $100 invested on December 31, 2011 including reinvestment of dividends.

The Performance Graph and related description shall be deemed “furnished” and not “filed” and are not incorporated by reference into any document that incorporates the Form 10-K by reference, except to the extent that the Company specifically incorporates this information by reference. In addition the Performance Graph and the related description shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C.

The Company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “OME”. The daily high and low sales prices for the common stock, as reported in the consolidated transactions reporting system for each quarterly period ending on the date indicated, are shown in the following table. No dividends were paid during the periods set forth in the table.

	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
High sales price	$26.30	$26.00	$21.01	$25.49	$25.22	$19.10	$14.50	$14.09
Low sales price	$21.25	$19.57	$15.90	$14.58	$16.41	$13.07	$11.11	$10.25

On February 22, 2017, the closing price of the Company’s common stock, as reported by the NYSE, was $25.40 per share and there were approximately 22 holders of record. This number does not include any beneficial owners for whom shares may be held in a “nominee” or “street” name.

The following table sets forth information with respect to repurchases by the Company of its shares of Common Stock during the fourth quarter of 2016:

Period			Total number of shares repurchased		Average price paid per share		Total number of shares purchased as part of publicly announced plans or programs	Approximate dollar value of shares that may yet be purchased under the plans or programs
October 1	–	October 31, 2016	—		—		—	$40,000,000
November 1	–	November 30, 2016	—		—		—	$40,000,000
December 1	–	December 31, 2016	888	(1)	$25.48	(1)	—	$40,000,000
Total			888		$25.48		—	$40,000,000

(1)	These shares relate to stock received by the Company for the payment of withholding taxes due to vesting of restricted stock awards.

In January 2017, the Company’s Board of Directors established a dividend program under which the Company intends to pay a regular quarterly cash dividend to the holders of the Company’s common stock. The initial quarterly cash dividend of $0.05 per share is payable on March 15, 2017 to shareholders of record as of the close of business on February 22, 2017. Prior to this initial quarterly cash dividend, the Company had not declared any dividends on its common stock since it became a public company in April 1998. The Company currently expects to pay quarterly cash dividends on its common stock in the future, but such payments are subject to approval of the Company’s Board of Directors and are dependent upon the Company’s financial condition, results of operations, capital requirements and other factors, including those set forth under Item 1A - “Risk Factors” of this Annual Report on Form 10-K. In addition, the terms of the Company’s Loan Agreement may restrict the payment of cash dividends on its common stock under certain circumstances. See “Item 7—Management’s Discussion and Analysis of Financial Conditional and Results of Operations—Liquidity and Capital Resources.” Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on the Company’s common stock.

In May 2016, the Company announced a share repurchase program of up to $40 million over the next 3 years. To date, the Company has not purchased any shares under the purchase criteria established for the share repurchase program, and in February 2017 the Company suspended the purchase of shares under its share repurchase program in connection with its previously announced strategic review of its human nutrition segment.

         Information relating to compensation plans under which the Company’s equity securities are authorized for issuance are set forth in Part III, Item 12 of this Report.

Item 6. Selected Financial Data.

The following table sets forth certain selected historical consolidated financial information for the periods presented and should be read in conjunction with the Consolidated Financial Statements of the Company included in Item 8 of this Report and the related notes thereto and with “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in Item 7 of this Report.

	Years Ended December 31,
	2016	2015	2014	2013	2012
	(in thousands, except per share amounts)
Revenues	$390,831	$359,311	$308,635	$244,293	$235,639
Operating income	53,612	41,789	31,586	48,013	12,626
Net income	32,907	23,975	18,461	30,515	4,063
Per share income basic	1.47	1.10	0.87	1.50	0.21
Per share income diluted	1.46	1.07	0.85	1.45	0.20

Capital expenditures	36,424	34,888	44,123	24,796	25,064

Working capital	$136,892	$118,718	$82,971	$116,878	$106,452
Property and equipment, net	188,624	176,089	169,932	144,113	127,640
Total assets	431,255	407,203	380,115	331,394	295,296
Current maturities of long-term debt	1,097	1,214	14,741	3,112	3,326
Long-term debt	—	22,882	20,486	21,130	24,242
Stockholders' equity	336,687	295,170	265,882	247,230	205,603

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following is a discussion of the Company's financial condition and results of operations. This discussion should be read in conjunction with the Consolidated Financial Statements of the Company appearing under Item 8 of this Report. Certain amounts applicable to the prior periods have been reclassified to conform to the classifications currently followed.

Company Overview

For a full discussion of the Company’s business, see Part I, Item 1. and 2. “Business and Properties”.

Animal Nutrition Markets and Sales. Pricing for Omega Protein’s fish meal, oil and solubles products has been volatile in the past several years and is attributable mainly to the international availability, or the perceived international availability, of these products. The following table as reported by the International Fishmeal and Fish Oil Organization shows global fish meal and fish oil production for the last 12 years in thousands of metric tons:

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	(1)	2016	(2)
Fish Meal	5,868	5,092	5,052	4,972	4,903	4,569	5,653	4,564	4,676	4,182	4,746		4,400
Fish Oil	988	983	1,061	1,056	1,032	864	1,080	921	894	873	906		925

(1) 2015’s estimated production has been updated with the latest available figures.

(2) 2016’s estimated production as of February 23, 2017.

In an effort to reduce price volatility and to generate higher, more consistent profit margins, Omega Protein has implemented a quality control program designed to increase its capability of producing higher quality fish meal products and, in conjunction therewith, enhanced its sales efforts to penetrate premium product markets. Additionally, the Company continues to market its refined fish oil to food manufacturers and other related industries through the human nutrition segment. The Company has made sales of its refined fish oil, trademarked OmegaPure®, to food manufacturers in the United States and Canada at prices that provide improved margins over the margins that can typically be obtained from selling non-refined crude fish oil. The Company has also made sales of OmegaActiv® to human supplement manufacturers.

Omega Protein generally sells most of its products on up to a twelve-month forward contract basis with the balance sold on a spot basis through purchase orders or under longer-term forward contracts. Omega Protein’s sales contracts generally contain force majeure and other production allocation provisions. Historically, fish meal and fish oil sold on a forward contract basis have fluctuated from year to year based upon available inventory, perceived market availability and forward price expectations. As of December 31, 2016, Omega Protein has sold forward on a contract basis approximately 52,000 short tons (1 short ton = 2,000 pounds) of fish meal and 7,000 metric tons (1 metric ton = 2,204.6 pounds) of fish oil for 2017. Of these 2017 forward sales, the majority was contracted during 2016. As a basis of comparison, as of December 31, 2015, Omega Protein had sold forward on a contract basis approximately 72,000 short tons of fish meal and 10,000 metric tons of fish oil for 2016.

Omega Protein’s annual revenues are highly dependent on pricing, annual fish catch, production yields and inventories. Inventory is generally carried over from one year to the next year and Omega Protein determines the level of inventory to be carried over based on production volumes, existing contracts, prevailing market prices of the products and anticipated customer usage and demand during the off-season. Thus, production volumes do not necessarily correlate with sales volumes in the same year and sales volumes will fluctuate from quarter to quarter. Omega Protein’s fish meal products have a useable life of approximately one year from the date of production. Practically, however, Omega Protein attempts to empty its warehouses of the previous season’s products by May or June of the new fishing season. Omega Protein’s crude fish oil products do not lose efficacy unless exposed to oxygen and, therefore, their storage life typically is longer than that of fish meal.

The following table shows total tons of fish meal and oil sold and revenue per ton for each year:

	2010	2011	2012	2013	2014	2015	2016
Tons sold	161,781	223,969	202,177	157,313	175,362	151,302	180,505
Revenue per ton	$1,063	$1,056	$1,043	$1,355	$1,390	$1,453	$1,455

Fishing and Production. Omega Protein is the largest U.S. producer of protein-rich meal and oil derived from marine sources. Omega Protein's products are produced from menhaden (a herring-like fish found in commercial quantities), and include specialty fish meals, crude and refined fish oils and fish solubles. Omega Protein’s fish meal products are used as nutritional feed additives by animal feed manufacturers and by commercial livestock producers. Omega Protein's crude fish oil is sold to feed manufacturers, and its refined fish oil products are used in food production, feed production, certain industrial applications as well as dietary supplements. Fish solubles are sold as attractants for animal feeds and baits and as fertilizers.

Omega Protein’s harvesting season generally extends from May through November or December on the mid-Atlantic coast and from mid-April through October on the Gulf coast. Omega Protein generally begins selling its current season’s production late in the second quarter and sells that production until the second quarter of the following year.

The Company’s 2016 fish catch and related production results were below the trailing five year averages by 12.0% and 6.7%, respectively. Production decreased by a smaller percentage than fish catch due to a 6.1% increase in total yield, primarily due to a 29.5% increase in oil yields when comparing 2016 to the trailing five year averages. Omega Protein believes that fish oil yields are influenced by multiple factors, including but not limited to, fish diet, weather, water temperature and nutrient content, fish population and age of fish, but such possible relationships and inter-relationships are not generally well understood. The decreased fish catch and related production resulted in higher per unit inventory cost for the 2016 fishing season as compared to the 2015 fishing season.

The Company’s 2015 fish catch was 4.7% above the trailing five year average and related production results were equal to the trailing five year average. Higher fish catch and equal production were due to a reduction in total yield, primarily as a result of lower fish oil yields. The increased fish catch offset the impact of lower oil yields and resulted in lower per unit inventory cost for the 2015 fishing season as compared to the 2014 fishing season.

The Company’s 2014 fish catch and related production results were below the trailing five year average. For illustrative purposes, the Company’s fish meal, oil and solubles production for the 2014 fishing season was lower by 26% compared to the Company’s five year production average. This reduction was due in part to the Company’s decision to close its Cameron, Louisiana facility and fish three less vessels, the limit on fish caught in the Atlantic Ocean enacted by the ASMFC and lower than normal early season fish availability in the Gulf of Mexico.

The following table summarizes the Omega Protein’s fishing and production for the indicated periods:

	Years Ended December 31,
	2016	2015	2014

Fish catch (short tons)	455,935	530,767	394,281

Production:
Fish Meal (short tons)	121,881	137,234	103,472
Oil (metric tons)
Crude	32,924	26,487	20,357
Refined, including by-products	12,763	11,189	10,626
Solubles (short tons)	2,724	6,641	3,754
Total Production	170,292	181,551	138,209

Omega Protein’s harvesting and processing business is seasonal and fluctuates from year to year and month to month due to natural conditions over which Omega Protein has no control. Poor fish catch and total yields have at times materially impacted the amount of products that Omega Protein has been able to produce.

Human Nutrition Products – The Company produces and sells products for human consumption in three primary product lines: specialty oils, dairy protein products and other nutraceutical ingredients.

The following table summarizes revenues by product line for the Human Nutrition segment for the indicated periods (in thousands):

	Years Ended December 31,
	2016	2015	2014
Specialty oils	$100,985	$113,642	$41,090
Dairy protein products	16,946	12,931	11,741
Other nutraceutical ingredients	10,350	12,593	12,007
Human nutrition segment revenues	$128,281	$139,166	$64,838

In 2016, revenues from specialty oils decreased due largely to a decrease in coconut oil sales. Revenues from dairy protein products increased by 31% due to increased bulk ingredient sales as well as increased tolling revenue. Revenues from other nutraceuticals decreased by 18%.

In 2015, revenues from specialty oils increased due to the inclusion of a full twelve months of revenues from Bioriginal Food & Science. Revenues from dairy protein products increased by 10% due to increased tera’s brand sales. Revenues from other nutraceuticals increased by 5%.

In 2014, revenues from specialty oils increased due to the acquisition of Bioriginal Food & Science in September. For a description of this acquisition, see Note 2 – Acquisition of Bioriginal Food & Science Corp to the consolidated financial statements included in Item 8. Revenues from dairy protein products increased slightly due to the inclusion of a full twelve months of revenues in 2014 compared to 2013. Revenues from other nutraceuticals decreased by 22% from 2013 to 2014 due to decreased demand of a particular product.

Results of Operations

The following discussion segregates the financial results of the Company’s two industry segments: animal nutrition and human nutrition. For a discussion of the Company’s segments, see Note 4 – Industry Segment and Geographic Information to the consolidated financial statements included in Item 8.

Animal Nutrition - 2016 compared to 2015

	Years Ended December 31,
	2016	2015	Increase (Decrease)
	(in millions)
Revenues	$262.5	$220.1	$42.4
Cost of sales	164.6	139.0	25.6
Gross profit	97.9	81.1	16.8
Selling, general and administrative expenses (including research and development)	2.5	2.5	—
Charges related to U.S. Attorney investigation	1.8	—	1.8
(Gain) loss related to plant closure	(0.3)	2.1	(2.4)
Loss on disposal of assets	0.3	0.9	(0.6)
Operating income	$93.6	$75.6	$18.0

Revenues.    Animal nutrition revenues increased $42.4 million, or 19.3%, from $220.1 million in 2015 to $262.5 million in 2016. The increase in animal nutrition related revenues was primarily due to increased sales volumes of 63.0% and 13.8% for the Company’s fish oil and fish meal, respectively, partially offset by decreased sales prices of 11.9% and 2.1% for the Company’s fish oil and fish meal, respectively. Considering fish meal, fish oil and fish solubles sales activities in total, the Company experienced a $55.8 million increase in revenues due to the increase in sales volumes partially offset by a $13.4 million decrease in revenues caused by decreased sales prices, when comparing 2016 and 2015. The increase in fish oil and fish meal sales volumes is primarily due to the timing of contracts and increased level of inventory at the beginning of 2016 due to increased production during the 2015 fishing season compared to the 2014 fishing season. The decrease in fish oil sales prices during 2016 as compared to 2015 is mainly a reflection of prevailing market conditions and prices when underlying sales contracts were executed, as well as a change in product mix related to a larger relative volume of unrefined fish oil sales.

Cost of sales.    Animal nutrition cost of sales, including depreciation and amortization, for 2016 was $164.6 million, an increase of $25.6 million, or 18.4%, as compared to 2015. Cost of sales as a percentage of revenues was 62.7% for 2016 as compared to 63.2% for 2015. The decrease in cost of sales as a percentage of revenues was primarily the result of decreased cost per unit of sales of 0.9% during 2016 compared to 2015. The decrease in cost per unit of sales is primarily due to lower cost per unit for beginning of year inventory as a result of higher fish catch and production in the 2015 fishing season compared to 2014.

Gross profit.    Animal nutrition gross profit increased $16.8 million, or 20.7%, from $81.1 million for 2015 to $97.9 million for 2016 due largely to the increase in sales volumes. Gross profit as a percentage of revenue was 37.3% for 2016 as compared to 36.8% for 2015. The increase in gross profit as a percentage of revenue was primarily due to the decreased cost per unit of sales as discussed above.

Charges related to U.S. Attorney investigation. The Company recognized charges of $1.8 million related to an investigation by the U.S. Attorney’s Office in the Western District of Louisiana.  These charges related to fines and penalties as well as legal fees. The Company did not recognize expenses related to this matter during 2015.

(Gain) loss related to plant closures. The gain related to plant closures for 2016 of $0.3 million is due to the early termination of the Cameron, Louisiana fish processing plant lease and the corresponding reversal of various accruals related to the lease. The Company recognized an ongoing loss on closure of approximately $2.1 million in 2015 primarily related to the relocation of certain assets at the Cameron facility and other closure costs not related to future inventory production.

Loss on disposal of assets.    The Company recorded animal nutrition losses for 2016 and 2015 of $0.3 million and $0.9 million, respectively. The 2015 loss primarily relates to the disposal of unused fishing vessels.

Human Nutrition - 2016 compared to 2015

	Years Ended December 31,
	2016	2015	Increase (Decrease)
	(in millions)
Revenues	$128.2	$139.2	$(11.0)
Cost of sales	112.3	121.4	(9.1)
Gross profit	15.9	17.8	(1.9)
Selling, general and administrative expenses (including research and development)	17.0	19.8	(2.8)
Loss related to plant closure	2.6	4.5	(1.9)
Impairment of goodwill, other intangible assets and other	12.1	5.5	6.6
Operating loss	$(15.8)	$(12.0)	$(3.8)

Revenues.    Human nutrition revenues decreased $11.0 million, or 7.8%, from $139.2 million for 2015 to $128.2 million for 2016, due to decreases in sales of specialty oils and other nutraceuticals ingredients, partially offset by increases in sales of protein products. Specialty oils revenues decreased by $12.6 million to $101.0 million (including $2.7 million from menhaden omega-3 concentrates and tolling) in 2016 from $113.6 million (including $4.9 million from menhaden omega-3 concentrates and tolling) in 2015. The decrease in specialty oils revenues was primarily due to decreased sales of coconut oil. Protein products revenues increased by $4.0 million to $16.9 million during 2016 from $12.9 million during 2015. The increase in revenues from protein products was primarily due to higher sales of bulk ingredients as well as increased tolling revenue. Other nutraceutical ingredients revenues decreased by $2.2 million to $10.4 million during 2016 compared to $12.6 million during 2015.

Cost of sales.    Human nutrition cost of sales, including depreciation and amortization, for 2016 was $112.3 million, a $9.1 million, or 7.5%, decrease compared to 2015. Human nutrition cost of sales as a percentage of revenue increased from 87.2% for 2015 to 87.5% for 2016. Specialty oils cost of sales was $86.1 million (including $4.0 million from menhaden omega-3 concentrates and tolling) and $99.6 million (including $7.9 million from menhaden omega-3 concentrates and tolling) during 2016 and 2015, respectively.

Protein products cost of sales was $19.5 million for 2016 compared to $13.9 million during 2015. Other nutraceutical ingredients cost of sales was $6.7 million during 2016 compared to $7.9 million for 2015. The increase in protein products cost of sales and the decreases in specialty oils and other nutraceutical ingredients cost of sales were mainly attributed to changes in sales. The increase in protein products cost of sales was also partially attributable to a $2.3 million write-down of protein products inventory.

Gross profit.    Human nutrition gross profit decreased $1.9 million, or 10.2%, from $17.8 million for 2015 to $15.9 million for 2016. Gross profit as a percentage of revenue was 12.5% for 2016 as compared to 12.8% for 2015. The decrease in gross profit as a percentage of revenue was primarily due to corresponding decreases in protein products.

Selling, general and administrative expenses. Human nutrition selling, general and administrative expenses decreased $2.8 million, from $19.8 million in 2015 to $17.0 million in 2016. The decrease in selling, general and administrative expenses is primarily due to decreased labor and other miscellaneous expenses as well as the sale of InCon in 2016.

Loss related to plant closures. As a result of the closing of the Batavia, Illinois oil concentration facility, the Company recognized losses of $2.6 million and $4.5 million in 2016 and 2015, respectively, due primarily due to the impairment of property, plant and equipment, inventory write-downs and employee severances.

Impairment of goodwill, other intangible assets and other. Human nutrition impairment and other expense was $12.1 million for 2016. Of that total, impairment charges related to the excess of carrying value over fair value for goodwill and certain other indefinite lived intangible assets of the WSP reporting unit were $11.6 million and impairment charges related to the excess of carrying value over fair value for other indefinite lived intangible assets of the Bioriginal Food & Science reporting unit were $0.5 million. The WSP reporting unit impairment was due to gross profits and operating income lower than was assumed in the December 31, 2015 impairment analysis. While dairy protein product sales grew, several relatively higher-margin products did not grow as rapidly as was anticipated in the forecast prepared as of December 31, 2015.

Impairment and other expense was $5.5 million in 2015 primarily due to impairment charges of $4.5 million related to the excess of carrying value over fair value for goodwill and certain other indefinite lived intangible assets at the InCon and Cyvex reporting unit. Additionally, WSP had an asset impairment charge of approximately $0.9 million recognized in 2015.

Unallocated - 2016 compared to 2015

	Years Ended December 31,
	2016	2015	Increase (Decrease)
	(in millions)

Selling, general and administrative expenses (including research and development)	$24.3	$21.9	2.4

Selling, general and administrative expenses (including research and development).    Unallocated selling, general and administrative expenses increased $2.4 million, or 10.9%, from $21.9 million for 2015 to $24.3 million for 2016. The increase in selling, general and administrative expenses during 2016 as compared to 2015 is primarily due to increased professional fees for services as a result of the Company’s proxy contest as well as other miscellaneous expenses.

Other non-segmented results of operation - 2016 compared to 2015

Interest expense.    Interest expense was $0.4 million for 2016 as compared to $1.5 million for 2015. The decrease in interest expense is primarily due to lower average debt balances in 2016. Capitalized interest, which offsets interest expense, was $0.1 million and $0.6 million for 2016 and 2015, respectively.

Loss on foreign currency.    The Company recorded a $1.8 million and a $1.2 million loss on foreign currency in 2016 and 2015, respectively, due to fluctuations in the Canadian dollar exchange rate and working capital balances at Bioriginal Food & Science’s Canadian operations.

Provision for income taxes.    The Company recorded an $18.2 million provision for income taxes 2016 representing an effective tax rate of 35.6% for income taxes compared to 37.9% for 2015. The decrease in the effective tax rate during 2016 is primarily a result of lower non-deductible expenses and a larger qualified production activities deduction, partially offset by non-deductible fines and penalties related to the U.S. Attorney’s office investigation. The statutory tax rate of 35% for U.S. federal taxes was in effect for 2016 and 2015.

Animal Nutrition - 2015 compared to 2014

	Years Ended December 31,
	2015	2014	Increase (Decrease)
	(in millions)
Revenues	$220.1	$243.8	$(23.7)
Cost of sales	139.0	171.1	(32.1)
Gross profit	81.1	72.7	8.4
Selling, general and administrative expenses (including research and development)	2.5	2.2	0.3
Loss related to plant closure	2.1	7.1	(5.0)
Loss on disposal of assets	0.9	0.3	0.6
Operating income	$75.6	$63.1	$12.5

Revenues.    Animal nutrition revenues decreased $23.7 million, or 9.7%, from $243.8 million in 2014 to $220.1 million in 2015. The decrease in animal nutrition related revenues was primarily due to decreased sales volumes of 45.3% for the Company’s fish oil, partially offset by increased sales prices of 24.1% and 3.3% for the Company’s fish oil and fish meal, respectively, and increased sales volumes of 0.2% for the Company’s fish meal. Considering fish meal, fish oil and fish solubles sales activities in total, the Company experienced a $38.7 million decrease in revenues due to the decrease in sales volumes partially offset by a $15.0 million increase in revenues caused by increased sales prices in 2015 as compared to 2014. The decrease in fish oil sales volumes is primarily due to the timing of contracts and reduced 2015 beginning of period inventory volumes due to decreased fish oil production during the 2014 fishing season compared to the 2013 fishing season. The increase in fish oil and fish meal sales prices is mainly a reflection of the prevailing market conditions and prices when underlying sales contracts were executed. The increase in fish oil sales prices is also due to a change in the product mix related to a larger relative volume of refined fish oil sales during 2015.

Cost of sales.    Animal nutrition cost of sales, including depreciation and amortization, for 2015 was $139.0 million, a decrease of $32.1 million, or 18.8%, as compared to 2014. Cost of sales as a percentage of revenues was 63.3% for 2015 as compared to 70.2% for 2014. The decrease in cost of sales as a percentage of revenues was primarily the result of increased revenue per unit of 4.5% and a decreased cost per unit of sales of 5.9% during 2015 as compared 2014. The increase in revenue per unit is primarily due to increased fish oil sales prices as discussed above. The decrease in cost per unit of sales is primarily due to higher fish catch and production in the 2015 fishing season compared to the 2014 fishing season.

Gross profit.    Animal nutrition gross profit increased $8.4 million, or 11.7%, from $72.7 million for 2014 to $81.1 million for 2015. Gross profit as a percentage of revenue was 36.8% for 2015 as compared to 29.8% for 2014. The increase in gross profit as a percentage of revenue was primarily due to the increase in revenue per unit and decreased cost per unit of sales as discussed above.

Selling, general and administrative expenses.    Animal nutrition selling, general and administrative expenses increased $0.3 million to $2.5 million for 2015 as compared to 2014. The increase in selling, general and administrative expenses is primarily due to increased labor expenses during 2015 as compared 2014.

Loss related to plant closure.    As a result of the closing of the Cameron, Louisiana fish processing plant, the Company recognized an ongoing loss on closure of approximately $2.1 million in 2015 primarily related to the relocation of certain Cameron facility assets and other closure costs not related to future inventory production. The Company recognized an ongoing loss on closure of approximately $7.1 million in 2014 related to impairment and relocation of property, plant and equipment, employee severances and other closure costs not related to future inventory production.

Loss on disposal of assets.    The Company recorded animal nutrition losses for 2015 and 2014 of $0.9 million and $0.3 million, respectively, primarily relating to the disposal of unused fishing vessels.

Human Nutrition - 2015 compared to 2014

	Years Ended December 31,
	2015	2014	Increase (Decrease)
	(in millions)
Revenues	$139.2	$64.8	$74.4
Cost of sales	121.4	59.9	61.5
Gross profit	17.8	4.9	12.9
Selling, general and administrative expenses (including research and development)	19.8	11.1	8.7
Loss related to plant closure	4.5	—	4.5
Impairment of goodwill, other intangible assets and other	5.5	4.9	0.6
Operating loss	$(12.0)	$(11.1)	$(0.9)

Revenues.    Human nutrition revenues increased $74.4 million, or 114.6%, from $64.8 million for 2014 to $139.2 million for 2015, due primarily to increased sales of specialty oils following the acquisition of Bioriginal Food & Science in September 2014. Specialty oils added $113.6 million (including $4.9 million from menhaden omega-3 concentrates and tolling) of revenue in 2015 compared to $41.1 million (including $4.5 million from menhaden omega-3 concentrates and tolling) in 2014. Protein products increased to $12.9 million of revenue during 2015 from $11.7 million during 2014. Other nutraceutical ingredients provided $12.6 million of revenue during 2015 as compared to $12.0 million during 2014.

Cost of sales.    Human nutrition cost of sales, including depreciation and amortization, for 2015 was $121.4 million, a $61.5 million increase, or 102.7%, as compared to 2014, due primarily to increased sales of specialty oils following the Bioriginal Food & Science acquisition. Human nutrition cost of sales as a percentage of revenue decreased from 92.3% for 2014 to 87.2% for 2015. Specialty oils added $99.6 million (including $7.9 million from menhaden omega-3 concentrates and tolling) and $40.1 million (including $7.3 million from menhaden omega-3 concentrates and tolling) of cost of sales during 2015 and 2014, respectively. Specialty oils cost of sales for 2014 was negatively impacted by the one time inventory write-up to fair value that was made in conjunction with the Company’s acquisition of Bioriginal Food & Science.

Protein products cost of sales was $13.9 million for 2015 as compared to $12.6 million during 2014. Other nutraceutical ingredients cost of sales was $7.9 million during 2015 as compared to $7.3 million for 2014. The increase in protein products and other nutraceutical ingredients cost of sales was mainly attributed to increased sales.

Gross profit.    Human nutrition gross profit increased $12.9 million, or 258.1%, from $4.9 million for 2014 to $17.8 million for 2015. Gross profit as a percentage of revenue was 12.8% for 2015 as compared to 7.7% for 2014. The increase in gross profit as a percentage of revenue was primarily due to increased specialty oils revenues and gross profit as a percentage of revenues.

Selling, general and administrative expenses.    Human nutrition selling, general and administrative expenses increased $8.7 million, from $11.1 million in 2014 to $19.8 million in 2015. The increase in selling, general and administrative expenses is primarily due to the acquisition of Bioriginal Food & Science.

Loss related to plant closure.    As a result of the planned closing of the Batavia, Illinois oil concentration facility, the Company recognized a charge of $4.5 million primarily related to the impairment of property, plant and equipment during 2015. No such charge was recognized during 2014.

Impairment of goodwill, other intangible assets and other.    Human nutrition impairment and other costs was $5.5 million for 2015 due primarily to impairment charges of $4.5 million related to the excess of carrying value over fair value for goodwill and certain other indefinite lived intangible assets at the InCon and Cyvex reporting unit. Additionally, WSP had an asset impairment charge of approximately $0.9 million recognized in 2015. Human nutrition impairment and other costs was $4.9 million for 2014 due primarily to impairment expenses of $4.7 million related to the excess of carrying value over fair value for goodwill and certain other indefinite lived intangible assets at the InCon and Cyvex reporting unit.

Unallocated - 2015 compared to 2014

	Years Ended December 31,
	2015	2014	Increase (Decrease)
	(in millions)

Selling, general and administrative expenses (including research and development)	$21.9	$20.4	1.5

Selling, general and administrative expenses (including research and development).    Unallocated selling, general and administrative expenses increased $1.5 million, or 7.2%, from $20.4 million for 2014 to $21.9 million for 2015. The increase in selling, general and administrative expenses during 2015 as compared to 2014 is primarily due to increases in expenses related to professional services, research and development, and labor, partially offset by the absence of professional expenses in 2015 related to the acquisition of Bioriginal Food & Science in September 2014.

Other non-segmented results of operation - 2015 compared to 2014

Interest expense.    Interest expense was $1.5 million for 2015 as compared to $1.3 million for 2014. The increase in interest expense is primarily due to a full year of increased borrowings associated with the acquisition of Bioriginal Food & Science in September 2014. Capitalized interest, which offsets interest expense, was $0.6 million for 2015 and 2014.

Loss on foreign currency.    The Company recorded a $1.2 million loss and a $0.3 million gain on foreign currency in 2015 and 2014, respectively, due to fluctuations in the Canadian dollar exchange rate and working capital balances at Bioriginal Food & Science’s Canadian operations.

Provision for income taxes.    The Company recorded a $14.6 million provision for income taxes 2015 representing an effective tax rate of 37.9% for income taxes compared to 38.9% for 2014. The decrease in the effective tax rate during 2015 is primarily a result of non-recurring expenses realized during 2014 related to the acquisition of Bioriginal Food & Science that were not deductible for tax purposes. The statutory tax rate of 35% for U.S. federal taxes was in effect for 2015 and 2014.

Liquidity and Capital Resources

The Company’s primary sources of liquidity and capital resources have been cash flows from operations and bank credit facilities. These sources of cash flows have been used for operations, capital expenditures, payment of long-term debt, business acquisitions, the purchase and retirement of shares of the Company’s common stock and in the future are also expected to be used for the Company’s dividend program.

At December 31, 2016, the Company had an unrestricted cash balance of $37.4 million, an increase of $36.8 million from December 31, 2015. Omega Protein’s annual revenues and its resulting liquidity are highly dependent on annual fish catch, production yields, selling prices for its products and inventories available for sale. Omega Protein’s average selling price for its animal nutrition products for 2016 was consistent with the average selling price for 2015.  Omega Protein’s average per unit cost of sales for its animal nutrition ingredients for 2016 was 1% lower than its average per unit cost of sales for 2015.

The aggregate amount of the Company’s outstanding indebtedness as of December 31, 2016 was $1.1 million compared to $24.1 million as of December 31, 2015.  The Company will be required to use a portion of its cash flows to pay principal and interest on its debt, which will reduce the amount of money the Company has for operations, capital expenditures, expansion, acquisitions or general corporate or other business activities. In addition, the covenants contained in the Company’s debt agreements limit its ability to borrow money in the future for acquisitions, capital expenditures or to meet the Company’s operating expenses or other general corporate obligations. See “Item 1A. Risk Factors – Risks Relating to the Company’s Operations. The Company currently has a relatively small amount of indebtedness, but if that indebtedness were to increase, it may adversely affect its ability to operate its business, remain in compliance with debt covenants and make payments on its debt.”

As of December 31, 2016, the Company has contracted through energy swap derivatives or physical contracts a portion of its estimated 2017 and 2018 energy use.

Source of Capital: Operations

Net operating activities provided cash of $93.7 million and $40.6 million during 2016 and 2015, respectively. The increase in operating cash flow is primarily attributable to increased net income from the sale of animal nutrition segment inventory as a result of increased fish catch in 2015 as compared to 2014 as well as increased fish oil yields in 2016.

Source of Capital: Debt

Net financing activities used cash of $20.7 million and $6.7 million during years ended December 31, 2016 and 2015, respectively. The year ended December 31, 2016 included $33.5 million in debt principal payments, $10.5 million in debt principal borrowings, $2.7 million in proceeds and tax effects received from stock options exercised and $0.4 million in stock repurchases relating to employee returns of restricted stock to the Company in satisfaction of withholding taxes. The year ended December 31, 2015 included $67.6 million in debt principal payments, $56.7 million in debt principal borrowings, $7.1 million in proceeds and tax effects received from stock options exercised, $1.0 million in debt issuance costs related to the refinancing of credit facilities and $1.9 million in stock repurchases relating to employee returns of restricted stock to the Company in satisfaction of withholding taxes.

On August 20, 2015 (the “Closing Date”), the Company and certain subsidiaries entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A. and BMO Harris Bank, N.A.) (collectively, the “Lenders”) pursuant to which the Lenders agreed to extend credit to the Company in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $125.0 million in the aggregate (the “Commitment”), with $95.0 million of such Commitment allocated to Revolving A Loans to be made to the Company or Omega Protein in U.S. Dollars or Alternative Currencies (as such term is defined in the Loan Agreement) and $30.0 million of such Commitment allocated to Revolving B Loans to be made to the Company and certain subsidiaries, including Bioriginal Food & Science, in U.S. Dollars or Canadian Dollars. The Commitment includes a sub-facility for swingline loans up to an amount not to exceed $10.0 million, a sub-facility for standby letters of credit issued for the account of the Company or Omega Protein up to an amount not to exceed $20.0 million, a sub-facility for standby or commercial letters of credit issued for the account of Bioriginal Food & Science up to an amount not to exceed $7.5 million and an accordion feature that allows the Company to increase the amount of the Commitment up to an additional $75.0 million, subject to the further commitments of the Lenders and other customary conditions precedent. The Loan Agreement amended and restated the Company’s existing senior secured credit facility (the “Prior Loan Agreement”). The proceeds of the Loan Agreement were and will be used to (a) refinance existing debt under the Prior Loan Agreement, (b) pay fees and expenses incurred in connection with the refinancing of the Prior Loan Agreement and the entry into the Loan Agreement, (c) refinance certain debt owing to HSBC Bank Canada pursuant to an agreement that has been terminated, and (d) provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.

Any Loans will bear interest as follows:

●

Revolving A Loans and Revolving B Loans denominated in U.S. Dollars will bear interest, at the election of the Company, at (a) the Base Rate (defined as a fluctuating rate equal to the highest of: (x) the rate of interest most recently announced by the Agent as its “prime rate,” (y) the Federal Funds Rate plus 1.00% and (z) a rate determined by the Agent to be 1.50% above daily one month LIBOR (except during certain periods of time)) plus the Applicable Margin (as defined in the Loan Agreement), or (b) a rate per annum determined by the Agent to be equal to LIBOR in effect for the applicable interest period plus the Applicable Margin.

●

Revolving A Loans denominated in Alternative Currencies will bear interest at a rate per annum determined by the Agent to be equal to LIBOR in effect for the applicable interest period plus the Applicable Margin.

●

Revolving B Loans denominated in Canadian Dollars will bear interest at (a) the Canadian Prime Rate (defined as a fluctuating rate equal to the highest of (y) the rate of interest most recently announced by the Agent as its reference rate in effect for determining interest rates for Canadian Dollar denominated commercial loans in Canada and (z) a rate determined by the Agent to be 1.50% above daily one month CDOR plus the Applicable Margin) or (b) CDOR plus the Applicable Margin.

●	Swingline Loans shall bear interest at the Base Rate plus the Applicable Margin.

All obligations of the Company under the Loan Agreement are secured by a first priority lien (subject to Permitted Liens, as defined in the Loan Agreement) against all assets of each of the Company and certain subsidiaries (other than certain excluded property, including property pledged to secure loans from the national fisheries finance program). Collateral provided by (a) the Company and its U.S.-domiciled subsidiaries shall guarantee or secure, as applicable, all of the obligations under the Loan Agreement and other Loan Documents and (b) Bioriginal Food & Science and, if applicable, its subsidiaries, shall only guarantee or secure, as applicable, obligations of Bioriginal Food & Science in respect of Revolving B Loans.

The Loan Agreement requires the Company to comply with various affirmative and negative covenants affecting the Company’s businesses and operations. In addition, the Loan Agreement requires the Company to comply with the following financial covenants:

●

The Company is required to maintain on a consolidated basis Tangible Net Worth equal to at least the sum of the following: (a) $170,000,000, plus (b) 50% of net income (if positive, with no deduction for losses) earned in each quarterly accounting period commencing after December 31, 2014, plus (c) 75% of the net proceeds from any Equity Interests (as defined in the Loan Agreement) issued after the Closing Date, plus (d) 100% of any increase in stockholders’ equity resulting from the conversion of debt securities to Equity Interests after the Closing Date.

●	The Company is required to maintain on a consolidated basis a Consolidated Total Leverage Ratio of not greater than 3.00 to 1.00. This ratio will be calculated at the end of each fiscal quarter.

●

The Company is required to maintain on a consolidated basis a Consolidated Fixed Charge Coverage Ratio of at least 1.25 to 1.00. This ratio will be calculated at the end of each fiscal quarter. The Company’s ability to repurchase shares of its common stock or pay cash dividends on its common stock is contingent on the Company’s pro forma compliance with this ratio after giving effect to such repurchase or dividend.

As of December 31, 2016, the Company was in compliance with all financial covenants under the Loan Agreement. All Loans and all other obligations outstanding under the Loan Agreement shall be payable in full in August 2020.

As of December 31, 2016 and December 31, 2015, the Company had $0 and $22.9 million outstanding under the Loan Agreement and approximately $8.6 million and $7.8 million in letters of credit as of December 31, 2016 and 2015, respectively. The Company has no off-balance sheet arrangements other than normal operating leases and standby letters of credit. For a more detailed description of the Loan Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015.

In March 2015, Bioriginal Food & Science Europe extended the terms of its credit facility with ING Commercial Finance B.V. which provides borrowings up to an amount based on accounts receivable and inventory balances, and matures on March 31, 2018.  Advances are repayable on demand and bear interest payable monthly at 1.75% + EURIBOR (currently 1.67%).  This credit facility is secured by accounts receivable and inventory of Bioriginal Food & Science Europe to a maximum of 85% of accounts receivable and 60% of inventory.  This credit facility contains cross default provisions and other covenants.  As of December 31, 2016 and 2015, Bioriginal Food & Science Europe had $1.1 million and $1.2 million outstanding under this credit facility, respectively, which is included in current maturities.

Uses of Capital: Capital Investments

The Company’s investing activities consist mainly of capital expenditures for equipment purchases, replacements, vessel refurbishments, plant expansions, fish oil refining processes and technology. The Company made capital expenditures of approximately $36.4 million and $34.9 million, including $0.1 million and $0.6 million of capitalized interest, for 2016 and 2015, respectively. The Company anticipates making approximately $40 million to $50 million in capital expenditures during 2017, excluding capitalized interest, primarily for the expansion of production capabilities, refurbishment of vessels and plant assets, regulatory and environmental requirements and for the repair of certain equipment. Additional investment opportunities or requirements may arise during the year, which could cause capital expenditures to exceed this range.

Use of Capital: Acquisitions

The Company from time to time considers potential transactions including, but not limited to, the acquisition of other businesses. Certain of the potential transactions reviewed by the Company would, if completed, result in its entering new lines of business, although historically, these opportunities have been generally related in some manner to the Company’s existing operations or which have added new nutritional products or capabilities to the Company’s product lines. Depending on the size of the acquisition, the Company would expect to finance the transaction using internally generated cash flows and its current credit agreements, or, if necessary, equity or new debt financings. The Company cannot assure that such financings will be available on acceptable terms, if at all.

On September 5, 2014, the Company acquired all of the outstanding equity of Bioriginal Food & Science pursuant to the terms of a Share Purchase Agreement. Bioriginal Food & Science is now a wholly owned subsidiary of the Company.   At closing, the Company assumed approximately $21.5 million of Bioriginal Food & Science’s indebtedness and paid an aggregate cash purchase price for the equity of Bioriginal Food & Science of $46.5 million and received $0.1 million during 2015 related to the finalization of the closing working capital adjustment. Of the cash purchase price amount, $14.0 million was initially funded by debt and $32.5 million was funded with cash on hand. See Note 2 – Acquisition of Bioriginal Food & Science Corp to the consolidated financial statements included in Item 8.

Use of Capital: Financing

In May 2016, the Company announced a share repurchase program of up to $40 million over the next 3 years. The Company can suspend or terminate the program at any time. No shares have been repurchased under the program to date and in February 2017 the Company suspended the repurchase of shares under its share repurchase program in connection with its previously announced strategic review of its human nutrition segment.

In January 2017, the Company announced a dividend program under which the Company intends to pay a regular quarterly cash dividend to the holders of the Company’s stock.

Use of Capital: Contractual Obligations

The following tables aggregate information about the Company’s contractual obligations and other commercial commitments (in thousands) as of December 31, 2016:

	Payments Due by Period
		Less than	1 to 3	4 to 5	After 5
Contractual Obligations	Total	1 year	years	years	years

Debt	$1,097	$1,097	$—	$—	$—
Interest on debt	19	19	—	—	—
Operating lease obligations	8,614	2,618	4,336	1,453	207
Pension funding (1)	6,915	480	1,975	1,810	2,650
Total Contractual Obligations	$16,645	$4,214	$6,311	$3,263	$2,857

(1)	Represents estimated future contributions to the plan based on the expected return on plan assets and assumptions regarding discount rates

The Company believes that the existing cash, cash equivalents, cash flow from operations and funds available through the Loan Agreement described above will be sufficient to meet its working capital and capital expenditure requirements through the next twelve months.

Recently Issued Accounting Standards

For additional information on changes in accounting principles and new accounting principles, see Note 1 to the consolidated financial statements included in Item 8 – Financial Statements and Supplementary Data.

Critical Accounting Policies and Estimates

The methods, estimates and judgments used in applying the Company’s critical accounting policies have a significant impact on the results reported in the Consolidated Financial Statements. The SEC has defined the critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and operating results, and requires the Company to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are highly uncertain at the time of estimation. Based on this definition, the Company’s most critical policies include: valuation of inventory (Notes 1 and 6), valuation of losses related to Jones Act and worker’s compensation insurance claims (Note 1), valuation of income and deferred taxes (Notes 1 and 13), valuation of property, plant and equipment including impairments (Note 9), valuation of pension plan obligations (Notes 1 and 15) and the valuation of goodwill and other intangible assets (Notes 1 and 10).

Specifically with respect to fish related inventory, Omega Protein’s per unit cost of production is estimated prior to the beginning of each fishing season based on total estimated fishing costs (including off-season costs) divided by estimated total units of production. Omega Protein adjusts the cost of sales, unallocated inventory cost pool and inventory balances at the end of the second, third and fourth quarters based on revised estimates of total units of production to total inventoriable costs. The cost per unit of production for the 2016 fishing season increased 2.6% from the third quarter of 2016 to the fourth quarter of 2016 due to less than anticipated fish catch and production. For the most part, Omega Protein begins selling its current season’s production during the second quarter and sells that production through the second quarter of the following year.

The Company does not amortize goodwill or indefinite-lived intangible assets but performs tests for impairment annually, or when an event occurs or circumstance change that indicate that the carry value of a reporting unit that includes goodwill is greater than the fair value of that reporting unit, utilizing a fair value approach at the reporting unit level. The Company determines fair value using widely accepted valuation techniques, including the income approach which estimates the fair value of its reporting units based on the future discounted cash flows, and the market approach which estimates the fair value of its reporting units based on comparable market prices. In testing for an impairment of goodwill, the Company estimates the fair value of its reporting units to which goodwill relates and compares it to the carrying value (book value) of the assets and liabilities related to those businesses.

All of the Company’s goodwill and other intangible assets are the result of acquisitions in the human nutrition segment. This segment is comprised of three reporting units, 1) Bioriginal Food & Science, 2) WSP and 3) Cyvex. For the quantitative testing performed the following table summarizes the carrying amount of goodwill and other indefinite lived intangibles and the extent to which those values exceed their respective calculated fair values (in thousands):

Reporting Unit	Goodwill	Percent Fair Value Exceeds Carrying Value	Other Indefinite Lived Intangibles	Percent Fair Value Exceeds Carrying Value
Bioriginal Food & Science	26,347	4%	3,245	(1)

(1)

In conjunction with the impairment testing performed as of June 30, 2016 and December 31, 2016, other indefinite lived intangibles were estimated to be impaired by $0.5 million. After this impairment was recorded, fair value approximated carrying value as of December 31, 2016.

Key assumptions in the fair value calculation of Bioriginal Food & Science reporting unit include moderate sales growth during the forecasted periods relative to historical results which approach a long-term terminal growth rate that approximates an inflationary index. The Company currently expects to achieve the revised assumed sales growth as compared to recent actual results through the ability to penetrate new markets primarily through expansion of the reporting unit’s liquid coconut product line. Additional key assumptions include improved profitability results during the forecasted period as compared to recent actual results due to favorable changes in product mix, minimal expected capital investment to achieve assumed growth, and the discount rate. Considering the level of sensitivity with respect to the key assumptions, if the Company does not (i) adequately anticipate changes in its customers’ demand for products, (ii) maintain sales volumes with significant customers, (iii) successfully penetrate new markets, or (iv) price products at appropriate margins above production or procurement costs, its future cash flows may fail to meet the Company’s cash flow projections. If currently unanticipated material capital investments are required, the Company may also fail to meet current cash flow projections. Increases in the risk free rate could also adversely affect the reporting unit’s assumed weighted average cost of capital. All of these factors could reduce the estimated fair value of the reporting unit and could potentially result in a material impairment in a subsequent period.

The Company utilizes the asset and liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. The Company believes that the deferred tax assets recorded as of December 31, 2016, net of the valuation allowance, are realizable through future reversals of existing taxable temporary differences and future taxable income. If the Company were to subsequently determine that it would be able to realize deferred tax assets in the future in excess of the net recorded amount, an adjustment to deferred tax assets would increase earnings for the period in which such determination was made. The Company will continue to assess the adequacy of the valuation allowance on a quarterly basis. Any changes to the estimated valuation allowance could be material to the consolidated financial condition and results of operations.

The Company also has other key accounting policies and accounting estimates relating to the allowance for doubtful accounts (Note 1), valuation of shares-based compensation (Note 15) and energy swap valuations (Notes 17).  The Company believes that these key accounting policies and accounting estimates either do not generally require the Company to make estimates and judgments that are as difficult or as subjective as its critical accounting policies, or it is less likely that they would have a material impact on the Company’s reported results of operations for a given period.

For all financial statement periods presented, there have been no material modifications to the application of these critical accounting policies.

Seasonal and Quarterly Results

Omega Protein’s menhaden harvesting and processing business is seasonal in nature. Omega Protein generally has higher sales during the third quarter of each fiscal year due to increased product availability and customer demand. Additionally, due to differences in gross profit margins for Omega Protein’s various products, any variation in the mix of product sales between quarters may result in significant variations of total gross profit margins. These margins may also be affected by changes in costs from year to year and month to month, which includes variations in production yields. Similarly, from time to time Omega Protein defers sales of inventory, which may affect comparable period comparisons. As a result, the Company’s quarterly operating results have fluctuated in the past and may fluctuate in the future.

In addition, inventory is generally carried over from one year to the next year, and Omega Protein generally begins selling its current season’s production late in the second quarter and sells that production until the second quarter of the following year. Costs can change meaningfully from one season to the next. For example, decreased fish catch and changes in cost components of Omega Protein’s 2016 production resulted in higher standard costs for inventory for that season as compared to 2015 production. This resulted in an increase in per unit cost of production of 6%.

Further, Omega Protein’s per unit cost of production is estimated prior to the beginning of each fishing season based on total estimated fishing costs (including off-season costs) divided by estimated total units of production. Omega Protein adjusts the cost of sales, unallocated inventory cost pool and inventory balances at the end of the second, third and fourth quarters based on revised estimates of total units of production to total inventoriable costs. Changes in estimates from one quarter to the next can have a significant impact on operating results. As an example, for the quarter ended December 31, 2016, standard cost for 2016 inventory, for which sales commenced largely in the third quarter of 2016, was increased and all previous sales of 2016 inventory production were adjusted during the quarter ended December 31, 2016. The prior period impact of the change in standard cost to the quarter ended December 31, 2016 is estimated to be approximately $1.4 million.

Item 7A. Quantitative and Qualitative Disclosure About Market Risk.

The Company is exposed to market risk associated with diesel, natural gas, propane and potentially Bunker C fuel oil.  To partially mitigate this risk, the Company has forward contracted a portion of its expected diesel and natural gas usage for 2017, 2018 and 2019 (contracted subsequent to December 31, 2016). For 2017, the Company is exposed to market risk associated with increases in diesel, natural gas, propane and potentially Bunker C fuel oil prices related to the portion not covered by swaps or held in material and supplies inventory as of December 31, 2016. As an example, if energy prices related to these products were to increase by 10%, the energy cost related to the exposed 2017 portion would increase approximately $0.3 million, thus impacting the cost per unit of production.

Although the Company sells products in foreign countries, most of the Company’s revenues and costs are billed and paid for in US dollars. As a result, management does not believe that the Company is exposed to significant foreign country currency exchange risk. The Company had not historically utilized market risk sensitive instruments to manage its exposure to this risk but began to do so to a limited extent in 2015.

In the normal course of business, the financial condition of the Company is exposed to minimal market risk associated with interest rate movements on the Company’s borrowings.  In the past, to mitigate this risk, the Company has entered into interest rate swap agreements to effectively lock-in the LIBOR component of certain debt instruments.  However, no interest rate swap agreements are currently in effect. As of December 31, 2016, $1.1 million of the Company’s indebtedness was subject to variable interest rates. A one percent increase or decrease in the levels of interest rates on variable rate debt would not result in a material change to the Company’s results of operations.

For a more complete discussion of risk factors, please see Item 1A. Risk Factors.

Item 8. Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Omega Protein Corporation:

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of Omega Protein Corporation and its subsidiaries (the “Company”) at December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15 (a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2016, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 1, 2017

OMEGA PROTEIN CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$37,412	$661
Receivables, net	38,796	40,489
Inventories, net	108,711	119,994
Deferred tax asset, net	3,390	3,422
Prepaid expenses and other current assets	4,707	4,496
Total current assets	193,016	169,062
Property, plant and equipment, net	188,624	176,089
Goodwill	26,347	38,127
Other intangible assets, net	17,504	20,107
Other assets, net	5,764	3,818
Total assets	$431,255	$407,203

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$1,097	$1,214
Accounts payable	17,099	15,876
Accrued liabilities	37,928	33,254
Total current liabilities	56,124	50,344
Long-term debt, net of current maturities	—	22,882
Deferred tax liability, net	29,068	27,844
Pension liabilities, net	5,659	6,048
Other long-term liabilities	3,717	4,915
Total liabilities	94,568	112,033

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 22,579,626 and 22,371,179 shares issued and 22,411,695 and 22,221,027 shares outstanding at December 31, 2016 and 2015, respectively	223	220
Capital in excess of par value	155,761	151,250
Retained earnings	192,150	159,243
Treasury stock, at cost – 167,931 and 150,152 shares at December 31, 2016 and 2015, respectively	(2,894)	(2,505)
Accumulated other comprehensive loss	(8,553)	(13,038)
Total stockholders’ equity	336,687	295,170
Total liabilities and stockholders’ equity	$431,255	$407,203

The accompanying notes are an integral part of the consolidated financial statements.

OMEGA PROTEIN CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Years Ended December 31,
	2016	2015	2014

Revenues	$390,831	$359,311	$308,635
Cost of sales	276,932	260,408	231,018
Gross profit	113,899	98,903	77,617

Selling, general, and administrative expense	41,094	40,859	31,516
Research and development expense	2,598	3,283	2,277
Impairment of goodwill and other intangible assets	12,126	4,495	4,718
Loss related to plant closure	2,306	6,650	7,058
Charges related to U.S. Attorney investigation	1,832	—	—
Loss on disposal of assets	331	1,827	462
Operating income	53,612	41,789	31,586

Interest expense	(414)	(1,498)	(1,331)
(Loss) gain on foreign currency	(1,828)	(1,217)	262
Other expense, net	(282)	(479)	(310)
Income before income taxes	51,088	38,595	30,207
Provision for income taxes	18,181	14,620	11,746
Net income	$32,907	$23,975	$18,461

Other comprehensive income (loss):
Foreign currency translation adjustment net of tax benefit (expense) of ($180), $956, and $493, respectively	334	(1,776)	(915)
Energy swap adjustment, net of tax benefit (expense) of ($1,762), ($67) and $1,247, respectively	3,273	125	(2,316)
Pension benefits adjustment, net of tax benefit (expense) of ($473), $286 and $763, respectively	878	(531)	(1,417)
Comprehensive income	$37,392	$21,793	$13,813
Basic earnings per share (See Note 12)	$1.47	$1.10	$0.87
Weighted average common shares outstanding	21,934	21,307	20,562
Diluted earnings per share (See Note 12)	$1.46	$1.07	$0.85
Weighted average common shares and potential common share equivalents outstanding	22,219	21,732	21,168

The accompanying notes are an integral part of the consolidated financial statements.

OMEGA PROTEIN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net income	$32,907	$23,975	$18,461
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,665	24,529	22,017
Loss related to plant closures	1,621	4,533	2,029
Loss on disposal of assets	331	1,827	462
Impairment of goodwill and other intangible assets	12,126	4,495	4,718
Provisions for losses on receivables	188	206	48
Share based compensation	1,852	2,353	2,378
Deferred income taxes	(479)	1,399	2,195
Unrealized loss (gain) on foreign currency fluctuations, net	1,828	1,217	(262)
Changes in assets and liabilities:
Receivables	797	(4,457)	(696)
Inventories	10,554	(22,957)	16,531
Prepaid expenses and other current assets	974	58	493
Other assets	(2,215)	(2,041)	1,464
Accounts payable	888	(6,934)	4,943
Accrued liabilities	6,982	10,276	(9,498)
Pension liability, net	489	142	(159)
Other long-term liabilities	(779)	2,007	(202)
Net cash provided by operating activities	93,729	40,628	64,922
Cash flows from investing activities:
Capital expenditures	(36,424)	(34,888)	(44,123)
Proceeds from disposition of assets	143	235	290
Acquisition of Bioriginal Food & Science, net of cash acquired	—	—	(46,388)
Net cash used in investing activities	(36,281)	(34,653)	(90,221)
Cash flows from financing activities:
Principal payments of long-term debt	(33,460)	(67,611)	(35,080)
Proceeds from long-term debt	10,500	56,709	24,950
Debt issuance costs	—	(980)	—
Treasury stock repurchase	(389)	(1,910)	(595)
Proceeds from stock options exercised	1,668	4,983	2,245
Excess tax benefit of equity compensation transactions	994	2,069	1,150
Net cash used in financing activities	(20,687)	(6,740)	(7,330)
Net increase (decrease) in cash and cash equivalents	36,761	(765)	(32,629)
Translation effect on cash	(10)	(4)	—
Cash and cash equivalents at beginning of year	661	1,430	34,059
Cash and cash equivalents at end of year	$37,412	$661	$1,430

OMEGA PROTEIN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

(Dollars in thousands)

	Years Ended December 31,
	2016	2015	2014
Supplemental cash flow information:
Cash paid during the year for:
Interest	$191	$1,956	$1,870
Income taxes	$22,101	$4,543	$16,419

The accompanying notes are an integral part of the consolidated financial statements.

OMEGA PROTEIN CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands)

					Accumulated
			Capital in		Other	Treasury	Total
	Common Stock		Excess of	Retained	Comprehensive	Stock	Stockholders’
	Shares	Amount	Par Value	Earnings	Income (Loss)	Amount	Equity
Balance at December 31, 2013	20,804	$203	$136,428	$116,807	$(6,208)	$—	$247,230

Issuance of common stock	428	4	3,392	—	—	—	3,396

Restricted stock activity	356	3	2,035	—	—	(595)	1,443
Comprehensive income :
Net income	—	—	—	18,461	—	—	18,461
Other comprehensive income:
Foreign currency translation adjustment, net of tax benefit of $493	—	—	—	—	(915)	—	(915)
Energy swap adjustment, net of tax benefit of $1,247	—	—	—	—	(2,316)	—	(2,316)
Pension benefits adjustment, net of tax benefit of $763	—	—	—	—	(1,417)	—	(1,417)

Balance at December 31, 2014	21,588	$210	$141,855	$135,268	$(10,856)	$(595)	$265,882

Issuance of common stock	706	7	5,632	—	—	—	5,639

Restricted stock activity	77	3	3,763	—	—	(1,910)	1,856
Comprehensive income:
Net income	—	—	—	23,975	—	—	23,975
Other comprehensive income:
Foreign currency translation adjustment, net of tax benefit of $956	—	—	—	—	(1,776)	—	(1,776)
Energy swap adjustment, net of tax expense of $67	—	—	—	—	125	—	125
Pension benefits adjustment, net of tax benefit of $286	—	—	—	—	(531)	—	(531)

Balance at December 31, 2015	22,371	$220	$151,250	$159,243	$(13,038)	$(2,505)	$295,170

Issuance of common stock	192	2	2,394	—	—	—	2,396

Restricted stock activity	17	1	2,117	—	—	(389)	1,729
Comprehensive income:
Net income	—	—	—	32,907	—	—	32,907
Other comprehensive income:
Foreign currency translation adjustment, net of tax expense of $180	—	—	—	—	334	—	334
Energy swap adjustment, net of tax expense of $1,762	—	—	—	—	3,273	—	3,273
Pension benefits adjustment, net of tax expense of $473	—	—	—	—	878	—	878

Balance at December 31, 2016	22,580	$223	$155,761	$192,150	$(8,553)	$(2,894)	$336,687

The accompanying notes are in integral part of the consolidated financial statements.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

  SUMMARY OF OPERATIONS AND BASIS OF PRESENTATION

Business Description

Omega Protein Corporation (the “Company”) is a nutritional products company that develops, produces and delivers products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. The Company operates through two industry segments: animal nutrition and human nutrition.

The animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“Omega Protein”) and Omega Shipyard, Inc. (“Omega Shipyard”). Omega Protein, the Company’s principal operating subsidiary, is the successor to a business conducted since 1913. Omega Protein produces and markets a variety of products produced from menhaden (a herring-like species of fish found in commercial quantities in the U.S. coastal waters of the Atlantic Ocean and Gulf of Mexico), including specialty fish meal, crude and refined fish oils and fish solubles. Omega Protein’s fish meal products are primarily used as a protein ingredient in animal feed for swine, aquaculture and household pets. Fish oil is used primarily for animal and aquaculture feeds, as well as additives to human food products and dietary supplements. Omega Protein’s fish solubles are sold primarily to bait manufacturers and for use as an organic fertilizer. Omega Protein’s business is seasonal in nature and generally has higher revenues during the third quarter of each fiscal year. A portion of Omega Protein’s production is transferred to the human nutrition segment where it is further processed and sold. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for Omega Protein’s fishing fleet.

The human nutrition segment operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of four subsidiaries: Bioriginal Food & Science Corp. (“Bioriginal Food & Science”), Wisconsin Specialty Protein, L.L.C. (“WSP”), Cyvex Nutrition, Inc. (“Cyvex”) and InCon Processing, L.L.C. (“InCon”). Bioriginal Food & Science, acquired by the Company in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by the Company in February 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex is located in Irvine, California and is a supplier for the food and nutraceutical industries. InCon is located in Batavia, Illinois and is a specialty processor that utilized molecular distillation technology to purify and concentrate Omega-3 fish oils and, subject to outside demand and excess capacity, a variety of other compound products for third-party tolling customers. In March 2016, as part of its strategy to focus on non-concentrated omega-3 oils instead of concentrated omega-3 oils, the Company decided to exit its Batavia, Illinois oil concentration facility. In September 2016, the Company entered into an agreement to sell most of the assets of InCon, and that sale closed in October 2016. For additional information on the sale of these assets and the closure of the Batavia facility, see Note 2 – Plant Closures.

Consolidation

The consolidated financial statements include the accounts of Omega Protein Corporation and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Financial Statement Preparation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Company’s financial statements and the accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual amounts, when available, could differ from those estimates and those differences could have a material effect on the financial statements.

Revenue Recognition

The Company derives revenue principally from the sales of a variety of protein and oil products derived from menhaden. In addition and as a result of its acquisitions of Cyvex, InCon, WSP and Bioriginal Food & Science, the Company’s revenues include sales of dietary supplements and food ingredients and products. The Company recognizes revenue for the sale of its products when price is established, collectability is reasonably assured and risk and rewards of ownership of its products and title are transferred to the customer.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Shipping and Handling

Amounts billed to customers associated with shipping and handling are included in revenues and the related costs are included in cost of sales. For 2016, 2015 and 2014, $10.2 million, $10.3 million and $10.3 million of shipping and handling costs are included in cost of sales, respectively.

Cash and Cash Equivalents

The Company considers cash in banks and short-term investments with original maturities of three months or less as cash and cash equivalents.

Allowances for Doubtful Accounts

The Company’s receivables are recorded at net realizable value. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. The Company considers the following factors when determining if collection is reasonably assured: customer credit worthiness, past transaction history with the customer, and changes in customer payment terms. If the Company has no previous experience with the customer, the Company typically obtains reports from credit organizations to ensure that the customer has a history of paying its creditors. The Company may also request financial information, including financial statements or other documents (e.g., bank statements), or may obtain a letter of credit from the customer to ensure that the customer has the means of making payment. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required.

Inventories

Omega Protein’s fishing season runs from mid-April to the first of November in the Gulf of Mexico and from the beginning of May into November or December in the Atlantic. Government regulations generally preclude Omega Protein from fishing during the off-seasons.

Omega Protein’s inventory cost system considers all costs associated with an annual fish catch and its processing, both variable and fixed, including both costs incurred during the off-season and during the fishing season. Omega Protein’s costing system allocates cost to inventory quantities on a per unit basis as calculated by a formula that considers total estimated inventoriable costs for a fishing season (including off-season costs) to total estimated units of production and the relative fair market value of the individual products produced. Omega Protein adjusts the cost of sales, off-season costs and inventory balances at the end of each quarter based on revised estimates of total inventoriable costs and units of production. Omega Protein’s lower-of-cost-or-market-value analyses at year-end and at interim periods compare the total estimated per unit production cost of Omega Protein’s expected production to the projected per unit market prices of the products. The impairment analyses involve estimates of, among other things, future fish catches and the related cost, and expected commodity prices for the fish products as well as projected purchase commitments from customers. These estimates, which management believes are reasonable and supportable, involve estimates of future activities and events which are inherently imprecise and from which actual results may differ materially from the Company’s estimates.

During the off-seasons, in connection with the upcoming fishing seasons, Omega Protein incurs costs (e.g., plant and vessel related labor, utilities, rent, repairs, and depreciation) that are directly related to Omega Protein’s infrastructure. These costs accumulate in inventory and are applied as elements of the cost of production of Omega Protein’s products throughout the fishing season ratably based on Omega Protein’s monthly units of production and the expected total units of production for the season.

Any costs incurred during abnormal downtime related to activity at Omega Protein’s plants are charged to expense as incurred.

The human nutrition segment generally uses FIFO for inventory it manufactures and for nutraceutical inventory. The Company’s inventory is stated at the lower of cost and net realizable value.

Business Interruption Insurance Proceeds

The Company recorded a receivable in December 2015 of approximately $0.3 million in proceeds, net of deductible, from its business interruption insurance coverage provider related to an incident causing downtime at one of its Gulf of Mexico production facilities in July 2014. The proceeds were calculated based on lost inventory production. Given that the Company experienced a slight decrease in production as a result of the incident some of which would have been sold in 2015, the proceeds related to lost inventory production were recognized as an increase in revenues.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Insurance

Omega Protein carries insurance for certain losses relating to its vessels and Jones Act liabilities for employees aboard its vessels. Omega Protein records gross insurance reserves by using an estimation process that considers Company-specific and industry information as well as management’s experience, assumptions and consultation with counsel. These reserves include estimated settlement costs. In addition, insurance receivables are recorded for those portions of the claims in excess of Company insurance policy annual aggregate deductibles and stop losses. Management’s current estimated range of liabilities related to such cases is based on claims for which management can estimate the amount and range of loss. For those claims where there may be a range of loss, Omega Protein has recorded an estimated liability inside that range, based on management’s experience, assumptions and consultation with counsel. The process of estimating and establishing reserves for these claims is inherently uncertain and the actual ultimate net cost of a claim may vary materially from the estimated amount reserved. There is some degree of inherent variability in assessing the ultimate amount of losses associated with these claims due to the extended period of time that transpires between when a claim occurs and the full settlement of the claim. This variability is generally greater for Jones Act claims by vessel employees. Omega Protein evaluates loss estimates associated with claims and losses as additional information becomes available and revises its estimates. Although management believes estimated reserves related to these claims are adequately recorded, it is possible that actual results could significantly differ from the recorded reserves, which could materially impact Omega Protein’s business, financial condition or results of operations.

The Company is primarily self-insured for health insurance. The Company purchases individual stop loss coverage with a large deductible. As a result, the Company is primarily self-insured for claims and associated costs up to the amount of the deductible, with claims in excess of the deductible amount being covered by insurance. Expected claims estimates are based on health care trend rates and historical claims data; actual claims may differ from those estimates. The Company evaluates its claims experience related to this coverage with information obtained from its risk management consultants.

Assumptions used in preparing these insurance estimates are based on factors such as claims settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness. Together these factors will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to both analyze and adjust the Company’s insurance loss reserves.

In addition to the above insurance policies, the Company maintains insurance coverage for property, inventory, workers compensation, general liability, product liability and other items. The nature and extent of the insurance coverage varies by line of policy.

Research and Development

Costs incurred in research and development activities are expensed as incurred.

Income Taxes

The Company utilizes the asset and liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. The Company believes that the deferred tax assets recorded as of December 31, 2016, net of the valuation allowance, are realizable through future reversals of existing taxable temporary differences and future taxable income. If the Company were to subsequently determine that it would be able to realize deferred tax assets in the future in excess of the net recorded amount, the adjustment would increase earnings for the period in which such determination was made. The Company will continue to assess the adequacy of the valuation allowance on a quarterly basis. Any changes to the estimated valuation allowance could be material to the consolidated financial condition and results of operations. For additional information, see Note 13 – Income Taxes.

Accounting for the Impairment of Long-Lived Assets

The Company evaluates at each balance sheet date the continued appropriateness of the carrying value of its long-lived assets, including its long-term receivables, property, plant and equipment and definite-lived intangible assets. The Company reviews long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of any such assets or grouping of assets may not be recoverable. The Company has grouped certain assets together (primarily marine vessels) for impairment testing on a fleet basis. If indicators of impairment are present, management evaluates the undiscounted cash flows estimated to be generated by those assets or grouping of assets compared to the carrying amount of those items. The net carrying value of assets or grouping of assets not recoverable is reduced to fair value. The Company considers continued operating losses, or significant and long-term changes in business conditions, to be its primary indicators of a potential impairment.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Property, Equipment and Depreciation

Property and equipment additions are recorded at cost. Depreciation of property and equipment is computed by the straight-line method at rates expected to amortize the cost of property and equipment, net of salvage value, over their estimated useful lives. Estimated useful lives, determined at the date of acquisition, of new assets acquired are based primarily on the review of existing property and equipment as well as other factors. Estimated useful lives are as follows:

	Useful Lives
	(years)

Stainless steel equipment		25
Fishing vessels and fish processing plants	15	-	20
Machinery, equipment, furniture and fixtures and other	3	-	10

Replacements and major improvements are capitalized and amortized over a period of 5 to 15 years. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the accounts. Any resulting gains or losses are included in the statement of comprehensive income.

The Company reviews its assets for impairment when events or changes in circumstances indicate that an asset’s carrying amounts may not be recoverable. In connection with this review, assets are grouped at the lowest level at which identifiable cash flows are largely independent of other asset groupings. Among others, the Company considers continued operating losses, or significant and long-term changes in business conditions, to be indicators of a potential impairment. If the estimated undiscounted future cash flows are not sufficient to support the asset’s recorded value, an impairment charge is recognized to reduce the carrying amount of the long-lived asset to its estimated fair value.

Plant Closure

Property, plant and equipment impairments related to the closure of the Cameron, Louisiana and Batavia, Illinois plants are made in accordance with the impairment of long-lived assets policy. Employee severance related charges have been recognized to the extent that the amount is probable, measurable and no-future service is expected or for those still employed, recognized pro-rata over the remaining service period. Ongoing clean-up and dismantlement costs will be recognized as incurred unless obligated and measureable by a contractual commitment. See Note 3 – Plant Closures for additional information related to the charges incurred.

Acquisitions, Goodwill and Other Intangible Assets

Goodwill is measured as the excess of the cost of an acquisition over the sum of the amounts assigned to the fair value of tangible and intangible assets acquired less liabilities assumed. The determination of the fair value of the intangible assets acquired involves certain judgments and estimates. These judgments can include, but are not limited to, the cash flows that an asset is expected to generate in the future and the appropriate weighted average cost of capital.

The Company does not amortize goodwill or indefinite-lived intangible assets but performs tests for impairment annually, or when indications of potential impairment exist, utilizing a fair value approach at the reporting unit level. The Company determines fair value using widely accepted valuation techniques, including the income approach which estimates the fair value of its reporting units based on the future discounted cash flows, and the market approach which estimates the fair value of its reporting units based on comparable market prices. In testing for a potential impairment of goodwill, the Company estimates the fair value of its reporting units to which goodwill relates and compares it to the carrying value (book value) of the assets and liabilities related to those businesses.

All of the Company’s goodwill and other intangible assets are the result of acquisitions in the human nutrition segment. This segment is comprised of three reporting units, 1) Cyvex, 2) WSP and 3) Bioriginal Food & Science.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The Company amortizes other intangible assets with determinable lives over their estimated useful lives. The Company records an impairment charge on these assets when it determines that their carrying value may not be recoverable. The carrying value is not recoverable if it exceeds the undiscounted future cash flows resulting from the use of the asset and its eventual disposition. When there is existence of one or more indicators of impairment, the Company measures any impairment of intangible assets based on a projected discounted cash flow method using a discount rate determined by the Company’s management to be commensurate with the risk inherent in its business model. The Company’s estimates of future cash flows attributable to its other intangible assets require significant judgment based on the Company’s historical and anticipated results and are subject to many factors. See Note 10 - Goodwill and Other Intangible Assets for more information about goodwill and other intangible assets.

Pension Plan

The Company records the overfunded or underfunded status of defined benefit pension and postretirement plans as an asset or liability in its statement of financial position and changes in that funded status in the year in which the changes occur through other comprehensive income. The Company also measures the funded status of a plan as of the date of its year-end statement of financial position. The Company’s policy is to fund its pension plan at amounts not less than the minimum requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”).

In 2002, the Board of Directors authorized a plan to freeze the Company’s pension plan in accordance with ERISA rules and regulations so that new employees, hired after July 31, 2002, are not eligible to participate in the pension plan and further benefits no longer accrue for existing participants. The freezing of the pension plan had the effect of vesting all existing participants in their pension benefits in the plan. See Note 15 – Benefit Plans for additional information related to the Company’s pension plans.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments, interest and energy swap transactions, and pension benefits adjustments, including recognition of actuarial losses. The Company presents comprehensive income (loss) in its consolidated statements of comprehensive income and consolidated statements of stockholders’ equity.

Accumulated Other Comprehensive Gain (Loss)

The components of accumulated other comprehensive gain (loss) included in stockholders’ equity are as follows:

Changes in Accumulated Other Comprehensive Gain (Loss) by Component

(in thousands)

	Gains and Losses On Cash Flow Hedges		Defined Benefit Pension Items	Foreign currency Translation adjustment	Total
Beginning balance December 31, 2015	$(2,012)		$(8,335)	$(2,691)	$(13,038)
Other comprehensive gain (loss) before reclassifications	1,968		(9)	334	2,293
Amounts reclassified from accumulated other comprehensive loss (a)	1,305	(b)	887	—	2,192
Net current-period other comprehensive income	3,273		878	334	4,485
Ending balance December 31, 2016	$1,261		$(7,457)	$(2,357)	$(8,553)

(a)	This accumulated other comprehensive income component is reclassified to the unallocated inventory cost pool in the period when the energy consumption takes place.
(b)	This accumulated other comprehensive income component is included in the computation of net periodic pension costs as amortization of actuarial loss which are explained in more detail in Note 15.

Changes in Accumulated Other Comprehensive Loss by Component

(in thousands)

	Gains and Losses On Cash Flow Hedges		Defined Benefit Pension Items	Foreign currency Translation adjustment	Total
Beginning balance December 31, 2014	$(2,137)		$(7,804)	$(915)	$(10,856)
Other comprehensive loss before reclassifications	(1,958)		(1,311)	(1,776)	(5,045)
Amounts reclassified from accumulated other comprehensive loss (c)	2,083	(d)	780	—	2,863
Net current-period other comprehensive income (loss)	125		(531)	(1,776)	(2,182)
Ending balance December 31, 2015	$(2,012)		$(8,335)	$(2,691)	$(13,038)

(c)	This accumulated other comprehensive income component is reclassified to the unallocated inventory cost pool in the period when the energy consumption takes place.
(d)	This accumulated other comprehensive income component is included in the computation of net periodic pension costs as amortization of actuarial loss which are explained in more detail in Note 15.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company’s customer base generally remains consistent from year to year. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company maintains reserves for potential credit losses and such losses have historically been within management’s expectations. At December 31, 2016, the Company had cash deposits in a few major banks.

Earnings per Share

Basic earnings per share is calculated by dividing net income allocated to common shares outstanding by the weighted average number of shares of common stock outstanding. Diluted earnings per share assumes the exercise of stock options provided the effect is not anti-dilutive.

The Company grants certain incentive compensation awards, including restricted stock, to employees and non-employee directors that are considered to be participating securities. Due to the presence of participating securities, the Company has calculated its earnings per share using the two-class method. See Note 12 – Reconciliation of Basic and Diluted per Share Data.

Stock-Based Compensation

The Company has a stock-based compensation plan, which is described in more detail in Note 15 – Benefit Plans.

Foreign Currency Translations

All amounts are expressed in U.S. Dollars unless otherwise indicated. The U.S. Dollar is the functional currency of Bioriginal Food & Science’s Canadian-based subsidiaries (“Bioriginal Food & Science Canada”). Monetary assets and liabilities denominated in foreign currencies are translated into U.S. Dollars at exchange rates in effect at the balance sheet date. Non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenue and expenses are translated at average rates in effect in the period of the transaction. Foreign exchange gains and losses are included in the consolidated statement of comprehensive income.

The Euro is the functional currency of Bioriginal Food & Science’s Netherlands-based subsidiaries (“Bioriginal Food & Science Europe”). The operations of these subsidiaries are considered self-sustaining and their financial statements are translated into U.S. Dollars using the current rate method. Under this method, all assets and liabilities are translated to U.S. Dollars at exchange rates in effect at the balance sheet date and all revenue and expenses are translated at rates in effect at the time of the transactions. Exchange gains and losses arising from this translation, representing the net unrealized foreign currency translation gain (loss) on the Company's net investment in its self-sustaining subsidiaries, are recorded in the accumulated other comprehensive income (loss) component of stockholders' equity. Adjustments to the accumulated other comprehensive income (loss) account are not recorded in the consolidated statement of comprehensive income until realized through an addition or reduction in the Company's net investment in such operations.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) and the International Accounting Standards Board jointly issued new accounting guidance for recognition of revenue. In August 2015, the FASB issued guidance deferring the effective date to years beginning after December 15, 2017, and interim periods within those years. This new guidance replaces virtually all existing U.S. GAAP guidance on revenue recognition. The underlying principle is that the entity will recognize revenue to depict the transfer of goods and services to customers at an amount that the entity expects to be entitled to in the exchange of goods and services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of time value of money in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In December 2016, the FASB issued amendments to Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The amendments allow entities not to make quantitative disclosures about remaining performance obligations in certain cases and require entities that use any of the new or previously existing optional exemptions to expand their qualitative disclosures. It also makes additional technical corrections and improvements to the new revenue standard. The guidance will be effective with the same date and transition requirements as those in ASC 606.

The ASC is effective for the Company beginning January 1, 2018. The Company is continuing to evaluate the standard’s impact on its consolidated results of operations and financial condition. The Company has conducted initial contract reviews of the most significant contracts and is currently developing a project plan to conduct detailed contract reviews to determine necessary adjustments to existing accounting policies and to support a complete evaluation of the standard’s impact on the Company’s consolidated results of operations and financial condition. For the majority of the Company’s revenue arrangements, transactions are not accounted for under industry-specific guidance that will be superseded by the ASC and generally consist of a single performance obligation to transfer promised goods. Additionally, there are expanded disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers for which the Company is also developing as it works through the project plan.

Given the Company’s assessment is still in progress, the Company is still evaluating the potential impact of the implementation of this new guidance on the Company’s consolidated financial position or results of operations. The Company currently anticipates utilizing the modified retrospective method of adoption on January 1, 2018.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The ASU eliminates the second step in the goodwill impairment test which requires an entity to determine the implied fair value of the reporting unit’s goodwill. Instead, an entity should recognize an impairment loss if the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, with the impairment loss not to exceed the amount of goodwill allocated to the reporting unit. The standard is effective for annual and interim goodwill impairment tests conducted in fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is considering the effect of ASU No. 2017-04 on the Company’s consolidated results of operations, financial position and related disclosures.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230) – Classification of Certain Cash Receipts and Cash Payments. This ASU is intended to clarify the presentation of cash receipts and payments in specific situations. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2017, including interim periods within those annual periods, and early application is permitted. The Company is currently reviewing the effect of ASU No. 2016-15 on the Company’s consolidated results of operations, financial position and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses.  ASU 2016-13 was issued to provide more decision-useful information about the expected credit losses on financial instruments and any changes to the loss impairment methodology. ASU 2016-13 will be effective for the Company on January 1, 2020 using a modified retrospective adoption method. The impact of the adoption of ASU 2016-13 is not expected to have a significant impact on the Company’s consolidated results of operations, financial position and related disclosures.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation.  ASU 2016-09 was issued as part of the FASB’s simplification initiative and affects all entities that issue share-based payment awards to their employees. ASU 2016-09 covers accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. ASU 2016-09 will be effective for the Company as of January 1, 2017. The adoption of ASU 2016-09 could lead to future volatility on the Company’s effective tax rate as well as classification changes on the consolidated statement of cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases, which is intended to improve the reporting of leasing transactions to provide users of financial statements with more decision-useful information. ASU 2016-02 will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The Company will adopt ASU 2016-02 on January 1, 2019 and is assessing its potential impact on the Company’s consolidated results of operations, financial position and related disclosures.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which amends existing guidance on income taxes to require the classification of all deferred tax assets and liabilities as non-current on the balance sheet.  The Company is required to adopt this ASU no later than January 1, 2018, with early adoption permitted, and the guidance may be applied either prospectively or retrospectively.  The Company’s adoption of ASU No. 2015-17 is not expected to have a material impact on the Company’s consolidated results of operations, financial position and related disclosures.

NOTE 2. ACQUISITION OF BIORIGINAL FOOD & SCIENCE CORP.

A. Description of the Transaction

In September 2014, the Company acquired all of the issued and outstanding equity of Bioriginal Food & Science pursuant to the terms of a Share Purchase Agreement (“Purchase Agreement”) and Bioriginal Food & Science became a wholly owned subsidiary of the Company and is included as part of the Company’s human nutrition segment.  Bioriginal Food & Science is a leading supplier of plant and marine based specialty oils to the food and nutraceutical industries across North America, Europe and Asia.

B. Recording of Assets Acquired and Liabilities Assumed

In connection with its acquisition of Bioriginal Food & Science, the Company paid an aggregate purchase price of $70.5 million, plus a working capital adjustment of $0.7 million, to the sellers as follows: (i) $46.5 million in cash to the sellers, (ii) assumption of approximately $21.5 million of Bioriginal Food & Science’s indebtedness, and (iii) issuance of 238,377 shares of restricted common stock of the Company valued at approximately $3.2 million (based on a 30-day average closing price) to certain sellers (the “Management Sellers”). The restrictions on the shares will terminate, with certain exceptions, on the third anniversary of the closing date and are subject to the terms and conditions of the Purchase Agreement; see Note - 1 Significant Accounting Policies Summary of Operations and Basis of Presentation for more information on Restricted Stock. The Purchase Agreement also provides for a performance-based earn-out. As of December 31, 2016, $3.5 million Canadian Dollars are to be paid in September 2017 to the Management Sellers for achieving certain adjusted EBITDA targets for Bioriginal Food & Science during calendar years 2014 through 2016; see Note 16 – Commitments and Contingencies for additional information. During 2015, the Company received $0.1 million related to the finalization of the closing working capital adjustment.

The Company incurred approximately $2.8 million in pretax transaction costs directly related to the acquisition that were expensed and included in selling, general and administrative expense in the consolidated statement of comprehensive income for the year ended December 31, 2014. The acquisition costs consisted primarily of legal, advisory, valuation, and other consulting fees. The transaction has been accounted for using the acquisition method of accounting which requires, among other things, that all assets acquired and liabilities assumed from acquisitions be recognized at their fair values as of the acquisition date. Any excess of the purchase price over the fair values of the net assets acquired are recorded as goodwill. The following table shows the allocation of the purchase price (in thousands):

Cash	$93
Accounts receivable	15,072
Inventories	20,309
Other current assets, net including prepaid expenses	1,820
Property, plant, and equipment	3,026
Identifiable intangible assets (a)	16,987
Liabilities assumed	(38,288)
Total identifiable net assets	19,019
Goodwill	27,462
Total consideration	$46,481

(a)	See Note 10 – Goodwill and Other Intangible Assets.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Specifically, the goodwill recorded as part of the acquisition of Bioriginal Food & Science includes the following:

● the expected synergies and other benefits that the Company believes may result from combining the operations of Bioriginal Food & Science with the operations of the Company’s human nutrition segment,

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

● any intangible assets that do not qualify for separate recognition, and

● the value of the going-concern element of Bioriginal Food & Science’s existing business (the higher rate of return on the assembled collection of net assets over the acquisition of all the net assets separately).

See Note 10 - Goodwill and Other Intangible Assets, for more information about goodwill and other intangible assets.

C. Unaudited Pro Forma Financial Information

The unaudited financial information in the table below summarizes the combined results of operations of the Company and Bioriginal Food & Science on a pro forma basis, as though the companies had been combined as of January 1, 2014. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had actually taken place on January 1, 2014 and is not intended to be a projection of future results or trends.

	Revenue	Net income
	(in thousands)
Bioriginal Food & Science from September 5, 2014 – December 31, 2014	$36,014	$352
2014 supplemental pro forma from January 1, 2014 – December 31, 2014	$387,659	$19,958

NOTE 3. PLANT CLOSURES

Batavia Plant

As part of a strategic review that began in late 2015 and as a result of operating results that did not meet expectations, we re-assessed our business strategy to produce and sell concentrated menhaden fish oils. During this assessment, sales efforts were reduced and the Company determined that the carrying values of certain assets located at our facility in Batavia, Illinois were no longer recoverable. In March 2016, the Company decided to exit this facility. In September 2016, the Company entered into an agreement to sell substantially all of the assets of InCon at the Batavia facility for $0.5 million in the form of a note receivable, and that sale closed on October 3, 2016.

The following table shows all charges related to the plant closure that have been recorded in the Company’s consolidated statements of comprehensive income during 2016 and 2015:

	2016	2015
	(in thousands)
Impairment of property, plant and equipment	$1,734	$4,158
Write-off material and supplies inventory	575	—
Employee severance costs	611	—
Estimated decommissioning costs	(375)	375
Other closure costs	74	—
Total loss related to plant closure	$2,619	$4,533

Pursuant to the sale agreement, the purchaser assumed InCon’s lease and ongoing tolling agreement obligations. As a result, previously recognized accruals for estimated decommissioning costs were reversed and a gain was recognized during 2016.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Cameron Plant

In December 2013, the Company effectively closed its menhaden fish processing plant located in Cameron, Louisiana and re-deployed certain vessels from that facility to the Company’s other Gulf Coast facilities located in Abbeville, Louisiana and Moss Point, Mississippi. In conjunction with the closure, the following charges were incurred in the Company’s consolidated statements of comprehensive income during 2016, 2015, 2014 and from December 2013 to date:

	2016	2015	2014	December 2013 to December 31, 2016
	(in thousands)
Impairment of property, plant and equipment	$—	$—	$3,126	$7,922
Write-off material and supplies inventory	—	—	53	150
Employee severance costs	—	—	387	732
Estimated decommissioning costs	—	—	—	250
Other ongoing closure costs not attributable to future production	(313)	2,117	3,492	6,405
Total loss (gain) related to plant closure	$(313)	$2,117	$7,058	$15,459

In June 2016, the Company and its landlord agreed on the mutual termination of the lease for the Cameron facility pursuant to which the Company has no further ongoing lease payment or other obligations for the property. As a result of the termination of the lease, previously recognized accruals for ongoing contractual obligations were reversed and a gain was recognized during 2016.

NOTE 4. INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

Segment Information

The Company evaluates and reviews its results of operations in two segments: animal nutrition and human nutrition. These segments are managed separately and information on each segment is used by the chief operating decision makers as they make decisions about the Company’s overall resource allocation and assess performance. Key measurements include revenue growth, profitability and return on invested capital.

The animal nutrition segment is primarily comprised of the Company’s fishing related assets. These assets produce fish meal, oil and solubles that are sold primarily to animal nutrition customers. A portion of the Company’s fish oil is also partially refined and transferred at cost to the human nutrition segment where it is further refined for sale to the human nutrition market. The human nutrition segment is comprised of assets used to produce, procure, market and sell products, including plant oils, dairy proteins, fish oils and nutraceuticals to human nutrition markets.

The tables below present information about reported segments for 2016, 2015 and 2014 (in thousands). All cash and cash equivalent balances have been included in the identifiable assets of the unallocated segment.

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$262,550	$128,281	$—	$390,831
Cost of sales	164,624	112,308	—	276,932
Gross profit	97,926	15,973	—	113,899
Selling, general and administrative expense (including research and development)	2,437	17,005	24,250	43,692
Impairment of goodwill and intangible assets	—	12,126	—	12,126
(Gain) loss related to plant closure	(313)	2,619	—	2,306
Charges related to U.S. Attorney investigation	1,832	—	—	1,832
Loss on disposal of assets	331	—	—	331
Operating income (loss)	$93,639	$(15,777)	$(24,250)	$53,612
Depreciation and amortization	$19,401	$5,437	$827	$25,665
Identifiable assets	$248,690	$137,830	$44,735	$431,255
Capital expenditures	$31,776	$1,731	$2,917	$36,424

(1) Excludes revenue from internal customers of $0.8 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

2015	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (2)	$220,145	$139,166	$—	$359,311
Cost of sales	139,023	121,385	—	260,408
Gross profit	81,122	17,781	—	98,903
Selling, general and administrative expense (including research and development)	2,512	19,759	21,871	44,142
Impairment of goodwill and intangible assets	—	4,495	—	4,495
Loss related to plant closure	2,117	4,533	—	6,650
Loss on disposal of assets	855	972	—	1,827
Operating income (loss)	$75,638	$(11,978)	$(21,871)	$41,789
Depreciation and amortization	$17,880	$6,048	$601	$24,529
Identifiable assets	$239,936	$161,878	$5,389	$407,203
Capital expenditures	$27,996	$4,400	$2,492	$34,888

(2) Excludes revenue from internal customers of $2.5 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

2014	Animal Nutrition	Human Nutrition(3)	Unallocated	Total
Revenue (4)	$243,797	$64,838	$—	$308,635
Cost of sales	171,146	59,872	—	231,018
Gross profit	72,651	4,966	—	77,617
Selling, general and administrative expense (including research and development)	2,249	11,148	20,396	33,793
Impairment of goodwill and intangible assets	—	4,718	—	4,718
Loss related to plant closure	7,058	—	—	7,058
Loss on disposal of assets	265	197	—	462
Operating income (loss)	$63,079	$(11,097)	$(20,396)	$31,586
Depreciation and amortization	$17,338	$4,070	$609	$22,017
Identifiable assets	$211,283	$166,619	$2,213	$380,115
Capital expenditures	$19,125	$22,949	$2,049	$44,123

(3) Includes revenues and related expenses for Bioriginal Food & Science from September 5, 2014 through December 31, 2014.

(4) Excludes revenue from internal customers of $2.1 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

A reconciliation of total segment operating income to total earnings from operations before income taxes for the years ended December 31, 2016, 2015, and 2014 is presented below (in thousands):

	Years ended December 31,
	2016	2015	2014
Operating income for reportable segments	$53,612	$41,789	$31,586
Interest expense	(414)	(1,498)	(1,331)
(Loss) gain on foreign currency	(1,828)	(1,217)	262
Other expense, net	(282)	(479)	(310)
Income before income taxes	$51,088	$38,595	$30,207

Geographical and Other Information

The Company’s export sales were approximately $183 million, $130 million, and $147 million in 2016, 2015 and 2014, respectively. Such sales were made primarily to Asian, European and Canadian markets. In 2016, 2015 and 2014, sales to the Company’s top customer were approximately $37.7 million, $35.6 million and $26.6 million, respectively

The following table shows the geographical distribution of revenues (in millions) based on location of customers:

	Years Ended December 31,
	2016		2015		2014
	Revenues	Percent	Revenues	Percent	Revenues	Percent
U.S.	$207.7	53.1%	$229.0	63.7%	$161.8	52.4%
Asia (1)	73.3	18.8	54.9	15.3	58.5	19.0
Europe	75.6	19.4	50.2	14.0	69.5	22.5
Canada	29.5	7.5	21.2	5.9	16.1	5.2
Mexico	1.5	0.4	2.6	0.7	1.9	0.6
South & Central America	2.8	0.7	0.6	0.2	0.6	0.2
Other	0.4	0.1	0.8	0.2	0.2	0.1
Total	$390.8	100.0%	$359.3	100.0%	$308.6	100.0%

(1)	Of this amount, China comprised approximately $44.7 million, $35.3 million and $35.9 million for the years ended December 31, 2016, 2015 and 2014, respectively.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The following table sets forth the Company’s revenues by product (in millions) and the approximate percentage of total revenues represented thereby, for the indicated periods:

	Years Ended December 31,
	2016		2015		2014
	Revenues	Percent	Revenues	Percent	Revenues	Percent
Animal Nutrition Revenues
Fish meal	$169.7	43.4%	$152.4	42.5%	$147.1	47.7%
Fish oil	65.5	16.8	39.3	10.9	70.8	22.9
Refined fish oil	25.1	6.4	23.8	6.6	22.2	7.2
Fish solubles and other	2.2	0.6	4.6	1.3	3.7	1.2
Subtotal of Animal Nutrition	262.5	67.2	220.1	61.3	243.8	79.0

Human Nutrition Revenues
Specialty oils	101.0	25.8	113.7	31.6	41.1	13.3
Dairy protein products	16.9	4.3	12.9	3.6	11.7	3.8
Other nutraceutical ingredients	10.4	2.7	12.6	3.5	12.0	3.9
Subtotal of Human Nutrition	128.3	32.8	139.2	38.7	64.8	21.0

Total	$390.8	100.0%	$359.3	100.0%	$308.6	100.0%

NOTE 5. RECEIVABLES, NET

Receivables, net are summarized below (in thousands):

	December 31, 2016	December 31, 2015
Trade	$32,137	$32,179
Insurance	4,600	6,769
Income tax	2,258	1,133
Other	538	976
Total accounts receivable	39,533	41,057
Less allowance for doubtful accounts	(737)	(568)
Receivables, net	$38,796	$40,489

NOTE 6. INVENTORY

The major classes of inventory are summarized below (in thousands):

	December 31, 2016	December 31, 2015
Fish meal	$30,511	$37,308
Fish oil	24,191	25,600
Fish solubles	834	696
Unallocated inventory cost pool (including off-season costs)	8,090	7,807
Other nutraceutical products	3,648	6,393
Bioriginal Food & Science products	24,699	24,024
Dairy protein products	6,424	8,447
Other materials and supplies	10,314	9,719
Total inventory	$108,711	$119,994

The elements of December 31, 2016 unallocated inventory cost pool include Omega Protein’s plant and vessel related labor, utilities, rent, repairs and depreciation, to be allocated to 2017 fishing season production.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 7. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets are summarized below (in thousands):

	December 31, 2016	December 31, 2015
Prepaid insurance	$1,707	$2,317
Product deposits	—	767
Selling expenses	82	50
Leases	334	119
Energy swap	1,565	—
Other prepaids and expenses	1,019	1,243
Total prepaid expenses and other current assets	$4,707	$4,496

Amounts included in prepaid expenses and other current assets consist primarily of prepaid operating expenses including insurance, rents, and selling expenses. Prepaid selling expenses are expensed in those periods in which the related revenue is recognized.

NOTE 8. OTHER ASSETS, NET

Other assets, net are summarized below (in thousands):

	December 31, 2016	December 31, 2015
Fish nets, net of accumulated amortization of $1,069 and $1,003	$1,346	$1,193
Insurance receivables	2,571	1,369
Debt issuance costs	861	1,150
Energy swap	372	—
Note receivable	319	—
Asset held for sale	91	—
Deposits and other	204	106
Total other assets, net	$5,764	$3,818

Amortization expense for fishing nets amounted to approximately $1.1 million, $1.2 million, and $1.3 million for the years ended December 31, 2016, 2015 and 2014, respectively.

As of December 31, 2016 and 2015, insurance receivables primarily relate to Jones Act claims for employees aboard its vessels. This estimated amount is recorded gross of estimated claims which may be due to claimants and is included in accrued insurance liabilities.

The Company carries insurance for certain losses relating to its fishing vessels and Jones Act liability for employees aboard its vessels (collectively, “Vessel Claims Insurance”). The typical Vessel Claims Insurance policy contains an annual aggregate deductible (“AAD”) for which Omega Protein remains responsible, while the insurance carrier is responsible for all applicable amounts which exceed the AAD. It is Omega Protein’s policy to accrue current amounts due and record amounts paid out on each claim. Once payments exceed the AAD, Omega Protein records an insurance receivable for a given policy year.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net are summarized below (in thousands):

	December 31, 2016	December 31, 2015
Land	$9,458	$9,407
Plant assets	206,897	207,249
Fishing vessels	127,149	114,453
Furniture and fixtures	15,240	12,315
Construction in progress	23,134	13,793
Total property and equipment	381,878	357,217
Less accumulated depreciation and impairment	(193,254)	(181,128)
Property, plant and equipment, net	$188,624	$176,089

Depreciation expense for 2016, 2015 and 2014 was $22.3 million, $21.1 million and $19.5 million, respectively.

The Company capitalizes interest as part of the acquisition cost of a qualifying asset. Interest is capitalized only during the period of time required to complete and prepare the asset for its intended use. For 2016, 2015 and 2014, the Company capitalized interest of approximately $0.1 million, $0.6 million and $0.6 million, respectively.

NOTE 10. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is measured as the excess of the cost of an acquisition over the sum of the amounts assigned to the fair value of tangible and intangible assets acquired less liabilities assumed. All of the Company’s goodwill and other intangible assets are the result of acquisitions in the human nutrition segment.

Goodwill is tested annually for impairment, and whenever an event occurs or circumstances change that would more likely than not indicate that the carrying value of a reporting unit that includes goodwill is greater than the fair value of that reporting unit. Determining whether an indicator of impairment has occurred during an interim period involves a significant amount of judgment.  During the interim periods, qualitative factors such as deterioration in general economic conditions, changes in the market for an entity’s products or services, declines in actual or planned revenue or earnings compared with actual and projected results of relevant prior periods, among others, are evaluated to determine if a triggering event which would result in a potential impairment has occurred. In determining fair value of a reporting unit, the Company uses various approaches including an income approach, which is considered to be a Level 3 fair value measurement.

Wisconsin Specialty Protein

In 2015, the Company completed its annual assessment of the WSP reporting unit’s goodwill for potential impairment and estimated that the fair value of the reporting unit exceeded its carrying value by $2.5 million or 12%. Key assumptions and sensitivities related to that assessment are more fully explained in Note 10 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2015. During the first six months of 2016, this reporting unit experienced gross profits and operating income lower than was assumed in the December 31, 2015 analysis. While dairy protein product sales grew, several relatively higher-margin products did not grow as rapidly as was anticipated in the forecast prepared as of December 31, 2015. As a result, the Company re-assessed and revised several key assumptions in its forecast for WSP. The revised assumptions included (i) lower sales growth rates, (ii) a change in the product mix that generally increased the portion of sales from relatively lower margin products, and (iii) a reduction in the long-term growth rate used in the terminal year. This resulted in a new forecast for WSP that was lower than the forecast prepared as of December 31, 2015. Based on (i) the modest excess of estimated fair value over carrying value at December 31, 2015, (ii) actual results that were less than forecast for the six months ended June 30, 2016, and (iii) a lower forecast, the Company determined that triggering events had occurred and there was sufficient evidence to indicate the need to perform an interim test for impairment of goodwill. The results of the interim test for impairment, which included the revised outlook for the business, indicated that the carrying amount of the reporting unit exceeded its fair value and the Company recorded a charge of $11.6 million to impair the goodwill for this reporting unit. The interim testing also concluded that the fair value of the reporting unit’s other indefinite-lived intangible assets (trade names) exceeded its $1.1 million carrying value by 39% and no impairment was necessary. However, as a result of actual performance being below original forecasts, changes in the mix of products sold and changes in retail customer behavior in the marketplace for the trade name, the Company determined the trade name for the reporting unit is no longer considered an indefinite-lived asset and began amortizing it during the quarter ended September 30, 2016.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Bioriginal Food & Science

During the second quarter of 2016, the Company completed its annual impairment testing of goodwill and indefinite life intangible assets related to its acquisition of Bioriginal Food & Science in September 2014. As of June 30, 2016, the calculated fair value of Bioriginal Food & Science’s trade name exceeded its $3.8 million carrying value by 21% and the calculated fair value of the reporting unit exceeded its carrying value by 26%. Therefore, impairment of these assets was not necessary. As of June 30, 2016, the Company did not consider the carrying value of these assets to be at risk due to the level of anticipated profitability of Bioriginal Food & Science. Key assumptions in the fair value calculation include sales volumes and prices, the portion of sales attributable to trade names, the cost and availability of raw materials and the discount rate. Projections used at the time of the annual impairment assessment were commensurate with historical trends and assumed generally steady growth during the projection period.

During the fourth quarter of 2016, the Company updated its forecast as part of its annual planning process, taking into account current marketplace trends and revised expectations of future product and customer sales. As a result, the Company revised several key assumptions in its forecast for the Bioriginal Food & Science reporting unit. The revised assumptions as compared to the annual assessment included (i) lower sales volumes for certain products, primarily due to slower than anticipated growth in customer demand and (ii) reduced pricing and margins for certain products due to changing market conditions. This resulted in a new forecast for Bioriginal Food & Science that was lower than the forecast prepared for the annual goodwill assessment completed in the quarter ended June 30, 2016. Drivers for this lower forecast included an unanticipated decline in order volumes from a large customer and unplanned price decreases on certain core products. Based on (i) the modest excess of estimated fair value over carrying value at June 30, 2016, (ii) actual results that were less than forecast for the third quarter of 2016, and (iii) a lower forecast, the Company determined that triggering events had occurred and there was sufficient evidence to indicate the need to perform an interim test for impairment of goodwill during the quarter ended December 31, 2016. The results of the interim test for impairment, which included the revised outlook for the business, indicated that as of December 31, 2016, the $3.2 million carrying value of Bioriginal Food & Science’s trade name exceeded its calculated fair value by approximately $0.5 million and the Company recorded a charge of $0.5 million to partially impair the trade name of this reporting unit. The calculated fair value of the Bioriginal Food & Science reporting unit exceeded its carrying value by 4%.

Key assumptions in the fair value calculation of the Bioriginal Food & Science reporting unit include moderate sales growth during the forecasted periods relative to historical results which approach a long-term terminal growth rate that approximates an inflationary index. The Company currently expects to achieve the revised assumed sales growth as compared to recent actual results through the ability to penetrate new markets primarily through expansion of the reporting unit’s liquid coconut product line. Additional key assumptions include improved profitability results during the forecasted period as compared to recent actual results due to favorable changes in product mix, minimal expected capital investment to achieve assumed growth, and the discount rate. Considering the level of sensitivity with respect to the key assumptions, if the Company does not (i) adequately anticipate changes in its customers’ demand for products, (ii) maintain sales volumes with significant customers, (iii) successfully penetrate new markets, or (iv) price products at appropriate margins above production or procurement costs, its future cash flows may fail to meet the Company’s cash flow projections. If currently unanticipated material capital investments are required, the Company may also fail to meet current cash flow projections. Increases in the risk free rate could also adversely affect the reporting unit’s assumed weighted average cost of capital. All of these factors could reduce the estimated fair value of the reporting unit and could potentially result in a material impairment in a subsequent period.

In future quarters, the Company will continue to monitor events and circumstances related to Bioriginal Food & Science for any indicators that the carrying value, including goodwill, is greater than the fair value of this reporting unit.

Cyvex and InCon

The 2015 testing related to the Cyvex and InCon reporting unit indicated the carrying value of its customer relations, trade names/secrets and goodwill exceeded their calculated fair values by $0.1 million, $0.6 million and $3.8 million, respectively. The 2014 testing related to the Cyvex and InCon reporting unit indicated the carrying value of its trade names/secrets and goodwill exceeded their calculated fair values by $0.6 million and $4.1 million, respectively. Fair value was determined by utilizing market and income approaches. As a result, impairment charges were recorded through operating income totaling $4.5 million and $4.7 million during 2015 and 2014, respectively. Key assumptions in the fair value calculation include nutraceutical sales volumes and prices, the portion of sales attributable to trade secrets, production costs and the discount rate.

The following table summarizes the changes in the carrying amount of goodwill by reporting unit (in thousands):

	Bioriginal Food & Science	WSP	Cyvex and InCon	Total
January 1, 2015	$27,045	11,614	3,842	$42,501
Impairment	—	—	(3,842)	(3,842)
Foreign currency translation adjustment	(532)	—	—	(532)
December 31, 2015	$26,513	11,614	—	$38,127
Impairment	—	(11,614)	—	(11,614)
Foreign currency translation adjustment	(166)	—	—	(166)
December 31, 2016	$26,347	—	—	$26,347

The following table summarizes the Company’s intangible assets (in thousands):

	Balance at January 1, 2016	Reclassified	Amortization	Impair- ment	Foreign currency translation adjustment	Balance at December 31, 2016
Customer relationships and brand names, net of accumulated amortization of $4,230 and $6,275, respectively	$14,851	1,489	(2,045)	—	(36)	$14,259

Indefinite life intangibles – trade names/secrets and other	5,256	(1,489)	—	(512)	(10)	3,245
Total intangible assets	$20,107	—	(2,045)	(512)	(46)	$17,504

	Balance at January 1, 2015	Amortization	Impairment	Foreign currency translation adjustment	Balance at December 31, 2015
Customer relationships and non-competes, net of accumulated amortization of $2,344 and $4,230, respectively	$17,090	(1,960)	(101)	(178)	$14,851

Indefinite life intangibles – trade names/secrets and other	5,912	—	(552)	(104)	5,256
Total intangible assets	$23,002	(1,960)	(653)	(282)	$20,107

Amortization expense of the Company’s intangible assets for the years ended December 31, 2016, 2015 and 2014 was approximately $2.0 million, $2.0 million and $1.1 million, respectively. The table below shows estimated future amortization expense related to intangible assets (in thousands):

2017	$2,074
2018	2,074
2019	2,074
2020	2,074
2021	1,694
Thereafter	4,269
Total estimated future amortization expense	$14,259

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 11. NOTES PAYABLE AND LONG-TERM DEBT

The Company's long-term debt is summarized in the table below (in thousands):

	December 31,	December 31,
	2016	2015
Amounts due on Loan Agreement in August 2020, interest at a Base Rate, LIBOR, and CDOR plus an applicable margin (1.49% to 2.70% at December 31, 2015)	$—	$22,882
ING Commercial Finance B.V., interest at EURIBOR plus an applicable rate (1.67% at December 31, 2016 and 1.70% at December 31, 2015)	1,097	1,214
Total debt	1,097	24,096
Less current maturities	(1,097)	(1,214)
Long-term debt	$—	$22,882

The estimated fair value of the Company’s total debt at December 31, 2016 and December 31, 2015, based on quoted market prices available to the Company for issuance of similar debt with similar terms (level 2), approximated the carrying value.

On August 20, 2015 (the “Closing Date”), the Company and certain subsidiaries entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A. and BMO Harris Bank, N.A.) (collectively, the “Lenders”) pursuant to which the Lenders agreed to extend credit to the Company in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $125.0 million in the aggregate (the “Commitment”), with $95.0 million of such Commitment allocated to Revolving A Loans to be made to the Company or Omega Protein in U.S. Dollars or Alternative Currencies (as such term is defined in the Loan Agreement) and $30.0 million of such Commitment allocated to Revolving B Loans to be made to the Company and certain subsidiaries, including Bioriginal Food & Science, in U.S. Dollars or Canadian Dollars. The Commitment includes a sub-facility for swingline loans up to an amount not to exceed $10.0 million, a sub-facility for standby letters of credit issued for the account of the Company or Omega Protein up to an amount not to exceed $20.0 million, a sub-facility for standby or commercial letters of credit issued for the account of Bioriginal Food & Science up to an amount not to exceed $7.5 million and an accordion feature that allows the Company to increase the amount of the Commitment up to an additional $75.0 million, subject to the further commitments of the Lenders and other customary conditions precedent. The Loan Agreement amended and restated the Company’s existing senior secured credit facility (the “Prior Loan Agreement”). The proceeds of the Loan Agreement were and will be used to (a) refinance existing debt under the Prior Loan Agreement, (b) pay fees and expenses incurred in connection with the refinancing of the Prior Loan Agreement and the entry into the Loan Agreement, (c) refinance certain debt owing to HSBC Bank Canada pursuant to an agreement that has been terminated, and (d) provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.

In total, Company had $1.2 million in deferred debt issuance costs associated with the Loan Agreement, $0.2 million of which was carried over from the Prior Loan Agreement, on the Consolidated Balance Sheet. As of December 31, 2016 unamortized debt issuance costs included in other assets was $0.9 million.

Any Loans will bear interest as follows:

●

Revolving A Loans and Revolving B Loans denominated in U.S. Dollars will bear interest, at the election of the Company, at (a) the Base Rate (defined as a fluctuating rate equal to the highest of: (x) the rate of interest most recently announced by the Agent as its “prime rate,” (y) the Federal Funds Rate plus 1.00% and (z) a rate determined by the Agent to be 1.50% above daily one month LIBOR (except during certain periods of time)) plus the Applicable Margin (as defined in the Loan Agreement), or (b) a rate per annum determined by the Agent to be equal to LIBOR in effect for the applicable interest period plus the Applicable Margin.

●

Revolving A Loans denominated in Alternative Currencies will bear interest at a rate per annum determined by the Agent to be equal to LIBOR in effect for the applicable interest period plus the Applicable Margin.

●

Revolving B Loans denominated in Canadian Dollars will bear interest at (a) the Canadian Prime Rate (defined as a fluctuating rate equal to the highest of (y) the rate of interest most recently announced by the Agent as its reference rate in effect for determining interest rates for Canadian Dollar denominated commercial loans in Canada and (z) a rate determined by the Agent to be 1.50% above daily one month CDOR plus the Applicable Margin) or (b) CDOR plus the Applicable Margin.

●	Swingline Loans shall bear interest at the Base Rate plus the Applicable Margin.

All obligations of the Company under the Loan Agreement are secured by a first priority lien (subject to Permitted Liens, as defined in the Loan Agreement) against all assets of each of the Company and certain subsidiaries (other than certain excluded property, including property pledged to secure loans from the national fisheries finance program). Collateral provided by (a) the Company and its U.S.-domiciled subsidiaries shall guarantee or secure, as applicable, all of the obligations under the Loan Agreement and other Loan Documents and (b) Bioriginal Food & Science and, if applicable, its subsidiaries, shall only guarantee or secure, as applicable, obligations of Bioriginal Food & Science in respect of Revolving B Loans.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The Loan Agreement requires the Company to comply with various affirmative and negative covenants affecting the Company’s businesses and operations. In addition, the Loan Agreement requires the Company to comply with the following financial covenants:

●

The Company is required to maintain on a consolidated basis Tangible Net Worth equal to at least the sum of the following: (a) $170,000,000, plus (b) 50% of net income (if positive, with no deduction for losses) earned in each quarterly accounting period commencing after December 31, 2014, plus (c) 75% of the net proceeds from any Equity Interests (as defined in the Loan Agreement) issued after the Closing Date, plus (d) 100% of any increase in stockholders’ equity resulting from the conversion of debt securities to Equity Interests after the Closing Date.

●	The Company is required to maintain on a consolidated basis a Consolidated Total Leverage Ratio of not greater than 3.00 to 1.00. This ratio will be calculated at the end of each fiscal quarter.
●

The Company is required to maintain on a consolidated basis a Consolidated Fixed Charge Coverage Ratio of at least 1.25 to 1.00. This ratio will be calculated at the end of each fiscal quarter. The Company’s ability to repurchase shares of its common stock or pay cash dividends on its common stock is contingent on the Company’s pro forma compliance with this ratio after giving effect to such repurchase or dividend.

As of December 31, 2016, the Company was in compliance with all financial covenants under the Loan Agreement. All Loans and all other obligations outstanding under the Loan Agreement shall be payable in full in August 2020.

As of December 31, 2016 and 2015, the Company had $0 and $22.9 million outstanding under the Loan Agreement, respectively, and approximately $8.6 million and $7.8 million in letters of credit as of December 31, 2016 and 2015, respectively. The Company has no off-balance sheet arrangements other than normal operating leases and standby letters of credit. For a more detailed description of the Loan Agreement, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2015.

In March 2015, Bioriginal Food & Science Europe extended the terms of its credit facility with ING Commercial Finance B.V. which provides borrowings up to an amount based on accounts receivable and inventory balances, and matures on March 31, 2018.  Advances are repayable on demand and bear interest payable monthly at 1.75% + EURIBOR (currently 1.67%).  This credit facility is secured by accounts receivable and inventory of Bioriginal Food & Science Europe to a maximum of 85% of accounts receivable and 60% of inventory.  This credit facility contains cross default provisions and other covenants.  As of December 31, 2016 and 2015, Bioriginal Food & Science Europe had $1.1 million and $1.2 million outstanding under this credit facility, respectively, which is included in current maturities.

Annual Maturities

The annual maturities of long-term debt for the five years ending December 31, 2021 and thereafter are as follows (in thousands):

2017	2018	2019	2020	2021	Thereafter
$1,097	$—	$—	$—	$—	$—

NOTE 12. RECONCILIATION OF BASIC AND DILUTED PER SHARE DATA (in thousands except per share data)

For the Years Ended December 31:	2016		2015		2014
Allocation of earnings:
Net income	$32,907		$23,975		$18,461

Income allocated to participating securities	(562)		(626)		(525)
Income allocated to common shares outstanding	$32,345		$23,349		$17,936

Weighted average common shares outstanding	21,934		21,307		20,562

Basic earnings per share		$1.47		$1.10		$0.87

Stock options assumed exercised	285		425		606
Weighted average diluted common shares and potential common share equivalents outstanding	22,219		21,732		21,168

Diluted earnings per share		$1.46		$1.07		$0.85

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Options to purchase the following number of shares of common stock (in thousands) were outstanding during the years ended December 31, 2016, 2015 and 2014 but were excluded from the computation of diluted earnings per share because the adjusted exercise prices of the options based upon the assumed proceeds were greater than the average market price of the shares during that year.

2016	2015	2014
0	0	125

NOTE 13. INCOME TAXES

The components of income before income taxes consist of the following (in thousands):

	Years Ended December 31,
	2016	2015	2014
Domestic	$48,257	$34,598	$30,137
Foreign	2,831	3,997	70
Total income before income taxes	$51,088	$38,595	$30,207

The Company’s provision for income taxes consisted of the following (in thousands):

	Years Ended December 31,
	2016	2015	2014
Current:
State	$1,122	$1,435	$756
U.S.	15,226	8,352	6,029
Foreign	1,805	1,663	188
Deferred:
State	33	(671)	358
U.S.	522	3,889	4,452
Foreign	(527)	(48)	(37)
Provision (benefit) for income taxes	$18,181	$14,620	$11,746

As of December 31, 2016, for state income tax purposes, the Company had $8.2 million in net operating losses expiring in 2017 through 2029.

The following table reconciles the income tax provisions computed using the U.S. statutory rate of 35% for 2016, 2015 and 2014 to the provisions reflected in the financial statements (in thousands).

	Years Ended December 31,
	2016	2015	2014
Taxes at statutory rate	$17,881	$13,508	$10,569
Qualified production activities deduction	(1,564)	(762)	(403)
Non-deductible acquisition costs	—	—	809
Non-deductible U.S. Attorney settlement	420	—	—
Non-deductible officer compensation	616	1,474	382
Other non-deductible expenses	124	199	94
Tax impact of foreign earnings	(22)	(389)	2
State taxes, net of federal benefit	861	775	761
Impact of federal tax credits	(78)	(65)	(147)
Change in deferred tax asset valuation allowance	(48)	98	(33)
Other	(9)	(218)	(288)
Provision (benefit) for income taxes	$18,181	$14,620	$11,746

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Temporary differences and tax credit carryforwards that gave rise to significant portions of deferred tax assets and liabilities as of December 31, 2016 and 2015 are shown below (in thousands):

	2016	2015
Deferred tax assets:
Assets and accruals not yet deductible	$6,750	$6,596
Equity based compensation	1,874	1,626
Net operating loss carryforward	218	205
Intangible assets	2,023	—
Pension liability	4,291	4,764
State income tax	230	334
Valuation allowance	(376)	(423)
Total deferred tax assets	15,010	13,102

Deferred tax liabilities:
Property and equipment	(29,583)	(27,053)
Intangible assets	—	(1,608)
Pension and other retirement benefits	(2,311)	(2,647)
Assets currently deductible	(8,794)	(6,216)
Total deferred tax liabilities	(40,668)	(37,524)
Net deferred tax liability	$(25,678)	$(24,422)

Deferred income tax asset (liability) current	$3,390	$3,422
Deferred income tax asset (liability) non-current	(29,068)	(27,844)
Net deferred tax liability	$(25,678)	$(24,422)

The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. With a few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2014. The Company is not currently under examination by the Internal Revenue Service, the various states or foreign jurisdictions.

Below is a reconciliation of the beginning and ending amount of unrecognized tax benefits, for which the ultimate deductibility is uncertain, as presented in “Other long-term liabilities” on the balance sheet (in thousands):

	2016	2015	2014
Balance at January 1,	$1,122	$1,404	$1,572
Additions for tax positions of prior years	93	205	6
Reductions for tax positions of prior years	—	—	(174)
Additions for tax positions related to the current year	450	3	—
Lapse of statute of limitation	(177)	(490)	—
Balance at December 31,	$1,488	$1,122	$1,404

The final settlement of these uncertain positions could positively or negatively impact the effective tax rate in the period settled. The anticipated change to the tax positions in the next 12 months may decrease by an immaterial amount due to the lapse of the statute of limitations and other voluntary filings by the Company.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company recorded charges of $28,000 in interest and $95,000 in penalties during the year ended December 31, 2016. The Company recorded income of $113,000 in reversed interest charges and income of $62,000 in reversed penalty charges during the year ended December 31, 2015.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 14. ACCRUED LIABILITIES

Accrued liabilities as of December 31, 2016 and 2015 are summarized below (in thousands):

	2016	2015
Insurance	$9,352	$9,751
Reserve for plant closure costs	—	375
Salary and benefits	11,677	9,630
Trade creditors	11,139	7,085
Taxes, other than income tax	523	145
Income tax	943	3,199
Bioriginal earn-out (1)	2,622	—
Energy swap liability, current portion	—	2,849
Deferred revenue (2)	1,299	99
Accrued interest	12	35
Other	361	86
Total accrued liabilities	$37,928	$33,254

(1)	The Bioriginal Food & Science earn-out liability was included in other long-term liabilities as of December 31, 2015 since it is not payable until September 2017.

(2)	Deferred revenue represents payments primarily received from international customers related to revenues which were not recognized until the subsequent period due to revenue recognition criteria.

NOTE 15. BENEFIT PLANS

Defined Contribution Plan

All qualified employees of the Company are covered under the Omega Protein 401(k) Savings and Retirement Plan (the “Plan”) as of December 31, 2016. The Company’s matching contributions to the Plan were approximately $1.4 million, $1.4 million, and $1.2 million during 2016, 2015, and 2014, respectively.

Employees of Bioriginal Food & Science are covered under a separate defined contribution plan. Bioriginal Food & Science’s matching contributions to its plan during 2016, 2015 and from the date the Company acquired Bioriginal Food & Science until December 31, 2014, were $0.2 million, $0.2 million and $0.1 million, respectively.

Pension Plan

Plan benefits are generally based on an employee’s years of service and compensation level. The plan has adopted an excess benefit formula integrated with covered compensation.

        In 2002, the Board of Directors froze the Company’s pension plan in accordance with ERISA rules and regulations so that new employees, after July 31, 2002, are not eligible to participate in the pension plan and further benefits no longer accrue for existing participants. The freezing of the pension plan had the effect of vesting all existing participants in their pension benefits in the plan.

Amounts listed as pension benefits adjustment under the caption “Comprehensive Income” on the Consolidated Statements of Stockholders’ Equity of $0.9 million, $(0.5) million and $(1.4) million for 2016, 2015 and 2014, respectively, represent the change, net of tax, in the portion of the additional pension liability recorded under “Accumulated Other Comprehensive Loss” on the Consolidated Balance Sheet. During 2017, the Company expects total net periodic benefit cost to be approximately $1.4 million. The amounts in accumulated other comprehensive loss that are expected to be recognized as a component of net periodic benefit cost during the 2017 year are as follows (in thousands):

Net Actuarial Loss	$1,196

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The Company’s funding policy is to make contributions as required by applicable regulations. The Company uses a December 31 measurement date for its pension plan. The following tables set forth the benefit obligations, fair value of plan assets, and the funded status of the Company’s pension plan, amounts recognized in the Company’s financial statements, and the principal weighted average assumptions used:

	Years Ended December 31,
	2016	2015
	(in thousands)

Accumulated Benefit Obligations	$24,550	$26,101

Change in Benefit Obligation
Benefit Obligation at beginning of year	$26,101	$27,068
Interest Cost	1,003	917
Actuarial (Gain) Loss	(78)	597
Benefits Paid	(2,476)	(2,481)
Benefit Obligation at end of year	$24,550	$26,101

Change in Plan Assets
Plan Assets at Fair Value at beginning of year	$20,053	$21,693
Actual Return on Plan Assets	757	(317)
Company Contributions	557	1,158
Benefits Paid	(2,476)	(2,481)
Plan Assets at Fair Value at end of year	$18,891	$20,053

Funded Status of the Plan	$(5,659)	$(6,048)

Additional Amounts Recognized in the Statement of Financial Position:
Long-term Liabilities	$(5,659)	$(6,048)

Amounts Recognized in Accumulated Other Comprehensive Loss:
Net Actuarial (Loss) Gain, net of tax	$(7,457)	$(8,335)

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Loss:
Net Actuarial (Loss) Gain, net of tax	$(9)	$(1,311)
Reversal of Amortization Item:
Amortization of Net Loss, net of tax	887	780
Total Recognized in Other Comprehensive Loss, net of tax	$878	$(531)

The Company, in consultations with its actuarial firm, employs a building block approach in determining the assumed long-term rate of return for plan assets. The Company reviews historical market data and long-term historical relationships between equities and fixed income in accordance with the widely-accepted capital market principle that assets with higher volatility generally generate greater returns over the long run. The Company also evaluates current market factors such as inflation and interest rates before it determines long-term capital market assumptions. After taking into account diversification of asset classes and the need to periodically re-balance asset classes, the Company establishes the assumed long-term portfolio rate of return by a building block approach. The Company also reviews peer data and historical returns to check its long-term rate of return for reasonability and appropriateness.

A change in the actuarial assumptions, such as the assumed discount rate, creates deferred actuarial gains or losses. Generally, when the assumed discount rate decreases compared to the prior measurement date, a deferred actuarial loss is created. When the assumed discount rate increases compared to the prior measurement date, a deferred actuarial gain is created. Actuarial gains and losses also are created when actual results differ from assumptions. The net of the deferred gains and losses are amortized to pension expense over the average service life of the remaining plan participants, when it exceeds certain thresholds defined in FASB Accounting Standards Codification (“ASC”) 715-30-35. This approach to amortization of gains and losses has the effect of reducing the volatility of pension expense attributable to investment returns and liability experience. Over time, it is not expected to reduce or increase the pension expense relative to an approach that immediately recognizes losses and gains.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

As a result of the annual review of assumptions, the Company’s 2017 expected return on plan assets was consistent at 7% and the discount rate decreased from 3.99% to 3.81%. The discount rate selected by the Company is consistent with general movements in interest rates. Additionally, the Company performed a yield curve analysis which concluded that when the Citigroup Above Median Double-A Yield Curve is applied to the Plan, it produces a discount rate of 3.81% and the selected discount rate is equal to the yield curve analysis.

	Years Ended December 31,
	2016	2015
Assumptions

Weighted average assumptions used to determine benefit obligations at end of year
Discount Rate	3.81%	3.99%
Long-Term Rate of Return	7.00%	7.00%

	Years Ended December 31,
	2016	2015	2014
Weighted average assumptions used to determine net periodic benefit cost at beginning of year
Discount Rate	3.99%	3.51%	4.36%
Long-Term Rate of Return	7.00%	7.25%	7.25%

	Years Ended December 31,
	2016	2015	2014
Components of net periodic benefit cost:	(in thousands)
Interest cost	$1,003	$917	$1,093
Expected return on plan assets	(847)	(1,107)	(1,194)
Amortization of net loss	1,362	1,187	914

Net periodic benefit cost	$1,518	$997	$813

Plan Assets

The Company’s pension plan weighted-average asset allocations at December 31, 2016 and 2015, by asset category are shown below:

	Plan Assets at
	December 31,
Asset Category	2016		2015
	Actual	Target (1)	Actual	Target (1)
Equity	62.6%	60.0%	62.1%	60.0%
Debt securities	37.4	40.0	37.9	40.0
Total	100.0%	100.0%	100.0%	100.0%

(1) Target is subject to ranges that include the actual allocations.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The fair values of the Company’s pension plan assets by major category are presented below. The fair value of the Company’s plan assets are estimated based on quoted prices for similar instruments in active markets and therefore are categorized, except as noted, as Level 2 of the fair value hierarchy.

	Fair Value of Plan Assets at
	December 31, Fair Value Measurements Using Level 2 (in thousands) (except as noted)
Asset Category	2016		2015

Equity Securities
Large-Cap Growth	$4,031		$4,166
Large Company Value	1,186		1,421
Mid-Cap Growth	646		758
Mid-Cap Value	514		605
Small Company Growth	620		563
Small Company Value	836		782
International	3,094	*	3,104	*
REIT	892		1,061
Fixed Income Securities
U.S. Treasuries	1,120		1,236
U.S. Govt. Agencies	961		1,141
Corporate bonds	2,067		3,120
International fixed income	260		150
Asset-backed securities	990		550
Mortgage-backed securities	1,175		806
Cash Equivalents	500		590
Total	$18,892		$20,053

*Categorized as Level 1 of the fair value hierarchy.

Plan assets are well diversified and managed by independent investment advisors, who are in turn overseen and monitored by an investment advisor engaged by the Investment Committee. The Plan’s investment objective is long-term capital appreciation with a prudent level of risk. The Plan’s Investment Committee periodically completes asset performance studies with the goal of maintaining an optimal asset allocation in order to meet future Plan benefit obligations. The investment objectives of the Plan assets have a long-term focus and the Plan is invested in accordance with prudent investment practices that emphasize long-term investment fundamentals which avoid any significant concentrations of risks.

Equity securities do not include any of the Company’s common stock at December 31, 2016 and 2015, respectively.

Projected Benefit Payments for the years ending December 31, 2017 – 2026

(in thousands)

2017	2018	2019	2020	2021	2022-2026
$1,763	$1,749	$1,735	$1,724	$1,709	$8,100

Expected Contributions during 2017

The Company expects to make contributions of $0.5 million to the pension plan in 2017.

Stock Incentive Plans

On April 13, 2006, the Board of Directors approved the establishment of the Omega Protein Corporation 2006 Incentive Plan (“2006 Incentive Plan”) which was subsequently approved by the Company’s stockholders and became effective on June 7, 2006.

The Company granted stock options under the 2006 Incentive Plan in the form of non-qualified stock options. See “Stock-Based Compensation” regarding the method the Company utilizes to record compensation expense for employee stock options. The Company established the exercise price based on the fair market value of the Company’s stock (as defined in the relevant plan) at the date of grant. Each quarter, the Company reports the potential dilutive impact of stock options in its diluted earnings per common share using the treasury-stock method. Out-of-the-money stock options (i.e., the average stock price during the period is below the strike price of the stock option) are not included in diluted earnings per common share.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The Company has also issued shares of restricted stock under the 2006 Incentive Plan. Holders of shares of restricted stock are entitled to all rights of a stockholder of the Company, including the right to vote the shares and receive any dividends or other distributions. The shares are considered issued and outstanding on the date granted and are included in the basic earnings per share calculation.

On April 21, 2015, the Board of Directors approved the Omega Protein Corporation 2015 Incentive Plan (“2015 Incentive Plan”) which was subsequently approved by the Company’s stockholders and became effective on June 25, 2015. The maximum aggregate number of shares of stock that may be issued with respect to awards under the 2015 Incentive Plan is 1,055,000. Shares of stock of an outstanding award that for any reason expire or are terminated, forfeited or canceled are available for issuance under the 2015 Incentive Plan. Shares withheld for the purchase price of an option or stock appreciation right are not available for issuance under the 2015 Incentive Plan. Awards to be paid solely in cash are not counted against the number of shares of stock available for the issuance of awards under the 2015 Incentive Plan. Shares of stock issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company do not reduce the shares of stock available under the 2015 Incentive Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2015 Incentive Plan and do not reduce the 2015 Incentive Plan’s share reserve as provided herein (subject to the listing requirements of the New York Stock Exchange, as long as the Stock is listed on this exchange or the applicable other exchange requirements on which the Stock is listed).

Stock-Based Compensation

Stock Options

      The Company has issued stock options under the 2006 Incentive Plan. Since no stock options were issued for the years ended December 31, 2016, 2015 and 2014, net income does not include any stock-based compensation costs related to stock options in the consolidated statement of comprehensive income.

A summary of option activity under the plans for years 2016, 2015 and 2014 is shown below (options in thousands):

	2016		2015		2014
	Number of	Weighted	Number of	Weighted	Number of	Weighted
	Shares	Average	Shares	Average	Shares	Average
	Underlying	Exercise	Underlying	Exercise	Underlying	Exercise
	Options	Prices	Options	Prices	Options
Outstanding at beginning of year	643	$7.74	1,349	$7.39	1,786	$6.89
Exercised	(192)	$8.68	(706)	$7.06	(427)	$5.26
Expired	—	—	—	—	(10)	$9.32
Forfeited	—	—	—	—	—	—
Outstanding and exercisable at end of year	451	$7.34	643	$7.74	1,349	$7.39

	Aggregate Intrinsic Value
	2016	2015	2014
	(in thousands)
Options outstanding as of December 31	$7,990	$9,300	$4,665
Options exercisable as of December 31	$7,990	$9,300	$4,665
Options exercised during the year	$2,972	$6,355	$4,050

The following table further describes the Company’s stock options outstanding as of December 31, 2016 (options in thousands).

			Options Outstanding and Exercisable
			Options	Weighted Average
Range of			Outstanding	Remaining	Weighted Average
Exercise Prices			at 12/31/2016	Contractual Life (years)	Exercise Prices
$2.22	to	$4.70	10	3.5	$4.27
$4.71	to	$6.00	10	2.5	$4.77
$6.01	to	$7.55	377	3.9	$6.83
$7.56	to	$10.58	14	5.3	$7.74
$10.59	to	$15.88	40	3.7	$13.41
			451	3.9	$7.34

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Restricted Stock

The Company has issued shares of restricted stock under the 2015 Incentive Plan and 2006 Incentive Plan. Shares of restricted stock have generally vested on the third anniversary of the grant date or in equal installments over three years except for shares of restricted stock granted to non-employee directors which vest six months after the grant date. Non-vested shares are generally forfeited upon the termination of employment or service as a director. Holders of shares of restricted stock are entitled to all rights of a stockholder of the Company, including the right to vote the shares and receive any dividends or other distributions. The non-vested shares are considered participating securities and the Company has calculated earnings per share using the two-class method. See Note 12 – Reconciliation of Basic and Diluted Per Share Data.

     Net income for the years ended December 31, 2016, 2015 and 2014 includes $1.9 million, $2.4 million and $2.0 million ($1.2 million, $1.5 million and $1.3 million after-tax), respectively, of stock-based compensation costs related to restricted stock which are primarily included in selling, general and administrative expenses in the consolidated statement of comprehensive income. As of December 31, 2016, there was approximately $1.7 million ($1.1 million after tax) of unrecognized compensation cost related to non-vested restricted shares that is expected to be recognized over a weighted-average period of 0.7 years. Based on restricted stock issued as of December 31, 2016, share-based compensation expense for fiscal year 2017 is expected to be approximately $1.3 million ($0.8 million after tax).

The following table shows restricted stock (in thousands) granted under the 2015 Incentive Plan to the Company’s employees and non-employee directors for the year ended December 31, 2016:

Date of Restricted	Grant Date
Stock Award	Fair Value	Restricted Shares Granted	Date(s) of Vesting
March 8, 2016	$20.67	49	March 8, 2017, 2018, 2019
June 28, 2016	$18.92	22	December 29, 2016
		71

A summary of the Company’s non-vested restricted stock activity is presented below (shares in thousands).

	2016		2015		2014
	Number of	Wgt. Avg.	Number of	Wgt. Avg.	Number of		Wgt. Avg.
	Non-Vested	Grant Date	Non-Vested	Grant Date	Non-Vested		Grant Date
	Shares	Fair Value	Shares	Fair Value	Shares		Fair Value
Outstanding at beginning of year	378	$13.36	581	$10.56	479		$7.36
Granted	71	$20.12	111	$11.82	356	(1)	$13.60
Vested	(78)	$13.10	(281)	$7.52	(254)		$8.79
Forfeited	(54)	$14.83	(33)	$8.52	—		—
Outstanding at end of year	317	$14.68	378	$13.36	581		$10.56

(1)

In conjunction with the acquisition of Bioriginal Food & Science in September 2014, 238 shares of restricted common stock were issued to the Management Sellers. See Note 2 – Acquisition of Bioriginal Food & Science Corp.

The aggregate intrinsic value of the Company’s outstanding non-vested restricted stock at December 31, 2016, 2015 and 2014 was $9.5 million, $8.4 million and $6.1 million, respectively. Approximately 256,000 shares of the Company’s restricted shares outstanding at December 31, 2016 are expected to vest during the year 2017.

Performance Units

On February 6, 2014, February 26, 2015, and March 8, 2016 the Company adopted cash incentive performance unit plans. The value of the units will be determined by reference to the performance of the Company’s common stock during the relevant performance period compared to the performance of the Russell 2000 Index member companies (the “Peer Group”) during that same period. One third of the Performance Units granted will be earned at the end of each calendar year of the performance period and will be valued for the calendar year based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Peer Group. The performance units contain a service provision of approximately 3 years and are liability-classified awards included in accrued liabilities and other long-term liabilities which are adjusted to fair value on a quarterly basis.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The Company’s compensation expense related to performance units was approximately $1.5 million, $1.4 million and $0.3 million ($1.0 million, $0.9 million and $0.2 million after-tax) for the years ended December 31, 2016, 2015 and 2014, respectively, which is primarily reflected in selling, general and administrative expenses in the consolidated statement of comprehensive income. As of December 31, 2016, there was approximately $1.8 million ($1.2 million after tax) of unrecognized compensation cost related to performance units that is expected to be recognized over the weighted-average period of 1.6 years, of which $1.2 million ($0.8 million after tax) of compensation expense is expected to be recognized during the year 2017.

NOTE 16. COMMITMENTS AND CONTINGENCIES

Operating Lease Payable

The Company has noncancellable operating leases, primarily for land and buildings, that expire over one to eight years.

Future minimum payments under non-cancelable operating lease obligations for the five years ending December 31, 2021 and thereafter are as follows (in thousands):

2017	2018	2019	2020	2021	Thereafter
$2,618	$2,428	$1,908	$1,036	$417	$207

Rental expense for long-term operating leases was $2.5 million, $2.9 million and $3.1 million in 2016, 2015 and 2014, respectively.

Bioriginal Food & Science Contingency

In September 2014, the Company acquired all of the outstanding equity of Bioriginal Food & Science pursuant to the terms of a share purchase agreement. A portion of the equity of Bioriginal Food & Science that was sold was indirectly held by the management, who continue to be employed by Bioriginal Food & Science and share in the management of Bioriginal Food & Science’s business.

In addition to the acquisition date cash purchase price and restricted stock, the management sellers may also earn additional amounts based on the annual adjusted Canadian dollar EBITDA of Bioriginal Food & Science’s business during each of the calendar years 2014 through 2016. For each calendar year, if the adjusted EBITDA met or exceeded agreed upon targets, the management sellers will be eligible for an earn-out payment ranging from $1.2 million to $2.9 million Canadian Dollars, subject to certain forfeitures based on termination of management sellers’ employment. Based on results for 2014, 2015 and 2016, the total payment for all three years is $3.5 million Canadian dollars.

The earn-out payments will be made in September 2017. The Company records the estimated contractual obligation as compensation expense during each year as it is deemed probable that such amount will be payable. As of December 31, 2016 and 2015, the outstanding liability associated with the earn-out was $2.6 million and $1.3 million, respectively.

Legal Contingencies

The Company is subject to various claims and lawsuits involving its business and operations. Management believes that costs, if any, relating to these matters will not have a material adverse effect on the results of operations, cash flows or financial position of the Company.

Insurance

The Company believes its insurance coverage to be in such form, against such risks, for such amounts and subject to such deductibles and self-retentions as are generally prudent for its operations but the securing of such coverage by necessity requires judgment in the balancing of retained risk and the cost effectiveness of such insurance programs. In recent years, for example, the Company has elected to increase its deductibles and self-retentions in order to manage rising insurance premium costs. These higher deductibles and self-retentions will expose the Company to greater risk of loss if future claims occur.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Insurance coverage may not be available in the future at current costs or on what the Company considers to be commercially reasonable terms. Furthermore, any insurance proceeds received for any loss of, or damage to, any of the Company’s facilities may not be sufficient to restore the loss or damage without a negative impact on its business, financial condition or results of operations. In addition, should a Company insurer become insolvent, the Company would be responsible for payment of all outstanding claims associated with that insurer’s policies.

Regulatory Matters

The Company is subject to various possible claims and lawsuits regarding environmental matters. Except as noted below, management believes that costs, if any, related to these matters will not have a material adverse effect on the results of operations, cash flows or financial position of the Company.

In October 2016, the Company received a Civil Investigative Demand from the Department of Justice requesting information in connection with a False Claims Act investigation. The government’s investigation concerns whether there has been or is a violation of the False Claims Act in connection with Omega Protein’s May 2010 certification to the U.S. Department of Commerce that Omega Protein’s Reedville, Virginia facility was in compliance with federal environmental laws in order to obtain a loan guarantee under the Department of Commerce’s Title XI loan program. That Title XI loan was repaid in full in November 2015 and the Company and its subsidiaries currently have no Title XI indebtedness outstanding. The Company has delivered responsive documents to the Department of Justice. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In December 2016, the Company received a subpoena from the Securities and Exchange Commission requesting information in connection with an investigation relating to a Company subsidiary’s compliance with its probation terms and the Company’s protection of whistleblower employees. The Company is in the process of delivering responsive documents to the Securities and Exchange Commission. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In December 2016, Omega Protein entered into a plea agreement with the United States Attorney’s Office for the Western District of Louisiana to resolve the previously disclosed government investigation related to that subsidiary’s Abbeville, Louisiana operations. Under the plea agreement, the subsidiary agreed to plead guilty to two felony counts under the Clean Water Act. The plea agreement provides for a sentence consisting of (i) a $1.0 million fine, (ii) a three-year probationary period for the subsidiary ending in January 2020, and (iii) a payment by the subsidiary of $0.2 million for community service. The plea agreement was approved by the U.S. District Court for the Western District of Louisiana on January 18, 2017.

In December 2016, the U.S. District Court for the Eastern District of Virginia held a hearing on a previously disclosed motion filed by the U.S. Attorney for the Eastern District of Virginia to revoke Omega Protein’s probation relating to a June 2013 plea agreement because of issues resolved by the plea agreement described in the prior paragraph. At that hearing, the Virginia court imposed an additional two-year probation period on Omega Protein to run from June 4, 2016 to June 4, 2018. The remainder of this two year probation period will run concurrently with the three year probation period set forth in the plea agreement described in the prior paragraph.

Indemnification

The Company’s Articles of Incorporation and By-Laws limit the liability of the Company’s officers and directors to the fullest extent permitted by Nevada law. Nevada provides that directors of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the willful or grossly negligent payment of unlawful distributions.

The Company’s Articles of Incorporation and By-Laws generally require the Company to indemnify its directors and officers to the fullest extent permitted by Nevada law. The Company’s Articles of Incorporation and By-Laws also require the Company to advance expenses to its directors and its officers to the fullest extent permitted by Nevada law upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that they are not entitled to indemnification by the Company. The Company also has entered into indemnification agreements with all of its directors and certain of its officers which provides for the indemnification and advancement of expenses by the Company. The Company also maintains director and officer liability insurance with respect to liabilities arising out of certain matters, including matters arising under the securities laws. This insurance is subject to limitations, conditions and deductibles set forth in the respective insurance policy.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 17. ENERGY SWAP AGREEMENTS

The Company does not enter into financial instruments for trading or speculative purposes. During 2016, 2015 and 2014, Omega Protein entered into energy swap agreements to manage portions of its cash flow exposure related to the volatility of natural gas, diesel and fuel oil energy prices for its fish meal and fish oil production operations. The swaps effectively fix pricing for the quantities listed below during the consumption periods.

Energy Swap	Consumption Period			Quantity	Price Per Unit	Energy Swap Asset/(Liability) as of December 31, 2016	Deferred Tax Asset/(Liability) as of December 31, 2016
						(in thousands)
Diesel - NYMEX Heating Oil Swap	May	-	November, 2017	2,732,960 Gallons	$1.47	$717	$(251)
Natural Gas - NYMEX Natural Gas Swap	April	–	October, 2017	375,700 MMBTUs	$2.85	268	(94)
Propane – Natural Gas Liquids Swap	June	-	November, 2017	2,566,800 Gallons	$0.45	543	(190)
Diesel - NYMEX Heating Oil Swap	May	-	November, 2018	1,800,000 Gallons	$1.65	216	(75)
Natural Gas - NYMEX Natural Gas Swap	April	–	October, 2018	283,400 MMBTUs	$2.84	22	(8)
Propane – Natural Gas Liquids Swap	June	-	November, 2018	1,470,000 Gallons	$0.53	171	(60)
						$1,937	$(678)

Energy Swap	Consumption Period			Quantity	Price Per Unit	Energy Swap Asset/(Liability) as of December 31, 2015	Deferred Tax Asset/(Liability) as of December 31, 2015
						(in thousands)
Diesel - NYMEX Heating Oil Swap	May	-	November, 2016	2,418,679 Gallons	$2.23	$(2,319)	$812
Natural Gas - NYMEX Natural Gas Swap	April	–	October, 2016	374,850 MMBTUs	$3.05	(207)	72
Propane – Natural Gas Liquids Swap	June	-	November, 2016	1,902,590 Gallons	$0.58	(322)	113
Diesel - NYMEX Heating Oil Swap	May	-	November, 2017	716,560 Gallons	$1.69	(165)	58
Natural Gas - NYMEX Natural Gas Swap	April	–	October, 2017	187,400 MMBTUs	$2.97	(45)	15
						$(3,058)	$1,070

As of December 31, 2016, Omega Protein has recorded a long-term asset included in other assets of $0.4 million, net of the current portion included in prepaid expenses and other current assets of $1.5 million, to recognize the fair value of energy swap derivatives, and has also recorded a deferred tax liability of $0.7 million associated therewith. As of December 31, 2015, Omega Protein has recorded a long-term liability of $0.2 million, net of the current portion included in other current liabilities of $2.9 million, to recognize the fair value of energy swap derivatives, and has also recorded a deferred tax asset of $1.1 million associated therewith. The effective portion of the change in fair value from inception to December 31, 2016 is recorded in “accumulated other comprehensive loss” in the Company’s consolidated financial statements. The following table illustrates the changes recorded, net of tax, in accumulated other comprehensive income (loss) resulting from the energy swap agreements.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	(in thousands)
	2016	2015
Balance at January 1	$(2,012)	$(2,137)
Net loss (gain), net of tax, reclassified to unallocated inventory cost pool	1,305	2,083
Net change associated with current period swap transactions, net of tax,	1,968	(1,958)
Balance at December 31	$1,261	$(2,012)

The $1.3 million reported in accumulated other comprehensive loss as of December 31, 2016 will be reclassified to the unallocated inventory cost pool in the period when the energy consumption takes place. The amount to be reclassified, net of taxes, during the next 12 months is expected to be approximately $1.0 million.

The aggregate fair value of derivative instruments in gross asset (liability) positions as of December 31, 2016 and 2015 was $2.0 million and ($3.1) million, respectively. These amounts represent the maximum exposure to loss at the reporting date as a result of all of the counterparties failing to perform as contracted.

As of December 31, 2016 (in thousands)	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts of Assets (Liabilities) Offset	Net Amounts of Assets (Liabilities) Presented in the Balance Sheet
Energy swap derivatives – asset position	$1,962	$(25)	$1,937

As of December 31, 2015 (in thousands)	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts of Assets (Liabilities) Offset	Net Amounts of Assets (Liabilities) Presented in the Balance Sheet
Energy swap derivatives – liability position	$(3,058)	$—	$(3,058)

If, at any time, the swaps are determined to be ineffective due to changes in the Company’s energy usage, price correlations or underlying hedge agreements or assumptions, the fair value of the portion of the energy swaps determined to be ineffective will be recognized as a gain or loss in cost of sales for the applicable period. For 2016 and 2015, the Company recognized a loss of less than $0.1 million and a gain of $0.1 million, respectively, to cost of sales resulting from transactions associated with the ineffectiveness of diesel energy swaps. The fair value of all outstanding derivatives is determined using a model with inputs that are observable in the market or can be derived from or corroborated by observable data (level 2).

The determination of the fair values above incorporates various factors required under FASB ASC 820-10. These factors include not only the credit standing of the counterparties involved and the impact of credit enhancements (such as cash deposits, letters of credit and priority interests), but also the impact of the Company’s nonperformance risk on its liabilities.

The fair value of the diesel, propane and natural gas energy swaps is derived from the underlying market price of similar instruments at a specific valuation date. The underlying market price for the diesel and natural gas swaps is based upon the NYMEX Futures Curve. The underlying market price for propane is based upon the Mont Belvieu Propane futures curve. These methods rely upon quoted prices for similar instruments in active markets.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Subsequent to December 31, 2016, Omega Protein entered into the following energy swap agreements:

Energy Swap	Consumption Period			Quantity	Price Per Unit
Natural Gas - NYMEX Natural Gas Swap	April	–	October, 2017	71,300 MMBTUs	$2.97
Natural Gas - NYMEX Natural Gas Swap	April	–	October, 2018	39,100 MMBTUs	$2.79
Diesel - NYMEX Heating Oil Swap	May	–	November, 2019	355,500 Gallons	$1.77
Natural Gas - NYMEX Natural Gas Swap	April	–	October, 2019	225,200 MMBTUs	$2.76

NOTE 18. QUARTERLY FINANCIAL DATA (UNAUDITED)

Seasonal and Quarterly Results

The following tables present certain unaudited operating results for each of the Company’s preceding eight quarters. The Company believes that the following information includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation, in accordance with generally accepted accounting principles. The operating results for any interim period are not necessarily indicative of results for any other period.

	Quarters Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
	(in thousands, except per share amounts)
Revenues (1)	$84,843	$112,650	$108,753	$84,585
Gross profit (1)	24,819	33,398	33,047	22,635
Operating income (1) (3) (4) (5)	14,643	8,973	22,003	7,993
Net income (1)	8,380	5,663	14,553	4,311
Earnings per share (2):
Basic	0.38	0.25	0.65	0.19
Diluted	0.37	0.25	0.64	0.19

	Quarters Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
	(in thousands, except per share amounts)
Revenues (1)	$71,623	$93,176	$112,216	$82,296
Gross profit (1)	14,795	25,831	35,193	23,084
Operating income (1) (3) (4)	3,660	14,388	17,244	6,497
Net income (1)	1,669	8,804	10,574	2,928
Earnings per share (2):
Basic	0.08	0.41	0.48	0.13
Diluted	0.08	0.40	0.47	0.13

(1)	Revenues, gross profit, operating income, and net income are rounded to thousands each quarter. Therefore, the sum of the quarterly amounts may not equal the annual amounts reported.

(2)

Earnings per share are computed independently for each quarter and the full year based upon respective average shares outstanding. Therefore, the sum of the quarterly earnings per share amounts may not equal the annual amounts reported.

(3)

The quarters ended March 31, June 30, September 30 and December 31, 2016 have $0.6 million, $1.0 million, $0.7 million and less than $0.1 million of expenses, respectively, related to the loss on the plant closure. The quarters ended March 31, June 30, September 30 and December 31, 2015 have $0.6 million, $0.6 million, $0.6 million and $4.7 million of expenses, respectively, related to the loss on plant closures.

(4)

Included in the quarters ended June 30, 2016 and December 31, 2016 are $11.6 million and $0.5 million of charges, respectively, related to impairment of goodwill and other intangible assets. Included in the quarters ended September 30 and December 31, 2015 are $4.0 million and $5.0 million of charges, respectively, related to impairment of property, plant and equipment, goodwill and other intangible assets.

(5)	The quarters ended September 30 and December 31, 2016 have charges of $0.4 million and $1.4 million, respectively, related to a U.S. Attorney investigation.

OMEGA PROTEIN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The Company’s menhaden harvesting and processing business is seasonal in nature. Omega Protein generally has higher sales during the menhaden harvesting season (which includes the second and third quarter of each fiscal year) due to increased product availability and customer demand. Additionally, due to differences in gross profit margins for Omega Protein’s various products, any variation in the mix of product sales between quarters may result in significant variations of total gross profit margins. As a result, the Company’s quarterly operating results have fluctuated in the past and may fluctuate in the future. In addition, from time to time Omega Protein defers sales of inventory based on prices for its products, which may affect comparable period comparisons.

NOTE 19. SUBSEQUENT EVENT

In January 2017, the Company’s Board of Directors established a dividend program under which the Company intends to pay a regular quarterly cash dividend to the holders of the Company’s common stock. The initial quarterly cash dividend of $0.05 per share is payable on March 15, 2017 to shareholders of record as of the close of business on February 22, 2017.

On February 22, 2017, the Company announced that it has initiated a strategic alternatives review for the Company’s human nutrition segment. That review could result in, among other things, a sale, consolidation or business combination, asset divestiture, partnering or other collaboration agreements with respect to the human nutrition segment in one or more transactions, continuing to operate the human nutrition segment in the ordinary course of business or an exit from portions of that business. However, there can be no assurance that the Company will be successful in identifying or completing any strategic alternative, that any such strategic alternative will yield additional value for shareholders or that the review process will not have an adverse impact on the Company’s business. In addition, if the review were to result in a sale of the human nutrition segment, it would make the Company more susceptible to factors affecting its animal nutrition segment.

The Company has not set a timetable for completion of the strategic alternatives review process and does not intend to discuss or disclose developments with respect to the process unless and until such time as the Board of Directors has approved a definitive course of action or otherwise concludes its review of strategic alternatives.

 OMEGA PROTEIN CORPORATION

Item 9.      Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A.    Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, the Company conducted an evaluation of the effectiveness of its “disclosure controls and procedures,” as that phrase is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934. The evaluation was carried out under the supervision and with the participation of management, including the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).

Based on and as of the date of that evaluation, the Company’s CEO and CFO have concluded that (i) the Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Securities Exchange Act of 1934, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure, and (ii) that the Company’s disclosure controls and procedures are effective.

Notwithstanding the foregoing, there can be no assurance that the Company’s disclosure controls and procedures will detect or uncover all failures of persons within the Company and its consolidated subsidiaries to disclose material information otherwise required to be set forth in the Company’s periodic reports. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or override of the controls and procedures.

(b) Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, and for performing an assessment of the effectiveness of internal control over financial reporting as of December 31, 2016. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s system of internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Management performed an assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 based upon criteria set forth in 2013 in a report entitled “Internal Control—Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on that assessment and those criteria, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2016.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein. (See Item 8. Financial Statements and Supplementary Data.)

(c) Changes in Internal Control Over Financial Reporting

There were no changes in the Company’s internal control over financial reporting during the quarter ended December 31, 2016 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

OMEGA PROTEIN CORPORATION

Item 9B.    Other Information.

Certain Company directors, officers or other employees may from time to time enter into pre-arranged stock sales or purchase plans intended to qualify under Rule 10b5-1 of the Securities and Exchange Act of 1934. Rule 10b5-1 plans permit individuals who are not in possession of material non-public information to establish pre-arranged plans to buy or sell Company stock. These plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designated by the Company’s securities trading policy.

Under the Company’s securities trading policy, Rule 10b5-1 stock sales or purchase plans are required to be approved by the Company for directors, officers and certain key employees. The Company expects that public disclosure regarding purchases or sales under these Rule 10b5-1 plans will be provided through Form 4 and Rule 144 filings with the U.S. Securities and Exchange Commission. The Company does not intend to disclose further information regarding the existence or terms of these trading plans for individual participants.

PART III

Item 10.    Directors, Executive Officers and Corporate Governance.

Pursuant to General Instruction G of Form 10-K, the information called for by Item 10 of Part III of Form 10-K is incorporated by reference to the information set forth in the Company’s definitive proxy statement relating to its 2017 Annual Meeting of Stockholders (the “2017 Proxy Statement”) to be filed pursuant to Regulation 14A under the Exchange Act, in response to Items 401, 405 and 407(c)(3), (d)(4) and (d)(5) of Regulation S-K under the Securities Act of 1933 and the Exchange Act (“Regulation S-K”). Reference is also made to the information appearing in Item 1 of Part I of this Annual Report on Form 10-K under the caption “Business and Properties—Executive Officers of the Registrant.”

The Company’s Code of Business Conduct and Ethics applies to all employees, officers and directors of the Company. The Code meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer (who is also the Company’s Controller) as well as all other employees, as indicated above. The Code of Business Conduct and Ethics also meets the requirements of a code of business conduct and ethics under NYSE listing standards.

In addition to the above Code, the Company has adopted a Code of Ethics for Financial Professionals which applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller and all other Company professionals worldwide serving in a finance, accounting, treasury, tax or investor relations role.

Both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals are posted on the Company’s website at www.omegaproteininc.com. The Company will provide a copy of the Code of Business Conduct and Ethics and Code of Ethics for Financial Professionals to any person without charge upon request. Inquires should be sent to Omega Protein Corporation, 2105 City West Blvd, Suite 500, Houston, Texas 77042, Attn: Corporate Secretary. The Company intends to disclose any amendments to the Codes, as well as any waivers to the Codes for executive officers or directors, on its website.

None of these codes, nor the Company’s website, is incorporated by reference in this report or constitutes part of this report.

Item 11.    Executive Compensation.

          Pursuant to General Instruction G of Form 10-K, the information called for by Item 11 of Part III of Form 10-K is incorporated by reference to the information set forth in the 2017 Proxy Statement in response to Items 402 and 407(e)(4) and (e)(5) of Regulation S-K.

Item 12.    Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Pursuant to General Instruction G of Form 10-K, the information called for by Item 12 of Part III of Form 10-K is incorporated by reference to the information set forth in the 2017 Proxy Statement in response to Items 201(d) and 403 of Regulation S-K.

Item 13.    Certain Relationships and Related Transactions, and Director Independence.

Pursuant to General Instruction G of Form 10-K, the information called for by Item 13 of Part III of Form 10-K is incorporated by reference to the information set forth in the 2017 Proxy Statement in response to Items 404 and 407(a) of Regulation S-K.

OMEGA PROTEIN CORPORATION

Item 14.    Principal Accountant Fees and Services.

Pursuant to General Instruction G of Form 10-K, the information called for by Item 14 of Part III of Form 10-K is incorporated by reference to the information set forth in the 2017 Proxy Statement in response to Item 9(e) of Schedule 14A.

PART IV

Item 15.    Exhibits, Financial Statement Schedules.

(a) (1)   The Company’s consolidated financial statements listed below have been filed as part of this report:

Report of Independent Registered Public Accounting Firm

Consolidated balance sheets as of December 31, 2016 and 2015

Consolidated statements of comprehensive income for the years ended December 31, 2016, 2015 and 2014

Consolidated statements of cash flows for the years ended December 31, 2016, 2015 and 2014

Consolidated statements of stockholders’ equity for the years ended December 31, 2016, 2015 and 2014

Notes to consolidated financial statements

(a) (2)   Financial Statement Schedule

SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS (in thousands)

Description	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions	Balance at End of Period

December 31, 2014:
Allowance for doubtful accounts (A)	$387	$93	$36	$444

December 31, 2015:
Allowance for doubtful accounts (A)	$444	$206	$74	$576

December 31, 2016:
Allowance for doubtful accounts (A)	$576	$188	$19	$745

(A)	Includes allowance for doubtful accounts receivable and insurance receivable.

(a)	(3) Exhibits

2.1*	—

Agreement and Plan of Merger between Marine Genetics, Inc. and Omega Protein Corporation (“Omega” or the “Company”) (Exhibit 2.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 [Registration No. 333-44967] filed with the SEC on April 2, 1998)

2.2*	—

Share Purchase Agreement dated as of September 5, 2014 among Omega, 101264205 Saskatchewan Ltd. and the shareholders of Bioriginal Food & Science Corp. (Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2014)

2.3*	—

Agreement and Plan of Merger dated as of February 27, 2013, by and between Omega and Wisconsin Specialty Protein, LLC. (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2013)

2.4*	—	Stock Purchase Agreement dated as of December 16, 2010 by and between Omega and Gilbert Gluck (Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2010)

2.5*†	—

Equity Purchase Agreement dated as of September 9, 2011 by and among Omega, InCon Processing, LLC, InCon International, Inc. and the shareholders of InCon International, Inc. (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2011)

3.1*	—	Articles of Incorporation of Omega (Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 [Registration No. 333-44967] filed with the SEC on April 2, 1998)

OMEGA PROTEIN CORPORATION

3.2*	—	Amended and Restated Bylaws of Omega dated November 5, 2015 (Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2015)

3.3*	—

Certificate of Withdrawal of Certificate of Designation with respect to the Company’s Series A Junior Participating Preferred Stock (Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2014)

3.4*		First Amendment to the Amended and Restated Bylaws of Omega Protein Corporation (Appendix B to the Company’s Proxy Statement on Schedule 14A filed with the SEC on May 23, 2016).

4.1*	—	Form of Common Stock Certificate (Citizen) (Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 [Registration No. 333-44967] filed with the SEC on April 2, 1998)

4.2*	—	Form of Common Stock Certificate (Non-Citizen) (Exhibit 4.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 [Registration No. 333-44967] filed with the SEC on April 2, 1998)

10.1*†	—	Form of Amended and Restated Indemnification Agreement for all Officers and Directors (Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2003)

10.2*†	—	Omega Protein Corporation 2006 Incentive Plan (Appendix A to the Company’s Proxy Statement on Schedule 14A dated April 26, 2006)

10.3*†	—	Omega Protein, Inc. Executive Medical Plan dated August 1993 (Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002)

10.4*	—

Lease dated July 1, 1992 with Ardoin Limited Partnership (Exhibit 10.12 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 [Registration No. 333-44967] filed with the SEC on April 1, 1998)

10.5*	—

Amendment One Lease Extension dated February 22, 2006 to Lease Agreement dated July 1, 2002 between the Ardoin Limited Partnership and Omega Protein, Inc. (formerly known as Zapata Haynie Corporation) (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 28, 2006)

10.6*	—

Lease Agreement dated November 25, 1997 with O. W. Burton, Jr., individually and as trustee of the Trust of Anna Burton (Exhibit 10.13 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 [Registration No. 333-44967] filed with the SEC on April 1, 1998)

10.7*	—

Commercial Lease Agreement dated January 1, 1971 with Purvis Theall and Ethlyn Cessac (Exhibit 10.15 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 [Registration No. 333-44967] filed with the SEC on April 1, 1998)

10.8*	—

Lease Amendment and Option to Purchase, effective as of August 1, 2006, between Ivy and Dola Richard and Omega Protein, Inc. (Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006)

10.9*†	—	Employment Agreement between Omega Protein Corporation and Bret Scholtes dated as of January 1, 2012 (Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on January 4, 2012)

10.10*†	—	Employment Agreement between Omega Protein Corporation and Andrew Johannesen dated as of January 1, 2012 (Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 4, 2012)

10.11*†	—

Amended and Restated Executive Employment Agreement dated as of December 31, 2007 between John D. Held and Omega Protein Corporation (Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2008)

OMEGA PROTEIN CORPORATION

10.12*†	—

First Amendment to the Amended and Restated Executive Employment Agreement dated as of December 3, 2008, between John D. Held and Omega Protein Corporation (Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2008)

10.13*†	—	Employment Agreement between Omega Protein Corporation and Dr. Mark Griffin dated as of January 1, 2012 (Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on January 4, 2012)

10.14*†	—	Form of Stock Option Agreement dated June 7, 2006 for each Independent Director (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2006)

10.15*	—	Lease Agreement between BMC Software Texas, L.P. and Omega Protein Corporation dated as of August 18, 2005 (Exhibit 10.1 to the Company’s Protein Current Report on Form 8-K dated August 17, 2005)

10.16*	—	First Amendment to Lease Agreement between BMC Software Texas, L.P. and Omega dated as of September 15, 2005 (Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 15, 2005)

10.17*	—

Second Amendment dated December 19, 2014 to Lease Agreement by and between PKY-2101 CityWest 3 & 4, L.P. and Omega Protein Corporation (Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014)

10.18*†	—	Form of Stock Option Agreement dated December 1, 2010 (Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 6, 2010)

10.19*†	—

Form of Form of Restricted Stock Agreement dated as of December 12, 2011, between Omega Protein Corporation and each of Bret D. Scholtes, John D. Held, Andrew C. Johannesen, Dr. Mark E. Griffin, Matthew Phillips and Gregory Toups (Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 16, 2011)

10.20*†	—	Restricted Stock Agreement for Bret D. Scholtes dated as of January 1, 2012 (Exhibit 10.6 to the Company’s Form 8-K filed with the SEC on January 4, 2012)

10.21*†	—	Non-Statutory Stock Option Agreement for David W. Wehlmann dated April 1, 2012 (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2012)

10.22*†	—

Form of Restricted Stock Agreement dated as of December 4, 2012, between Omega Protein Corporation and each of Bret D. Scholtes, John D. Held, Andrew C. Johannesen, Dr. Mark E. Griffin, Matthew Phillips and Gregory Toups (Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 7, 2012)

10.23*†	—	Employment Agreement between Cyvex Nutrition, Inc. and Matthew Phillips dated as of January 1, 2013 (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2013)

10.24*	—

Plea Agreement entered into on June 4, 2013, between the United States Attorney’s Office for the Eastern District of Virginia and Omega Protein, Inc. (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2013)

10.25*	—	Form of Restricted Stock Agreement for Outside Directors dated as of July 1, 2013 (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2013)

10.26*†	—	Omega Protein Corporation 2015 Cash Incentive Performance Unit Plan (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2015)

10.27*	—	Rental Agreement dated June 26, 2013 between T. Mast and J.P. Mast and Bioriginal Europe/Asia (Exhibit 10.62 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014)

OMEGA PROTEIN CORPORATION

10.28*†	—

Employment Agreement dated as of March 10, 2015 between Omega Protein Corporation and Montgomery Deihl (Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014)

10.29*†	—

Employment Agreement dated April 1, 2013 between Joseph R. Vidal and Bioriginal Food & Science Corp. (Exhibit 10.64 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014)

10.30*†	—	Form of Restricted Stock Agreement for February 26, 2015 grants of restricted stock awards (Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2015)

10.31*†	—	Omega Protein Corporation 2015 Long Term Incentive Plan (Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2015)

10.32*†	—	Form of Award of Restricted Stock Agreement for independent directors dated June 25, 2015 (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2015)

10.33*	—

Second Amended and Restated Loan Agreement dated as of August 20, 2015 by and among Omega Protein Corporation, Omega Protein, Inc., and Bioriginal Food & Science Corp., as Borrowers, Protein Finance Company, Omega Shipyard, Inc., Protein Industries, Inc., Cyvex Nutrition, Inc., InCon Processing, L.L.C. and Wisconsin Specialty Protein, LLC, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, Issuing Lender and Lender, JPMorgan Chase Bank, N.A., as Lender, and BMO Harris Bank N.A., as Lender (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015)

10.34*	—

Second Amended and Restated Revolving Credit Note (Revolving A Loans) dated as of August 20, 2015 executed by Omega Protein Corporation and Omega Protein, Inc., and made payable to Wells Fargo Bank, National Association (Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015)

10.35*	—

Revolving Credit Note (Revolving B Loans) dated as of August 20, 2015 executed by Omega Protein Corporation, Omega Protein, Inc. and Bioriginal Food & Science Corp., and made payable to Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on August 24, 2015)

10.36*	—

Amended and Restated Revolving Credit Note (Revolving A Loans) dated as of August 20, 2015 executed by Omega Protein Corporation and Omega Protein, Inc., and made payable to JPMorgan Chase Bank, N.A. (Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015)

10.37*	—

Revolving Credit Note (Revolving B Loans) dated as of August 20, 2015 executed by Omega Protein Corporation, Omega Protein, Inc. and Bioriginal Food & Science Corp., and made payable to JPMorgan Chase Bank, N.A. (Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015)

10.38*	—

Revolving Credit Note (Revolving A Loans) dated as of August 20, 2015 executed by Omega Protein Corporation and Omega Protein, Inc., and made payable to BMO Harris Bank N.A. (Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015)

10.39*	—

Revolving Credit Note (Revolving B Loans) dated as of August 20, 2015 executed by Omega Protein Corporation, Omega Protein, Inc. and Bioriginal Food & Science Corp., and made payable to BMO Harris Bank N.A. (Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015)

10.40*	—

Amended and Restated Swingline Note dated as of August 20, 2015 executed by Omega Protein Corporation and Omega Protein, Inc., and made payable to Wells Fargo Bank, National Association (Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015)

10.41*†	—

Second Amended and Restated Guaranty Agreement dated as of August 20, 2015 by Protein Finance Company, Omega Shipyard, Inc., Protein Industries, Inc., Cyvex Nutrition, Inc., InCon Processing, L.L.C. and Wisconsin Specialty Protein, LLC in favor of Wells Fargo Bank, National Association (Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015)

OMEGA PROTEIN CORPORATION

10.42*†	—

Employment Agreement dated as of August 31, 2015 by and between Mark Livingston and Omega Protein Corporation (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2015)

10.43*†	—	Award of Restricted Stock Agreement for Mark Livingston dated August 31, 2015 (Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2015)

10.44*†		Omega Protein Corporation 2016 Cash Incentive Performance Unit Plan (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2016).

10.45*†		Form of Award of Restricted Stock Agreement for March 8, 2016 grants of restricted stock awards (Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2016).

10.46*†		Form of Award of Restricted Stock Agreement for Independent Directors dated June 28, 2016 (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2016).

10.47*

Termination of Lease Agreement dated as of June 9, 2016 between The Ardoin Limited Partnership, LR Henry, LLC and Omega Protein, Inc. (Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 filed with the SEC on August 3, 2016).

10.48*

Plea Agreement entered into on December 15, 2016, between the United States Attorney’s Office for the Western District of Louisiana and Omega Protein, Inc. (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2016).

21	—	Schedule of Subsidiaries

23.1	—	Consent of PricewaterhouseCoopers LLP

24.1	—	Power of Attorney (included on signature page of this Annual Report on Form 10-K).

31.1	—	Certification of Chief Executive Officer pursuant to Rule 13a-15(e)/Rule 15d-15(e)

31.2	—	Certification of Chief Financial Officer pursuant to Rule 13a-15(e)/Rule 15d-15(e)

32.1	—	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	—	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

#101.INS	—	XBRL Instance Document

#101.SCH	—	XBRL Taxonomy Extension Schema Document

#101.PRE	—	XBRL Taxonomy Presentation Linkbase Document

#101.LAB	—	XBRL Taxonomy Label Linkbase Document

#101.CAL	—	XBRL Taxonomy Calculation Linkbase Document

#101.DEF	—	XBRL Definition Linkbase Document

OMEGA PROTEIN CORPORATION

*	Incorporated by reference

#

Pursuant to applicable securities laws and regulations, we are deemed to have complied with the reporting obligation relating to the submission of interactive data files in such exhibits and are not subject to liability under any anti-fraud provisions of the federal securities laws as long as we have made a good faith attempt to comply with the submission requirements and promptly amend the interactive data files after becoming aware that the interactive data files fail to comply with the submission requirements. Users of this data are advised pursuant to Rule 406T of Regulation S-T that this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under those Sections.

†	Management Contract or Compensatory Plan or arrangement required to be filed as an exhibit pursuant to the requirements of Item 15(b) of Form 10-K and Item 601 of Regulation S-K.

(b)	—Exhibits. See Item 15(a) (3) above.
(c)	—Financial Statement Schedules. See Item 15(a) (2) above.

Item 16.    Form 10-K Summary.

Not applicable.

OMEGA PROTEIN CORPORATION

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on March 1, 2017.

OMEGA PROTEIN CORPORATION (Registrant)

By:	/s/ Andrew C. Johannesen
Andrew C. Johannesen
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bret D. Scholtes or Andrew C. Johannesen, or either of them, his or her true and lawful attorney’s in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, any and all capacities, to sign his or her name to the Company’s Form 10-K for the year ended December 31, 2016 and any or all amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bret D. Scholtes	President, Chief Executive Officer	March 1, 2017
Bret D. Scholtes	and Director

/s/ Andrew C. Johannesen	Executive Vice President and	March 1, 2017
Andrew C. Johannesen	Chief Financial Officer

/s/ Mark A. Livingston	Vice President and	March 1, 2017
Mark A. Livingston	Chief Accounting Officer

/s/ Gary R. Goodwin	Chairman of the Board	March 1, 2017
Gary R. Goodwin

/s/ Gary L. Allee	Director	March 1, 2017
Gary L. Allee

/s/ Stephen Bryan	Director	March 1, 2017
Stephen Bryan

/s/ Michael N. Christodolou	Director	March 1, 2017
Michael N. Christodolou

/s/ David H. Clarke	Director	March 1, 2017
David H. Clarke

/s/ David A. Owen	Director	March 1, 2017
David A. Owen

/s/ David W. Wehlmann	Director	March 1, 2017
David W. Wehlmann

ANNEX E

Quarterly Report on Form 10-Q of Omega Protein Corp.

for the three months ended March 31, 2017

E-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 10-Q

[X]           QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2017

OR

[ ]              TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period From __________ to __________.

Commission file number: 001-14003

OMEGA PROTEIN CORPORATION

(Exact name of Registrant as specified in its charter)

State of Nevada	76-0562134
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2105 City West Blvd., Suite 500
Houston, Texas	77042-2838
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 623-0060

_________________

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes X No__.

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes X No ___.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐              Accelerated filer ☒                     Non-accelerated filer ☐ (Do not check if a smaller reporting company)

Smaller reporting company ☐     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act)

Yes      No X .

Number of shares outstanding of the Registrant's Common Stock, par value $0.01 per share, on May 2, 2017: 22,440,733.

OMEGA PROTEIN CORPORATION

2

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements and Notes

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$23,586	$37,412
Receivables, net	39,550	38,796
Inventories, net	109,411	108,711
Prepaid expenses and other current assets	4,146	4,707
Total current assets	176,693	189,626
Property, plant and equipment, net	195,475	188,624
Goodwill	26,417	26,347
Other intangible assets, net	17,035	17,504
Other assets, net	4,742	5,764
Total assets	$420,362	$427,865

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$1,439	$1,097
Accounts payable	14,573	17,099
Accrued liabilities	25,877	37,928
Total current liabilities	41,889	56,124
Deferred tax liability, net	29,019	25,678
Pension liabilities, net	5,597	5,659
Other long-term liabilities	2,627	3,717
Total liabilities	79,132	91,178

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 22,629,052 and 22,579,626 shares issued and 22,440,733 and 22,411,695 shares outstanding at March 31, 2017 and December 31, 2016, respectively	223	223
Capital in excess of par value	156,307	155,761
Retained earnings	197,109	192,150
Treasury stock, at cost – 188,319 and 167,931 shares at March 31, 2017 and December 31, 2016, respectively	(3,385)	(2,894)
Accumulated other comprehensive loss	(9,024)	(8,553)
Total stockholders’ equity	341,230	336,687
Total liabilities and stockholders’ equity	$420,362	$427,865

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

3

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Revenues	$73,569	$84,843
Cost of sales	53,378	60,024
Gross profit	20,191	24,819

Selling, general, and administrative expense	10,251	8,933
Research and development expense	523	636
Loss related to plant closures	—	642
Gain on disposal of assets	(385)	(35)
Operating income	9,802	14,643
Interest expense	(81)	(145)
Loss on foreign currency	(888)	(1,431)
Other expense, net	(50)	(79)
Income before income taxes	8,783	12,988

Provision for income taxes	2,703	4,608
Net income	6,080	8,380

Other comprehensive income (loss):
Foreign currency translation adjustment net of tax expense $41 and $390, respectively	77	725
Energy swap adjustment, net of tax benefit (expense) of $403 and ($64), respectively	(748)	118
Pension benefits adjustment, net of tax expense of $108 and $120, respectively	200	222
Comprehensive income	$5,609	$9,445
Basic earnings per share (See Note 14)	$0.27	$0.38
Weighted average common shares outstanding	22,124	21,861
Diluted earnings per share (See Note 14)	$0.27	$0.37
Weighted average common shares and potential common share equivalents outstanding	22,428	22,168
Dividends declared per common share outstanding	$0.05	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

4

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$6,080	$8,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,529	6,216
Loss related to plant closures	—	613
Loss (gain) on disposal of assets	(385)	(35)
Provisions for losses on receivables	7	26
Share based compensation	467	472
Deferred income taxes	3,733	528
Unrealized loss on foreign currency fluctuations, net	888	1,431
Changes in assets and liabilities:
Receivables	(1,200)	(8,384)
Inventories	(631)	10,429
Prepaid expenses and other current assets	(144)	1,707
Other assets	284	(374)
Accounts payable	(3,049)	(5,770)
Accrued liabilities	(10,958)	(3,818)
Pension liability, net	138	80
Other long term liabilities	(1,197)	(719)
Net cash provided by operating activities	562	10,782
Cash flows from investing activities:
Capital expenditures	(13,855)	(9,704)
Proceeds from disposition of assets	676	35
Net cash used in investing activities	(13,179)	(9,669)
Cash flows from financing activities:
Dividends paid	(1,121)	—
Principal payments of long-term debt	—	(5,500)
Proceeds from long-term debt	324	5,232
Treasury stock repurchase	(491)	(358)
Proceeds from equity compensation transactions	79	—
Excess tax benefit of equity compensation transactions	—	211
Net cash used in financing activities	(1,209)	(415)
Net (decrease) increase in cash and cash equivalents	(13,826)	698
Translation effect on cash	—	23
Cash and cash equivalents at beginning of year	37,412	661
Cash and cash equivalents at end of period	$23,586	$1,382

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

5

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES SUMMARY OF OPERATIONS AND BASIS OF PRESENTATION

Business Description

Omega Protein Corporation (the “Company”) is a nutritional products company that develops, produces and delivers products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. The Company operates through two industry segments: animal nutrition and human nutrition.

The animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“Omega Protein”) and Omega Shipyard, Inc. (“Omega Shipyard”). Omega Protein, the Company’s principal operating subsidiary, is the successor to a business conducted since 1913. Omega Protein produces and markets a variety of products produced from menhaden (a herring-like species of fish found in commercial quantities in the U.S. coastal waters of the Atlantic Ocean and Gulf of Mexico), including specialty fish meal, crude and refined fish oils and fish solubles. Omega Protein’s fish meal products are primarily used as a protein ingredient in animal feed for swine, aquaculture and household pets. Fish oil is used primarily for animal and aquaculture feeds, as well as additives to human food products and dietary supplements. Omega Protein’s fish solubles are sold primarily to bait manufacturers and for use as an organic fertilizer. Omega Protein’s business is seasonal in nature and generally has higher revenues during the third quarter of each fiscal year. A portion of Omega Protein’s production is transferred to the human nutrition segment where it is further processed and sold. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for Omega Protein’s fishing fleet.

The human nutrition segment operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science Corp. (“Bioriginal Food & Science”), Wisconsin Specialty Protein, L.L.C. (“WSP”) and Cyvex Nutrition, Inc. (“Cyvex”). Bioriginal Food & Science, acquired by the Company in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by the Company in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex is located in Irvine, California and is a supplier for the food and nutraceutical industries.

Basis of Presentation

These interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, the instructions to Quarterly Report on Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally provided have been omitted. The interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the Company’s consolidated financial position as of March 31, 2017, and the results of its operations and cash flows for the three month periods ended March 31, 2017 and 2016. Quarterly operating results are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.

6

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive gain (loss) included in stockholders’ equity are as follows:

Changes in Accumulated Other Comprehensive Loss by Component For the Three Months Ended March 31, 2017 (in thousands)

	Gains and Losses On Cash Flow Hedges		Defined Benefit Pension Items		Foreign Currency Translation Adjustment	Total
Balance as of December 31, 2016	$1,261		$(7,457)		$(2,357)	$(8,553)
Other comprehensive gain (loss) before reclassifications	(748)		—		77	(671)
Amounts reclassified from accumulated other comprehensive loss	—	(a)	200	(b)	—	200
Net current-period other comprehensive income	(748)		200		77	(471)
Balance as of March 31, 2017	$513		$(7,257)		$(2,280)	$(9,024)

Changes in Accumulated Other Comprehensive Loss by Component For the Three Months Ended March 31, 2016 (in thousands)

	Gains and Losses On Cash Flow Hedges		Defined Benefit Pension Items		Foreign Currency Translation Adjustment	Total
Balance as of December 31, 2015	$(2,012)		$(8,335)		$(2,691)	$(13,038)
Other comprehensive gain (loss) before reclassifications	118		—		725	843
Amounts reclassified from accumulated other comprehensive loss	—	(a)	222	(b)	—	222
Net current-period other comprehensive income	118		222		725	1,065
Balance as of March 31, 2016	$(1,894)		$(8,113)		$(1,966)	$(11,973)

(a)	This accumulated other comprehensive income component is reclassified to the unallocated inventory cost pool in the period when the energy consumption takes place.
(b)	This accumulated other comprehensive income component is included in the computation of net periodic pension costs as amortization of actuarial loss which are explained in more detail in Note 15 to the consolidated financial statements in Item 8 of the Company®€™s Form 10-K for the fiscal year ended December 31, 2016.

Recently Issued and Adopted Accounting Standards

In March 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-07, Compensation – Retirement Benefits, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. ASU 2017-07 requires employers to present the service cost component of the net periodic benefit cost in the same income statement line item as other employee compensation costs arising from services rendered during the period. The other components of net benefit cost, including interest cost, expected return on plan assets, amortization of prior service cost/credit and actuarial gain/loss, and settlement and curtailment effects, are to be presented outside of any subtotal of operating income. Employers will have to disclose the line(s) used to present the other components of net periodic benefit cost, if the components are not presented separately in the income statement. ASU 2017-07 is effective for fiscal years and interim periods beginning after December 15, 2017, and early adoption is permitted. The Company does not expect the adoption of ASU 2017-07 to have a material impact on its consolidated results of operations, financial position and related disclosures.

In December 2016, the FASB issued amendments to Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The amendments allow entities not to make quantitative disclosures about remaining performance obligations in certain cases and require entities that use any of the new or previously existing optional exemptions to expand their qualitative disclosures. The amendments also make additional technical corrections and improvements to the new revenue standard. The guidance will be effective with the same date and transition requirements as those in ASC 606.

7

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The ASC is effective for the Company beginning January 1, 2018. The Company is continuing to evaluate the standard’s impact on its consolidated results of operations and financial condition. The Company has conducted initial contract reviews of the most significant contracts and is currently developing a project plan to conduct detailed contract reviews to determine necessary adjustments to existing accounting policies and to support a complete evaluation of the standard’s impact on the Company’s consolidated results of operations and financial condition. For the majority of the Company’s revenue arrangements, transactions are not accounted for under industry-specific guidance that will be superseded by the ASC and generally consist of a single performance obligation to transfer promised goods. Additionally, there are expanded disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers which the Company is also developing as it works through the project plan.

Given that the Company’s assessment is still in progress, the Company is still evaluating the potential impact of the implementation of this new guidance on the Company’s consolidated financial position or results of operations. The Company currently anticipates utilizing the modified retrospective method of adoption on January 1, 2018.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation, Improvements to Employee Share-Based Payment Accounting.  ASU 2016-09 was issued as part of the FASB’s simplification initiative and affects all entities that issue share-based payment awards to their employees. ASU 2016-09 covers accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The Company prospectively adopted the provisions of ASU No. 2016-09 effective January 1, 2017, which decreased the provision for income taxes by $0.3 million and relocated the $0.3 million excess tax benefit of equity compensation transactions cash flow from financing to operating on the condensed consolidated statement of cash flows as compared to the presentation for the three months ended March 31, 2016.

In February 2016, the FASB issued ASU 2016-02, Leases, which is intended to improve the reporting of leasing transactions to provide users of financial statements with more decision-useful information. ASU 2016-02 will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The Company will adopt ASU 2016-02 on January 1, 2019 and is assessing its potential impact on the Company’s consolidated results of operations, financial position and related disclosures.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which amended existing guidance on income taxes to require the classification of all deferred tax assets and liabilities as non-current on the balance sheet.  The Company retrospectively adopted the provisions of ASU 2015-17 effective January 1, 2017, which netted the December 31, 2016 previously reported $3.4 million current deferred tax asset with the previously reported $29.1 million long-term deferred tax liability into a recasted $25.7 million long-term deferred tax liability.

Foreign Currency Translations

All amounts are expressed in U.S. Dollars unless otherwise indicated. The U.S. Dollar is the functional currency of Bioriginal Food & Science’s Canadian-based subsidiaries (“Bioriginal Food & Science Canada”). Monetary assets and liabilities denominated in foreign currencies are translated into U.S. Dollars at exchange rates in effect at the balance sheet date. Non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenue and expenses are translated at average rates in effect in the period of the transaction. Foreign exchange gains and losses are included in the consolidated statement of comprehensive income.

The Euro is the functional currency of Bioriginal Food & Science’s Netherlands-based subsidiaries (“Bioriginal Food & Science Europe”). The operations of these subsidiaries are considered self-sustaining and their financial statements are translated into U.S. Dollars using the current rate method. Under this method, all assets and liabilities are translated to U.S. Dollars at exchange rates in effect at the balance sheet date and all revenue and expenses are translated at rates in effect at the time of the transactions. Exchange gains and losses arising from this translation, representing the net unrealized foreign currency translation gain (loss) on the Company's net investment in its self-sustaining subsidiaries, are recorded in the accumulated other comprehensive income (loss) component of stockholders' equity. Adjustments to the accumulated other comprehensive income (loss) account are not recorded in the consolidated statement of comprehensive income until realized through an addition or reduction in the Company's net investment in such operations.

8

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 2. PLANT CLOSURES

Batavia Plant

As part of a strategic review that began in late 2015 and as a result of operating results that did not meet expectations, the Company re-assessed its business strategy to produce and sell concentrated menhaden fish oils. During this assessment, sales efforts were reduced and the Company determined that the carrying values of certain assets located at the Company’s facility in Batavia, Illinois were no longer recoverable. In March 2016, the Company decided to exit this facility. In September 2016, the Company entered into an agreement to sell substantially all of the assets of InCon Processing, L.L.C. at the Batavia facility for $0.5 million in the form of a note receivable, and that sale closed on October 3, 2016.

The following table shows all charges related to the plant closure that have been recorded in the Company’s consolidated statements of comprehensive income during the three months ended March 31, 2017, March 31, 2016 and from December 2015 to date:

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	December 2015 to March 31, 2017
	(in thousands)
Impairment of property, plant and equipment	$—	$10	$5,892
Write-off material and supplies inventory	—	239	575
Employee severance costs	—	356	611
Other closure costs	—	—	74
Total loss related to plant closure	$—	$605	$7,152

The Company does not expect additional expenses related to this closure.

Cameron Plant

In December 2013, the Company effectively closed its menhaden fish processing plant located in Cameron, Louisiana and re-deployed certain vessels from that facility to the Company’s other Gulf Coast facilities located in Abbeville, Louisiana and Moss Point, Mississippi. In conjunction with the closure, the following charges were incurred in the Company’s consolidated statements of comprehensive income during the three months ended March 31, 2017, March 31, 2016 and from December 2013 to date:

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	December 2013 to March 31, 2017
	(in thousands)
Impairment of property, plant and equipment	$—	$—	$7,922
Write-off material and supplies inventory	—	—	150
Employee severance costs	—	—	732
Estimated decommissioning costs	—	—	250
Other ongoing closure costs not attributable to future production	—	37	6,405
Total loss related to plant closure	$—	$37	$15,459

The Company does not expect additional expenses related to this closure.

NOTE 3. INDUSTRY SEGMENTS

The Company evaluates and reviews its results of operations in two segments: animal nutrition and human nutrition. These segments are managed separately and information on each segment is used by the chief operating decision maker as decisions are made about the Company’s overall resource allocation and assess performance. Key measurements include revenue growth, operating income and return on invested capital.

The animal nutrition segment is primarily comprised of the Company’s fishing related assets. These assets produce fish meal, oil and solubles that are sold primarily to animal nutrition customers. A portion of the Company’s fish oil is also partially refined and transferred at cost to the human nutrition segment where it is further refined for sale to the human nutrition market. The human nutrition segment is comprised of assets used to produce, procure, market and sell products, including plant oils, dairy proteins, fish oils and nutraceuticals to human nutrition markets.

9

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The tables below present information about reported segments for three months ended March 31, 2017 and 2016 (in thousands):

2017	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$39,941	$33,628	$—	$73,569
Cost of sales	25,803	27,575	—	53,378
Gross profit	14,138	6,053	—	20,191
Selling, general and administrative expenses (including research and development)	555	3,656	6,563	10,774
(Gain) loss on disposal of assets	(396)	11	—	(385)
Operating income (loss)	$13,979	$2,386	$(6,563)	$9,802
Depreciation and amortization	$5,056	$1,236	$237	$6,529
Identifiable assets	$252,012	$137,768	$30,582	$420,362
Capital expenditures	$13,820	$35	$—	$13,855

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (2)	$50,195	$34,648	$—	$84,843
Cost of sales	29,749	30,275	—	60,024
Gross profit	20,446	4,373	—	24,819
Selling, general and administrative expenses (including research and development)	486	4,136	4,947	9,569
Loss related to plant closures	37	605	—	642
Loss on disposal of assets	(35)	—	—	(35)
Operating income (loss)	$19,958	$(368)	$(4,947)	$14,643
Depreciation and amortization	$4,670	$1,354	$192	$6,216
Identifiable assets	$243,639	$156,770	$5,962	$406,371
Capital expenditures	$8,462	$1,075	$167	$9,704

(1) Excludes revenue from internal customers of $0.4 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(2) Excludes revenue from internal customers of $0.1 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

A reconciliation of total segment operating income to total earnings from operations before income taxes is as follows (in thousands):

	Three Months Ended March 31,
	2017	2016
Operating income for reportable segments	$16,365	$19,590
Unallocated operating loss	(6,563)	(4,947)
Interest expense	(81)	(145)
Loss on foreign currency	(888)	(1,431)
Other expense, net	(50)	(79)
Income before income taxes	$8,783	$12,988

NOTE 4. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is measured as the excess of the cost of an acquisition over the sum of the amounts assigned to the fair value of tangible and intangible assets acquired less liabilities assumed. All of the Company’s goodwill and other intangible assets are the result of acquisitions in the human nutrition segment.

Goodwill is tested annually for impairment, and whenever an event occurs or circumstances change that would more likely than not indicate that the carrying value of a reporting unit that includes goodwill is greater than the fair value of that reporting unit. Determining whether an indicator of impairment has occurred during an interim period involves a significant amount of judgment.  During the interim periods, qualitative factors such as deterioration in general economic conditions, changes in the market for an entity’s products or services, declines in actual or planned revenue or earnings compared with actual and projected results of relevant prior periods, among others, are evaluated to determine if a triggering event which would result in a potential impairment has occurred. In determining fair value of a reporting unit, the Company uses various approaches, including an income approach, which is considered to be a Level 3 fair value measurement.

10

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The following table summarizes the changes in the carrying amount of goodwill (in thousands):

	Bioriginal Food & Science
January 1, 2017	$26,347
Foreign currency translation adjustment	70
March 31, 2017	$26,417	(1)

(1)	The calculated fair value of the Bioriginal Food & Science reporting unit exceeded its carrying value by 4% for the interim impairment test performed as of December 31, 2016.

The following table summarizes the Company’s intangible assets (in thousands):

	Balance at January 1, 2017	Amortization	Foreign currency translation adjustment	Balance at March 31, 2017
Customer relationships and brand names, net of accumulated amortization of $6,275 and $6,793, respectively	$14,259	(518)	41	$13,782

Indefinite life intangibles – trade names/secrets and other	3,245	—	8	3,253
Total intangible assets	$17,504	(518)	49	$17,035

	Balance at January 1, 2016	Reclassified	Amortization	Foreign currency translation adjustment	Balance at March 31, 2016
Customer relationships and brand names, net of accumulated amortization of $4,230 and $4,724, respectively	$14,851	362	(494)	71	$14,790

Indefinite life intangibles – trade names/secrets and other	5,256	(362)	—	32	4,926
Total intangible assets	$20,107	—	(494)	103	$19,716

Amortization expense of the Company’s intangible assets for each of the three months ended March 31, 2017 and 2016 was approximately $0.5 million. The table below shows estimated future amortization expense related to intangible assets (in thousands):

Remainder of 2017	$1,555
2018	2,074
2019	2,074
2020	2,074
2021	1,694
Thereafter	4,311
Total estimated future amortization expense	$13,782

The Company’s goodwill and other intangible assets are more fully explained in Note 10 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

11

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 5. RECEIVABLES, NET

Receivables, net are summarized below (in thousands):

	March 31, 2017	December 31, 2016
Trade	$36,639	$32,137
Insurance	1,304	4,600
Income tax	1,948	2,258
Other	405	538
Total accounts receivable	40,296	39,533
Less allowance for doubtful accounts	(746)	(737)
Receivables, net	$39,550	$38,796

NOTE 6. INVENTORY

The major classes of inventory are summarized below (in thousands):

	March 31, 2017	December 31, 2016	March 31, 2016
Fish meal	$10,499	$30,511	$17,438
Fish oil	21,177	24,191	18,195
Fish solubles	707	834	317
Unallocated inventory cost pool (including off-season costs)	31,347	8,090	29,523
Other nutraceutical products	3,671	3,648	5,877
Bioriginal Food & Science products	25,842	24,699	19,819
Dairy protein products	5,750	6,424	8,919
Other materials and supplies	10,418	10,314	9,659
Total inventory	$109,411	$108,711	$109,747

Inventory at March 31, 2017, December 31, 2016 and March 31, 2016 is stated at the lower of cost and net realizable value. The elements of the March 31, 2017 unallocated inventory cost pool include Omega Protein’s plant and vessel-related labor, utilities, rent, repairs and depreciation, which are allocated to 2017 fishing season production.

NOTE 7. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets are summarized below (in thousands):

	March 31, 2017	December 31, 2016
Prepaid insurance	$1,347	$1,707
Selling expenses	35	82
Leases	360	334
Energy swap	859	1,565
Other prepaids and expenses	1,545	1,019
Total prepaid expenses and other current assets	$4,146	$4,707

Amounts included in prepaid expenses and other current assets consist primarily of prepaid operating expenses including insurance, rents, and selling expenses. Prepaid selling expenses are expensed in those periods in which the related revenue is recognized.

12

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 8. OTHER ASSETS, NET

Other assets, net are summarized below (in thousands):

	March 31, 2017	December 31, 2016
Fish nets, net of accumulated amortization of $1,371 and $1,069	$1,216	$1,346
Insurance receivables	2,303	2,571
Debt issuance costs	803	861
Energy swap	37	372
Note receivable	278	319
Asset held for sale	—	91
Deposits and other	105	204
Total other assets, net	$4,742	$5,764

Amortization expense for fishing nets amounted to approximately $0.3 million for each of the three months ended March 31, 2017 and 2016.

As of March 31, 2017 and December 31, 2016, insurance receivables primarily relates to Jones Act claims for employees aboard its vessels. This estimated amount is recorded gross of estimated claims which may be due to claimants and is included in accrued insurance liabilities.

The Company carries insurance for certain losses relating to its fishing vessels and Jones Act liability for employees aboard its vessels (collectively, “Vessel Claims Insurance”). The typical Vessel Claims Insurance policy contains an annual aggregate deductible (“AAD”) for which Omega Protein remains responsible, while the insurance carrier is responsible for all applicable amounts which exceed the AAD. It is Omega Protein’s policy to accrue current amounts due and record amounts paid out on each claim. Once payments exceed the AAD, Omega Protein records an insurance receivable for a given policy year.

NOTE 9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net are summarized below (in thousands):

	March 31, 2017	December 31, 2016
Land	$9,458	$9,458
Plant assets	206,854	206,897
Fishing vessels	128,211	127,149
Furniture and fixtures	15,121	15,240
Construction in progress	34,018	23,134
Total property and equipment	393,662	381,878
Less accumulated depreciation and impairment	(198,187)	(193,254)
Property, plant and equipment, net	$195,475	$188,624

Depreciation expense for the three months ended March 31, 2017 and 2016 was $5.7 million and $5.4 million, respectively.

The Company capitalizes interest as part of the acquisition cost of a qualifying asset. Interest is capitalized only during the period of time required to complete and prepare the asset for its intended use. For each of the three month periods ended March 31, 2017 and 2016, the Company capitalized interest of approximately $0 and $0.1 million, respectively.

13

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 10. ENERGY SWAP AGREEMENTS

Energy Swap Agreements

The Company does not enter into financial instruments for trading or speculative purposes. Omega Protein entered into energy swap agreements to manage portions of its cash flow exposure related to the volatility of natural gas, diesel and propane energy prices for its fish meal and fish oil production operations. The swaps effectively fix pricing for the quantities listed below during the consumption periods.

Energy Swap	Consumption Period	Quantity	Price Per Unit	Energy Swap Asset/(Liability) as of March 31, 2017	Deferred Tax Asset/(Liability) as of March 31, 2017
				(in thousands)
Diesel - NYMEX Heating Oil Swap	May - November, 2017	2,916,460 Gallons	$1.48	$263	$(92)
Natural Gas - NYMEX Natural Gas Swap	April – October, 2017	447,000 MMBTUs	$2.87	187	(65)
Propane – Natural Gas Liquids Swap	June - November, 2017	2,566,800 Gallons	$0.45	409	(143)
Diesel - NYMEX Heating Oil Swap	May - November, 2018	2,216,000 Gallons	$1.64	(21)	7
Natural Gas - NYMEX Natural Gas Swap	April – October, 2018	322,500 MMBTUs	$2.83	5	(2)
Propane – Natural Gas Liquids Swap	June - November, 2018	2,131,000 Gallons	$0.55	50	(18)
Diesel - NYMEX Heating Oil Swap	May - November, 2019	1,083,500 Gallons	$1.71	(60)	21
Natural Gas - NYMEX Natural Gas Swap	April – October, 2019	258,200 MMBTUs	$2.76	(11)	4
Propane – Natural Gas Liquids Swap	June - November, 2019	1,172,500 Gallons	$0.58	(33)	12
				$789	$(276)

Energy Swap	Consumption Period	Quantity	Price Per Unit	Energy Swap Asset/(Liability) as of December 31, 2016	Deferred Tax Asset/(Liability) as of December 31, 2016
				(in thousands)
Diesel - NYMEX Heating Oil Swap	May - November, 2017	2,732,960 Gallons	$1.47	$717	$(251)
Natural Gas - NYMEX Natural Gas Swap	April – October, 2017	375,700 MMBTUs	$2.85	268	(94)
Propane – Natural Gas Liquids Swap	June - November, 2017	2,566,800 Gallons	$0.45	543	(190)
Diesel - NYMEX Heating Oil Swap	May - November, 2018	1,800,000 Gallons	$1.65	216	(75)
Natural Gas - NYMEX Natural Gas Swap	April – October, 2018	283,400 MMBTUs	$2.84	22	(8)
Propane – Natural Gas Liquids Swap	June - November, 2018	1,470,000 Gallons	$0.53	171	(60)
				$1,937	$(678)

14

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

As of March 31, 2017, Omega Protein has recorded a long-term liability of $0.1 million, net of the current portion included in prepaid expenses and other current assets of $0.9 million, to recognize the fair value of energy swap derivatives, and has also recorded a deferred tax liability of $0.3 million associated therewith. As of December 31, 2016, Omega Protein has recorded a long-term asset included in other assets of $0.4 million, net of the current portion included in prepaid expenses and other current assets of $1.5 million, to recognize the fair value of energy swap derivatives, and has also recorded a deferred tax liability of $0.7 million associated therewith. The effective portion of the change in fair value from inception to March 31, 2017 is recorded in “accumulated other comprehensive loss” in the Company’s consolidated financial statements. The following table illustrates the changes recorded, net of tax, in accumulated other comprehensive income (loss) resulting from the energy swap agreements (in thousands):

	Three Months Ended March 31,
	2017	2016
Beginning balance	$1,261	$(2,012)
Net change associated with current period swap transactions, net of tax	(748)	118
Balance as of March 31,	$513	$(1,894)

The $0.5 million reported in accumulated other comprehensive loss as of March 31, 2017 will be reclassified to the unallocated inventory cost pool in the period when the energy consumption takes place. The amount to be reclassified, net of taxes, during the next 12 months is expected to be approximately $0.6 million.

The following table illustrates the fair value of derivative instruments in gross asset (liability) positions (in thousands):

As of March 31, 2017	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts of Assets (Liabilities) Offset	Net Amounts of Assets (Liabilities) Presented in the Balance Sheet
Energy swap derivatives – asset position	$1,031	$(135)	$896
Energy swap derivatives – liability position	$(116)	$9	$(107)

As of December 31, 2016	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts of Assets (Liabilities) Offset	Net Amounts of Assets (Liabilities) Presented in the Balance Sheet
Energy swap derivatives – asset position	$1,962	$(25)	$1,937

If, at any time, the swaps are determined to be ineffective due to changes in the Company’s energy usage, price correlations or underlying hedge agreements or assumptions, the fair value of the portion of the energy swaps determined to be ineffective will be recognized as a gain or loss in cost of sales for the applicable period. The fair value of all outstanding derivatives is determined using a model with inputs that are observable in the market or can be derived from or corroborated by observable data (level 2).

NOTE 11. NOTES PAYABLE AND LONG-TERM DEBT

The Company's long-term debt is summarized in the table below (in thousands):

	March 31, 2017	December 31, 2016
ING Commercial Finance B.V., interest at EURIBOR plus an applicable rate (1.64% at March 31, 2017 and 1.67% at December 31, 2016)	$1,439	$1,097
Total debt	1,439	1,097
Less current maturities	(1,439)	(1,097)
Long-term debt	$—	$—

15

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The estimated fair value of the Company’s total debt at March 31, 2017 and December 31, 2016, based on quoted market prices available to the Company for issuance of similar debt with similar terms (level 2), approximated carrying value.

On August 20, 2015 (the “Closing Date”), the Company and certain subsidiaries entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A. and BMO Harris Bank, N.A.) (collectively, the “Lenders”) pursuant to which the Lenders agreed to extend credit to the Company in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $125.0 million in the aggregate (the “Commitment”), with $95.0 million of such Commitment allocated to Revolving A Loans to be made to the Company or Omega Protein in U.S. Dollars or Alternative Currencies (as such term is defined in the Loan Agreement) and $30.0 million of such Commitment allocated to Revolving B Loans to be made to the Company and certain subsidiaries, including Bioriginal Food & Science, in U.S. Dollars or Canadian Dollars. The Commitment includes a sub-facility for swingline loans up to an amount not to exceed $10.0 million, a sub-facility for standby letters of credit issued for the account of the Company or Omega Protein up to an amount not to exceed $20.0 million, a sub-facility for standby or commercial letters of credit issued for the account of Bioriginal Food & Science up to an amount not to exceed $7.5 million and an accordion feature that allows the Company to increase the amount of the Commitment up to an additional $75.0 million, subject to the further commitments of the Lenders and other customary conditions precedent. The Loan Agreement amended and restated the Company’s existing senior secured credit facility (the “Prior Loan Agreement”). The proceeds of the Loan Agreement were and are expected to be used, as applicable, to (a) refinance existing debt under the Prior Loan Agreement, (b) pay fees and expenses incurred in connection with the refinancing of the Prior Loan Agreement and the entry into the Loan Agreement, (c) refinance certain debt owed to HSBC Bank Canada pursuant to an agreement that has been terminated, and (d) provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.

As of March 31, 2017, the Company was in compliance with all financial covenants under the Loan Agreement. All Loans and all other obligations outstanding under the Loan Agreement shall be payable in full in August 2020.

As of March 31, 2017 and December 31, 2016, the Company had $0 outstanding under the Loan Agreement and approximately $8.6 million in letters of credit. The Company has no off-balance sheet arrangements other than normal operating leases and standby letters of credit.

In March 2015, Bioriginal Food & Science Europe extended the terms of its credit facility with ING Commercial Finance B.V. which provides borrowings up to an amount based on accounts receivable and inventory balances, and matures on March 31, 2018.  Advances are repayable on demand and bear interest payable monthly at 1.75% + EURIBOR (currently 1.64%).  This credit facility is secured by accounts receivable and inventory of Bioriginal Food & Science Europe to a maximum of 85% of accounts receivable and 60% of inventory.  This credit facility contains cross-default provisions and other covenants.  As of March 31, 2017 and December 31, 2016, Bioriginal Food & Science Europe had $1.4 million and $1.1 million outstanding under this credit facility, respectively, which is included in current maturities.

The Company’s notes payable and long-term debt are more fully explained in Note 11 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

NOTE 12. ACCRUED LIABILITIES

Accrued liabilities are summarized below (in thousands):

	March 31, 2017	December 31, 2016
Insurance	$5,685	$9,352
Salary and benefits	6,466	11,677
Trade creditors	8,444	11,139
Taxes, other than income tax	971	523
Income tax	467	943
Bioriginal earn-out	2,645	2,622
Deferred revenue (1)	761	1,299
Accrued interest	12	12
Other	426	361
Total accrued liabilities	$25,877	$37,928

(1)	Deferred revenue represents payments primarily received from international customers related to revenues which were not recognized until the subsequent period due to revenue recognition criteria.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 13. COMMITMENTS AND CONTINGENCIES

Bioriginal Food & Science Contingency

In September 2014, the Company acquired all of the outstanding equity of Bioriginal Food & Science pursuant to the terms of a share purchase agreement. A portion of the equity of Bioriginal Food & Science that was sold was indirectly held by the management, who continue to be employed by Bioriginal Food & Science and share in the management of Bioriginal Food & Science’s business.

In addition to the acquisition date cash purchase price and restricted stock, the management sellers will also earn additional amounts based on the annual adjusted Canadian dollar EBITDA of Bioriginal Food & Science’s business during each of the calendar years 2014 through 2016. For each calendar year, if the adjusted EBITDA met or exceeded agreed upon targets, the management sellers are eligible for an earn-out payment ranging from $1.2 million to $2.9 million Canadian Dollars, subject to certain forfeitures based on termination of management sellers’ employment. Based on results for 2014, 2015 and 2016, the total payment for all three years is $3.5 million Canadian dollars.

The earn-out payment will be made in September 2017. The Company recorded the estimated contractual obligation as compensation expense during each year as it was deemed probable that such amount would be payable. As of March 31, 2017 and December 31, 2016 the outstanding liability associated with the earn-out was $2.6 million.

Legal Contingencies

The Company is subject to various claims, lawsuits, investigations, inquiries and probation conditions involving its business and operations. Management believes that costs relating to these matters, if any, will not have a material adverse effect on the results of operations, cash flows or financial position of the Company, except as set forth below.

In March and April of 2017, three class action lawsuits were filed against the Company and two of its officers. One of the lawsuits was subsequently voluntarily dismissed. The plaintiffs seek damages for alleged materially misleading statements and/or material omissions by the Company. The complaints seek unspecified compensatory damages, including interest thereon, attorneys’ fees and costs. Although the Company believes the allegations in these lawsuits are without merit and intends to contest them vigorously, litigation is subject to inherent uncertainties and we are not able at this time to determine the outcome of these lawsuits or their potential liability, if any. It is possible that an adverse result in one of these lawsuits could have a material adverse effect on the Company’s business, reputation, results of operations and financial condition. In addition, defending the lawsuits may be costly and could require significant involvement of the Company’s senior management and divert management's attention from its business and operations.

In October 2016, the Company received a Civil Investigative Demand from the Department of Justice requesting information in connection with a False Claims Act investigation. The government’s investigation concerns whether there has been or is a violation of the False Claims Act in connection with Omega Protein’s May 2010 certification to the U.S. Department of Commerce that Omega Protein’s Reedville, Virginia facility was in compliance with federal environmental laws in order to obtain a loan guarantee under the Department of Commerce’s Title XI loan program. That Title XI loan was repaid in full in November 2015 and the Company and its subsidiaries currently have no Title XI indebtedness outstanding. The Company has delivered responsive documents to the Department of Justice. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

In December 2016, the Company received a subpoena from the Securities and Exchange Commission requesting information in connection with an investigation relating to a Company subsidiary’s compliance with its probation terms and the Company’s protection of whistleblower employees. The Company has delivered responsive documents to the Securities and Exchange Commission. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In December 2016, Omega Protein entered into a plea agreement with the United States Attorney’s Office for the Western District of Louisiana to resolve the previously disclosed government investigation related to that subsidiary’s Abbeville, Louisiana operations. Under the plea agreement, the subsidiary agreed to plead guilty to two felony counts under the Clean Water Act. The plea agreement provides for a sentence consisting of (i) a $1.0 million fine, (ii) a three-year probationary period for the subsidiary ending in January 2020, and (iii) a payment by the subsidiary of $0.2 million for community service. The plea agreement was approved by the U.S. District Court for the Western District of Louisiana on January 18, 2017.

In December 2016, the U.S. District Court for the Eastern District of Virginia held a hearing on a previously disclosed motion filed by the U.S. Attorney for the Eastern District of Virginia to revoke Omega Protein’s probation relating to a June 2013 plea agreement because of issues resolved by the plea agreement described in the prior paragraph. At that hearing, the Virginia court imposed an additional two-year probation period on Omega Protein to run from June 4, 2016 to June 4, 2018. The remainder of this two year probation period will run concurrently with the three year probation period set forth in the plea agreement described in the prior paragraph.

NOTE 14. RECONCILIATION OF BASIC AND DILUTED PER SHARE DATA (in thousands except per share data)

Basic earnings per share is calculated by dividing net income allocated to common shares outstanding by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share assumes the exercise of stock options provided the effect is not anti-dilutive.

The Company grants certain incentive compensation awards, including restricted stock, to employees and non-employee directors that are considered to be participating securities. Due to the presence of participating securities, earnings per share is calculated using the two-class method.

Three Months Ended March 31:	2017		2016
Allocation of earnings:
Net income	$6,080		$8,380
Income allocated to participating securities	(81)		(137)
Income allocated to common shares outstanding	$5,999		$8,243

Weighted average common shares outstanding	22,124		21,861

Basic earnings per share		$0.27		$0.38

Stock options assumed exercised	304		307
Weighted average diluted common shares and potential common share equivalents outstanding	22,428		22,168

Diluted earnings per share		$0.27		$0.37

There were no options to purchase shares of common stock during the three months ended March 31, 2017 and 2016 excluded from the computation of diluted earnings per share because the adjusted exercise prices of the options based upon the assumed proceeds were greater than the average market price of the shares during that period.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 15. STOCK-BASED COMPENSATION

Restricted Stock

The Company has issued shares of restricted stock under the 2015 Incentive Plan and 2006 Incentive Plan. Shares of restricted stock have generally vested on the third anniversary of the grant date or in equal installments over three years except for shares of restricted stock granted to non-employee directors which vest six months after the grant date. Non-vested shares are generally forfeited upon the termination of employment or service as a director. Holders of shares of restricted stock are entitled to all rights of a stockholder of the Company, including the right to vote the shares and receive any dividends or other distributions. The non-vested shares are considered participating securities and the Company has calculated earnings per share using the two-class method. See Note 14 – Reconciliation of Basic and Diluted Per Share Data.

During the three month periods ended March 31, 2017 and 2016, the Company issued 37,426 and 48,425 shares of restricted stock under the 2015 Incentive Plan, respectively, to employees. The Company’s compensation expense related to restricted stock was approximately $0.5 million ($0.3 million after tax) for each of the three months ended March 31, 2017 and 2016, which is primarily reflected in selling, general and administrative expenses in the unaudited condensed consolidated statement of comprehensive income. As of March 31, 2017, there was approximately $2.2 million ($1.4 million after tax) of unrecognized compensation expense related to non-vested restricted stock that is expected to be recognized over a weighted-average period of 0.7 years, of which $1.1 million ($0.7 million after-tax) of compensation expense is expected to be recognized during the remainder of fiscal year 2017.

Performance Units

On February 26, 2015, March 8, 2016 and February 27, 2017, the Company adopted cash incentive performance unit plans. The value of the units will be determined by reference to the performance of the Company’s common stock during the relevant performance period compared to the performance of the Russell 2000 Index member companies (the “Peer Group”) during that same period. One third of the Performance Units granted will be earned at the end of each calendar year of the performance period and will be valued for the calendar year based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Peer Group. The performance units contain a service provision of approximately 3 years and are liability-classified awards included in accrued liabilities and other long-term liabilities which are adjusted to fair value on a quarterly basis.

The Company’s compensation expense related to performance units was approximately $0.2 million ($0.1 million after tax) for each of the three months ended March 31, 2017 and 2016, which is primarily reflected in selling, general and administrative expenses in the unaudited condensed consolidated statement of comprehensive income. As of March 31, 2017, there was approximately $2.8 million ($1.8 million after tax) of unrecognized compensation expense related to performance units that is expected to be recognized over a weighted-average period of 2.1 years, of which $1.2 million ($0.8 million after-tax) of compensation expense is expected to be recognized during the remainder of fiscal year 2017.

NOTE 16. COMPONENTS OF NET PERIODIC BENEFIT COST

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Service cost	$—	$—
Interest cost	223	251
Expected return on plan assets	(185)	(212)
Amortization of prior service costs	—	—
Amortization of net loss	307	341
Net periodic pension cost	$345	$380

For the three months ended March 31, 2017 and 2016, the Company contributed approximately $0.1 million and $0.2 million, respectively, to the Company’s pension plan. The Company expects to make contributions of $0.4 million to the pension plan during the remainder of 2017.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 17. INCOME TAXES

The Company generally determines, with the exception of certain nonrecurring items, its periodic income tax benefit or expense based upon the current period income and the annual estimated tax rate for the Company adjusted for any change to prior period estimates. The estimated tax rate is revised, if necessary, as of the end of each successive interim period during the fiscal year to the Company’s current annual estimated tax rate.

For the three months ended March 31, 2017, the income tax provision reflects an effective tax rate of 30.8%, compared to an effective tax rate of 35.5% for the three months ended March 31, 2016. The statutory tax rate of 35% for U.S. federal taxes was in effect for each of the three month periods ended March 31, 2017 and 2016.  The decrease in the effective tax rate for the three months ended March 31, 2017 is primarily a result of the adoption of ASU 2016-09. The adoption decreased the provision for income taxes by $0.3 million due to the excess tax benefit of equity compensation transactions, which reduced the effective tax rate by 3.8%.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the Company’s MD&A contained in the Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”), and in conjunction with the consolidated financial statements included in this report and in the 2016 Form 10-K.

Forward-looking statements in this Form 10-Q, future filings by the Company with the Securities and Exchange Commission (the “Commission” or “SEC”), the Company’s press releases and oral statements by authorized officers of the Company are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty. The Company believes that forward-looking statements made by it are based on reasonable expectations; however, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include the words “estimate,” “project,” “anticipate,” “expect,” “predict,” “assume,” “believe,” “could,” “would,” “hope,” “may” or similar expressions. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in Item 1A. Risk Factors in the Company’s 2016 Form 10-K and this Form 10-Q.

General

Omega Protein Corporation is a nutritional products company that develops, produces and delivers nutritious products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. As used herein, the term the “Company” refers to Omega Protein Corporation and its consolidated subsidiaries, as applicable. The Company’s principal executive offices are located at 2105 City West Boulevard, Suite 500, Houston, Texas 77042-2838 (Telephone: (713) 623-0060).

The Company operates in two primary industry segments: animal nutrition and human nutrition.

The Company’s animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“Omega Protein”) and Omega Shipyard, Inc. (“Omega Shipyard”). Omega Protein, the Company’s principal operating subsidiary, is predominantly dedicated to the production of animal nutrition products and operates in the menhaden harvesting and processing business and is the successor to a business conducted since 1913. Omega Protein currently operates a total of three menhaden processing plants in the states of Louisiana, Mississippi and Virginia. The Company also operates a Health and Science Center in Reedville, Virginia, which provides 100-metric tons per day of fish oil input capacity for the Company’s food, industrial and feed grade oils. A portion of Omega Protein’s production is transferred to its human nutrition segment. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for Omega Protein’s fishing fleet.

The human nutrition segment operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science Corp. (“Bioriginal Food & Science”), Wisconsin Specialty Protein, L.L.C. (“WSP”) and Cyvex Nutrition, Inc. (“Cyvex”). Bioriginal Food & Science, acquired by the Company in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by the Company in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex is located in Irvine, California and is a supplier for the food and nutraceutical industries.

On February 22, 2017, the Company announced that it has initiated a strategic alternatives review for the Company’s human nutrition segment. That review could result in, among other things, a sale, consolidation or business combination, asset divestiture, partnering or other collaboration agreements with respect to the human nutrition segment in one or more transactions, continuing to operate the human nutrition segment in the ordinary course of business or an exit from portions of that business. However, there can be no assurance that the Company will be successful in identifying or completing any strategic alternative, that any such strategic alternative will yield additional value for shareholders or that the review process will not have an adverse impact on the Company’s business. In addition, if the review were to result in a sale of the human nutrition segment, it would make the Company more susceptible to factors affecting its animal nutrition segment. For additional information, see the first and second risk factors under “Item 1A. Risk Factors—Risks Relating to the Company’s Business and Industry” in the Company’s 2016 Form 10-K.

The Company has not set a timetable for completion of the strategic alternatives review process and does not intend to discuss or disclose developments with respect to the process unless and until such time as the Board of Directors has approved a definitive course of action or otherwise concludes its review of strategic alternatives.

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The Company also operates a technical center in Houston, Texas, the Omega Protein Technology and Innovation Center, which has food science application labs as well as analytical, sensory, lipids research and pilot plant capabilities.

For financial information about the Company’s industry segments for the three months ended March 31, 2017 and 2016, see Note 3 – Industry Segments to the unaudited condensed consolidated financial statements in Item 1.

Company Overview

Revenues Composition. The following table sets forth the Company’s revenues by product (in millions) and the approximate percentage of total revenues represented thereby, for the indicated periods:

	Three Months Ended March 31,
	2017		2016
	Revenues	Percent	Revenues	Percent
Animal Nutrition Revenues
Fish Meal	$30.7	41.8%	$34.1	40.2%
Fish Oil	1.7	2.3	8.8	10.4
Refined Fish Oil	7.1	9.6	6.4	7.5
Fish Solubles and Other	0.4	0.5	0.9	1.1
Subtotal of Animal Nutrition	39.9	54.2	50.2	59.2

Human Nutrition Revenues
Specialty oils	26.7	36.3	27.7	32.7
Dairy protein products	4.5	6.1	4.4	5.2
Other nutraceutical ingredients	2.5	3.4	2.5	2.9
Subtotal of Human Nutrition	33.7	45.8	34.6	40.8

Total	$73.6	100.0%	$84.8	100.0%

The following table sets forth the Company’s revenues by geography (in millions) and the approximate percentage of total revenues represented thereby, for the indicated periods:

	Three Months Ended March 31,
	2017		2016
	Revenues	Percent	Revenues	Percent

U.S. - Domestic Revenues	$53.2	72.2%	$56.8	66.9%
Export Revenues	$20.4	27.8	28.0	33.1
Total	$73.6	100.0%	$84.8	100.0%

 Animal Nutrition Products

2017 Fishing Information.  At March 31, 2017, Omega Protein owned a fleet of 39 vessels and 27 spotter aircraft for use in its fishing operations and also leased additional aircraft where necessary to facilitate operations. For the 2017 fishing season in the Gulf of Mexico, which is expected to run from mid-April through October, Omega Protein plans to operate 19 fishing and carry vessels and 22 spotter aircraft. The fishing area in the Gulf is generally located along the Gulf Coast, with a concentration off the Louisiana and Mississippi coasts. The fishing season along the Atlantic coast is expected to begin in May and can extend into December. For the 2017 fishing season, Omega Protein plans to operate 7 fishing vessels and 7 independently-owned spotter aircraft along the Mid-Atlantic coast. The remaining fleet of fishing vessels and spotter aircraft are not routinely operated during the fishing season and are back-up to the active fleet, used for other transportation purposes, inactive, or in the process of refurbishment or conversion in the Company’s shipyard.

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The results of the 2017 fishing season will depend in large part on the volume of fish caught, and the oil yield associated with the catch.  For illustrative purposes, the Company’s 2016 fish catch was 14.1% below the 2015 fish catch and related production results were 5.4% below 2015 production. The higher percentage decrease in fish catch as compared to production is due to an increase in total yield, primarily as a result of higher fish oil yields. The Company believes that fish oil yields are influenced by multiple factors, including but not limited to, fish diet, weather, water temperature and nutrient content, fish population and age of fish, but such possible relationships and inter-relationships are not generally well understood. The lower fish catch, which was partially offset by an increased fish oil yield, resulted in a higher per unit inventory cost for the 2016 fishing season as compared to the 2015 fishing season.

Sales Contracts. Omega Protein generally sells most of its products on up to a twelve-month forward contract basis with the balance sold on a spot basis through purchase orders or under longer-term forward contracts. Omega Protein’s sales contracts generally contain force majeure and other production allocation provisions. Historically, fish meal and fish oil sold on a forward contract basis have fluctuated from year to year based upon perceived market availability and forward price expectations. As of March 31, 2017, Omega Protein has sold forward on a contract basis approximately 39,000 short tons (1 short ton = 2,000 pounds) of fish meal and 20,000 metric tons (1 metric ton = 2,204.6 pounds) of fish oil for 2017. Of these 2017 forward sales, the majority was contracted during 2016. As a basis of comparison, as of March 31, 2016, Omega Protein had sold forward on a contract basis approximately 54,000 short tons of fish meal and 15,000 metric tons of fish oil for 2016.

Omega Protein’s annual revenues are highly dependent on pricing, annual fish catch, production yields and inventories. Inventory is generally carried over from one year to the next year and Omega Protein determines the level of inventory to be carried over based on production volumes, existing contracts, prevailing market prices of the products and anticipated customer usage and demand during the off-season. Thus, production volumes do not necessarily correlate with sales volumes in the same year and sales volumes will fluctuate from quarter to quarter. Omega Protein’s fish meal products have a useable life of approximately one year from the date of production. Practically, however, Omega Protein attempts to empty its warehouses of the previous season’s products by May or June of the new fishing season. Omega Protein’s crude fish oil products do not lose efficacy unless exposed to oxygen and, therefore, their storage life typically is longer than that of fish meal.

We expect global supply for fish meal and fish oil to be higher in 2017 versus the prior year as a result of higher global quotas.  As a result, we currently expect lower prices for fish meal and fish oil in the second half of 2017 than were realized in 2016 and the three months ended March 31, 2017.

Omega Protein

 does not expect to be able to use H2B visa workers for its 2017 fishing season and it is possible that Omega Protein’s inability to secure a sufficient number of qualified workers could have an adverse effect on Omega Protein’s 2017 Gulf of Mexico fishing season. See “Part II – Item 1A. Risk Factors – The Company’s inability to use any H2B visa workers for its 2017 fishing season could have an adverse impact on the Company’s 2017 Gulf of Mexico fishing season.”

 Human Nutrition Products

The Company produces and sells products for human consumption in three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Sales of specialty oils decreased approximately $1.0 million in the three months ended March 31, 2017 as compared to the three months ended March 31, 2016 primarily due to a decrease in sales of coconut oil. Sales of protein products and other nutraceutical ingredients were flat when comparing the three-month periods ended March 31, 2017 and 2016.

Results of Operations

The following discussion segregates the financial results of the Company’s two industry segments: animal nutrition and human nutrition. For a discussion of the Company’s segments, see Note 3 - Industry Segments to the unaudited condensed consolidated financial statements in Item 1.

Interim Results for the First Quarters ended March 31, 2017 and 2016

Animal Nutrition

	Three Months Ended March 31,
	2017	2016	Increase (Decrease)
	(in millions)
Revenues	$39.9	$50.2	$(10.3)
Cost of sales	25.8	29.7	(3.9)
Gross profit	14.1	20.5	(6.4)
Selling, general and administrative expenses (including research and development)	0.5	0.5	—
Gain on disposal of assets	(0.4)	—	(0.4)
Operating income	$14.0	$20.0	$(6.0)

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Revenues.    Animal nutrition revenues decreased $10.3 million, or 20.4%, from $50.2 million for the three months ended March 31, 2016 (the “Comparable Quarter”) to $39.9 million for the three months ended March 31, 2017 (the “Current Quarter”). The decrease in animal nutrition related revenues was primarily due to decreased sales volumes of 55.5% and 10.2% for the Company’s fish oil and fish meal, respectively, partially offset by increased sales prices of 29.9% and 0.4% for the Company’s fish oil and fish meal, respectively. Considering fish meal, fish oil and fish solubles sales activities in total, the Company experienced a $10.4 million decrease in revenues due to the decrease in sales volumes and a $0.1 million increase in revenues caused by increased sales prices, when comparing the Current Quarter and the Comparable Quarter. The decreases in fish oil and fish meal sales volumes are primarily due to the timing of contracts and the decreased level of inventory at the beginning of the Current Quarter due to decreased production during the 2016 fishing season compared to the 2015 fishing season. The increase in fish oil sales prices during the Current Quarter as compared to the Comparable Quarter is mainly due to a change in product mix related to a smaller relative volume of unrefined fish oil sales.

Cost of sales.    Animal nutrition cost of sales, including depreciation and amortization, for the Current Quarter was $25.8 million, a decrease of $3.9 million, or 13.3%, as compared to the Comparable Quarter. Cost of sales as a percentage of revenues was 64.6% for the Current Quarter as compared to 59.3% for Comparable Quarter. The increase in cost of sales as a percentage of revenues was primarily due to a 10.3% higher cost per unit of sales as a result of lower fish catch and production in the 2016 fishing season compared to the 2015 fishing season.

Gross profit.    Animal nutrition gross profit decreased $6.4 million, or 30.9%, from $20.5 million for the Comparable Quarter to $14.1 million for the Current Quarter due largely to the decreases in sales volumes. Gross profit as a percentage of revenue was 35.4% for the Current Quarter compared to 40.7% for the Comparable Quarter. The decrease in gross profit as a percentage of revenue was primarily due to the increased cost per unit of sales as discussed above.

Other (gains) and losses.   The Company recorded a gain on disposal of assets for the Current Quarter of $0.4 million related primarily to insurance proceeds received for a disposed asset. The gain for the Comparable Quarter was less than $0.1 million.

Human Nutrition

	Three Months Ended March 31,
	2017	2016	Increase (Decrease)
	(in millions)
Revenues	$33.6	$34.7	$(1.1)
Cost of sales	27.5	30.3	(2.8)
Gross profit	6.1	4.4	1.7
Selling, general and administrative expenses (including research and development)	3.7	4.2	(0.5)
Loss related to plant closures	—	0.6	(0.6)
Operating income (loss)	$2.4	$(0.4)	$2.8

Revenues.    Human nutrition revenues decreased $1.1 million, or 2.9%, from $34.7 million for the Comparable Quarter to $33.6 million for the Current Quarter, due to decreases in sales of specialty oils. Specialty oils revenues decreased by $1.0 million to $26.7 million (including $0.6 million from menhaden omega-3 concentrates) in the Current Quarter from $27.7 million (including $0.9 million from menhaden omega-3 concentrates and tolling) in the Comparable Quarter. The decrease in specialty oils revenues was primarily due to decreased sales of coconut oil. Protein products revenues increased by $0.1 million to $4.5 million during the Current Quarter. Other nutraceutical ingredients revenues were $2.5 million during each of the Current and Comparable Quarters.

Cost of sales.    Human nutrition cost of sales, including depreciation and amortization, for the Current Quarter was $27.5 million, a $2.8 million, or 8.9%, decrease compared to the Comparable Quarter. Human nutrition cost of sales as a percentage of revenue decreased from 87.4% for the Comparable Quarter to 82.0% for the Current Quarter, due in part to reduced raw materials cost of certain specialty oils. Specialty oils cost of sales was $21.7 million (including $0.5 million from menhaden omega-3 concentrates and tolling) and $24.7 million (including $1.7 million from menhaden omega-3 concentrates and tolling) during the Current and Comparable Quarters, respectively.

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Protein products cost of sales was $4.3 million for the Current Quarter compared to $3.9 million during the Comparable Quarter. The increase in protein products cost of sales was mainly attributed to decreased production which resulted in a higher cost per unit of sales. Other nutraceutical ingredients cost of sales was $1.6 million during the Current Quarter compared to $1.7 million for the Comparable Quarter.

Gross profit.    Human nutrition gross profit increased $1.7 million, or 38.4%, from $4.4 million for the Comparable Quarter to $6.1 million for the Current Quarter. Gross profit as a percentage of revenue was 18.0% for the Current Quarter as compared to 12.6% for the Comparable Quarter. The increase in gross profit as a percentage of revenue was primarily due to increased specialty oil gross profit as a percentage of revenues, which includes the effect of the Batavia, Illinois oil concentration facility closure.

Selling, general and administrative expenses.    Human nutrition selling, general and administrative expenses decreased $0.5 million, or 11.6%, from $4.2 million for the Comparable Quarter to $3.7 million for the Current Quarter. The decrease in selling, general and administrative expenses is primarily due to decreased labor expenses during the Current Quarter compared to the Comparable Quarter.

Loss related to plant closures. As a result of the planned closing of the Batavia, Illinois oil concentration facility, the Company recognized a loss of $0.6 million in the Comparable Quarter. No such charge was recognized during the Current Quarter.

Unallocated

	Three Months Ended March 31,
	2017	2016	Increase (Decrease)
	(in millions)
Selling, general and administrative expenses (including research and development)	$6.6	$4.9	$1.7

Selling, general and administrative expenses (including research and development). Unallocated selling, general and administrative expenses increased $1.7 million, or 32.7%, from $4.9 million for the Comparable Quarter to $6.6 million for Current Quarter. The increase in selling, general and administrative expenses is primarily due to increased legal and other professional expenses during the Current Quarter compared to the Comparable Quarter.

Other non-segmented results of operation

Interest expense.    Interest expense was $0.1 million for each of the Current and Comparable Quarters. Capitalized interest, which offsets interest expense, was $0 and $0.1 million for the Current and Comparable Quarters, respectively.

Loss on foreign currency.    The Company recorded a $0.9 million and a $1.4 million loss on foreign currency in the Current and Comparable Quarters, respectively, due to fluctuations in the Canadian dollar exchange rate and working capital balances at Bioriginal Food & Science’s Canadian operations.

Provision for income taxes.    The Company recorded a $2.7 million provision for income taxes for the Current Quarter representing an effective tax rate of 30.8% for income taxes compared to 35.5% for the Comparable Quarter. The decrease in the effective tax rate in the Current Quarter is primarily the result of the adoption of ASU 2016-09 on January 1, 2017, which reduces the provision for income taxes by the excess tax benefit of equity compensation. The statutory tax rate of 35% for U.S. federal taxes was in effect for each of the Current and Comparable Quarters.

Seasonal and Quarterly Results

Omega Protein’s menhaden harvesting and processing business is seasonal in nature. Omega Protein generally has higher sales during the third quarter of each fiscal year due to increased product availability and customer demand. Additionally, due to differences in gross profit margins for Omega Protein’s various products, any variation in the mix of product sales between quarters may result in significant variations of total gross profit margins. These margins may also be affected by changes in costs from year to year and month to month, which includes variations in production yields. Similarly, from time to time Omega Protein defers sales of inventory, which may affect comparable period comparisons. As a result, the Company’s quarterly operating results have fluctuated in the past and may fluctuate in the future.

25

OMEGA PROTEIN CORPORATION

Liquidity and Capital Resources

The Company’s primary sources of liquidity and capital resources have been cash flows from operations and bank credit facilities. These sources of cash flows have been used for operations, capital expenditures, payment of long-term debt, business acquisitions, the purchase and retirement of shares of the Company’s common stock and the Company’s dividend program.

At March 31, 2017, the Company had an unrestricted cash balance of $23.6 million, a decrease of $13.8 million from December 31, 2016. Omega Protein’s annual revenues and its resulting liquidity are highly dependent on annual fish catch, production yields, selling prices for its products and inventories available for sale. Omega Protein’s average selling price for its animal nutrition products for the three months ended March 31, 2017 was 1% higher than the average selling price for the year ended December 31, 2016.  Omega Protein’s average per unit cost of sales for its animal nutrition ingredients for the three months ended March 31, 2017 was 4% higher than its average per unit cost of sales for the year ended December 31, 2016.

The aggregate amount of the Company’s outstanding indebtedness as of March 31, 2017 was $1.4 million compared to $1.1 million as of December 31, 2016.  The Company will be required to use a portion of its cash flows to pay principal and interest on its debt, which will reduce the amount of money the Company has for operations, capital expenditures, expansion, acquisitions or general corporate or other business activities. In addition, the covenants contained in the Company’s debt agreements limit its ability to borrow money in the future for acquisitions, capital expenditures or to meet the Company’s operating expenses or other general corporate obligations. See “Item 1A. Risk Factors – Risks Relating to the Company’s Operations. The Company currently has a relatively small amount of indebtedness, but if that indebtedness were to increase, it may adversely affect its ability to operate its business, remain in compliance with debt covenants and make payments on its debt” in the Company’s 2016 Form 10-K.

As of March 31, 2017, the Company has contracted through energy swap derivatives or physical contracts a portion of its estimated 2017, 2018 and 2019 energy use.

Source of Capital: Operations

Net operating activities provided cash of $0.6 million and $10.8 million during the three months ended March 31, 2017 and 2016, respectively. The decrease in operating cash flow is primarily attributable to changes in working capital as well as decreased net income from the sale of animal nutrition segment inventory as a result of decreased fish catch in 2016 as compared to 2015.

Source and Use of Capital: Debt, Dividends and Common Stock

Net financing activities used cash of $1.2 million and $0.4 million during the Current and Comparable Quarters, respectively. The Current Quarter included $1.1 million of dividend payments, $0.1 million in proceeds received from stock options exercised, $0.5 million in stock repurchases relating to employee returns of restricted stock to the Company in satisfaction of withholding taxes and $0.3 million in debt principal borrowings. The Comparable Quarter included $0.2 million in tax effects received from stock options exercised, $0.4 million in stock repurchases relating to employee returns of restricted stock to the Company in satisfaction of withholding taxes, $5.5 million in debt principal payments and $5.2 million in debt principal borrowings.

On August 20, 2015 (the “Closing Date”), the Company and certain subsidiaries entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A. and BMO Harris Bank, N.A.) (collectively, the “Lenders”), pursuant to which the Lenders agreed to extend credit to the Company in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $125.0 million in the aggregate (the “Commitment”), with $95.0 million of such Commitment allocated to Revolving A Loans to be made to the Company or Omega Protein in U.S. Dollars or Alternative Currencies (as such term is defined in the Loan Agreement) and $30.0 million of such Commitment allocated to Revolving B Loans to be made to the Company and certain subsidiaries, including Bioriginal Food & Science, in U.S. Dollars or Canadian Dollars. The Commitment includes a sub-facility for swingline loans up to an amount not to exceed $10.0 million, a sub-facility for standby letters of credit issued for the account of the Company or Omega Protein up to an amount not to exceed $20.0 million, a sub-facility for standby or commercial letters of credit issued for the account of Bioriginal Food & Science up to an amount not to exceed $7.5 million and an accordion feature that allows the Company to increase the amount of the Commitment up to an additional $75.0 million, subject to the further commitments of the Lenders and other customary conditions precedent.

As of March 31, 2017, the Company was in compliance with all financial covenants under the Loan Agreement. All Loans and all other obligations outstanding under the Loan Agreement are payable in full in August 2020.

26

OMEGA PROTEIN CORPORATION

As of each of March 31, 2017 and December 31, 2016, the Company had no amount outstanding under the Loan Agreement other than approximately $8.6 million in letters of credit. The Company has no off-balance sheet arrangements other than normal operating leases and standby letters of credit.

In March 2015, Bioriginal Food & Science Europe extended the terms of its credit facility with ING Commercial Finance B.V., which provides borrowings up to an amount based on accounts receivable and inventory balances, and matures on March 31, 2018.  Advances are repayable on demand and bear interest payable monthly at 1.75% + EURIBOR (currently 1.64%).  This credit facility is secured by accounts receivable and inventory of Bioriginal Food & Science Europe to a maximum of 85% of accounts receivable and 60% of inventory.  This credit facility contains cross default provisions and other covenants.  As of March 31, 2017 and December 31, 2016, Bioriginal Food & Science Europe had $1.4 million and $1.1 million outstanding under this credit facility, respectively, which is included in current maturities.

The Company’s notes payable and long-term debt are more fully explained in Note 11 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

Use of Capital: Capital Investments

The Company’s investing activities consist mainly of capital expenditures for equipment purchases, replacements, vessel refurbishments, plant expansions, fish oil refining processes and technology. The Company made capital expenditures of approximately $13.9 million and $9.7 million, including $0 and $0.1 million of capitalized interest, for the three month periods ended March 31, 2017 and 2016, respectively. The Company anticipates investing an additional $26 million to $36 million in capital expenditures during the remainder of 2017, excluding capitalized interest, primarily for the expansion of production capabilities, refurbishment of vessels and plant assets, regulatory and environmental requirements and for the improvement of certain equipment. Additional investment opportunities or requirements may arise during the year, which could cause capital expenditures to exceed this range.

Use of Capital: Contractual Obligations

The following table aggregates information about the Company’s contractual cash obligations and other commercial commitments (in thousands) as of March 31, 2017:

	Payments Due by Period
Contractual Cash Obligations	Total	Less than 1 year	1 to 3 years	4 to 5 years	After 5 years

Debt	$1,439	$1,439	$—	$—	$—
Interest on debt	24	24	—	—	—
Operating lease obligations	8,042	2,640	4,026	1,200	176
Pension funding (1)	6,815	480	1,975	1,810	2,550
Total Contractual Obligations	$16,320	$4,583	$6,001	$3,010	$2,726

(1)	Represents estimated future contributions to the plan based on the expected return on plan assets and assumptions regarding discount rates

The Company believes that the existing cash, cash equivalents, cash flow from operations and funds available through the Loan Agreement described above will be sufficient to meet its working capital and capital expenditure requirements through the next twelve months.

27

OMEGA PROTEIN CORPORATION

Critical Accounting Policies and Estimates

The methods, estimates and judgments used in applying the Company’s critical accounting policies have a significant impact on the results reported in the Consolidated Financial Statements. The SEC has defined the critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and operating results, and requires the Company to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are highly uncertain at the time of estimation. Based on this definition, the Company’s most critical policies include: valuation of inventory (Notes 1 and 6 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of losses related to Jones Act and worker’s compensation insurance claims (Note 1 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of income and deferred taxes (Notes 1 and 13 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of property, plant and equipment including impairments (Note 9 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of pension plan obligations (Notes 1 and 15 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K) and the valuation of goodwill and other intangible assets (Notes 1 and 10 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K).

For all financial statement periods presented, there have been no material modifications to the application of these critical accounting policies or methodologies regarding estimates and judgements.

Item 3. Quantitative and Qualitative Disclosure About Market Risk.

In the normal course of business, the financial condition of the Company is exposed to minimal market risk associated with interest rate movements on the Company’s borrowings.  In the past, to mitigate this risk, the Company has entered into interest rate swap agreements to effectively lock-in the LIBOR component of certain debt instruments.  However, no interest rate swap agreements are currently in effect. As of March 31, 2017, the Company’s indebtedness of $1.4 million was subject to variable interest rates. A one percent increase or decrease in the levels of interest rates on variable rate debt would not result in a material change to the Company’s results of operations.

Although the Company sells products in foreign countries, most of the Company’s revenues and costs are billed and paid for in US dollars. As a result, management does not believe that the Company is exposed to significant foreign country currency exchange risk. The Company had not historically used market risk sensitive instruments to manage its exposure to this risk but began to do so to a limited extent in 2015.

There have been no significant changes to the Company’s exposure to market risk since the Company’s 2016 Form 10-K.

Item 4. Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, the Company conducted an evaluation of the effectiveness of its “disclosure controls and procedures,” as that phrase is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934. The evaluation was carried out under the supervision and with the participation of management, including the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).

Based on and as of the date of that evaluation, the Company’s CEO and CFO have concluded that (i) the Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Securities Exchange Act of 1934, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure, and (ii) the Company’s disclosure controls and procedures are effective.

Notwithstanding the foregoing, there can be no assurance that the Company’s disclosure controls and procedures will detect or uncover all failures of persons within the Company and its consolidated subsidiaries to disclose material information otherwise required to be set forth in the Company’s periodic reports. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures.

(b) Changes in Internal Control over Financial Reporting

There were no changes in the Company’s internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

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OMEGA PROTEIN CORPORATION

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

The Company is defending various claims and litigation arising from operations in the ordinary course of the Company’s business. In the opinion of management, except as noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 or this Report on Form 10-Q, any losses resulting from these matters will not have a material adverse effect on the Company’s results of operations, cash flows or financial position.

On March 2, 2017 and April 5, 2017, two class action lawsuits captioned Malone v. Omega Protein Corporation and Diehl v. Omega Protein Corporation, respectively, were filed against the Company and two of its officers in the United States District Court for the Southern District of New York. The Malone action was voluntarily dismissed, without prejudice, by the plaintiff on March 29, 2017. The Diehl action purports to assert claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The plaintiff in Diehl seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s securities during the period from June 4, 2013 through March 1, 2017. The complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers regarding the Company’s finances and business prospects, which allegedly operated to inflate artificially the price paid for the Company’s securities during the class period. The complaints seek unspecified compensatory damages, including interest thereon, attorneys’ fees and costs.

On March 3, 2017, a class action lawsuit captioned Ahern v. Omega Protein Corporation was filed against the Company and two of its officers in the United States District Court for the Central District of California. This suit asserts claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The plaintiff seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s publicly traded securities during the period from August 3, 2016 through March 1, 2017. The complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers regarding the Company’s business, operational and financial results, which allegedly operated to inflate artificially the market price of the Company’s securities during the class period. The complaint seeks unspecified compensatory damages, including interest thereon, attorneys’ fees and costs. On May 1, 2017, the Company filed a motion to transfer this lawsuit from the United States District Court for the Central District of California to the United States District Court for the Southern District of New York.

Although the Company believes that the allegations in these lawsuits are without merit and intends to defend such litigation vigorously, litigation is subject to inherent uncertainties and we are not able at this time to determine the outcome of these lawsuits or their potential liability, if any. It is possible that an adverse result in one of these lawsuits could have a material adverse effect on the Company’s business, reputation, results of operations and financial condition. In addition, defending the lawsuits may be costly and could require significant involvement of the Company’s senior management and divert management's attention from its business and operations.

Item 1A. Risk Factors

There have been no material changes from the risk factors previously disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2016, except as set forth below:

The Company and two of its officers have been named in two class action lawsuits which allege violations of securities laws. The Company and two of its officers are the subject of two putative class actions lawsuits in New York and in California with respect to alleged violations of the securities laws. These lawsuits seek various remedies, including unspecified compensatory damages, including interest thereon, attorney’s fees and costs. For additional information on these lawsuits, see “Part II. Other Information – Item 1. Legal Proceedings” in this Form 10-Q.

Although the Company believes that the allegations in these lawsuits are without merit and intends to defend such litigation vigorously, litigation is subject to inherent uncertainties and we are not able at this time to determine the outcome of these lawsuits or their potential liability, if any. It is possible that an adverse result in one of these lawsuits could have a material adverse effect on the Company’s business, reputation, results of operations and financial condition. In addition, defending the lawsuits may be costly and could require significant involvement of the Company’s senior management and divert management's attention from its business and operations.

The Company’s inability to use any H2B visa workers for its 2017 fishing season could have an adverse impact on its 2017 Gulf of Mexico fishing season. On March 16, 2017, the Company received notice applicable to all employers from the United States Citizenship and Immigration Services that a sufficient number of H2B visa petitions had been received to reach the congressionally mandated H2B visa cap for that portion of fiscal 2017 relevant to the Company’s 2017 fishing season. As a result, the Company does not expect to be able to use H2B visa workers for its 2017 fishing season, despite timely filing for and receiving approval from the U.S. Department of Labor for such workers.

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OMEGA PROTEIN CORPORATION

Although the Company has reduced the number of H2B visas requested over time, it has historically used workers in the United States H2B visa program during its fishing seasons, whereby foreign nationals are permitted to enter the United States on temporary work visas and engage in seasonal, non-agricultural employment. To address the H2B worker shortfall, the Company has increased its recruiting efforts to find other qualified workers. The Company has also implemented temporary changes to its Gulf of Mexico fishing operations to minimize the impact of the H2B worker shortfall, including consolidating vessel crews and modifying the use of certain vessels by operating three fishing vessels as less labor-intensive carrying vessels and idling one vessel.

While the Company expects that it will be able to substantially ameliorate the impact of the H2B worker shortfall, it is possible that the Company’s inability to secure a sufficient number of qualified workers could have an adverse impact on its 2017 Gulf of Mexico fishing season.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In January 2017, the Company’s Board of Directors established a dividend program under which the Company intends to pay a regular quarterly cash dividend to the holders of the Company’s common stock. The initial quarterly cash dividend of $0.05 per share was paid on March 15, 2017 to shareholders of record as of the close of business on February 22, 2017. On May 1, 2017, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per share to be paid on June 15, 2017 to shareholders of record as of the close of business on May 25, 2017. Prior to the initial quarterly cash dividend, the Company had not declared any dividends on its common stock since it became a public company in April 1998. The Company currently expects to pay quarterly cash dividends on its common stock in the future, but such payments are subject to approval of the Company’s Board of Directors and are dependent upon the Company’s financial condition, results of operations, capital requirements and other factors, including those set forth under Item 1A - “Risk Factors” of this Report and Item 1A – “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. In addition, the terms of the Company’s Loan Agreement may restrict the payment of cash dividends on its common stock under certain circumstances. See “Item 7—Management’s Discussion and Analysis of Financial Conditional and Results of Operations—Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on the Company’s common stock.

The following table sets forth information with respect to repurchases by the Company of its shares of Common Stock during the first quarter of 2017:

Period	Total number of shares repurchased (1)	Average price paid per share	Total number of shares purchased as part of publicly announced plans or programs (2)	Approximate dollar value of shares that may yet be purchased under the plans or programs (2)
January 1- January 31, 2017	—	—	—	$40,000,000
February 1- February 28, 2017	15,452	$25.61	—	—
March 1- March 31, 2017	4,936	19.32	—	—
First Quarter 2017	20,388	$24.09	—	$40,000,000

_______________________

(1)	During the first quarter of 2017, all repurchased shares related to stock received by the Company for the payment of withholding taxes due on vesting of restricted stock awards.

(2)

In May 2016, the Company announced a share repurchase program of up to $40 million over the next 3 years. To date, the Company has not purchased any shares under the purchase criteria established for the share repurchase program, and in February 2017 the Company suspended the purchase of shares under its share repurchase program in connection with its previously announced strategic review of its human nutrition segment.

30

OMEGA PROTEIN CORPORATION

Item 3. Defaults Upon Senior Securities

None

Item 4. Mine Safety Disclosures

Not applicable

Item 5. Other Information

None

Item 6. Exhibits

Exhibit No.	Description of Exhibit
*10.1	Omega Protein Corporation 2017 Cash Incentive Performance Unit Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 3, 2017).

*10.2	Form of Award of Restricted Stock Agreement for February 27, 2017 grants of restricted stock awards (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 3, 2017).

31.1	Rule 13a-14(a)/15d-14(a) Certification for Chief Executive Officer.

31.2	Rule 13a-14(a)/15d-14(a) Certification for Chief Financial Officer.

32.1	Section 1350 Certification for Chief Executive Officer.

32.2	Section 1350 Certification for Chief Financial Officer.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.PRE	XBRL Taxonomy Presentation Linkbase Document.

101.LAB	XBRL Taxonomy Label Linkbase Document.

101.CAL	XBRL Taxonomy Calculation Linkbase Document.

101.DEF	XBRL Definition Linkbase Document.

* Incorporated by reference

31

OMEGA PROTEIN CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA PROTEIN CORPORATION (Registrant)

May 8, 2017	By:	/s/ Andrew C. Johannesen
Andrew C. Johannesen
Executive Vice President and Chief Financial Officer

32

ANNEX F

Quarterly Report on Form 10-Q of Omega Protein Corp.

for the three months ended June 30, 2017

F-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 10-Q

[X]         QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2017

OR

[  ]          TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period From __________ to __________.

Commission file number: 001-14003

OMEGA PROTEIN CORPORATION

(Exact name of Registrant as specified in its charter)

State of Nevada	76-0562134
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2105 City West Blvd., Suite 500
Houston, Texas	77042-2838
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 623-0060

_________________

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes X No__.

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes X No ___.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

       Large accelerated filer ☐     Accelerated filer ☒     Non-accelerated filer ☐ (Do not check if a smaller reporting company)

       Smaller reporting company ☐   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act)

Yes      No X .

Number of shares outstanding of the Registrant's Common Stock, par value $0.01 per share, on July 27, 2017: 22,464,351.

OMEGA PROTEIN CORPORATION

2

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements and Notes

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$9,967	$37,412
Receivables, net	55,187	38,796
Inventories, net	110,708	108,711
Prepaid expenses and other current assets	6,359	4,707
Total current assets	182,221	189,626
Property, plant and equipment, net	202,278	188,624
Goodwill	26,733	26,347
Other intangible assets, net	16,697	17,504
Other assets, net	4,248	5,764
Total assets	$432,177	$427,865

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$1,884	$1,097
Accounts payable	12,817	17,099
Accrued liabilities	29,758	37,928
Total current liabilities	44,459	56,124
Deferred tax liability, net	30,399	25,678
Pension liabilities, net	5,524	5,659
Other long-term liabilities	3,070	3,717
Total liabilities	83,452	91,178

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 22,652,670 and 22,579,626 shares issued and 22,464,351 and 22,411,695 shares outstanding at June 30, 2017 and December 31, 2016, respectively	223	223
Capital in excess of par value	156,848	155,761
Retained earnings	203,345	192,150
Treasury stock, at cost – 188,319 and 167,931 shares at June 30, 2017 and December 31, 2016, respectively	(3,385)	(2,894)
Accumulated other comprehensive loss	(8,306)	(8,553)
Total stockholders’ equity	348,725	336,687
Total liabilities and stockholders’ equity	$432,177	$427,865

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

3

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues	$93,923	$112,650	$167,492	$197,493
Cost of sales	71,415	79,252	124,793	139,276
Gross profit	22,508	33,398	42,699	58,217

Selling, general, and administrative expense	9,781	11,106	20,032	20,039
Research and development expense	506	713	1,029	1,349
Impairment of goodwill and other intangible assets	—	11,614	—	11,614
Loss related to plant closures	—	1,023	—	1,665
Loss (gain) on disposal of assets	175	(31)	(210)	(66)
Operating income	12,046	8,973	21,848	23,616
Interest expense	(72)	(134)	(153)	(279)
Gain (loss) gain on foreign currency	(353)	73	(1,241)	(1,358)
Other income (expense), net	(86)	116	(136)	37
Income before income taxes	11,535	9,028	20,318	22,016

Provision for income taxes	4,177	3,365	6,880	7,973
Net income	7,358	5,663	13,438	14,043

Other comprehensive income (loss):
Foreign currency translation adjustment net of tax expense of $598, $194, $640 and $584, respectively	1,111	360	1,188	1,085
Energy swap adjustment, net of tax benefit (expense) of $319, ($863), $722 and ($927), respectively	(593)	1,603	(1,341)	1,721
Pension benefits adjustment, net of tax expense of $108, $120, $215 and $239, respectively	200	222	400	444
Comprehensive income	$8,076	$7,848	$13,685	$17,293
Basic earnings per share (See Note 14)	$0.33	$0.25	$0.60	$0.63
Weighted average common shares outstanding	22,157	21,885	22,140	21,873
Diluted earnings per share (See Note 14)	$0.32	$0.25	$0.59	$0.62
Weighted average common shares and potential common share equivalents outstanding	22,423	22,180	22,427	22,174
Dividends declared per common share outstanding	$0.05	$—	$0.10	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

4

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$13,438	$14,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,028	12,599
Loss related to plant closures	—	1,986
Loss (gain) on disposal of assets	(210)	(66)
Impairment of goodwill and other intangible assets	—	11,614
Provisions for losses on receivables	7	29
Share based compensation	1,383	1,855
Deferred income taxes	5,384	(1,747)
Unrealized loss (gain) on foreign currency fluctuations, net	1,241	1,358
Changes in assets and liabilities:
Receivables	(16,594)	(14,930)
Inventories	(1,615)	13,091
Prepaid expenses and other current assets	(2,944)	(1,596)
Other assets	339	(2,117)
Accounts payable	(4,983)	(5,271)
Accrued liabilities	(7,591)	10,821
Pension liability, net	265	241
Other long term liabilities	18	(6)
Net cash provided by operating activities	1,166	41,904
Cash flows from investing activities:
Capital expenditures	(27,400)	(18,272)
Proceeds from disposition of assets	773	85
Net cash used in investing activities	(26,627)	(18,187)
Cash flows from financing activities:
Dividends paid	(2,243)	—
Principal payments of long-term debt	—	(24,500)
Proceeds from long-term debt	656	6,392
Treasury stock repurchase	(491)	(358)
Proceeds from equity compensation transactions	79	283
Excess tax benefit of equity compensation transactions	—	211
Net cash used in financing activities	(1,999)	(17,972)
Net (decrease) increase in cash and cash equivalents	(27,460)	5,745
Translation effect on cash	15	(2)
Cash and cash equivalents at beginning of year	37,412	661
Cash and cash equivalents at end of period	$9,967	$6,404

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

5

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES SUMMARY OF OPERATIONS AND BASIS OF PRESENTATION

Business Description

Omega Protein Corporation (the “Company”) is a nutritional products company that develops, produces and delivers products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. The Company operates through two industry segments: animal nutrition and human nutrition.

The animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“Omega Protein”) and Omega Shipyard, Inc. (“Omega Shipyard”). Omega Protein, the Company’s principal operating subsidiary, is the successor to a business conducted since 1913. Omega Protein produces and markets a variety of products produced from menhaden (a herring-like species of fish found in commercial quantities in the U.S. coastal waters of the Atlantic Ocean and Gulf of Mexico), including specialty fish meal, crude and refined fish oils and fish solubles. Omega Protein’s fish meal products are primarily used as a protein ingredient in animal feed for swine, aquaculture and household pets. Fish oil is used primarily for animal and aquaculture feeds, as well as additives to human food products and dietary supplements. Omega Protein’s fish solubles are sold primarily to bait manufacturers and for use as an organic fertilizer. Omega Protein’s business is seasonal in nature and generally has higher revenues during the third quarter of each fiscal year. A portion of Omega Protein’s production is transferred to the human nutrition segment where it is further processed and sold. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for Omega Protein’s fishing fleet.

The human nutrition segment operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science Corp. (“Bioriginal Food & Science”), Wisconsin Specialty Protein, L.L.C. (“WSP”) and Cyvex Nutrition, Inc. (“Cyvex”). Bioriginal Food & Science, acquired by the Company in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by the Company in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex is located in Irvine, California and is a supplier for the food and nutraceutical industries.

Basis of Presentation

These interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, the instructions to Quarterly Report on Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally provided have been omitted. The interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.  Additionaly, certain amounts applicable to the prior period have been reclassified to conform to the current classification.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the Company’s consolidated financial position as of June 30, 2017, and the results of its operations for the three month and six month periods ended June 30, 2017 and 2016 and its cash flows for the six month periods ended June 30, 2017 and 2016. Quarterly operating results are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.

6

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive gain (loss) included in stockholders’ equity are as follows:

              Changes in Accumulated Other Comprehensive Loss by Component

                   For the Six Months Ended June 30, 2017 (in thousands)

	Gains and Losses On Cash Flow Hedges		Defined Benefit Pension Items		Foreign Currency Translation Adjustment	Total
Balance as of December 31, 2016	$1,261		$(7,457)		$(2,357)	$(8,553)
Other comprehensive gain (loss) before reclassifications	(1,341)		—		1,188	(153)
Amounts reclassified from accumulated other comprehensive loss	—	(a)	400	(b)	—	400
Net current-period other comprehensive income	(1,341)		400		1,188	247
Balance as of June 30, 2017	$(80)		$(7,057)		$(1,169)	$(8,306)

              Changes in Accumulated Other Comprehensive Loss by Component

         For the Six Months Ended June 30, 2016 (in thousands)

	Gains and Losses On Cash Flow Hedges		Defined Benefit Pension Items		Foreign Currency Translation Adjustment	Total
Balance as of December 31, 2015	$(2,012)		$(8,335)		$(2,691)	$(13,038)
Other comprehensive gain (loss) before reclassifications	1,180		—		1,085	2,265
Amounts reclassified from accumulated other comprehensive loss	541	(a)	444	(b)	—	985
Net current-period other comprehensive income	1,721		444		1,085	3,250
Balance as of June 30, 2016	$(291)		$(7,891)		$(1,606)	$(9,788)

(a)	This accumulated other comprehensive income component is reclassified to the unallocated inventory cost pool in the period when the energy consumption takes place.
(b)

This accumulated other comprehensive income component is included in the computation of net periodic pension costs as amortization of actuarial loss which are explained in more detail in Note 15 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

Recently Issued and Adopted Accounting Standards

In March 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-07, Compensation – Retirement Benefits, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. ASU 2017-07 requires employers to present the service cost component of the net periodic benefit cost in the same income statement line item as other employee compensation costs arising from services rendered during the period. The other components of net benefit cost, including interest cost, expected return on plan assets, amortization of prior service cost/credit and actuarial gain/loss, and settlement and curtailment effects, are to be presented outside of any subtotal of operating income. Employers will have to disclose the line(s) used to present the other components of net periodic benefit cost, if the components are not presented separately in the income statement. ASU 2017-07 is effective for fiscal years and interim periods beginning after December 15, 2017, and early adoption is permitted. The Company does not expect the adoption of ASU 2017-07 to have a material impact on its consolidated results of operations, financial position and related disclosures.

In December 2016, the FASB issued amendments to Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The amendments allow entities not to make quantitative disclosures about remaining performance obligations in certain cases and require entities that use any of the new or previously existing optional exemptions to expand their qualitative disclosures. The amendments also make additional technical corrections and improvements to the new revenue standard. The guidance will be effective with the same date and transition requirements as those in ASC 606.

7

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

ASC 606 is effective for the Company beginning January 1, 2018. The Company is continuing to evaluate the standard’s impact on its consolidated results of operations and financial condition. The Company has conducted contract reviews of the most significant contracts in its Animal Nutrition segment and is currently developing a project plan to conduct detailed contract reviews in the Human Nutrition segment to determine necessary adjustments to existing accounting policies and to support a complete evaluation of the standard’s impact on the Company’s consolidated results of operations and financial condition. For the majority of the Company’s revenue arrangements, transactions are not accounted for under industry-specific guidance that will be superseded by the ASC and generally consist of a single performance obligation to transfer promised goods. Additionally, there are expanded disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers which the Company is also developing as it works through the project plan.

Based upon review of the most significant contracts in the Animal Nutrition segment, the Company has not identified any terms or conditions in the contracts reviewed to date that would suggest the adoption of ASC 606 will result in a different pattern of revenue recognition than that recorded under current guidance.  However, the Company will continue to evaluate this assessment as further review is performed, which includes incremental contract reviews for the Animal Nutrition Segment, as well as beginning the Company’s assessment of the Human Nutrition segment, which could identify changes under ASU 2014-09.

The Company currently anticipates utilizing the modified retrospective method of adoption on January 1, 2018.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation, Improvements to Employee Share-Based Payment Accounting.  ASU 2016-09 was issued as part of the FASB’s simplification initiative and affects all entities that issue share-based payment awards to their employees. ASU 2016-09 covers accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The Company prospectively adopted the provisions of ASU No. 2016-09 effective January 1, 2017, which decreased the provision for income taxes by $0.3 million and relocated the $0.3 million excess tax benefit of equity compensation transactions cash flow from financing to operating on the condensed consolidated statement of cash flows as compared to the presentation for the six months ended June 30, 2016.

In February 2016, the FASB issued ASU 2016-02, Leases, which is intended to improve the reporting of leasing transactions to provide users of financial statements with more decision-useful information. ASU 2016-02 will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The Company will adopt ASU 2016-02 on January 1, 2019 and is assessing its potential impact on the Company’s consolidated results of operations, financial position and related disclosures.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which amended existing guidance on income taxes to require the classification of all deferred tax assets and liabilities as non-current on the balance sheet.  The Company retrospectively adopted the provisions of ASU 2015-17 effective January 1, 2017, which netted the December 31, 2016 previously reported $3.4 million current deferred tax asset with the previously reported $29.1 million long-term deferred tax liability into a recasted $25.7 million long-term deferred tax liability.

Foreign Currency Translations

All amounts are expressed in U.S. Dollars unless otherwise indicated. The U.S. Dollar is the functional currency of Bioriginal Food & Science’s Canadian-based subsidiaries (“Bioriginal Food & Science Canada”). Monetary assets and liabilities denominated in foreign currencies are translated into U.S. Dollars at exchange rates in effect at the balance sheet date. Non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenue and expenses are translated at average rates in effect in the period of the transaction. Foreign exchange gains and losses are included in the consolidated statement of comprehensive income.

The Euro is the functional currency of Bioriginal Food & Science’s Netherlands-based subsidiaries (“Bioriginal Food & Science Europe”). The operations of these subsidiaries are considered self-sustaining and their financial statements are translated into U.S. Dollars using the current rate method. Under this method, all assets and liabilities are translated to U.S. Dollars at exchange rates in effect at the balance sheet date and all revenue and expenses are translated at rates in effect at the time of the transactions. Exchange gains and losses arising from this translation, representing the net unrealized foreign currency translation gain (loss) on the Company's net investment in its self-sustaining subsidiaries, are recorded in the accumulated other comprehensive income (loss) component of stockholders' equity. Adjustments to the accumulated other comprehensive income (loss) account are not recorded in the consolidated statement of comprehensive income until realized through an addition or reduction in the Company's net investment in such operations.

8

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 2. PLANT CLOSURES

Batavia Plant

As part of a strategic review that began in late 2015 and as a result of operating results that did not meet expectations, the Company re-assessed its business strategy to produce and sell concentrated menhaden fish oils. During this assessment, sales efforts were reduced and the Company determined that the carrying values of certain assets located at the Company’s facility in Batavia, Illinois were no longer recoverable. In March 2016, the Company decided to exit this facility. In September 2016, the Company entered into an agreement to sell substantially all of the assets of InCon Processing, L.L.C. at the Batavia facility for $0.5 million in the form of a note receivable, and that sale closed on October 3, 2016.

The following table shows all charges related to the plant closure that have been recorded in the Company’s consolidated statements of comprehensive income during the three and six months ended June 30, 2017 and 2016 and from December 2015 to June 30, 2017:

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	December 2015 to June 30, 2017
	(in thousands)
Impairment of property, plant and equipment	$—	$1,190	$—	$1,200	$5,892
Write-off material and supplies inventory	—	—	—	239	575
Employee severance costs	—	183	—	539	611
Other closure costs	—	—	—	—	74
Total loss (gain) related to plant closure	$—	$1,373	$—	$1,978	$7,152

The Company does not expect additional expenses related to this closure.

Cameron Plant

In December 2013, the Company effectively closed its menhaden fish processing plant located in Cameron, Louisiana and re-deployed certain vessels from that facility to the Company’s other Gulf Coast facilities located in Abbeville, Louisiana and Moss Point, Mississippi. In conjunction with the closure, the following charges were incurred in the Company’s consolidated statements of comprehensive income during the three and six months ended June 30, 2017 and 2016 and from December 2013 to June 30, 2017:

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	December 2013 to June 30, 2017
	(in thousands)
Impairment of property, plant and equipment	$—	$—	$—	$—	$7,922
Write-off material and supplies inventory	—	—	—	—	150
Employee severance costs	—	—	—	—	732
Estimated decommissioning costs	—	—	—	—	250
Other ongoing closure costs not attributable to future production	—	(350)	—	(313)	6,405
Total loss (gain) related to plant closure	$—	$(350)	$—	$(313)	$15,459

The Company does not expect additional expenses related to this closure.

NOTE 3. INDUSTRY SEGMENTS

The Company evaluates and reviews its results of operations in two segments: animal nutrition and human nutrition. These segments are managed separately and information on each segment is used by the chief operating decision maker as decisions are made about the Company’s overall resource allocation and assess performance. Key measurements include revenue growth, operating income and return on invested capital.

The animal nutrition segment is primarily comprised of the Company’s fishing related assets. These assets produce fish meal, oil and solubles that are sold primarily to animal nutrition customers. A portion of the Company’s fish oil is also partially refined and transferred at cost to the human nutrition segment where it is further refined for sale to the human nutrition market. The human nutrition segment is comprised of assets used to produce, procure, market and sell products, including plant oils, dairy proteins, fish oils and nutraceuticals to human nutrition markets.

9

OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The tables below present information about reported segments for three months ended June 30, 2017 and 2016 (in thousands):

2017	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$57,147	$36,776	$—	$93,923
Cost of sales	41,939	29,476	—	71,415
Gross profit	15,208	7,300	—	22,508
Selling, general and administrative expenses (including research and development)	568	4,026	5,693	10,287
Loss (gain) on disposal of assets	175	—	—	175
Operating income (loss)	$14,465	$3,274	$(5,693)	$12,046
Depreciation and amortization	$4,973	$1,292	$234	$6,499
Identifiable assets	$277,140	$138,253	$16,784	$432,177
Capital expenditures	$13,449	$74	$22	$13,545

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (2)	$81,602	$31,048	$—	$112,650
Cost of sales	51,074	28,178	—	79,252
Gross profit	30,528	2,870	—	33,398
Selling, general and administrative expenses (including research and development)	662	4,473	6,684	11,819
Impairment of goodwill and other intangible assets	—	11,614	—	11,614
Loss (gain) related to plant closures	(350)	1,373	—	1,023
Loss (gain) on disposal of assets	(31)	—	—	(31)
Operating income (loss)	$30,247	$(14,590)	$(6,684)	$8,973
Depreciation and amortization	$4,740	$1,453	$190	$6,383
Identifiable assets	$256,755	$140,937	$10,794	$408,486
Capital expenditures	$7,442	$429	$697	$8,568

(1) Excludes revenue from internal customers of $0.4 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(2) Excludes revenue from internal customers of $0.4 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

The tables below present information about reported segments for the six months ended June 30, 2017 and 2016 (in thousands):

2017	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (3)	$97,088	$70,404	$—	$167,492
Cost of sales	67,742	57,051	—	124,793
Gross profit	29,346	13,353	—	42,699
Selling, general and administrative expenses (including research and development)	1,123	7,682	12,256	21,061
Loss (gain) on disposal of assets	(221)	11	—	(210)
Operating income (loss)	$28,444	$5,660	$(12,256)	$21,848
Depreciation and amortization	$10,029	$2,528	$471	$13,028
Identifiable assets	$277,140	$138,253	$16,784	$432,177
Capital expenditures	$27,269	$109	$22	$27,400

10

OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (4)	$131,797	$65,696	$—	$197,493
Cost of sales	80,823	58,453	—	139,276
Gross profit	50,974	7,243	—	58,217
Selling, general and administrative expenses (including research and development)	1,148	8,609	11,631	21,388
Impairment of goodwill and other intangible assets	—	11,614	—	11,614
Loss (gain) related to plant closures	(313)	1,978	—	1,665
Loss (gain) on disposal of assets	(66)	—	—	(66)
Operating income (loss)	$50,205	$(14,958)	$(11,631)	$23,616
Depreciation and amortization	$9,410	$2,807	$382	$12,599
Identifiable assets	$256,755	$140,937	$10,794	$408,486
Capital expenditures	$15,904	$1,504	$864	$18,272

(3) Excludes revenue from internal customers of $0.8 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(4) Excludes revenue from internal customers of $0.5 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

A reconciliation of total segment operating income to total earnings from operations before income taxes is as follows (in thousands):

	Three Months Ended June 30,
	2017	2016
Operating income for reportable segments	$17,739	$15,657
Unallocated operating loss	(5,693)	(6,684)
Interest expense	(72)	(134)
Gain (loss) on foreign currency	(353)	73
Other income (expense), net	(86)	116
Income before income taxes	$11,535	$9,028

	Six Months Ended June 30,
	2017	2016
Operating income for reportable segments	$34,104	$35,247
Unallocated operating loss	(12,256)	(11,631)
Interest expense	(153)	(279)
Gain (loss) on foreign currency	(1,241)	(1,358)
Other income (expense), net	(136)	37
Income before income taxes	$20,318	$22,016

NOTE 4. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is measured as the excess of the cost of an acquisition over the sum of the amounts assigned to the fair value of tangible and intangible assets acquired less liabilities assumed. All of the Company’s goodwill and other intangible assets are the result of acquisitions in the human nutrition segment.

Goodwill is tested annually for impairment, and whenever an event occurs or circumstances change that would more likely than not indicate that the carrying value of a reporting unit that includes goodwill is greater than the fair value of that reporting unit. Determining whether an indicator of impairment has occurred during an interim period involves a significant amount of judgment.  During the interim periods, qualitative factors such as deterioration in general economic conditions, changes in the market for an entity’s products or services, declines in actual or planned revenue or earnings compared with actual and projected results of relevant prior periods, among others, are evaluated to determine if a triggering event which would result in a potential impairment has occurred. In determining fair value of a reporting unit, the Company uses various approaches, including an income approach, which is considered to be a Level 3 fair value measurement.

11

OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

During the second quarter of 2017, the Company completed its annual impairment testing of goodwill and indefinite life intangible assets related to its acquisition of Bioriginal Food & Science in September 2014.  As of June 30, 2017, the calculated fair value of Bioriginal Food & Science’s trade name exceeded its $3.3 million carrying value by 5% and the calculated fair value of goodwill exceeded its $26.7 million carrying value by 29%. At this time, the Company does not consider the carrying value of these assets to be at risk due to the level of anticipated profitability of Bioriginal Food & Science. Key assumptions in the fair value calculation include sales volumes and prices, the portion of sales attributable to trade names, the cost and availability of raw materials and the discount rate.

The following table summarizes the changes in the carrying amount of goodwill (in thousands):

Bioriginal Food & Science
January 1, 2017	$26,347
Foreign currency translation adjustment	386
June 30, 2017	$26,733

The following table summarizes the Company’s intangible assets (in thousands):

	Balance at January 1, 2017	Amortization	Foreign currency translation adjustment	Balance at June 30, 2017
Customer relationships and brand names, net of accumulated amortization of $6,275 and $7,311, respectively	$14,259	(1,036)	185	$13,408

Indefinite life intangibles – trade names/secrets and other	3,245	—	44	3,289
Total intangible assets	$17,504	(1,036)	229	$16,697

	Balance at January 1, 2016	Reclassified	Amortization	Foreign currency translation adjustment	Balance at June 30, 2016
Customer relationships and brand names, net of accumulated amortization of $4,230 and $5,237, respectively	$14,851	362	(1,007)	41	$14,247

Indefinite life intangibles – trade names/secrets and other	5,256	(362)	—	21	4,915
Total intangible assets	$20,107	—	(1,007)	62	$19,162

Amortization expense of the Company’s intangible assets for each of the three month periods ended June 30, 2017 and 2016 was approximately $0.5 million and for each of the six month periods ended June 30, 2017 and 2016 was approximately $1.0 million. The table below shows estimated future amortization expense related to intangible assets (in thousands):

Remainder of 2017	$1,037
2018	2,074
2019	2,074
2020	2,074
2021	1,694
Thereafter	4,455
Total estimated future amortization expense	$13,408

12

OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The Company’s goodwill and other intangible assets are more fully explained in Note 10 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

NOTE 5. RECEIVABLES, NET

Receivables, net are summarized below (in thousands):

	June 30, 2017	December 31, 2016
Trade	$51,341	$32,137
Insurance	1,087	4,600
Income tax	3,230	2,258
Other	234	538
Total accounts receivable	55,892	39,533
Less allowance for doubtful accounts	(705)	(737)
Receivables, net	$55,187	$38,796

NOTE 6. INVENTORY

The major classes of inventory are summarized below (in thousands):

	June 30, 2017	December 31, 2016	June 30, 2016
Fish meal	$17,528	$30,511	$26,214
Fish oil	11,297	24,191	13,816
Fish solubles	643	834	201
Unallocated inventory cost pool (including off-season costs)	35,952	8,090	21,457
Other nutraceutical products	3,760	3,648	5,370
Bioriginal Food & Science products	24,704	24,699	21,382
Dairy protein products	5,641	6,424	7,870
Other materials and supplies	11,183	10,314	10,679
Total inventory	$110,708	$108,711	$106,989

Inventory at June 30, 2017, December 31, 2016 and June 30, 2016 is stated at the lower of cost and net realizable value. The elements of the June 30, 2017 unallocated inventory cost pool include Omega Protein’s plant and vessel-related labor, utilities, rent, repairs and depreciation, which are allocated to 2017 fishing season production.

NOTE 7. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets are summarized below (in thousands):

	June 30, 2017	December 31, 2016
Prepaid insurance	$4,228	$1,707
Selling expenses	203	82
Leases	98	334
Energy swap	253	1,565
Other prepaids and expenses	1,577	1,019
Total prepaid expenses and other current assets	$6,359	$4,707

13

OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

Amounts included in prepaid expenses and other current assets consist primarily of prepaid operating expenses including insurance, rents, and selling expenses. Prepaid selling expenses are expensed in those periods in which the related revenue is recognized.

NOTE 8. OTHER ASSETS, NET

Other assets, net are summarized below (in thousands):

	June 30, 2017	December 31, 2016
Fish nets, net of accumulated amortization of $1,673 and $1,069	$2,028	$1,346
Insurance receivables	1,135	2,571
Debt issuance costs	744	861
Energy swap	—	372
Note receivable	236	319
Asset held for sale	—	91
Deposits and other	105	204
Total other assets, net	$4,248	$5,764

Amortization expense for fishing nets amounted to approximately $0.3 million for each of the three month periods ended June 30, 2017 and 2016 and $0.6 million and $0.5 million for the six months ended June 30, 2017 and 2016, respectively.

As of June 30, 2017 and December 31, 2016, insurance receivables primarily relates to Jones Act claims for employees aboard its vessels. This estimated amount is recorded gross of estimated claims which may be due to claimants and is included in accrued insurance liabilities.

The Company carries insurance for certain losses relating to its fishing vessels and Jones Act liability for employees aboard its vessels (collectively, “Vessel Claims Insurance”). The typical Vessel Claims Insurance policy contains an annual aggregate deductible (“AAD”) for which Omega Protein remains responsible, while the insurance carrier is responsible for all applicable amounts which exceed the AAD. It is Omega Protein’s policy to accrue current amounts due and record amounts paid out on each claim. Once payments exceed the AAD, Omega Protein records an insurance receivable for a given policy year.

NOTE 9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net are summarized below (in thousands):

	June 30, 2017	December 31, 2016
Land	$9,458	$9,458
Plant assets	209,898	206,897
Fishing vessels	137,306	127,149
Furniture and fixtures	15,171	15,240
Construction in progress	32,758	23,134
Total property and equipment	404,591	381,878
Less accumulated depreciation and impairment	(202,313)	(193,254)
Property, plant and equipment, net	$202,278	$188,624

Depreciation expense was $5.6 million and $5.5 million for the three months ended June 30, 2017 and 2016, respectively, and $11.3 million and $10.9 million for the six months ended June 30, 2017 and 2016, respectively.

The Company capitalizes interest as part of the acquisition cost of a qualifying asset. Interest is capitalized only during the period of time required to complete and prepare the asset for its intended use. For each of the three and six month periods ended June 30, 2017 and 2016, the Company capitalized interest of approximately $0 and $0.1 million, respectively.

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OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 10. ENERGY SWAP AGREEMENTS

Energy Swap Agreements

The Company does not enter into financial instruments for trading or speculative purposes. Omega Protein entered into energy swap agreements to manage portions of its cash flow exposure related to the volatility of natural gas, diesel and propane energy prices for its fish meal and fish oil production operations. The swaps effectively fix pricing for the quantities listed below during the consumption periods.

The following tables summarize the Company's energy swap agreements by type and consumption period:

Energy Swap	Consumption Period	Quantity	Price Per Unit	Energy Swap Asset/(Liability) as of June 30, 2017	Deferred Tax Asset/(Liability) as of June 30, 2017
				(in thousands)
Diesel - NYMEX Heating Oil Swap	July - November, 2017	1,861,900 Gallons	$1.51	$(64)	$22
Natural Gas - NYMEX Natural Gas Swap	July – October, 2017	293,900 MMBTUs	$2.87	53	(18)
Propane – Natural Gas Liquids Swap	July - November, 2017	2,058,100 Gallons	$0.45	322	(113)
Diesel - NYMEX Heating Oil Swap	May - November, 2018	2,582,000 Gallons	$1.63	(216)	76
Natural Gas - NYMEX Natural Gas Swap	April – October, 2018	387,000 MMBTUs	$2.84	8	(3)
Propane – Natural Gas Liquids Swap	June - November, 2018	2,131,000 Gallons	$0.55	—	—
Diesel - NYMEX Heating Oil Swap	May - November, 2019	1,839,500 Gallons	$1.69	(167)	58
Natural Gas - NYMEX Natural Gas Swap	April – October, 2019	258,200 MMBTUs	$2.76	(8)	3
Propane – Natural Gas Liquids Swap	June - November, 2019	1,563,500 Gallons	$0.57	(51)	18
				$(123)	$43

Energy Swap	Consumption Period	Quantity	Price Per Unit	Energy Swap Asset/(Liability) as of December 31, 2016	Deferred Tax Asset/(Liability) as of December 31, 2016
				(in thousands)
Diesel - NYMEX Heating Oil Swap	May - November, 2017	2,732,960 Gallons	$1.47	$717	$(251)
Natural Gas - NYMEX Natural Gas Swap	April – October, 2017	375,700 MMBTUs	$2.85	268	(94)
Propane – Natural Gas Liquids Swap	June - November, 2017	2,566,800 Gallons	$0.45	543	(190)
Diesel - NYMEX Heating Oil Swap	May - November, 2018	1,800,000 Gallons	$1.65	216	(75)
Natural Gas - NYMEX Natural Gas Swap	April – October, 2018	283,400 MMBTUs	$2.84	22	(8)
Propane – Natural Gas Liquids Swap	June - November, 2018	1,470,000 Gallons	$0.53	171	(60)
				$1,937	$(678)

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OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

As of June 30, 2017, Omega Protein has recorded a long-term liability of $0.4 million, net of the current portion included in prepaid expenses and other current assets of $0.3 million, to recognize the fair value of energy swap derivatives, and has also recorded a deferred tax asset of less than $0.1 million associated therewith. As of December 31, 2016, Omega Protein has recorded a long-term asset included in other assets of $0.4 million, net of the current portion included in prepaid expenses and other current assets of $1.5 million, to recognize the fair value of energy swap derivatives, and has also recorded a deferred tax liability of $0.7 million associated therewith. The effective portion of the change in fair value from inception to June 30, 2017 is recorded in “accumulated other comprehensive loss” in the Company’s consolidated financial statements. The following table illustrates the changes recorded, net of tax, in accumulated other comprehensive income (loss) resulting from the energy swap agreements (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Beginning balance	$513	$(1,894)	$1,261	$(2,012)
Net (gain) loss, net of tax, reclassified to unallocated inventory cost pool	(83)	541	(83)	541
Net change associated with current period swap transactions, net of tax	(510)	1,062	(1,258)	1,180
Balance as of June 30,	$(80)	$(291)	$(80)	$(291)

The $0.1 million reported in accumulated other comprehensive loss as of June 30, 2017 will be reclassified to the unallocated inventory cost pool in the period when the energy consumption takes place. The amount to be reclassified, net of taxes, during the next 12 months is expected to be approximately $0.2 million.

The following table illustrates the fair value of derivative instruments in gross asset (liability) positions (in thousands):

As of June 30, 2017	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts of Assets (Liabilities) Offset	Net Amounts of Assets (Liabilities) Presented in the Balance Sheet
Energy swap derivatives – asset position	$502	$(249)	$253
Energy swap derivatives – liability position	$(414)	$38	$(376)

As of December 31, 2016	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts of Assets (Liabilities) Offset	Net Amounts of Assets (Liabilities) Presented in the Balance Sheet
Energy swap derivatives – asset position	$1,962	$(25)	$1,937

If, at any time, the swaps are determined to be ineffective due to changes in the Company’s energy usage, price correlations or underlying hedge agreements or assumptions, the fair value of the portion of the energy swaps determined to be ineffective will be recognized as a gain or loss in cost of sales for the applicable period. The fair value of all outstanding derivatives is determined using a model with inputs that are observable in the market or can be derived from or corroborated by observable data (level 2).

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OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 11. NOTES PAYABLE AND LONG-TERM DEBT

The Company's long-term debt is summarized in the table below (in thousands):

	June 30,	December 31,
	2017	2016
ING Commercial Finance B.V., interest at EURIBOR plus an applicable rate (1.59% at June 30, 2017 and 1.67% at December 31, 2016)	$1,884	$1,097
Total debt	1,884	1,097
Less current maturities	(1,884)	(1,097)
Long-term debt	$—	$—

The estimated fair value of the Company’s total debt at June 30, 2017 and December 31, 2016, based on quoted market prices available to the Company for issuance of similar debt with similar terms (level 2), approximated carrying value.

On August 20, 2015 (the “Closing Date”), the Company and certain subsidiaries entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A. and BMO Harris Bank, N.A.) (collectively, the “Lenders”) pursuant to which the Lenders agreed to extend credit to the Company in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $125.0 million in the aggregate (the “Commitment”), with $95.0 million of such Commitment allocated to Revolving A Loans to be made to the Company or Omega Protein in U.S. Dollars or Alternative Currencies (as such term is defined in the Loan Agreement) and $30.0 million of such Commitment allocated to Revolving B Loans to be made to the Company and certain subsidiaries, including Bioriginal Food & Science, in U.S. Dollars or Canadian Dollars. The Commitment includes a sub-facility for swingline loans up to an amount not to exceed $10.0 million, a sub-facility for standby letters of credit issued for the account of the Company or Omega Protein up to an amount not to exceed $20.0 million, a sub-facility for standby or commercial letters of credit issued for the account of Bioriginal Food & Science up to an amount not to exceed $7.5 million and an accordion feature that allows the Company to increase the amount of the Commitment up to an additional $75.0 million, subject to the further commitments of the Lenders and other customary conditions precedent. The Loan Agreement amended and restated the Company’s existing senior secured credit facility (the “Prior Loan Agreement”). The proceeds of the Loan Agreement were and are expected to be used, as applicable, to (a) refinance existing debt under the Prior Loan Agreement, (b) pay fees and expenses incurred in connection with the refinancing of the Prior Loan Agreement and the entry into the Loan Agreement, (c) refinance certain debt owed to HSBC Bank Canada pursuant to an agreement that has been terminated, and (d) provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.

As of June 30, 2017, the Company was in compliance with all financial covenants under the Loan Agreement. All Loans and all other obligations outstanding under the Loan Agreement shall be payable in full in August 2020.

As of June 30, 2017 and December 31, 2016, the Company had $0 outstanding under the Loan Agreement and approximately $8.6 million in letters of credit. The Company has no off-balance sheet arrangements other than normal operating leases and standby letters of credit.

In March 2015, Bioriginal Food & Science Europe extended the terms of its credit facility with ING Commercial Finance B.V. which provides borrowings up to an amount based on accounts receivable and inventory balances, and matures on March 31, 2018.  Advances are repayable on demand and bear interest payable monthly at 1.75% + EURIBOR (currently 1.59%).  This credit facility is secured by accounts receivable and inventory of Bioriginal Food & Science Europe to a maximum of 85% of accounts receivable and 60% of inventory.  This credit facility contains cross-default provisions and other covenants.  As of June 30, 2017 and December 31, 2016, Bioriginal Food & Science Europe had $1.9 million and $1.1 million outstanding under this credit facility, respectively, which is included in current maturities.

The Company’s notes payable and long-term debt are more fully explained in Note 11 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

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OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 12. ACCRUED LIABILITIES

Accrued liabilities are summarized below (in thousands):

	June 30,	December 31,
	2017	2016
Insurance	$4,924	$9,352
Salary and benefits	11,243	11,677
Trade creditors	8,116	11,139
Taxes, other than income tax	944	523
Income tax	468	943
Bioriginal earn-out	2,716	2,622
Deferred revenue (1)	888	1,299
Accrued interest	12	12
Other	447	361
Total accrued liabilities	$29,758	$37,928

(1)	Deferred revenue represents payments primarily received from international customers related to revenues which were not recognized until the subsequent period due to revenue recognition criteria.

NOTE 13. COMMITMENTS AND CONTINGENCIES

Bioriginal Food & Science Contingency

In September 2014, the Company acquired all of the outstanding equity of Bioriginal Food & Science pursuant to the terms of a share purchase agreement. A portion of the equity of Bioriginal Food & Science that was sold was indirectly held by the management, who continue to be employed by Bioriginal Food & Science and share in the management of Bioriginal Food & Science’s business.

In addition to the acquisition date cash purchase price and restricted stock, the management sellers will also earn additional amounts based on the annual adjusted Canadian dollar EBITDA of Bioriginal Food & Science’s business during each of the calendar years 2014 through 2016. For each calendar year, if the adjusted EBITDA met or exceeded agreed upon targets, the management sellers are eligible for an earn-out payment ranging from $1.2 million to $2.9 million Canadian Dollars, subject to certain forfeitures based on termination of management sellers’ employment. Based on results for 2014, 2015 and 2016, the total payment for all three years is $3.5 million Canadian dollars.

The earn-out payment will be made in September 2017. The Company recorded the estimated contractual obligation as compensation expense during each year as it was deemed probable that such amount would be payable. As of June 30, 2017 and December 31, 2016 the outstanding liability associated with the earn-out was $2.7 million and $2.6 million, respectively.

Legal Contingencies

The Company is subject to various claims, lawsuits, investigations, inquiries and probation conditions involving its business and operations. Management believes that costs relating to these matters, if any, will not have a material adverse effect on the results of operations, cash flows or financial position of the Company, except as set forth below.

In March and April of 2017, three class action lawsuits were filed against the Company and two of its officers. One of the lawsuits was subsequently voluntarily dismissed and the other two lawsuits were subsequently consolidated into one lawsuit. On July 17, 2017, the lead plaintiff in the consolidated action filed a consolidated amended complaint. As with the pre-consolidated actions, the consolidated amended complaint asserts claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The lead plaintiff seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s securities during the period from August 6, 2013 through March 1, 2017. The consolidated amended complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers, which allegedly operated to inflate artificially the market price of the Company’s securities during the class period. The complaint seeks unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs. Although the Company believes the allegations in this lawsuit are without merit and intends to contest such litigation vigorously, litigation is subject to inherent uncertainties and we are not able at this time to determine the outcome of this lawsuit or its potential liability, if any. It is possible that an adverse result in the litigation could have a material adverse effect on the Company’s business, reputation, results of operations and financial condition. In addition, defending the lawsuit may be costly and could require significant involvement of the Company’s senior management and divert management's attention from its business and operations.

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OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

In October 2016, the Company received a Civil Investigative Demand from the Department of Justice requesting information in connection with a False Claims Act investigation. The government’s investigation concerns whether there has been or is a violation of the False Claims Act in connection with Omega Protein’s May 2010 certification to the U.S. Department of Commerce that Omega Protein’s Reedville, Virginia facility was in compliance with federal environmental laws in order to obtain a loan guarantee under the Department of Commerce’s Title XI loan program. That Title XI loan was repaid in full in November 2015 and the Company and its subsidiaries currently have no Title XI indebtedness outstanding. The Company has delivered responsive documents to the Department of Justice. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In December 2016, the Company received a subpoena from the Securities and Exchange Commission (“SEC”) requesting information in connection with an investigation relating to a Company subsidiary’s compliance with its probation terms and the Company’s protection of whistleblower employees. In May 2017, the Company received another subpoena from the SEC seeking documents relating to its Title XI loans, including documents relating to the Company’s public disclosures that it was in compliance with all of the covenants in the loan agreements for such Title XI loans. The same SEC subpoena also calls for the production of documents concerning the Company’s calculation of its cost of sales for fiscal years 2014 through 2016, including documents related to its statement that “[t]he decrease in cost per unit of sales is primarily due to lower cost per unit for beginning of year inventory as a result of higher fish catch and production in the 2015 fishing season compared to 2014.” The subpoena also seeks documents reflecting the Company’s accounting policies and procedures for inventories and cost of sales for fiscal years 2014 through 2016, including its methodologies for calculating and allocating direct and indirect costs. The Company has delivered responsive documents to the SEC in connection with the December 2016 subpoena and is in the process of responding to the May 2017 subpoena. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matters could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In December 2016, Omega Protein entered into a plea agreement with the United States Attorney’s Office for the Western District of Louisiana to resolve the previously disclosed government investigation related to that subsidiary’s Abbeville, Louisiana operations. Under the plea agreement, the subsidiary agreed to plead guilty to two felony counts under the Clean Water Act. The plea agreement provides for a sentence consisting of (i) a $1.0 million fine, (ii) a three-year probationary period for the subsidiary ending in January 2020, and (iii) a payment by the subsidiary of $0.2 million for community service. The plea agreement was approved by the U.S. District Court for the Western District of Louisiana on January 18, 2017.

In December 2016, the U.S. District Court for the Eastern District of Virginia held a hearing on a previously disclosed motion filed by the U.S. Attorney for the Eastern District of Virginia to revoke Omega Protein’s probation relating to a June 2013 plea agreement because of issues resolved by the plea agreement described in the prior paragraph. At that hearing, the Virginia court imposed an additional two-year probation period on Omega Protein to run from June 4, 2016 to June 4, 2018. The remainder of this two year probation period will run concurrently with the three year probation period set forth in the plea agreement described in the prior paragraph.

NOTE 14. RECONCILIATION OF BASIC AND DILUTED PER SHARE DATA (in thousands except per share data)

Basic earnings per share is calculated by dividing net income allocated to common shares outstanding by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share assumes the exercise of stock options provided the effect is not anti-dilutive.

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OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The Company grants certain incentive compensation awards, including restricted stock, to employees and non-employee directors that are considered to be participating securities. Due to the presence of participating securities, earnings per share is calculated using the two-class method.

Three Months Ended June 30:	2017		2016
Allocation of earnings:
Net income	$7,358		$5,663
Income allocated to participating securities	(93)		(95)
Income allocated to common shares outstanding	$7,265		$5,568

Weighted average common shares outstanding	22,157		21,885

Basic earnings per share		$0.33		$0.25

Stock options assumed exercised	266		295
Weighted average diluted common shares and potential common share equivalents outstanding	22,423		22,180
Diluted earnings per share		$0.32		$0.25

Six Months Ended June 30:	2017		2016
Allocation of earnings:
Net income	$13,438		$14,043
Income allocated to participating securities	(175)		(233)
Income allocated to common shares outstanding	$13,263		$13,810

Weighted average common shares outstanding	22,140		21,873

Basic earnings per share		$0.60		$0.63

Stock options assumed exercised	287		301
Weighted average diluted common shares and potential common share equivalents outstanding	22,427		22,174
Diluted earnings per share		$0.59		$0.62

There were no options to purchase shares of common stock during the three and six months ended June 30, 2017 and 2016 excluded from the computation of diluted earnings per share because the adjusted exercise prices of the options based upon the assumed proceeds were greater than the average market price of the shares during that period.

NOTE 15. STOCK-BASED COMPENSATION

Restricted Stock

The Company has issued shares of restricted stock under the 2015 Incentive Plan and 2006 Incentive Plan. Shares of restricted stock have generally vested on the third anniversary of the grant date or in equal installments over three years except for shares of restricted stock granted to non-employee directors which vest six months after the grant date. Non-vested shares are generally forfeited upon the termination of employment or service as a director. Holders of shares of restricted stock are entitled to all rights of a stockholder of the Company, including the right to vote the shares and receive any dividends or other distributions. The non-vested shares are considered participating securities and the Company has calculated earnings per share using the two-class method. See Note 14 – Reconciliation of Basic and Diluted Per Share Data.

During the six month periods ended June 30, 2017 and 2016, the Company issued 61,044 and 70,622 shares of restricted stock under the 2015 Incentive Plan, respectively, to employees and non-employee directors. The Company’s compensation expense related to restricted stock was approximately $0.5 million and $0.6 million ($0.4 million and $0.4 million after tax) for the three months ended June 30, 2017 and 2016, respectively, and approximately $1.0 million and $1.1 million ($0.7 million and $0.7 million after tax) for the six months ended June 30, 2017 and 2016, respectively, which is primarily reflected in selling, general and administrative expenses in the unaudited condensed consolidated statement of comprehensive income. As of June 30, 2017, there was approximately $2.1 million ($1.4 million after tax) of unrecognized compensation expense related to non-vested restricted stock that is expected to be recognized over a weighted-average period of 0.9 years, of which $1.0 million ($0.6 million after-tax) of compensation expense is expected to be recognized during the remainder of fiscal year 2017.

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OMEGA PROTEIN CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

Performance Units

On February 26, 2015, March 8, 2016 and February 27, 2017, the Company adopted cash incentive performance unit plans. The value of the units will be determined by reference to the performance of the Company’s common stock during the relevant performance period compared to the performance of the Russell 2000 Index member companies (the “Peer Group”) during that same period. One third of the Performance Units granted will be earned at the end of each calendar year of the performance period and will be valued for the calendar year based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Peer Group. The performance units contain a service provision of approximately 3 years and are liability-classified awards included in accrued liabilities and other long-term liabilities which are adjusted to fair value on a quarterly basis.

The Company’s compensation expense related to performance units was approximately $0.2 million and $0.6 million ($0.1 million and $0.4 million after tax) for the three months ended June 30, 2017 and 2016, respectively, and approximately $0.4 million and $0.8 million ($0.2 million and $0.5 million after tax) for the six months ended June 30, 2017 and 2016, respectively, which is primarily reflected in selling, general and administrative expenses in the unaudited condensed consolidated statement of comprehensive income. As of June 30, 2017, there was approximately $2.2 million ($1.4 million after tax) of unrecognized compensation expense related to performance units that is expected to be recognized over a weighted-average period of 1.9 years, of which $0.7 million ($0.5 million after-tax) of compensation expense is expected to be recognized during the remainder of fiscal year 2017.

NOTE 16. COMPONENTS OF NET PERIODIC BENEFIT COST

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Service cost	$—	$—	$—	$—
Interest cost	223	251	446	502
Expected return on plan assets	(185)	(213)	(370)	(425)
Amortization of prior service costs	—	—	—	—
Amortization of net loss	307	342	614	683
Net periodic pension cost	$345	$380	$690	$760

For the six months ended June 30, 2017 and 2016, the Company contributed approximately $0.2 million and $0.3 million, respectively, to the Company’s pension plan. The Company expects to make contributions of $0.3 million to the pension plan during the remainder of 2017.

NOTE 17. INCOME TAXES

The Company generally determines, with the exception of certain nonrecurring items, its periodic income tax benefit or expense based upon the current period income and the annual estimated tax rate for the Company adjusted for any change to prior period estimates. The estimated tax rate is revised, if necessary, as of the end of each successive interim period during the fiscal year to the Company’s current annual estimated tax rate.

For the six months ended June 30, 2017, the income tax provision reflects an effective tax rate of 33.9%, compared to an effective tax rate of 36.2% for the six months ended June 30, 2016. The statutory tax rate of 35% for U.S. federal taxes was in effect for each of the six month periods ended June 30, 2017 and 2016.  The decrease in the effective tax rate for the six months ended June 30, 2017 is primarily a result of the adoption of ASU 2016-09. The adoption decreased the provision for income taxes by $0.3 million due to the excess tax benefit of equity compensation transactions, which reduced the effective tax rate by 1.7%.

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OMEGA PROTEIN CORPORATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the Company’s MD&A contained in the Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”), and in conjunction with the consolidated financial statements included in this report and in the 2016 Form 10-K.

Forward-looking statements in this Form 10-Q, future filings by the Company with the Securities and Exchange Commission (the “Commission” or “SEC”), the Company’s press releases and oral statements by authorized officers of the Company are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty. The Company believes that forward-looking statements made by it are based on reasonable expectations; however, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include the words “estimate,” “project,” “anticipate,” “expect,” “predict,” “assume,” “believe,” “could,” “would,” “hope,” “may” or similar expressions. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in Item 1A. Risk Factors in the Company’s 2016 Form 10-K and this Form 10-Q.

General

Omega Protein Corporation is a nutritional products company that develops, produces and delivers nutritious products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. As used herein, the term the “Company” refers to Omega Protein Corporation and its consolidated subsidiaries, as applicable. The Company’s principal executive offices are located at 2105 City West Boulevard, Suite 500, Houston, Texas 77042-2838 (Telephone: (713) 623-0060).

The Company operates in two primary industry segments: animal nutrition and human nutrition.

The Company’s animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“Omega Protein”) and Omega Shipyard, Inc. (“Omega Shipyard”). Omega Protein, the Company’s principal operating subsidiary, is predominantly dedicated to the production of animal nutrition products and operates in the menhaden harvesting and processing business and is the successor to a business conducted since 1913. Omega Protein currently operates a total of three menhaden processing plants in the states of Louisiana, Mississippi and Virginia. The Company also operates a Health and Science Center in Reedville, Virginia, which provides 100-metric tons per day of fish oil input capacity for the Company’s food, industrial and feed grade oils. A portion of Omega Protein’s production is transferred to its human nutrition segment. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for Omega Protein’s fishing fleet.

The human nutrition segment operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science Corp. (“Bioriginal Food & Science”), Wisconsin Specialty Protein, L.L.C. (“WSP”) and Cyvex Nutrition, Inc. (“Cyvex”). Bioriginal Food & Science, acquired by the Company in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by the Company in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex is located in Irvine, California and is a supplier for the food and nutraceutical industries.

On February 22, 2017, the Company announced that it has initiated a strategic alternatives review for the Company’s human nutrition segment. That review could result in, among other things, a sale, consolidation or business combination, asset divestiture, partnering or other collaboration agreements with respect to the human nutrition segment in one or more transactions, continuing to operate the human nutrition segment in the ordinary course of business or an exit from portions of that business. However, there can be no assurance that the Company will be successful in identifying or completing any strategic alternative, that any such strategic alternative will yield additional value for shareholders or that the review process will not have an adverse impact on the Company’s business. In addition, if the review were to result in a sale of the human nutrition segment, it would make the Company more susceptible to factors affecting its animal nutrition segment. For additional information, see the first and second risk factors under “Item 1A. Risk Factors—Risks Relating to the Company’s Business and Industry” in the Company’s 2016 Form 10-K.

The Company has not set a timetable for completion of the strategic alternatives review process and does not intend to discuss or disclose developments with respect to the process unless and until such time as the Board of Directors has approved a definitive course of action or otherwise concludes its review of strategic alternatives.

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OMEGA PROTEIN CORPORATION

The Company also operates a technical center in Houston, Texas, the Omega Protein Technology and Innovation Center, which has food science application labs as well as analytical, sensory, lipids research and pilot plant capabilities.

For financial information about the Company’s industry segments for the three and six months ended June 30, 2017 and 2016, see Note 3 – Industry Segments to the unaudited condensed consolidated financial statements in Item 1.

Company Overview

Revenues Composition. The following table sets forth the Company’s revenues by product (in millions) and the approximate percentage of total revenues represented thereby, for the indicated periods:

	Three Months Ended June 30,
	2017		2016
	Revenues	Percent	Revenues	Percent
Animal Nutrition Revenues
Fish Meal	$29.6	31.6%	$43.0	38.2%
Fish Oil	20.1	21.4	31.3	27.8
Refined Fish Oil	6.8	7.2	6.3	5.6
Fish Solubles and Other	0.6	0.6	1.0	0.9
Subtotal of Animal Nutrition	57.1	60.8	81.6	72.5

Human Nutrition Revenues
Specialty oils	28.3	30.1	23.5	20.9
Dairy protein products	5.6	6.0	5.2	4.6
Other nutraceutical ingredients	2.9	3.1	2.3	2.0
Subtotal of Human Nutrition	36.8	39.2	31.0	27.5

Total	$93.9	100.0%	$112.6	100.0%

	Six Months Ended June 30,
	2017		2016
	Revenues	Percent	Revenues	Percent
Animal Nutrition Revenues
Fish Meal	$60.4	36.1%	$77.1	39.0%
Fish Oil	21.8	13.0	40.1	20.3
Refined Fish Oil	13.9	8.3	12.7	6.4
Fish Solubles and Other	1.0	0.6	1.9	1.0
Subtotal of Animal Nutrition	97.1	58.0	131.8	66.7

Human Nutrition Revenues
Specialty oils	55.0	32.8	51.3	26.0
Dairy protein products	10.1	6.0	9.6	4.9
Other nutraceutical ingredients	5.3	3.2	4.8	2.4
Subtotal of Human Nutrition	70.4	42.0	65.7	33.3

Total	$167.5	100.0%	$197.5	100.0%

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OMEGA PROTEIN CORPORATION

The following table sets forth the Company’s revenues by geography (in millions) and the approximate percentage of total revenues represented thereby, for the indicated periods:

	Three Months Ended June 30,
	2017		2016
	Revenues	Percent	Revenues	Percent

U.S. - Domestic Revenues	$54.7	58.3%	$51.6	45.8%
Export Revenues	39.2	41.7	61.0	54.2
Total	$93.9	100.0%	$112.6	100.0%

	Six Months Ended June 30,
	2017		2016
	Revenues	Percent	Revenues	Percent

U.S. - Domestic Revenues	$107.8	64.3%	$108.5	54.9%
Export Revenues	59.7	35.7	89.0	45.1
Total	$167.5	100.0%	$197.5	100.0%

 Animal Nutrition Products

2017 Fishing Information.  At June 30, 2017, Omega Protein owned a fleet of 38 vessels and 27 spotter aircraft for use in its fishing operations and also leased additional aircraft where necessary to facilitate operations. During the 2017 fishing season in the Gulf of Mexico, which is expected to run from mid-April through October, Omega Protein is operating 19 fishing and carry vessels and 22 spotter aircraft. The fishing area in the Gulf is generally located along the Gulf Coast, with a concentration off the Louisiana and Mississippi coasts. The fishing season along the Atlantic coast began in May and can extend into December. During the 2017 fishing season, Omega Protein is operating 7 fishing vessels and 7 independently-owned spotter aircraft along the Mid-Atlantic coast. The remaining fleet of fishing vessels and spotter aircraft are not routinely operated during the fishing season and are back-up to the active fleet, used for other transportation purposes, inactive, or in the process of refurbishment or conversion in the Company’s shipyard. Historical fish catch and production results at the end of the second quarter for the past five years are as follows:

	2017	2016	2015	2014	2013	2012 to 2016 5-Year Avg.
Fish catch in short tons as of June 30,	112,962	170,693	171,036	109,359	124,612	161,053
Fish meal, oil and solubles production in tons (excludes refined)	37,233	64,696	54,647	35,882	49,542	56,002
Total yield	33.0%	37.9%	32.0%	32.8%	39.8%	34.8%
Oil yield	5.8%	10.6%	4.8%	6.7%	12.1%	7.5%

The Company cautions that because of the volatility of fish catch generally, partial year catch numbers are not indicative of results that may be expected for a full year. In addition, the results of the 2017 fishing season will depend in large part on the volume of fish caught, and the total yield associated with the catch.  Total fish catch through June 30, 2017 decreased by 33.8% compared to fish catch in the same period in the 2016 fishing season and was lower by 29.9% compared to Omega Protein’s prior five year fish catch average during the same period. This reduction is due in part to weather conditions. Total fish meal, oil and solubles production through June 30, 2017 decreased by 42.4% compared to production in the same period in the 2016 fishing season and was lower by 33.5% compared to Omega Protein’s prior five year production average during the same period. This reduction is due to the above mentioned decrease in fish catch as well as a decrease in total yield. The Company believes that yields are influenced by multiple factors, including but not limited to, fish diet, weather, water temperature and nutrient content, fish population and age of fish. The low production could result in significantly higher per unit inventory cost and fewer volumes available for future sale. These higher unit costs and lower volumes available for sale have adversely impacted financial results for the second quarter of 2017 as compared to the second quarter of 2016 and could adversely affect financial results through the second quarter of 2018 if fish catch and production do not improve sufficiently.

Sales Contracts. Omega Protein generally sells most of its products on up to a twelve-month forward contract basis with the balance sold on a spot basis through purchase orders or under longer-term forward contracts. Omega Protein’s sales contracts generally contain force majeure and other production allocation provisions. Historically, fish meal and fish oil sold on a forward contract basis have fluctuated from year to year based upon perceived market availability and forward price expectations. As of June 30, 2017, Omega Protein has sold forward on a contract basis approximately 33,000 short tons (1 short ton = 2,000 pounds) of fish meal and 11,000 metric tons (1 metric ton = 2,204.6 pounds) of fish oil for 2017. Of these 2017 forward sales, the majority was contracted during 2017. As a basis of comparison, as of June 30, 2016, Omega Protein had sold forward on a contract basis approximately 50,000 short tons of fish meal and 10,000 metric tons of fish oil for 2016.

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OMEGA PROTEIN CORPORATION

Omega Protein’s annual revenues are highly dependent on pricing, annual fish catch, production yields and inventories. Inventory is generally carried over from one year to the next year and Omega Protein determines the level of inventory to be carried over based on production volumes, existing contracts, prevailing market prices of the products and anticipated customer usage and demand during the off-season. Thus, production volumes do not necessarily correlate with sales volumes in the same year and sales volumes will fluctuate from quarter to quarter. Omega Protein’s fish meal products have a useable life of approximately one year from the date of production. Practically, however, Omega Protein attempts to empty its warehouses of the previous season’s products by May or June of the new fishing season. Omega Protein’s crude fish oil products do not lose efficacy unless exposed to oxygen and, therefore, their storage life typically is longer than that of fish meal.

We expect global supply for fish meal and fish oil to be higher in 2017 versus the prior year as a result of higher global quotas and fish catch.  As a result, we currently expect lower average prices for fish meal and fish oil in the second half of 2017 than were realized in 2016 and the six months ended June 30, 2017.

Omega Protein has not been able to use H2B visa workers for its 2017 fishing season and it is possible that Omega Protein’s inability to secure a sufficient number of qualified workers could have an adverse effect on Omega Protein’s 2017 Gulf of Mexico fishing season. See “Part II – Item 1A. Risk Factors – The Company’s inability to use any H2B visa workers for its 2017 fishing season could have an adverse impact on the remainder of the 2017 Gulf of Mexico fishing season.”

 Human Nutrition Products

The Company produces and sells products for human consumption in three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Sales of specialty oils increased approximately $3.7 million in the six months ended June 30, 2017 as compared to the six months ended June 30, 2016 primarily due to an increase in sales of coconut oil and marine oils. Sales of protein products and other nutraceutical ingredients increased slightly when comparing the six-month periods ended June 30, 2017 and 2016.

Results of Operations

The following discussion segregates the financial results of the Company’s two industry segments: animal nutrition and human nutrition. For a discussion of the Company’s segments, see Note 3 - Industry Segments to the unaudited condensed consolidated financial statements in Item 1.

Interim Results for the Second Quarters ended June 30, 2017 and 2016

Animal Nutrition

	Three Months Ended June 30,
	2017	2016	Increase (Decrease)
	(in millions)
Revenues	$57.1	$81.6	$(24.5)
Cost of sales	41.9	51.1	(9.2)
Gross profit	15.2	30.5	(15.3)
Selling, general and administrative expenses (including research and development)	0.6	0.7	(0.1)
Loss (gain) on disposal of assets	0.2	(0.4)	0.6
Operating income	$14.4	$30.2	$(15.8)

Revenues.    Animal nutrition revenues decreased $24.5 million, or 30.0%, from $81.6 million for the three months ended June 30, 2016 (the “Comparable Quarter”) to $57.1 million for the three months ended June 30, 2017 (the “Current Quarter”). The decrease in animal nutrition related revenues was primarily due to decreased sales volumes of 18.4% and 30.0% for the Company’s fish oil and fish meal, respectively, and decreased sales prices of 12.3% and 1.3% for the Company’s fish oil and fish meal, respectively. Considering fish meal, fish oil and fish solubles sales activities in total, the Company experienced a $17.8 million decrease in revenues due to the decrease in sales volumes and a $6.7 million decrease in revenues caused by decreased sales prices, when comparing the Current Quarter and the Comparable Quarter. The decreases in fish oil and fish meal sales volumes are primarily due to the timing of contracts, the decreased level of inventory at the beginning of the Current Quarter compared to the Comparable Quarter and the decreased level of production as a result of lower fish catch and total yield in the Current Quarter compared to the Comparable Quarter. The decrease in fish oil sales prices during the Current Quarter as compared to the Comparable Quarter is primarily due to prevailing market conditions such as global supply and demand at the time sales contracts were entered into.

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OMEGA PROTEIN CORPORATION

Cost of sales.    Animal nutrition cost of sales, including depreciation and amortization, for the Current Quarter was $41.9 million, a decrease of $9.2 million, or 17.9%, as compared to the Comparable Quarter. Cost of sales as a percentage of revenues was 73.4% for the Current Quarter as compared to 62.6% for Comparable Quarter. The increase in cost of sales as a percentage of revenues was primarily due to a 10.5% higher cost per unit of sales. The Current Quarter cost per unit is influenced by costs per unit for 2016 and 2017 production, while the Comparable Quarter cost per unit reflects costs per unit for 2015 and 2016 production. Cost per unit of sales for the Current Quarter was higher due largely to higher cost per unit for 2017 production compared to 2015 production, primarily as a result of lower anticipated fish catch and production volumes for the 2017 fishing season.

Gross profit.    Animal nutrition gross profit decreased $15.3 million, or 50.2%, from $30.5 million for the Comparable Quarter to $15.2 million for the Current Quarter due largely to decreased sales volumes, decreased sales prices and increased cost of goods sold per unit as discussed above. Gross profit as a percentage of revenue was 26.6% for the Current Quarter compared to 37.4% for the Comparable Quarter. The decrease in gross profit as a percentage of revenue was primarily due to the decreased sales prices and increased cost per unit of sales.

Loss (gain) on disposal of assets.   The loss on disposal of assets for the Current Quarter of $0.2 million related to the disposal of assets in the ordinary course of business. The Company recorded a gain on disposal of assets for the Comparable Quarter of $0.4 million related primarily to insurance proceeds received for a disposed asset.

Human Nutrition

	Three Months Ended June 30,
	2017	2016	Increase (Decrease)
	(in millions)
Revenues	$36.8	$31.1	$5.7
Cost of sales	29.5	28.2	1.3
Gross profit	7.3	2.9	4.4
Selling, general and administrative expenses (including research and development)	4.0	4.5	(0.5)
Impairment of goodwill and other intangible assets	—	11.6	(11.6)
Loss (gain) related to plant closure	—	1.4	(1.4)
Operating income (loss)	$3.3	$(14.6)	$17.9

Revenues.    Human nutrition revenues increased $5.7 million, or 18.4%, from $31.1 million for the Comparable Quarter to $36.8 million for the Current Quarter, due primarily to increases in sales of specialty oils. Specialty oils revenues increased by $4.8 million to $28.3 million (including $0.2 million from menhaden omega-3 concentrates) in the Current Quarter from $23.5 million (including $0.4 million from menhaden omega-3 concentrates and tolling) in the Comparable Quarter. The increase in specialty oils revenues was primarily due to increased sales of coconut and marine oils. Protein products revenues increased by $0.4 million to $5.6 million and other nutraceutical ingredients revenues increased by $0.6 million to $2.9 million during the Current Quarter.

Cost of sales.    Human nutrition cost of sales, including depreciation and amortization, for the Current Quarter was $29.5 million, a $1.3 million, or 4.6%, increase compared to the Comparable Quarter. Human nutrition cost of sales as a percentage of revenue decreased from 90.8% for the Comparable Quarter to 80.2% for the Current Quarter, due in part to shifts in product mix and reduced raw materials costs for certain products. Specialty oils cost of sales was $23.2 million (including $0.2 million from menhaden omega-3 concentrates) and $21.2 million (including $0.8 million from menhaden omega-3 concentrates and tolling) during the Current and Comparable Quarters, respectively.

Protein products cost of sales was $4.2 million for the Current Quarter compared to $5.5 million during the Comparable Quarter. The decrease in protein products cost of sales was mainly attributed to reduced costs of certain dairy raw materials. Other nutraceutical ingredients cost of sales was $2.0 million during the Current Quarter compared to $1.5 million for the Comparable Quarter.

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OMEGA PROTEIN CORPORATION

Gross profit.    Human nutrition gross profit increased $4.4 million, or 154.5%, from $2.9 million for the Comparable Quarter to $7.3 million for the Current Quarter. Gross profit as a percentage of revenue was 19.8% for the Current Quarter as compared to 9.2% for the Comparable Quarter. The increase in gross profit as a percentage of revenue was primarily due to increased specialty oil gross profit as a percentage of revenues, which includes the effect of losses from the subsequently closed Batavia, Illinois oil concentration facility on the Comparable Quarter.

Selling, general and administrative expenses.    Human nutrition selling, general and administrative expenses decreased $0.5 million, or 10.0%, from $4.5 million for the Comparable Quarter to $4.0 million for the Current Quarter. The decrease in selling, general and administrative expenses is due to decreased miscellaneous expenses during the Current Quarter compared to the Comparable Quarter.

Impairment of goodwill and other intangible assets. Human nutrition impairment of goodwill and other intangible asset expense was $11.6 million for Comparable Quarter due to impairment charges related to the excess of carrying value over fair value for goodwill and certain other indefinite lived intangible assets at the protein products reporting unit. For additional information, see Note 4 – Goodwill and Other Intangible Assets. No such impairment charges were recognized during the Current Quarter.

Loss (gain) related to plant closure. As a result of the planned closing of the Batavia, Illinois oil concentration facility, the Company recognized a loss of $1.4 million in the Comparable Quarter. No such charge was recognized during the Current Quarter.

Unallocated

	Three Months Ended June 30,
	2017	2016	Increase (Decrease)
	(in millions)

Selling, general and administrative expenses (including research and development)	$5.7	$6.7	$(1.0)

Selling, general and administrative expenses (including research and development). Unallocated selling, general and administrative expenses decreased $1.0 million, or 14.8%, from $6.7 million for the Comparable Quarter to $5.7 million for Current Quarter. The decrease in selling, general and administrative expenses is primarily due to decreased professional fees for services as a result of the Company’s 2016 proxy contest that were not incurred in the current quarter, as well as decreased labor and other expenses.

Other non-segmented results of operation

Gain (loss) on foreign currency.    The Company recorded a $0.4 million loss and a $0.1 million gain on foreign currency in the Current and Comparable Quarters, respectively, due to fluctuations in the Canadian dollar exchange rate and working capital balances at Bioriginal Food & Science’s Canadian operations.

Provision for income taxes.    The Company recorded a $4.2 million provision for income taxes for the Current Quarter representing an effective tax rate of 36.2% for income taxes compared to 37.3% for the Comparable Quarter. The statutory tax rate of 35% for U.S. federal taxes was in effect for each of the Current and Comparable Quarters.

Interim Results for the Six Months ended June 30, 2017 and 2016

Animal Nutrition

	Six Months Ended June 30,
	2017	2016	Increase (Decrease)
	(in millions)

Revenues	$97.1	$131.8	$(34.7)
Cost of sales	67.8	80.8	(13.0)
Gross profit	29.3	51.0	(21.7)
Selling, general and administrative expenses (including research and development)	1.1	1.2	(0.1)
Loss (gain) related to plant closure	—	(0.3)	0.3
Loss (gain) on disposal of assets	(0.2)	(0.1)	(0.1)
Operating income	$28.4	$50.2	$(21.8)

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OMEGA PROTEIN CORPORATION

Revenues.    Animal nutrition revenues decreased $34.7 million, or 26.3%, from $131.8 million for the six months ended June 30, 2016 (the “Comparable Period”) to $97.1 million for the six months ended June 30, 2017 (the “Current Period”). The decrease in animal nutrition related revenues was primarily due to decreased sales volumes of 28.1% and 21.3% for the Company’s fish oil and fish meal, respectively, and decreased sales prices of 5.9% and 0.4% for the Company’s fish oil and fish meal, respectively. Considering fish meal, fish oil and fish solubles sales activities in total, the Company experienced a $27.2 million decrease in revenues due to the decrease in sales volumes and a $7.5 million decrease in revenues caused by decreased sales prices, when comparing the Current Period and the Comparable Period. The decreases in fish oil and fish meal sales volumes are primarily due to the timing of contracts, the decreased level of inventory at the beginning of the Current Period compared to the Comparable Period and the decreased level of production as a result of lower fish catch and total yield in the Current Period compared to the Comparable Period. The decrease in fish oil sales prices during the Current Period as compared to the Comparable Period is primarily due to prevailing market conditions such as global supply and demand at the time sales contracts were entered into.

Cost of sales.    Animal nutrition cost of sales, including depreciation and amortization, for the Current Period was $67.8 million, a decrease of $13.0 million, or 16.2%, as compared to the Comparable Period. Cost of sales as a percentage of revenues was 69.8% for the Current Period as compared to 61.3% for Comparable Period. The increase in cost of sales as a percentage of revenues was primarily due to a 10.3% higher cost per unit of sales. Current Period cost per unit is influenced by costs per unit for 2016 and 2017 production, while the Comparable Period cost per unit reflects costs per unit for 2015 and 2016 production. Cost per unit of sales for the Current Period was higher due largely to higher cost per unit for 2017 production compared to 2015 production, primarily as a result of lower anticipated fish catch and production volumes for the 2017 fishing season.

Gross profit.    Animal nutrition gross profit decreased $21.7 million, or 42.4%, from $51.0 million for the Comparable Period to $29.3 million for the Current Period due primarily to decreased sales volumes, decreased sales prices for fish oil and increased cost of goods sold per unit as discussed above. Gross profit as a percentage of revenue was 30.2% for the Current Period compared to 38.7% for the Comparable Period. The decrease in gross profit as a percentage of revenue was primarily due to the decreased sales prices for fish oil and increased cost per unit of sales.

Human Nutrition

	Six Months Ended June 30,
	2017	2016	Increase (Decrease)
	(in millions)

Revenues	$70.4	$65.7	$4.7
Cost of sales	57.0	58.5	(1.5)
Gross profit	13.4	7.2	6.2
Selling, general and administrative expenses (including research and development)	7.7	8.6	(0.9)
Impairment of goodwill and other intangible assets	—	11.6	(11.6)
Loss (gain) related to plant closure	—	2.0	(2.0)
Operating income (loss)	$5.7	$(15.0)	$20.7

Revenues.    Human nutrition revenues increased $4.7 million, or 7.2%, from $65.7 million for the Comparable Period to $70.4 million for the Current Period, due primarily to increases in sales of specialty oils. Specialty oils revenues increased by $3.7 million to $55.0 million (including $0.8 million from menhaden omega-3 concentrates) in the Current Period from $51.3 million (including $1.3 million from menhaden omega-3 concentrates and tolling) in the Comparable Period. The increase in specialty oils revenues was primarily due to increased sales of coconut and marine oils. Protein products revenues increased by $0.5 million to $10.1 million and other nutraceutical ingredients revenues increased by $0.5 million to $5.3 million during the Current Period.

Cost of sales.    Human nutrition cost of sales, including depreciation and amortization, for the Current Period was $57.0 million, a $1.5 million, or 2.4%, decrease compared to the Comparable Period. Human nutrition cost of sales as a percentage of revenue decreased from 89.0% for the Comparable Period to 81.0% for the Current Period, due in part to shifts in product mix and reduced raw materials costs for certain products. Specialty oils cost of sales was $44.9 million (including $0.7 million from menhaden omega-3 concentrates) and $45.8 million (including $2.6 million from menhaden omega-3 concentrates and tolling) during the Current and Comparable Periods, respectively.

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OMEGA PROTEIN CORPORATION

Protein products cost of sales was $8.5 million for the Current Period compared to $9.4 million during the Comparable Period. The decrease in protein products cost of sales was mainly attributed to reduced costs of certain dairy raw materials. Other nutraceutical ingredients cost of sales was $3.7 million during the Current Period compared to $3.2 million for the Comparable Period.

Gross profit.    Human nutrition gross profit increased $6.2 million, or 84.4%, from $7.2 million for the Comparable Period to $13.4 million for the Current Period. Gross profit as a percentage of revenue was 19.0% for the Current Period as compared to 11.0% for the Comparable Period. The increase in gross profit as a percentage of revenue was primarily due to increased specialty oil gross profit as a percentage of revenues, which includes the effect of the Batavia, Illinois oil concentration facility closure.

Selling, general and administrative expenses.    Human nutrition selling, general and administrative expenses decreased $0.9 million, or 10.8%, from $8.6 million for the Comparable Period to $7.7 million for the Current Period. The decrease in selling, general and administrative expenses is partially due to decreased labor and other miscellaneous expenses during the Current Period compared to the Comparable Period.

Impairment of goodwill and other intangible assets. Human nutrition impairment of goodwill and other intangible assets expense was $11.6 million for Comparable Period due to impairment charges related to the excess of carrying value over fair value for goodwill and certain other indefinite lived intangible assets at the protein products reporting unit. No such impairment charges were recognized during the Current Period. For additional information, see Note 4 – Goodwill and Other Intangible Assets.

Loss (gain) related to plant closure. As a result of the planned closing of the Batavia, Illinois oil concentration facility, the Company recognized a loss of $2.0 million in the Comparable Period. No such charge was recognized during the Current Period.

Unallocated

	Six Months Ended June 30,
	2017	2016	Increase (Decrease)
	(in millions)

Selling, general and administrative expenses (including research and development)	$12.3	$11.6	$0.7

Selling, general and administrative expenses (including research and development). Unallocated selling, general and administrative expenses increased $0.7 million, or 5.4%, from $11.6 million for the Comparable Period to $12.3 million for Current Period. The increase in selling, general and administrative expenses is primarily due to increased legal and other professional expenses during the Current Period compared to the Comparable Period.

Other non-segmented results of operation

Gain (loss) on foreign currency.    The Company recorded a $1.2 million and a $1.4 million loss on foreign currency in the Current and Comparable Periods, respectively, due to fluctuations in the Canadian dollar exchange rate and working capital balances at Bioriginal Food & Science’s Canadian operations.

Provision for income taxes.    The Company recorded a $6.9 million provision for income taxes for the Current Period representing an effective tax rate of 33.9% for income taxes compared to 36.2% for the Comparable Period. The decrease in the effective tax rate in the Current Period is primarily the result of the adoption of ASU 2016-09 on January 1, 2017, which reduces the provision for income taxes by the excess tax benefit of equity compensation. The statutory tax rate of 35% for U.S. federal taxes was in effect for each of the Current and Comparable Periods.

Seasonal and Quarterly Results

Omega Protein’s menhaden harvesting and processing business is seasonal in nature. Omega Protein generally has higher sales during the third quarter of each fiscal year due to increased product availability and customer demand. Additionally, due to differences in gross profit margins for Omega Protein’s various products, any variation in the mix of product sales between quarters may result in significant variations of total gross profit margins. These margins may also be affected by changes in costs from year to year and month to month, which includes variations in production yields. Similarly, contract terms related to sales of inventory may affect comparable period comparisons. As a result, the Company’s quarterly operating results have fluctuated in the past and may fluctuate in the future.

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OMEGA PROTEIN CORPORATION

Liquidity and Capital Resources

The Company’s primary sources of liquidity and capital resources have been cash flows from operations and bank credit facilities. These sources of cash flows have been used for operations, capital expenditures, payment of long-term debt, business acquisitions, the purchase and retirement of shares of the Company’s common stock and the Company’s dividend program.

At June 30, 2017, the Company had an unrestricted cash balance of $10.0 million, a decrease of $27.4 million from December 31, 2016. Omega Protein’s annual revenues and its resulting liquidity are highly dependent on annual fish catch, production yields, selling prices for its products and inventories available for sale. Omega Protein’s average selling price for its animal nutrition products for the six months ended June 30, 2017 was 2% lower than the average selling price for the year ended December 31, 2016.  Omega Protein’s average per unit cost of sales for its animal nutrition products for the six months ended June 30, 2017 was 9% higher than its average per unit cost of sales for the year ended December 31, 2016.

The aggregate amount of the Company’s outstanding indebtedness as of June 30, 2017 was $1.9 million compared to $1.1 million as of December 31, 2016.  The Company will be required to use a portion of its cash flows to pay principal and interest on its debt, which will reduce the amount of money the Company has for operations, capital expenditures, expansion, acquisitions or general corporate or other business activities. In addition, the covenants contained in the Company’s debt agreements limit its ability to borrow money in the future for acquisitions, capital expenditures or to meet the Company’s operating expenses or other general corporate obligations. See “Item 1A. Risk Factors – Risks Relating to the Company’s Operations. The Company currently has a relatively small amount of indebtedness, but if that indebtedness were to increase, it may adversely affect its ability to operate its business, remain in compliance with debt covenants and make payments on its debt” in the Company’s 2016 Form 10-K.

As of June 30, 2017, the Company has contracted through energy swap derivatives or physical contracts a portion of its estimated 2017, 2018 and 2019 energy use.

Source of Capital: Operations

Net operating activities provided cash of $1.2 million and $41.9 million during the six months ended June 30, 2017 and 2016, respectively. The decrease in operating cash flow is primarily attributable to changes in working capital, which included the impact of decreased sales of animal nutrition segment inventory as a result of decreased inventory carried into 2017 from the 2016 fishing season as compared to inventory carried into 2016 from the 2015 fishing season.

Source and Use of Capital: Debt, Dividends and Common Stock

Net financing activities used cash of $2.0 million and $18.0 million during the Current and Comparable Periods, respectively. The Current Period included $2.2 million of dividend payments, $0.1 million in proceeds received from stock options exercised, $0.5 million in stock repurchases relating to employee returns of restricted stock to the Company in satisfaction of withholding taxes and $0.7 million in debt principal borrowings. The Comparable Period included $0.5 million in proceeds and tax effects received from stock options exercised, $0.4 million in stock repurchases relating to employee returns of restricted stock to the Company in satisfaction of withholding taxes, $24.5 million in debt principal payments and $6.4 million in debt principal borrowings.

On August 20, 2015 (the “Closing Date”), the Company and certain subsidiaries entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A. and BMO Harris Bank, N.A.) (collectively, the “Lenders”), pursuant to which the Lenders agreed to extend credit to the Company in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $125.0 million in the aggregate (the “Commitment”), with $95.0 million of such Commitment allocated to Revolving A Loans to be made to the Company or Omega Protein in U.S. Dollars or Alternative Currencies (as such term is defined in the Loan Agreement) and $30.0 million of such Commitment allocated to Revolving B Loans to be made to the Company and certain subsidiaries, including Bioriginal Food & Science, in U.S. Dollars or Canadian Dollars. The Commitment includes a sub-facility for swingline loans up to an amount not to exceed $10.0 million, a sub-facility for standby letters of credit issued for the account of the Company or Omega Protein up to an amount not to exceed $20.0 million, a sub-facility for standby or commercial letters of credit issued for the account of Bioriginal Food & Science up to an amount not to exceed $7.5 million and an accordion feature that allows the Company to increase the amount of the Commitment up to an additional $75.0 million, subject to the further commitments of the Lenders and other customary conditions precedent.

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OMEGA PROTEIN CORPORATION

As of June 30, 2017, the Company was in compliance with all financial covenants under the Loan Agreement. All Loans and all other obligations outstanding under the Loan Agreement are payable in full in August 2020.

As of each of June 30, 2017 and December 31, 2016, the Company had no amount outstanding under the Loan Agreement other than approximately $8.6 million in letters of credit. The Company has no off-balance sheet arrangements other than normal operating leases and standby letters of credit.

In March 2015, Bioriginal Food & Science Europe extended the terms of its credit facility with ING Commercial Finance B.V., which provides borrowings up to an amount based on accounts receivable and inventory balances, and matures on March 31, 2018.  Advances are repayable on demand and bear interest payable monthly at 1.75% + EURIBOR (currently 1.59%).  This credit facility is secured by accounts receivable and inventory of Bioriginal Food & Science Europe to a maximum of 85% of accounts receivable and 60% of inventory.  This credit facility contains cross default provisions and other covenants.  As of June 30, 2017 and December 31, 2016, Bioriginal Food & Science Europe had $1.9 million and $1.1 million outstanding under this credit facility, respectively, which is included in current maturities.

The Company’s notes payable and long-term debt are more fully explained in Note 11 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

Use of Capital: Capital Investments

The Company’s investing activities consist mainly of capital expenditures for equipment purchases, replacements, vessel refurbishments, plant expansions, fish oil refining processes and technology. The Company made capital expenditures of approximately $27.4 million and $18.3 million, for the six month periods ended June 30, 2017 and 2016, respectively. The Company anticipates investing an additional $13 million to $23 million in capital expenditures during the remainder of 2017, primarily for the expansion of production capabilities, refurbishment of vessels and plant assets, regulatory and environmental requirements and for the improvement of certain equipment. Additional investment opportunities or requirements may arise during the year, which could cause capital expenditures to exceed this range.

Use of Capital: Contractual Obligations

The following table aggregates information about the Company’s contractual cash obligations and other commercial commitments (in thousands) as of June 30, 2017:

	Payments Due by Period
		Less than	1 to 3	4 to 5	After 5
Contractual Cash Obligations	Total	1 year	years	years	years

Debt	$1,884	$1,884	$—	$—	$—
Interest on debt	30	30	—	—	—
Operating lease obligations	9,468	2,801	4,519	1,597	551
Pension funding (1)	6,705	480	1,975	1,810	2,440
Total Contractual Obligations	$18,087	$5,195	$6,494	$3,407	$2,991

(1)	Represents estimated future contributions to the plan based on the expected return on plan assets and assumptions regarding discount rates

The Company believes that the existing cash, cash equivalents, cash flow from operations and funds available through the Loan Agreement described above will be sufficient to meet its working capital and capital expenditure requirements through the next twelve months.

31

OMEGA PROTEIN CORPORATION

Critical Accounting Policies and Estimates

The methods, estimates and judgments used in applying the Company’s critical accounting policies have a significant impact on the results reported in the Consolidated Financial Statements. The SEC has defined the critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and operating results, and requires the Company to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are highly uncertain at the time of estimation. Based on this definition, the Company’s most critical policies include: valuation of inventory (Notes 1 and 6 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of losses related to Jones Act and worker’s compensation insurance claims (Note 1 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of income and deferred taxes (Notes 1 and 13 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of property, plant and equipment including impairments (Note 9 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of pension plan obligations (Notes 1 and 15 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K) and the valuation of goodwill and other intangible assets (Notes 1 and 10 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K).

As of June 30, 2017, the calculated fair value of Bioriginal Food & Science’s trade name exceeded its $3.3 million carrying value by 5%. Key assumptions in the fair value calculation of the trade name include moderate sales growth during the forecasted periods relative to historical sales which approach a long-term terminal growth rate that approximates an inflation index.  The Company currently expects to achieve the revised assumed sales growth as compared to recent actual sales through the ability to penetrate new markets primarily through expansion of the reporting unit’s liquid coconut product line. Considering the level of sensitivity with respect to the key assumptions, if the Company does not (i) adequately anticipate changes in its customers’ demand for products, (ii) maintain sales volumes with significant customers, (iii) successfully penetrate new markets, or (iv) price products appropriately to compete in the marketplace, its future sales may fail to meet the Company’s sales projections.

For all financial statement periods presented, there have been no material modifications to the application of these critical accounting policies or methodologies regarding estimates and judgements.

Item 3. Quantitative and Qualitative Disclosure About Market Risk.

In the normal course of business, the financial condition of the Company is exposed to minimal market risk associated with interest rate movements on the Company’s borrowings.  In the past, to mitigate this risk, the Company has entered into interest rate swap agreements to effectively lock-in the LIBOR component of certain debt instruments.  However, no interest rate swap agreements are currently in effect. As of June 30, 2017, the Company’s indebtedness of $1.9 million was subject to variable interest rates. A one percent increase or decrease in the levels of interest rates on variable rate debt would not result in a material change to the Company’s results of operations.

Although the Company sells products in foreign countries, most of the Company’s revenues and costs are billed and paid for in US dollars. As a result, management does not believe that the Company is exposed to significant foreign country currency exchange risk. The Company had not historically used market risk sensitive instruments to manage its exposure to this risk but began to do so to a limited extent in 2015.

There have been no significant changes to the Company’s exposure to market risk since the Company’s 2016 Form 10-K.

Item 4. Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, the Company conducted an evaluation of the effectiveness of its “disclosure controls and procedures,” as that phrase is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934. The evaluation was carried out under the supervision and with the participation of management, including the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).

Based on and as of the date of that evaluation, the Company’s CEO and CFO have concluded that (i) the Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Securities Exchange Act of 1934, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure, and (ii) the Company’s disclosure controls and procedures are effective.

Notwithstanding the foregoing, there can be no assurance that the Company’s disclosure controls and procedures will detect or uncover all failures of persons within the Company and its consolidated subsidiaries to disclose material information otherwise required to be set forth in the Company’s periodic reports. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures.

32

OMEGA PROTEIN CORPORATION

(b) Changes in Internal Control over Financial Reporting

There were no changes in the Company’s internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

The Company is defending various claims and litigation arising from operations in the ordinary course of the Company’s business. In the opinion of management, except as noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 or this Report on Form 10-Q, any losses resulting from these matters will not have a material adverse effect on the Company’s results of operations, cash flows or financial position.

On March 2, 2017 and April 5, 2017, two class action lawsuits captioned Malone v. Omega Protein Corporation and Diehl v. Omega Protein Corporation, respectively, were filed against the Company and two of its officers in the United States District Court for the Southern District of New York. The Malone action was voluntarily dismissed, without prejudice, by the plaintiff on March 29, 2017. The Diehl action purports to assert claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The plaintiff in Diehl seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s securities during the period from June 4, 2013 through March 1, 2017. The complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers regarding the Company’s finances and business prospects, which allegedly operated to inflate artificially the price paid for the Company’s securities during the class period. The complaints seek unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs.

On March 3, 2017, a class action lawsuit captioned Ahern v. Omega Protein Corporation was filed against the Company and two of its officers in the United States District Court for the Central District of California. This suit asserts claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The plaintiff seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s publicly traded securities during the period from August 3, 2016 through March 1, 2017. The complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers regarding the Company’s business, operational and financial results, which allegedly operated to inflate artificially the market price of the Company’s securities during the class period. The complaint seeks unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs. On May 1, 2017, the Company filed a motion to transfer this lawsuit from the United States District Court for the Central District of California to the United States District Court for the Southern District of New York.

On May 15, 2017, the Ahern action was transferred to the United States District Court for the Southern District of New York, where it was subsequently consolidated with the Diehl action, on July 14, 2017. On July 17, 2017, the lead plaintiff in the consolidated action filed a consolidated amended complaint. As with the pre-consolidated actions, the consolidated amended complaint asserts claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The lead plaintiff seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s securities during the period from August 6, 2013 through March 1, 2017. The consolidated amended complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers, which allegedly operated to inflate artificially the market price of the Company’s securities during the class period. The consolidated amended complaint seeks unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs.

Although the Company believes that the allegations in the consolidated class action are without merit and intends to defend such litigation vigorously, litigation is subject to inherent uncertainties and we are not able at this time to determine the outcome of this lawsuit or its potential liability, if any. It is possible that an adverse result in the litigation could have a material adverse effect on the Company’s business, reputation, results of operations and financial condition. In addition, defending the lawsuit may be costly and could require significant involvement of the Company’s senior management and divert management's attention from its business and operations.

Item 1A. Risk Factors

There have been no material changes from the risk factors previously disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2016, except as set forth below:

33

OMEGA PROTEIN CORPORATION

As previously disclosed, the Company and two of its officers have been named in a consolidated class action lawsuit which alleges violations of securities laws. The Company and two of its officers are the subject of a consolidated class action lawsuit in New York with respect to alleged violations of the securities laws. This lawsuit seeks various remedies, including unspecified compensatory damages, including interest thereon, attorney’s fees and other costs. For additional information on this lawsuit, see “Part II. Other Information – Item 1. Legal Proceedings” in this Form 10-Q.

Although the Company believes that the allegations in this lawsuit are without merit and intends to defend such litigation vigorously, litigation is subject to inherent uncertainties and we are not able at this time to determine the outcome of this lawsuit or its potential liability, if any. It is possible that an adverse result in the litigation could have a material adverse effect on the Company’s business, reputation, results of operations and financial condition. In addition, defending the lawsuit may be costly and could require significant involvement of the Company’s senior management and divert management's attention from its business and operations.

The Company’s inability to use any H2B visa workers for its 2017 fishing season could have an adverse impact on the remainder of the 2017 Gulf of Mexico fishing season. On March 16, 2017, the Company received notice applicable to all employers from the United States Citizenship and Immigration Services that a sufficient number of H2B visa petitions had been received to reach the congressionally mandated H2B visa cap for that portion of fiscal 2017 relevant to the Company’s 2017 fishing season. As a result, the Company has not been able to use H2B visa workers for its 2017 fishing season, despite timely filing for and receiving approval from the U.S. Department of Labor for such workers.

Although the Company has reduced the number of H2B visas requested over time, it has historically used workers in the United States H2B visa program during its fishing seasons, whereby foreign nationals are permitted to enter the United States on temporary work visas and engage in seasonal, non-agricultural employment. To address the H2B worker shortfall, the Company has increased its recruiting efforts to find other qualified workers. The Company has also implemented temporary changes to its Gulf of Mexico fishing operations to minimize the impact of the H2B worker shortfall, including consolidating vessel crews and modifying the use of certain vessels by operating three fishing vessels as less labor-intensive carrying vessels and idling one vessel.

While the Company believes that it has substantially ameliorated the impact of the H2B worker shortfall for the 2017 fishing season to date, it is possible that the Company’s inability to secure a sufficient number of qualified workers could have an adverse impact on the remainder of the 2017 Gulf of Mexico fishing season.

As previously disclosed in the Company's current report on Form 8-K dated May 16, 2017, the Company has received a subpoena from the SEC in May 2017 requesting information relating to a Company subsidiary’s compliance with Title XI loan terms and information on the Company’s costs of sales and inventories. As previously disclosed, in December 2016, the Company received a subpoena from the SEC requesting information in connection with an investigation relating to a Company subsidiary’s compliance with its probation terms and the Company’s protection of whistleblower employees. As previously disclosed, in May 2017, the Company received another subpoena from the SEC seeking documents relating to its Title XI loans, including documents relating to the Company’s public disclosures that it was in compliance with all of the covenants in the loan agreements for such Title XI loans. The same SEC subpoena also called for the production of documents concerning the Company’s calculation of its cost of sales for fiscal years 2014 through 2016, and documents reflecting the Company’s accounting policies and procedures for inventories and cost of sales for fiscal years 2014 through 2016, including its methodologies for calculating and allocating direct and indirect costs. The Company has delivered responsive documents to the SEC in connection with the December 2016 subpoena and is in the process of responding to the May 2017 subpoena. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matters could result in a material adverse effect on the Company’s business, reputation, results of operations and financial condition.

The previously disclosed plea agreements relating to Clean Water Act violations of the Company’s Omega Protein subsidiary will adversely affect the Company’s ability to secure federal contracts or benefits. As previously disclosed, the EPA notified the Company that as a result of the June 2013 plea agreement of its Omega Protein subsidiary for violating the Clean Water Act at its Reedville, Virginia facility, Omega Protein was ineligible to receive federal contracts or benefits if any of the work was to be performed at the Reedville, Virginia facility. In July 2017, the EPA notified the Company that as a result of the previously disclosed December 2016 plea agreement of Omega Protein for violating the Clean Water Act at its Abbeville, Louisiana facility, the EPA is proposing to debar the Company and two of its subsidiaries, Omega Protein and Omega Shipyard, from receiving future federal contracts or approved subcontracts (or to act as an agent or representative on behalf of another in such transactions), and from receiving certain federal assistance, loans and benefits (or contracts/subcontracts thereunder) or from participating as a principal, agent or key employee in those transactions. The EPA has proposed a five-year debarment period, but it is possible that the period may be longer or shorter. If ultimately debarred, the Company and its two subsidiaries will be ineligible to receive or participate in federal contracts or assistance programs for the debarment period.  The Company and its subsidiaries do not currently have any federal contracts or participate in any federal assistance programs.

34

OMEGA PROTEIN CORPORATION

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In January 2017, the Company’s Board of Directors established a dividend program under which the Company intends to pay a regular quarterly cash dividend to the holders of the Company’s common stock. On August 1, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share to be paid on September 15, 2017 to shareholders of record as of the close of business on August 25, 2017. Prior to establishment of the dividend program, the Company had not declared any dividends on its common stock since it became a public company in April 1998. The Company currently expects to pay quarterly cash dividends on its common stock in the future, but such payments are subject to approval of the Company’s Board of Directors and are dependent upon the Company’s financial condition, results of operations, capital requirements and other factors, including those set forth under Item 1A - “Risk Factors” of this Report and Item 1A – “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. In addition, the terms of the Company’s Loan Agreement may restrict the payment of cash dividends on its common stock under certain circumstances. See “Item 7—Management’s Discussion and Analysis of Financial Conditional and Results of Operations—Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on the Company’s common stock.

In May 2016, the Company announced a share repurchase program of up to $40 million over the next 3 years. To date, the Company has not purchased any shares under the purchase criteria established for the share repurchase program, and in February 2017 the Company suspended the purchase of shares under its share repurchase program in connection with its previously announced strategic review of its human nutrition segment.  The Company did not repurcahse any shares in the second quarter of 2017.

Item 3. Defaults Upon Senior Securities

None

Item 4. Mine Safety Disclosures

Not applicable

Item 5. Other Information

None

35

OMEGA PROTEIN CORPORATION

Item 6. Exhibits

Exhibit No.	Description of Exhibit
*10.1

Form of Award of Restricted Stock Agreement for independent directors dated June 29, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2017).

31.1	Rule 13a-14(a)/15d-14(a) Certification for Chief Executive Officer.

31.2	Rule 13a-14(a)/15d-14(a) Certification for Chief Financial Officer.

32.1	Section 1350 Certification for Chief Executive Officer.

32.2	Section 1350 Certification for Chief Financial Officer.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.PRE	XBRL Taxonomy Presentation Linkbase Document.

101.LAB	XBRL Taxonomy Label Linkbase Document.

101.CAL	XBRL Taxonomy Calculation Linkbase Document.

101.DEF	XBRL Definition Linkbase Document.

* Incorporated by reference

36

OMEGA PROTEIN CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA PROTEIN CORPORATION (Registrant)

August 2, 2017	By:	/s/ Andrew C. Johannesen
Andrew C. Johannesen
Executive Vice President and Chief Financial Officer

37

ANNEX G

Quarterly Report on Form 10-Q of Omega Protein Corp.

for the three months ended September 30, 2017

G-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 10-Q

[X]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2017

OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the Transition Period From __________ to __________.

Commission file number: 001-14003

OMEGA PROTEIN CORPORATION

(Exact name of Registrant as specified in its charter)

State of Nevada	76-0562134
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2105 City West Blvd., Suite 500
Houston, Texas	77042-2838
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 623-0060

_________________

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes X No__.

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes X No__.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

       Large accelerated filer ☐     Accelerated filer ☒     Non-accelerated filer ☐ (Do not check if a smaller reporting company)

       Smaller reporting company ☐     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act)

Yes      No X .

Number of shares outstanding of the Registrant's Common Stock, par value $0.01 per share, on November 2, 2017: 22,478,928.

OMEGA PROTEIN CORPORATION

2

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and par value amounts)

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements and Notes

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$20,988	$37,412
Receivables, net	47,888	38,796
Inventories, net	114,383	108,711
Prepaid expenses and other current assets	5,564	4,707
Total current assets	188,823	189,626
Property, plant and equipment, net	206,274	188,624
Goodwill	26,900	26,347
Other intangible assets, net	16,263	17,504
Other assets, net	4,221	5,764
Total assets	$442,481	$427,865

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$936	$1,097
Accounts payable	12,567	17,099
Accrued liabilities	36,693	37,928
Total current liabilities	50,196	56,124
Deferred tax liability, net	33,216	25,678
Pension liabilities, net	5,406	5,659
Other long-term liabilities	2,821	3,717
Total liabilities	91,639	91,178

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 22,652,670 and 22,579,626 shares issued and 22,464,028 and 22,411,695 shares outstanding at September 30, 2017 and December 31, 2016, respectively	225	223
Capital in excess of par value	157,450	155,761
Retained earnings	203,140	192,150
Treasury stock, at cost – 188,642 and 167,931 shares at September 30, 2017 and December 31, 2016, respectively	(3,390)	(2,894)
Accumulated other comprehensive loss	(6,583)	(8,553)
Total stockholders’ equity	350,842	336,687
Total liabilities and stockholders’ equity	$442,481	$427,865

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

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OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues	$90,285	$108,753	$257,777	$306,246
Cost of sales	76,491	75,706	201,284	214,982
Gross profit	13,794	33,047	56,493	91,264

Selling, general, and administrative expense	11,262	9,435	31,294	29,474
Research and development expense	393	605	1,422	1,954
Impairment of goodwill and other intangible assets	—	—	—	11,614
Merger related expenses	1,420	—	1,420	—
Loss related to plant closures	—	663	—	2,328
Charges related to U.S. Attorney investigation	—	358	—	358
Loss (gain) on disposal of assets	28	(17)	(182)	(83)
Operating income	691	22,003	22,539	45,619
Interest expense	(49)	(108)	(202)	(387)
Gain (loss) on foreign currency	998	159	(243)	(1,199)
Other income (expense), net	(9)	(221)	(145)	(184)
Income before income taxes	1,631	21,833	21,949	43,849

Provision for income taxes	713	7,280	7,593	15,253
Net income	918	14,553	14,356	28,596

Other comprehensive income (loss):
Foreign currency translation adjustment net of tax (expense) benefit of ($355), $31, ($995) and ($553), respectively	659	(58)	1,847	1,027
Energy swap adjustment, net of tax benefit (expense) of ($465), ($285), $257 and ($1,212), respectively	864	530	(477)	2,251
Pension benefits adjustment, net of tax expense of $108, $119, $323 and $358, respectively	200	221	600	665
Comprehensive income	$2,641	$15,246	$16,326	$32,539
Basic earnings per share (See Note 14)	$0.04	$0.65	$0.64	$1.28
Weighted average common shares outstanding	22,209	21,935	22,164	21,894
Diluted earnings per share (See Note 14)	$0.04	$0.64	$0.63	$1.27
Weighted average common shares and potential common share equivalents outstanding	22,449	22,232	22,438	22,194
Dividends declared per common share outstanding	$0.05	$—	$0.15	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

4

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$14,356	$28,596
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,532	19,149
Loss related to plant closures	—	2,131
Loss (gain) on disposal of assets	(182)	(83)
Impairment of goodwill and other intangible assets	—	11,614
Provisions for losses on receivables	7	29
Share based compensation	2,094	3,181
Deferred income taxes	7,712	(624)
Unrealized loss (gain) on foreign currency fluctuations, net	243	1,199
Changes in assets and liabilities:
Receivables	(8,520)	(6,681)
Inventories	(5,140)	7,675
Prepaid expenses and other current assets	(1,628)	(85)
Other assets	194	(2,546)
Accounts payable	(4,616)	(4,680)
Accrued liabilities	(677)	19,770
Pension liability, net	347	323
Other long term liabilities	177	(1,853)
Net cash provided by operating activities	23,899	77,115
Cash flows from investing activities:
Capital expenditures	(37,130)	(26,383)
Proceeds from disposition of assets	834	107
Net cash used in investing activities	(36,296)	(26,276)
Cash flows from financing activities:
Dividends paid	(3,366)	—
Principal payments of long-term debt	(280)	(25,485)
Proceeds from long-term debt	—	6,376
Treasury stock repurchase	(496)	(367)
Proceeds from equity compensation transactions	79	1,342
Excess tax benefit of equity compensation transactions	—	865
Net cash used in financing activities	(4,063)	(17,269)
Net (decrease) increase in cash and cash equivalents	(16,460)	33,570
Translation effect on cash	36	4
Cash and cash equivalents at beginning of year	37,412	661
Cash and cash equivalents at end of period	$20,988	$34,235

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

5

OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES SUMMARY OF OPERATIONS AND BASIS OF PRESENTATION

Business Description

Omega Protein Corporation (the “Company”) is a nutritional products company that develops, produces and delivers products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. The Company operates through two industry segments: animal nutrition and human nutrition.

The animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“Omega Protein”) and Omega Shipyard, Inc. (“Omega Shipyard”). Omega Protein, the Company’s principal operating subsidiary, is the successor to a business conducted since 1913. Omega Protein produces and markets a variety of products produced from menhaden (a herring-like species of fish found in commercial quantities in the U.S. coastal waters of the Atlantic Ocean and Gulf of Mexico), including specialty fish meal, crude and refined fish oils and fish solubles. Omega Protein’s fish meal products are primarily used as a protein ingredient in animal feed for swine, aquaculture and household pets. Fish oil is used primarily for animal and aquaculture feeds, as well as additives to human food products and dietary supplements. Omega Protein’s fish solubles are sold primarily to bait manufacturers and for use as an organic fertilizer. The animal nutrition segment’s business is seasonal in nature and generally has higher revenues during the third quarter of each fiscal year. A portion of Omega Protein’s production is transferred to the human nutrition segment where it is further processed and sold. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for Omega Protein’s fishing fleet.

The human nutrition segment operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science Corp. (“Bioriginal Food & Science”), Wisconsin Specialty Protein, L.L.C. (“WSP”) and Cyvex Nutrition, Inc. (“Cyvex”). Bioriginal Food & Science, acquired by the Company in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by the Company in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex is located in Irvine, California and is a supplier for the food and nutraceutical industries.

Basis of Presentation

These interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, the instructions to Quarterly Report on Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally provided have been omitted. The interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. Additionally, certain amounts applicable to the prior period have been reclassified to conform to the current classification.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the Company’s consolidated financial position as of September 30, 2017, and the results of its operations for the three month and nine month periods ended September 30, 2017 and 2016 and its cash flows for the nine month periods ended September 30, 2017 and 2016. Quarterly operating results are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive gain (loss) included in stockholders’ equity are as follows:

Changes in Accumulated Other Comprehensive Loss by Component

For the Nine Months Ended September 30, 2017 (in thousands)

	Gains and Losses On Cash Flow Hedges		Defined Benefit Pension Items	Foreign Currency Translation Adjustment	Total
Balance as of December 31, 2016	$1,261		$(7,457)	$(2,357)	$(8,553)
Other comprehensive gain (loss) before reclassifications	65		—	1,847	1,912
Amounts reclassified from accumulated other comprehensive loss	(542	)(a)	600 (b)	—	58
Net current-period other comprehensive income	(477)		600	1,847	1,970
Balance as of September 30, 2017	$784		$(6,857)	$(510)	$(6,583)

Changes in Accumulated Other Comprehensive Loss by Component

For the Nine Months Ended September 30, 2016 (in thousands)

	Gains and Losses On Cash Flow Hedges		Defined Benefit Pension Items	Foreign Currency Translation Adjustment	Total
Balance as of December 31, 2015	$(2,012)		$(8,335)	$(2,691)	$(13,038)
Other comprehensive gain (loss) before reclassifications	1,018		—	1,027	2,045
Amounts reclassified from accumulated other comprehensive loss	1,233	(a)	665 (b)	—	1,898
Net current-period other comprehensive income	2,251		665	1,027	3,943
Balance as of September 30, 2016	$239		$(7,670)	$(1,664)	$(9,095)

(a)	This accumulated other comprehensive income component is reclassified to the unallocated inventory cost pool in the period when the energy consumption takes place.
(b)

This accumulated other comprehensive income component is included in the computation of net periodic pension costs as amortization of actuarial loss which are explained in more detail in Note 15 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

Recently Issued and Adopted Accounting Standards

In August 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-12, Derivatives and Hedging: Targeted Improvements to Accounting for Hedging Activities, which amends ASC 815. The purpose of this ASU is to better align accounting rules with a company’s risk management activities and financial reporting for hedging relationships, better reflect economic results of hedging in financial statements, simplify hedge accounting requirements and improve the disclosures of hedging arrangements. The amendment should be applied using the modified retrospective transition method. ASU 2017-12 is effective for annual periods beginning after December 15, 2018 and interim periods within those annual periods, with early adoption permitted. The Company currently plans to adopt the requirements of the new standard in the first quarter of 2018 and does not expect it to have a significant impact on its consolidated results of operations, financial position and related disclosures.

In March 2017, the FASB issued ASU 2017-07, Compensation – Retirement Benefits, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. ASU 2017-07 requires employers to present the service cost component of the net periodic benefit cost in the same income statement line item as other employee compensation costs arising from services rendered during the period. The other components of net benefit cost, including interest cost, expected return on plan assets, amortization of prior service cost/credit and actuarial gain/loss, and settlement and curtailment effects, are to be presented outside of any subtotal of operating income. Employers will have to disclose the line(s) used to present the other components of net periodic benefit cost, if the components are not presented separately in the income statement. ASU 2017-07 is effective for fiscal years and interim periods beginning after December 15, 2017, and early adoption is permitted. The Company does not expect the adoption of ASU 2017-07 to have a material impact on its consolidated results of operations, financial position and related disclosures.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

In December 2016, the FASB issued amendments to Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The amendments allow entities not to make quantitative disclosures about remaining performance obligations in certain cases and require entities that use any of the new or previously existing optional exemptions to expand their qualitative disclosures. The amendments also make additional technical corrections and improvements to the new revenue standard. The guidance will be effective with the same date and transition requirements as those in ASC 606.

ASC 606 is effective for the Company beginning January 1, 2018. The Company is continuing to evaluate the standard’s impact on its consolidated results of operations and financial condition. The Company has conducted contract reviews of the most significant contracts in both its Animal Nutrition and Human Nutrition segments. For the majority of the Company’s revenue arrangements, transactions are not accounted for under industry-specific guidance that will be superseded by the ASC and generally consist of a single performance obligation to transfer promised goods. Additionally, there are expanded disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers which the Company is also developing as it works through the project plan.

Based upon review of the most significant contracts in both the Animal Nutrition and Human Nutrition segments, the Company has not identified any terms or conditions in the contracts reviewed to date that would suggest the adoption of ASC 606 will result in a different pattern of revenue recognition than that recorded under current guidance. However, the Company will continue to evaluate this assessment as further review is performed, which includes incremental contract reviews for both the Animal Nutrition and Human Nutrition segments, which could identify changes under ASU 2014-09.

The Company currently anticipates utilizing the modified retrospective method of adoption on January 1, 2018.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation, Improvements to Employee Share-Based Payment Accounting.  ASU 2016-09 was issued as part of the FASB’s simplification initiative and affects all entities that issue share-based payment awards to their employees. ASU 2016-09 covers accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The Company prospectively adopted the provisions of ASU No. 2016-09 effective January 1, 2017, which decreased the provision for income taxes by $0.3 million and relocated the $0.3 million excess tax benefit of equity compensation transactions cash flow from financing to operating on the condensed consolidated statement of cash flows as compared to the presentation for the nine months ended September 30, 2016.

In February 2016, the FASB issued ASU 2016-02, Leases, which is intended to improve the reporting of leasing transactions to provide users of financial statements with more decision-useful information. ASU 2016-02 will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The Company will adopt ASU 2016-02 on January 1, 2019 and is assessing its potential impact on the Company’s consolidated results of operations, financial position and related disclosures.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which amended existing guidance on income taxes to require the classification of all deferred tax assets and liabilities as non-current on the balance sheet.  The Company retrospectively adopted the provisions of ASU 2015-17 effective January 1, 2017, which netted the December 31, 2016 previously reported $3.4 million current deferred tax asset with the previously reported $29.1 million long-term deferred tax liability into a recasted $25.7 million long-term deferred tax liability.

Foreign Currency Translations

All amounts are expressed in U.S. Dollars unless otherwise indicated. The U.S. Dollar is the functional currency of Bioriginal Food & Science’s Canadian-based subsidiaries (“Bioriginal Food & Science Canada”). Monetary assets and liabilities denominated in foreign currencies are translated into U.S. Dollars at exchange rates in effect at the balance sheet date. Non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenue and expenses are translated at average rates in effect in the period of the transaction. Foreign exchange gains and losses are included in the consolidated statement of comprehensive income.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The Euro is the functional currency of Bioriginal Food & Science’s Netherlands-based subsidiaries (“Bioriginal Food & Science Europe”). The operations of these subsidiaries are considered self-sustaining and their financial statements are translated into U.S. Dollars using the current rate method. Under this method, all assets and liabilities are translated to U.S. Dollars at exchange rates in effect at the balance sheet date and all revenue and expenses are translated at rates in effect at the time of the transactions. Exchange gains and losses arising from this translation, representing the net unrealized foreign currency translation gain (loss) on the Company's net investment in its self-sustaining subsidiaries, are recorded in the accumulated other comprehensive income (loss) component of stockholders' equity. Adjustments to the accumulated other comprehensive income (loss) account are not recorded in the consolidated statement of comprehensive income until realized through an addition or reduction in the Company's net investment in such operations.

Business Interruption Insurance Proceeds

The Company recorded a receivable in September 2017 of approximately $0.3 million, net of deductible, from its business interruption insurance provider related to downtime at one of its Gulf of Mexico production facilities in August 2016. The proceeds were calculated based on lost inventory production. Given that the Company experienced a slight decrease in production as a result of the downtime, some of which would have been sold in 2017, the proceeds related to lost inventory production were recognized as an increase in revenues.

NOTE 2. PLANT CLOSURES

Batavia Plant

As part of a strategic review that began in late 2015 and as a result of operating results that did not meet expectations, the Company re-assessed its business strategy to produce and sell concentrated menhaden fish oils. During this assessment, sales efforts were reduced and the Company determined that the carrying values of certain assets located at the Company’s facility in Batavia, Illinois were no longer recoverable. In March 2016, the Company decided to exit this facility. In September 2016, the Company entered into an agreement to sell substantially all of the assets of InCon Processing, L.L.C. at the Batavia facility for $0.5 million in the form of a note receivable, and that sale closed on October 3, 2016.

The following table shows all charges related to the plant closure that have been recorded in the Company’s consolidated statements of comprehensive income during the three and nine months ended September 30, 2017 and 2016 and from December 2015 to September 30, 2017:

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016	December 2015 to September 30, 2017
	(in thousands)
Impairment of property, plant and equipment	$—	$534	$—	$1,734	$5,892
Write-off material and supplies inventory	—	336	—	575	575
Employee severance costs	—	138	—	677	611
Estimated decommissioning costs	—	(375)	—	(375)	—
Other closure costs	—	30	—	30	74
Total loss (gain) related to plant closure	$—	$663	$—	$2,641	$7,152

The Company does not expect additional expenses related to this closure.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

Cameron Plant

In December 2013, the Company effectively closed its menhaden fish processing plant located in Cameron, Louisiana and re-deployed certain vessels from that facility to the Company’s other Gulf Coast facilities located in Abbeville, Louisiana and Moss Point, Mississippi. In conjunction with the closure, the following charges were incurred in the Company’s consolidated statements of comprehensive income during the three and nine months ended September 30, 2017 and 2016 and from December 2013 to September 30, 2017:

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016	December 2013 to September 30, 2017
	(in thousands)
Impairment of property, plant and equipment	$—	$—	$—	$—	$7,922
Write-off material and supplies inventory	—	—	—	—	150
Employee severance costs	—	—	—	—	732
Estimated decommissioning costs	—	—	—	—	250
Other ongoing closure costs not attributable to future production	—	—	—	(313)	6,405
Total loss (gain) related to plant closure	$—	$—	$—	$(313)	$15,459

The Company does not expect additional expenses related to this closure.

NOTE 3. INDUSTRY SEGMENTS

The Company evaluates and reviews its results of operations in two segments: animal nutrition and human nutrition. These segments are managed separately and information on each segment is used by the chief operating decision maker as decisions are made about the Company’s overall resource allocation and to assess performance. Key measurements include revenue growth, operating income and return on invested capital.

The animal nutrition segment is primarily comprised of the Company’s fishing related assets. These assets produce fish meal, oil and solubles that are sold primarily to animal nutrition customers. A portion of the Company’s fish oil is also partially refined and transferred at cost to the human nutrition segment where it is further refined for sale to the human nutrition market. The human nutrition segment is comprised of assets used to produce, procure, market and sell products, including plant oils, dairy proteins, fish oils and nutraceuticals to human nutrition markets.

The tables below present information about reported segments for three months ended September 30, 2017 and 2016 (in thousands):

2017	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$57,931	$32,354	$—	$90,285
Cost of sales	48,687	27,804	—	76,491
Gross profit	9,244	4,550	—	13,794
Selling, general and administrative expenses (including research and development)	539	4,266	6,850	11,655
Merger related expenses	—	—	1,420	1,420
Loss (gain) on disposal of assets	28	—	—	28
Operating income (loss)	$8,677	$284	$(8,270)	$691
Depreciation and amortization	$5,001	$1,270	$233	$6,504
Identifiable assets	$279,282	$135,669	$27,530	$442,481
Capital expenditures	$9,730	$—	$—	$9,730

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (2)	$77,658	$31,095	$—	$108,753
Cost of sales	48,532	27,174	—	75,706
Gross profit	29,126	3,921	—	33,047
Selling, general and administrative expenses (including research and development)	559	3,719	5,762	10,040
Loss (gain) related to plant closures	—	663	—	663
Charges related to U.S. Attorney investigation	358	—	—	358
Loss (gain) on disposal of assets	(17)	—	—	(17)
Operating income (loss)	$28,226	$(461)	$(5,762)	$22,003
Depreciation and amortization	$4,978	$1,383	$189	$6,550
Identifiable assets	$257,009	$139,709	$38,435	$435,153
Capital expenditures	$6,798	$95	$1,218	$8,111

(1) Excludes revenue from internal customers of $0.8 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(2) Excludes revenue from internal customers of $0.2 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The tables below present information about reported segments for the nine months ended September 30, 2017 and 2016 (in thousands):

2017	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (3)	$155,019	$102,758	$—	$257,777
Cost of sales	116,429	84,855	—	201,284
Gross profit	38,590	17,903	—	56,493
Selling, general and administrative expenses (including research and development)	1,662	11,948	19,106	32,716
Merger related expenses	—	—	1,420	1,420
Loss (gain) on disposal of assets	(193)	11	—	(182)
Operating income (loss)	$37,121	$5,944	$(20,526)	$22,539
Depreciation and amortization	$15,030	$3,798	$704	$19,532
Identifiable assets	$279,282	$135,669	$27,530	$442,481
Capital expenditures	$36,999	$109	$22	$37,130

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (4)	$209,455	$96,791	$—	$306,246
Cost of sales	129,355	85,627	—	214,982
Gross profit	80,100	11,164	—	91,264
Selling, general and administrative expenses (including research and development)	1,707	12,328	17,393	31,428
Impairment of goodwill and other intangible assets	—	11,614	—	11,614
Loss (gain) related to plant closures	(313)	2,641	—	2,328
Charges related to U.S. Attorney investigation	358	—	—	358
Loss (gain) on disposal of assets	(83)	—	—	(83)
Operating income (loss)	$78,431	$(15,419)	$(17,393)	$45,619
Depreciation and amortization	$14,388	$4,190	$571	$19,149
Identifiable assets	$257,009	$139,709	$38,435	$435,153
Capital expenditures	$22,702	$1,599	$2,082	$26,383

(3) Excludes revenue from internal customers of $1.6 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(4) Excludes revenue from internal customers of $0.6 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

A reconciliation of total segment operating income to total earnings from operations before income taxes is as follows (in thousands):

	Three Months Ended September 30,
	2017	2016
Operating income for reportable segments	$8,961	$27,765
Unallocated operating loss	(8,270)	(5,762)
Interest expense	(49)	(108)
Gain (loss) gain on foreign currency	998	159
Other income (expense), net	(9)	(221)
Income before income taxes	$1,631	$21,833

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

	Nine Months Ended September 30,
	2017	2016
Operating income for reportable segments	$43,065	$63,012
Unallocated operating loss	(20,526)	(17,393)
Interest expense	(202)	(387)
Gain (loss) gain on foreign currency	(243)	(1,199)
Other income (expense), net	(145)	(184)
Income before income taxes	$21,949	$43,849

NOTE 4. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is measured as the excess of the cost of an acquisition over the sum of the amounts assigned to the fair value of tangible and intangible assets acquired less liabilities assumed. All of the Company’s goodwill and other intangible assets are the result of acquisitions in the human nutrition segment.

Goodwill is tested annually for impairment, and whenever an event occurs or circumstances change that would more likely than not indicate that the carrying value of a reporting unit that includes goodwill is greater than the fair value of that reporting unit. Determining whether an indicator of impairment has occurred during an interim period involves a significant amount of judgment.  During the interim periods, qualitative factors such as deterioration in general economic conditions, changes in the market for an entity’s products or services, declines in actual or planned revenue or earnings compared with actual and projected results of relevant prior periods, among others, are evaluated to determine if a triggering event which would result in a potential impairment has occurred. In determining fair value of a reporting unit, the Company uses various approaches, including an income approach, which is considered to be a Level 3 fair value measurement.

During the second quarter of 2017, the Company completed its annual impairment testing of goodwill and indefinite life intangible assets related to its acquisition of Bioriginal Food & Science in September 2014.  As of June 30, 2017, the calculated fair value of Bioriginal Food & Science’s trade name exceeded its $3.3 million carrying value by 5% and the calculated fair value of goodwill exceeded its $26.7 million carrying value by 29%. At this time, the Company does not consider the carrying value of these assets to be at risk due to the level of anticipated profitability of Bioriginal Food & Science. Key assumptions in the fair value calculation include sales volumes and prices, the portion of sales attributable to trade names, the cost and availability of raw materials and the discount rate.

During the third quarter of 2017, the Company identified a triggering event resulting from WSP branded products sales falling below the Company’s forecast. The Company followed the accounting guidance from ASC 360-10 and determined that the long-lived asset group of WSP, which includes the trade name and customer relationships intangibles, are recoverable. The accounting guidance from ASC 360-10 requires the Company to calculate the sum of the undiscounted cash flows expected to be produced by the long-lived asset group over the remaining useful life of the asset group and compare that sum to the carrying value of the asset group. The calculated sum of those undiscounted cash flows resulted in a value that significantly exceeds the carrying value of the asset group. Therefore, an impairment of WSP’s intangible assets does not exist. It is possible that conditions could deteriorate in future periods such that an impairment could exist. The Company will evaluate the applicable events and circumstances and follow the applicable accounting guidance to assess WSP’s intangibles as of December 31, 2017.

The following table summarizes the changes in the carrying amount of goodwill (in thousands):

Bioriginal Food & Science
January 1, 2017	$26,347
Foreign currency translation adjustment	553
September 30, 2017	$26,900

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The following table summarizes the Company’s intangible assets (in thousands):

	Balance at January 1, 2017	Amortization	Foreign currency translation adjustment	Balance at September 30, 2017
Customer relationships and brand names, net of accumulated amortization of $6,275 and $7,829, respectively	$14,259	(1,554)	244	$12,949
Indefinite life intangibles – trade names/secrets and other	3,245	—	69	3,314
Total intangible assets	$17,504	(1,554)	313	$16,263

Amortization expense of the Company’s intangible assets for each of the three month periods ended September 30, 2017 and 2016 was approximately $0.5 million and for the nine month periods ended September 30, 2017 and 2016 was approximately $1.6 million and $1.5 million, respectively. The table below shows estimated future amortization expense related to intangible assets (in thousands):

Remainder of 2017	$520
2018	2,074
2019	2,074
2020	2,074
2021	1,694
Thereafter	4,513
Total estimated future amortization expense	$12,949

The Company’s goodwill and other intangible assets are more fully explained in Note 10 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

NOTE 5. RECEIVABLES, NET

Receivables, net are summarized below (in thousands):

	September 30, 2017	December 31, 2016
Trade	$40,867	$32,137
Insurance	1,537	4,600
Income tax	5,480	2,258
Other	703	538
Total accounts receivable	48,587	39,533
Less allowance for doubtful accounts	(699)	(737)
Receivables, net	$47,888	$38,796

NOTE 6. INVENTORY, NET

The major classes of inventory are summarized below (in thousands):

	September 30, 2017	December 31, 2016	September 30, 2016
Fish meal	$45,437	$30,511	$38,683
Fish oil	21,930	24,191	25,960
Fish solubles	755	834	567
Unallocated inventory cost pool (including off-season costs)	625	8,090	575
Other nutraceutical products	3,211	3,648	4,038
Bioriginal Food & Science products	25,929	24,699	22,944
Dairy protein products	5,914	6,424	8,416
Other materials and supplies	10,582	10,314	10,685
Total inventory	$114,383	$108,711	$111,868

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

Inventory at September 30, 2017, December 31, 2016 and September 30, 2016 is stated at the lower of cost and net realizable value. The elements of the September 30, 2017 unallocated inventory cost pool include Omega Protein’s plant and vessel-related labor, utilities, rent, repairs and depreciation, which are allocated to 2017 fishing season production.

NOTE 7. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets are summarized below (in thousands):

	September 30, 2017	December 31, 2016
Prepaid insurance	$2,869	$1,707
Selling expenses	139	82
Leases	97	334
Energy swap	911	1,565
Other prepaids and expenses	1,548	1,019
Total prepaid expenses and other current assets	$5,564	$4,707

Amounts included in prepaid expenses and other current assets consist primarily of prepaid operating expenses including insurance, rents, and selling expenses. Prepaid selling expenses are expensed in those periods in which the related revenue is recognized.

NOTE 8. OTHER ASSETS, NET

Other assets, net are summarized below (in thousands):

	September 30, 2017	December 31, 2016
Fish nets, net of accumulated amortization of $2,039 and $1,069	$1,808	$1,346
Insurance receivables	1,134	2,571
Debt issuance costs	686	861
Energy swap	294	372
Note receivable	194	319
Asset held for sale	—	91
Deposits and other	105	204
Total other assets, net	$4,221	$5,764

Amortization expense for fishing nets amounted to approximately $0.4 million and $0.3 million for the three months ended September 30, 2017 and 2016, respectively, and $1.0 million and $0.8 million for the nine months ended September 30, 2017 and 2016, respectively.

As of September 30, 2017 and December 31, 2016, insurance receivables primarily relate to Jones Act claims for employees aboard its vessels. This estimated amount is recorded gross of estimated claims which may be due to claimants and is included in accrued insurance liabilities.

The Company carries insurance for certain losses relating to its fishing vessels and Jones Act liability for employees aboard its vessels (collectively, “Vessel Claims Insurance”). The typical Vessel Claims Insurance policy contains an annual aggregate deductible (“AAD”) for which Omega Protein remains responsible, while the insurance carrier is responsible for all applicable amounts which exceed the AAD. It is Omega Protein’s policy to accrue current amounts due and record amounts paid out on each claim. Once payments exceed the AAD, Omega Protein records an insurance receivable for a given policy year.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net are summarized below (in thousands):

	September 30, 2017	December 31, 2016
Land	$9,458	$9,458
Plant assets	210,691	206,897
Fishing vessels	135,364	127,149
Furniture and fixtures	15,233	15,240
Construction in progress	40,523	23,134
Total property and equipment	411,269	381,878
Less accumulated depreciation and impairment	(204,995)	(193,254)
Property, plant and equipment, net	$206,274	$188,624

Depreciation expense was $5.5 million and $5.8 million for the three months ended September 30, 2017 and 2016, respectively, and $16.8 million and $16.7 million for the nine months ended September 30, 2017 and 2016, respectively.

The Company capitalizes interest as part of the acquisition cost of a qualifying asset. Interest is capitalized only during the period of time required to complete and prepare the asset for its intended use. For the three months ended September 30, 2017 and 2016, the Company capitalized interest of $0 and less than $0.1 million, respectively. For the nine months ended September 30, 2017 and 2016, the Company capitalized interest of approximately $0 and $0.1 million, respectively.

NOTE 10. ENERGY SWAP AGREEMENTS

Energy Swap Agreements

The Company does not enter into financial instruments for trading or speculative purposes. Omega Protein entered into energy swap agreements to manage portions of its cash flow exposure related to the volatility of natural gas, diesel and propane energy prices for its fish meal and fish oil production operations. The swaps effectively fix pricing for the quantities listed below during the consumption periods.

The following tables summarize the Company’s energy swap agreements by type and consumption period:

Energy Swap	Consumption Period	Quantity	Price Per Unit	Energy Swap Asset/(Liability) as of September 30, 2017	Deferred Tax Asset/(Liability) as of September 30, 2017
				(in thousands)
Diesel - NYMEX Heating Oil Swap	Oct. - November, 2017	530,500 Gallons	$1.51	$238	$(83)
Natural Gas - NYMEX Natural Gas Swap	October, 2017	56,300 MMBTUs	$2.87	6	(2)
Propane – Natural Gas Liquids Swap	Oct. - November, 2017	481,300 Gallons	$0.45	217	(76)
Diesel - NYMEX Heating Oil Swap	May - November, 2018	2,777,000 Gallons	$1.63	253	(89)
Natural Gas - NYMEX Natural Gas Swap	April – October, 2018	503,000 MMBTUs	$2.86	38	(13)
Propane – Natural Gas Liquids Swap	June - November, 2018	2,517,000 Gallons	$0.56	327	(115)
Diesel - NYMEX Heating Oil Swap	May - November, 2019	2,028,500 Gallons	$1.69	40	(14)
Natural Gas - NYMEX Natural Gas Swap	April – October, 2019	374,200 MMBTUs	$2.77	(11)	4
Propane – Natural Gas Liquids Swap	June - November, 2019	1,563,500 Gallons	$0.57	97	(34)
				$1,205	$(422)

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

Energy Swap	Consumption Period	Quantity	Price Per Unit	Energy Swap Asset/(Liability) as of December 31, 2016	Deferred Tax Asset/(Liability) as of December 31, 2016
				(in thousands)
Diesel - NYMEX Heating Oil Swap	May - November, 2017	2,732,960 Gallons	$1.47	$717	$(251)
Natural Gas - NYMEX Natural Gas Swap	April – October, 2017	375,700 MMBTUs	$2.85	268	(94)
Propane – Natural Gas Liquids Swap	June - November, 2017	2,566,800 Gallons	$0.45	543	(190)
Diesel - NYMEX Heating Oil Swap	May - November, 2018	1,800,000 Gallons	$1.65	216	(75)
Natural Gas - NYMEX Natural Gas Swap	April – October, 2018	283,400 MMBTUs	$2.84	22	(8)
Propane – Natural Gas Liquids Swap	June - November, 2018	1,470,000 Gallons	$0.53	171	(60)
				$1,937	$(678)

As of September 30, 2017, Omega Protein has recorded a long-term other asset of $0.3 million, net of the current portion included in prepaid expenses and other current assets of $0.9 million, to recognize the fair value of energy swap derivatives, and has also recorded a deferred tax liability of $0.4 million associated therewith. As of December 31, 2016, Omega Protein has recorded a long-term asset included in other assets of $0.4 million, net of the current portion included in prepaid expenses and other current assets of $1.5 million, to recognize the fair value of energy swap derivatives, and has also recorded a deferred tax liability of $0.7 million associated therewith. The effective portion of the change in fair value from inception to September 30, 2017 is recorded in “accumulated other comprehensive loss” in the Company’s consolidated financial statements. The following table illustrates the changes recorded, net of tax, in accumulated other comprehensive income (loss) resulting from the energy swap agreements (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Beginning balance	$(80)	$(291)	$1,261	$(2,012)
Net (gain) loss, net of tax, reclassified to unallocated inventory cost pool	(459)	692	(542)	1,233
Net change associated with current period swap transactions, net of tax	1,323	(162)	65	1,018
Balance as of September 30,	$784	$239	$784	$239

The $0.8 million reported in accumulated other comprehensive loss as of September 30, 2017 will be reclassified to the unallocated inventory cost pool in the period when the energy consumption takes place. The amount to be reclassified, net of taxes, during the next 12 months is expected to be approximately $0.6 million.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The following table illustrates the fair value of derivative instruments in gross asset (liability) positions (in thousands):

As of September 30, 2017	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts of Assets (Liabilities) Offset	Net Amounts of Assets (Liabilities) Presented in the Balance Sheet
Energy swap derivatives – asset position	$1,244	$(39)	$1,205

As of December 31, 2016	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts of Assets (Liabilities) Offset	Net Amounts of Assets (Liabilities) Presented in the Balance Sheet
Energy swap derivatives – asset position	$1,962	$(25)	$1,937

If, at any time, the swaps are determined to be ineffective due to changes in the Company’s energy usage, price correlations or underlying hedge agreements or assumptions, the fair value of the portion of the energy swaps determined to be ineffective will be recognized as a gain or loss in cost of sales for the applicable period. The fair value of all outstanding derivatives is determined using a model with inputs that are observable in the market or can be derived from or corroborated by observable data (level 2).

NOTE 11. NOTES PAYABLE AND LONG-TERM DEBT

The Company's long-term debt is summarized in the table below (in thousands):

	September 30,	December 31,
	2017	2016
ING Commercial Finance B.V., interest at EURIBOR plus an applicable rate (1.58% at September 30, 2017 and 1.67% at December 31, 2016)	$936	$1,097
Total debt	936	1,097
Less current maturities	(936)	(1,097)
Long-term debt	$—	$—

The estimated fair value of the Company’s total debt at September 30, 2017 and December 31, 2016, based on quoted market prices available to the Company for issuance of similar debt with similar terms (level 2), approximated carrying value.

On August 20, 2015 (the “Closing Date”), the Company and certain subsidiaries entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A. and BMO Harris Bank, N.A.) (collectively, the “Lenders”) pursuant to which the Lenders agreed to extend credit to the Company in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $125.0 million in the aggregate (the “Commitment”), with $95.0 million of such Commitment allocated to Revolving A Loans to be made to the Company or Omega Protein in U.S. Dollars or Alternative Currencies (as such term is defined in the Loan Agreement) and $30.0 million of such Commitment allocated to Revolving B Loans to be made to the Company and certain subsidiaries, including Bioriginal Food & Science, in U.S. Dollars or Canadian Dollars. The Commitment includes a sub-facility for swingline loans up to an amount not to exceed $10.0 million, a sub-facility for standby letters of credit issued for the account of the Company or Omega Protein up to an amount not to exceed $20.0 million, a sub-facility for standby or commercial letters of credit issued for the account of Bioriginal Food & Science up to an amount not to exceed $7.5 million and an accordion feature that allows the Company to increase the amount of the Commitment up to an additional $75.0 million, subject to the further commitments of the Lenders and other customary conditions precedent. The Loan Agreement amended and restated the Company’s existing senior secured credit facility (the “Prior Loan Agreement”). The proceeds of the Loan Agreement were and are expected to be used, as applicable, to (a) refinance existing debt under the Prior Loan Agreement, (b) pay fees and expenses incurred in connection with the refinancing of the Prior Loan Agreement and the entry into the Loan Agreement, (c) refinance certain debt owed to HSBC Bank Canada pursuant to an agreement that has been terminated, and (d) provide ongoing working capital and for other general corporate purposes of the Company and its subsidiaries.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

As of September 30, 2017, the Company was in compliance with all financial covenants under the Loan Agreement. All Loans and all other obligations outstanding under the Loan Agreement shall be payable in full in August 2020.

As of September 30, 2017 and December 31, 2016, the Company had $0 outstanding under the Loan Agreement and approximately $8.6 million in letters of credit. The Company has no off-balance sheet arrangements other than normal operating leases and standby letters of credit.

In March 2015, Bioriginal Food & Science Europe extended the terms of its credit facility with ING Commercial Finance B.V. which provides borrowings up to an amount based on accounts receivable and inventory balances, and matures on March 31, 2018.  Advances are repayable on demand and bear interest payable monthly at 1.75% + EURIBOR (1.58% at September 30, 2017).  This credit facility is secured by accounts receivable and inventory of Bioriginal Food & Science Europe to a maximum of 85% of accounts receivable and 60% of inventory.  This credit facility contains cross-default provisions and other covenants.  As of September 30, 2017 and December 31, 2016, Bioriginal Food & Science Europe had $0.9 million and $1.1 million outstanding under this credit facility, respectively, which is included in current maturities.

The Company’s notes payable and long-term debt are more fully explained in Note 11 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

NOTE 12. ACCRUED LIABILITIES

Accrued liabilities are summarized below (in thousands):

	September 30,	December 31,
	2017	2016
Insurance	$5,145	$9,352
Salary and benefits	18,851	11,677
Trade creditors	8,999	11,139
Taxes, other than income tax	1,352	523
Income tax	518	943
Bioriginal earn-out	—	2,622
Deferred revenue (1)	1,540	1,299
Accrued interest	12	12
Other	276	361
Total accrued liabilities	$36,693	$37,928

(1)	Deferred revenue represents payments primarily received from international customers related to revenues which were not recognized until the subsequent period due to revenue recognition criteria.

NOTE 13. COMMITMENTS AND CONTINGENCIES

Bioriginal Food & Science Contingency

In September 2014, the Company acquired all of the outstanding equity of Bioriginal Food & Science pursuant to the terms of a share purchase agreement. A portion of the equity of Bioriginal Food & Science that was sold was indirectly held by the management, who continue to be employed by Bioriginal Food & Science and share in the management of Bioriginal Food & Science’s business.

In addition to the acquisition date cash purchase price and restricted stock, the management sellers earned additional amounts based on the annual adjusted Canadian dollar EBITDA of Bioriginal Food & Science’s business during each of the calendar years 2014 through 2016. For each calendar year, if the adjusted EBITDA met or exceeded agreed upon targets, the management sellers were eligible for an earn-out payment ranging from $1.2 million to $2.9 million Canadian Dollars, subject to certain forfeitures based on termination of management sellers’ employment. Based on results for 2014, 2015 and 2016, the total payment for all three years was $3.5 million Canadian dollars.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

The earn-out payment was made in September 2017. The Company recorded the estimated contractual obligation as compensation expense during each year as it was deemed probable that such amount would be payable. As of September 30, 2017 and December 31, 2016 the outstanding liability associated with the earn-out was $0 and $2.6 million, respectively.

Legal Contingencies

The Company is subject to various claims, lawsuits, investigations, inquiries and probation conditions involving its business and operations. Management believes that costs relating to these matters, if any, will not have a material adverse effect on the results of operations, cash flows or financial position of the Company, except as set forth below.

On March 2, 2017 and April 5, 2017, two class action lawsuits captioned Malone v. Omega Protein Corporation and Diehl v. Omega Protein Corporation, respectively, were filed against the Company and two of its officers in the United States District Court for the Southern District of New York. The Malone action was voluntarily dismissed, without prejudice, by the plaintiff on March 29, 2017. On October 27, 2017, the lead plaintiff in the Diehl action filed a second consolidated amended complaint. The Diehl action purports to assert claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The lead plaintiff in Diehl seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s securities during the period from August 6, 2013 through March 1, 2017. The complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers relating to allegedly known environmental violations at two of the Company’s plants and regarding the Company’s finances and business prospects, which allegedly operated to inflate artificially the price paid for the Company’s securities during the class period. The complaints seek unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs.

On March 3, 2017, a class action lawsuit captioned Ahern v. Omega Protein Corporation was filed against the Company and two of its officers in the United States District Court for the Central District of California. This suit asserts claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The plaintiff seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s publicly traded securities during the period from August 3, 2016 through March 1, 2017. The complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers relating to allegedly known environmental violations at one of the Company’s plants and regarding the Company’s business, operational and financial results, which allegedly operated to inflate artificially the market price of the Company’s securities during the class period. The complaint seeks unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs. On May 1, 2017, the Company filed a motion to transfer this lawsuit from the United States District Court for the Central District of California to the United States District Court for the Southern District of New York.

On May 15, 2017, the Ahern action was transferred to the United States District Court for the Southern District of New York, where it was subsequently consolidated with the Diehl action, on July 14, 2017. On July 17, 2017, the lead plaintiff in the consolidated action filed a consolidated amended complaint. As with the pre-consolidated actions, the consolidated amended complaint asserts claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The lead plaintiff seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s securities during the period from August 6, 2013 through March 1, 2017. The consolidated amended complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers, which allegedly operated to inflate artificially the market price of the Company’s securities during the class period. The consolidated amended complaint seeks unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs.

On August 8, 2017, a shareholder derivative lawsuit captioned Penn v. Scholtes was filed against three of the Company’s officers and five of its directors in the United States District Court for the Southern District of New York. This suit purports to assert claims on behalf of the Company against three of the Company’s officers and five of its directors for alleged breach of fiduciary duties and violations of Section 14(a) of the Exchange Act and Rule 14a-9 under the Exchange Act. The complaint seeks damages allegedly caused by the officers and directors allegedly permitting environmental violations at one of the Company’s fisheries and improperly granting incentive compensation with knowledge of the violations. The complaint also seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by three officers and five directors relating to allegedly known environmental violations in the Company’s proxy statements. The complaint seeks unspecified compensatory damages, unspecified punitive damages, attorneys’ fees and other costs, and equitable relief.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

On September 11, 2017, a shareholder derivative lawsuit captioned Sehlmeyer v. Scholtes was filed against two of the Company’s officers and six of its directors in the District Court of Clark County, Nevada, asserting claims similar to those asserted in the Penn derivative suit. However, on October 11, 2017, the plaintiff amended his complaint, deleting the derivative claims and instead asserting putative class action claims against the Company, one of the Company’s officers, and seven of the Company’s directors arising out of the announcement that the Company had entered into a merger agreement under which it will be acquired by Cooke Inc. This suit purports to assert claims against one of the Company’s officers and seven of its directors for alleged breach of fiduciary duties. The complaint seeks relief for the officer’s and directors’ alleged failure to act in the shareholders’ best interests by failing to maximize shareholder value. The complaint seeks an injunction preventing the defendants from consummating the proposed merger, rescission of the proposed merger, attorneys’ fees and other costs, and other equitable relief.

 On November 6, 2017, a shareholder class action captioned Franchi v. Omega Protein Corporation was filed in the United States District Court for the District of Nevada against the Company, one of the Company’s officers, and seven of the Company’s directors arising out of the announcement that the Company had entered into a merger agreement under which it will be acquired by Cooke Inc. This suit alleges that the preliminary proxy statement filed with the Securities and Exchange Commission on October 30, 2017 omits material information concerning the transaction and purports to assert claims under Section 14 (a) of the Securities Exchange Act.  The complaint seeks, inter alia, an injunction preventing the defendants from consummating the proposed merger.

 Although the Company believes that the allegations in all of the above complaints are without merit and intends to defend such litigation vigorously, litigation is subject to inherent uncertainties and we are not able at this time to determine the outcome of these lawsuits or their potential liability, if any. It is possible that an adverse result in the litigation could have a material adverse effect on the Company’s business, reputation, results of operations and financial condition. In addition, defending the lawsuits may be costly and could require significant involvement of the Company’s senior management and divert management's attention from its business and operations.

In October 2016, the Company received a Civil Investigative Demand from the Department of Justice requesting information in connection with a False Claims Act investigation. The government’s investigation concerns whether there has been or is a violation of the False Claims Act in connection with Omega Protein’s May 2010 certification to the U.S. Department of Commerce that Omega Protein’s Reedville, Virginia facility was in compliance with federal environmental laws in order to obtain a loan guarantee under the Department of Commerce’s Title XI loan program. That Title XI loan was repaid in full in November 2015 and the Company and its subsidiaries currently have no Title XI indebtedness outstanding. The Company has delivered responsive documents to the Department of Justice. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matter could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In December 2016, the Company received a subpoena from the Securities and Exchange Commission (“SEC”) requesting information in connection with an investigation relating to a Company subsidiary’s compliance with its probation terms and the Company’s protection of whistleblower employees. In May 2017, the Company received another subpoena from the SEC seeking documents relating to its Title XI loans, including documents relating to the Company’s public disclosures that it was in compliance with all of the covenants in the loan agreements for such Title XI loans. The same SEC subpoena also calls for the production of documents concerning the Company’s calculation of its cost of sales for fiscal years 2014 through 2016, including documents related to its statement that “[t]he decrease in cost per unit of sales is primarily due to lower cost per unit for beginning of year inventory as a result of higher fish catch and production in the 2015 fishing season compared to 2014.” The subpoena also seeks documents reflecting the Company’s accounting policies and procedures for inventories and cost of sales for fiscal years 2014 through 2016, including its methodologies for calculating and allocating direct and indirect costs. The Company has delivered responsive documents to the SEC in connection with the December 2016 subpoena and is in the process of responding to the May 2017 subpoena. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matters could result in a material adverse effect on the Company’s business, reputation, results of operation and financial condition.

In December 2016, Omega Protein entered into a plea agreement with the United States Attorney’s Office for the Western District of Louisiana to resolve the previously disclosed government investigation related to that subsidiary’s Abbeville, Louisiana operations. Under the plea agreement, the subsidiary agreed to plead guilty to two felony counts under the Clean Water Act. The plea agreement provides for a sentence consisting of (i) a $1.0 million fine, (ii) a three-year probationary period for the subsidiary ending in January 2020, and (iii) a payment by the subsidiary of $0.2 million for community service. The plea agreement was approved by the U.S. District Court for the Western District of Louisiana on January 18, 2017.

In December 2016, the U.S. District Court for the Eastern District of Virginia held a hearing on a previously disclosed motion filed by the U.S. Attorney for the Eastern District of Virginia to revoke Omega Protein’s probation relating to a June 2013 plea agreement because of issues resolved by the plea agreement described in the prior paragraph. At that hearing, the Virginia court imposed an additional two-year probation period on Omega Protein to run from June 4, 2016 to June 4, 2018. The remainder of this two year probation period will run concurrently with the three year probation period set forth in the plea agreement described in the prior paragraph.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 14. RECONCILIATION OF BASIC AND DILUTED PER SHARE DATA (in thousands except per share data)

Basic earnings per share is calculated by dividing net income allocated to common shares outstanding by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share assumes the exercise of stock options provided the effect is not anti-dilutive.

The Company grants certain incentive compensation awards, including restricted stock, to employees and non-employee directors that are considered to be participating securities. Due to the presence of participating securities, earnings per share is calculated using the two-class method.

Three Months Ended September 30:	2017		2016
Allocation of earnings:
Net income	$918		$14,553
Income allocated to participating securities	(10)		(257)
Income allocated to common shares outstanding	$908		$14,296

Weighted average common shares outstanding	22,209		21,935

Basic earnings per share		$0.04		$0.65

Stock options assumed exercised	240		297
Weighted average diluted common shares and potential common share equivalents outstanding	22,449		22,232

Diluted earnings per share		$0.04		$0.64

Nine Months Ended September 30:	2017		2016
Allocation of earnings:
Net income	$14,356		$28,596
Income allocated to participating securities	(179)		(484)
Income allocated to common shares outstanding	$14,177		$28,112

Weighted average common shares outstanding	22,164		21,894

Basic earnings per share		$0.64		$1.28

Stock options assumed exercised	274		300
Weighted average diluted common shares and potential common share equivalents outstanding	22,438		22,194

Diluted earnings per share		$0.63		$1.27

There were no options to purchase shares of common stock excluded from the computation of diluted earnings per share during the three and nine months ended September 30, 2017 and 2016.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 15. STOCK-BASED COMPENSATION

Restricted Stock

The Company has issued shares of restricted stock under the 2015 Incentive Plan and 2006 Incentive Plan. Shares of restricted stock have generally vested on the third anniversary of the grant date or in equal installments over three years except for shares of restricted stock granted to non-employee directors which vest six months after the grant date. Non-vested shares are generally forfeited upon the termination of employment or service as a director. Holders of shares of restricted stock are entitled to all rights of a stockholder of the Company, including the right to vote the shares and receive any dividends or other distributions. The non-vested shares are considered participating securities and the Company has calculated earnings per share using the two-class method. See Note 14 – Reconciliation of Basic and Diluted Per Share Data.

During the nine month periods ended September 30, 2017 and 2016, the Company issued 61,044 and 70,622 shares of restricted stock under the 2015 Incentive Plan, respectively, to employees and non-employee directors. The Company’s compensation expense related to restricted stock was approximately $0.6 million and $0.7 million ($0.4 million and $0.5 million after tax) for the three months ended September 30, 2017 and 2016, respectively, and approximately $1.6 million and $1.8 million ($1.1 million and $1.2 million after tax) for the nine months ended September 30, 2017 and 2016, respectively, which is primarily reflected in selling, general and administrative expenses in the unaudited condensed consolidated statement of comprehensive income. As of September 30, 2017, there was approximately $1.5 million ($1.0 million after tax) of unrecognized compensation expense related to non-vested restricted stock that is expected to be recognized over a weighted-average period of 1.0 years, of which $0.4 million ($0.2 million after-tax) of compensation expense is expected to be recognized during the remainder of fiscal year 2017.

Performance Units

On February 26, 2015, March 8, 2016 and February 27, 2017, the Company adopted cash incentive performance unit plans. The value of the units will be determined by reference to the performance of the Company’s common stock during the relevant performance period compared to the performance of the Russell 2000 Index member companies (the “Peer Group”) during that same period. One third of the Performance Units granted will be earned at the end of each calendar year of the performance period and will be valued for the calendar year based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Peer Group. The performance units contain a service provision of approximately 3 years and are liability-classified awards included in accrued liabilities and other long-term liabilities which are adjusted to fair value on a quarterly basis.

The Company’s compensation expense related to performance units was approximately $0.1 million and $0.6 million ($0.1 million and $0.4 million after tax) for the three months ended September 30, 2017 and 2016, respectively, and approximately $0.5 million and $1.4 million ($0.3 million and $0.9 million after tax) for the nine months ended September 30, 2017 and 2016, respectively, which is primarily reflected in selling, general and administrative expenses in the unaudited condensed consolidated statement of comprehensive income. As of September 30, 2017, there was approximately $1.6 million ($1.1 million after tax) of unrecognized compensation expense related to performance units that is expected to be recognized over a weighted-average period of 1.8 years, of which $0.3 million ($0.2 million after-tax) of compensation expense is expected to be recognized during the remainder of fiscal year 2017.

NOTE 16. COMPONENTS OF NET PERIODIC BENEFIT COST

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Service cost	$—	$—	$—	$—
Interest cost	223	251	669	753
Expected return on plan assets	(185)	(213)	(555)	(638)
Amortization of prior service costs	—	—	—	—
Amortization of net loss	307	341	921	1,024
Net periodic pension cost	$345	$379	$1,035	$1,139

For the nine months ended September 30, 2017 and 2016, the Company contributed approximately $0.4 million and $0.5 million, respectively, to the Company’s pension plan. The Company expects to make contributions of $0.1 million to the pension plan during the remainder of 2017.

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OMEGA PROTEIN CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)

NOTE 17. SUBSEQUENT EVENTS

On October 5, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cooke Inc. (“Cooke”) and Alpha MergerSub, Inc. (“Merger Sub”) pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Cooke. The respective boards of directors of the Company and Cooke unanimously approved the Merger Agreement.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock (other than shares of common stock held by the Company or Cooke or any of their subsidiaries) will be converted into the right to receive $22.00 in cash, less any required withholding taxes. Each outstanding option to purchase shares of common stock will become fully exercisable and will be converted into the right to receive an amount in cash equal to the excess, if any, of $22.00 payable in respect of a share of common stock over the applicable per share exercise price of such outstanding option, less applicable withholding taxes. The restrictions applicable to each share of restricted common stock issued pursuant to the Company’s 2006 Incentive Plan or its 2015 Long-Term Incentive Plan will immediately lapse and each such share of restricted common stock will be converted into the right to receive $22.00, less any required withholding taxes.

The consummation of the Merger is subject to the approval of the Company’s shareholders and certain customary regulatory and other closing conditions, including, in the case of the Company, its obligations under a Purchase and Sale Agreement with Alpha VesselCo Holdings, Inc. relating to the sale of certain assets subject to the jurisdiction of the United States Maritime Administration (“MARAD”), which the Company entered into concurrently with the Merger Agreement.

The Merger Agreement contains customary non-solicitation covenants obligating the Company not to solicit alternative acquisition proposals from third parties. The Merger Agreement also contains certain termination rights, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by February 11, 2018 (which date may be extended upon the written request of Cooke by up to 60 days in order to obtain MARAD approval, so long as all conditions to the Merger have been met, other than the condition relating to MARAD approval and any conditions which by their nature can only be satisfied at closing). Upon termination of the Merger Agreement under certain specified circumstances, the Company may be required to pay Cooke, or Cooke may be required to pay the Company, a termination fee of $20 million.

Cooke intends to fund the transactions contemplated by the Merger Agreement through debt financing that has been committed to Cooke by DNB Capital LLC, BMO Capital Markets Corp. and certain of their respective affiliates. The Merger Agreement does not contain a financing condition.

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OMEGA PROTEIN CORPORATION

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the Company’s MD&A contained in the Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”), and in conjunction with the consolidated financial statements included in this report and in the 2016 Form 10-K.

Forward-looking statements in this Form 10-Q, future filings by the Company with the Securities and Exchange Commission (the “Commission” or “SEC”), the Company’s press releases and oral statements by authorized officers of the Company are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty. The Company believes that forward-looking statements made by it are based on reasonable expectations; however, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include the words “estimate,” “project,” “anticipate,” “expect,” “predict,” “assume,” “believe,” “could,” “would,” “hope,” “may” or similar expressions. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in Item 1A. Risk Factors in the Company’s 2016 Form 10-K and this Form 10-Q.

General

Omega Protein Corporation is a nutritional products company that develops, produces and delivers nutritious products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. As used herein, the term the “Company” refers to Omega Protein Corporation and its consolidated subsidiaries, as applicable. The Company’s principal executive offices are located at 2105 City West Boulevard, Suite 500, Houston, Texas 77042-2838 (Telephone: (713) 623-0060).

The Company operates in two primary industry segments: animal nutrition and human nutrition.

The Company’s animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“Omega Protein”) and Omega Shipyard, Inc. (“Omega Shipyard”). Omega Protein, the Company’s principal operating subsidiary, is predominantly dedicated to the production of animal nutrition products and operates in the menhaden harvesting and processing business and is the successor to a business conducted since 1913. Omega Protein currently operates a total of three menhaden processing plants in the states of Louisiana, Mississippi and Virginia. The Company also operates a Health and Science Center in Reedville, Virginia, which provides 100-metric tons per day of fish oil input capacity for the Company’s food, industrial and feed grade oils. A portion of Omega Protein’s production is transferred to its human nutrition segment. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for Omega Protein’s fishing fleet.

The human nutrition segment operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science Corp. (“Bioriginal Food & Science”), Wisconsin Specialty Protein, L.L.C. (“WSP”) and Cyvex Nutrition, Inc. (“Cyvex”). Bioriginal Food & Science, acquired by the Company in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by the Company in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex is located in Irvine, California and is a supplier for the food and nutraceutical industries.

The Company also operates a technical center in Houston, Texas, the Omega Protein Technology and Innovation Center, which has food science application labs as well as analytical, sensory, lipids research and pilot plant capabilities.

For financial information about the Company’s industry segments for the three and nine months ended September 30, 2017 and 2016, see Note 3 – Industry Segments to the unaudited condensed consolidated financial statements in Item 1.

Proposed Merger with Cooke Inc.

On October 5, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cooke Inc. (“Cooke”) and Alpha MergerSub, Inc. (“Merger Sub”) pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Cooke. The respective boards of directors of the Company and Cooke unanimously approved the Merger Agreement.

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On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock (other than shares of common stock held by the Company or Cooke or any of their subsidiaries) will be converted into the right to receive $22.00 in cash, less any required withholding taxes. Each outstanding option to purchase shares of common stock will become fully exercisable and will be converted into the right to receive an amount in cash equal to the excess, if any, of $22.00 payable in respect of a share of common stock over the applicable per share exercise price of such outstanding option, less applicable withholding taxes. The restrictions applicable to each share of restricted common stock issued pursuant to the Company’s 2006 Incentive Plan or its 2015 Long-Term Incentive Plan will immediately lapse and each such share of restricted common stock will be converted into the right to receive $22.00, less any required withholding taxes.

The consummation of the Merger is subject to the approval of the Company’s shareholders and certain customary regulatory and other closing conditions, including, in the case of the Company, its obligations under a Purchase and Sale Agreement with Alpha VesselCo Holdings, Inc. relating to the sale of certain assets subject to the jurisdiction of the United States Maritime Administration (“MARAD”), which the Company entered into concurrently with the Merger Agreement.

The Merger Agreement contains customary non-solicitation covenants obligating the Company not to solicit alternative acquisition proposals from third parties. The Merger Agreement also contains certain termination rights, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by February 11, 2018 (which date may be extended upon the written request of Cooke by up to 60 days in order to obtain MARAD approval, so long as all conditions to the Merger have been met, other than the condition relating to MARAD approval and any conditions which by their nature can only be satisfied at closing). Upon termination of the Merger Agreement under certain specified circumstances, the Company may be required to pay Cooke, or Cooke may be required to pay the Company, a termination fee of $20 million.

Cooke intends to fund the transactions contemplated by the Merger Agreement through debt financing that has been committed to Cooke by DNB Capital LLC, BMO Capital Markets Corp. and certain of their respective affiliates. The Merger Agreement does not contain a financing condition.

Human Nutrition Segment Strategic Review Process

On February 22, 2017, the Company announced that it initiated a strategic alternatives review for the Company’s human nutrition segment. That review could result in, among other things, a sale, consolidation or business combination, asset divestiture, partnering or other collaboration agreements with respect to the human nutrition segment in one or more transactions, continuing to operate the human nutrition segment in the ordinary course of business or an exit from portions of that business. However, there can be no assurance that the Company will be successful in identifying or completing any strategic alternative, that any such strategic alternative will yield additional value for shareholders or that the review process will not have an adverse impact on the Company’s business. In addition, if the review were to result in a sale of the human nutrition segment, it would make the Company more susceptible to factors affecting its animal nutrition segment. For additional information, see the first and second risk factors under “Item 1A. Risk Factors—Risks Relating to the Company’s Business and Industry” in the Company’s 2016 Form 10-K.

The Company has not set a timetable for completion of the strategic human nutrition alternatives review process and does not intend to discuss or disclose developments with respect to the process unless and until such time as the Board of Directors has approved a definitive course of action or otherwise concludes its review of strategic alternatives. In addition, pursuant to the Merger Agreement, Cooke’s consent is required for any transaction involving the Company’s human nutrition segment.

Company Overview

Revenues Composition. The following table sets forth the Company’s revenues by product (in millions) and the approximate percentage of total revenues represented thereby, for the indicated periods:

	Three Months Ended September 30,
	2017		2016
	Revenues	Percent	Revenues	Percent
Animal Nutrition Revenues
Fish Meal	$41.6	46.2%	$56.4	51.9%
Fish Oil	7.9	8.7	14.7	13.5
Refined Fish Oil	8.0	8.9	6.3	5.8
Fish Solubles and Other	0.4	0.4	0.3	0.3
Subtotal of Animal Nutrition	57.9	64.2	77.7	71.5

Human Nutrition Revenues
Specialty oils	26.2	29.0	24.6	22.6
Dairy protein products	4.0	4.4	3.3	3.0
Other nutraceutical ingredients	2.2	2.4	3.2	2.9
Subtotal of Human Nutrition	32.4	35.8	31.1	28.5

Total	$90.3	100.0%	$108.8	100.0%

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OMEGA PROTEIN CORPORATION

	Nine Months Ended September 30,
	2017		2016
	Revenues	Percent	Revenues	Percent
Animal Nutrition Revenues
Fish Meal	$102.1	39.6%	$133.2	43.6%
Fish Oil	29.7	11.5	54.9	17.9
Refined Fish Oil	21.9	8.5	19.1	6.2
Fish Solubles and Other	1.4	0.5	2.2	0.7
Subtotal of Animal Nutrition	155.1	60.1	209.4	68.4

Human Nutrition Revenues
Specialty oils	81.1	31.5	75.9	24.8
Dairy protein products	14.1	5.5	12.9	4.2
Other nutraceutical ingredients	7.5	2.9	8.0	2.6
Subtotal of Human Nutrition	102.7	39.9	96.8	31.6

Total	$257.8	100.0%	$306.2	100.0%

The following table sets forth the Company’s revenues by geography (in millions) and the approximate percentage of total revenues represented thereby, for the indicated periods:

	Three Months Ended September 30,
	2017		2016
	Revenues	Percent	Revenues	Percent

U.S. - Domestic Revenues	$49.4	54.7%	$48.5	44.6%
Export Revenues	40.9	45.3	60.3	55.4
Total	$90.3	100.0%	$108.8	100.0%

	Nine Months Ended September 30,
	2017		2016
	Revenues	Percent	Revenues	Percent

U.S. - Domestic Revenues	$157.2	61.0%	$157.0	51.3%
Export Revenues	100.6	39.0	149.2	48.7
Total	$257.8	100.0%	$306.2	100.0%

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 Animal Nutrition Products

2017 Fishing Information.  At September 30, 2017, Omega Protein owned a fleet of 38 vessels and 27 spotter aircraft for use in its fishing operations and also leased additional aircraft where necessary to facilitate operations. During the 2017 fishing season in the Gulf of Mexico, which ran from mid-April through October, Omega Protein was operating 19 fishing and carry vessels and 22 spotter aircraft. The fishing area in the Gulf is generally located along the Gulf Coast, with a concentration off the Louisiana and Mississippi coasts. The fishing season along the Atlantic coast began in May and can extend into December. During the 2017 fishing season, Omega Protein is operating 7 fishing vessels and 7 independently-owned spotter aircraft along the Mid-Atlantic coast. The remaining fleet of fishing vessels and spotter aircraft are not routinely operated during the fishing season and are back-up to the active fleet, used for other transportation purposes, inactive, or in the process of refurbishment or conversion in the Company’s shipyard. Historical fish catch and production results at the end of the third quarter for the past five years are as follows:

	2017	2016	2015	2014	2013	2012 to 2016 5-Year Avg.
Fish catch in short tons as of September 30,	342,586	393,621	465,287	345,455	383,299	420,027
Fish meal, oil and solubles production in tons (excludes refined)	116,698	148,910	157,049	121,571	152,822	150,322
Total yield	34.1%	37.8%	33.8%	35.2%	39.9%	35.8%
Oil yield	7.0%	10.4%	6.6%	8.3%	12.1%	8.4%

The Company cautions that because of the volatility of fish catch generally, partial year catch numbers are not indicative of results that may be expected for a full year. In addition, the results of the 2017 fishing season will depend in large part on the volume of fish caught, and the total yield associated with the catch.  Total fish catch through September 30, 2017 decreased by 13.0% compared to fish catch in the same period in the 2016 fishing season and was lower by 18.4% compared to Omega Protein’s prior five year fish catch average during the same period. This reduction is due in part to weather conditions. Total fish meal, oil and solubles production through September 30, 2017 decreased by 21.6% compared to production in the same period in the 2016 fishing season and was lower by 22.4% compared to Omega Protein’s prior five year production average during the same period. This reduction is due to the above mentioned decrease in fish catch as well as a decrease in total yield, specifically the oil yield. The Company believes that yields are influenced by multiple factors, including but not limited to, fish diet, weather, water temperature and nutrient content, fish population and age of fish. The low production through September 30, 2017 has resulted in higher per unit inventory cost and fewer volumes available for current and future sale. These higher unit costs and lower volumes available for sale have adversely impacted financial results for the third quarter of 2017 as compared to the third quarter of 2016 and are expected to adversely affect financial results through the second quarter of 2018.

Sales Contracts. Omega Protein generally sells most of its products on up to a twelve-month forward contract basis with the balance sold on a spot basis through purchase orders or under longer-term forward contracts. Omega Protein’s sales contracts generally contain force majeure and other production allocation provisions. Historically, fish meal and fish oil sold on a forward contract basis have fluctuated from year to year based upon perceived market availability and forward price expectations. As of September 30, 2017, Omega Protein has sold forward on a contract basis approximately 24,000 short tons (1 short ton = 2,000 pounds) of fish meal and 10,000 metric tons (1 metric ton = 2,204.6 pounds) of fish oil for 2017. Of these 2017 forward sales, the majority was contracted during 2017. As a basis of comparison, as of September 30, 2016, Omega Protein had sold forward on a contract basis approximately 26,000 short tons of fish meal and 9,000 metric tons of fish oil for 2016.

Omega Protein’s annual revenues are highly dependent on pricing, annual fish catch, production yields and inventories. Inventory is generally carried over from one year to the next year and Omega Protein determines the level of inventory to be carried over based on production volumes, existing contracts, prevailing market prices of the products and anticipated customer usage and demand during the off-season. Thus, production volumes do not necessarily correlate with sales volumes in the same year and sales volumes will fluctuate from quarter to quarter. Omega Protein’s fish meal products have a useable life of approximately one year from the date of production. Practically, however, Omega Protein attempts to empty its warehouses of the previous season’s products by May or June of the new fishing season. Omega Protein’s crude fish oil products do not lose efficacy unless exposed to oxygen and, therefore, their storage life typically is longer than that of fish meal.

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 Human Nutrition Products

The Company produces and sells products for human consumption in three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Sales of specialty oils increased approximately $5.2 million in the nine months ended September 30, 2017 as compared to the nine months ended September 30, 2016 primarily due to an increase in sales of coconut and marine oils. Sales of protein products increased approximately $1.2 million and sales of other nutritional ingredients decreased by $0.5 million when comparing the nine-month periods ended September 30, 2017 and 2016.

Results of Operations

The following discussion segregates the financial results of the Company’s two industry segments: animal nutrition and human nutrition. For a discussion of the Company’s segments, see Note 3 - Industry Segments to the unaudited condensed consolidated financial statements in Item 1.

Interim Results for the Third Quarters ended September 30, 2017 and 2016

Animal Nutrition

	Three Months Ended September 30,
	2017	2016	Increase (Decrease)
	(in millions)
Revenues	$57.9	$77.7	$(19.8)
Cost of sales	48.7	48.6	0.1
Gross profit	9.2	29.1	(19.9)
Selling, general and administrative expenses (including research and development)	0.5	0.5	—
Charges related to U.S. Attorney investigation	—	0.4	(0.4)
Operating income	$8.7	$28.2	$(19.5)

Revenues.    Animal nutrition revenues decreased $19.8 million, or 25.4%, from $77.7 million for the three months ended September 30, 2016 (the “Comparable Quarter”) to $57.9 million for the three months ended September 30, 2017 (the “Current Quarter”). The decrease in animal nutrition related revenues was primarily due to decreased sales volumes of 20.9% and 19.9% for the Company’s fish oil and fish meal, respectively, and decreased sales prices of 5.0% and 7.7% for the Company’s fish oil and fish meal, respectively. Considering fish meal, fish oil and fish solubles sales activities in total, the Company experienced a $12.6 million decrease in revenues due to the decrease in sales volumes and a $7.4 million decrease in revenues caused by decreased sales prices, when comparing the Current Quarter and the Comparable Quarter. The decreases in fish oil and fish meal sales volumes are primarily due to the decreased production as a result of lower fish catch and total yield, the decreased level of beginning inventory and the timing of contracts in the Current Quarter compared to the Comparable Quarter. The decrease in fish oil and meal sales prices during the Current Quarter as compared to the Comparable Quarter is primarily due to prevailing market conditions such as global supply and demand at the time sales contracts were entered into.

Cost of sales.    Animal nutrition cost of sales, including depreciation and amortization, for the Current Quarter was $48.7 million, an increase of $0.1 million, or 0.3%, as compared to the Comparable Quarter. Cost of sales as a percentage of revenues was 84.0% for the Current Quarter as compared to 62.5% for Comparable Quarter. The increase in cost of sales as a percentage of revenues was primarily due to a 25.1% higher cost per unit of sales, primarily as a result of lower anticipated fish catch and production volumes for the 2017 fishing season.

Gross profit.    Animal nutrition gross profit decreased $19.9 million, or 68.3%, from $29.1 million for the Comparable Quarter to $9.2 million for the Current Quarter due largely to decreased sales volumes, decreased sales prices and increased cost of goods sold per unit as discussed above. Gross profit as a percentage of revenue was 16.0% for the Current Quarter compared to 37.5% for the Comparable Quarter. The decrease in gross profit as a percentage of revenue was primarily due to the decreased sales prices and increased cost per unit of sales.

Charges related to U.S. Attorney investigation.  The Company recognized charges during the Comparable Quarter of $0.4 million for legal fees related to an investigation by the U.S. Attorney’s Office in the Western District of Louisiana. No such amount was recognized during the Current Quarter.

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Human Nutrition

	Three Months Ended September 30,
	2017	2016	Increase (Decrease)
	(in millions)
Revenues	$32.4	$31.1	$1.3
Cost of sales	27.8	27.2	0.6
Gross profit	4.6	3.9	0.7
Selling, general and administrative expenses (including research and development)	4.3	3.7	0.6
Loss (gain) related to plant closure	—	0.7	(0.7)
Operating income (loss)	$0.3	$(0.5)	$0.8

Revenues.    Human nutrition revenues increased $1.3 million, or 4.0%, from $31.1 million for the Comparable Quarter to $32.4 million for the Current Quarter, due primarily to increases in sales of specialty oils. Specialty oils revenues increased by $1.6 million to $26.2 million (including $0.1 million from menhaden omega-3 concentrates) in the Current Quarter from $24.6 million (including $0.9 million from menhaden omega-3 concentrates and tolling) in the Comparable Quarter. The increase in specialty oils revenues was primarily due to increased sales of coconut oil. Protein products revenues increased by $0.7 million to $4.0 million and other nutraceutical ingredients revenues decreased by $1.0 million to $2.2 million during the Current Quarter.

Cost of sales.    Human nutrition cost of sales, including depreciation and amortization, for the Current Quarter was $27.8 million, a $0.6 million, or 2.3%, increase compared to the Comparable Quarter. Human nutrition cost of sales as a percentage of revenue decreased from 87.4% for the Comparable Quarter to 85.9% for the Current Quarter, due in part to shifts in product mix and reduced raw materials costs for certain products. Specialty oils cost of sales was $22.2 million (including $0.1 million from menhaden omega-3 concentrates) and $21.0 million (including $1.0 million from menhaden omega-3 concentrates and tolling) during the Current and Comparable Quarters, respectively.

Protein products cost of sales was $4.1 million for the Current Quarter compared to $4.3 million during the Comparable Quarter. The decrease in protein products cost of sales was primarily attributed to reduced costs of certain dairy raw materials and a change in the sales mix of protein products to lower cost products, and a $0.4 million write-down of protein products inventory in the Comparable Quarter. Other nutraceutical ingredients cost of sales was $1.5 million during the Current Quarter compared to $1.9 million for the Comparable Quarter.

Gross profit.    Human nutrition gross profit increased $0.7 million, or 16.0%, from $3.9 million for the Comparable Quarter to $4.6 million for the Current Quarter. Gross profit as a percentage of revenue was 14.1% for the Current Quarter as compared to 12.6% for the Comparable Quarter. The increase in gross profit as a percentage of revenue was primarily due to increased protein products gross profit as a percentage of revenues.

Selling, general and administrative expenses.    Human nutrition selling, general and administrative expenses increased $0.6 million, or 14.7%, from $3.7 million for the Comparable Quarter to $4.3 million for the Current Quarter. The increase in selling, general and administrative expenses is due to increased miscellaneous expenses during the Current Quarter compared to the Comparable Quarter.

Loss (gain) related to plant closure. As a result of the closing of the Batavia, Illinois oil concentration facility, the Company recognized a loss of $0.7 million in the Comparable Quarter. No such charge was recognized during the Current Quarter.

Unallocated

	Three Months Ended September 30,
	2017	2016	Increase (Decrease)
	(in millions)
Selling, general and administrative expenses (including research and development)	$6.9	$5.8	$1.1
Merger related expenses	1.4	—	1.4
Operating income (loss)	$8.3	$5.8	$2.5

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Selling, general and administrative expenses (including research and development). Unallocated selling, general and administrative expenses increased $1.1 million, or 18.9%, from $5.8 million for the Comparable Quarter to $6.9 million for Current Quarter. The increase in selling, general and administrative expenses is primarily due to increased professional fees, including $1.5 million related to strategic reviews, False Claims Act investigation and SEC subpoenas.

Merger related expenses. The Company incurred professional related expenses of $1.4 million during the Current Quarter related to the signing of the Merger Agreement with Cooke Inc. No such amount was recognized during the Comparable Quarter.

Other non-segmented results of operation

Gain (loss) on foreign currency.    The Company recorded a $1.0 million gain and a $0.2 million gain on foreign currency in the Current and Comparable Quarters, respectively, due to fluctuations in the Canadian dollar exchange rate and working capital balances at Bioriginal Food & Science’s Canadian operations.

Provision for income taxes.    The Company recorded a $0.7 million provision for income taxes for the Current Quarter representing an effective tax rate of 43.7% for income taxes compared to 33.3% for the Comparable Quarter. The increase in the effective rate is primarily a result of a reduction in the qualified production activities deduction due to lower anticipated animal nutrition earnings. The statutory tax rate of 35% for U.S. federal taxes was in effect for each of the Current and Comparable Quarters.

Interim Results for the Nine Months ended September 30, 2017 and 2016

Animal Nutrition

	Nine Months Ended September 30,
	2017	2016	Increase (Decrease)
	(in millions)
Revenues	$155.0	$209.5	$(54.5)
Cost of sales	116.4	129.4	(13.0)
Gross profit	38.6	80.1	(41.5)
Selling, general and administrative expenses (including research and development)	1.7	1.7	—
Loss (gain) related to plant closure	—	(0.3)	0.3
Charges related to U.S. Attorney investigation	—	0.4	(0.4)
Loss (gain) on disposal of assets	(0.2)	(0.1)	(0.1)
Operating income	$37.1	$78.4	$(41.3)

Revenues.    Animal nutrition revenues decreased $54.5 million, or 26.0%, from $209.5 million for the nine months ended September 30, 2016 (the “Comparable Period”) to $155.0 million for the nine months ended September 30, 2017 (the “Current Period”). The decrease in animal nutrition related revenues was primarily due to decreased sales volumes of 26.2% and 20.7% for the Company’s fish oil and fish meal, respectively, and decreased sales prices of 5.5% and 3.5% for the Company’s fish oil and fish meal, respectively. Considering fish meal, fish oil and fish solubles sales activities in total, the Company experienced a $39.8 million decrease in revenues due to the decrease in sales volumes and a $14.7 million decrease in revenues caused by decreased sales prices, when comparing the Current Period and the Comparable Period. The decreases in fish oil and fish meal sales volumes are primarily due to the decreased production as a result of lower fish catch and total yield, a decreased level of beginning inventory and the timing of contracts in the Current Period compared to the Comparable Period. The decrease in fish oil and meal sales prices during the Current Period as compared to the Comparable Period is primarily due to prevailing market conditions such as global supply and demand at the time sales contracts were entered into.

Cost of sales.    Animal nutrition cost of sales, including depreciation and amortization, for the Current Period was $116.4 million, a decrease of $13.0 million, or 10.0%, as compared to the Comparable Period. Cost of sales as a percentage of revenues was 75.1% for the Current Period as compared to 61.8% for Comparable Period. The increase in cost of sales as a percentage of revenues was primarily due to a 16.0% higher cost per unit of sales. Current Period cost per unit is influenced by costs per unit for 2016 and 2017 production, while the Comparable Period cost per unit reflects costs per unit for 2015 and 2016 production. Cost per unit of sales for the Current Period was higher due largely to higher cost per unit for 2017 production compared to 2015 production, primarily as a result of lower anticipated fish catch and production volumes for the 2017 fishing season.

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OMEGA PROTEIN CORPORATION

Gross profit.    Animal nutrition gross profit decreased $41.5 million, or 51.8%, from $80.1 million for the Comparable Period to $38.6 million for the Current Period due primarily to decreased sales volumes, decreased sales prices and increased cost of goods sold per unit as discussed above. Gross profit as a percentage of revenue was 24.9% for the Current Period compared to 38.2% for the Comparable Period. The decrease in gross profit as a percentage of revenue was primarily due to the decreased sales prices and increased cost per unit of sales.

Loss (gain) related to plant closure. The gain related to plant closures for the Comparable Period of $0.3 million was due to the early termination of the Cameron, Louisiana fish processing plant lease and the corresponding reversal of various accruals related to the former lease. No such amount was recognized during the Current Period.

Charges related to U.S. Attorney investigation. The Company recognized charges related to legal fees during the Comparable Period of $0.4 million related to a previously described investigation by the U.S. Attorney’s Office in the Western District of Louisiana.  No such amount was recognized during the Current Period.

Human Nutrition

	Nine Months Ended September 30,
	2017	2016	Increase (Decrease)
	(in millions)
Revenues	$102.8	$96.8	$6.0
Cost of sales	84.9	85.6	(0.7)
Gross profit	17.9	11.2	6.7
Selling, general and administrative expenses (including research and development)	12.0	12.3	(0.3)
Impairment of goodwill and other intangible assets	—	11.6	(11.6)
Loss (gain) related to plant closure	—	2.7	(2.7)
Operating income (loss)	$5.9	$(15.4)	$21.3

Revenues.    Human nutrition revenues increased $6.0 million, or 6.2%, from $96.8 million for the Comparable Period to $102.8 million for the Current Period, due primarily to increases in sales of specialty oils. Specialty oils revenues increased by $5.2 million to $81.1 million (including $0.9 million from menhaden omega-3 concentrates) in the Current Period from $75.9 million (including $2.2 million from menhaden omega-3 concentrates and tolling) in the Comparable Period. The increase in specialty oils revenues was primarily due to increased sales of coconut and marine oils. Protein products revenues increased by $1.2 million to $14.1 million and other nutraceutical ingredients revenues decreased by $0.5 million to $7.5 million during the Current Period.

Cost of sales.    Human nutrition cost of sales, including depreciation and amortization, for the Current Period was $84.9 million, a $0.7 million, or 0.9%, decrease compared to the Comparable Period. Human nutrition cost of sales as a percentage of revenue decreased from 88.5% for the Comparable Period to 82.6% for the Current Period, due in part to shifts in product mix and reduced raw materials costs for certain products. Specialty oils cost of sales was $67.1 million (including $0.7 million from menhaden omega-3 concentrates) and $66.8 million (including $3.6 million from menhaden omega-3 concentrates and tolling) during the Current and Comparable Periods, respectively.

Protein products cost of sales was $12.6 million for the Current Period compared to $13.7 million during the Comparable Period. The decrease in protein products cost of sales was primarily attributed to a $1.0 million write-down of protein products inventory in the Comparable Period and partly to a shift in sales to higher margin protein products. Other nutraceutical ingredients cost of sales was $5.2 million during the Current Period compared to $5.1 million for the Comparable Period.

Gross profit.    Human nutrition gross profit increased $6.7 million, or 60.4%, from $11.2 million for the Comparable Period to $17.9 million for the Current Period. Gross profit as a percentage of revenue was 17.4% for the Current Period as compared to 11.5% for the Comparable Period. The increase in gross profit as a percentage of revenue was primarily due to increased specialty oil and protein products gross profit as a percentage of revenues, which includes the effect of losses from the subsequently closed Batavia, Illinois oil concentration facility on the Comparable Quarter.

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Impairment of goodwill and other intangible assets. Human nutrition impairment of goodwill and other intangible assets expense was $11.6 million for Comparable Period due to impairment charges related to the excess of carrying value over fair value for goodwill and certain other indefinite lived intangible assets at the protein products reporting unit. No such impairment charges were recognized during the Current Period. For additional information, see Note 4 – Goodwill and Other Intangible Assets.

Loss (gain) related to plant closure. As a result of the planned closing of the Batavia, Illinois oil concentration facility, the Company recognized a loss of $2.7 million in the Comparable Period. No such charge was recognized during the Current Period.

Unallocated

	Nine Months Ended September 30,
	2017	2016	Increase (Decrease)
	(in millions)
Selling, general and administrative expenses (including research and development)	$19.1	$17.4	$1.7
Merger related expenses	1.4	—	1.4
Operating income (loss)	$20.5	$17.4	$3.1

Selling, general and administrative expenses (including research and development). Unallocated selling, general and administrative expenses increased $1.7 million, or 9.8%, from $17.4 million for the Comparable Period to $19.1 million for Current Period. The increase in selling, general and administrative expenses is primarily due to increased professional fees, including $2.9 million related to strategic reviews, class action litigation, False Claims Act investigation and SEC subpoenas, partially offset by decreased professional fees for services as a result of the Company’s proxy contest in the Comparable Period that are not present in the Current Period.

Merger related expenses. The Company incurred professional related expenses of $1.4 million during the Current Period related to the signing of the Merger Agreement with Cooke Inc. No such amount was recognized during the Comparable Period.

Other non-segmented results of operation

Gain (loss) on foreign currency.    The Company recorded a $0.2 million and a $1.2 million loss on foreign currency in the Current and Comparable Periods, respectively, due to fluctuations in the Canadian dollar exchange rate and working capital balances at Bioriginal Food & Science’s Canadian operations.

Provision for income taxes.    The Company recorded a $7.6 million provision for income taxes for the Current Period representing an effective tax rate of 34.6% for income taxes compared to 34.8% for the Comparable Period. The decrease in the effective tax rate in the Current Period is primarily the result of the adoption of ASU 2016-09 on January 1, 2017, which reduces the provision for income taxes by the excess tax benefit of equity compensation, partially offset by a reduction in the qualified production activities deduction. The statutory tax rate of 35% for U.S. federal taxes was in effect for each of the Current and Comparable Periods.

Seasonal and Quarterly Results

Omega Protein’s menhaden harvesting and processing business is seasonal in nature and generally has higher sales during the third quarter of each fiscal year due to increased product availability and customer demand. Additionally, due to differences in gross profit margins for Omega Protein’s various products, any variation in the mix of product sales between quarters may result in significant variations of total gross profit margins. These margins may also be affected by changes in costs from year to year and month to month, which includes variations in production yields. Similarly, contract terms related to sales of inventory may affect comparable period comparisons. As a result, the Company’s quarterly operating results have fluctuated in the past and may fluctuate in the future.

Liquidity and Capital Resources

The Company’s primary sources of liquidity and capital resources have been cash flows from operations and bank credit facilities. These sources of cash flows have been used for operations, capital expenditures, payment of long-term debt, business acquisitions, the purchase and retirement of shares of the Company’s common stock and the Company’s dividend program.

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OMEGA PROTEIN CORPORATION

At September 30, 2017, the Company had an unrestricted cash balance of $21.0 million, a decrease of $16.4 million from December 31, 2016. Omega Protein’s annual revenues and its resulting liquidity are highly dependent on annual fish catch, production yields, selling prices for its products and inventories available for sale. Omega Protein’s average selling price for its animal nutrition products for the nine months ended September 30, 2017 was 5% lower than the average selling price for the year ended December 31, 2016.  Omega Protein’s average per unit cost of sales for its animal nutrition products for the nine months ended September 30, 2017 was 14% higher than its average per unit cost of sales for the year ended December 31, 2016.

The aggregate amount of the Company’s outstanding indebtedness as of September 30, 2017 was $0.9 million compared to $1.1 million as of December 31, 2016.  The Company will be required to use a portion of its cash flows to pay principal and interest on its debt, which will reduce the amount of money the Company has for operations, capital expenditures, expansion, acquisitions or general corporate or other business activities. In addition, the covenants contained in the Company’s debt agreements limit its ability to borrow money in the future for acquisitions, capital expenditures or to meet the Company’s operating expenses or other general corporate obligations. See “Item 1A. Risk Factors – Risks Relating to the Company’s Operations. The Company currently has a relatively small amount of indebtedness, but if that indebtedness were to increase, it may adversely affect its ability to operate its business, remain in compliance with debt covenants and make payments on its debt” in the Company’s 2016 Form 10-K.

As of September 30, 2017, the Company has contracted through energy swap derivatives or physical contracts a portion of its estimated 2017, 2018 and 2019 energy use.

Source of Capital: Operations

Net operating activities provided cash of $23.9 million and $77.1 million during the Current and Comparable Periods, respectively. The decrease in operating cash flow is primarily attributable to changes in working capital, which included the impacts of decreased sales of animal nutrition segment inventory as a result of decreased inventory carried into 2017 from the 2016 fishing season as compared to inventory carried into 2016 from the 2015 fishing season and decreased cash flow related to accrued liabilities, and decreased net income as a result of decreased animal nutrition segment gross profit in 2017 as compared to 2016.

Source and Use of Capital: Debt, Dividends and Common Stock

Net financing activities used cash of $4.1 million and $17.3 million during the Current and Comparable Periods, respectively. The Current Period included $3.4 million of dividend payments, $0.1 million in proceeds received from stock options exercised, $0.5 million in stock repurchases relating to employee returns of restricted stock to the Company in satisfaction of withholding taxes and $0.3 million in debt principal payments. The Comparable Period included $2.2 million in proceeds and tax effects received from stock options exercised, $0.4 million in stock repurchases relating to employee returns of restricted stock to the Company in satisfaction of withholding taxes, $25.5 million in debt principal payments partially offset by $6.4 million in debt principal borrowings.

On August 20, 2015 (the “Closing Date”), the Company and certain subsidiaries entered into a Second Amended and Restated Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”) for the lenders (currently Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A. and BMO Harris Bank, N.A.) (collectively, the “Lenders”), pursuant to which the Lenders agreed to extend credit to the Company in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $125.0 million in the aggregate (the “Commitment”), with $95.0 million of such Commitment allocated to Revolving A Loans to be made to the Company or Omega Protein in U.S. Dollars or Alternative Currencies (as such term is defined in the Loan Agreement) and $30.0 million of such Commitment allocated to Revolving B Loans to be made to the Company and certain subsidiaries, including Bioriginal Food & Science, in U.S. Dollars or Canadian Dollars. The Commitment includes a sub-facility for swingline loans up to an amount not to exceed $10.0 million, a sub-facility for standby letters of credit issued for the account of the Company or Omega Protein up to an amount not to exceed $20.0 million, a sub-facility for standby or commercial letters of credit issued for the account of Bioriginal Food & Science up to an amount not to exceed $7.5 million and an accordion feature that allows the Company to increase the amount of the Commitment up to an additional $75.0 million, subject to the further commitments of the Lenders and other customary conditions precedent.

As of September 30, 2017, the Company was in compliance with all financial covenants under the Loan Agreement. All Loans and all other obligations outstanding under the Loan Agreement are payable in full in August 2020.

As of each of September 30, 2017 and December 31, 2016, the Company had no amount outstanding under the Loan Agreement other than approximately $8.6 million in letters of credit. The Company has no off-balance sheet arrangements other than normal operating leases and standby letters of credit.

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OMEGA PROTEIN CORPORATION

In March 2015, Bioriginal Food & Science Europe extended the terms of its credit facility with ING Commercial Finance B.V., which provides borrowings up to an amount based on accounts receivable and inventory balances, and matures on March 31, 2018.  Advances are repayable on demand and bear interest payable monthly at 1.75% + EURIBOR (1.58% at September 30, 2017).  This credit facility is secured by accounts receivable and inventory of Bioriginal Food & Science Europe to a maximum of 85% of accounts receivable and 60% of inventory.  This credit facility contains cross default provisions and other covenants.  As of September 30, 2017 and December 31, 2016, Bioriginal Food & Science Europe had $0.9 million and $1.1 million outstanding under this credit facility, respectively, which is included in current maturities.

The Company’s notes payable and long-term debt are more fully explained in Note 11 to the consolidated financial statements in Item 8 of the Company’s Form 10-K for the fiscal year ended December 31, 2016.

Use of Capital: Capital Investments

The Company’s investing activities consist mainly of capital expenditures for equipment purchases, replacements, vessel refurbishments, plant expansions, fish oil refining processes and technology. The Company made capital expenditures of approximately $37.1 million and $26.4 million, for the Current and Comparable Periods, respectively. The Company anticipates investing an additional $4 million to $9 million in capital expenditures during the remainder of 2017, primarily for the expansion of production capabilities, refurbishment of vessels and plant assets, regulatory and environmental requirements and for the improvement of certain equipment. Additional investment opportunities or requirements may arise during the year, which could cause capital expenditures to exceed this range.

Use of Capital: Contractual Obligations

The following table aggregates information about the Company’s contractual cash obligations and other commercial commitments (in thousands) as of September 30, 2017:

	Payments Due by Period
		Less than	1 to 3	4 to 5	After 5
Contractual Cash Obligations	Total	1 year	years	years	years

Debt	$936	$936	$—	$—	$—
Interest on debt	7	7	—	—	—
Operating lease obligations	8,983	2,908	4,250	1,405	420
Pension funding (1)	6,550	480	1,975	1,810	2,285
Total Contractual Obligations	$16,476	$4,331	$6,225	$3,215	$2,705

(1)	Represents estimated future contributions to the plan based on the expected return on plan assets and assumptions regarding discount rates

The Company believes that the existing cash, cash equivalents, cash flow from operations and funds available through the Loan Agreement described above will be sufficient to meet its working capital and capital expenditure requirements through the next twelve months.

Critical Accounting Policies and Estimates

The methods, estimates and judgments used in applying the Company’s critical accounting policies have a significant impact on the results reported in the Consolidated Financial Statements. The SEC has defined the critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and operating results, and requires the Company to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are highly uncertain at the time of estimation. Based on this definition, the Company’s most critical policies include: valuation of inventory (Notes 1 and 6 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of losses related to Jones Act and worker’s compensation insurance claims (Note 1 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of income and deferred taxes (Notes 1 and 13 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of property, plant and equipment including impairments (Note 9 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K), valuation of pension plan obligations (Notes 1 and 15 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K) and the valuation of goodwill and other intangible assets (Notes 1 and 10 to the consolidated financial statements in Item 8 of the Company’s 2016 Form 10-K).

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OMEGA PROTEIN CORPORATION

As tested at June 30, 2017, the calculated fair value of Bioriginal Food & Science’s trade name exceeded its $3.3 million carrying value by 5%. Key assumptions in the fair value calculation of the trade name include moderate sales growth during the forecasted periods relative to historical sales which approach a long-term terminal growth rate that approximates an inflation index.  The Company currently expects to achieve the revised assumed sales growth as compared to recent actual sales through the ability to penetrate new markets primarily through expansion of the reporting unit’s liquid coconut product line. Considering the level of sensitivity with respect to the key assumptions, if the Company does not (i) adequately anticipate changes in its customers’ demand for products, (ii) maintain sales volumes with significant customers, (iii) successfully penetrate new markets, or (iv) price products appropriately to compete in the marketplace, its future sales may fail to meet the Company’s sales projections.

During the third quarter of 2017, the Company identified a triggering event resulting from WSP branded products sales falling below the Company’s forecast. The Company followed the accounting guidance from ASC 360-10 and determined that the long-lived asset group of WSP, which includes the trade name and customer relationships intangibles, are recoverable. The accounting guidance from ASC 360-10 requires the Company to calculate the sum of the undiscounted cash flows expected to be produced by the long-lived asset group over the remaining useful life of the asset group and compare that sum to the carrying value of the asset group. The calculated sum of those undiscounted cash flows resulted in a value that significantly exceeds the carrying value of the asset group. Therefore, an impairment of WSP’s intangible assets does not exist. It is possible that conditions could deteriorate in future periods such that an impairment could exist. The Company will evaluate the applicable events and circumstances and follow the applicable accounting guidance to assess WSP’s intangibles as of December 31, 2017.

For all financial statement periods presented, there have been no material modifications to the application of these critical accounting policies or methodologies regarding estimates and judgements.

Item 3. Quantitative and Qualitative Disclosure About Market Risk.

In the normal course of business, the financial condition of the Company is exposed to minimal market risk associated with interest rate movements on the Company’s borrowings.  In the past, to mitigate this risk, the Company has entered into interest rate swap agreements to effectively lock-in the LIBOR component of certain debt instruments.  However, no interest rate swap agreements are currently in effect. As of September 30, 2017, the Company’s indebtedness of $0.9 million was subject to variable interest rates. A one percent increase or decrease in the levels of interest rates on variable rate debt would not result in a material change to the Company’s results of operations.

Although the Company sells products in foreign countries, most of the Company’s revenues and costs are billed and paid for in US dollars. As a result, management does not believe that the Company is exposed to significant foreign country currency exchange risk. The Company had not historically used market risk sensitive instruments to manage its exposure to this risk but began to do so to a limited extent in 2015.

There have been no significant changes to the Company’s exposure to market risk since the Company’s 2016 Form 10-K.

Item 4. Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, the Company conducted an evaluation of the effectiveness of its “disclosure controls and procedures,” as that phrase is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934. The evaluation was carried out under the supervision and with the participation of management, including the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).

Based on and as of the date of that evaluation, the Company’s CEO and CFO have concluded that (i) the Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Securities Exchange Act of 1934, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure, and (ii) the Company’s disclosure controls and procedures are effective.

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OMEGA PROTEIN CORPORATION

Notwithstanding the foregoing, there can be no assurance that the Company’s disclosure controls and procedures will detect or uncover all failures of persons within the Company and its consolidated subsidiaries to disclose material information otherwise required to be set forth in the Company’s periodic reports. There are inherent limitations to the effectiveness of any system of disclosure controls and procedures, including the possibility of human error and the circumvention or overriding of the controls and procedures.

(b) Changes in Internal Control over Financial Reporting

There were no changes in the Company’s internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

The Company is defending various claims and litigation arising from operations in the ordinary course of the Company’s business. In the opinion of management, except as noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 or this Report on Form 10-Q, any losses resulting from these matters will not have a material adverse effect on the Company’s results of operations, cash flows or financial position.

On March 2, 2017 and April 5, 2017, two class action lawsuits captioned Malone v. Omega Protein Corporation and Diehl v. Omega Protein Corporation, respectively, were filed against the Company and two of its officers in the United States District Court for the Southern District of New York. The Malone action was voluntarily dismissed, without prejudice, by the plaintiff on March 29, 2017. On October 27, 2017, the lead plaintiff in the Diehl action filed a second consolidated amended complaint. The Diehl action purports to assert claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The lead plaintiff in Diehl seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s securities during the period from August 6, 2013 through March 1, 2017. The complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers relating to allegedly known environmental violations at two of the Company’s plants and regarding the Company’s finances and business prospects, which allegedly operated to inflate artificially the price paid for the Company’s securities during the class period. The complaints seek unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs.

On March 3, 2017, a class action lawsuit captioned Ahern v. Omega Protein Corporation was filed against the Company and two of its officers in the United States District Court for the Central District of California. This suit asserts claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The plaintiff seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s publicly traded securities during the period from August 3, 2016 through March 1, 2017. The complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers relating to allegedly known environmental violations at one of the Company’s plants and regarding the Company’s business, operational and financial results, which allegedly operated to inflate artificially the market price of the Company’s securities during the class period. The complaint seeks unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs. On May 1, 2017, the Company filed a motion to transfer this lawsuit from the United States District Court for the Central District of California to the United States District Court for the Southern District of New York.

On May 15, 2017, the Ahern action was transferred to the United States District Court for the Southern District of New York, where it was subsequently consolidated with the Diehl action, on July 14, 2017. On July 17, 2017, the lead plaintiff in the consolidated action filed a consolidated amended complaint. As with the pre-consolidated actions, the consolidated amended complaint asserts claims against the Company and two of its officers for alleged violations of Section 10(b) and Section 20(a) of the Exchange Act and Rule 10b-5 under the Exchange Act. The lead plaintiff seeks to represent a proposed class of all persons who purchased or otherwise acquired the Company’s securities during the period from August 6, 2013 through March 1, 2017. The consolidated amended complaint seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by the Company and two of its officers, which allegedly operated to inflate artificially the market price of the Company’s securities during the class period. The consolidated amended complaint seeks unspecified compensatory damages, including interest thereon, attorneys’ fees and other costs.

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OMEGA PROTEIN CORPORATION

On August 8, 2017, a shareholder derivative lawsuit captioned Penn v. Scholtes was filed against three of the Company’s officers and five of its directors in the United States District Court for the Southern District of New York. This suit purports to assert claims on behalf of the Company against three of the Company’s officers and five of its directors for alleged breach of fiduciary duties and violations of Section 14(a) of the Exchange Act and Rule 14a-9 under the Exchange Act. The complaint seeks damages allegedly caused by the officers and directors allegedly permitting environmental violations at one of the Company’s fisheries and improperly granting incentive compensation with knowledge of the violations. The complaint also seeks damages allegedly caused by alleged materially misleading statements and/or material omissions by three officers and five directors relating to allegedly known environmental violations in the Company’s proxy statements. The complaint seeks unspecified compensatory damages, unspecified punitive damages, attorneys’ fees and other costs, and equitable relief.

On September 11, 2017, a shareholder derivative lawsuit captioned Sehlmeyer v. Scholtes was filed against two of the Company’s officers and six of its directors in the District Court of Clark County, Nevada, asserting claims similar to those asserted in the Penn derivative suit. However, on October 11, 2017, the plaintiff amended his complaint, deleting the derivative claims and instead asserting putative class action claims against the Company, one of the Company’s officers, and seven of the Company’s directors arising out of the announcement that the Company had entered into the Merger Agreement under which it will be acquired by Cooke Inc. This suit purports to assert claims against one of the Company’s officers and seven of its directors for alleged breach of fiduciary duties. The complaint seeks relief for the officer’s and directors’ alleged failure to act in the shareholders’ best interests by failing to maximize shareholder value. The complaint seeks an injunction preventing the defendants from consummating the proposed merger, rescission of the proposed merger, attorneys’ fees and other costs, and other equitable relief.

On November 6, 2017, a shareholder class action captioned Franchi v. Omega Protein Corporation was filed in the United States District Court for the District of Nevada against the Company, one of the Company’s officers, and seven of the Company’s directors arising out of the announcement that the Company had entered into a merger agreement under which it will be acquired by Cooke Inc. This suit alleges that the preliminary proxy statement filed with the Securities and Exchange Commission on October 30, 2017 omits material information concerning the transaction and purports to assert claims under Section 14 (a) of the Securities Exchange Act.  The complaint seeks, inter alia, an injunction preventing the defendants from consummating the proposed merger.

Although the Company believes that the allegations in all of the above complaints are without merit and intends to defend such litigation vigorously, litigation is subject to inherent uncertainties and we are not able at this time to determine the outcome of these lawsuits or their potential liability, if any. It is possible that an adverse result in the litigation could have a material adverse effect on the Company’s business, reputation, results of operations and financial condition. In addition, defending the lawsuits may be costly and could require significant involvement of the Company’s senior management and divert management's attention from its business and operations.

Item 1A. Risk Factors

There have been no material changes from the risk factors previously disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2016, except as set forth below:

Risks Relating to the Cooke Merger

The transactions contemplated by the Merger Agreement are subject to conditions, including certain conditions that may not be satisfied, or completed on a timely basis, if at all. Failure to complete the transactions contemplated by the Merger Agreement, including the Merger, could have material and adverse effects on us. Completion of the Merger is subject to a number of conditions, including the approval by our stockholders of the Merger Agreement proposal, which make the completion and timing of the completion of the transactions contemplated by the Merger Agreement uncertain. Also, either Cooke or we may terminate the Merger Agreement if the Merger has not been consummated by February 11, 2018 (which date may be extended upon the written request of Cooke by up to 60 days in order to obtain MARAD approval, so long as all conditions to the Merger have been met, other than the condition relating to MARAD approval and any conditions which by their nature can only be satisfied at closing), except that this right to terminate the Merger Agreement will not be available to any party whose material breach of a representation, warranty, covenant or other agreement of such party under the Merger Agreement resulted in the failure of the transactions contemplated by the Merger Agreement to be consummated on or before that date.

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OMEGA PROTEIN CORPORATION

If the transactions contemplated by the Merger Agreement are not completed, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the transactions contemplated by the Merger Agreement, we will be subject to a number of risks, including the following:

●

we will be required to pay costs relating to the transactions contemplated by the Merger Agreement, such as legal, accounting, financial advisory and printing fees, whether or not the transactions contemplated by the Merger Agreement are completed;

●

time and resources committed by our management to matters relating to the transactions contemplated by the Merger Agreement could otherwise have been devoted to pursuing other beneficial opportunities;

●

the market price of our common stock could decline to the extent that the current market price reflects a market assumption that the transactions contemplated by the Merger Agreement will be completed;

●

if the Merger Agreement is terminated and our board seeks another business combination, our stockholders cannot be certain that we will be able to find a party willing to enter into a transaction agreement on terms equivalent to or more attractive than the terms agreed to in the Merger Agreement; and

●	we may be required to pay Cooke a termination fee of $20 million if the Merger Agreement is terminated under certain circumstances.

The Merger Agreement contains provisions that limit our ability to pursue alternatives to the transactions contemplated by the Merger Agreement, could discourage a potential acquirer from making a favorable alternative proposal and, in specified circumstances, could require us to pay Cooke a termination fee of $20 million. The Merger Agreement contains certain provisions that restrict our ability to solicit, initiate or knowingly facilitate or encourage any competing proposal or inquiries or proposals that could reasonably be expected to lead to a competing proposal, engage in any discussions or negotiations with respect to a competing proposal or furnish any non-public information to any person in connection with a competing proposal. Further, even if our board changes, withholds, modifies, withdraws or qualifies its recommendation with respect to the Merger Agreement proposal, unless the Merger Agreement has been terminated in accordance with its terms, we will still be required to submit the Merger Agreement proposal to a vote at our special meeting. In addition, Cooke generally has an opportunity to offer to modify the terms of the transactions contemplated by the Merger Agreement in response to any third-party alternative transaction proposal before our board of directors may change, withhold, modify, withdraw or qualify its recommendation with respect to the Merger Agreement proposal. In some circumstances, upon termination of the Merger Agreement, we will be required to pay a termination fee of $20 million to Cooke.

These provisions could discourage a potential third-party acquirer or merger partner that might have an interest in acquiring all or a significant portion of us or pursuing an alternative transaction with us either from considering or proposing such a transaction, even if it were prepared to pay consideration with a higher per share price than the $22.00 merger consideration or might result in a potential third-party acquirer or merger partner proposing to pay a lower price to our stockholders than it might otherwise have proposed to pay because of the added expense of the $20 million termination fee that may become payable in certain circumstances.

We will be subject to business uncertainties while the Merger is pending, which could adversely affect our business. In connection with the pendency of the transactions contemplated by the Merger Agreement, it is possible that certain persons with whom we have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with us as a result of the transactions contemplated by the Merger Agreement, which could negatively affect our revenues, earnings and cash flows, as well as the market price of our common stock, regardless of whether the Merger is completed.

Furthermore, uncertainty relating to the closing of the Merger may adversely affect our ability to attract and retain qualified personnel. Uncertainty relating to the closing of the Merger may increase the risk that we could experience higher than normal rates of attrition or that we experience increased difficulty in attracting qualified personnel or incur higher expenses to do so. High levels of attrition among the management and employee personnel necessary to operate our business or difficulties or increased expense incurred to replace any personnel who leave, could materially adversely affect our business or results of operations.

Under the terms of the Merger Agreement, we are subject to certain restrictions on the conduct of our business prior to the effective time of the Merger, which may adversely affect our ability to execute certain of our business strategies, including the ability in certain cases to enter into contracts, acquire or dispose of assets (including a transaction involving the Company’s human nutrition business), incur indebtedness or incur capital expenditures, as applicable. Such limitations could negatively affect our business and operations prior to the completion of the transactions contemplated by the Merger Agreement.

The Merger is subject to the receipt of approvals, consents or clearances from certain regulatory authorities that may impose conditions that could have an adverse effect on us or, if not obtained, could prevent completion of the transactions contemplated by the Merger Agreement. Completion of the Merger is conditioned upon the receipt of certain governmental approvals. Although each party has agreed to use its respective reasonable best efforts to obtain the requisite governmental approvals, there can be no assurance that these approvals will be obtained and that the other conditions to completing the Merger will be satisfied. In addition, the governmental authorities from which the regulatory approvals are required may impose conditions on the completion of the Merger or require changes to the terms of the Merger or other agreements to be entered into in connection with the Merger Agreement. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of the transaction or of imposing additional costs or limitations on us following completion of the Merger, any of which might have an adverse effect on us following completion of the Merger.

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OMEGA PROTEIN CORPORATION

One of the conditions to consummating the Merger is that no injunction or other order prohibiting or otherwise preventing the consummation of the Merger shall have been issued by any court or governmental entity of competent jurisdiction. Consequently, if the Sehlmeyer lawsuit or the Franchi lawsuit referred to in Part II, Item 1. Legal Proceedings, or any other lawsuit that were to challenge the Merger, is successful in obtaining an injunction preventing the parties to the Merger Agreement from consummating the Merger, such injunction may prevent the Merger from being completed in the expected time frame, or at all.

Completion of the Merger will trigger change in control or other provisions in certain agreements to which we are a party. The completion of the transactions contemplated by the Merger Agreement will trigger change in control or other provisions in certain agreements to which we are a party. If we and Cooke are unable to negotiate waivers of such provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if we and Cooke are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to us.

Other Risk Factors

The Company and certain of its directors and officers have been named in class action and derivative lawsuits (including two lawsuits related to the Merger Agreement). These lawsuits seek various remedies, including unspecified compensatory damages, including interest thereon, attorney’s fees and other costs. For additional information on these lawsuits, see “Part II. Other Information – Item 1. Legal Proceedings” in this Form 10-Q.

Although the Company believes that the allegations in all of these lawsuits are without merit and intends to defend such litigation vigorously, litigation is subject to inherent uncertainties and we are not able at this time to determine the outcome of these lawsuits or their potential liability, if any. It is possible that an adverse result in the litigation could have a material adverse effect on the Company’s business, reputation, results of operations and financial condition. In addition, defending the lawsuits may be costly and could require significant involvement of the Company’s senior management and divert management's attention from its business and operations.

The Company’s inability to use any H2B visa workers for its 2017 fishing season could have an adverse impact on the remainder of the 2017 Gulf of Mexico fishing season. On March 16, 2017, the Company received notice applicable to all employers from the United States Citizenship and Immigration Services that a sufficient number of H2B visa petitions had been received to reach the congressionally mandated H2B visa cap for that portion of fiscal 2017 relevant to the Company’s 2017 fishing season. As a result, the Company has not been able to use H2B visa workers for its 2017 fishing season, despite timely filing for and receiving approval from the U.S. Department of Labor for such workers.

Although the Company has reduced the number of H2B visas requested over time, it has historically used workers in the United States H2B visa program during its fishing seasons, whereby foreign nationals are permitted to enter the United States on temporary work visas and engage in seasonal, non-agricultural employment. To address the H2B worker shortfall, the Company has increased its recruiting efforts to find other qualified workers. The Company has also implemented temporary changes to its Gulf of Mexico fishing operations to minimize the impact of the H2B worker shortfall, including consolidating vessel crews and modifying the use of certain vessels by operating three fishing vessels as less labor-intensive carrying vessels and idling one vessel.

The Company believes that it has substantially ameliorated the impact of the H2B worker shortfall for the 2017 fishing season to date.

As previously disclosed in the Company’s current report on Form 8-K dated May 16, 2017, the Company has received a subpoena from the SEC in May 2017 requesting information relating to a Company subsidiary’s compliance with Title XI loan terms and information on the Company’s costs of sales and inventories. As previously disclosed, in December 2016, the Company received a subpoena from the SEC requesting information in connection with an investigation relating to a Company subsidiary’s compliance with its probation terms and the Company’s protection of whistleblower employees. As previously disclosed, in May 2017, the Company received another subpoena from the SEC seeking documents relating to its Title XI loans, including documents relating to the Company’s public disclosures that it was in compliance with all of the covenants in the loan agreements for such Title XI loans. The same SEC subpoena also called for the production of documents concerning the Company’s calculation of its cost of sales for fiscal years 2014 through 2016, and documents reflecting the Company’s accounting policies and procedures for inventories and cost of sales for fiscal years 2014 through 2016, including its methodologies for calculating and allocating direct and indirect costs. The Company has delivered responsive documents to the SEC in connection with the December 2016 subpoena and is in the process of responding to the May 2017 subpoena. The Company cannot predict the outcome of the investigation or the effect of the findings of the investigation on the Company, but it is possible that the foregoing matters could result in a material adverse effect on the Company’s business, reputation, results of operations and financial condition.

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OMEGA PROTEIN CORPORATION

The previously disclosed plea agreements relating to Clean Water Act violations of the Company’s Omega Protein subsidiary will adversely affect the Company’s ability to secure federal contracts or benefits. As previously disclosed, the EPA notified the Company that as a result of the June 2013 plea agreement of its Omega Protein subsidiary for violating the Clean Water Act at its Reedville, Virginia facility, Omega Protein was ineligible to receive federal contracts or benefits if any of the work was to be performed at the Reedville, Virginia facility. In July 2017, the EPA notified the Company that as a result of the previously disclosed December 2016 plea agreement of Omega Protein for violating the Clean Water Act at its Abbeville, Louisiana facility, the EPA is proposing to debar the Company and two of its subsidiaries, Omega Protein and Omega Shipyard, from receiving future federal contracts or approved subcontracts (or to act as an agent or representative on behalf of another in such transactions), and from receiving certain federal assistance, loans and benefits (or contracts/subcontracts thereunder) or from participating as a principal, agent or key employee in those transactions. The EPA has proposed a five-year debarment period, but it is possible that the period may be longer or shorter. If ultimately debarred, the Company and its two subsidiaries will be ineligible to receive or participate in federal contracts or assistance programs for the debarment period. The Company and its subsidiaries do not currently have any federal contracts or participate in any federal assistance programs.

The Company’s share repurchase program may not enhance long-term stockholder value and share repurchases, if any, could increase the volatility of the price of the Company’s common stock and will diminish its cash reserves. In May 2016, the Company announced a share repurchase program of up to $40 million over the next 3 years. The timing and actual number of shares repurchased, if any, depend on a variety of factors including the timing of open trading windows, market and business conditions, stock price, applicable legal requirements and other factors. The Company can suspend or terminate the program at any time, and subject to applicable law, may also amend the terms of the program at any time. To date, the Company has not purchased any shares under the purchase criteria established for the share repurchase program. In February 2017, the Company suspended the repurchase of shares under the share repurchase program in connection with its previously announced strategic review of its human nutrition segment. In addition, pursuant to the Merger Agreement, the Company is restricted from repurchasing its shares of common stock in the open market while that agreement is in effect.

Repurchases pursuant to the Company’s share repurchase program could affect the trading price of the Company’s common stock and increase its volatility. The existence of a share repurchase program could also cause the trading price of the Company’s common stock to be higher than it would be in the absence of such a program and could potentially reduce the market liquidity for the Company’s common stock. Additionally, repurchases under the Company’s share repurchase program will diminish the Company’s cash reserves, which could impact the Company’s ability to pursue possible future strategic opportunities and acquisitions and could result in lower overall returns on the Company’s cash balances. The Company cannot assure investors that any further share repurchases will enhance stockholder value because the trading price of the Company’s common stock may decline below the levels at which the Company repurchased shares of stock. Although the Company’s share repurchase program is intended to enhance long-term stockholder value, short-term stock price fluctuations could reduce the program’s effectiveness.

The Company cannot guarantee that it will continue to make dividend payments. Although the Company’s Board of Directors has recently initiated a quarterly cash dividend payable on the Company’s common stock, any determinations to continue to pay cash dividends will be based primarily upon the Company’s operating results, financial condition, capital requirements, available cash, general business conditions and such other factors that the Board of Directors deems relevant, including the Board of Directors’ continuing determination that the declaration of dividends is in the best interests of stockholders and is in compliance with all laws and agreements applicable to dividend payments. In addition, pursuant to the Merger Agreement, the Company has agreed that its regular quarterly dividends may not exceed $0.05 per share with declaration, record and payment dates consistent with past practice and that any dividend payable for the fourth quarter of 2017 will not have a record date prior to December 20, 2017.

40

OMEGA PROTEIN CORPORATION

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

In January 2017, the Company’s Board of Directors established a dividend program under which the Company intends to pay a regular quarterly cash dividend to the holders of the Company’s common stock. On August 1, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share to be paid on September 15, 2017 to shareholders of record as of the close of business on August 25, 2017. Prior to establishment of the dividend program, the Company had not declared any dividends on its common stock since it became a public company in April 1998. The Company currently expects to pay quarterly cash dividends on its common stock in the future, but such payments are subject to approval of the Company’s Board of Directors and are dependent upon the Company’s financial condition, results of operations, capital requirements and other factors, including those set forth under Item 1A - “Risk Factors” of this Report and Item 1A – “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. In addition, pursuant to the Merger Agreement, the Company has agreed that its regularly quarterly dividends may not exceed $0.05 per share with declaration, record and payment dates consistent with past practice and that any dividend payable for the fourth quarter of 2017 will not have a record date prior to December 20, 2017. In addition, the terms of the Company’s Loan Agreement may restrict the payment of cash dividends on its common stock under certain circumstances. See “Item 7—Management’s Discussion and Analysis of Financial Conditional and Results of Operations—Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on the Company’s common stock.

The following table sets forth information with respect to repurchases by the Company of its shares of Common Stock during the third quarter of 2017:

Period	Total number of shares repurchased (1)	Average price paid per share	Total number of shares purchased as part of publicly announced plans or programs (2)	Approximate dollar value of shares that may yet be purchased under the plans or programs (2)
July 1 - July 31, 2017	—	—	—	—
August 1 - August 31, 2017	323	$15.80	—	—
September 1 - September 30, 2017	—	—	—	—
Third Quarter 2017	323	$15.80	—	—

_______________________

(1)	During the third quarter of 2017, all repurchased shares related to stock received by the Company for the payment of withholding taxes due on vesting of restricted stock awards.

(2)

In May 2016, the Company announced a share repurchase program of up to $40 million over the next 3 years. To date, the Company has not purchased any shares under the purchase criteria established for the share repurchase program, and in February 2017 the Company suspended the purchase of shares under its share repurchase program in connection with its previously announced strategic review of its human nutrition segment. In addition, pursuant to the Merger Agreement, the Company is restricted from repurchasing its shares of common stock on the open market while the Merger Agreement is in effect.

Item 3. Defaults Upon Senior Securities

None

Item 4. Mine Safety Disclosures

Not applicable

Item 5. Other Information

None

41

OMEGA PROTEIN CORPORATION

Item 6. Exhibits

Exhibit No.	Description of Exhibit
2.1*

Agreement and Plan of Merger by and among Omega Protein Corporation, Cooke Inc. and Alpha MergerSub, Inc., dated as of October 5, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2017).

10.1*

Purchase and Sale Agreement by and among Omega Protein Corporation and Alpha VesselCo Holdings, Inc., dated as of October 5, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2017).

10.2	Employment Agreement Amendment of Montgomery C. Deihl (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2017).

10.3	Employment Agreement Amendment of Dr. Mark E. Griffin (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2017).

10.4	Employment Agreement Amendment of Andrew C. Johannesen (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2017).

10.5	Employment Agreement Amendment of Mark A. Livingston (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2017).

10.6	Employment Agreement Amendment of Bret D. Scholtes (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2017).

31.1	Rule 13a-14(a)/15d-14(a) Certification for Chief Executive Officer.

31.2	Rule 13a-14(a)/15d-14(a) Certification for Chief Financial Officer.

32.1	Section 1350 Certification for Chief Executive Officer.

32.2	Section 1350 Certification for Chief Financial Officer.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.PRE	XBRL Taxonomy Presentation Linkbase Document.

101.LAB	XBRL Taxonomy Label Linkbase Document.

101.CAL	XBRL Taxonomy Calculation Linkbase Document.

101.DEF	XBRL Definition Linkbase Document.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

42

OMEGA PROTEIN CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA PROTEIN CORPORATION
(Registrant)

November 8, 2017	By:	/s/ Andrew C. Johannesen
Andrew C. Johannesen
Executive Vice President and Chief Financial Officer

43

OMEGA PROTEIN CORPORATION 2105 CITY WEST BLVD., SUITE 500 HOUSTON, TX 77042

VOTE BY INTERNET - www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-PROXIES (1-800-775-9437)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. If calling from foreign countries, dial 1-718-921-8500.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

VOTE IN PERSON

You may vote the shares in person by attending the special meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[E24911-P84563]	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OMEGA PROTEIN CORPORATION

Our board of directors recommends you vote FOR proposals 1, 2 and 3.

				For	Against	Abstain

1.  Proposal to adopt and approve the Agreement and Plan of Merger, dated as of October 5, 2017, as such agreement may be amended from time to time (the “merger agreement”), by and among Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada (“Cooke”), Alpha MergerSub, Inc., a Nevada corporation wholly owned by Cooke, and Omega Protein Corporation, a Nevada corporation (“Omega”).

				☐	☐	☐

2. Advisory, non-binding proposal to approve compensation that will or may become payable to Omega’s named executive officers in connection with the merger contemplated by the merger agreement.				☐	☐	☐

3.  Approval of the adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve proposal 1.

				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT ALL OF OUR STOCKHOLDERS VOTE “FOR” THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT. ADDITIONALLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT ALL OF OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO OUR NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER. OUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT ALL OF OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE the adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve proposal 1.

For address changes/comments, mark here.			☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com.

E24912-P84563

OMEGA PROTEIN CORPORATION
Special Meeting of Stockholders
December 19, 2017 9:00 AM Central Time
This proxy is solicited by our board of directors

The undersigned, a stockholder of Omega Protein Corporation, a Nevada corporation, acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and the accompanying proxy statement, and revoking any proxy previously given, hereby constitutes and appoints Bret D. Scholtes, Andrew C. Johannesen and John D. Held, and each of them, with or without the other, his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of common stock of Omega standing in the name of the undersigned for purposes identified on this proxy and with discretionary authority as to any other matters that may properly be raised at the Special Meeting of Stockholders of Omega to be held at First City Tower, , 1001 Fannin St., Suite 2500, Houston, Texas 77002.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF YOU SIGN YOUR PROXY CARD WITHOUT INDICATING YOUR VOTE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side